FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-255934-04

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED JANUARY 17, 2023, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$692,853,000 (Approximate)

BMO 2023-C4 MORTGAGE TRUST
(Central Index Key number 0001957662)
Issuing Entity

BMO Commercial Mortgage Securities LLC
(Central Index Key number 0001861132)
Depositor

Bank of Montreal

(Central Index Key number 0000927971)

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

LMF Commercial, LLC

(Central Index Key number 0001592182)

Argentic Real Estate Finance LLC

(Central Index Key number 0001624053)

3650 Real Estate Investment Trust 2 LLC

(Central Index Key number 0001840727)

Natixis Real Estate Capital LLC

(Central Index Key number 0001542256)

Oceanview Commercial Mortgage Finance, LLC

(Central Index Key number 0001894245)

Greystone Commercial Mortgage Capital LLC

(Central Index Key number 0001931347)

Starwood Mortgage Capital LLC

(Central Index Key number 0001548405)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2023-C4

The BMO 2023-C4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-C4, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in March 2023. The rated final distribution date for the offered certificates is February 2056.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1		$4,403,000%	(5)
Class A-2		$163,126,000%	(5)
Class A-3		$9,922,000%	(5)
Class A-4		(6)%	(5)
Class A-5		(6)%	(5)
Class A-SB		$7,994,000%	(5)
Class X-A		$549,572,000 (7)%	Variable IO(8)
Class X-B		$143,281,000 (7)%	Variable IO(8)
Class A-S		$75,566,000%	(5)
Class B		$34,348,000%	(5)
Class C		$33,367,000%	(5)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 65 and page 67, respectively, of this prospectus.

Neither the Series 2023-C4 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2023-C4 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by BMO Capital Markets Corp., Citigroup Global Markets Inc., Natixis Securities Americas LLC, Bancroft Capital, LLC and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from BMO Commercial Mortgage Securities LLC and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. BMO Capital Markets Corp., Citigroup Global Markets Inc. and Natixis Securities Americas LLC are acting as co-lead managers. BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 89.5% of each class of offered certificates and Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 10.5% of each class of offered certificates. Bancroft Capital, LLC and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about February 14, 2023. BMO Commercial Mortgage Securities LLC expects to receive from this offering approximately [__]% of the aggregate principal balance of the offered certificates, plus accrued interest from February 1, 2023, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

BMO Capital Markets	Natixis	Citigroup
Co-Lead Managers and Joint Bookrunners
Bancroft Capital, LLC Co-Manager		Drexel Hamilton Co-Manager
January , 2023

BMO 2023-C4

Commercial Mortgage Pass-Through Certificates, Series 2023-C4

WA N/A
OR N/A
CA 7.3%
ID N/A
NV N/A
MT N/A
WY N/A
UT 0.5%
AZ 3.2%
CO N/A
NM N/A
ND N/A
SD N/A
NE N/A
KS 2.5%
OK 1.3%
TX 7.9%
MN N/A
IA 1.3%
MO 1.7%
AR 0.5%
LA 0.7%
WI 0.3%
IL 1.0%
MI 4.2%
IN 3.1%
OH 1.0%
KY 0.6%
TN 1.6%
MS N/A
AL 0.8%
GA 5.5%
FL 12.9%
SC 1.6%
NC 3.4%
VA 4.4%
WV N/A
PA N/A
NY 19.7%
NJ 6.4%
DE N/A
MD 3.1%
CT N/A
RI N/A
MA N/A
VT N/A
NH N/A
ME 3.4%
AK N/A
HI N/A
Percentage of Allocated Loan Amount
> 4.0% of Total Loan Amount
1.5%-4.0% of Total Loan Amount
0.5%-1.5% of Total Loan Amount
< .5% of Total Loan Amount
States without Properties

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2023-C4 certificates.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Initial Pass- Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$4,403,000	30.000%	%	(5)	2.57	3/23 – 3/27
Class A-2	$163,126,000	30.000%	%	(5)	4.66	3/27 – 4/28
Class A-3	$9,922,000	30.000%	%	(5)	6.50	8/29 – 8/29
Class A-4	(6)	30.000%	%	(5)	(6)	(6)
Class A-5	(6)	30.000%	%	(5)	(6)	(6)
Class A-SB	$7,994,000	30.000%	%	(5)	7.04	4/28 – 10/31
Class X-A	$549,572,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class X-B	$143,281,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class A-S	$75,566,000	20.375%	%	(5)	9.84	12/32 – 12/32
Class B	$34,348,000	16.000%	%	(5)	9.91	12/32 – 1/33
Class C	$33,367,000	11.750%	%	(5)	9.92	1/33 – 1/33
Non-Offered Certificates(9)
Class X-D	$20,609,000(7)	N/A	%	Variable IO(8)	N/A	N/A
Class D(10)	$20,609,000	9.125%	%	(5)	9.92	1/33 – 1/33
Class E-RR(10)	$14,721,000	7.250%	%	(5)	9.92	1/33 – 1/33
Class F-RR(10)	$7,851,000	6.250%	%	(5)	9.92	1/33 – 1/33
Class G-RR(10)	$7,851,000	5.250%	%	(5)	9.92	1/33 – 1/33
Class J-RR(10)	$8,832,000	4.125%	%	(5)	9.92	1/33 – 1/33
Class K-RR(10)	$32,385,870	0.000%	%	(5)	9.99	1/33 – 2/33
Class R(11)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the classes of principal balance certificates (as defined in footnote (5) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(2)	“Approximate Initial Credit Support” means, with respect to any class of principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of principal balance certificates, if any, junior to the subject class of principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate.
(3)	Approximate per annum rate as of the closing date.
(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations”.
(5)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $364,127,000 subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 - $136,000,000	N/A – 9.25	N/A – 10/31-8/32
Class A-5	$228,127,000 - $364,127,000	9.54 – 9.72	8/32-12/32 – 10/31-12/32
(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):
3

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D
(8)	The pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus.
(9)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this prospectus.
(10)	In satisfaction of the risk retention obligations of Bank of Montreal (as “retaining sponsor” with respect to this securitization transaction), all of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent at least 5.0% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates)) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by Sabal Strategic Opportunities Fund, L.P., a Delaware limited partnership, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. The certificate balances of the Class D and Class E-RR certificates may be reallocated between those classes based on the determination of the aggregate fair value, as of the closing date for this transaction, of all of the certificates (other than the Class R certificates), in order to satisfy the foregoing. “Retaining sponsor”, “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”.
(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
Summary of Terms	21
Summary of Risk Factors	65
Special Risks	65
Risks Relating to the Mortgage Loans	65
Risks Relating to Conflicts of Interest	66
Other Risks Relating to the Certificates	66
Risk Factors	67
Special Risks	67
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	67
Risks Relating to the Mortgage Loans	70
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	70
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	71
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	77
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	77
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	80
The Types of Properties That Secure the Mortgage Loans Present Special Risks	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	106
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	107
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	108
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	108

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	110
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	110
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	111
Risks Related to Zoning Non-Compliance and Use Restrictions	111
Risks Relating to Inspections of Properties	112
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	112
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	112
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	113
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	114
Terrorism Insurance May Not Be Available for All Mortgaged Properties	115
Risks Associated with Blanket Insurance Policies or Self-Insurance	116
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	116
Limited Information Causes Uncertainty	116
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	117
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	117
The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	118
Static Pool Data Would Not Be Indicative of the Performance of This Pool	119
Appraisals May Not Reflect Current or Future Market Value of Each Property	119
Seasoned Mortgage Loans Present Additional Risk of Repayment	120
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	120
The Borrower’s Form of Entity May Cause Special Risks	121

5

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	123
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	124
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	125
Tenancies-in-Common May Hinder Recovery	126
Risks Relating to Enforceability of Cross-Collateralization Arrangements	126
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	127
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	128
Various Other Laws Could Affect the Exercise of Lender’s Rights	129
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	129
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	129
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	131
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	132
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	133
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	133
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	133
Risks Relating to Tax Credits	133
Risks Relating to Conflicts of Interest	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	134
The Servicing of Each of the Servicing Shift Whole Loans Will Shift to Other Servicers	135

The Controlling Pari Passu Companion Loan for One or More of the Whole Loans Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern the Servicing of Such Whole Loan Have Yet to Be Finalized	136
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	136
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	137
Potential Conflicts of Interest of the Operating Advisor	140
Potential Conflicts of Interest of the Asset Representations Reviewer	140
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	141
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	142
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	143
Other Potential Conflicts of Interest May Affect Your Investment	143
Other Risks Relating to the Certificates	144
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	144
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	144
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	145
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	148
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	148
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	148
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	149

6

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	153
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	154
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	155
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	155
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	156
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	156
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	157
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	157
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	157
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	158
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	158
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	158
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	159
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	160
Changes in Pool Composition Will Change the Nature of Your Investment	161

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	162
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	162
State, Local and Other Tax Considerations	164
General Risk Factors	165
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	165
The Offered Certificates May Not Be a Suitable Investment for You	165
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	165
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	165
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	166
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	170
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	171
Description of the Mortgage Pool	172
General	172
Certain Calculations and Definitions	174
Statistical Characteristics of the Mortgage Loans	183
Overview	183
Property Types	185
Specialty Use Concentrations	190
Mortgage Loan Concentrations	191
Geographic Concentrations	193
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	194
Tenancies-in-Common	194
Delaware Statutory Trusts	194
Condominium Interests and Other Shared Interests	195
Leasehold Interests	196
Condemnations	198
Delinquency Information	198
COVID-19 Considerations	198
Environmental Considerations	198
Litigation and Other Legal Considerations	203
Redevelopment, Expansion and Renovation	206
Default History, Bankruptcy Issues and Other Proceedings	207

7

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	207
Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	207
Tenant Issues	209
Tenant Concentrations	209
Lease Expirations and Terminations	210
Unilateral Lease Termination Rights	212
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	213
Rights to Cease Operations (Go Dark) at the Leased Property	214
Termination Rights of Government Sponsored Tenants	214
Other Tenant Termination Issues	215
Rights to Sublease	215
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	215
Charitable Institutions / Not-For-Profit Tenants	217
Purchase Options, Rights of First Offer and Rights of First Refusal	217
Affiliated Leases and Master Leases	218
Other Tenant Issues	219
Insurance Considerations	219
Zoning and Use Restrictions	220
Non-Recourse Carveout Limitations	221
Real Estate and Other Tax Considerations	222
Certain Terms of the Mortgage Loans	224
Due Dates; Mortgage Rates; Calculations of Interest	224
ARD Loans	225
Single-Purpose Entity Covenants	225
Prepayment Provisions	226
Defeasance; Collateral Substitution	229
Partial Releases	230
Substitutions	233
Escrows	234
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	234
Mortgaged Property Accounts	235
Additional Indebtedness	235
Existing Additional Secured Debt	236
Existing Mezzanine Debt	236
Permitted Mezzanine Debt	237
Preferred Equity and Preferred Return Arrangements	238
Permitted Unsecured Debt and Other Debt	238
The Whole Loans	239
General	239
The Serviced Pari Passu Whole Loans	242

The Outside Serviced Pari Passu Whole Loans	245
The 70 Hudson Street Pari Passu-AB Whole Loan	248
The Park West Village Pari Passu-AB Whole Loan	254
Additional Mortgage Loan Information	269
Transaction Parties	271
The Sponsors and the Mortgage Loan Sellers	271
Bank of Montreal	271
Citi Real Estate Funding Inc.	278
LMF Commercial, LLC	286
Argentic Real Estate Finance LLC	291
3650 REIT	299
Natixis Real Estate Capital LLC	306
Oceanview Commercial Mortgage Finance, LLC	312
Greystone Commercial Mortgage Capital LLC	320
Starwood Mortgage Capital LLC	328
Compensation of the Sponsors	333
The Depositor	333
The Issuing Entity	334
The Trustee and the Certificate Administrator	335
Servicers	337
General	337
The Master Servicer	337
The Special Servicer	341
Significant Primary Servicer	346
The Outside Servicers and the Outside Special Servicers	354
The Operating Advisor and the Asset Representations Reviewer	360
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	362
Transaction Party and Related Party Affiliations	362
Warehouse Financing Arrangements	363
Interim Servicing Arrangements	363
Interim and Other Custodial Arrangements	364
Whole Loans and Mezzanine Loan Arrangements	364
Other Arrangements	364
Credit Risk Retention	365
General	365
Qualifying CRE Loans; Required Credit Risk Retention Percentage	365
HRR Certificates	365
The Retaining Third Party Purchaser	365
Material Terms of the HRR Certificates	366
Determination of Amount of Required Horizontal Credit Risk Retention	367
Hedging, Transfer and Financing Restrictions	375
Operating Advisor	376
Representations and Warranties	377
Description of the Certificates	381
General	381
Distributions	382
Method, Timing and Amount	382

8

Available Funds	383
Priority of Distributions	385
Pass-Through Rates	388
Interest Distribution Amount	389
Principal Distribution Amount	390
Certain Calculations with Respect to Individual Mortgage Loans	391
Application Priority of Mortgage Loan Collections or Whole Loan Collections	392
Allocation of Yield Maintenance Charges and Prepayment Premiums	394
Assumed Final Distribution Date; Rated Final Distribution Date	396
Prepayment Interest Shortfalls	396
Subordination; Allocation of Realized Losses	398
Reports to Certificateholders; Certain Available Information	399
Certificate Administrator Reports	399
Information Available Electronically	404
Voting Rights	409
Delivery, Form, Transfer and Denomination	409
Book-Entry Registration	410
Definitive Certificates	412
Certificateholder Communication	412
Access to Certificateholders’ Names and Addresses	412
Requests to Communicate	413
The Mortgage Loan Purchase Agreements	414
Sale of Mortgage Loans; Mortgage File Delivery	414
Representations and Warranties	419
Cures, Repurchases and Substitutions	419
Dispute Resolution Provisions	423
Asset Review Obligations	423
The Pooling and Servicing Agreement	424
General	424
Certain Considerations Regarding the Outside Serviced Whole Loans	427
Assignment of the Mortgage Loans	428
Servicing of the Mortgage Loans	429
Subservicing	435
Advances	435
Accounts	440
Withdrawals from the Collection Account	442
Application of Loss of Value Payments	444
Servicing and Other Compensation and Payment of Expenses	444
Master Servicing Compensation	444
Special Servicing Compensation	447
Trustee / Certificate Administrator Compensation	451
Operating Advisor Compensation	452
CREFC® Intellectual Property Royalty License Fee	452
Asset Representations Reviewer Compensation	453
Fees and Expenses	454

Application of Penalty Charges and Modification Fees	461
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	462
Due-On-Sale	462
Due-On-Encumbrance	463
Appraisal Reduction Amounts	464
Inspections	469
Evidence as to Compliance	470
Limitation on Liability; Indemnification	471
Servicer Termination Events	475
Rights Upon Servicer Termination Event	476
Waivers of Servicer Termination Events	478
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	478
General	478
Excluded Special Servicer Mortgage Loans	479
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	480
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	480
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	481
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	482
Amendment	484
Realization Upon Mortgage Loans	486
Specially Serviced Loans; Appraisals	486
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	486
Sale of Defaulted Mortgage Loans and REO Properties	488
Modifications, Waivers and Amendments	490
Directing Holder	492
General	492
Limitation on Liability of the Directing Holder	498
Consulting Parties	499
Operating Advisor	500
General Obligations	500
Review Materials	500
Consultation Rights	502
Reviewing Certain Calculations	502
Annual Report	503
Replacement of the Special Servicer	504
Operating Advisor Termination Events	504
Rights Upon Operating Advisor Termination Event	505
Eligibility of Operating Advisor	506
Termination of the Operating Advisor Without Cause	506
Asset Status Reports	507
The Asset Representations Reviewer	508
Asset Review	508
Eligibility of Asset Representations Reviewer	512
Other Obligations of Asset Representations Reviewer	513

9

Delegation of Asset Representations Reviewer’s Duties	513
Asset Representations Reviewer Termination Events	513
Rights Upon Asset Representations Reviewer Termination Event	514
Termination of the Asset Representations Reviewer Without Cause	514
Resignation of Asset Representations Reviewer	515
Asset Representations Reviewer Compensation	515
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	515
Repurchase Request Delivered by a Certificateholder	515
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	515
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	515
Dispute Resolution Provisions	516
Resolution of a Repurchase Request	516
Mediation and Arbitration Provisions	518
Rating Agency Confirmations	519
Termination; Retirement of Certificates	521
Optional Termination; Optional Mortgage Loan Purchase	522
Servicing of the Outside Serviced Mortgage Loans	522
General	522
Specified Servicing Matters	523
Servicing Shift Mortgage Loans	527
Related Provisions of the Pooling and Servicing Agreement	527
Use of Proceeds	529
Yield, Prepayment and Maturity Considerations	529
Yield	529
Yield on the Class X-A and Class X-B Certificates	532
Weighted Average Life of the Offered Certificates	532
Price/Yield Tables	539
Material Federal Income Tax Consequences	544
General	544
Qualification as a REMIC	544
Status of Offered Certificates	546
Taxation of the Regular Interests	546
General	546
Original Issue Discount	546
Acquisition Premium	548
Market Discount	548
Premium	549
Election to Treat All Interest Under the Constant Yield Method	550
Treatment of Losses	550

Prepayment Premiums and Yield Maintenance Charges	551
Sale or Exchange of Regular Interests	551
Taxes That May Be Imposed on a REMIC	552
Prohibited Transactions	552
Contributions to a REMIC After the Startup Day	552
Net Income from Foreclosure Property	552
Bipartisan Budget Act of 2015	553
Taxation of Certain Foreign Investors	553
FATCA	554
Backup Withholding	554
Information Reporting	554
3.8% Medicare Tax on “Net Investment Income”	555
Reporting Requirements	555
Tax Return Disclosure and Investor List Requirements	555
Certain State, Local and Other Tax Considerations	556
ERISA Considerations	556
General	556
Plan Asset Regulations	557
Prohibited Transaction Exemptions	559
Underwriter Exemption	559
Exempt Plans	562
Insurance Company General Accounts	562
Ineligible Purchasers	562
Further Warnings	563
Consultation with Counsel	563
Tax Exempt Investors	563
Legal Investment	564
Certain Legal Aspects of the Mortgage Loans	564
General	565
Types of Mortgage Instruments	566
Installment Contracts	566
Leases and Rents	567
Personalty	567
Foreclosure	568
General	568
Foreclosure Procedures Vary From State to State.	568
Judicial Foreclosure	568
Equitable and Other Limitations on Enforceability of Particular Provisions	568
Nonjudicial Foreclosure/Power of Sale	569
Public Sale	569
Rights of Redemption	570
One Action and Security First Rules	571
Anti-Deficiency Legislation	571
Leasehold Considerations	571
Cooperative Shares	572
Bankruptcy Issues	573
Automatic Stay	573
Modification of Lender’s Rights	573
Leases and Rents	573
Lease Assumption or Rejection by Tenant	574
Lease Rejection by Lessor – Tenant’s Right	575

10

Ground Lessee or Ground Lessor	575
Single-Purpose Entity Covenants and Substantive Consolidation	576
Sales Free and Clear of Liens	577
Post-Petition Credit	577
Avoidance Actions	577
Management Agreements	578
Certain of the Borrowers May Be Partnerships	579
Environmental Considerations	579
General	579
Environmental Assessments	580
Superlien Laws	580
CERCLA	580
Other Federal and State Laws	581
Additional Considerations	581
Due-On-Sale and Due-On-Encumbrance Provisions	582
Junior Liens; Rights of Holders of Senior Liens	583

Subordinate Financing	583
Default Interest and Limitations on Prepayments	583
Applicability of Usury Laws	584
Americans with Disabilities Act	584
Servicemembers Civil Relief Act	584
Anti-Money Laundering, Economic Sanctions and Bribery	585
Potential Forfeiture of Assets	585
Ratings	586
Plan of Distribution (Underwriter Conflicts of Interest)	588
Incorporation of Certain Information by Reference	590
Where You Can Find More Information	590
Financial Information	590
Legal Matters	590
Index of Certain Defined Terms	591

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	E-1A-1
Annex E-1B – Exceptions to MORTGAGE LOAN Representations and Warranties	E-1B-1
ANNEX E-2A – MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES (CREFI AND 3650 REIT)	E-2A-1
Annex E-2B – Exceptions to MORTGAGE LOAN Representations and Warranties (CREFI AND 3650 REIT)	E-2B-1
ANNEX F – CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1
11

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15C2-11 UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■       This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:

●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

12

■      In this prospectus:

●	the terms “depositor,” “we,” “us” and “our” refer to BMO Commercial Mortgage Securities LLC.
●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS SUCH RULES AND REGULATIONS MAY BE AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

13

ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)       IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●         THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●         THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)       IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)       IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

15

AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE ORIGINATORS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY OR THEIR RESPECTIVE AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS SECURITIZATION TRANSACTION, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE EU SECURITIZATION REGULATION, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “U.S. CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENABLING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

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THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF

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JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	BMO 2023-C4 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2023-C4.

Relevant Parties

Depositor	BMO Commercial Mortgage Securities LLC, a Delaware limited liability company and a wholly-owned subsidiary of BMO Financial Corp. As depositor, BMO Commercial Mortgage Securities LLC will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 151 West 42nd Street, New York, New York 10036. See “Transaction Parties—The Depositor”.
Issuing Entity	BMO 2023-C4 Mortgage Trust, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of February 1, 2023, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Bank of Montreal, a Canadian chartered bank (20 mortgage loans (48.4%));
●	Citi Real Estate Funding Inc., a New York corporation (4 mortgage loans (10.5%));
●	LMF Commercial, LLC, a Delaware limited liability company (5 mortgage loans (9.8%));
●	Argentic Real Estate Finance LLC, a Delaware limited liability company (2 mortgage loans (6.5%));
●	3650 Real Estate Investment Trust 2 LLC, a Delaware limited liability company (3 mortgage loans (6.1%));
●	Natixis Real Estate Capital LLC, a Delaware limited liability company (2 mortgage loans (5.9%));
●	Oceanview Commercial Mortgage Finance, LLC, a Delaware limited liability company (5 mortgage loans (5.9%));
●	Greystone Commercial Mortgage Capital LLC, a Delaware limited liability company (3 mortgage loans (5.3%)); and
●	Starwood Mortgage Capital LLC, a Delaware limited liability company (2 mortgage loans (1.6%)).
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The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:
Originator	Sponsor	Number of Mortgage Loans		Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of Montreal	Bank of Montreal	13		$278,179,162	35.4%
Arbor Private Label, LLC(1)	Bank of Montreal(1)	7	(1)	$101,753,000	13.0%
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	4		$82,501,292	10.5%
LMF Commercial, LLC	LMF Commercial, LLC	5		$77,200,000	9.8%
Argentic Real Estate Finance LLC	Argentic Real Estate Finance LLC	2		$51,000,000	6.5%
3650 Real Estate Investment Trust 2 LLC.	3650 Real Estate Investment Trust 2 LLC	3		$47,650,000	6.1%
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	2		$46,560,897	5.9%
Oceanview Commercial Mortgage Finance, LLC	Oceanview Commercial Mortgage Finance, LLC	5		$46,062,500	5.9%
Greystone Servicing Company LLC(2)	Greystone Commercial Mortgage Capital LLC(2)	3	(2)	$42,000,000	5.3%
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	2		$12,196,019	1.6%
	Total	46		$785,102,870	100.0%

(1)	Bank of Montreal has acquired or will acquire the mortgage loans or portions thereof that were originated by Arbor Private Label, LLC on or prior to the closing date.
(2)	Greystone Commercial Mortgage Capital LLC has acquired or will acquire the mortgage loans or portions thereof that were originated, co-originated or acquired by its affiliate, Greystone Servicing Company LLC, on or prior to the closing date.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas
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66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.
See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.
The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.
The Gilardian NYC Portfolio mortgage loan, the Latitude at South Portland mortgage loan, the Orizon Aerostructures mortgage loan, the Green Acres mortgage loan, the 575 Broadway mortgage loan and the Great Lakes Crossing Outlets mortgage loan are each part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, in the case of each of those mortgage loans, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of the related whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, in the case of each of those mortgage loans, the subject mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole loan, respectively, after the related shift in servicing occurs. Each such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.
See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loans, the outside serviced whole loans and servicing shift whole loans.
The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside
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Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Special Servicer	LNR Partners, LLC, a Florida limited liability company, will be the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal special servicing offices of LNR Partners, LLC are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600. See “Transaction Parties—Servicers—The Special Servicer”.
The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.
See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.
If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.
LNR Partners, LLC is expected to be appointed as the initial special servicer for all serviced loans by Sabal Strategic Opportunities Fund, L.P. or its affiliate, which is expected on the closing date to: (a) purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates, and (b) become the initial controlling class representative and the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class
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representative is entitled to act as directing holder. See “—Directing Holder” below and “The Pooling and Servicing Agreement—Directing Holder”.
The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”.
A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.
The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Significant Primary Servicers	Arbor Multifamily Lending, LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the master servicer other than making advances, with respect to seven (7) mortgage loans (13.0%) to be sold to the depositor by Bank of Montreal. See “Transaction Parties—Servicers—Significant Primary Servicer”.
The master servicer (or related outside servicer, in the case of an outside serviced mortgage loan) will be responsible to pay the fees of Arbor Multifamily Lending, LLC and each other primary servicer out of the servicing fees payable under the pooling and servicing agreement for this transaction or the related outside servicing agreement, as applicable.
Trustee	Computershare Trust Company, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans; except that, with respect to each servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.
The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—
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Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Trustee and the Certificate Administrator” and “The Pooling and Servicing Agreement”.
The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Operating Advisor	Pentalpha Surveillance LLC, a Delaware limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	under the circumstances described in this prospectus, issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;
●	recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders (as a collective whole); and
●	after the occurrence and during the continuance of an operating advisor consultation trigger event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).
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An “operating advisor consultation trigger event” will occur with respect to any serviced loan, when the aggregate outstanding certificate balance of the HRR certificates (as notionally reduced by any cumulative appraisal reduction amounts then allocable to the HRR certificates) is 25% or less of the initial aggregate certificate balance of the HRR certificates; provided that an operating advisor consultation trigger event will at all times be deemed to exist with respect to excluded mortgage loans.
Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.
See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.
Asset Representations Reviewer	Pentalpha Surveillance LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable pari passu companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling pari passu companion loan by the parties thereto, as identified in the table below:
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Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
70 Hudson Street	Natixis	BBCMS 2022-C18 PSA	4.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	John Hancock Life Insurance Company (U.S.A.)
Rialto Industrial	AREF	BBCMS 2022-C18 PSA(4)	4.5%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	(5)
Gilardian NYC Portfolio	BMO	(6)	3.6%	(6)	(6)	(6)	(6)	(6)	(7)
IPG Portfolio	CREFI	Benchmark 2022-B37 PSA	3.6%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF IV-D AIV RR H, LLC
Latitude at South Portland	BMO	(6)	3.4%	(6)	(6)	(6)	(6)	(6)	(7)
Orizon Aerostructures	BMO	(6)	3.4%	(6)	(6)	(6)	(6)	(6)	(7)
Park West Village	BMO	BBCMS 2022-C17 PSA	3.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Park West Village Grand Avenue Partners, LLC
Green Acres	BMO	(6)	3.3%	(6)	(6)	(6)	(6)	(6)	(7)
575 Broadway	CREFI	(6)	3.3%	(6)	(6)	(6)	(6)	(6)	(7)
Great Lakes Crossing Outlets	BMO	(6)	3.3%	(6)	(6)	(6)	(6)	(6)	(7)
WRS Retail Portfolio	LMF	BBCMS 2022-C18 PSA	3.1%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	RREF IV-D AIV RR H, LLC
Triple Net Portfolio	3650 REIT	3650R 2022-PF2 PSA	2.5%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
800 Cesar Chavez	3650 REIT	3650R 2022-PF2 PSA	1.9%	Midland Loan Services, a Division of PNC Bank, National Association	3650 REIT Loan Servicing LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Kingston Square Apartments	BMO	BMO 2022-C3 PSA	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners II L.P.
PetSmart HQ	3650 REIT	3650R 2021-PF1 PSA	1.6%	Midland Loan Services, a Division of PNC Bank, National	3650 REIT Loan Servicing LLC	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	3650 Real Estate Investment Trust 2 LLC
Oak Ridge Office Park	Natixis	BBCMS 2022-C16 PSA	1.3%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LNR Securities Holdings, LLC

(1)	Includes servicing shift mortgage loans which, in each case, will become outside serviced mortgage loans after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole

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loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, (i) the initial outside controlling class representative may instead be an affiliate of the entity listed, and (ii) in the case of each of the 70 Hudson Street whole loan and the Park West Village whole loan, the identified party is the holder of a controlling subordinate companion loan note. See “—Directing Holder” below.
(4)	The Rialto Industrial mortgage loan (i) will be initially serviced and administered by an outside servicer and an outside special servicer pursuant to the BBCMS 2022-C18 pooling and servicing agreement, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be serviced and administered by an outside servicer and an outside special servicer pursuant to the outside servicing agreement governing that future commercial mortgage securitization transaction.
(5)	With respect to the Rialto Industrial mortgage loan, the outside controlling class representative will only have non-binding consultation rights regarding major servicing decisions until the securitization of the related controlling pari passu companion loan in a future securitization transaction. The holder of the related controlling pari passu companion loan currently has consent rights regarding major servicing decisions, and termination rights with respect to the related outside special servicer, in connection with such mortgage loan. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the Rialto Industrial whole loan.
(6)	The Gilardian NYC Portfolio mortgage loan, the Latitude at South Portland mortgage loan, the Orizon Aerostructures mortgage loan, the Green Acres mortgage loan, the 575 Broadway mortgage loan and the Great Lakes Crossing Outlets mortgage loan are servicing shift mortgage loans that, in each such case, (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be an outside serviced mortgage loan, and will be serviced and administered by an outside servicer and an outside special servicer pursuant to an outside servicing agreement governing that future commercial mortgage securitization transaction. The parties to the related outside servicing agreement for the securitization of the related controlling pari passu companion loan giving rise to a servicing shift have not been definitively identified.
(7)	With respect to each of the Gilardian NYC Portfolio mortgage loan, the Latitude at South Portland mortgage loan, the Orizon Aerostructures mortgage loan, the Green Acres mortgage loan, the 575 Broadway mortgage loan and the Great Lakes Crossing Outlets mortgage loan, there will be no initial outside controlling class representative until the securitization of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.
Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the
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entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).
There are no serviced AB whole loans or serviced pari passu-AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.
See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.
See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iii) during any period that a control termination event has occurred and is continuing, the controlling class representative; and
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”);
provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, and/or (3) the related serviced whole loan is a serviced outside controlled whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender
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agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative or an outside controlling note holder, as applicable, is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.
An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.
With respect to the serviced mortgage loans and serviced whole loans, in general:
●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans; and
●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to all serviced mortgage loans (or, in the case of a serviced outside controlled loan, solely the applicable whole loan).
●	For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.
If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling
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note for any such serviced outside controlled whole loan is not included in a separate securitization trust, the related outside controlling note holder or its representative may not lose such rights under the related co-lender agreement.
Any serviced whole loan with a subordinate companion loan that (i) is held outside the Issuing Entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.
For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.
With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.
The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors— Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.
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Controlling Class

Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.
In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class E-RR will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class K-RR. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.
The “control eligible certificates” will be the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.
After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.
A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.
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A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts). With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.
Sabal Strategic Opportunities Fund, L.P. is expected on the closing date, (i) to purchase the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates, and (ii) to appoint itself or an affiliate as the initial controlling class representative.
Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, and (b) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) solely prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement; and
(iv)	solely after the occurrence and during the continuance of an operating advisor consultation trigger event, the operating advisor;
provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
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For the avoidance of doubt, with respect to the serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, and/or (3) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no operating advisor consultation trigger event has occurred and is continuing, and (C) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.
Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;
●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.
In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:
●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase
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facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;
●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.
Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.
These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.
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Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, its respective due date in February 2023 (or, in the case of any mortgage loan that has its first due date subsequent to February 2023, the date that would have been its due date in February 2023 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about February 14, 2023.
Distribution Date	The 4th business day following the related determination date of each month, beginning in March 2023.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in March 2023.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in March 2023, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
Assumed Final Distribution Date	Class A-1	March 2027
	Class A-2	April 2028
	Class A-3	August 2029
	Class A-4	August 2032(1)
	Class A-5	December 2032
	Class A-SB	October 2031
	Class X-A	December 2032
	Class X-B	January 2033
	Class A-S	December 2032
	Class B	January 2033
	Class C	January 2033

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-4 certificates ranging from $0 to $136,000,000.
The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).
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Rated Final Distribution Date	As to each class of offered certificates, the distribution date in February 2056.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.
The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The foregoing illustration does not take into account sales or other transfers by the depositor of any of the certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass- through certificates as part of Series 2023-C4:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class X-B
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●	Class A-S
●	Class B
●	Class C
Upon initial issuance, the Series 2023-C4 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R.
The offered certificates, together with the Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R certificates, are collectively referred to in this prospectus as the “certificates”. The certificates (exclusive of the Class R certificates) are collectively referred to in this prospectus as the “regular certificates”. The regular certificates (exclusive of the Class X-A, Class X-B and Class X-D certificates) are collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-B and Class X-D certificates are collectively referred to in this prospectus as the “Class X certificates”.

B. Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table.
The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.
See “Description of the Certificates—General” in this prospectus.
C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate with respect to each class of offered certificates (other than the Class X-A and Class X-B certificates) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage, but no less than 0.000%, as described in this prospectus.
The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day
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year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates as in effect from time to time, as described in this prospectus.
The pass-through rate with respect to the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-S, Class B and Class C certificates as in effect from time to time, as described in this prospectus.
For purposes of calculating the pass-through rate on any class of regular certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:
●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.
See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.12625% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.
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The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.
The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.
In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) the servicing shift mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to each servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on
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provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
70 Hudson Street	BBCMS 2022-C18	0.00125%	0.25%	1.00%	1.00%
Rialto Industrial	BBCMS 2022-C18	0.00125%	0.25%(4)	1.00%(4)	1.00%(4)
Gilardian NYC Portfolio	Servicing Shift	0.00125%	0.25%(5)	1.00%(5)	1.00%(5)
IPG Portfolio	Benchmark 2022-B37	0.00125%	0.25%	1.00%	1.00%
Latitude at South Portland	Servicing Shift	0.00125%	0.25%(5)	1.00%(5)	1.00%(5)
Orizon Aerostructures	Servicing Shift	0.00125%	0.25%(5)	1.00%(5)	1.00%(5)
Park West Village	BBCMS 2022-C17	0.00125%	0.25%	1.00%	1.00%
Green Acres	Servicing Shift	0.00125%	0.25%(5)	1.00%(5)	1.00%(5)
575 Broadway	Servicing Shift	0.00250%(5)	0.25%(5)	1.00%(5)	1.00%(5)
Great Lakes Crossing Outlets	Servicing Shift	0.00125%	0.25%(5)	1.00%(5)	1.00%(5)
WRS Retail Portfolio	BBCMS 2022-C18	0.00125%	0.25%	1.00%	1.00%
Triple Net Portfolio	3650R 2022-PF2	0.00125%	0.25%	1.00%	1.00%
800 Cesar Chavez	3650R 2022-PF2	0.00125%	0.25%	1.00%	1.00%
Kingston Square Apartments	BMO 2022-C3	0.00125%	0.25%	1.00%	1.00%
PetSmart HQ	3650R 2022-PF1	0.05170%	0.25%	1.00%	1.00%
Oak Ridge Office Park	BBCMS 2022-C16	0.00125%	0.25%	1.00%	1.00%

(1)	Includes the servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(4)	It is expected that the servicing of the Rialto Industrial mortgage loan will shift from the BBCMS 2022-C18 pooling and servicing agreement to a future outside servicing agreement upon the securitization of the related controlling pari passu companion loan, after which the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in that future outside servicing agreement.
(5)	The fees set forth are those specified in the related co-lender agreement as being permitted under the related future outside servicing agreement following the occurrence of the related shift in servicing. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.
The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00202% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each
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such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00030%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.
The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the total outstanding principal balance of the pool of mortgage loans in the issuing entity at the combined trustee/certificate administrator fee rate of 0.01093% per annum.
Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.
The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid
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prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.
See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Amount and Order

of Distributions	The aggregate amount available for distribution to holders of the certificates on each distribution date will be the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC. On each distribution date, funds available for distribution to the holders of the certificates (exclusive of any portion thereof that represents (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.
Second: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: to the extent of available funds allocable to principal received or advanced on the mortgage loans:
(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;
(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;
(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;
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(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;
(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above;
(F)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above; and
(G)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (F) above.
However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.
Third: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.
Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
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Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Seventh: Non-offered certificates (other than the Class X-D certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.
For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.
A description of the amount of principal required to be distributed to the classes of principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and

Prepayment Premiums	Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be allocated among the respective classes of the regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.
The following chart generally sets forth the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates.
On any distribution date, the principal and interest (other than excess interest that accrues on a mortgage loan with an anticipated repayment date (if any)) will be allocated among the various classes of regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-3,
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Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.
On any distribution date, any mortgage loan losses will be allocated among the various classes of principal balance certificates in ascending order (beginning with certain principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-B and Class X-D certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-B and Class X-D certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class X-D certificates.
Principal losses on the mortgage loans allocated to a class of principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or to the Class R certificates, although mortgage loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.
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See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and/or the allocation of losses to the certificates.
F. Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the respective classes of regular certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums
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or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a whole loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.
In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan. The special servicer will have no obligation to make any principal or interest advances.
B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.
The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
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With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.
The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.
With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be 46 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $785,102,870. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 27 states. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.
In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan or whole loan by name refer to such mortgage loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate
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percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).
Fee Simple / Leasehold	One hundred six (106) mortgaged properties (93.2%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.
One (1) mortgaged property (3.3%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.
Two (2) mortgaged properties (3.5%) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of such related mortgaged property.
See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.
The Whole Loans	Seventeen (17) mortgage loans (50.7%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan, and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
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●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.
The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
70 Hudson Street	Natixis	$36,000,000	4.6%	$84,000,000	$76,950,000	$196,950,000	Outside Serviced	Pari Passu-AB	N
Rialto Industrial	AREF	$35,000,000	4.5%	$146,000,000	N/A	$181,000,000	Outside Serviced	Pari Passu	N
Gilardian NYC Portfolio	BMO	$28,000,000	3.6%	$27,750,000	N/A	$55,750,000	Servicing Shift	Pari Passu	N
IPG Portfolio	CREFI	$28,000,000	3.6%	$75,000,000	N/A	$103,000,000	Outside Serviced	Pari Passu	N
Latitude at South Portland	BMO	$27,000,000	3.4%	$28,192,000	N/A	$55,192,000	Servicing Shift	Pari Passu	N
Orizon Aerostructures	BMO	$27,000,000	3.4%	$34,095,000	N/A	$61,095,000	Servicing Shift	Pari Passu	N
Park West Village	BMO	$26,000,000	3.3%	$161,500,000	$177,500,000	$365,000,000	Outside Serviced	Pari Passu-AB	N
Green Acres	BMO	$26,000,000	3.3%	$344,000,000	N/A	$370,000,000	Servicing Shift	Pari Passu	N
575 Broadway	CREFI	$25,951,292	3.3%	$101,210,038	N/A	$127,161,330	Servicing Shift	Pari Passu	N
Great Lakes Crossing Outlets	BMO	$25,750,000	3.3%	$154,250,000	N/A	$180,000,000	Servicing Shift	Pari Passu	N
WRS Retail Portfolio	LMF	$24,000,000	3.1%	$60,000,000	N/A	$84,000,000	Outside Serviced	Pari Passu	N
Triple Net Portfolio	3650 REIT	$20,000,000	2.5%	$73,500,000	N/A	$93,500,000	Outside Serviced	Pari Passu	N
Stoney Creek Hotel Portfolio	BMO	$17,000,000	2.2%	$13,900,000	N/A	$30,900,000	Serviced	Pari Passu	Y
800 Cesar Chavez	3650 REIT	$15,000,000	1.9%	$23,000,000	N/A	$38,000,000	Outside Serviced	Pari Passu	N
Kingston Square Apartments	BMO	$14,000,000	1.8%	$37,000,000	N/A	$51,000,000	Outside Serviced	Pari Passu	N
PetSmart HQ	3650 REIT	$12,650,000	1.6%	$55,350,000	N/A	$68,000,000	Outside Serviced	Pari Passu	N
Oak Ridge Office Park	Natixis	$10,560,897	1.3%	$15,841,346	N/A	$26,402,243	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.
The identity of, and certain other items of information regarding, the mortgage loans that will be (or, with respect to the servicing shift mortgage loans, are expected to become) outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.
With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.
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In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition, that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.
For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.
Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.
There are no serviced AB whole loans or serviced pari passu-AB whole loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).
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Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$785,102,870
Number of Mortgage Loans	46
Number of Mortgaged Properties	109
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,800,000 to $36,000,000
Average Cut-off Date Balance	$17,067,454
Range of Mortgage Rates	3.19200% to 7.61000%
Weighted Average Mortgage Rate	5.89592%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	107 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	49 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	103 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	353 months
Range of remaining amortization terms(2)	298 months to 360 months
Weighted average remaining amortization term(2)	352 months
Range of Cut-off Date LTV Ratios(3)(4)	32.6% to 72.1%
Weighted average Cut-off Date LTV Ratio(3)(4)	53.0%
Range of Maturity Date/ARD LTV Ratios(3)(4)	32.6% to 66.2%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)	51.7%
Range of UW NCF DSCR(3)(5)	1.23x to 4.10x
Weighted average UW NCF DSCR(3)(5)	1.94x
Range of Debt Yield on Underwritten NOI(3)(6)	8.0% to 25.5%
Weighted average Debt Yield on Underwritten NOI(3)(6)	12.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	72.1%
Interest Only, then Amortizing Balloon	21.4%
Amortizing Balloon	6.5%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	25.8%
Mortgage Loans with mezzanine debt only	9.8%
Mortgage Loans with subordinate debt only	7.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(3)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(4)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of
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the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 54.0% and 52.6%, respectively.
(5)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(6)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definition of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.
All of the mortgage loans accrue interest on an actual/360 basis.
Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:
●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);
●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may
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be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.
See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.
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Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Forty-eight (48) of the mortgaged properties (24.5%): (i) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; (ii) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information; or (iii) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
Certain other mortgaged properties have less than 3 years of historical financial information presented on Annex A.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield

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May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 244) promulgated under Section 15G (“Regulation RR”), as an “eligible horizontal residual interest” in the form of the HRR Certificates. Bank of Montreal will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the closing date, to satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Bank of Montreal, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in this prospectus.
None of the sponsors, the depositor, the issuing entity or any other party to this securitization transaction intends to retain a material net economic interest in this securitization transaction in accordance with any risk retention or due diligence or other requirements of the EU securitization regulation or the UK securitization regulation or to take any other action which may be required by EEA- or UK-regulated investors for the purposes of their compliance with any risk retention or due diligence requirements of the EU securitization regulation or the UK securitization regulation or similar requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could
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Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:
●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC and DealView Technologies Ltd.;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO loans) remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.
See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a
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document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder in the mortgage loan or the related mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such companion loan holder(s) constituted a single lender, and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).
If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) (and, subject to the related co-lender agreement, any related subordinate companion loan(s)), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.
Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside
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serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s)) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.
Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any such whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan, except as otherwise provided in the related co-lender agreement, has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.
Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.
See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Two (2) separate real estate mortgage investment conduit (commonly known as a “REMIC”) elections will be made with respect to designated portions of the issuing entity. In addition, a REMIC was formed on August 17, 2022, by 3650 REIT Warehouse Facility Entity 2A LLC with respect to a portion of the PetSmart HQ whole loan (the “PetSmart HQ REMIC”), which issued two regular interests, a portion of one of which will be held by the Lower-Tier REMIC as described below (the “PetSmart HQ REMIC regular interest”) and a single uncertificated residual interest. The designations for each REMIC created under the pooling and servicing agreement are set forth below:
●	The “Lower-Tier REMIC”, which will hold the mortgage loans (including the PetSmart HQ REMIC regular interest, which is represented by the PetSmart HQ promissory note A-4, which will be included in the issuing entity) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates as classes of regular interests in the upper-tier REMIC.
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Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.
It is anticipated, for federal income tax purposes, that the Class , Class , Class and Class certificates will be issued with original issue discount, that the Class certificates will be issued with de minimis original issue discount, and that the Class certificates will be issued at a premium.
See “Material Federal Income Tax Consequences”.
Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.
The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered
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certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There was a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, which declaration has been continually renewed. In addition, the former president of the United States declared an emergency under the Robert T. Stafford Disaster Relief and Emergency Assistance Act in March 2020 in response to COVID 19, authorizing assistance across the United States, including one form of Federal Emergency Management Agency (FEMA) assistance. A significant number of countries and the majority of state governments in the United States have also made emergency declarations and have attempted to slow the spread of the virus by, among other mandates, providing social distancing guidelines and certain mask wearing requirements. Although vaccines are available, there can be no assurance as to the availability of all or the most effective vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. Although many states have loosened restrictions with the increased availability of vaccines, there can be no assurance as to when people will feel comfortable in fully resuming economic activity. Additionally, there can be no assurance that vaccines, containment or other measures will be successful in limiting the spread of the virus (particularly in light of the loosening of stay-at-home orders and social distancing guidelines) or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has contracted as a result, and it is unclear when full economic expansion will be attained.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.

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Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which has resulted in greater economic distress than in other less-impacted regions. Given that infection rates of the virus have fluctuated, there can be no assurance as to whether any existing or previously imposed governmental countermeasures impacting the mortgaged properties will be reimposed.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types, including the following:

●	certain hospitality properties and casino properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally;
●	retail properties, due to store closures, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains) refusing to pay rent;
●	office properties, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations, due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic;
●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;
●	multifamily properties and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs, and with respect to student housing properties, may be affected by closures of, or ongoing social distancing measures instituted at, colleges and universities;
●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants; and
●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities have implemented, and may in the future implement, measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. Any such measures relating to commercial real estate may lead to shortfalls and losses on the certificates.

In addition, leases for certain of the tenants at the Mortgaged Properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate the lease, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or any other pandemic or epidemic. Such lease provisions have become increasingly common following the COVID-19 pandemic.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to facilitate flexible and/or telecommuting working arrangements. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective

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obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

We cannot assure you that declining economic conditions precipitated by COVID-19 or any other pandemic and the measures implemented by governments to combat any such pandemic will not result in downgrades to the ratings of the offered certificates after the closing date.

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, commercial and residential tenants at certain of the mortgaged properties have either sought, or are expected to seek, rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

We cannot assure you that, during or following any pandemic, the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserve or that such reserves will be sufficient to pay all required insurance premiums.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may be based largely on pre-pandemic property performance and therefore may not reflect current or future conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during or following the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic or any other pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic had not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans during or following a pandemic. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

As a result of any of the foregoing, some borrowers may seek forbearance arrangements at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

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In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of a pandemic. In response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, servicers have reported an increase in borrower requests for relief as a result of the COVID-19 pandemic, and there is no assurance that such volume will not continue or increase. Any significant volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts have previously closed and may experience ongoing reductions in staff due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any resulting backlogs of such actions that accumulated during any affected period. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain representations and warranties with respect to the mortgage loans as set forth on Annex E-1A and Annex E-2A to this prospectus; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse

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carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

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Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.
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The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;
●	the creditworthiness of tenants;
●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
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●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
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●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

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By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
●	has lower operating costs;
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●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

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The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
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●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

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The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

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Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

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In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Sale-Leaseback Transactions Have Special Risks

Certain mortgaged properties were the subject of a sale-leaseback transaction in connection with the acquisition (or following the acquisition) of such property (or a portion of such property) by the related borrower or by a prior owner of such property, including the IPG Portfolio mortgaged properties (3.6%), the Orizon Aerostructures mortgaged properties (3.4%), the Cadence mortgaged properties (3.3%), the Societal CDMO mortgaged property (2.9%) and the Walgreens Orlando Operations Center mortgaged property (2.0%). Each of these mortgaged properties (or a portion thereof) are leased to a tenant, who is a former owner of the mortgaged property or portion thereof, pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant involved in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. That secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. Pursuant to the Bankruptcy Code, there are limitations on a lessor’s ability to collect damages for lease rejection and full recovery may not be possible.

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It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the offered certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans as to which the related mortgaged properties were the subject of sale-leaseback transactions.

The application of any of these doctrines to any one of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the holders of offered certificates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged

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property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

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Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-

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term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;
●	medical offices;
●	skilled nursing facilities;
●	nursing homes;
●	congregate care facilities; and
●	in some cases, assisted living centers and housing for seniors.
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Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	disruptions in payments;
●	reimbursement policies;
●	audits, which may result in recoupment of payments made or withholding of payments due;
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;
●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and
●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state

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governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not

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required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.
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A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
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●	specialty shops,
●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
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●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

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A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
●	catalogue retailers;
●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
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●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Warehouse, Mini-Warehouse and Self-storage Facilities

Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,
●	location and visibility,
●	tenant privacy,
●	efficient access to the property,
●	proximity to potential users, including apartment complexes or commercial users,
●	services provided at the property, such as security,
●	age and appearance of the improvements, and
●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self-storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the

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franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;
●	the types of services or amenities offered at the property;
●	the location of the property;
●	distance from employment centers and shopping areas;
●	the characteristics of the surrounding neighborhood, which may change over time;
●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
●	the ability of management to provide adequate maintenance and insurance;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;
●	the ability of management to respond to competition;
●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to the COVID-19 pandemic;
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●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
●	local factory or other large employer closings;
●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;
●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;
●	whether the property is subject to any age restrictions on tenants;
●	the extent to which increases in operating costs may be passed through to tenants; and
●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;
●	require good cause for eviction;
●	require disclosure of fees;
●	prohibit unreasonable rules;
●	prohibit retaliatory evictions;
●	prohibit restrictions on a resident’s choice of unit vendors;
●	limit the bases on which a landlord may increase rent; or
●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

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Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses. Moreover, legislative, judicial and administrative actions and proceedings, as well as rules, regulations and statutes concerning the regulatory status and/or legal rents of rent-stabilized multifamily units may adversely affect the ability of the property owner to combine, redevelop or reconfigure units and/or charge rents at a higher rental rate for such combined, redeveloped or reconfigured units. Any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these

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programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
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●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such

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intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become

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functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,
2.	proximity to supply sources and customers, and
3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
●	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,
2.	column spacing,
3.	number and depth of loading bays,
4.	divisibility,
5.	floor loading capacities,
6.	truck turning radius,
7.	overall functionality, and
8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

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Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;
●	the ability of management to provide adequate maintenance and insurance;
●	the number of comparable competing properties in the local market;
●	the age, appearance, condition and reputation of the property;
●	whether the property is subject to any age restrictions on tenants;
●	the quality of management; and
●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,
●	cooperatively-owned apartment buildings,
●	condominium complexes, and
●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect

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the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Data Centers

The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity,

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availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, because data centers require substantial quantities of water for cooling, data centers located in areas that are subject to drought, such as California, are also subject to heightened risks. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. For example, “powered shells” are data center properties whereby the landlord makes the initial capital investment required to complete an exterior structure with access to power and fiber optics, with tenants providing all additional capital required in order to build-out the interior and convert the asset into a fully operational data center. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain

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restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than

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would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are multifamily, industrial, retail, hospitality, mixed use and office. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, Florida, Texas, California, New Jersey and Georgia. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
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●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any

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retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations” and “Description of the Mortgage Pool—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of

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hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information regarding environmental conditions at mortgaged properties securing mortgage loans in the issuing entity. See also the mortgage loan seller representations and warranties related to environmental matters on Annexes E-1A and E-2A to this prospectus and any exceptions thereto on Annexes E-1B and E-2B, respectively.

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Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the land owner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding

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mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive

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covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date

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may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Eleven (11) of the mortgaged properties (8.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 24%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2023. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Mortgage Loan representation and warranty no. (17) (Insurance) on Annex E-1A to this prospectus and Mortgage Loan representation and warranty no. (16) on Annex E-2A to this prospectus and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
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●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

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Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

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As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected

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by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Re-underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to each sponsor.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans or the related whole loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased

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tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Seasoned Mortgage Loans Present Additional Risk of Repayment

Eleven (11) of the mortgage loans (20.6%) are seasoned mortgage loans that were originated approximately eight (8) months or more prior to the cut-off date. There are a number of risks associated with seasoned mortgage loans that are not present, or are present to a lesser degree, with more recently originated mortgage loans. For example:

●	property values and surrounding areas have likely changed since origination;
●	origination standards at the time the mortgage loans were originated may have been different than current origination standards;
●	the business circumstances and financial condition of the related borrowers and tenants may have changed since the mortgage loans were originated;
●	the environmental circumstances at the mortgaged properties may have changed since the mortgage loans were originated;
●	the physical condition of the mortgaged properties or improvements may have changed since origination; and
●	the circumstances of the mortgaged properties, the borrower and the tenants may have changed in other respects since.

In addition, any seasoned mortgage loan may not satisfy all of the related sponsor’s underwriting standards. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally

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includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

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Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common

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borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous federal and state statutes, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the

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lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
●	responsibility for an environmental problem.
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Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

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In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

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Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

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The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special

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servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the

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mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify

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mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

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A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

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Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

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If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of (i) Bank of Montreal, one of the sponsors and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have

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economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more favorable loan terms than it would have received if a sponsor or sponsor affiliate was not a tenant, nor can there be any assurance that that any such sponsor or sponsor affiliate did not receive more favorable lease terms than any other tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Each of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of each of the Gilardian NYC Portfolio whole loan, the Latitude at South Portland whole loan, the Orizon Aerostructures whole loan, the Green Acres whole loan, the 575 Broadway whole loan and the Great Lakes Crossing Outlets whole loan will initially be governed by the pooling and servicing agreement for this securitization transaction but is expected to be governed by such pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the applicable servicing shift whole loan will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the servicing agreement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for

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any such future securitization has been definitively determined. In addition, the provisions of the related outside servicing agreement that will be in effect upon securitization of the related controlling pari passu companion loan have not yet been definitively determined, although such agreement will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such outside servicing agreement except to the extent of compliance with the requirements of the related co-lender agreement.

The Controlling Pari Passu Companion Loan for One or More of the Whole Loans Is Expected to Be Contributed to an Outside Securitization That Has Not Yet Closed, and the Provisions of the Related Outside Servicing Agreement Expected to Govern the Servicing of Such Whole Loan Have Yet to Be Finalized

It is expected that the Rialto Industrial whole loan, which is currently an outside serviced whole loan, will be serviced and administered pursuant to the pooling and servicing agreement for the commercial mortgage securitization transaction to which the related controlling pari passu companion loan is to be contributed. However, such future securitization has not occurred, and the provisions of the related pooling and servicing agreement are not known, although such provisions will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Prospective investors should be aware that they will not have any control over, nor any assurance as to, whether the future securitization actually occurs, nor will they have any assurance as to the particular terms of the related pooling and servicing agreement, except to the extent of compliance with the requirements of the related co-lender agreement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses

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throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other

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Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or
●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer (or any of their respective sub-servicers) services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer (or any of their respective sub-servicers) and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer (or any of their respective sub-servicers), as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

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A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee or any of their respective affiliates may be acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of an operating advisor consultation trigger event, (iv) has no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required

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in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC, a Delaware limited liability company, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans; provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) or (ii) directly or indirectly have any financial interest in this securitization transaction other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Pentalpha Surveillance LLC, a limited liability company organized under the laws of Delaware, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the

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sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Pentalpha Surveillance LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Pentalpha Surveillance LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Pentalpha Surveillance LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Pentalpha Surveillance LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that Sabal Strategic Opportunities Fund, L.P. (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. In addition, in the case of each servicing shift whole loan, for so long as it is serviced under the pooling and servicing agreement for this securitization, the holder of the related controlling pari passu companion loan will be the initial directing holder. See “Description of the Mortgage Pool—The Whole Loans”. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will not have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

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Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take or recommend actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Although a directing holder or controlling class certificateholder that, in each case, is a borrower related party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower related parties will be required to certify that they will not share such excluded information with such borrower related parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded entity will not share with such excluded entity such excluded information in a manner that adversely impacts your offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investors in the control eligible certificates (collectively, the “B-Piece Buyer”) were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have

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business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the control eligible certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that Sabal Strategic Opportunities Fund, L.P. (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
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●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a

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substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
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●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

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Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional

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considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or pari passu-AB whole loans under “Description of the Mortgage Pool—The Whole Loans”.

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Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A or Class X-B certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

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The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to

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purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A or Class X-B certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

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In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocable to the principal balance certificates exceed the aggregate certificate balance of the classes of principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if the losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans). See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class K-RR certificates, then the Class J-RR certificates, then the Class G-RR certificates, then the Class F-RR certificates, then the Class E-RR certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance(s) thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

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Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB

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certificates. The yield to maturity on the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-S, Class B and Class C certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) at any time, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders (as a collective whole)). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

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In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.
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You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests (or the interests of the person or persons that appointed it), without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests (or the interests of the person or persons that appointed it) over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of Montreal, in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if

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any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the

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laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business

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trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

BMO is funding its Mortgage Loans through its Chicago branch. BMO’s Chicago branch is a banking office of a foreign banking corporation licensed in the State of Illinois. If BMO were to become subject to a receivership, the proceeding involving assets of BMO’s Chicago branch would be governed by the Foreign Banking Office Act (205 ILCS 645/1) and likely administered by the Illinois Secretary of Financial and Professional Regulation (the “Secretary”) or a receiver appointed by the Secretary.

The Superintendent of Financial Institutions (the “Superintendent”) has broad powers under the Bank Act (Canada) to take control of BMO or its assets if it believes that BMO does not have sufficient assets to adequately protect BMO’s depositors and creditors or that such depositors and creditors may otherwise be materially prejudiced, or if BMO fails or is expected to fail to pay its liabilities as they become due and payable. Once control has been taken, the Superintendent has broad statutory authority to do all things necessary or expedient to protect the rights and interests of the depositors and creditors of BMO, including that it may apply for the winding-up of BMO under the Winding-up and Restructuring Act (Canada).

A restructuring of BMO’s assets and liabilities may also be attempted under the Canada Deposit Insurance Corporation Act (Canada) (the “CDIC Act”), where appropriate, after the Superintendent reports that (i) BMO is not viable (or about to be not viable) and the Bank Act (Canada) powers outlined above cannot assist, or (ii) the Superintendent can take control under the Bank Act (Canada) and grounds exist for a winding-up order. The CDIC Act restructuring orders are as follows: (A) the shares and subordinated debt of BMO may be vested in the Canada Deposit Insurance Corporation (the “CDIC”), (B) the CDIC may be appointed as a receiver in respect of BMO, or (C) a solvent federal bridge institution may be established to assume BMO’s liabilities. The CDIC Act has been amended to allow an additional restructuring order that permits the CDIC to convert or cause BMO to convert certain of its shares and liabilities into common shares of BMO or any of its affiliates. Final regulations to implement the bank recapitalization regime became effective on September 23, 2018.

There is considerable uncertainty about the scope of the powers afforded to the Superintendent under the Bank Act (Canada) and the CDIC under the CDIC Act and how these authorities may choose to exercise such powers. If an instrument or order were to be made under the provisions of the Bank Act (Canada) or CDIC Act in respect of BMO, such instrument or order may (amongst other things) affect the ability of BMO to satisfy its ongoing obligations under the related Mortgage Loan Purchase Agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent. As a result, the making of an instrument or order in respect of BMO as described above may affect the ability of the Issuing Entity to meet its obligations in respect of the Certificates.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

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In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

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Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. In addition, if the PetSmart HQ REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, it might be treated as an association taxable as a corporation under Treasury regulations which could reduce amounts otherwise available for distribution on the PetSmart HQ mortgage loan and to certificateholders, and such mortgage loan may not qualify as a “qualified mortgage” for a REMIC which may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity (or the PetSmart HQ REMIC) acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor

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generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of the offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity (or the PetSmart HQ REMIC) were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity (or the PetSmart HQ REMIC) may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Tax Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification

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may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, between March 27, 2020 and December 31, 2020, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. The IRS subsequently issued Revenue Procedure 2021-12 which extended the December 31, 2020 expiration date for the safe harbors under Revenue Procedure 2020-26 until September 30, 2021. Under these revenue procedures, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), (c) do not result in a deemed reissuance of related REMIC regular interests and (d) do not manifest a power to vary the investment of an investment trust under Treasury Regulations Section 301.7701-4(c). The time period covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12) has lapsed and it is unclear whether the IRS will further extend the application of Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the tax rules governing REMICs.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of

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offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

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Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your offered certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased involvement by the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
●	EU legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and related regulatory technical standards and implementing technical standards imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	UK legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (as amended, the “UK Securitization Regulation”) and certain related technical standards imposes certain requirements (the “UK Due Diligence Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) alternative investment fund managers as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; and (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of EUWA (the "UK CRR") and (f) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms wherever established or located. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Due Diligence Requirements.
●	In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU Due Diligence Requirements and the UK Due Diligence Requirements are referred to together as the “Due Diligence Requirements”; (c) EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”; and (d) a reference to the “applicable” Securitization Regulation or Due Diligence Requirements means, in relation to any Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
●	In the case of a securitization in respect of which (as in the case of this securitization transaction) each of the originator, the original lender, the sponsor and the securitization special purpose entity (as each such term is defined in the applicable Securitization Regulation) is established in a third country, an Institutional Investor is permitted by the applicable Due Diligence Requirements to invest in such securitization only if (amongst other things):
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o    (i) in each case, it has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest in the relevant securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the applicable Securitization Regulation, and discloses the risk retention to investors;

o    (ii) in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation (the “EU Transparency Requirements”), in accordance with the frequency and modalities provided for in such Article 7. In its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that the EU Due Diligence Requirement in Article 5(1)(e) should be interpreted to require EU Affected Investors to verify that all information required by Article 7 of the EU Securitisation Regulation has been disclosed to investors, regardless of whether the originator, sponsor or SSPE is established in the EU, the EEA or a third country, at the times and in the modalities specified in Article 7;

o    (iii) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, (a) if established in the UK, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and (b) if established in a third country, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

o    (iv) in each case, it has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

●	Failure to comply with the applicable Due Diligence Requirements may result in various penalties including, in the case of an Institutional Investor subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant Institutional Investor.
●	Certain aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to regulators remain unclear. Prospective investors should make themselves aware of the Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.
●	Prospective investors should be aware that none of the depositor, the underwriters, the originators, the sponsors, the issuing entity or their respective affiliates will retain a material net economic interest in this securitization transaction, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such party will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the Due Diligence Requirements.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any Due Diligence Requirements. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.
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●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.
●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market
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practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgage-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, this securitization transaction is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for any such securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

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Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be BMO 2023-C4 Mortgage Trust (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 46 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $785,102,870 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in February 2023 (or, in the case of any Mortgage Loan that has its first due date subsequent to February 2023, the date that would have been its due date in February 2023 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Seventeen (17) Mortgage Loans (collectively 50.7%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity.

If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”.

If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans will be applicable to such Whole Loan.

The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders

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of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of Montreal (“BMO”)	20 (the “BMO Mortgage Loans”)	$379,932,162	48.4%
Citi Real Estate Funding Inc. (“CREFI”)	4 (the “CREFI Mortgage Loans”)	$82,501,292	10.5%
LMF Commercial, LLC (“LMF”)	5 (the “LMF Mortgage Loans”)	$77,200,000	9.8%
Argentic Real Estate Finance LLC (“AREF”)	2 (the “AREF Mortgage Loans”)	$51,000,000	6.5%
3650 Real Estate Investment Trust 2 LLC (“3650 REIT”)	3 (the “3650 REIT Mortgage Loans”)	$47,650,000	6.1%
Natixis Real Estate Capital LLC (“Natixis”)	2 (the “Natixis Mortgage Loans”)	$46,560,897	5.9%
Oceanview Commercial Mortgage Finance, LLC (“Oceanview”)	5 (the “Oceanview Mortgage Loans”)	$46,062,500	5.9%
Greystone Commercial Mortgage Capital LLC (“GCMC”)	3 (the “GCMC Mortgage Loans”)	$42,000,000	5.3%
Starwood Mortgage Capital LLC (“SMC”)	2 (the “SMC Mortgage Loans”)	$12,196,019	1.6%
Total	46	$785,102,870	100.0%

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Bank of Montreal(1)	Bank of Montreal	13	$278,179,162	35.4%
Arbor Private Label, LLC(2)	Bank of Montreal	7	$101,753,000	13.0%
Citi Real Estate Funding Inc.(3)	Citi Real Estate Funding Inc.	4	$82,501,292	10.5%
LMF Commercial, LLC	LMF Commercial, LLC	5	$77,200,000	9.8%
Argentic Real Estate Finance LLC	Argentic Real Estate Finance LLC	2	$51,000,000	6.5%
3650 Real Estate Investment Trust 2 LLC.	3650 Real Estate Investment Trust 2 LLC	3	$47,650,000	6.1%
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	2	$46,560,897	5.9%
Oceanview Commercial Mortgage Finance, LLC	Oceanview Commercial Mortgage Finance, LLC	5	$46,062,500	5.9%
Greystone Servicing Company LLC(4)	Greystone Commercial Mortgage Capital LLC	3	$42,000,000	5.3%
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	2	$12,196,019	1.6%
	Total	46	$785,102,870	100.0%

(1)	The Park West Village Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by BMO, SMC and CREFI. The Green Acres Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by BMO, Goldman Sachs Bank USA, Morgan Stanley Bank, N.A. and DBR Investments Co. Limited. The Great Lakes Crossing Outlets Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by BMO, Goldman Sachs Bank USA and DBR Investments Co. Limited.
(2)	Bank of Montreal has acquired or will acquire the Mortgage Loans or portions thereof that were originated or co-originated by Arbor Private Label, LLC on or prior to the Closing Date.
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(3)	The 575 Broadway Mortgage Loan (3.3%) is part of a Whole Loan that was co-originated by CREFI and Societe Generale Financial Corporation.
(4)	Greystone Commercial Mortgage Capital LLC has acquired or will acquire the Mortgage Loans or portions thereof that were originated by Greystone Servicing Company LLC on or prior to the Closing Date.

Bank of Montreal, Citi Real Estate Funding Inc., 3650 Real Estate Investment Trust 2 LLC, Starwood Mortgage Capital LLC, LMF Commercial, LLC, Oceanview Commercial Mortgage Finance, LLC, Argentic Real Estate Finance LLC, Natixis Real Estate Capital LLC, Greystone Servicing Company LLC and Arbor Private Label, LLC are referred to in this prospectus as originators.

BMO Commercial Mortgage Securities LLC (the “Depositor”) will acquire the Mortgage Loans from each of BMO, CREFI, LMF, AREF, 3650 REIT, Natixis, Oceanview, GCMC and SMC, (collectively, the “Sponsors”) on or about February 14, 2023 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

PetSmart HQ Mortgage Loan

On August 17, 2022, 3650 REIT Warehouse Facility Entity 2A LLC formed the PetSmart HQ REMIC with respect to a portion of the PetSmart HQ Whole Loan, which issued two regular interests, a 55.8499% portion of one of which will be held by the Lower-Tier REMIC (the “PetSmart HQ REMIC Regular Interest”) and a single uncertificated residual interest.

The PetSmart HQ Regular Interest has a principal balance of $12,650,000 and for tax reporting purposes will be entitled to principal and interest and any other amounts payable on the PetSmart HQ mortgage loan.

The issuing entity will be the owner of the PetSmart HQ mortgage loan other than for tax reporting purposes. The PetSmart HQ promissory note A-4 will be contributed to the Issuing Entity and represents a 100% interest in the PetSmart HQ Regular Interest. The PetSmart HQ promissory note A-1 was contributed to the 3650R 2021-PF1 securitization transaction. The PetSmart HQ promissory note A-2 was contributed to the 3650R 2022-PF2 Securitization. The residual interest in the PetSmart HQ REMIC was contributed to the 3650 2022-PF2 Securitization.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Stoney Creek Hotel Portfolio Mortgaged Property); when that occurs, we are

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referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Stoney Creek Hotel Portfolio Mortgage Loan or the Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, Stoney Creek Hotel Portfolio Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Stoney Creek Hotel Portfolio) is combined with any Whole Loan-related defined term (for example, Stoney Creek Hotel Portfolio Companion Loan Holder), reference is being made to such combined term (for example, Stoney Creek Hotel Portfolio Companion Loan Holder) as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals were prepared prior to the COVID-19 outbreak and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

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“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2023 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to February 2023, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of February 2023); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than seven (7) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions:

●	With respect to the Orizon Aerostructures Mortgage Loan (3.4%), the Appraised Value of $125,000,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual “as-is” appraised values of each of the related Mortgaged Properties is $124,950,000.
●	With respect to the Green Acres Mortgage Loan (3.3%), the Appraised Value of $679,000,000 is based on the assumption that the PILOT documents will be extended to 2031 and approximately $119,100,000 was included in the as-is appraised value of $679,000,000 as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is appraised value of the Mortgaged Property would be reduced by approximately $58,000,000, resulting in an estimated value of $621,000,000. There is no assurance that the PILOT benefits will be extended. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for a discussion of the PILOT program and the assumed extension.
●	With respect to the Cadence Mortgage Loan (3.3%), the Appraised Value of $54,400,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual “as-is” appraised values of each of the related Mortgaged Properties is $52,475,000.
●	With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the Appraised Value for the Coliseum Marketplace Mortgaged Property of $15,300,000 represents the “Prospective Value Upon Stabilization”, effective November 12, 2024, which assumes the stabilized occupancy has been achieved. The “as-is” appraised value of the Coliseum Marketplace Mortgaged Property (without taking into account such assumption) as of November 12, 2022 is $10,800,000.
●	With respect to the WRS Retail Portfolio Mortgage Loan (3.1%), the Appraised Value of $145,320,000 reflects a premium attributed to the value of the related Mortgaged Properties as a whole. The aggregate of the individual “as-is” appraised values of the Mortgaged Properties as of the date of each related appraisal was $142,000,000.
●	With respect to the Embassy Suites El Paso Mortgage Loan (2.8%), the Appraised Value of the Mortgaged Property of $37,500,000 reflects the “prospective market value upon completion of renovation” as of September 1, 2024, which assumes the completion of the franchisor-mandated property improvement plan and the conversion of all or a portion of the meeting space currently existing on the eighth floor into no more than 18 additional hotel guest rooms at the Mortgaged Property. The “as-is” appraised value of the Mortgaged Property was $29,000,000 as of September 1, 2022.
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●	With respect to the Triple Net Portfolio Mortgage Loan (2.5%), the Appraised Value of $152,000,000 as of June 1, 2022 reflects a portfolio premium of approximately 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a capital reserve account of $4,000,000. The aggregate of the “as-is” appraised values (which does not assume a capital reserve account on a stand-alone basis) is $142,640,000.
●	With respect to the Hampton Inn Bowie Mortgage Loan (1.0%), the Appraised Value of the Mortgaged Property is a “prospective market value upon completion of renovation” of $12,000,000 as of September 1, 2023, and which assumes the completion of a franchisor-mandated property improvement plan at the Mortgaged Property. The “as-is” appraised value of the Mortgaged Property as of September 1, 2022 was $10,500,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Orizon Aerostructures	3.4%	48.9%	$125,000,000	48.9%	$124,950,000
Cadence	3.3%	47.4%	$54,400,000	49.1%	$52,475,000
Patuxent & Coliseum—Coliseum Marketplace	1.0%	53.8%	$15,300,000	59.5%	$10,800,000
WRS Retail Portfolio	3.1%	57.8%	$145,320,000	59.2%	$142,000,000
Embassy Suites El Paso	2.8%	58.7%	$37,500,000	75.9%	$29,000,000
Triple Net Portfolio	2.5%	61.5%	$152,000,000	65.5%	$142,640,000
Hampton Inn Bowie	1.0%	62.9%	$12,000,000	71.9%	$10,500,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.
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“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s); and
●	with respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Debt Yield on Underwritten NOI may have been underwritten based either on the master lease rent or based on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants). For example, (i) with respect to the IPG Portfolio Mortgage Loan (3.6%), the Debt Yield on Underwritten NOI of 11.1% was based on the rents from the underlying tenants (and not the master lease rent), and the Debt Yield on Underwritten NOI based only on the master lease rent is 11.8%; and (ii) with respect to the Southern Star NC Portfolio Mortgage Loan (0.5%), the Debt Yield on Underwritten NOI of 10.7% was based on the rents from the underlying tenants (and not the master lease rent), and the Debt Yield on Underwritten NOI based only on the master lease rent is 15.3%.

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s).

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise; and
●	with respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NCF DSCR may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants). For example, (i) with
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respect to the IPG Portfolio Mortgage Loan (3.6%), the Underwritten NCF DSCR of 1.64x was based on the rents from the underlying tenants (and not the master lease rent), and the Underwritten NCF DSCR based only on the master lease rent is 1.84x; and (ii) with respect to the Southern Star NC Portfolio Mortgage Loan (0.5%), the Underwritten NCF DSCR of 1.52x was based on the rents from the underlying tenants (and not the master lease rent), and the Underwritten NCF DSCR based only on the master lease rent is 2.21x.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Orizon Aerostructures	3.4%	48.9%	$125,000,000	48.9%	$124,950,000
Cadence	3.3%	47.4%	$54,400,000	49.1%	$52,475,000
Patuxent & Coliseum—Coliseum Marketplace	1.0%	53.8%	$15,300,000	59.5%	$10,800,000
WRS Retail Portfolio	3.1%	56.4%	$145,320,000	57.7%	$142,000,000
Embassy Suites El Paso	2.8%	55.5%	$37,500,000	71.7%	$29,000,000
Triple Net Portfolio	2.5%	61.5%	$152,000,000	65.5%	$142,640,000
Hampton Inn Bowie	1.0%	55.4%	$12,000,000	63.3%	$10,500,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units or Pads, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, self-storage, industrial and mixed use (to the extent the related Mortgaged Property includes office or retail space) properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

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“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF for other Mortgage Loans may also include “straight line” rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows. In the case of the Park West Village Whole Loan (3.3%), the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental

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rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten Net Cash Flow may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI for other Mortgage Loans may also include straight line rent for certain tenants. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows. In the case of the Park West Village Whole Loan (3.3%), the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $4,920,000.

With respect to any Mortgage Loan as to which the related Mortgaged Property is subject to a master lease, the Underwritten NOI may have been underwritten based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and

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manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. In certain cases where the related Mortgaged Property is subject to a master lease, the underwritten operating revenues may be based either on the master lease rent or on the rents payable by the underlying tenants (even though, for so long as any such master lease is in effect, the related borrower may be entitled to receive only rents from the master lease, and not the underlying rents and other receipts payable by the underlying tenants, and the rent payable under the master lease may be less than the rents payable by the underlying tenants).

See “—Tenant Issues” below.

“Units”, “Rooms” or “Pads” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, or (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics(1)
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$785,102,870
Number of Mortgage Loans	46
Number of Mortgaged Properties	109
Number of Crossed Groups	0
Crossed Groups as a percentage of Initial Pool Balance	0.0%
Range of Cut-off Date Balances	$2,800,000 to $36,000,000
Average Cut-off Date Balance	$17,067,454
Range of Mortgage Rates	3.19200% to 7.61000%
Weighted Average Mortgage Rate	5.89592%
Range of original terms to Maturity Date/ARD	60 months to 120 months
Weighted average original term to Maturity Date/ARD	107 months
Range of Cut-off Date remaining terms to Maturity Date/ARD	49 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD	103 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	353 months
Range of remaining amortization terms(2)	298 months to 360 months
Weighted average remaining amortization term(2)	352 months
Range of Cut-off Date LTV Ratios(3)(4)	32.6% to 72.1%
Weighted average Cut-off Date LTV Ratio(3)(4)	53.0%
Range of Maturity Date/ARD LTV Ratios(3)(4)	32.6% to 66.2%
Weighted average Maturity Date/ARD LTV Ratio(3)(4)	51.7%
Range of UW NCF DSCR(3)(5)	1.23x to 4.10x
Weighted average UW NCF DSCR(3)(5)	1.94x
Range of Debt Yield on Underwritten NOI(3)(6)	8.0% to 25.5%
Weighted average Debt Yield on Underwritten NOI(3)(6)	12.2%
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All Mortgage Loans
Percentage of Initial Pool Balance consisting of:
Interest Only	72.1%
Interest Only, then Amortizing Balloon	21.4%
Amortizing Balloon	6.5%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	25.8%
Mortgage Loans with mezzanine debt only	9.8%
Mortgage Loans with subordinate debt only	7.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Does not include any Mortgage Loan that pays interest-only until its maturity date or anticipated repayment date.
(3)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a whole loan, based on both that Mortgage Loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(4)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 54.0% and 52.6%, respectively.
(5)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service that would be in effect for such Mortgage Loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(6)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such Mortgage Loan; provided, that with respect to any Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI for such Mortgage Loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definition of “Debt Yield on Underwritten NOI” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Whole Loan(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes thirty-one (31) Mortgage Loans (72.1%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, eleven (11) Mortgage Loans (21.4%) that pay interest-only for a portion of their respective terms (and then pay principal and interest for their remaining terms), and four (4) Mortgage Loans (6.5%) that pay principal and interest for their entire terms.

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Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Multifamily	12	$173,753,000	22.1%
Garden	6	74,564,000	9.5
High Rise	3	54,000,000	6.9
Mid Rise	2	41,189,000	5.2
Low Rise	1	4,000,000	0.5
Industrial	45	$172,130,011	21.9%
Warehouse / Distribution	25	80,267,156	10.2
Manufacturing	16	50,594,063	6.4
Flex	3	26,268,793	3.3
Warehouse	1	15,000,000	1.9
Retail	21	$144,346,019	18.4%
Anchored	3	33,550,000	4.3
Shadow Anchored	14	31,450,000	4.0
Unanchored	2	27,596,019	3.5
Regional Mall	1	26,000,000	3.3
Outlet Center	1	25,750,000	3.3
Hospitality	14	$109,450,662	13.9%
Limited Service	11	58,350,662	7.4
Extended Stay	2	29,100,000	3.7
Full Service	1	22,000,000	2.8
Mixed Use	4	$81,201,292	10.3%
Retail / Office	2	47,951,292	6.1
Office / Retail	1	25,000,000	3.2
Retail / Multifamily	1	8,250,000	1.1
Office	6	$76,859,386	9.8%
CBD	2	48,650,000	6.2
Suburban	4	28,209,386	3.6
Self-Storage	5	$19,362,500	2.5%
Manufactured Housing	2	$8,000,000	1.0%
Total	109	$785,102,870	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all of the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

Multifamily Properties

Twelve (12) multifamily properties (22.1%) secure, in whole or in part, 11 (22.1%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Gilardian NYC Portfolio Mortgage Loan (3.6%), based on the underwritten rent roll dated as of November 1, 2022, three units at the 114 West 86th Street Mortgaged Property are rent-controlled, 15 units are rent stabilized, and the remaining 30 units are rented at market value.

With respect to the Park West Village Mortgage Loan (3.3%), based on the underwritten rent roll dated as of July 22, 2022, 418 of the 850 units at the Mortgaged Property are rent stabilized, and the remaining 432 units at

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the Mortgaged Property are rented at fair market value. Rent stabilized leases at such Mortgaged Property can be one or two years in length at the option of the tenant.

The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. The New York City Rent Guidelines Board in New York City sets maximum rates for rent increases once a year which are effective for one or two year leases beginning on or after October 1 each year. Tenants in rent stabilized apartments are entitled to required essential services and lease renewals on the same terms and conditions as the original lease and may not be evicted except on grounds allowed by law. The related borrowers are required to comply with the HSTP Act, which among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. Under the HSTP Act, for certain types of building-wide major capital improvements (“MCIs”) that benefit all of the tenants in a building (such as the replacement of a boiler or plumbing) the landlord may apply to the State of New York Division of Housing and Community Renewal (“DHCR”) to increase the rent of their rent stabilized tenants. The amount that a landlord can raise tenants’ rents due to MCIs is capped at 2% of their current rent per year, and there is no retroactive amount. This cap applies to MCI increases not collected yet that were approved after June 16, 2012. Additionally, MCI increases are now temporary and will be removed from tenants’ rents after 30 years. MCI increases cannot be added to the tenant’s rent if there are any “hazardous” or “immediately hazardous” violations at the building. The landlord must fix these violations before any MCI can be authorized by state regulators. MCI increases are not permitted if fewer than 35% of the apartments in the building are rent regulated. The HSTP Act also restricts landlords’ ability to increase rents for improvements made to individual apartments (“IAIs”) (for example, new flooring, new fixtures or other improvements). The amount by which the landlord can increase the rent is determined by how much the improvements cost. In buildings that contain more than 35 apartments (such as the Mortgaged Properties), the landlord can collect a permanent rent increase equal to 1/180th of the cost of the improvement (maximum $83.33 per month). Before a landlord can collect a rent increase due to an IAI, they must first fix any “hazardous” or “immediately hazardous” violations in the apartment. A landlord can only claim up to three IAIs in a 15-year period, and total costs eligible for a rent increase calculation cannot exceed $15,000 in a 15-year period. Additionally, IAI increases are now temporary and will be removed from tenants’ rents 30 years from the date the increase became effective. A landlord also may increase the rent because of hardship or increased labor costs. These restrictions on the ability of the borrowers to increase rents for MCIs and IAIs under the HSTP Act may discourage the related borrowers from renovating the Mortgaged Properties or otherwise investing in the Mortgaged Properties, which in turn may adversely affect the ability of the Mortgaged Properties to relet vacant units to new tenants.

With respect to the Columbia Arms and Aspen-Alpine Apartments Mortgage Loan (0.7%), the related borrower sponsor reported that the occupancy of the Mortgaged Property is subject to rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program (“Section 8”) of the U.S. Department of Housing and Urban Development (“HUD”). According to the borrower sponsor, as of the Cut-off Date, unit no. 1448-105 is receiving $183 of subsidized rent each month and the tenant pays the remaining $567 of the $750 total contractual rent. There can be no assurance that the Mortgaged Property will not have any additional tenants who rely on rent subsidies under Section 8 of the HUD in the future.

With respect to the Fox Creek Apartments Mortgage Loan (0.7%), the Mortgaged Property is subject to land use restriction agreements in favor of the Louisiana Housing Finance Agency made in connection with the allocation of federal low-income housing tax credits under Section 42 of the Code. The agreements generally require that (i) 20% of the units are leased to families or individuals whose income is 50% or less than the area median income (“AMI”) or 40% of the units are leased to families or individuals whose income is 60% or less than AMI, (ii) 100% of the units are rent restricted with rent limited to 40% of 60% of the AMI, (iii) the agreements terminate in the event of a foreclosure or deed in lieu of foreclosure, and (iv) the remedies against the borrower include specific performance and any other remedies provided by law or equity. The agreements are scheduled to expire on December 31, 2032. The tax credits have been fully utilized and no longer apply to the Mortgaged Property. When the agreements expire, the Mortgaged Property will no longer be rent-restricted.

With respect to the 180-186 Cedar Street Mortgage Loan (1.8%), the related borrower sponsor owns competing properties within approximately five miles of the Mortgaged Property.

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With respect to the Diamond Hill Lofts Mortgage Loan (0.5%), the related borrower sponsor owns three nearby multifamily properties within a 2-mile radius of the Mortgaged Property, each of which may compete with the Diamond Hill Lofts Mortgaged Property.

Industrial Properties

Forty-five (45) industrial properties (21.9%) secure, in whole or in part, 7 (22.1%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties”.

Retail Properties

Twenty-one (21) retail properties (18.4%) secure, in whole or in part, 7 (18.4%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. Re-tenanting certain specialty properties that previously had specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

With respect to the Great Lakes Crossing Outlets Mortgage Loan (3.3%), the related borrower sponsor owns a competing property within approximately 17 miles of the Mortgaged Property.

With respect to the WRS Retail Portfolio Mortgage Loan (3.1%), the borrower sponsor owns competing properties within five miles of the Hudson Bridge Crossing Mortgaged Property (0.5%), the Shoppes at Westgate Mortgaged Property (0.4%), the Shoppes at Richland Mortgaged Property (0.3%), the Glenn View Station Mortgaged Property (0.2%), the Shoppes at Raeford Mortgaged Property (0.2%), the Shoppes at Oxford Mortgaged Property (0.2%) and the Village at Red Bridge Mortgaged Property (0.1%).

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Hospitality Properties

Fourteen (14) hospitality properties (13.9%) secure, in whole or in part, 7 (13.9%) of the Mortgage Loans. Six (6) of the hospitality properties (11.8%) are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (2.2%), each Mortgaged Property is operated as an independent, boutique hotel and is not subject to a “flag.” A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Embassy Suites El Paso	$22,000,000	2.8%	10/31/2037	11/6/2032
Hampton by Hilton Inn & Suites Wellington	$21,000,000	2.7%	2/24/2027(2)	12/6/2032
TownePlace Suites Port St. Lucie I-95	$16,600,000	2.1%	11/26/2039	12/6/2032
Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	$12,800,000	1.6%	1/18/2028(3)	12/6/2032
Towneplace Suites Glendale	$12,500,000	1.6%	7/6/2040	1/6/2033
Hampton Inn Bowie	$7,550,662	1.0%	10/31/2037	10/6/2032

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.
(2)	The franchise agreement expires prior to the Mortgage Loan maturity date. At Mortgage Loan origination, the borrower deposited $500,000 into an upfront PIP reserve account.
(3)	The franchise agreement expires prior to the Mortgage Loan maturity date. At Mortgage Loan origination, the borrower deposited $300,000 into an upfront PIP reserve account.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent.

Hospitality properties may be particularly affected by seasonality. The Stoney Creek Hotel Portfolio Mortgage Loan (2.2%) and the Hampton Inn Bowie Mortgage Loan (1.0%) require a seasonality reserve that was established

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in connection with the origination of each such Mortgage Loan and/or that is required on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months) in an amount specified in the related loan documents. We cannot assure that these reserves will be sufficient to offset any seasonal fluctuations in revenue.

With respect to the Embassy Suites El Paso Mortgage Loan (2.8%), at origination, an unaffiliated third party, Spire Concession Management, LLC (the “Embassy Suites El Paso Interim Liquor Licensee”), held the liquor license at the Mortgaged Property pursuant to an interim operating agreement (the “Embassy Suites El Paso Interim Liquor License Agreement”). Prior to the expiration or termination of the Embassy Suites El Paso Interim Liquor License Agreement, the borrower is required to (i) obtain a permanent liquor license on behalf of Gateway Beverage Services, Inc. (the “Liquor Licensee”), an affiliate of the borrower, (ii) execute a concession-management agreement between the property manager and the Liquor Licensee relating to the management of alcoholic beverage sales at the Mortgaged Property and (iii) execute an assignment and agreement regarding liquor licenses among the borrower, the property manager, the Liquor Licensee and the lender, pursuant to which the borrower and the property manager transfer, set over and assign to the lender all of the borrower’s and the property manager’s right, title and interest in and to the foregoing concession-management agreement. The lender is a third-party beneficiary of the Embassy Suites El Paso Interim Liquor License Agreement and the Embassy Suites El Paso Interim Liquor Licensee is required to cooperate as may be necessary to transfer any liquor licenses or obtain the issuance of new liquor licenses as specified in the Mortgage Loan documents. The expiration or termination of the existing liquor license or the borrower’s failure to procure a permanent liquor license will constitute an event of default and the Mortgage Loan documents provide for such losses recourse to the borrower and the guarantors.

With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (2.2%), Stoney Creek Investors of Columbia, L.L.C. (“Stoney Creek Investors of Columbia”), an indirect holder of the equity interests in the related borrower, and Stoney Creek Caterers, L.L.C. (together with Stoney Creek Investors of Columbia, the “Stoney Creek Licensees”), a wholly-owned subsidiary of the related borrower, holds the associated liquor license with respect to the Stoney Creek Hotel Columbia Mortgaged Property and the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property, respectively. Under separate liquor license cooperation agreements, the related borrower and each Stoney Creek Licensee have agreed to (i) provide cooperation and assistance to the lender to utilize the existing liquor licenses and (ii) obtain new liquor licenses if required under applicable law following the acquisition by the lender of either such Mortgaged Property by foreclosure or deed in lieu of foreclosure. Additionally, Stoney Creek Investors of Columbia is permitted to transfer the liquor license for the Stoney Creek Hotel Columbia Mortgaged Property to the related borrower so long as the following are delivered to the lender (i) written notice of the transfer, (ii) a copy of the replacement liquor license and (iii) an updated liquor license cooperation agreement reflecting the related borrower as the new owner of the liquor license for such Mortgaged Property.

Mixed Use Properties

Four (4) mixed use properties (10.3%) secure, in whole or in part, 4 (10.3%) of the Mortgage Loans.

Each of the mixed use properties has one or more retail, office and/or multifamily components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—General—Retail Properties” and “—General—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Office Properties

Six (6) office properties (9.8%) secure, in whole or in part, 5 (12.1%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property.

Self-storage Properties

Five (5) self-storage properties (2.5%) secure in whole or in part, 4 (2.5%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self-storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self-storage Facilities”.

Certain self-storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

Manufactured Housing Community Properties

Two (2) manufactured housing community property (1.0%) secures, in whole or in part, 2 (1.0%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Gym, fitness center, spa, salon, pool or health club(1)	5	7.1%
Restaurant(2)	10	6.0%
Grocery(3)	2	5.5%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(4)	5	4.4%
Bowling Alley(5)	1	3.3%
Bank branch(6)	1	1.0%

(1)	Includes the following Mortgaged Properties: Coliseum Marketplace – One Life Gym, Patuxent Crossing – World Gym, 315 5th Avenue – Secret Stylash, WRS Retail Portfolio -Hudson Bridge Crossing – Massage Envy and WRS Retail Portfolio – Chamblee Village – So Amazing Salon Suites.
(2)	Includes the following Mortgaged Properties: Coliseum Marketplace – Chick-Fil-A, 315 5th Avenue – Gogi Inc., WRS Retail Portfolio - Grandview Station, WRS Retail Portfolio – Village at Red Bridge, WRS Retail Portfolio – Shoppes at Oxford, WRS Retail Portfolio – Glenn View Station, WRS Retail Portfolio – Shoppes at Sanford, WRS Retail Portfolio – Shoppes at Goldsboro, WRS Retail Portfolio – Shoppes at Richland and WRS Retail Portfolio – Shoppes at White Knoll.
(3)	Includes the following Mortgaged Properties: Green Acres – Walmart and BJ’s and Patuxent Crossing – Shopper’s Foods.
(4)	Includes the following Mortgaged Properties: 315 5th Avenue – American Friends of Shalva, WRS Retail Portfolio – Grandview Station – Hopscotch Health, WRS Retail Portfolio – Shoppes at Raeford – Carolinas Dentist, WRS Retail Portfolio – Chamblee Village – Atlanta Eye Center and Georgia Clinic Urgent Care and WRS Retail Portfolio – Hudson Bridge Crossing – Children's Healthcare of Atlanta, Inc.
(5)	Includes the following Mortgaged Properties: Great Lakes Crossing Outlets – Round 1 Bowling Amusement.
(6)	Includes the following Mortgaged Properties: Coliseum Marketplace – Sonabank.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$36,000,000	4.6%
Five (5) Largest Mortgage Loans	$155,000,000	19.7%
Ten (10) Largest Mortgage Loans	$286,951,292	36.5%
Largest Related-Borrower Concentration(1)	$53,000,000	6.8%
Next Largest Related-Borrower Concentration(1)	$50,400,000	6.4%

(1)	Excludes single-borrower Mortgage Loans and Crossed Groups that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.3% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

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Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Gilardian NYC Portfolio	$28,000,000	3.6%
IPG Portfolio	28,000,000	3.6
Orizon Aerostructures	27,000,000	3.4
Cadence	25,778,500	3.3
Patuxent & Coliseum	25,000,000	3.2
WRS Retail Portfolio	24,000,000	3.1
Triple Net Portfolio	20,000,000	2.5
Stoney Creek Hotel Portfolio	17,000,000	2.2
Rivercrest 3-Pack Portfolio	16,000,000	2.0
Oak Ridge Office Park	10,560,897	1.3
Southern Star NC Portfolio	3,550,000	0.5
Grand Total	$224,889,397	28.6%

Four (4) groups of Mortgage Loans (18.3%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 6.8% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Gilardian NYC Portfolio	$28,000,000	3.6%
315 5th Avenue	25,000,000	3.2
Total for Group 1:	$53,000,000	6.8%
Group 2
Hampton by Hilton Inn & Suites Wellington	$21,000,000	2.7%
TownePlace Suites Port St. Lucie I-95	16,600,000	2.1
Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	12,8000,000	1.6
Total for Group 2:	$50,400,000	6.4%
Group 3
Kingston Square Apartments	$14,000,000	1.8%
Gary Indiana Portfolio	10,300,000	1.3
Total for Group 3:	$24,300,000	3.1%
Group 4
DPM - St Charles, MO	$6,750,000	0.9%
DPM - Columbus, OH	4,687,500	0.6
DPM - Saginaw, MI	4,375,000	0.6
Total for Group 4:	$15,812,500	2.0%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus.

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Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	8	$154,309,682	19.7%
Florida	7	101,050,019	12.9
Texas	4	62,090,667	7.9
California	6	57,585,373	7.3
New Jersey	2	50,189,000	6.4
Georgia	6	43,412,608	5.5
Total	33	$468,637,349	59.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Mortgaged Properties located in California, Georgia, Texas, North Carolina and Florida, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana, North Carolina and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Eleven (11) Mortgaged Properties (8.2%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 24%.

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Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Forty-eight (48) Mortgaged Properties (24.5)%, each have a limited operating history, as described in one or more of the bullets below.

Four (4) of the Mortgaged Properties (8.7%), namely, the Rialto Industrial Mortgaged Property, the 800 Cesar Chavez Mortgaged Property, the 180-186 Cedar Street Mortgaged Property and the Diamond Hill Lofts Mortgaged Property, were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Forty-four (44) of the Mortgaged Properties (15.8%), namely, the IPG Portfolio Mortgaged Properties, the Orizon Aerostructures Mortgaged Properties, the Cadence Mortgaged Properties, the Societal CDMO Mortgaged Property and the Triple Net Portfolio Mortgaged Properties, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Twenty-one (21) of the Mortgaged Properties (6.7%), namely, the Orizon Aerostructures Mortgaged Properties and Cadence Mortgaged Properties, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Certain other Mortgaged Properties have less than 3 years of historical financial information presented on Annex A.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the Park West Village Mortgage Loan (3.3%), the Embassy Suites El Paso Mortgage Loan (2.8%), The Chatham Retail Condo Mortgage Loan (2.6%) and the 800 Cesar Chavez Mortgage Loan (1.9%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

With respect to the Embassy Suites El Paso Mortgage Loan (2.8%), four of the related borrowers own the Mortgaged Property as tenants-in-common (the “Embassy Suites El Paso TIC Borrowers”) together with an additional co-borrower (the “Embassy Suites El Paso OpCo Borrower”). The Embassy Suites El Paso OpCo Borrower leases the Mortgaged Property from the Embassy Suites El Paso TIC Borrowers pursuant to an operating lease. So long as no event of default exists under the Mortgage Loan documents, the Embassy Suites El Paso TIC Borrowers may sell their respective interests to a single, newly-formed Delaware limited liability company to be controlled by the sponsor (the “Embassy Suites El Paso Remaining Borrower”), the equity of which is required to be owned by the Embassy Suites El Paso TIC Borrowers in the same proportion as their respective interests in the Mortgaged Property (the “Embassy Suites El Paso Permitted Tenant-in-Common Roll-Up”); provided that the Embassy Suites El Paso OpCo Borrower or its affiliate is required to own at least 10% equity in the Embassy Suites El Paso Remaining Borrower. Subject to certain requirements set forth in the Mortgage Loan documents, the Embassy Suites El Paso Permitted Tenant-in-Common Roll-Up is permitted without the lender’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the Weston at Copperfield Mortgage Loan (3.6%), the Walgreens Orlando Operations Center Mortgage Loan (2.0%), the DPM – St Charles, MO Mortgage Loan (0.9%), the DPM – Columbus, OH Mortgage Loan (0.6%), the DPM – Saginaw, MI Mortgage Loan (0.6%) and the Southern Star NC Portfolio Mortgage Loan (0.5%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there

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is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

With respect to the Weston at Copperfield Mortgage Loan (3.6%), the related Delaware statutory trust does not limit the number of accredited investors. Under the related Mortgage Loan documents, the borrower possesses the right to convert the structure from a Delaware statutory trust to a Delaware limited liability company provided that, among other conditions, the resulting entity (i) is a special purpose entity whose formation documents are substantially consistent with the form of the limited liability company agreement attached to the borrower’s trust agreement (or otherwise approved by the lender) and (ii) acknowledges its obligations under the related Mortgage Loan documents and the guarantor ratifies its continuing obligations under the related guaranty and environmental indemnity.

With respect to the Walgreens Orlando Operations Center Mortgage Loan (2.0%), the Mortgage Loan documents contemplate the lender’s ability to (1) convert the borrower to a different form of entity under applicable Delaware law (a “Conversion Event”) or (2) contribute the Mortgaged Property to a special purpose entity to be owned by the same beneficial owners of the borrower in substantially the same proportions as immediately prior to such transfer of the Mortgaged Property (a “Drop-Down Distribution”) if (i) any event occurs which causes the signatory trustee to cease to be the signatory trustee of the borrower (unless the signatory trustee is simultaneously replaced with a new signatory trustee), (ii) any event resulting in the dissolution of the borrower occurs, (iii) an event of default under the Mortgage Loan documents exists (or the lender reasonably believes an event of default is imminent) or (iv) the borrower desires (or is required by its trust agreement or by the signatory trustee) to either perform a (1) Conversion Event or (2) Drop-Down Distribution.

With respect to the DPM – St Charles, MO (0.9%), the DMP - Columbus, OH (0.6%), and the DPM – Saginaw, MI (0.6%) Mortgage Loans, the related Delaware statutory trusts permit up to 100 beneficial owners. The applicable related Mortgage Loan documents contain standard Delaware statutory trust provisions, with a master lease structure and, subject to the terms of the applicable related Mortgage Loan documents, the lender may, in good faith, determine that an event of default is reasonably foreseeable, and force a conversion of the borrower. In addition, under the related Mortgage Loan documents, by action of the related trustees, the related borrowers possess the right to terminate the applicable trust agreement by converting their respective structures from a Delaware statutory trust to a Delaware limited liability company (1) in accordance with the terms of the related (and applicable) trust agreement; (2) under the control of the related guarantor; (3) providing organizational documents provided to the related lender; and (4) meeting the entity covenant requirements as set out in the applicable related Mortgage Loan documents. Under each related Mortgage Loan documents, the related borrowers, master lessees and related trustees are structured as bankruptcy remote special purpose entities.

With respect to the Southern Star NC Portfolio Mortgage Loan (0.5%), pursuant to the terms of the Southern Star NC Portfolio Mortgage Loan documents, the related borrower is permitted up to 499 members.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Condominium Interests and Other Shared Interests

Two (2) Mortgage Loans (5.4%), namely, the Naples Center Mortgage Loan (2.8%) and The Chatham Retail Condo Mortgage Loan (2.6%), are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

●	With respect to The Chatham Retail Condo Mortgage Loan (2.6%), the Mortgaged Property is subject to a condominium regime consisting of ninety-five total units (ninety-three residential units and two commercial units), of which one of the commercial units, representing a 9.377% voting interest, serves
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as collateral for The Chatham Retail Condo Mortgage Loan. The condominium is governed by a condominium board consisting of a residential board and commercial board comprised of seven members in total (i.e., five members are elected by the residential unit owners as the residential board; two members elected by the commercial unit owners as the commercial board). Although the borrowers do not control the appointment and voting of the condominium board, the commercial unit owners (including the borrowers) are entitled to make determinations with respect to matters affecting only the commercial units but do not affect the residential units, including, without limitation: (i) the amount of commercial common charges, (ii) selling, leasing, mortgaging and otherwise dealing with all or any portion of the commercial space, (iii) adjusting and settling insurance claims if the loss involves only the commercial unit, and (iv) borrowing money on behalf of the commercial space. The condominium regime may be terminated by a vote of at least 80% of the interests in the condominium. Prior written consent of the holder of any present or future mortgage covering a commercial unit is required for any amendment, modification, addition or deletion to the bylaws, declaration or rules and regulation of the condominium that would modify the permitted use of a commercial unit or affect its rights, privileges, easements, licenses or exemptions granted to such commercial unit.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that, if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

One (1) Mortgaged Property, namely 575 Broadway (3.3%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Property.

Two (2) Mortgaged Properties, namely Green Acres (3.3%) and Stoney Creek Hotel Portfolio – Stoney Creek Hotel Quad Cities – Moline (0.2%), are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

In general, except as described above or as noted on Annex E-1B or Annex E-2B to this prospectus, unless the related fee interest is also encumbered by the related mortgage and except as disclosed below, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B or Annex E-2B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Green Acres Mortgage Loan (3.3%), the Mortgage Loan is secured in part by one of the borrower’s (Valley Stream Green Acres LLC (“Valley Stream”)) leasehold interest in one of the anchor tenant spaces (the “Walmart Parcel”, representing approximately 8.3% of the net rentable square footage of the Mortgaged Property) pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Walmart Ground Lease commenced on August 13, 1990 and expires

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August 12, 2026, with two additional six-year extension options. Such extension options may be extended on behalf of Valley Stream by the lender pursuant to the estoppel delivered by Walmart and Valley Stream. According to such estoppel, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent.

With respect to the 575 Broadway Mortgage Loan (3.3%), the borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “575 Broadway Ground Lease”) between 575 Broadway LLC, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. In connection with a sale of the ground leasehold interest after foreclosure, the 575 Broadway Ground Lease requires consent of the ground lessor (except with respect to an assignment to an affiliate of lender), which consent may not be unreasonably withheld if the purchaser is a party, in the ground lessor’s reasonable judgment, that has the financial standing and experience commensurate with the responsibilities and obligations of ground tenant). In connection with any transfer of the 575 Broadway Mortgage Loan, the 575 Broadway Ground Lease requires that the transferee be a 575 Broadway Institution. In addition, except in connection with an assignment of the 575 Broadway Ground Lease to lender or its wholly owned affiliate (provided such entity is a 575 Broadway Institution), such purchaser will be required to post one-year of base rent as a security deposit. In the event of a casualty, proceeds, to the extent the amount thereof is greater than 1% of the replacement cost of the building, will be payable to a leasehold mortgagee and if the borrower does not restore the premises, the ground lessor, subject to providing notice to the leasehold mortgagee and following such leasehold’s mortgagee’s failure to restore, is permitted to terminate the 575 Broadway Ground Lease and retain all insurance proceeds. Additionally, pursuant to the 575 Broadway Ground Lease, only a mortgagee that satisfies the definition of 575 Broadway Institution in the 575 Broadway Ground Lease is entitled to mortgagee protections (which includes, without limitation, a REMIC trust with a trustee that is either FDIC insured or that meets a minimum assets test as set forth in the 575 Broadway Ground Lease). “575 Broadway Institution” includes, among other persons or entities more fully set forth in the 575 Broadway Ground Lease: (i) a real estate investment trust, bank, insurance company, trust company, mutual fund or government entity or plan, each of which satisfies the 575 Broadway Eligibility Requirements (as hereinafter defined), (ii) an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, each of which satisfies the 575 Broadway Eligibility Requirements, (iii) a person or entity satisfying the 575 Broadway Eligibility Requirements that is at least 50% owned and controlled one or more entities described in (i) or (ii), (iv) a qualified trustee (as hereinafter defined) in connection with (a) a securitization of, (b) the creation of collateralized debt obligations secured by, or (c) a financing through an “owner trust” of, a loan, (v) a permitted investment fund. “575 Broadway Eligibility Requirements” means that such person or entity (x) has total assets in excess of $1,000,000,000 and capital/statutory surplus or shareholder’s equity of $500,000,000; (y) is engaged in the business of making or owning commercial loans; and (z) is not an affiliate of the ground lessee.

With respect to the 800 Cesar Chavez Mortgage Loan (1.9%), approximately 5,645 square feet of fenced area (the “Paper Street Premises”) used by the sole tenant at the Mortgaged Property, GM Cruise, is owned by the City and County of San Francisco. At the time of origination, no agreement existed for the use of such space between either GM Cruise or the borrower and the County and City of San Francisco. Since origination, an agreement for the use of such space with the City and County of San Francisco has been entered into pursuant to the Mortgage Loan documents. The Mortgage Loan documents provide that in the event the borrower enters into such a lease with the owner of the Paper Street Premises, the lender would be entitled to encumber the borrower’s interest in the Paper Street Premises, provided however, that the lender’s right to assign or encumber the Paper Street Premises would only be to the extent that any such lease permits such assignment or encumbrance without the City and County of San Francisco’s consent. Such lease requires the City and County of San Francisco’s consent in order for the borrower’s interest thereunder to be encumbered, which consent the City and County of San Francisco has not provided.

See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Mortgage Loan representations and warranties no. (35) (Ground Leases) on Annex E-1A to this prospectus and Mortgage

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Loan representations and warranties no. (34) (Ground Leases) on Annex E-2A to this prospectus and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

Except as set forth below, none of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

COVID-19 Considerations

The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 23 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations may have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
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●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

In certain cases, the environmental testing revealed the presence of asbestos containing materials, lead based paint, mold and/or radon at the subject Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Additionally, certain of the Mortgaged Properties have one or more RECs, controlled recognized environmental conditions (“CRECs”) or historical recognized environmental conditions (“HRECs”) for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing.

Set forth below is a description of certain environmental conditions existing at certain of the Mortgaged Properties, as identified in the environmental report, for which remediation has previously occurred or for which ongoing remediation or monitoring is continuing or for which further action is required. We cannot assure you that there are no other existing environmental conditions, in addition to those described below, or that these or other conditions would not ultimately have an adverse effect on the Mortgaged Properties.

With respect to the IPG Portfolio Mortgage Loan (3.6%), the ESA identifies as RECs for the Menasha Mortgaged Property: (1) a fuel oil UST historically used at the site and later closed in place during the 1980s, but for which no closure documentation or confirmation sampling appeared to have been completed, and (2) petroleum impacts to soil near the rail unloading area on the south side of the site, which were granted closure in 1997 without remediation or soil management obligations, but for which the investigation and lack of remediation/soil management obligations would not likely meet current standards. To assess these RECs, phase II environmental site assessment (“Phase II ESA”) was conducted at the related Mortgaged Property, which identified constituents in soil and groundwater

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above applicable standards. No further investigation was recommended in relation to the minimal and low-level soil impacts identified. To confirm groundwater findings, the Phase II ESA consultant recommended that groundwater monitoring be conducted. The cost to conduct this additional groundwater monitoring, which included the installation of five monitoring wells and quarterly sampling for relevant constituents of concern for a two-year period, was estimated to be $55,000 to $75,000. The related Phase II ESA consultant also recommended that the results of the Phase II be submitted to the governing authority. The borrower has agreed under the IPG Portfolio Mortgage Loan documents to cause Intertape Polymer Group (“IPG”), the sole tenant at the Mortgaged Property, pursuant to such tenant’s lease, to install and sample the monitoring well by November 28, 2022 and to report sampling results to the Wisconsin Department of Natural Resources (“WDNR”) within 30 days after the later of the time the consultant prepares the report on sampling, or any further pre-reporting sampling recommended by consulting is performed. The borrower has also agreed to cause IPG to commence any post-reporting sampling or actions required by WDNR within 60 days after written direction of such requirement from WDNR, promptly perform any further actions required by WDNR, and diligently pursue no further action letter or equivalent from WDNR. Should IPG fail to fulfill its responsibility to address the identified environmental conditions in such time periods, then the borrower is obligated to complete such investigations and/or remediations within at least 90 days after the expiration of the time periods for completion provided to IPG.

With respect to the IPG Portfolio Mortgage Loan (3.6%), the ESA identifies as a REC for the Marysville Mortgaged Property its long history of industrial use, which included (i) the significant use, storage, and handling of chemicals, (ii) reports of potential chemical releases, (iii) reports of poor housekeeping and (iv) the closure of several underground and aboveground storage tanks for which no documentation was available. A Phase II ESA was conducted at the related Mortgaged Property to further investigate potential impacts associated with such Mortgaged Property’s significant industrial history. The Phase II ESA identified impacts to soil and soil vapor above applicable standards. Based on the results of the Phase II ESA, the Phase II ESA consultant recommended conducting a baseline environmental assessment (“BEA”) for such Mortgaged Property, which would allow the person(s) on whose behalf it is performed, such as a new owner or operator, to purchase or begin operating at the Mortgaged Property without taking on liability for historic impacts. The BEA process requires the preparation of a Due Care Plan (“DCP”), which establishes requirements for the safe utilization of impacted property. As part of the DCP process, the Phase II ESA consultant recommended conducting additional investigation to evaluate the vapor intrusion pathway in the vicinity of Building 41A at the related Mortgaged Property. The Phase II ESA consultant estimated the cost to conduct such additional investigation and, if necessary, to design and install a Sub-Slab Depressurization System (“SSDS”) to address any vapor intrusion concerns, to be $125,000 to $200,000. The borrower has agreed under the IPG Portfolio Mortgage Loan documents to cause IPG, the sole tenant at the Mortgaged Property, pursuant to such tenant’s lease, to perform such additional investigation by November 28, 2022 and to commence the next required or recommended investigation, remediation, or mitigation, if any, within 60 days after completion of consultant’s written report of initial further investigation. The borrower has also agreed to cause IPG to perform the BEA by November 13, 2022 and to prepare the DCP by March 28, 2023. Should IPG fail to fulfill its responsibility to address the identified environmental conditions in such time periods, then the borrower is obligated to complete such investigations and/or remediations within at least 90 days after the expiration of the time periods for completion provided to IPG. The ESA also identified as a controlled REC for the related Mortgaged Property residual impacts to soil and groundwater in an area formerly used for hazardous waste storage and where six USTs had historically operated. This area underwent investigation and remediation pursuant to the Resource Conservation and Recovery Act Corrective Action program in the late 1990s through the mid-2000s. The soil and groundwater impacts investigated and remediated in this area were granted closure by the governing agency in 2007 subject to the implementation of a restrictive covenant that prohibits non-industrial use of the applicable portion of the related Mortgaged Property as well as activities that may cause exposure to residually-impacted soil or groundwater. Given that closure has been granted for the former hazardous waste storage area and related USTs, and that a restrictive covenant remains in place to address any residual impacts, the ESA consultant determined that no further investigation was necessary in relation to this matter; however, the consultant did recommend continued implementation of the restrictive covenant requirements placed upon the related Mortgaged Property. The borrower is obligated to comply with such restricted covenant requirements pursuant to the terms of the IPG Portfolio Mortgage Loan documents.

With respect to the Green Acres Mortgage Loan (3.3%), the related ESA identified six RECs at the Mortgaged Property related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Mortgaged Property and reportedly removed, but for which no closure documentation were available, (ii) free product observed in a monitoring well at an adjacent property for which a responsible party unrelated to the borrower

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was identified, (iii) cases of petroleum impacts to soil and groundwater at adjacent properties for which responsible parties unrelated to the borrower were identified, and (iv) a vapor migration concern identified in connection with the Mortgaged Property’s long-term historic use of hazardous chemicals. The environmental consultant recommended no further action as of the date of the ESA, except that with respect to the RECs identified in (ii) and (iii) above, the environmental consultant recommended periodic file review until the adjacent properties obtain closure from the New York State Department of Environmental Conservation. The borrowers currently maintain an environmental insurance policy from Indian Harbor Insurance Company with a per incident limit of $25,000,000 and aggregate limits of $50,000,000. The current policy is for a three year term expiring in 2025. The borrowers are required to maintain a similar environmental insurance policy throughout the Mortgage Loan’s term and three years after the Mortgage Loan’s maturity date.

With respect to the Cadence Mortgage Loan (3.3%), the related ESAs identified RECs at four (4) of the 17 Mortgaged Properties related to long term operation of underground and above ground storage tank systems and current or past uses and activities which utilized hazardous substances and/or wastes. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Group with a per incident limit of $5,000,000 and aggregate limits of $10,000,000, a self-insured retention of $100,000 and a ten year term expiring on August 17, 2032. The borrower is required to renew the policy for three years past the Mortgage Loan’s maturity date. Under the sole tenant’s (Cadence) triple net lease, the tenant is obligated to remediate any releases and correct any violations of environmental law. The Mortgage Loan documents require the borrower to request that tenant complete remediation to the extent required by law, correct violations and obtain regulatory closure.

With respect to the Cadence Mortgage Loan (3.3%), the related ESA identified a controlled recognized environmental condition (“CREC”) at the 317-417 Crow Street Mortgaged Property in connection with historical bulk storage and distribution operations. Following investigations between 2007 and 2010 and subsequent remediation efforts, the North Carolina Department of Environmental Quality (“NCDEQ”) issued a conditional “No Further Action” letter in September 2021 indicating that soil and groundwater contamination met the cleanup requirements for a low risk under state environmental laws, but that contamination exceeds the limits allowed for the unrestricted use of the site. The NCDEQ has allowed residual petroleum to remain in place at the Mortgaged Property subject to a Notice of Residual Petroleum (“NORP”) recorded on the deed to the Mortgaged Property on September 3, 2021. The NORP prohibits groundwater use at the Mortgaged Property and restricts use of the Mortgaged Property to industrial use only. The Mortgage Loan documents require continued compliance with the restrictions set forth in the NORP.

With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the ESA for the Patuxent Crossing Mortgaged Property identifies as a controlled recognized environmental condition for such Mortgaged Property its historic participation in the Maryland Department of the Environment (“MDE”) Voluntary Cleanup Program (“VCP”). The Mortgaged Property was entered into the VCP in 2017 in relation to impacts caused by dry-cleaning operations historically conducted on site and auto repair operations that continue to be conducted on site. On October 5, 2018, the MDE issued to the Mortgaged Property a No Further Requirements Determination (“NFRD”), which closed the VCP matter but allowed for residual impacts to remain. Given the residual impacts on site, the MDE approved the NFRD with site use restrictions and prohibitions, including restricting the Mortgaged Property to commercial/industrial use, soil excavation and disposal restrictions, and a prohibition on the use of groundwater beneath the property for any purpose. According to the related ESA consultant, the NFRD requires that the MDE be notified in writing at least five days prior to any transfer of the Mortgaged Property, and all site restrictions and prohibitions included within the NFRD must continue to be implemented. As of the origination date of the Patuxent & Coliseum Mortgage Loan, such notice had not been delivered to the MDE in connection with the borrowers’ acquisition of the Mortgaged Property in August 2022. In addition, the ESA consultant recommended that two groundwater monitoring wells observed on the Mortgaged Property and installed as part of the site investigations be decommissioned according to federal and local regulations. The ESA consultant estimated the cost of decommissioning these ground water monitoring wells to be $5,000. Pursuant to the Patuxent & Coliseum Mortgage Loan documents, the borrower is obligated to decommission the two groundwater monitoring wells according to federal and location regulations within six months of the date of origination of the Patuxent & Coliseum Mortgage Loan. At origination of the Patuxent & Coliseum Mortgage Loan, the borrower deposited an amount equal to 115% of the estimated costs of certain immediate repairs required under the Patuxent & Coliseum Mortgage Loan documents, which included decommissioning the two groundwater monitoring wells.

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With respect to the Triple Net Portfolio Mortgage Loan (2.5%), the related ESA identified a REC at the 417 & 433 West 164th Street Mortgaged Property in connection with soil, soil-vapor and groundwater impacts, including tetrachloroethene (PCE) and hexavalent chromium, in excess of applicable regulatory levels from the operation of metal plating and anodizing facilities at the Mortgaged Property by both prior operators, including the ANCO Metal Improvement Company (“ANCO”) between 1967 and 1994, and by the current sole tenant at the Mortgaged Property, Valence Surface Technologies. According to the ESA, C&Q Investments, a prior owner of the Mortgaged Property, has been identified as the responsible party for the PCE impacts and, together with ANCO, is performing ongoing investigation and remediation of such impacts under the direction of the Los Angeles Regional Water Quality Control Board (the “RWQCB”). Valence Surface Technologies, in turn, is performing ongoing cleanup activities related to the hexavalent chromium impacts under the direction of the RWQCB. In addition to such cleanup activities, Valence Surface Technologies is also performing ongoing renovations at each of the 120-150 West 154th Street Mortgaged Property and the 417 & 433 West 164th Street Mortgaged Property to eliminate its use of hexavalent chromium at such Mortgaged Properties.

With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (2.2%), the related ESA identified a REC at the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property related to a vapor migration concern identified in connection with such Mortgaged Property’s long-term historic commercial and industrial use dating back to 1886, which may have included extensive use and storage of machinery, petroleum products and hazardous chemicals. The environmental consultant recommended no further action as of the date of the ESA. At origination, the borrower obtained an environmental insurance policy from Great American Insurance Group with a per incident limit of $1,000,000 and a 13-year term expiring three years past the Mortgage Loan’s maturity date, to address the REC identified from the historic site uses. The Mortgage Loan documents require the related borrower to comply with the lender’s reasonable requests to effectuate remediation of environmental conditions to the extent required by environmental law.

With respect to the 800 Cesar Chavez Mortgage Loan (1.9%), the related ESA identified a REC at the Mortgaged Property in connection with soil and groundwater impacts including, among other things, chromium, nickel, and vanadium, in excess of applicable regulatory criteria from prior vehicle maintenance activities at the Mortgaged Property. According to the ESA, so long as any redevelopment and/or soil disturbance activities at the Mortgaged Property do not disturb more than 50 cubic yards of soil, it is not anticipated that applicable regulatory agencies would require active mitigation of such impacts. However, in the event of redevelopment and/or soil disturbance activities in excess of such threshold, it is anticipated that the borrower would be required to report such activities to the San Francisco Department of Public Health Oversight Program, perform soil characterization for disposal purposes, excavate and dispose of impacted soils and treat groundwater prior to such groundwater being discharged to sanitary sewers. Construction and renovation activities remain ongoing at the Mortgaged Property in connection with the build-out of the improvements for the current sole tenant at the Mortgaged Property, GM Cruise. According to the ESA, such activities are being performed pursuant to, among other things, a site management plan that was approved by the San Francisco Department of Public Health Oversight Program.

With respect to the 180-186 Cedar Street Mortgage Loan (1.8%), the related ESA identified a REC at the Mortgaged Property in connection with soil and groundwater impacts including chlorinated volatile organic compounds and several polycyclic aromatic hydrocarbons and metals and soil vapor impacts at an adjacent apartment building from prior industrial activities at the Mortgaged Property. The New Jersey Department of Environmental Protection issued an “Administrative Consent Order” in 2018 to complete remediation of the Mortgaged Property. The environmental consultant recommended that ongoing investigation and cleanup activities be completed to obtain a “No Further Action” letter or a “Remedial Action Outcome”. The borrower’s site remediation professional estimates the cost to complete such remediation is approximately $50,000. The lender established an escrow of $61,250 and the borrower is obligated to complete the remediation within six months after the loan origination date.

With respect to the Sunnybrook MHC Mortgage Loan (0.7%), the related ESA identified a business environmental risk at the Mortgaged Property in connection with the on-site wastewater treatment facility being non-compliant with state regulations due to previously reported exceedance of nitrogen, ammonia total during three monitoring periods between October 1, 2021 through June 30, 2022. The environmental consultant reported that the non-compliance is listed as “Significant/Category I Noncompliance” on the EPA Enforcement and Compliance History Online database, but the environmental consultant did not identify the non-compliance as a REC due to a lack of detected subsurface soils or groundwater impact. The environmental consultant recommended that the

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borrower consult with the Iowa Department of Natural Resources (and other appropriate parties) to return the on-site wastewater treatment facility to compliance. The borrower is required under the loan agreement to remediate any violations relating to the on-site wastewater treatment facility and deposited $450,000 with the lender at origination to install and operate a containerized treatment system that addresses the violations and improves the on-site wastewater treatment facility.

With respect to the Southern Star NC Portfolio Mortgage Loan (0.5%), the ESA for the Main Street Self-Storage Mortgaged Property identifies a lack of records associated with the adjoining property to the south of such Mortgaged Property (which adjoining property formerly operated as a dry cleaners and at which environmental impacts have been identified) as a significant data gap. Review of available historical documentation for the adjoining property indicates that a Phase I environmental site assessment was performed at this property in 2014 and a Phase II environmental site assessment was performed in 2015, and that impacts had been identified to soils and groundwater; however, the 2014 and 2015 environmental site assessments were not available, and no cleanup or remedial activities were reported in the environmental databases reviewed. Without further data on the adjoining property and its known impacts, a vapor migration concern could not be ruled out for the improvements located on the Mortgaged Property, which appear to be in close proximity to identified impacts at the adjoining property. Regulatory records from the U.S. Environmental Protection Agency and the North Carolina Department of Environmental Quality have been requested to address the data gap. The ESA for such Mortgaged Property notes that if such records are unavailable or inconclusive, additional actions may be warranted. The related ESA consultant for the Mortgaged Property estimated the cost of conducting any necessary additional actions to be $2,000-$40,000. At origination of the Southern Star NC Portfolio Mortgage Loan, the borrower deposited $50,000 into an environmental reserve, which amount represents 125% of the estimated $40,000 cost of conducting any necessary additional actions.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the Rialto Industrial Mortgage Loan (4.5%), the borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Mortgaged Property, alleges that it held an unrecorded right of first offer for the purchase of the Mortgaged Property (the “Saadia ROFO”) and that the Saadia ROFO was violated when the borrower purchased the Mortgaged Property pursuant to a separate option to purchase the Mortgaged Property granted to a borrower affiliate (the “Rialto Industrial Purchase Option”). The prior owner of the Mortgaged Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member, which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Mortgaged Property to the borrower in violation of SM Holdco’s operating agreement which contained the Saadia ROFO) to deny Saadia the benefits of the Saadia ROFO and included causes of action for breach of contract due to an alleged failure to honor the Saadia ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the Saadia ROFO and damages to be determined at trial. On November 3, 2022, Saadia served a subpoena on a lender affiliate for production of documents in connection with the Saadia Litigation.
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The lender affiliate, Argentic Real Estate Investment LLC, executed a term sheet to provide a floating rate financing secured by the Mortgaged Property to the borrower in 2021 which was never effectuated.

Pursuant to the related Mortgage Loan documents, the borrower represented and warranted that at the time the Rialto Industrial Purchase Option was entered into, none of the borrower, any guarantor or any affiliate had knowledge of any other person or entity that had a right to purchase the Mortgaged Property. In addition, under the Mortgage Loan documents (i)(a) a litigation reserve was established in the amount of $50,000 for the payment of any costs and expenses incurred by the lender or any indemnified party under the Mortgage Loan documents in connection with the Saadia Litigation and (b) subject to the terms of the Mortgage Loan documents, if the funds in the litigation reserve are less than $25,000, the borrower is required to deposit an amount such that the funds in the litigation reserve are equal to $50,000 and (ii) the borrower agreed that: (a) the borrower will defend, indemnify and hold harmless the lender for any liabilities, costs or expenses relating to the Saadia Litigation; (b) the borrower may not settle the Saadia Litigation without the lender’s prior written consent, subject to certain exceptions; (c) in any litigation relating to the Saadia Litigation in which the lender is a party (either because the lender is named as a party or because the borrower is a party and the lender elects to intervene in such case), the lender will have the right to retain counsel to represent the lender at the borrower’s cost and expense; (d) the borrower will keep the lender informed on a regular basis as to the status of the Saadia Litigation, the defense thereof and any settlement discussions; and (e) following the stated maturity or any acceleration of the Mortgage Loan, the lender will have the right to take any action it deems necessary or appropriate in connection with the Saadia Litigation subject to certain conditions (collectively, the “Borrower’s Saadia Litigation Obligations”). The Mortgage Loan documents provide that the borrower and the guarantors have recourse liability for any breach of the Borrower’s Saadia Litigation Obligations; provided, however, that prior to asserting any claim against the guarantors in respect of the Borrower’s Saadia Litigation Obligations, if the lender determines in good faith that such claim is fully insured under the title insurance policy, then the lender may not assert such claim against the guarantors until the lender has asserted a claim under its title insurance policy and either (1) such claim has been denied in whole or in part by any issuer of the title insurance policy or (2) such claim remains unpaid in whole or in part sixty days after the date the lender submitted such claim in writing to the title company. At origination, Fidelity National Title Insurance Company (the “Title Company”) issued a title insurance policy with respect to the Mortgaged Property without exception for the Saadia Litigation or any matters relating thereto. The borrower has funded a $2,000,000 litigation escrow with the Title Company, for the benefit of the Title Company, to support an indemnity given or to be given to the Title Company by the guarantors with respect to the Saadia Litigation.

●	With respect to the Rialto Industrial Mortgage Loan (4.5%), the borrower sponsor reported that it and certain of its affiliates are subject to two pending lawsuits in connection with various claims of labor violations. The borrower sponsor reported that one of the lawsuits is expected to settle, pending final judicial approval, in the amount of $3,300,000, which amount will be paid between 2023 and 2024, and such settlement would also cover the claims under the second pending lawsuit.
●	With respect to the Park West Village Mortgage Loan (3.3%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. Such borrower sponsor reported that the related loan was the subject of maturity extensions following damage to the property caused by a hurricane in September 2017. The lender declared a default under the terms of the loan and filed a lawsuit against such borrower sponsor, seeking compensatory damages in the amount of $41,793,695 plus interest, together with default interest of approximately $20,000,000, and certain fees and costs. The court recently approved foreclosure of such borrower sponsor’s property.
●	With respect to the 575 Broadway Mortgage Loan (3.3%), the borrower sponsor and nonrecourse carve-out guarantor, Peter M. Brant, plead guilty in 1990 to the misdemeanors of failing to keep adequate records) and conspiring to fail to keep adequate records, following which Mr. Brant was sentenced to ninety days in jail, community service, probation and a fine. The two misdemeanors were related to an IRS investigation into the accounting practices of the Bato Company which were later expanded to include an investigation into the affairs of its shareholders, one of whom was Mr. Brant.
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●	With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), Wheeler Real Estate Investment Trust, Inc. (“Wheeler REIT”), one of the borrower sponsor and the sole member of the general partner and sole member of the nonrecourse carveout guarantor, is subject to pending litigation filed by certain holders of Wheeler REIT’s preferred shares, which suits allege, among other claims, that Wheeler REIT amended provisions of its governing documents concerning the issuance of preferred stock in violation of Maryland corporate law and without the consent of the preferred stockholders, granted a rights offering of convertible debt to the common stockholders in violation of its governing documents, and violated Section 10(b) of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder. The plaintiffs seek, among other relief, a redemption of plaintiffs’ stock or a judgment for monetary damages sustained based on Wheeler REIT’s alleged breach of its contractual duties and payment of all dividends accrued on the preferred shares as of the date of the rights offering. Wheeler REIT is also subject to a pending suit filed on April 8, 2022 by holders of preferred stock of Cedar Realty Trust, Inc. (“Cedar”), the general partner and owner of 100% of the equity interests in the nonrecourse carveout guarantor, arising out of the then pending acquisition of Cedar by Wheeler REIT, which suit alleges, among other things, that Cedar breached the plaintiff’s liquidation and conversion rights as set forth in Cedar’s organizational documents, and that the members of Cedar’s former board of directors breached their fiduciary duty in structuring the transactions that include the acquisition by merger. The complaint further alleges that Wheeler REIT tortiously interfered with Cedar’s contract with the owners of Cedar’s preferred stock and aided and abetted the alleged breach of fiduciary duty by Cedar’s board of directors. The acquisition was completed on August 22, 2022 and the complaint was amended on August 24, 2022 following the Court’s denial of a motion to enjoin the merger. Cedar and Wheeler REIT are subject to an additional class action, filed on October 14, 2022 by a purported holder of preferred stock of Cedar which suit alleges the same claims asserted in the foregoing preferred shareholder litigation filed on April 8, 2022. A third suit against Cedar was filed on July 11, 2022 by the New York High Income Securities Fund, a Cedar preferred stockholder, alleging a violation of Section 10(6) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, Section 20(a) of the Exchange Act and common law negligent misrepresentation. The claims are premised on an allegation that the plaintiff bought Cedar preferred stock in reliance on alleged misstatements made by Cedar regarding a potential transaction, that the actual transaction did not benefit the preferred stockholders, and that plaintiff has been damaged in amount of $1,500,000. Another pending suit, filed on May 28, 2022 by the former CEO of Wheeler REIT, concerned a breach of employment contract and resulted in Wheeler REIT paying approximately $691,000 to the plaintiff.
●	With respect to The Chatham Retail Condo Mortgage Loan (2.6%), one of the borrower sponsors reported that he is subject to certain pending litigation matters, all unrelated to the Mortgaged Property. For example, one of the borrower sponsors is a defendant in various lawsuits in which the applicable plaintiff is the mortgage holder alleging that the borrower sponsor breached his guaranty provided in favor such plaintiff or demanding that such borrower sponsor pay a portion of the unpaid loan amount under the guaranty after the related foreclose sale of the related mortgaged property. For example, one of the borrower sponsors is a defendant in a pending lawsuit in connection with a $46.2 million loan sponsored by such borrower sponsor secured by a mixed-use property, which went into maturity default in May 2020. The plaintiff lender’s motion for judgment of foreclosure and sale was granted and filed in October 2021.
●	With respect to the Whispering Lakes MHC Mortgage Loan (0.4%), the borrower sponsor, George R. Jarkesy Jr., founded an investment advisory firm in 2007, John Thomas Capital Management Group (“JTCM”), and launched two hedge funds in which JTCM served as general partner. In 2013, an SEC enforcement action was commenced in which the SEC alleged that Mr. Jarkesy and JTCM made material misstatements and omissions to investors in the two hedge funds constituting securities fraud in violation of the Securities Act, the Exchange Act and the Investment Advisers Act of 1940, as amended. The allegations were disputed by Mr. Jarkesy. Following appeal of the initial decision, the SEC issued an opinion/order in September 2020 ordering JTCM to disgorge $684,935 plus prejudgment interest, ordering Mr. Jarkesy and JTCM to pay, jointly and severally, civil penalties of $300,000 and restricting Mr. Jarkesy from working in the securities industry. In November 2020, Mr. Jarkesy and JTCM filed a Petition for Review in the United States Court of Appeals for the Fifth Circuit. On May 18, 2022, the Fifth Circuit ruled in favor of Mr. Jarkesy, overturning the SEC’s case and finding that certain aspects of SEC’s administrative proceeding violated Mr. Jarkesy’s constitutional rights. On
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July 1, 2022, the SEC sought an en banc review of this ruling by the full Fifth Circuit, which was denied on October 21, 2022 as the majority of the panel did not vote in favor of rehearing. It is currently unknown whether the SEC will request review by the Supreme Court. In 2013, fund investors commenced related civil actions against Jarkesy, JTCM and others, which cases were settled for $500,000. Mr. Jarkesy has certified that the defendants in these civil actions have paid the settlement in full. The final civil action was dismissed in May 2019.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Rialto Industrial Mortgage Loan (4.5%), Rialto Distribution LLC, the sole tenant at the Mortgaged Property, commenced an ongoing approximately $15,000,000 tenant improvement project in 2020. As part of the tenant improvement project, the tenant will remove existing conveyor warehouse modules, install new racking systems and replace the existing in-rack sprinkler system in certain portions of the Mortgaged Property. The tenant improvement project is expected to be completed in 2023. In addition, between 2020 and 2022, the tenant undertook renovations at the Mortgaged Property in the amount of approximately $12,500,000.

With respect to the Park West Village Mortgage Loan (3.3%), the related Mortgaged Properties are currently subject to an estimated $7.9 million renovation plan, which consists of (i) major renovation units intended to combine multiple vacant units into entirely new units and (ii) light renovations such as new appliances, countertops, removal of carpeting and lighting upgrades, among others. The related borrowers have executed the major renovation strategy on 12 units to date with 55 major renovation units remaining, which will be combined into 27 total units. For the light renovations, the related borrowers have completed 17 units to date with 270 light renovation units remaining. There can be no assurance that these renovations will be completed as expected and/or that there will be any corresponding increase in rent following such renovations.

With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the largest tenant at the Coliseum Marketplace Mortgaged Property, One Life Gym, representing approximately 54.1% of the net rentable square footage, is permitted, following the completion of certain landlord’s work and the commencement of such tenant’s lease, to undertake certain tenant improvement work under its lease which is anticipated to cost approximately $2,306,480. At origination, approximately $2,306,480 was reserved for the cost of performing such tenant improvements. There can be no assurance that the expected improvements will be completed as expected or at all.

With respect to the Embassy Suites El Paso Mortgage Loan (2.8%), the borrower is required to complete a PIP in connection with the related franchise agreement between the borrower and Hilton Franchise Holding LLC. Pursuant to the franchise agreement, the borrower is required to complete certain specified renovations including but not limited to general upgrades to the parking lot, trash collection facilities, laundry facilities, lobby, public restrooms, restaurant and lounge area, meeting facilities, swimming pool, elevators, fire safety system and guest rooms (collectively, the “Embassy Suites PIP”). In addition, the borrower intends to convert all or a portion of the

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meeting space currently existing on the eighth floor into no more than 18 additional hotel guest rooms (the “Embassy Suites Renovation”) and, upon commencement, will be required to complete the Embassy Suites Renovation in accordance with the related Mortgage Loan documents and the franchise agreement. In connection with the origination of the Mortgage Loan, the borrower reserved with the lender (i) $4,100,000 for the Embassy Suites PIP and (ii) $1,087,899 for the Embassy Suites Renovation, which amount, in each case, represents the estimated cost including contingencies. There can be no assurance that the Embassy Suites PIP or the Embassy Suites Renovation will be completed as anticipated or at all.

With respect to the 800 Cesar Chavez Mortgage Loan (1.9%), the sole tenant at the related Mortgaged Property, GM Cruise, has taken possession of its space but is still completing the related build-out. Pursuant to its lease, GM Cruise is required to spend at least $12,000,000 in costs approved under the lease for designing, performing and completing related alterations at the Mortgaged Property.

With respect to the Hampton Inn Bowie Mortgage Loan (1.0%), the borrower is currently performing a franchisor-mandated PIP (generally including upgrades to guest rooms, common areas, exteriors, landscaping and technology) at the Mortgaged Property, and the estimated cost of such renovations is $1,159,450. On the origination date, the borrower deposited 100% of the estimated cost of such PIP into a lender-controlled reserve account in connection with such renovations.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

●	With respect to the Park West Village Mortgage Loan (3.3%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. See “—Litigation and Other Legal Considerations” above. In addition, one of the borrower sponsors reported that it sponsored a loan in 2019 secured by a hospitality property that was transferred to special servicing in August 2020 due to disruptions caused by the Covid-19 pandemic and was later granted forbearance. The loan matured in December 2021 and the borrower sponsor is reportedly pursuing a refinance. In addition, one of the borrower sponsors reported that it sponsored a loan secured by a hospitality property that was transferred to special servicing in August 2021 due to disruptions caused by the Covid-19 pandemic. The borrower sponsor reported it is working with the special servicer to finalize a loan modification.

Additionally, one of the borrower sponsors of the Park West Village Mortgage Loan (3.3%) reported that (i) it sponsored a loan secured by twelve residential buildings that went into special servicing in

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2008 and foreclosed in 2010; (ii) it sponsored a loan secured by three residential buildings that went into default in 2010 and foreclosed in 2011; (iii) it sponsored a loan secured by two residential buildings that went into default in 2009 and which the related borrower was forced into involuntary bankruptcy; (iv) it sponsored a loan secured by a residential building that went into default in 2010; and (v) it sponsored a loan secured by a residential building that resulted in a deed-in-lieu of foreclosure after the borrower was unable to obtain replacement financing during the 2008 recession.

Additionally, one of the borrower sponsors of the Park West Village Mortgage Loan (3.3%) also sponsored a mortgage loan secured by two multifamily properties unrelated to the Mortgaged Property, which loan was originated by BMO and another originator and securitized in 2021. Certain defaults and other issues have arisen under such mortgage loan related to (i) the borrower’s replenishment of a supplemental income reserve (including the amount and timing thereof) in accordance with the related loan documents, (ii) certain shortfalls in debt service payments made by the borrower pending the replenishment of the supplemental income reserve, (iii) the borrower’s taking of certain actions (related to condominium conversion and release parcel work) without complying with the applicable requirements of the related loan agreement, and (iv) the borrower’s request to obtain the release of a parcel of unimproved land in accordance with the related loan documents (which release, according to the borrower sponsor, is for the purpose of constructing affordable senior housing and obtaining eligibility for a 35-year tax exemption).

●	With respect to the Green Acres Mortgage Loan (3.3%), in the past, affiliates of the Borrower Sponsor, including through joint ventures, obtained certain commercial mortgage loans secured by retail properties. Those affiliates subsequently defaulted under those loans. The loans include a $112 million non-recourse CMBS mortgage loan and a $22 million mezzanine loan backed by a shopping center, a $125 million non-recourse CMBS mortgage loan backed by a regional shopping center, a $58 million non-recourse CMBS mortgage loan backed by a regional shopping mall, a $40 million non-recourse CMBS loan backed by a regional shopping mall, a $60 million non-recourse CMBS loan backed by a regional shopping mall, an $84 million non-recourse CMBS loan backed by a regional shopping mall, a $35M million non-recourse CMBS loan backed by a regional shopping mall, a $37 million CMBS loan backed by a regional shopping mall and a $19 million non-recourse CMBS loan backed by a regional shopping mall. These financed properties were either transferred to the special servicer by deed-in-lieu of foreclosure or to receivership.
●	With respect to the 575 Broadway Mortgage Loan (3.3%), the borrower sponsor and nonrecourse carve-out guarantor, Peter M. Brant, is the chairman and chief executive officer of White Birch Paper Company (“White Birch”). On September 30, 2009, White Birch failed to make certain interest payments under certain of its first and second lien term loans as well as payments required under certain of its interest rate swap agreements. On February 24, 2010, White Birch’s indirect parent, White Birch Paper Holding Company (“WB Holding”), and certain of WB Holding’s subsidiaries including White Birch, simultaneously sought creditor protection under the Companies’ Creditors Arrangement Act in the Quebec Superior Court of Justice in Montreal, Quebec, Canada and filed a voluntary petition in the United States Bankruptcy Court for the Eastern Division of Virginia for relief under chapter 11 of the United States Bankruptcy Code and sought additional relief under chapter 15 of the United States Bankruptcy Code. On March 1, 2010, White Birch entered into an agreement to secure additional, post-petition financing in the form of a senior secured debtor-in-possession term loan. On September 13, 2012, BD White Birch Investment, LLC acquired certain assets and liabilities of White Birch through an auction of White Birch under section 363 of the United States Bankruptcy Code and under the Companies’ Creditors Arrangement Act in Canada.

Additionally, on November 15, 2011, certain other entities affiliated with Mr. Brandt, SP Newsprint Holdings LLC and its wholly owned subsidiaries, SP Newsprint Co., LLC (“SPNCo”) and SP Recycling Corporation, filed separate, voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. The assets of SPNCo were purchased through bankruptcy auction procedures by its first lien creditors in September 2012.

Mr. Brant also heads Brant Publications, Inc., which he co-founded in 1984. Brant Publications Inc. acquired a foreign corporation in Poland known as ArtNews SA in 2015. ArtNews SA defaulted on certain of its secured debt, became insolvent and the assets of ArtNews SA were foreclosed on by Mr.

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Brandt, their secured debt holder. The ArtNews SA assets were sold shortly thereafter in November 2018 to Penske Media.

●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (3.3%), the related borrower sponsor has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, self-storage, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Forty-eight (48) of the Mortgaged Properties, securing, in whole or in part, nine (9) Mortgage Loans (25.8%), are each leased to a single tenant.
●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 4.5% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

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Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that secure separate Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
Marshalls	2	5.4%
Dollar Tree	11	3.2%
Shoe Department	6	2.0%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail, self-storage and mixed use and leased fee Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail, self-storage and mixed use and leased fee Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Triple Net Portfolio – 417 & 433 West 164th Street	0.4%	Valence Surface Technologies	100%	10/6/2029	8/5/2032
Triple Net Portfolio – 5455 State Route 307 West	0.4%	Hunter Defense Technologies	100%	2/15/2025	8/5/2032
Triple Net Portfolio – 508 Fishkill Avenue	0.4%	Republic	100%	5/9/2027	8/5/2032
Triple Net Portfolio – 120-150 West 154th Street	0.2%	Valence Surface Technologies	100%	10/6/2029	8/5/2032
Triple Net Portfolio – 529 Aldo Avenue	0.2%	NxEdge CSL	100%	10/6/2029	8/5/2032
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
Triple Net Portfolio – 758 East Utah Valley Drive	0.2%	Myler Disability	100%	3/31/2025	8/5/2032
Triple Net Portfolio – 7051 Patterson Drive	0.2%	Valence Surface Technologies	100%	10/6/2029	8/5/2032
Triple Net Portfolio – 2801 North Earl Rudder Freeway	0.1%	Rush Trucking	100%	10/1/2024	8/5/2032
Triple Net Portfolio – 1200 North Maitlen Drive	0.1%	Victory Energy	100%	10/13/2025	8/5/2032
Triple Net Portfolio – 2022 West Townline Road	0.1%	Kuusakoski Glass Recycling	100%	6/30/2023	8/5/2032
Triple Net Portfolio – 5450 Bishop Road	0.1%	Hunter Defense Technologies	100%	2/15/2025	8/5/2032
Triple Net Portfolio – 13210 Kingston Avenue	0.0%	Messer	100%	2/28/2031	8/5/2032
Walgreens Orlando Operations Center	2.0%	Walgreen Co.	100%	10/31/2032	12/6/2032
800 Cesar Chavez	1.9%	GM Cruise	100%	11/30/2030	3/5/2032

(1)       Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
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(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time, including due to lack of access or interruption of utilities,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the 575 Broadway Mortgage Loan (3.3%), the third largest tenant at the Mortgaged Property, Valor Management LLC, representing approximately 7.4% of the net rentable square footage, has the right to terminate its lease effective as of August 31, 2029 upon one years’ prior notice to the related landlord and payment of a termination fee.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.5%), the sole tenant at the 508 Fishkill Avenue Mortgaged Property, Republic, has the right to terminate its lease effective upon giving written notice at least 12 months prior to the date of the expiration of its current term in May 2027 or the date of any renewal term.
●	With respect to the Oak Ridge Office Park Mortgage Loan (1.3%), the largest tenant at the Oak Ridge Technical Center Mortgaged Property, Consolidated Nuclear Security, Inc., representing approximately 40.9% of the net rentable square footage at the Oak Ridge Technical Center Mortgaged Property, has the right to terminate all or a portion of its lease with respect to each building at the Mortgaged Property that it occupies, with at least 90 days’ prior written notice to the borrower during each of its renewal options.
●	With respect to the Oak Ridge Office Park Mortgage Loan (1.3%), the largest tenant at the Oak Ridge Corporate Center Mortgaged Property, SAIC, representing approximately 39.7% of the net rentable square footage at the Oak Ridge Corporate Center Mortgaged Property, has the right to terminate all or a portion of its leased premises, effective May 31, 2021, which may be exercised at any time during its original term or during any renewals or extensions, with at least 120 days’ prior written notice to the borrower.
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Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the second largest tenant at the Patuxent Crossing Mortgaged Property (2.1%), Marshalls, representing approximately 10.2% of the net rentable area, may, if the largest tenant at the Patuxent Crossing Mortgaged Property, Shopper’s Food (or a national or regional grocery store) does not occupy at least 61,466 square feet of net rentable area or is not open for business, forego paying minimum rent and, in lieu thereof, pay an amount equal to the lesser of the monthly installment of minimum rent which otherwise would have been payable or 2% of gross sales for such month. Marshalls may terminate its lease after the expiration of 18 months from the date Marshalls is permitted to pay rent in accordance with the foregoing sentence above (but prior to the date that the foregoing condition is satisfied). As a result of Shopper’s Food being dark in such tenant’s space, Marshalls is paying percent in lieu of rent equal to 2% of gross sales. The third largest tenant at the Patuxent Crossing Mortgaged Property, HomeGoods, representing approximately 7.5% of the net rentable area, may, if less than 65% of the gross leasable area within such Mortgaged Property (not including such tenant’s leased premises) is open for retail business to retail customers for at least 40 hours per week for more than 180 consecutive days, forego paying minimum rent and, in lieu thereof, pay an amount equal to the lesser of the monthly installment of minimum rent which otherwise would have been payable or 3% of gross sales for such month. As a result of the largest tenant at the Patuxent Crossing Mortgaged Property, Shopper's Food, representing approximately 23.3% of the net rentable area, being dark in such tenant’s space, HomeGoods is paying percent in lieu of rent equal to 3% of gross sales.

The second largest tenant at the Coliseum Marketplace Mortgaged Property (1.0%), Michaels, representing approximately 22.5% of the net rentable area, may, if certain anchor tenants at the Coliseum Marketplace Mortgaged Property are not open and continuously operating in their respective leased premises for a period of 120 consecutive days, forego paying minimum rent and, in lieu thereof, pay an amount equal to the lesser of the monthly installment of minimum rent which otherwise would have been payable or 3% of gross sales for such month. Michaels may terminate its lease after the expiration of 12 months from the date Michaels is permitted to pay rent in accordance with the foregoing sentence above (but prior to the date that the foregoing condition is satisfied) upon 30 days’ notice to the landlord. As a result of the largest tenant at the Coliseum Marketplace Mortgaged Property, One Life Gym, representing approximately 54.1% of the net rentable area, not being in occupancy of such tenant’s space, Michaels is paying percent in lieu of rent equal to 3% of gross sales. The fourth largest tenant at the Coliseum Marketplace Mortgaged Property (1.0%), AT&T Mobility, representing approximately 4.1% of the net rentable area, may, if a certain supermarket anchor tenant at the Coliseum Marketplace Mortgaged Property vacates its premises or is not conducting fully active business operations as a supermarket for any reason for a period of 9 continuous months, forego paying minimum rent and, in lieu thereof, pay an amount equal to one-half the minimum annual rent until the anchor tenant resumes fully active operations as a supermarket, or is replaced by another comparable supermarket which, in either case, is occupying and open as a supermarket in 70% or more of the anchor space. If the foregoing condition is not satisfied within 18 months after the anchor

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tenant first vacated or ceased operations, AT&T Mobility may either terminate its lease upon 90 days written notice to the landlord.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark or is otherwise not required to continuously operate its spaces:

●	With respect to the Green Acres Mortgage Loan (3.3%), each of SEARS and KOHL’s (representing approximately 6.9% and 5.6%, respectively, of the net rentable square footage of the Mortgaged Property) has the right to go dark pursuant to the terms of its respective lease. Currently, both tenants have gone dark but continue to pay rent as required under the related lease.
●	With respect to the 575 Broadway Mortgage Loan (3.3%), the fifth largest tenant at the related Mortgaged Property, H&M, representing approximately 6.3% of the net rentable square footage, has the right to go dark at any time. If H&M’s leased premises remain closed for more than 180 days, the related landlord has the right to terminate the lease upon written notice, to be effective 30 days after receipt by H&M of such notice unless H&M notifies the landlord in writing that H&M agrees to reopen for business, and that H&M actually reopens its leased premises for business within 30 days following H&M’s notice to the landlord.
●	With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the third largest tenant at the Coliseum Marketplace Mortgaged Property (1.0%), Panera, representing approximately 5.1% of the net rentable square footage, is not in occupancy and is dark in the leased premises.
●	With respect to the 800 Cesar Chavez Mortgage Loan (1.9%), the sole tenant at the Mortgaged Property, GM Cruise, has the right to go dark provided that, among other conditions, GM Cruise (i) ensures that its insurance for its premises will not be voided or cancelled as a result of such vacancy and (ii) satisfies such other reasonable requirements as the borrower may require.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

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Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
Oak Ridge Office Park – Oak Ridge Technical Center	1.0%	Consolidated Nuclear Security, Inc.	40.9%	51.1%
Oak Ridge Office Park – Oak Ridge Technical Center	1.0%	UT Battelle, LLC	12.1%	13.9%
Oak Ridge Office Park – Oak Ridge Corporate Center	0.4%	SAIC	39.7%	73.5%
Rivercrest 3-Pack Portfolio – Lexington Shopping Center	0.3%	US Armed Forces Recruiting (U. S. Government)	5.4%	7.2%

Other Tenant Termination Issues

With respect to the Triple Net Portfolio Mortgage Loan (2.5%), the sole tenant at the 120-150 West 154th Street Mortgaged Property and the 417 & 433 West 164th Street Mortgaged Property, Valence Surface Technologies, has ceased operations at such Mortgaged Properties pending the completion of certain ongoing environmental remediation and/or renovations to eliminate the use of hexavalent chromium at such Mortgaged Properties. See “—Environmental Considerations”. Valence Surface Technologies remains obligated to pay rent at such Mortgaged Properties. There can be no assurance that the remediation will be completed or the tenant will resume operations as expected or at all.

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the Cadence Mortgage Loan (3.3%), Cadence, the sole tenant at the Mortgaged Properties, currently subleases approximately 16.0% of the net rentable square footage of the 207 North Forest Hills School Road Mortgaged Property to a subtenant.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.5%), Custom Truck One Source, the sole tenant at the 2801 North Earl Rudder Freeway Mortgaged Property, subleases its entire space to Rush Trucking for a term that is coterminous with the prime lease.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

●	With respect to the Rialto Industrial Mortgage Loan (4.5%), the sole tenant at the Mortgaged Property, Rialto Distribution LLC, received six months of free rent, which was reserved upfront and approximately
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$15,000,000 for a tenant improvement project, which was paid in full at origination of the Mortgage Loan. The free rent period is from December 1, 2022 to May 1, 2023.

●	With respect to the 575 Broadway Mortgage Loan (3.3%), the third largest tenant, Valor Management LLC, representing approximately 7.4% of the net rentable square footage, has not yet taken possession of its space. Following commencement of Valor Management LLC’s lease, the tenant will be in a rent abatement period and is not required to begin paying rent until the fifth calendar month of the lease term. There can be no assurance that such tenant will take possession of its space and begin paying rent as expected or at all.
●	With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the largest tenant at the Coliseum Marketplace Mortgaged Property, One Life Gym, representing approximately 54.1% of the net rentable square footage, is not yet in occupancy of its leased premises. Such tenant’s lease will commence upon acceptance of the demised premises by One Life Gym following completion of certain landlord work required by such tenant’s lease (including, causing the leased premises to be separately metered, causing the sprinkler system to be in good working order and removing and disposing of three rooftop HVAC units), which landlord work is required to be completed on or before May 16, 2023. There can be no assurance that the tenant will accept its improvements, that such tenant’s lease will commence or that such tenant will take possession of the leased premises and begin paying rent as expected or at all. Further, as described under “—Redevelopment, Expansion and Renovation” above, following the completion of the landlord work and commencement of the lease, One Life Gym is permitted to undertake certain tenant improvement work under its lease.
●	With respect to the WRS Retail Portfolio Mortgage Loan (3.1%), (i) Georgia Clinic Urgent Care, the third largest tenant at the Chamblee Village Mortgaged Property, representing approximately 9.0% of the net rentable square footage at that Mortgaged Property, is currently in a build out period and is expected to take occupancy in the first quarter of 2023. The tenant is not yet paying rent and is expected to pay half rent in April 2023 with full rent commencing May 2023; (ii) Del Rancho, the third largest tenant at the Glenn View Station Mortgaged Property, representing approximately 8.8% of the net rentable square footage at that Mortgaged Property, is currently in a build out period and is expected to open for business in February 2023 and commence paying rent in February 2023; and (iii) Petsense, the second largest tenant at the Shoppes at Raeford Mortgaged Property, representing approximately 12.6% of the net rentable square footage at that Mortgaged Property, is currently in a build out period and is expected to take occupancy in the first quarter 2023 and commence paying rent on the date that tenant is open for 90 days following completion of the landlord’s work and the landlord’s approval of all final plans.
●	With respect to The Chatham Retail Condo Mortgage Loan (2.6%), the largest tenant, WORKSHOPPE, representing approximately 61.5% of the net rentable square footage at the Mortgaged Property, has not yet taken occupancy or commenced paying rent pending the completion of the build-out of the tenant’s space. The tenant’s rent commencement date is July 1, 2023 at which point the tenant will commence 50% abated rent payments for 12 months, with full rental payments commencing July 1, 2024. At origination, the borrower reserved $431,000 for outstanding tenant improvements and $1,445,730 for nineteen months of rent concessions. There can be no assurance that the tenant will complete such build-out or that such tenant will take occupancy of its space or being paying rent as expected or at all.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

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●	With respect to the WRS Retail Portfolio Mortgage Loan (3.1%), (i) Shoe Show, the fifth largest tenant at the Glenn View Station Mortgaged Property (representing approximately 6.7% of the net rentable square footage at that Glenn View Station Mortgaged Property) leases space on a month-to month basis and (ii) Shoe Show, the fifth largest tenant at the Shoppes at Oxford Mortgaged Property (representing approximately 8.0% of the net rentable square footage at the Shoppes at Oxford Mortgaged Property) leases space on a month-to month basis.
●	With respect to the Oak Ridge Office Park Mortgage Loan (1.3%), the Oak Ridge Corporate Center Mortgaged Property is leased to the fourth largest tenant, Cowperwood Company (representing approximately 3.8% of the net rentable square footage at that Mortgaged Property), on a month-to-month basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 50% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the 315 5th Avenue Mortgage Loan (3.2%), the third largest tenant, American Friends of Shalva, representing approximately 4.4% of the net rentable square footage at the Mortgaged Property, is a charitable organization. The lease expires on January 31, 2024 and the tenant has no unilateral early termination options.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the Orizon Aerostructures Mortgage Loan (3.4%), the sole tenant has the option to purchase the Mortgaged Property at any time after October 31, 2027, subject to the borrower’s right to defer the closing date of such purchase until after the Mortgage Loan prepayment or defeasance lockout period. In addition, if the borrower desires to sell the Mortgaged Property, the borrower is required to give the sole tenant the right to purchase the Mortgaged Property for a price and on terms and conditions, set forth in a notice pursuant to the terms of the sole tenant’s lease. The right to purchase does not apply upon a foreclosure, deed in lieu thereof or to a subsequent sale thereafter.
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In addition, with respect to the Societal CDMO Mortgaged Property (2.9%), the Triple Net Portfolio – 417 & 433 West 164th Street Mortgaged Property (0.4%), the Triple Net Portfolio – 120-150 West 154th Street Mortgaged Property (0.2%), the Triple Net Portfolio – the 10701 East 126th Street North Mortgaged Property (0.2%), the Triple Net Portfolio – 529 Aldo Avenue Mortgaged Property (0.2%), the Triple Net Portfolio – 7051 Patterson Drive Mortgaged Property (0.2%), the Triple Net Portfolio – 1200 North Maitlen Drive Mortgaged Property (0.1%), the Triple Net Portfolio – 13210 Kingston Avenue Mortgaged Property (0.0%), the Stoney Creek Hotel Portfolio – Stoney Creek Hotel Quad Cities – Moline Mortgaged Property (0.2%), the TownePlace Suites Port St. Lucie I-95 Mortgaged Property (2.1%) and the Walgreens Orlando Operations Center Mortgaged Property (2.0%), certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally (but not in the case of the Stoney Creek Hotel Portfolio – Stoney Creek Hotel Quad Cities – Moline Mortgaged Property) does not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Rialto Industrial Mortgage Loan (4.5%), the Mortgaged Property is leased in its entirety to Rialto Distribution LLC, a borrower affiliate. Rialto Distribution LLC is expected to sublease a portion of the Mortgaged Property to I World, LLC. The lease expires on October 31, 2042, and the sublease is expected to expire on December 31, 2032.
●	With respect to the IPG Portfolio Mortgage Loan (3.6%), the borrower (property owner and master landlord) entered into a master lease and master leased the entire portfolio to Intertape Polymer Corp. The master lessor is structured as an SPE entity with one independent manager. The master lease is fully subordinate to the IPG Portfolio Mortgage Loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the IPG Portfolio Mortgaged Property.
●	With respect to the 575 Broadway Mortgage Loan (3.3%), the seventh largest tenant, 20th Century Acquisitions, representing approximately 5.1% of the net rentable square footage, is an affiliate of the related borrower and non-recourse carveout guarantor.
●	With respect to the 315 5th Avenue Mortgage Loan (3.2%), the second largest tenant, Gilar Reality, LLC, representing approximately 9.4% of the net rentable square footage at the 315 5th Avenue Mortgaged Property, is an affiliate of the borrower and non-recourse carveout guarantor. The affiliated tenant’s lease expires on November 30, 2036.
●	With respect to the Walgreens Orlando Operations Center Mortgage Loan (2.0%), the Mortgaged Property is master leased in its entirety to Keystone 1031 Orlando Office Master Tenant, LLC, a borrower affiliate. The master lease is fully subordinate to the Walgreens Orlando Operations Center Mortgage Loan and is terminable by the lender upon a material default under the master lease. The master lease expires on November 15, 2032.
●	With respect to the 151 NW 24th Street Mortgage Loan (0.9%), the largest tenant, The Dirty Rabbit, representing approximately 53.3% of the net rentable square footage, is a borrower affiliate. The lease expires on November 30, 2037.
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●	With respect to the Southern Star NC Portfolio Mortgage Loan (0.5%), the borrower Southern Star Storage III-Carolina, DST, master leases the entire Mortgaged Property to an affiliate, Southern Star Storage Leasing Management Company III, LLC. The master lease is fully subordinate to the Mortgage Loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Mortgaged Property.
●	Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

Other Tenant Issues

With respect to the Patuxent & Coliseum Mortgage Loan (3.2%), the largest tenant at the Patuxent Crossing Mortgaged Property, Shopper's Food, representing approximately 23.3% of the net rentable square footage at the Mortgaged Property, assigned its lease to Fairland Market, Inc. d/b/a McKay’s Food and Pharmacy (“McKay’s”) in early 2020. McKay’s thereafter went dark in its space. On June 1, 2020, the related borrower delivered notice to McKay’s of an uncured default due to failure to pay rent and other charges due under such tenant’s lease. On December 19, 2022, Shopper's Food took an assignment of the lease from McKay’s. The related borrower asserted that McKay owed approximately $414,775.30 in past due rent and related expenses. Shopper’s Food agreed to pay approximately $78,569.56, which amount represented such tenant’s proportionate share of real estate taxes and common area charges for 2021. The borrower agreed to waive any obligation of Shopper’s Food or McKay to repay the remaining $414,775.30.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Insurance Considerations

In the case of fifty-two (52) Mortgaged Properties, which secure, in whole or in part, 19 Mortgage Loans (44.9%), the related borrowers (or in the case of each of the Orizon Aerostructures Mortgage Loan (3.4%), the Cadence Mortgage Loan (3.3%) and the Societal CDMO Mortgage Loan (2.9%), the master tenant) maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

●	With respect to the Orizon Aerostructures Mortgage Loan (3.4%), the Mortgage Loan documents permit the borrower to rely on the insurance or self-insurance provided by Orizon Aerostructures, the sole tenant at the related Mortgaged Property, provided that, among other conditions, (i) the related lease remains in full force and effect, (ii) the tenant is not in default under the lease, (iii) the tenant is required to rebuild and/or repair the Mortgaged Property and is not entitled to any period of rent abatement under its lease, and (iv) the tenant has satisfied all insurance requirements under its lease. The tenant is currently maintaining insurance consistent with the lender’s requirements set forth in the related Mortgage Loan documents. If the tenant does not satisfy the insurance requirements under the related loan agreement, the borrower is required to maintain the insurance required to be maintained under the related loan agreement.
●	With respect to the Cadence Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrower to rely on the insurance or self-insurance provided by Cadence, the sole tenant at the related Mortgaged Property, provided that, among other conditions, (i) the related lease remains in full force and effect and (ii) the tenant has satisfied all insurance requirements under its lease. The tenant is currently maintaining insurance consistent with the lender’s requirements set forth in the related Mortgage Loan documents. If the tenant does not satisfy the insurance requirements under the related loan agreement,
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the borrower is required to maintain the insurance required to be maintained under the related loan agreement.

●	With respect to the Societal CDMO Mortgage Loan (2.9%), the Mortgage Loan documents permit the borrower to rely on the insurance or self-insurance provided by Societal CDMO, the sole tenant at the related Mortgaged Property, provided that the related lease remains in full force and effect. The tenant is currently maintaining insurance consistent with the lender’s requirements set forth in the related Mortgage Loan documents. If the tenant does not satisfy the insurance requirements under the related loan agreement, the borrower is required to maintain the insurance required to be maintained under the related loan agreement.
●	With respect to the Triple Net Portfolio Mortgage Loan (2.5%), the Mortgage Loan documents permit the borrower to rely, for certain of the insurance coverages required under the Mortgage Loan documents, on the insurance maintained by any tenant which is required under its related lease (each, a “Direct-Pay Lease”) to directly or indirectly pay insurance premiums with respect to the related Mortgaged Property at which such tenant is leasing space.
●	With respect to the Walgreens Orlando Operations Center Mortgage Loan (2.0%), pursuant to the Mortgage Loan documents, the insurance requirements of the borrower may be satisfied by the self-insurance of the master tenant, Keystone 1031 Orlando Office Master Tenant, LLC (a borrower-affiliate), and/or the sole tenant, Walgreen Co. As of origination of the Mortgage Loan, Walgreen Co. is providing existing building insurance coverage for the Mortgaged Property.

Pursuant to its lease, any insurance carried or required to be carried by Walgreen Co. pursuant to the lease may be satisfied by the self-insurance of Walgreen Co. contingent on (i) Walgreen Co.’s net worth meeting or exceeding $500,000,000 and (ii) the policy or policies obtained through self-insurance not providing lesser coverage than stand-alone property insurance policies would provide.

●	With respect to the 800 Cesar Chavez Mortgage Loan (1.9%), the Mortgage Loan documents permit the borrower to rely on the insurance maintained by the sole tenant at the related Mortgaged Property, GM Cruise, for certain of the insurance coverages required under the Mortgage Loan documents.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the 575 Broadway Mortgage Loan (3.3%), the Mortgaged Property is located within a historic district and, as a result, the borrower is required to participate in a continuous maintenance program and emergency protection program overseen by the Landmarks Preservation Commission (the “LPC”) to preserve the exterior of the building. In 1992, the borrower entered into a façade declaration (the “575 Broadway Facade Declaration”) in connection with obtaining a special use permit
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to use the cellar and second floor as a museum for a prior tenant, which tenant vacated the Mortgaged Property in or around 2000; however, the Mortgaged Property remains subject to the declaration. In connection with the 575 Broadway Facade Declaration, the Mortgaged Property is inspected every three years or following a casualty by a preservation architect who identifies a scope of work necessary to preserve the exterior of the building. Thereafter, the repairs are required to be made within nine months of the issuance of an LPC permit for such work, subject to appeal by the property owner (currently the ground lessor and the borrower) at their own expense. The borrower may apply for extensions to complete the work, subject to the LPC’s approval. The last such inspection occurred in 2017.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”) or are in the process of obtaining either a TCO or a permanent certificate of occupancy (“PCO”). In such cases, the related Mortgage Loan documents require the related borrower and/or sponsor to use commercially reasonable efforts to obtain or maintain the TCO, and to cause the TCO to be continuously renewed at all times until a PCO is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Mortgage Loan representations and warranties no. (25) (Local Law Compliance) and no. (26) (Licenses and Permits) on Annex E-1A and representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A to this prospectus any related exceptions on Annex E-1B and Annex E-2B, to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annexes E-1A and E-2A to this prospectus).

In addition, certain Mortgaged Properties may be subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1A or Annex E-2A to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

●	With respect to the 70 Hudson Street Mortgage Loan (4.6%), the Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.
●	With respect to the IPG Portfolio Mortgage Loan (3.6%), the three non-recourse carveout guarantors are severally liable, rather than jointly and severally liable, under the guaranty, in proportion to each guarantor's percentage ownership interest in the borrower.
●	With respect to the Great Lakes Crossing Outlets Mortgage Loan (3.3%), for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”)or an affiliate of TRG or SPG LP or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding
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principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Green Acres Mortgage Loan (3.3%), the Mortgaged Property (excluding the Walmart Parcel) benefits from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In connection with the PILOT programs, the borrowers lease portions of the Green Acres Property (as more particularly set forth therein) to the Town pursuant to certain company lease agreements and the Hempstead IDA subleases such portions of the Green Acres Property back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements through 2026 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases. Taxes were underwritten to the 2022 actual tax bills for the Mortgaged Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreements in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases. Taxes were underwritten to the 2022 actual tax bills for the Mortgaged Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027,

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the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. In 2018, the Hempstead IDA attempted to withdraw and terminate the PILOT documents, and such attempt was overruled by the court. There can be no assurance that the Hempstead IDA will approve the extension of the PILOT Agreements or that the termination of the PILOT Agreements will not adversely affect the borrowers’ ability to make debt service payments on the Green Acres Whole Loan. The appraised value for the Mortgaged Property assumes that the PILOT is extended to 2031. In the absence of the PILOT tax benefits being extended beyond 2026, the as-is appraised value of the Mortgaged Property may be substantially lower than the as-is appraised value shown in this prospectus. See “—Certain Calculations and Definitions—Appraised Value”.

With respect to the 180-186 Cedar Street Mortgage Loan (1.8%), the related Mortgaged Property benefits from a payment-in-lieu of taxes (“PILOT”) program with the City of Paterson, New Jersey. The PILOT program provides for a 100% abatement of real estate taxes attributable to the improvements at the Mortgaged Property for 10 years commencing on January 1, 2023. Commencing with the 11th year of the PILOT program, the Mortgaged Property will be taxed at an incremental rate of 10% each year, increasing up to 100% of the actual real estate taxes attributable to the Mortgaged Property over the following 10-year period. The real estate taxes for the Mortgaged Property were underwritten based on the 10-year average of the anticipated abated taxes calculated based on the assumption that the Mortgaged Property will have a 100% abatement on improvements for 10 years commencing on January 1, 2023, and commencing with the 11th year of the PILOT program, the Mortgaged Property will be taxed at an incremental rate of 10% each year.

With respect to the Diamond Hill Lofts Mortgage Loan (0.5%), the Mortgaged Property qualified for federal and state historic tax credits in connection with the borrower’s rehabilitation of the Mortgaged Property in accordance with 26 U.S. Code Section 47 (the “Federal Historic Tax Credits”) and in accordance with Code of Virginia 58.1-339.2 (the “State Historic Tax Credits” and together with the Federal Historic Tax Credits, the “Historic Tax Credits”). The Historic Tax Credits were awarded based on the conversion of the Mortgaged Property from a historic building and have no affordability requirements. In addition, in 2021, the borrower received a property tax abatement from the City of Lynchburg’s Assessor’s Office through June 30, 2029. The annual average of the Mortgaged Property’s estimated abated tax obligation through 2029 is equal to $23,140.86.

●	With respect to the Federal Historic Tax Credits, the Mortgaged Property qualified for the following credits: (i) with respect to the portion of the Mortgaged Property placed in service on November 30, 2020 (“Phase 1”), in the amount of $758,143.60 to be claimed in five equal annual installments beginning in 2020 and ending in 2024 and (ii) with respect the portion of the Mortgaged Property placed in service on August 4, 2021 (“Phase 2”), in the amount of $424,076.60 to be claimed in five equal annual installments beginning in 2021 and ending in 2025. The rehabilitation credit amounts will be required to be returned in the event the Mortgaged Property is disposed of or destroyed by casualty during the first five years after the related placed in service date, but the recapture amount will be reduced 20% in each succeeding year after related placed in service date. Therefore the remaining recapture risk for Phase I has been reduced to $606,514.88 and will be reduced an additional 20% each year from the related placed in service date and the remaining recapture risk for Phase 2 is $424,076.60, which amount will also be reduced 20% each year from the related placed in service date.
●	With respect to the State Historic Tax Credits, the related borrower qualified for credits (i) with respect to Phase 1, in the amount of $947,679.00 in 2020 and (ii) with respect to Phase 2, in the amount of $530,096.00 in 2021. The borrower transferred 100% of the State Historic Tax Credits related to Phase 1 and Phase 2 to two investors (together the “TCI Members”), each of which received a 0.50% membership interest in the borrower, in exchange for a $767,620 investment in the borrower (Phase 1) and a $429,377 investment in the borrower (Phase 2). The TCI Members have no right, under any circumstances, to exercise any control rights relating to the borrower. However, each TCI Member has a “put option” to require the managing member of the borrower or its assignee to purchase such TCI Member’s interest in the borrower at a price equal to the lesser of the fair market value of such member’s interest and $1,000. The TCI Member for Phase 1 exercised its put option effective as of December 31, 2022. The managing member of the borrower also has a “call option” to purchase a TCI Member’s interest at a purchase price equal to the lesser of the fair market value of member’s interest and $1,000. The respective put and call options related to the Phase 2 credit must be exercised between June 17, 2023 and June 17, 2024 (if at all).
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●	The Mortgage Loan is recourse to the borrower and the guarantor for any loss, disallowance or recapture of any Historic Tax Credits. Notwithstanding the foregoing, there can be no assurance that the related borrower or the non-recourse carveout guarantor will perform its related recourse obligations if required to do so under the Mortgage Loan documents. The Mortgage Loan Seller underwrote taxes based on the exemption.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Mortgage Loan representations and warranties no. (18) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus and Mortgage Loan representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus and any related exceptions on Annexes E-1B and E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	7	12.8%
1	5	1	3.4
5	0	4	7.4
6	0	33	71.8
8	0	1	4.6
Total		46	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Thirty-one (31) of the Mortgage Loans (72.1%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining fifteen (15) Mortgage Loans (27.9%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those fifteen (15) Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Four (4) of these fifteen (15) Mortgage Loans (6.5%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining eleven (11) of these fifteen (15) Mortgage Loans (21.4%) provide for monthly payments of interest-only for a period of 36 months to 90 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date.

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Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Whole Loan documents, all escrows and all other amounts then due and payable under the related Whole Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to “ARD Loans,” “Anticipated Repayment Dates,” “Excess Interest” and “Excess Interest Distribution Account” should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized

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filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

With respect to the 575 Broadway Mortgaged Property (3.3%), the related borrower is not required to have an independent director. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is required to have two independent directors.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

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The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	37	76.9%
L, DorYM1, O	2	6.4
L, YM1, O	4	5.3
YM1, DorYM1, O	1	4.6
YM4, DorYM1, O	1	3.6
L, YM1, DorYM1, O	1	3.3
Total	46	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 115 months;
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●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 0 months; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 81 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	8	14.3%
4	21	45.9
5	11	22.5
6	2	6.6
7	4	10.8
Total	46	100.	0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

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Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of forty-two (42) of the Mortgage Loans (94.7%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a defeasance lockout period of at least two years following the Closing Date (or, in the case of the PetSmart HQ Mortgage Loan (1.6%), after a lockout period ending August 17, 2024, which is the second anniversary of the “startup date” of the PetSmart HQ REMIC (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below. Certain of the Defeasance Loans may have a prepayment consideration period that runs concurrently with all or part of the related Defeasance Lock Out Period, during which any such Mortgage Loan is prepayable together with payment of a yield maintenance charge. See “—Prepayment Provisions” above.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first

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priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance in connection with property releases, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Triple Net Portfolio Mortgage Loan (2.5%), the Mortgage Loan documents permit the borrower to obtain the release of the 13210 Kingston Avenue Mortgaged Property in the event the sole tenant at such Mortgaged Property exercises its right to purchase such Mortgaged Property as described under “—Purchase Options, Rights of First Offer and Rights of First Refusal”, provided that, among other conditions, (i) the borrower prepays such Mortgage Loan in an amount equal to or in excess of the greater of (x) the allocated loan amount for the 13210 Kingston Avenue Mortgaged Property or (y) the net sales proceeds from the sale of the 13210 Kingston Avenue Mortgaged Property, together with any applicable yield maintenance premium and (ii) satisfaction of customary REMIC requirements.

Property Releases; Partial Defeasance

●	With respect to the Gilardian NYC Portfolio Mortgage Loan (3.6%), at any time after the earlier to occur of (x) December 20, 2026 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property from the lien of the mortgage
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provided, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to 120% of the allocated loan amount for the individual Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio for the remaining Mortgaged Property is not less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 1.10x and (b) the loan-to-value ratio for the remaining Mortgaged Property is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 66.3%, and (iii) REMIC release requirements are satisfied.

●	With respect to the WRS Retail Portfolio Mortgage Loan (3.1%), the borrower has the right at any time after the date that is two years after the Closing Date, and prior to August 6, 2032, to obtain the release of an individual Mortgaged Property from the lien of the related mortgage, provided, among other conditions, (i) the borrower delivers defeasance collateral in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property to be released; (ii) after giving effect to such release (a) the debt service coverage ratio with respect to the individual Mortgaged Properties remaining subject to the lien of the Mortgage Loan is not less than the greater of (1) 1.39x and (2) the debt service coverage ratio as of the date immediately preceding such release and (b) the loan-to-value ratio is not greater than the lesser of (1) 57.8% and (2) the loan-to-value ratio as of the date immediately preceding such release, and (iii) the REMIC release requirements are satisfied.
●	With respect to the Stoney Creek Hotel Portfolio Mortgage Loan (2.2%), at any time after the earlier to occur of (x) December 20, 2026 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to 115% of the allocated loan amount for the individual Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt service coverage ratio for the remaining Mortgaged Properties is not less than the greater of (x) the debt service coverage ratio immediately preceding such release and (y) 2.92x and (b) the loan-to-value ratio for the remaining Mortgaged Properties is not greater than the lesser of (x) the loan-to-value ratio immediately preceding such release and (y) 45.1%, and (iii) REMIC release requirements are satisfied.
●	With respect to the Rivercrest 3-Pack Portfolio Mortgage Loan (2.0%), at any time after the date that is two years after the Closing Date, and prior to four months before the maturity date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property from the lien of the mortgage provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual Mortgaged Property, (b) the amount which would result in the debt yield with respect to the remaining individual Mortgaged Property or individual Mortgaged Properties being not less than 9.0% and/or (c) the amount which would result in the debt yield with respect to the remaining individual Mortgaged Property or individual Mortgaged Properties being not less than the debt yield immediately prior to the applicable release, and (ii) the REMIC release requirements are satisfied.
●	With respect to the Oak Ridge Office Park Mortgage Loan (1.3%), at any time after the earlier to occur of (x) October 29, 2025 and (y) the date that is two years after the closing date of the securitization that includes the last pari passu note to be securitized, the Mortgage Loan documents permit the borrowers to obtain the release of any individual Mortgaged Property from the lien of the mortgage provided, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (x) 125% of the allocated loan amount for the individual Mortgaged Property to be released and (y) 100% of the net sales proceeds for the individual Mortgaged Property to be released, (ii) after giving effect to such release (a) the debt yield for the remaining Mortgaged Property is not less than the greater of (x) the debt yield immediately preceding such release and (y) 9.51% and (b) the loan to value ratio for the remaining Mortgaged Property is not greater than the lesser of (x) the loan to value ratio immediately preceding such release and (y) 62.8% and (iii) the REMIC release requirements are satisfied.
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Property Releases; Partial Defeasance and Partial Prepayments

●	With respect to IPG Portfolio Mortgage Loan (3.6%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the earlier of (a) September 29, 2025, and (b) the date that is two years after the closing date of the securitization that includes the last note of the IPG Portfolio Whole Loan to be securitized, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of one or more of the Tremonton Mortgaged Property, Carbondale Mortgaged Property, Midland Mortgaged Property and the Marysville Mortgaged Property, in each case, provided that, among other conditions: (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) if requested by the lender, the borrower delivers a rating agency confirmation, (iv) as of the date of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the consummation of the partial release, and (b) 1.66x, (v) as of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 10.51% and (b) the debt yield for all of the Mortgaged Properties immediately prior to the consummation of the partial release, and (vi) as of the consummation of the partial release (whether by partial prepayment or partial defeasance), after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 56.5% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately prior to the consummation of the partial release.
●	With respect to the Cadence Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property in connection with a Default Release Event by delivering defeasance collateral or partially prepaying the Mortgage Loan, provided that, among other conditions, (i) the release of such Mortgaged Property would cure such default and no other default is ongoing, (ii) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for such Mortgaged Property (plus any property release yield maintenance premiums in the case of a partial prepayment), (iii) any such partial defeasance occurs after the earlier to occur of January 7, 2026 and the date that is two years after the Closing Date, (iv) the borrower satisfies customary REMIC conditions, and (v) such release is completed prior to the expiration of the cure period for the applicable default under the Mortgage Loan, provided that if the borrower is diligently pursuing such release and cannot complete it within the applicable cure period, the borrower may have such additional time as necessary to effectuate such release, not to exceed 180 days in the aggregate. A “Default Release Event” is (i) a non-monetary default under the Cadence Mortgage Loan, (ii) a monetary default under the Cadence Mortgage Loan and such monetary default is a direct result of a default by Cadence under its lease or (iii) a material default by Cadence under its lease. Additionally, the borrower may obtain the release of any individual Mortgaged Property subject to certain casualty and condemnation events by delivering defeasance collateral or partially prepaying the Mortgage Loan, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for such Mortgaged Property (minus the amount of net proceeds applied to the unpaid principal balance of the Mortgage Loan in the case of a partial prepayment), (ii) such individual Mortgaged Property is released from the lease with Cadence (who is the sole tenant leasing the remaining Mortgaged Properties) pursuant to a lease modification or new lease approved by the lender in accordance with the terms of the related loan agreement, and (iii) the borrower satisfies customary REMIC conditions.
●	With respect to Patuxent & Coliseum Mortgage Loan (3.2%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after earlier to occur of December 21, 2026 and the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may either deliver defeasance collateral or partially prepay the Mortgage Loan and obtain release of one or more of the following parcels: (1) an outlot parcel on the Patuxent Crossing Mortgaged Property consisting of a 3,500 square foot building occupied on the origination date by Taco Bell; (2) an outlot parcel on the Patuxent Crossing Mortgaged Property consisting of a 3,000 square foot building occupied on the origination date by Slim Chickens; (3) a free
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standing 6,561 square foot building on the Patuxent Crossing Mortgaged Property occupied on the origination date by Wag N Wash; (4) a free standing 4,000 square foot multi-tenant building on the Patuxent Crossing Mortgaged Property; and/or (5) an outlot parcel on the Coliseum Marketplace Mortgaged Property consisting of a 4,710 square foot building with teller and ATM drive thru (each an “Patuxent & Coliseum Eligible Release Parcel”), in each case, provided that, among other conditions, (i) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to the greater of (a) 120% of the allocated loan amount for the Patuxent & Coliseum Eligible Release Parcel, and (b) 90% of the net sales proceeds applicable to such Patuxent & Coliseum Eligible Release Parcel, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers (in the case of a partial prepayment, if requested by the lender) a rating agency confirmation, (iv) in the case of a partial defeasance, as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Property is no less than the greater of (a) 2.00x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (v) in the case of a partial defeasance, as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is no less than the greater of (a) 13.0%, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable.

Property Releases; Free Releases

●	Certain of the Mortgage Loans, including the Green Acres Mortgage Loan (3.3%) and the PetSmart HQ Mortgage Loan (1.6%), permit the release or substitution of specified parcels of real estate (or parcels meeting certain requirements set forth in the related loan agreement) or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

Substitutions

The following Mortgage Loan provides for the substitution of real property for the Mortgaged Property:

●	With respect to the Cadence Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrower to substitute any individual Mortgaged Property for another property of like kind and quality on any business day on and after November 18, 2024, provided that, among other conditions, (i) such individual Mortgaged Property is conveyed, concurrently with the release and substitution, to an entity other than the borrower, (ii) such released individual Mortgaged Property is released from the Cadence lease and the substitute property is added to the Cadence lease pursuant to a lease modification or new lease acceptable to the lender, (iii) no individual Mortgaged Properties representing more than, in the aggregate, the lesser of 10% of (x) total net operating income or (y) total rents, in each case as determined by the lender, may be substituted during the term of the Mortgage Loan, (iv) the borrower delivers a REMIC opinion, (v) after giving effect to such substitution and with respect to the individual Mortgaged Properties remaining subject to the lien of the related mortgages after the substitution, (x) the debt service coverage ratio is not less than the greater of (a) 2.17x or (b) the debt service coverage ratio as of the date immediately preceding such substitution, (y) the debt yield is not less than the greater of (a) 13.54% or (b) the debt yield as of the date immediately preceding such substitution and
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(z) the loan-to-value ratio is not greater than 49.1% and (vi) the borrower satisfies customary REMIC conditions.

Escrows

Thirty-nine (38) Mortgage Loans (75.6%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Thirty-seven (37) Mortgage Loans (75.0%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-four (24) Mortgage Loans (49.5%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Sixteen (16) Mortgage Loans (63.2%) secured by office, industrial, retail, mixed use and other properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail and mixed use properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
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●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	19	$408,341,351	52.0%
Springing	22	288,711,519	36.8
Soft	3	53,800,000	6.9
Soft (Residential) / Hard (Commercial)	2	34,250,000	4.4
Total:	46	$785,102,870	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
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●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NOI(2)	Cut-off Date Total Debt Yield on Underwritten NOI(1)
Gilardian NYC Portfolio	$28,000,000	$37,750,000	$27,750,000	N/A	$93,500,000	5.95000%	39.5%	66.3%	2.61x	1.14x	11.5%	6.9%
Naples Center	$22,000,000	$2,000,000	N/A	N/A	$24,000,000	6.68167%	61.3%	66.9%	1.25x	1.11x	9.9%	9.1%
180-186 Cedar Street	$14,189,000	$1,695,000	N/A	N/A	$15,884,000	6.84572%	57.7%	64.6%	1.41x	1.15x	9.0%	8.1%
PetSmart HQ	$12,650,000	$12,000,000	$55,350,000	N/A	$80,000,000	5.43800%	62.6%	73.7%	2.26x	1.51x	10.5%	8.9%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.
(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loans related to the Gilardian NYC Portfolio Mortgage Loan (3.6%), the Naples Center Mortgage Loan (2.8%), the 180-186 Cedar Street Mortgage Loan (1.8%) and the PetSmart HQ Mortgage Loan (1.6%) identified in the table above, are each subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related

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Mortgage Loan and each such mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the separate equity collateral, (ii) proceeds from the disposition of the separate equity collateral related solely to the mezzanine loan resulting from the mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that, in many cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by the Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Rialto Industrial	$35,000,000	70.0%	1.10x	8.50%	Y
Weston at Copperfield	$28,000,000	42.32%	N/A	8.14%	Y
IPG Portfolio	$28,000,000	56.5%	1.66x	10.51%	Y
315 5th Avenue	$25,000,000	51.0%	1.50x	9.50%	Y

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Permitted Unsecured Debt and Other Debt

With respect to the Green Acres Mortgage Loan (3.3%), the Mortgage Loan documents permit The Macerich Partnership, L.P. (“Macerich”), the guarantor, to remain as a borrower in a $525 million secured revolving credit facility under which Deutsche Bank AG New York Branch and Goldman Sachs USA are secured parties. Macerich, which owns 100% of the membership interests in Green Acres Adjacent LLC (“Green Acres”), a borrower has pledged its membership interests in Green Acres as collateral for such secured revolving credit facility. In addition, the related Mortgage Loan documents permit (i) certain other pledges and issuances of preferred equity by or in certain entities that directly or indirectly hold ownership interests in the borrowers and (ii) the borrowers to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the lender’s approval or delivery of a rating agency confirmation.

With respect to the Great Lakes Crossing Outlets Mortgage Loan (3.3%), the related loan documents permit the borrower to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the lender’s approval and delivery of a rating agency confirmation. The related Mortgage Loan documents permit the pledge of interest by a direct or indirect owner of the borrower to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

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The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
70 Hudson Street	Natixis	$36,000,000	4.6%	$84,000,000	$76,950,000	$196,950,000	40.5%	66.5%	4.10x	2.50x	13.3%	8.1%	N
Rialto Industrial	AREF	$35,000,000	4.5%	$146,000,000	N/A	$181,000,000	51.7%	51.7%	1.23x	1.23x	9.7%	9.7%	N
Gilardian NYC Portfolio	BMO	$28,000,000	3.6%	$27,750,000	N/A	$55,750,000	39.5%	39.5%	2.61x	2.61x	11.5%	11.5%	N
IPG Portfolio	CREFI	$28,000,000	3.6%	$75,000,000	N/A	$103,000,000	52.3%	52.3%	1.64x	1.64x	11.1%	11.1%	N
Latitude at South Portland	BMO	$27,000,000	3.4%	$28,192,000	N/A	$55,192,000	63.9%	63.9%	1.58x	1.58x	8.0%	8.0%	N
Orizon Aerostructures	BMO	$27,000,000	3.4%	$34,095,000	N/A	$61,095,000	48.9%	48.9%	1.83x	1.83x	12.6%	12.6%	N
Park West Village	BMO	$26,000,000	3.3%	$161,500,000	$177,500,000	$365,000,000	32.6%	63.5%	2.60x	1.34x	12.3%	6.3%	N
Green Acres	BMO	$26,000,000	3.3%	$344,000,000	N/A	$370,000,000	54.5%	54.5%	2.10x	2.10x	13.0%	13.0%	N
575 Broadway	CREFI	$25,951,292	3.3%	$101,210,038	N/A	$127,161,330	59.1%	59.1%	1.38x	1.38x	12.6%	12.6%	N
Great Lakes Crossing Outlets	BMO	$25,750,000	3.3%	$154,250,000	N/A	$180,000,000	45.0%	45.0%	2.50x	2.50x	17.5%	17.5%	N
WRS Retail Portfolio	LMF	$24,000,000	3.1%	$60,000,000	N/A	$84,000,000	57.8%	57.8%	1.39x	1.39x	11.5%	11.5%	N
Triple Net Portfolio	3650 REIT	$20,000,000	2.5%	$73,500,000	N/A	$93,500,000	61.5%	61.5%	1.73x	1.73x	8.8%	8.8%	N
Stoney Creek Hotel Portfolio	BMO	$17,000,000	2.2%	$13,900,000	N/A	$30,900,000	45.1%	45.1%	2.90x	2.90x	25.5%	25.5%	Y
800 Cesar Chavez	3650 REIT	$15,000,000	1.9%	$23,000,000	N/A	$38,000,000	53.7%	53.7%	2.00x	2.00x	8.4%	8.4%	N
Kingston Square Apartments	BMO	$14,000,000	1.8%	$37,000,000	N/A	$51,000,000	59.5%	59.5%	1.53x	1.53x	9.2%	9.2%	N
PetSmart HQ	3650 REIT	$12,650,000	1.6%	$55,350,000	N/A	$68,000,000	62.6%	62.6%	2.26x	2.26x	10.5%	10.5%	N
Oak Ridge Office Park	Natixis	$10,560,897	1.3%	$15,841,346	N/A	$26,402,243	68.8%	68.8%	1.91x	1.91x	12.9%	12.9%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
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II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
70 Hudson Street	Outside Serviced	Note A-A-1	Non-Control(4)	—	BBCMS 2022-C18	$36,000,000
		Note A-A-2	Non-Control	—	BBCMS 2022-C16	$48,000,000
		Note A-A-3	Non-Control	—	BMO 2023-C4	$12,000,000
		Note A-A-4	Non-Control	—	BMO 2023-C4	$12,000,000
		Note A-A-5	Non-Control	—	BMO 2023-C4	$6,000,000
		Note A-A-6	Non-Control	—	BMO 2023-C4	$6,000,000
		Note A-B	Control	John Hancock Life Insurance Company (U.S.A.)	Not identified	$76,950,000

Rialto Industrial	Outside Serviced	Note A-1	Non-Control	—	BBCMS 2022-C18	$65,000,000
		Note A-2	Non-Control	—	BMO 2023-C4	$30,000,000
		Note A-3	Non-Control	AREF	Not identified	$30,000,000
		Note A-4	Control	AREF	Not identified	$25,000,000
		Note A-5	Non-Control	AREF	Not identified	$20,000,000
		Note A-6	Non-Control	—	BMO 2023-C4	$5,000,000
		Note A-7	Non-Control	AREF	Not identified	$3,000,000
		Note A-8	Non-Control	—	BBCMS 2022-C18	$3,000,000

Gilardian NYC Portfolio	Servicing Shift	Note A-1	Non-Control	—	BMO 2023-C4	$28,000,000
		Note A-2	Control	BMO	Not identified	$27,750,000

IPG Portfolio	Outside Serviced	Note A-1	Control	—	BMARK 2022-B37	$60,000,000
		Note A-2-1	Non-Control	—	3650R 2022-PF2	$15,000,000
		Note A-2-2	Non-Control	—	BMO 2023-C4	$8,000,000
		Note A-3	Non-Control	—	BMO 2023-C4	$20,000,000

Latitude at South Portland	Servicing Shift	Note A-1	Non-Control	—	BMO 2023-C4	$27,000,000
		Note A-2	Control	BMO	Not identified	$28,192,000

Orizon Aerostructures	Servicing Shift	Note A-1	Non-Control	—	BMO 2023-C4	$27,000,000
		Note A-2	Non-Control	BMO	Not identified	$8,000,000
		Note A-3	Non-Control	BMO	Not identified	$11,500,000
		Note A-4	Non-Control	BMO	Not identified	$8,500,000
		Note A-5	Control	BMO	Not identified	$6,095,000

Park West Village	Outside Serviced	Note A-1	Non-Control(4)	—	BBCMS 2022-C17	$17,500,000
		Note A-2-1	Non-Control	—	BMO 2023-C4	$26,000,000
		Note A-2-2	Non-Control	BMO	Not identified	$6,500,000
		Note A-3	Non-Control	—	BBCMS 2022-C18	$7,500,000
		Note A-4	Non-Control	—	BMO 2022-C3	$5,000,000
		Note A-5	Non-Control	—	Benchmark 2022-B37	$17,500,000
		Note A-6	Non-Control	—	Benchmark 2022-B37	$15,000,000
		Note A-7	Non-Control	—	Benchmark 2022-B37	$15,000,000
		Note A-8	Non-Control	—	Benchmark 2022-B37	$15,000,000
		Note A-9	Non-Control	—	BMO 2022-C3	$17,500,000
		Note A-10	Non-Control	—	BMO 2022-C3	$15,000,000
		Note A-11	Non-Control	—	BBCMS 2022-C17	$15,000,000

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Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
		Note A-12	Non-Control	—	BBCMS 2022-C17	$15,000,000
		Note B-A	Non-Control(4)	—	BBCMS 2022-C17	$66,500,000
		Note B-B	Control(4)	Park West Village Grand Avenue Partners, LLC	Not identified	$111,000,000

Green Acres	Servicing Shift	Note A-1	Control	GS	Not identified	$50,000,000
		Note A-2	Non-Control	GS	Not identified	$30,000,000
		Note A-3	Non-Control	GS	Not identified	$20,000,000
		Note A-4	Non-Control	BMO	Not identified	$24,000,000
		Note A-5	Non-Control	BMO	Not identified	$22,000,000
		Note A-6	Non-Control	—	BMO 2023-C4	$20,000,000
		Note A-7	Non-Control	BMO	Not identified	$18,000,000
		Note A-8	Non-Control	—	BMO 2023-C4	$6,000,000
		Note A-9	Non-Control	MS	Not identified	$50,000,000
		Note A-10	Non-Control	MS	Not identified	$20,000,000
		Note A-11	Non-Control	MS	Not identified	$10,000,000
		Note A-12	Non-Control	MS	Not identified	$10,000,000
		Note A-13	Non-Control	DBRI	Not identified	$30,000,000
		Note A-14	Non-Control	DBRI	Not identified	$25,000,000
		Note A-15	Non-Control	DBRI	Not identified	$20,000,000
		Note A-16	Non-Control	DBRI	Not identified	$15,000,000

575 Broadway	Servicing Shift	Note A-1-1	Non-Control	—	BMO 2023-C4	$25,951,292
		Note A-1-2	Non-Control	CREFI	Not identified	$13,973,772
		Note A-2	Control	CREFI	Not identified	$23,655,601
		Note A-3	Non-Control	SGFC	Not identified	$28,646,234
		Note A-4	Non-Control	SGFC	Not identified	$19,962,532
		Note A-5	Non-Control	SGFC	Not identified	$14,971,899

Great Lakes Crossing Outlets	Servicing Shift	Note A-1-1	Control	GS	Not identified	$40,000,000
		Note A-1-2	Non-Control	GS	Not identified	$20,000,000
		Note A-1-3	Non-Control	GS	Not identified	$10,000,000
		Note A-1-4	Non-Control	GS	Not identified	$10,000,000
		Note A-2-1	Non-Control	DBRI	Not identified	$20,000,000
		Note A-2-2	Non-Control	DBRI	Not identified	$15,000,000
		Note A-2-3	Non-Control	DBRI	Not identified	$15,000,000
		Note A-3-1	Non-Control	—	BMO 2023-C4	$25,750,000
		Note A-3-2	Non-Control	BMO	Not identified	$14,250,000
		Note A-3-3	Non-Control	BMO	Not identified	$10,000,000

WRS Retail Portfolio	Outside Serviced	Note A-1	Control	—	BBCMS 2022-C18	$50,000,000
		Note A-2	Non-Control	—	BMO 2023-C4	$24,000,000
		Note A-3	Non-Control	—	BBCMS 2022-C18	$5,000,000
		Note A-4	Non-Control	—	BBCMS 2022-C18	$5,000,000

Triple Net Portfolio	Outside Serviced	Note A-1	Non-Control	3650 REIT	Not identified	$20,000,000
		Note A-2	Control	—	3650R 2022-PF2	$38,500,000
		Note A-3	Non-Control	—	3650R 2022-PF2	$15,000,000
		Note A-4	Non-Control	—	BMO 2023-C4	$10,000,000
		Note A-5	Non-Control	—	BMO 2023-C4	$10,000,000

Stoney Creek Hotel Portfolio	Serviced	Note A-1	Control	—	BMO 2023-C4	$17,000,000
		Note A-2	Non-Control	BMO	Not identified	$13,900,000

800 Cesar Chavez	Outside Serviced	Note A-1	Non-Control	3650 REIT	Not identified	$10,000,000
		Note A-2	Control	—	3650R 2022-PF2	$13,000,000
		Note A-3	Non-Control	—	BMO 2023-C4	$15,000,000

Kingston Square Apartments	Outside Serviced	Note A-1	Control	—	BMO 2022-C3	$20,000,000
		Note A-2	Non-Control	—	BMO 2022-C3	$17,000,000
		Note A-3	Non-Control	—	BMO 2023-C4	$7,000,000
		Note A-4	Non-Control	—	BMO 2023-C4	$7,000,000

PetSmart HQ	Outside Serviced	Note A-1	Control	—	3650R 2021-PF1	$23,000,000
		Note A-2	Non-Control	—	3650R 2022-PF2	$10,000,000
		Note A-3	Non-Control	3650 REIT	Not identified	$22,350,000
		Note A-4	Non-Control	—	BMO 2023-C4	$12,650,000

Oak Ridge Office Park	Outside Serviced	Note A-1	Control	—	BBCMS 2022-C16	$15,841,346
		Note A-2	Non-Control	—	BMO 2023-C4	$10,560,897

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed,
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there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.

(3)	Entity names have been abbreviated for presentation as indicated below.

“3650 REIT” means 3650 Real Estate Investment Trust 2 LLC.

“AREF” means Argentic Real Estate Finance LLC or an affiliate.

“BMO” means Bank of Montreal.

“CREFI” means Citi Real Estate Funding Inc.

“DBRI” means DBR Investments Co. Limited.

“GS” means Goldman Sachs Bank USA.

“MS” means Morgan Stanley Bank, N.A.

“SGFC” means Societe Generale Financial Corporation.

(4)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereafter be the Controlling Note. See “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-AB Whole Loan” and “—The 70 Hudson Pari Passu-AB Whole Loan” in this prospectus for more information regarding the manner in which control shifts under each such Whole Loan.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Whole Loan will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans and Servicing Shift Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

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Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof,

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no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

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Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-
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transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”), will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under

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such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

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The 70 Hudson Street Pari Passu-AB Whole Loan

General

The 70 Hudson Street Mortgage Loan (4.6%) is part of the 70 Hudson Street Whole Loan (as defined below) comprised of seven promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “70 Hudson Street Mortgaged Property”).

The 70 Hudson Street Mortgage Loan is evidenced by:

(i) four senior promissory notes designated as Note A-A-3, Note A-A-4, Note A-A-5 and Note A-A-6, having an aggregate Cut-off Date Balance of $36,000,000 (the “70 Hudson Street Mortgage Loan”), evidencing the 70 Hudson Street Mortgage Loan, that will be deposited into the Trust;

(ii) two senior promissory notes designated as Note A-A-1 and Note A-A-2, having an aggregate Cut-off Date Balance of $84,000,000 (collectively, the “70 Hudson Street Pari Passu Companion Loans” and, together with the 70 Hudson Street Mortgage Loan, the “70 Hudson Street Senior Notes”), and the holders of such 70 Hudson Street Senior Notes (the “70 Hudson Street Senior Note Holders” and, each such holder, a “70 Hudson Street Senior Note Holder”), that will not be included in the Trust; and

(iii) one promissory note designated as Note A-B, having a Cut-off Date Balance of $76,950,000 (the “70 Hudson Street Subordinate Loan”, and the holder thereof, a “70 Hudson Street Subordinate Loan Holder” and, together with the 70 Hudson Street Senior Note Holders, the “70 Hudson Street Note Holders”), that will not be included in the Trust.

The 70 Hudson Street Mortgage Loan, the 70 Hudson Pari Passu Companion Loans and the 70 Hudson Street Subordinate Loan are collectively referred to in this prospectus as the 70 Hudson Street Whole Loan (the “70 Hudson Street Whole Loan”).

The rights of the issuing entity as the holder of the 70 Hudson Street Mortgage Loan, the 70 Hudson Street Pari Passu Companion Loans and the rights of the holder of the 70 Hudson Street Subordinate Loan are subject to an Amended and Restated Co-Lender Agreement (the “70 Hudson Street Intercreditor Agreement”). The following summaries describe certain provisions of the 70 Hudson Street Intercreditor Agreement.

Servicing

The 70 Hudson Street Whole Loan (including the 70 Hudson Street Mortgage Loan) and any related REO Property are serviced pursuant to the terms of the pooling and servicing agreement governing the BBCMS 2022-C18 securitization (the “BBCMS 2022-C18 PSA”) into which the 70 Hudson Street Pari Passu Companion Loan evidenced by Note A-A-1 was deposited, by Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “70 Hudson Street Master Servicer”), and, if necessary, Rialto Capital Advisors, LLC, as special servicer (the “70 Hudson Street Special Servicer”), in the manner described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”, but subject to the terms of the 70 Hudson Street Intercreditor Agreement.

For so long as the holder of the 70 Hudson Street Subordinate Loan or its representative is the 70 Hudson Street Directing Holder (as defined below), the holder of the 70 Hudson Street Subordinate Loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the 70 Hudson Street Whole Loan, as more fully described below. Furthermore, subject to certain conditions set forth in the 70 Hudson Street Intercreditor Agreement, the 70 Hudson Street Subordinate Loan Holder has the right to cure certain defaults by the related borrower, as more fully described below.

Application of Payments

The 70 Hudson Street Intercreditor Agreement sets forth the respective rights of the holders of the 70 Hudson Street Mortgage Loan, the 70 Hudson Street Pari Passu Companion Loans and the 70 Hudson Street Subordinate

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Loan with respect to distributions of funds received in respect of the 70 Hudson Street Whole Loan, and provides, in general, that:

●	the 70 Hudson Street Subordinate Loan is, generally, at all times, junior, subject and subordinate to the 70 Hudson Street Senior Notes and the right of each holder of the 70 Hudson Street Senior Notes to receive payments with respect to the 70 Hudson Street Whole Loan; and
●	if no 70 Hudson Street Sequential Pay Event (as defined below) has occurred and is continuing with respect to the 70 Hudson Street Whole Loan, all amounts tendered by the borrower or otherwise available for payment on the 70 Hudson Street Whole Loan (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the 70 Hudson Street Senior Notes to each holder of a 70 Hudson Street Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of 70 Hudson Street Senior Note, in an amount equal to its respective senior note percentage interest of principal payments (including any casualty or condemnation prepayment) received, if any, with respect to the related monthly payment date with respect to the 70 Hudson Street Whole Loan, (including any monthly debt service payment);

third, to each holder of the 70 Hudson Street Senior Note, up to the amount of any unreimbursed costs and expenses paid such holder of a 70 Hudson Street Senior Note with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the BBCMS 2022-C18 PSA, including any recovered costs to be allocated pro rata based on the amounts due to each holder of a 70 Hudson Street Senior Note pursuant to the 70 Hudson Street Intercreditor Agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third, and as a result of a workout, the principal balance of the 70 Hudson Street Senior Notes has been reduced, such excess amount to be paid first to the holders of the 70 Hudson Street Senior Notes in an amount up to the reduction, if any, of the applicable senior note principal balances as a result of such workout, plus interest on such amount at the applicable net senior note rate;

fifth, to the extent the 70 Hudson Street Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the 70 Hudson Street Intercreditor Agreement, to reimburse the 70 Hudson Street Subordinate Loan Holder for all such cure payments;

sixth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the principal balance of the 70 Hudson Street Subordinate Loan at the net subordinate note rate;

seventh, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the percentage interest of principal payments of the 70 Hudson Street Subordinate Loan (including all prepayment proceeds relating to casualty or condemnation) received, if any, with respect to such monthly payment date with respect to the 70 Hudson Street Whole Loan (including any monthly debt service payment amount);

eighth, to the 70 Hudson Street Subordinate Loan Holder up to the amount of any unreimbursed costs and expenses paid by the 70 Hudson Street Subordinate Loan Holder with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the BBCMS 2022-C18 PSA, including any recovered costs;

ninth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and as a result of a workout, the principal balance of the 70 Hudson Street Subordinate Loan has been reduced, such excess amount to be paid first to the 70 Hudson Street Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

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tenth, any prepayment premium, to the extent paid by the related borrower, will be paid to each holder of a 70 Hudson Street Senior Note in an amount up to its respective pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Senior Note multiplied by the 70 Hudson Senior Note Senior Note relative spread;

eleventh, any prepayment premium, to the extent paid by the related borrower, will be paid to the 70 Hudson Street Subordinate Loan Holder in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Subordinate Loan multiplied by the subordinate note relative spread;

twelfth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BBCMS 2022-C18 PSA, including, without limitation, to compensate the 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to the 70 Hudson Street Note Holders, pro rata, based on their respective percentage interests; and

thirteenth, if any excess amount is available to be distributed in respect of the 70 Hudson Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid to each holder of the 70 Hudson Street Note Holders, pro rata, based on their respective initial percentage interests.

As used in the foregoing clauses first through thirteenth, payments to the 70 Hudson Street Senior Note Holders will be made to the 70 Hudson Street Senior Note Holders, pro rata and pari passu, based on their respective principal balance.

Upon the occurrence and continuance of (i) a monetary event of default with respect to the 70 Hudson Street Whole Loan, (ii) a non-monetary event of default as to which the 70 Hudson Street Whole Loan becomes a Specially Serviced Loan (other than as a result of a foreseeable event), or (iii) any bankruptcy or insolvency event that constitutes an event of default, in each case, provided that the 70 Hudson Street Subordinate Loan Holder (or a designee of such respective holder) has not exercised its cure rights under the 70 Hudson Street Intercreditor Agreement (as described below under “—Cure Rights”) (each, a “70 Hudson Street Sequential Pay Event”), amounts tendered by the related borrower or otherwise available for payment on the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property (excluding amounts for required reserves, escrows and certain other fees, costs and expenses) will be applied in the following order of priority:

first, to pay accrued and unpaid interest on the 70 Hudson Street Whole Loan to each holder of a 70 Hudson Street Senior Note in an amount equal to the accrued and unpaid interest on the applicable senior note principal balance at the applicable net senior note rate;

second, to each holder of a 70 Hudson Street Senior Note, an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until its senior note principal balance has been reduced to zero;

third, to each holder of a 70 Hudson Street Senior Note, up to the amount of any unreimbursed costs and expenses paid by such holder of a 70 Hudson Street Senior Note with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the BBCMS 2022-C18 PSA, including any recovered costs, to be allocated pro rata based on the amounts due to each holder of a 70 Hudson Street Senior Note pursuant to the 70 Hudson Street Intercreditor Agreement;

fourth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through third, and as a result of a workout, the principal balance of the 70 Hudson Street Senior Notes has been reduced, such excess amount to be paid to the holders of the 70 Hudson Street Senior Notes in an amount up to the reduction, if any, of the applicable senior note principal balance as a result of such workout, plus interest on such amount at the applicable net senior note rate;

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fifth, to the extent the 70 Hudson Street Subordinate Loan Holder has made any payments or advances to cure defaults pursuant to the 70 Hudson Street Intercreditor Agreement, to reimburse the 70 Hudson Street Subordinate Loan Holder for all such cure payments;

sixth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to the accrued and unpaid interest on the 70 Hudson Street Subordinate Loan principal balance at the net subordinate note rate;

seventh, to each holder of 70 Hudson Street Senior Note in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its senior note principal balance has been reduced to zero;

eighth, to the 70 Hudson Street Subordinate Loan Holder in an amount equal to all remaining amounts received with respect to the related monthly payment date, until its subordinate note principal balance has been reduced to zero;

ninth, to the 70 Hudson Street Subordinate Loan Holder, up to the amount of any unreimbursed costs and expenses paid by the 70 Hudson Street Subordinate Loan Holder with respect to the 70 Hudson Street Whole Loan pursuant to the 70 Hudson Street Intercreditor Agreement or the BBCMS 2022-C18 PSA, including any recovered costs;

tenth, if the proceeds of any foreclosure sale or any liquidation of the 70 Hudson Street Whole Loan or the 70 Hudson Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth, and as a result of a workout, the principal balance of the 70 Hudson Street Subordinate Loan has been reduced, such excess amount to be paid first to the 70 Hudson Street Subordinate Loan Holder in an amount up to the reduction, if any, of the subordinate note principal balance as a result of such workout, plus interest on such amount at the subordinate note rate;

eleventh, any prepayment premium, to the extent paid by the related borrower, will be paid to the holders of the 70 Hudson Street Senior Notes in an amount up to its pro rata interest therein, based on the product of the senior note percentage interest of the 70 Hudson Street Whole Loan multiplied by the senior note relative spread;

twelfth, any prepayment premium, to the extent paid by the related borrower, will be paid to the 70 Hudson Street Subordinate Loan Holder in an amount up to its pro rata interest therein, based on the product of the percentage interest of the 70 Hudson Street Subordinate Loan Holder multiplied by the subordinate note relative spread;

thirteenth, to the extent default interest, late fees, assumption or transfer fees actually paid by the related borrower are not required to be otherwise applied under the BBCMS 2022-C18 PSA, including, without limitation, to compensate the 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable, any such default interest, late fees, assumption or transfer fees, to the extent actually paid by the related borrower, to each 70 Hudson Street Note Holder, pro rata, based on their respective percentage interests; and

fourteenth, if any excess amount is available to be distributed in respect of the 70 Hudson Street Whole Loan, and not otherwise required to be applied in accordance with the foregoing clauses first through twelfth, any remaining amount will be paid to each 70 Hudson Street Note Holder, pro rata, based on their respective initial percentage interests.

As used in the foregoing clauses first through fourteenth, payments to the 70 Hudson Street Senior Note Holders will be made to the 70 Hudson Street Senior Note Holders, pro rata and pari passu, based on their respective principal balance.

Consultation and Control

For so long as the 70 Hudson Street Subordinate Loan Holder is the 70 Hudson Street Directing Holder, the 70 Hudson Street Master Servicer and 70 Hudson Street Special Servicer will be required to request the written consent of the 70 Hudson Street Directing Holder (as defined below) (or its representative) before implementing a 70 Hudson Street Major Decision with respect to the 70 Hudson Street Whole Loan. If the 70 Hudson Street Directing Holder (or its representative) fails to respond to the 70 Hudson Street Master Servicer or the 70 Hudson

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Street Special Servicer with respect to any such proposed action within 10 business days after receipt of such notice, the 70 Hudson Street Directing Holder (or its representative), as applicable, will have no further consent rights with respect to such action.

Neither the 70 Hudson Street Master Servicer nor the 70 Hudson Street Special Servicer will be required to follow any advice or consultation provided by the 70 Hudson Street Directing Holder (or its representative) that would require or cause the 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions, be inconsistent with the applicable servicing standard, require or cause such 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable, to violate provisions of the 70 Hudson Street Intercreditor Agreement or the BBCMS 2022-C18 PSA, require or cause such 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable, to violate the terms of the 70 Hudson Street Whole Loan, or materially expand the scope of any of such 70 Hudson Street Master Servicer’s or 70 Hudson Street Special Servicer’s, as applicable, responsibilities under the 70 Hudson Street Intercreditor Agreement or the BBCMS 2022-C18 PSA.

“70 Hudson Street Major Decision” means a “Major Decision” under the BBCMS 2022-C18 PSA.

The Directing Certificateholder

The controlling noteholder (the “70 Hudson Street Directing Holder”) under the 70 Hudson Street Intercreditor Agreement, as of any date of determination, is:

●	the 70 Hudson Street Subordinate Loan Holder unless a 70 Hudson Street Subordinate Loan Control Appraisal Period has occurred and is continuing; or
●	if a 70 Hudson Street Subordinate Loan Control Appraisal Period has occurred and is continuing, the holder of the promissory note A-A-1.

A “70 Hudson Street Subordinate Loan Control Appraisal Period” will exist with respect to the 70 Hudson Street Whole Loan, if and for so long as: (a)(1) the initial unpaid principal balance of the 70 Hudson Street Subordinate Loan minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 70 Hudson Street Subordinate Loan, (y) any Appraisal Reduction Amount (as defined in the BBCMS 2022-C18 PSA) for the 70 Hudson Street Whole Loan that is allocated to the 70 Hudson Street Subordinate Loan and (z) any losses realized with respect to the 70 Hudson Street Mortgaged Property or the 70 Hudson Street Whole Loan that are allocated to the 70 Hudson Street Subordinate Loan, plus (3) the 70 Hudson Street Threshold Event Collateral then held by the 70 Hudson Street Special Servicer is less than (b) 25% of the of the remainder of the (i) initial unpaid principal balance of the 70 Hudson Street Subordinate Loan less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 70 Hudson Street Subordinate Loan Holder.

“70 Hudson Street Threshold Event Collateral” means either (a) cash collateral for the benefit of the 70 Hudson Street Senior Notes, and acceptable to, the 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer or (b) an unconditional and irrevocable standby letter of credit with the lead senior noteholder as the beneficiary, issued by a bank or other financial institutions the long term unsecured debt obligations of which are at all times rated at least “AA” by S&P, “A” by Fitch and “Aa2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “F-1” by Fitch and “P-1” by Moody’s.

Cure Rights

In the event that the related borrower fails to make any payment of principal or interest on the 70 Hudson Street Whole Loan that results in a monetary event of default or the related borrower otherwise defaults with respect to the 70 Hudson Street Whole Loan, the 70 Hudson Street Subordinate Loan Holder will have the right to cure such event of default subject to certain limitations set forth in the 70 Hudson Street Intercreditor Agreement. The 70 Hudson Street Subordinate Loan Holder will be limited to six (6) cures related to monetary defaults in a 12 month period, but in no event more than twelve (12) cures related to monetary defaults over the term of the 70 Hudson Street Whole Loan, and six (6) cures related to non-monetary defaults over the life of the 70 Hudson Street Whole Loan. If the 70 Hudson Street Subordinate Loan Holder elects to cure an event of default, it must cure any monetary

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event of default within 10 business days of receipt of notice of such cure option from the 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable, and must cure any non-monetary event of default with 10 days from the later of (i) the expiration of the applicable cure period under the 70 Hudson Street Mortgage Loan and (ii) receipt of notice of such cure option from the 70 Hudson Street Master Servicer or 70 Hudson Street Special Servicer, as applicable (which non-monetary default cure period may be extended an additional 60 days if certain conditions set forth in the 70 Hudson Street Intercreditor Agreement are satisfied).

So long as a monetary event of default exists for which the 70 Hudson Street Subordinate Loan is permitted to cure payment under the 70 Hudson Street Intercreditor Agreement, neither the 70 Hudson Street Master Servicer nor the 70 Hudson Street Special Servicer will be permitted to treat such default as an event of default (including for purposes of (i) the definition of “Sequential Pay Event,” (ii) accelerating the 70 Hudson Street Whole Loan, modifying, amending or waiving any provisions of the Mortgage Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 70 Hudson Street Mortgaged Property, or (iii) treating the 70 Hudson Street Whole Loan as a Specially Serviced Loan).

Purchase Option

If an event of default with respect to The 70 Hudson Street Whole Loan has occurred and is continuing, then, upon written notice from the 70 Hudson Street Subordinate Loan Holder (a “Note Holder Purchase Option Notice”), as applicable, such holder will have the right to purchase, the 70 Hudson Street Senior Notes for the applicable purchase price provided in the 70 Hudson Street Intercreditor Agreement on a date (i) not more than fifteen (15) Business Days after providing written notice or (ii) not more than forty (40) days after providing written notice if the purchasing noteholder deposits 10% of the purchase price with the respective holder or holders, as applicable, of the notes being purchased within ten (10) Business Days after written notice.

The right of the 70 Hudson Street Subordinate Loan Holder to purchase the 70 Hudson Street Senior Notes will automatically terminate upon a foreclosure sale, sale by power of sale or acceptance of a deed in lieu of foreclosure with respect to the 70 Hudson Street Mortgaged Property (and the 70 Hudson Street Special Servicer is required to give the 70 Hudson Street Subordinate Loan Holder fifteen (15) days’ notice of its intent with respect to any such action). Notwithstanding the foregoing sentence, if title to the 70 Hudson Street Mortgaged Property is transferred to the 70 Hudson Street Special Servicer (or a designee on behalf of the 70 Hudson Street Special Servicer) less than fifteen (15) days after the acceleration of the 70 Hudson Street Whole Loan, the 70 Hudson Street Special Servicer (or a designee on behalf of the 70 Hudson Street Special Servicer) must notify the 70 Hudson Street Subordinate Loan Holder of such transfer, and the 70 Hudson Street Subordinate Loan Holder will have a fifteen (15) day period from the date of such notice to deliver a Note Holder Purchase Option Notice, in which case the 70 Hudson Street Subordinate Loan Holder will be obligated to purchase the 70 Hudson Street Mortgaged Property, in immediately available funds, within a fifteen (15) day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 70 Hudson Street Intercreditor Agreement and the BBCMS 2022-C18 PSA, if an event of default has occurred and is continuing, and if the 70 Hudson Street Special Servicer determines to sell the 70 Hudson Street Whole Loan, then in connection with any such sale, the 70 Hudson Street Special Servicer will be required to follow the procedures set forth in the 70 Hudson Street Intercreditor Agreement and BBCMS 2022-C18 PSA, including the provision that requires fifteen (15) business days’ prior written notice to the 70 Hudson Street Subordinate Loan Holder and to the holder of the 70 Hudson Street Subordinate Loan of the 70 Hudson Street Special Servicer’s intention to sell the 70 Hudson Street Whole Loan. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the prospectus.

Special Servicer Appointment Rights

In accordance with the 70 Hudson Street Intercreditor Agreement and the BBCMS 2022-C18 PSA, the 70 Hudson Street Directing Holder (or its representative) will have the right, with or without cause, upon at least ten (10) business days’ prior notice to the 70 Hudson Street Special Servicer, to replace the 70 Hudson Street Special Servicer then acting with respect to the 70 Hudson Street Whole Loan and appoint a replacement special servicer

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in lieu thereof. Such appointment and replacement will be at the expense of the 70 Hudson Street Directing Holder (including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated 70 Hudson Street Special Servicer).

The Park West Village Pari Passu-AB Whole Loan

General

The Park West Village Mortgage Loan (3.3%) is part of a split loan structure comprised of fifteen notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Park West Village Whole Loan (as defined below), in the initial aggregate principal balance of $365,000,000, is evidenced by:

●	one (1) senior pari passu promissory note designated as Note A-2-1, having a Cut-off Date Balance of $26,000,000 (the “Park West Village Mortgage Loan”), evidencing the Park West Village Mortgage Loan, and which will be included in the Trust;
●	twelve (12) senior pari passu notes designated as Note A-1, Note A-2-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7, Note A-8, Note A-9, Note A-10, Note A-11 and Note A-12, having an aggregate Cut-off Date balance of $161,500,000 (collectively, the “Park West Village Pari Passu Companion Loans” and, together with the Park West Village Mortgage Loan, the “Park West Village Senior Notes” or the “Park West Village A Notes”, and the holders of such Park West Village Senior Notes, the “Park West Village Note A Holders” and each holder, a “Park West Village Note A Holder”), and which will not be included in the Trust;
●	one promissory Note B-A with a principal balance as of the Cut-off Date of $66,500,000 (the “Park West Village Note B-A”) that evidences a subordinate Companion Loan (the “Park West Village Note B-A Subordinate Companion Loan”, and the holder of such Park West Village Note B-A, the “Park West Village Note B-A Subordinate Companion Loan Holder”), which is subordinate to the Park West Village Senior Notes, and which will not be included in the Trust; and
●	one promissory Note B-B with a principal balance as of the Cut-off Date of $111,000,000 (the “Park West Village Note B-B”) that evidences a subordinate Companion Loan (the “Park West Village Note B-B Subordinate Companion Loan”, and together with the Park West Village Note B-A Subordinate Companion Loan, the “Park West Village Subordinate Companion Loans”, and the holder of such Park West Village Note B-B, the “Park West Village Note B-B Subordinate Companion Loan Holder”, and together with the Park West Village Note B-A Subordinate Companion Loan Holder, the “Park West Village Subordinate Companion Loan Holders”), which is subordinate to the Park West Village Senior Notes and the Park West Village Note B-A, and which will not be included in the Trust.

The Park West Village Senior Notes, the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan are collectively referred to as the “Park West Village Notes” or the “Park West Village Whole Loan”.

The rights of the holders of the Park West Village Notes (the “Park West Village Noteholders”) are subject to an Agreement Between Noteholders, dated as of August 3, 2022, among the initial lenders (the “Park West Village Co-Lender Agreement”). The following summaries describe certain provisions of the Park West Village Co-Lender Agreement. The Park West Village Co-Lender Agreement provides that, to the extent that there is a conflict between the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (as defined below), the terms of the Park West Village Co-Lender Agreement will govern.

Servicing

The Park West Village Whole Loan is serviced and administered pursuant to the pooling and servicing agreement dated September 1, 2022 (the “BBCMS 2022-C17 PSA”), between Barclays Commercial Mortgage Securities LLC, as depositor, KeyBank National Association, as servicer (the “Park West Village Servicer”), Argentic

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Services Company LP, as special servicer, KeyBank National Association, as special servicer for the Park West Village Whole Loan (the “Park West Village Special Servicer”), Computershare Trust Company, National Association, as certificate administrator (the “Park West Village Certificate Administrator”), Wilmington Trust, National Association, as trustee (the “Park West Village Trustee”), and Pentalpha Surveillance LLC, as operating advisor (the “Park West Village Operating Advisor”) and as asset representations reviewer (the “Park West Village Asset Representations Reviewer”), and the Park West Village Co-Lender Agreement.

The Park West Village Servicer or the Park West Village Trustee, as applicable, under the BBCMS 2022-C17 PSA will be responsible for making any required servicing advances with respect to the Park West Village Whole Loan, in each case unless the Park West Village Servicer or the Park West Village Trustee, as applicable, or the Park West Village Special Servicer under the BBCMS 2022-C17 PSA determines that such an advance would not be recoverable from collections on the Park West Village Whole Loan.

Application of Payments

The Park West Village Co-Lender Agreement sets forth the respective rights of the holders of the Park West Village Senior Notes and the Park West Village Subordinate Companion Loans with respect to distributions of funds received in respect of the Park West Village Whole Loan, and provides, in general, that all amounts tendered by the borrower or otherwise available for payment on or with respect to or in connection with the Park West Village Whole Loan or the Park West Village Mortgaged Property or amounts realized as proceeds thereof (including the amount of any cash or proceeds of the letter of credit constituting Threshold Event Collateral after the Final Recovery Determination and any Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account pursuant to the terms of the Park West Village Co-Lender Agreement), excluding (x) all amounts for required reserves or escrows required by the Park West Village Whole Loan documents (to the extent, in accordance with the terms of the Park West Village Whole Loan documents) to be held as reserves or escrows or received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the Park West Village Servicer or the Park West Village Trustee under the BBCMS 2022-C17 PSA, and (y) all amounts that are then due, payable or reimbursable to the Park West Village Servicer, the Park West Village Special Servicer, the Park West Village Trustee, the Park West Village Certificate Administrator, the Park West Village Operating Advisor or the Park West Village Asset Representations Reviewer with respect to the Park West Village Whole Loan pursuant to the BBCMS 2022-C17 PSA, in each case solely to the extent payments and other collections received with respect to the Park West Village Whole Loan and/or the Park West Village Mortgaged Property are allocated to such amounts pursuant to the BBCMS 2022-C17 PSA (excluding master servicing fees, trustee fees, certificate administrator fees, operating advisor fees, asset representations reviewer fees, and principal and interest advances, all of which will be payable to such party from collections allocable to the respective Park West Village Noteholders in respect of which such fees accrued or such advances were made, in each case out of distributions made in respect of each such Park West Village Note, respectively, and excluding interest on principal and interest advances which are reimbursable to the servicer in accordance with the Park West Village Co-Lender Agreement), will generally be applied in the following order:

first, to each Park West Village Note A Holder, pro rata (based on their respective entitlements) in an amount equal to the accrued and unpaid interest on their respective principal balances of the Park West Village A Notes, at the applicable Park West Village Note Rate (net of the primary servicing fee rate);

second, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Park West Village Note B-A, at the applicable Park West Village Note Rate (net of the primary servicing fee rate);

third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on the principal balance of the Park West Village Note B-B, at the applicable Park West Village Note Rate (net of the primary servicing fee rate); provided that if (x) an event of default occurs and is continuing with respect to an obligation to pay money due under the Park West Village Whole Loan or (y) the Park West Village Whole Loan is a “Specially Serviced Loan” under the BBCMS 2022-C17 PSA (other than due to an imminent default), any amount payable to the Park West Village Note B-B Subordinate Companion Loan Holder under this clause third will be paid to the Park West Village Note B-B Subordinate Companion Loan Holder after all amounts due and payable to the Park West Village Note A Holders and the Park West Village Note B-A Subordinate

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Companion Loan Holder pursuant to clause fourth through clause seventh are paid in full but before any principal payment is made in respect to the Park West Village Note B-B pursuant to clause eighth below;

fourth, to each Park West Village Note A Holder, pro rata, based on the respective principal balances of the Park West Village A Notes in an aggregate amount equal to the principal payments received (or other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for each Park West Village A Note has been reduced to zero;

fifth, to each Park West Village Note A Holder, pro rata, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such Park West Village Note A Holder in accordance with the terms of Park West Village Co-Lender Agreement, plus interest thereon at the applicable Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to each Park West Village A Note, such amount to be allocated to such Park West Village Note A Holder, pro rata, based on the amount of realized losses previously allocated to each such Park West Village Note A Holder;

sixth, to the Park West Village Note B-A Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-A has been reduced to zero;

seventh, to the Park West Village Note B-A Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-A Subordinate Companion Loan Holder in accordance with the Park West Village Co-Lender Agreement, plus interest thereon at the applicable Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-A;

eighth, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an aggregate amount equal to the remaining principal payments received (or remaining other amounts allocated to principal pursuant to the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement), if any, with respect to such monthly payment date with respect to the Park West Village Whole Loan, until the principal balance for the Park West Village Note B-B has been reduced to zero;

ninth, to the Park West Village Note B-B Subordinate Companion Loan Holder, an amount equal to the aggregate of unreimbursed realized losses previously allocated to the Park West Village Note B-B Subordinate Companion Loan Holder in accordance with the terms of the Park West Village Co-Lender Agreement, plus interest thereon at the Park West Village Note Rate (net of the primary servicing fee rate) compounded monthly from the date the related realized loss was allocated to the Park West Village Note B-B;

tenth, to the extent any Park West Village Subordinate Noteholder has made any cure payments or advances to cure defaults pursuant to the Park West Village Co-Lender Agreement, to reimburse such Park West Village Subordinate Noteholder for all such amounts, on a pro rata basis based on the amount of such cure payments reimbursable to such Park West Village Subordinate Noteholder;

eleventh, to the Holder of any Park West Village Note A that is not in a securitization trust, the aggregate amount of Park West Village Excess Collections attributable to such Park West Village Note A and released following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement, as described under “—Park West Village Excess Collections Reserve Account” section below;

twelfth, any default interest (i) actually paid by the borrower and (ii) in excess of interest accrued on principal balance of the Park West Village Whole Loan at the Park West Village Note Rate, (x) first, to each Park West Village Note A Holder (subject to the allocation of such amount pursuant to the terms of the BBCMS 2022-C17 PSA), pro rata, in an amount calculated on the principal balance of the Park West Village A Notes on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village A Notes over (B) the Park West Village Note Rate on the Park West Village A Notes, (y) second, to the Park West Village Note B-A Subordinate Companion Loan Holder, (subject to the

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allocation of such amount pursuant to the terms of the BBCMS 2022-C17 PSA) in an amount calculated on the principal balance of the Park West Village Note B-A on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-A over (B) the Park West Village Note Rate on the Park West Village Note B-A and (z) third, to the Park West Village Note B-B Subordinate Companion Loan Holder, in an amount calculated on the principal balance of the Park West Village Note B-B on such monthly payment date prior to the application of funds contemplated under this “Application of Payments” section at the excess of (A) the default rate on the Park West Village Note B-B over (B) the Park West Village Note Rate on the Park West Village Note B-B;

thirteenth, to each Park West Village Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Park West Village Note A in accordance with the related mortgage loan agreement;

fourteenth, to the Park West Village Note B-A Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-A in accordance with the related mortgage loan agreement;

fifteenth, to the Park West Village Note B-B Subordinate Companion Loan Holder up to an amount equal to all yield maintenance premiums allocated to the Park West Village Note B-B in accordance with the related mortgage loan agreement;

sixteenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BBCMS 2022-C17 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Park West Village Servicer or Park West Village Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Park West Village Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be paid to the Park West Village Note A Holders (pro rata, based on their respective percentage interests in the Park West Village A Notes), the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, on a pro rata basis, based on the principal balance of each Park West Village Note; and

seventeenth, if any excess amount is available to be distributed in respect of the Park West Village Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through sixteenth, any remaining amount will be paid (a) first, to the extent that such excess amount available pursuant to this clause seventeenth constitutes the Park West Village Excess Liquidation Proceeds, to the Park West Village Note B-B Subordinate Companion Loan Holder; (b) second, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any remaining Park West Village Excess Collections released from the Park West Village Excess Collections Reserve Account following the Final Recovery Determination pursuant to the terms of the Park West Village Co-Lender Agreement as described under “—Park West Village Excess Collections Reserve Account” below, to the Park West Village Note B-B Subordinate Companion Loan Holder; (c) third, to the extent that such excess amount available pursuant to this clause seventeenth constitutes any cash or proceeds of the letter of credit constituting Threshold Event Collateral, to the Park West Village Subordinate Noteholders who delivered such Threshold Event Collateral pursuant to the Park West Village Co-Lender Agreement, pro rata based on their respective entitlements; and (d) fourth, to each Park West Village Noteholder, pro rata in accordance with their respective initial percentage interests in the Park West Village Whole Loan.

“Park West Village Excess Collections” means any funds received from the borrower and deposited into the Park West Village Excess Collections Reserve Account pursuant to the Park West Village Co-Lender Agreement.

“Park West Village Excess Liquidation Proceeds” means, if any, the cash settlement amount equal to the excess of (i) the net sales proceeds realized in connection with a sale of the Park West Village Mortgaged Property that is an REO property by the securitization trust created pursuant to the BBCMS 2022-C17 PSA to a third-party purchaser over (ii) the Park West Village Excess Liquidation Reference Amount; provided that such sale of the Park West Village Mortgaged Property was consummated in accordance with the terms of the BBCMS 2022-C17 PSA and 100% of the purchase price for the Park West Village Mortgaged Property is paid in cash on the settlement date.

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“Park West Village Excess Liquidation Reference Amount” means without duplication, the sum of (i) the unpaid principal balance of the Park West Village Whole Loan, (ii) accrued and unpaid interest on each note at the Park West Village Note Rate (in each case, exclusive of the default rate) to and including the last day of the loan interest accrual period in which the purchase is to occur, (iii) any unreimbursed advances made with respect to the Park West Village Whole Loan and interest on such advances at the applicable advance interest rate, (iv) any unpaid additional expenses of any securitization trust with respect to the Park West Village Whole Loan and (v) any other unpaid expenses or fees reasonably incurred or expected to be incurred by each party to the BBCMS 2022-C17 PSA or any non-lead securitization pooling and servicing agreement arising out of the sale of the Park West Village Mortgaged Property, including liquidation fees.

“Park West Village Note Rate” means 4.65000%.

“Park West Village Subordinate Noteholders” means the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, individually or collectively, as the context may require.

“Threshold Event Collateral” means either (a) cash collateral held by and acceptable to, the Park West Village Servicer or the Park West Village Special Servicer, as applicable, or (b) an unconditional and irrevocable standby letter of credit with the Park West Village Servicer or the Park West Village Special Servicer, as applicable, on behalf of the Park West Village Noteholders as the beneficiary, issued by a bank or other financial institutions (the “Threshold Collateral Issuer”) the long term unsecured debt obligations of which are rated at least “A” by S&P, “A” by DBRS Morningstar, “A” by Fitch and “A2” by Moody’s or the short term obligations of which are rated at least “A-1+” by S&P, “R-1(middle)” by DBRS Morningstar, “F-1” by Fitch and “P-1” by Moody’s, in either case in an amount which when added to the appraised value of the Park West Village Mortgaged Property as determined pursuant to the BBCMS 2022-C17 PSA, would cause the Park West Village Note B-B Control Appraisal Period or the Park West Village Note B-A Control Appraisal Period (as applicable) not to occur, or, with respect to the BBCMS 2022-C17 PSA, to prevent the Class PWV-RR Certificates issued pursuant to the BBCMS 2022-C17 PSA from becoming an “Appraised-Out Class” under the BBCMS 2022-C17 PSA.

Consultation and Control

Pursuant to the Park West Village Co-Lender Agreement, the controlling holder with respect to the Park West Village Whole Loan (the “Park West Village Controlling Noteholder” and the Park West Village Note held by such Park West Village Controlling Noteholder, the “Park West Village Controlling Note”), as of any date of determination, will be (i) the Park West Village Note B-B Subordinate Companion Loan Holder, if no Park West Village Note B-B Control Appraisal Period (as defined below) has occurred and is continuing, (ii) the Park West Village Note B-A Subordinate Companion Loan Holder if a Park West Village Note B-B Control Appraisal Period has occurred and is continuing and no Park West Village Note B-A Control Appraisal Period (as defined below) has occurred and is continuing and (iii) the Park West Village Lead Securitization Noteholder, if both a Park West Village Note B-A Control Appraisal Period and a Park West Village Note B-B Control Appraisal Period have occurred and are continuing, provided that if any such controlling note is included in the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the rights of the Park West Village Controlling Noteholder may be exercised by a majority of the holders of one or more controlling classes backed by such controlling note or the related controlling noteholder representative in accordance with the terms of the BBCMS 2022-C17 PSA. The Park West Village Note B-B Subordinate Companion Loan Holder is currently the Park West Village Controlling Noteholder.

Pursuant to the terms of the Park West Village Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Park West Village Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Park West Village Major Decision (as defined below) has been requested or proposed, the Park West Village Servicer or the Park West Village Special Servicer will be required to provide the Park West Village Controlling Noteholder (or its representative) a notice of such Park West Village Major Decision at least 10 business days (or in the case of a determination of any acceptable insurance default, 20 days) prior notice requesting consent to such Park West Village Major Decision in accordance with the terms of the BBCMS 2022-C17 PSA; provided that if the Park West Village Servicer or the Park West Village Special Servicer, as applicable, has not received a response from the Park West Village Controlling Noteholder (or its representative) with respect to such Park West Village Major Decision within 10 business days (or, in the case of a determination of such acceptable insurance default, 20 days) after delivery of the notice of a Park West Village

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Major Decision, the Park West Village Special Servicer will be required to deliver an additional copy of the notice of a Park West Village Major Decision in all caps bold 14-point font: “THIS IS A SECOND NOTICE. FAILURE TO RESPOND WITHIN FIVE (5) BUSINESS DAYS OF THIS SECOND NOTICE WILL RESULT IN A LOSS OF YOUR RIGHT TO CONSENT WITH RESPECT TO THIS DECISION.” and if the Park West Village Controlling Noteholder (or its representative) fails to respond to the Park West Village Special Servicer with respect to any such proposed action within five business days after receipt of such second notice, the Park West Village Controlling Noteholder (or its representative), as applicable, will have no further consent rights with respect to the specific action set forth in such notice. Notwithstanding the foregoing, or if a failure to take any such action at such time would be inconsistent with the servicing standard, the Park West Village Servicer may take actions with respect to the Park West Village Mortgaged Property before obtaining the consent of the Park West Village Controlling Noteholder (or its representative) if the Park West Village Servicer reasonably determines in accordance with the servicing standard that failure to take such actions prior to such consent would materially and adversely affect the interest of the Park West Village Noteholders as a collective whole, and the Park West Village Servicer has made a reasonable effort to contact the Park West Village Controlling Noteholder. The foregoing will not relieve the Park West Village Servicer or Park West Village Special Servicer, as applicable, of its duties to comply with the servicing standard.

Notwithstanding the foregoing, the Park West Village Servicer or Park West Village Special Servicer, as the case may be, may not follow any advice or consultation provided by the Park West Village Controlling Noteholder (or its representative) or any other Park West Village Noteholder that would require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate any applicable law, including the REMIC provisions of the Code, be inconsistent with the servicing standard, require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate provisions of the Park West Village Co-Lender Agreement or the BBCMS 2022-C17 PSA, require or cause the Park West Village Servicer or the Park West Village Special Servicer, as applicable, to violate the terms of the Park West Village Whole Loan, or materially expand the scope of the Park West Village Servicer’s or the Park West Village Special Servicer’s responsibilities under the Park West Village Co-Lender Agreement or the BBCMS 2022-C17 PSA.

The Park West Village Special Servicer will be required to provide to (x) each Park West Village Note A Holder that is a Park West Village Non-Controlling Note Holder (as defined below), (y) if a Park West Village Note B-A Control Appraisal Period has occurred and is continuing but a Park West Village Note B-A Consultation Termination Event has not occurred, the Park West Village Note B-A Subordinate Companion Loan Holder and (z) if a Park West Village Note B-B Control Appraisal Period has occurred and is continuing but a Park West Village Note B-B Consultation Termination Event has not occurred, the Park West Village Note B-B Subordinate Companion Loan Holder, copies of any notice, information and report that is (or, without regard to the occurrence of any control termination event, consultation termination event or similar event, would be) required to be provided to the Park West Village Controlling Noteholder pursuant to the BBCMS 2022-C17 PSA with respect to any of the Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report within the same time frame for such notice, information and report is (or, if applicable, would be) required to be provided to the Park West Village Controlling Noteholder or its representative, and the Park West Village Special Servicer will be required to consult with each such Park West Village Non-Controlling Note Holder or its representative on a strictly non-binding basis, if after having received such notices, information and reports, any such Park West Village Non-Controlling Note Holder requests consultation with respect to any such Park West Village Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Park West Village Non-Controlling Note Holder or its representative; provided that after the expiration of a period of 10 business days from delivery to any Park West Village Non-Controlling Note Holder by the Park West Village Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Park West Village Special Servicer will no longer be obligated to consult with any such Park West Village Non-Controlling Note Holder, whether or not such Park West Village Non-Controlling Note Holder has responded within such 10 business day period. Notwithstanding the consultation rights of any Park West Village Non-Controlling Note Holder set forth in the immediately preceding sentence, the Park West Village Special Servicer may make any Park West Village Major Decision or take any recommended action outlined in an asset status report before the expiration of the aforementioned ten (10) business day period if the Park West Village Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Park West Village Noteholders. In no event will the Park West Village Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Park West Village Non-Controlling Note Holder.

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The Park West Village Note B-A or Park West Village Note B-B will become a “Park West Village Appraised-Out Note” if the principal balance of any Park West Village Note B-A or Park West Village Note B-B is notionally reduced to less than 25% of the initial principal balance of such Park West Village Note as a result of an allocation of a Park West Village Cumulative Appraisal Reduction Amount (other than any deemed Park West Village Cumulative Appraisal Reduction Amount).

The Park West Village Whole Loan will be treated as a single loan for purposes of calculating the Park West Village Cumulative Appraisal Reduction Amount. Park West Village Cumulative Appraisal Reduction Amounts with respect to the Mortgage Loan will be allocated, first, to Note B-B up to its outstanding Principal Balance, second, to Note B-A up to its outstanding Principal Balance, and then to the A Notes on a pro rata and pari passu basis (based on their respective outstanding Principal Balances).

“Park West Village Borrower Restricted Party” means the “Borrower Party” as defined in the BBCMS 2022-C17 PSA or such other analogous term used in the BBCMS 2022-C17 PSA.

“Park West Village Control Appraisal Period” means, with respect to the Park West Village Note B-A, a Park West Village Note B-A Control Appraisal Period, or, with respect to the Park West Village Note B-B, a Park West Village Note B-B Control Appraisal Period.

“Park West Village Control Retention Period” means with respect to any Park West Village Note B-A or Park West Village Note B-B that has become a Park West Village Appraised-Out Note:

●	a period of 10 days following receipt by the applicable Park West Village Controlling Noteholder of notice of the Park West Village Cumulative Appraisal Reduction Amount, if such Park West Village Controlling Noteholder elects not to give a notice challenging the determination of such Park West Village Cumulative Appraisal Reduction Amount to the Park West Village Special Servicer within such 10-day period; or
●	a period commencing on the date on which a notice of a Park West Village Cumulative Appraisal Reduction Amount is received by such Park West Village Controlling Noteholder ending on the earliest of (x) the date that is 90 days following the related Park West Village Appraisal Reduction Event, unless such Park West Village Controlling Noteholder provides an additional appraisal within such 90-day period in accordance with the terms of the Park West Village Co-Lender Agreement, (y) the date on which the Park West Village Special Servicer determines that a recalculation of the Park West Village Cumulative Appraisal Reduction Amount is not warranted or that such recalculation does not result in the cessation of such Park West Village Control Appraisal Period and (z) the date on which a Park West Village Subordinate Note Consultation Termination Event occurs with respect to such Park West Village Note B-A or Park West Village Note B-B.

“Park West Village Major Decision” means:

a)	any proposed or actual foreclosure upon or comparable conversion (which will include acquisitions of any REO loan) of the ownership of the property or properties securing the Park West Village Whole Loan if it comes into and continues in default;
b)	any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of the Park West Village Whole Loan documents or any extension of the maturity date of the Park West Village Whole Loan;
c)	following a default or an event of default with respect to the Park West Village Whole Loan, any exercise of remedies, including the acceleration of the Park West Village Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Park West Village Whole Loan documents or any acquisition of the Park West Village Mortgaged Property or any interest therein by foreclosure, deed-in-lieu of foreclosure, settlement or otherwise;
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d)	any sale of the Park West Village Whole Loan (when it is a defaulted mortgage loan) or the Park West Village Mortgaged Property (when it is held as foreclosure property) for less than the outstanding principal balance of the Park West Village Whole Loan, all accrued and unpaid interest (other than accrued interest) at the Park West Village Note Rate and all additional servicing expenses;
e)	any determination to bring the Park West Village Mortgaged Property into compliance with applicable environmental laws or to otherwise address any Hazardous Materials (as defined in the BBCMS 2022-C17 PSA) located at the Park West Village Mortgaged Property or an REO Mortgage Loan;
f)	any release of material collateral or any acceptance of substitute or additional collateral for the Park West Village Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Park West Village Whole Loan documents and for which there is no lender discretion;
g)	any waiver of or any determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause with respect to the Park West Village Whole Loan or any consent to such a waiver or any consent to a transfer of all or any portion of the Park West Village Mortgaged Property or of any direct or indirect legal or beneficial interests in the borrower;
h)	any transfer of the Park West Village Mortgaged Property or any portion of the Park West Village Mortgaged Property, or any transfer of any direct or indirect ownership interest in the borrower to the extent the lender’s consent under the Park West Village Whole Loan documents is required, except a permitted transfer or as expressly permitted by the Park West Village Whole Loan documents and for which there is no mortgage lender discretion or in connection with a pending or threatened condemnation;
i)	any incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (to the extent that the lender has consent rights pursuant to the related Park West Village Whole Loan documents);
j)	any adoption or implementation of the annual budget for which mortgage lender consent is required under the Park West Village Whole Loan documents;
k)	any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Park West Village Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto;
l)	any property management company changes or modifications, waivers or amendments to any management agreement, including, without limitation, approval of a new property manager or the termination of a manager and appointment of a new property manager or franchise changes, and any new management agreement or amendment, modification or termination of any management agreement (in each case, if the lender is required to consent or approve such changes under the Park West Village Whole Loan documents);
m)	releases of (i) any material amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as performance escrows or reserves or (ii) any other letters of credit held as additional collateral for the Park West Village Whole Loan, in each case, other than those required pursuant to the specific terms of the related Park West Village Whole Loan documents and for which there is no lender discretion;
n)	any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under the Park West Village Whole Loan other than pursuant to the specific terms of the Park West Village Whole Loan and for which there is no lender discretion;
o)	any determination of an acceptable insurance default;
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p)	any proposed modification or waiver of any provision of the Park West Village Whole Loan documents with respect to the Park West Village Whole Loan governing the types, nature or amount of insurance coverage required to be obtained and maintained;
q)	approval of material casualty/condemnation insurance settlements, any determination to apply casualty proceeds or condemnation awards to the reduction of the debt evidenced by the Park West Village Whole Loan rather than to the restoration of the Park West Village Mortgaged Property, other than, in each case, to the extent the lender has no approval right pursuant to the specific terms of the Park West Village Whole Loan;
r)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower or the Park West Village Mortgaged Property;
s)	any determination by the Park West Village Servicer to transfer the Park West Village Whole Loan to the special servicer under the circumstances where the master servicer determines, in its reasonable business judgment, exercised in accordance with the servicing standard, that a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or any other default that is likely to impair the use or marketability of the Park West Village Mortgaged Property or such other analogous event described in the definition of servicing transfer event; and
t)	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and nondisturbance or attornment agreement in connection with any lease, at the Park West Village Mortgaged Property if it would be a major lease (as defined in the related mortgage loan agreement).

“Park West Village Note B-A Consultation Termination Event” will occur if:

●	(a) the initial principal balance the Park West Village Note B-A minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-A after the date of creation of Park West Village Note B-A and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-A, is less than (b) 25% of the remainder of the initial Park West Village Note B-A principal balance; or
●	a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-A Subordinate Companion Loan Holder.

“Park West Village Note B-B Consultation Termination Event” means:

●	(a) the initial principal balance the Park West Village Note B-B minus the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, Park West Village Note B-B after the date of creation of Park West Village Note B-B and (y) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to Park West Village Note B-B, is less than (b) 25% of the remainder of the initial Park West Village Note B-B principal balance; or
●	a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the consultation rights of the Park West Village Note B-B Subordinate Companion Loan Holder.
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“Park West Village Note B-A Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

●	(1) the initial principal balance of the Park West Village Note B-A together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Park West Village Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-A after the date of creation of the Park West Village Note B-A, (y) any Park West Village Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-A and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-A, is less than
●	25% of the remainder of (i) the initial principal balance of the Park West Village Note B-A less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-A Subordinate Companion Loan Holder on the Park West Village Note B-A, after the date of creation of such Park West Village Note B-A;

provided that if the Park West Village Note B-A Control Appraisal Period occurs as a result of the Park West Village Note B-A becoming a Park West Village Appraised-Out Note, the Park West Village Note B-A Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-A has ended and the Park West Village Note B-A will continue to be the Park West Village Controlling Note until such Park West Village Control Retention Period has ended, and after the expiration of such Park West Village Control Retention Period, the Park West Village Note B-A Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-A will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-A is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder (or its representative), a Park West Village Note B-A Control Appraisal Period will be deemed to have automatically occurred.

“Park West Village Note B-B Control Appraisal Period” means any period with respect to the Park West Village Whole Loan, if and for so long as:

●	(1) the initial principal balance of the Park West Village Note B-B together with any Threshold Event Collateral (to the extent such amount is not already taken into account in the definition of Park West Village Appraisal Reduction Amount), minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the Park West Village Note B-B after the date of creation of the Park West Village Note B-B, (y) any Park West Village Cumulative Appraisal Reduction Amount for the Park West Village Whole Loan that is allocated to the Park West Village Note B-B and (z) any losses realized with respect to the Park West Village Mortgaged Property or the Park West Village Whole Loan that are allocated to the Park West Village Note B-B, is less than
●	25% of the remainder of (i) the initial principal balance of the Park West Village Note B-B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the Park West Village Note B-B Subordinate Companion Loan Holder on the Park West Village Note B-B, after the date of creation of such Park West Village Note B-B, provided that if the Park West Village Note B-B Control Appraisal Period occurs as a result of the Park West Village Note B-B becoming a Park West Village Appraised-Out Note, the Park West Village Note B-B Control Appraisal Period will not be deemed to have occurred until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended and the Park West Village Note B-B will continue to be the Park West Village Controlling Note until the Park West Village Control Retention Period with respect to the Park West Village Note B-B has ended, and after the expiration of the Park West Village Control Retention Period with

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respect to the Park West Village Note B-B, the Park West Village Note B-B Control Appraisal Period will be deemed to have occurred and the Park West Village Note B-B will no longer be the Park West Village Controlling Note; and

provided further that if a majority of the principal balance of the Park West Village Note B-B is held by a Park West Village Borrower Restricted Party or a Park West Village Borrower Restricted Party would otherwise be entitled to exercise the rights of the Park West Village Controlling Noteholder (or its representative), a Park West Village Note B-B Control Appraisal Period will be deemed to have automatically occurred.

Prior to calculating any amount of interest or principal due to the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder under the Park West Village Co-Lender Agreement, the Park West Village Servicer or Park West Village Special Servicer will be required to reduce (1) first, the principal balance of the Park West Village Note B-B (not below zero) by any realized loss with respect to the Park West Village Whole Loan, (2) second, after the principal balance the Park West Village Note B-B has been reduced to zero, the principal balance of the Park West Village Note B-A (not below zero) by any realized loss with respect to the Park West Village Whole Loan, and (3) after the principal balance of the Park West Village Note B-A has been reduced to zero, the principal balance of the Park West Village A Notes, pro rata (based on the respective outstanding principal balance of each Park West Village A Note) (in each case, not below zero) by any realized loss with respect to the Park West Village Whole Loan.

“Park West Village Noteholder” means any of the Park West Village Note A Holders, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable.

“Park West Village Non-Controlling Note” means a Park West Village Note other than a Park West Village Controlling Note.

“Park West Village Non-Controlling Note Holder” means each Park West Village Non-Controlling Note Holder other than the Park West Village Controlling Noteholder; provided if at any time a Park West Village Non-Controlling Note is held by (or, at any time a Park West Village Non-Controlling Note Holder’s Park West Village Non-Controlling Note is included in a securitization, the related Park West Village Non-Controlling Note Subordinate Class Representative is) a Park West Village Borrower Restricted Party, no person will be entitled to exercise the rights of such Park West Village Non-Controlling Note Holder with respect to such Park West Village Non-Controlling Note.

“Park West Village Lead Securitization Noteholder” means the holder of Note A-1, or if Note A-1 is not securitized in a securitization by September 30, 2022, such other Park West Village A Note that is designated as the “Lead Securitization Note” by BMO.

“Park West Village Non-Controlling Note Subordinate Class Representative” means the holders of the majority of the class of securities pursuant to the securitization of such Park West Village Non-Controlling Note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative.

“Park West Village Subordinate Note Consultation Termination Event” means the Park West Village Note B-A Consultation Termination Event or the Park West Village Note B-B Consultation Termination Event.

Rights of the Park West Village Subordinate Noteholders to Challenge the Park West Village Special Servicer’s Determination of Park West Village Cumulative Appraisal Reduction Amount and Post Threshold Event Collateral

If either the Park West Village Note B-A or Park West Village Note B-B becomes a Park West Village Appraised-Out Note following the occurrence of a Park West Village Appraisal Reduction Event, the applicable Park West Village Controlling Noteholder with respect to such Park West Village Note B-A or Park West Village Note B-B, as applicable, will have the right to challenge the Park West Village Special Servicer’s Park West Village Cumulative Appraisal Reduction Amount determination and may, at its sole expense, obtain a new appraisal of the Park West Village Mortgaged Property. The applicable Park West Village Controlling Noteholder will be required to provide the Park West Village Special Servicer with notice of their intent to challenge or not challenge the Park West Village

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Special Servicer’s Park West Village Cumulative Appraisal Reduction Amount determination within 10 days of such Park West Village Controlling Noteholder’s receipt of written notice of the Park West Village Cumulative Appraisal Reduction Amount. The holder of a Park West Village Appraised-Out Note will be entitled to continue to exercise the rights of the Controlling Note during the Park West Village Control Retention Period. Such Park West Village Controlling Noteholder that elects to obtain a new appraisal at its sole expense will be required to cause such appraisal to be prepared on an “as is” basis in accordance with the requirements set forth in the BBCMS 2022-C17 PSA, and such new appraisal must be reasonably acceptable to the Park West Village Special Servicer in accordance with the servicing standard. In addition, the applicable Park West Village Controlling Noteholder will have the right, at their sole expense, to require the Park West Village Special Servicer to order an additional appraisal of the Park West Village Mortgaged Property from time to time after a Park West Village Appraisal Reduction Event has occurred, and the Park West Village Special Servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that such appraisal is prepared in accordance with the requirements set forth in the BBCMS 2022-C17 PSA. Notwithstanding the rights of the Park West Village Controlling Noteholder to obtain (or cause to be obtained) a new appraisal under the Park West Village Co-Lender Agreement, the Park West Village Special Servicer will not be required to obtain such appraisal if it determines in accordance with the servicing standard that no events at or with regard to the Park West Village Mortgaged Property have occurred that would have a material effect on the appraised value of the Park West Village Mortgaged Property. Upon receipt of an appraisal provided by, or requested by, holders of a Park West Village Appraised-Out Note as described above and any other information reasonably requested by the Park West Village Special Servicer from the Park West Village Servicer reasonably required to calculate or recalculate the Park West Village Cumulative Appraisal Reduction Amount, the Park West Village Special Servicer will be required to determine, in accordance with the servicing standard, whether, based on its assessment of such additional appraisal, any recalculation of the Park West Village Cumulative Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Park West Village Cumulative Appraisal Reduction Amount based on such additional appraisal. If required by any such recalculation, the Park West Village Appraised-Out Note will be reinstated as the Controlling Note. The Park West Village Special Servicer will be required to promptly notify the other Park West Village Noteholders of any such determination and recalculation in its monthly reporting.

The applicable Park West Village Controlling Noteholder may avoid a Park West Village Control Appraisal Period caused by application of a Park West Village Cumulative Appraisal Reduction Amount if such Park West Village Controlling Noteholder deliver Threshold Event Collateral as a supplement to the appraised value of the Park West Village Mortgaged Property to the Park West Village Servicer, together with documentation acceptable to the Park West Village Servicer in accordance with the servicing standard to create and perfect a first priority security interest in favor of the Park West Village Servicer on behalf of the securitization trust created pursuant to the BBCMS 2022-C17 PSA in such collateral (which must be completed within 30 days of the Park West Village Special Servicer’s receipt of a third party appraisal that indicates such Park West Village Control Appraisal Period has occurred, during which such thirty (30) day period such Park West Village Controlling Noteholder’s rights under the Park West Village Co-Lender Agreement will continue) (a “Threshold Event Cure”) and, additionally, pays all costs and expenses incurred by any party to under the Park West Village Co-Lender Agreement associated with the delivery and/or pledge of such Threshold Event Collateral, including the costs and expenses of any opinion of counsel. If a Threshold Event Cure occurs, the Park West Village Note B-A Control Appraisal Period or the Park West Village Note B-B Control Appraisal Period, as applicable, caused by application of a Park West Village Cumulative Appraisal Reduction Amount will not be deemed to have occurred. If a letter of credit is furnished as Threshold Event Collateral, the letter of credit must have an initial term no shorter than 6 months and contain an evergreen clause providing for automatic renewal for additional periods not less than 6 months. The applicable Park West Village Controlling Noteholder must provide notice of each renewal at least 30 days prior to the expiration date of such letter of credit. If the Park West Village Servicer does not receive notice of such renewal at least 30 days prior to the expiration date of the letter of credit or if the Park West Village Servicer receives notice that the letter of credit will not be renewed, then the Park West Village Servicer will promptly draw upon such letter of credit and hold such proceeds thereof as Threshold Event Collateral. If a letter of credit is furnished as Threshold Event Collateral, such Park West Village Controlling Noteholder will be required to replace such letter of credit with other Threshold Event Collateral within 30 days if the credit ratings of the Threshold Collateral Issuer are downgraded below the required ratings; provided, however, that, if such Threshold Event Collateral is not so replaced, the Park West Village Servicer will draw upon such letter of credit and hold the proceeds thereof as Threshold Event Collateral. The Threshold Event Cure will continue until (i) the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral would not be sufficient to prevent the applicable Park

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West Village Control Appraisal Period from occurring (and should the appraised value of the Park West Village Mortgaged Property plus the value of the Threshold Event Collateral be insufficient, the applicable Park West Village Controlling Noteholder will have 30 days from the new third party appraisal to deliver new Threshold Event Collateral as supplement to the newly appraised value), or (ii) a determination is made by the Park West Village Special Servicer in accordance with the Park West Village Co-Lender Agreement that all proceeds in respect of the Park West Village Mortgage Loan or the Park West Village Mortgaged Property have been received (a “Final Recovery Determination”). If the appraised value of the Park West Village Mortgaged Property, upon any redetermination thereof, is sufficient to avoid the occurrence of a Park West Village Control Appraisal Period without taking into consideration any, or some portion of, Threshold Event Collateral previously delivered by the Park West Village Controlling Noteholder, any or such portion of Threshold Event Collateral held by the Park West Village Servicer will promptly be returned to such Park West Village Controlling Noteholder (at its sole expense).

In the event the Park West Village Controlling Noteholder with respect to the Park West Village Note B-A or the Park West Village Note B-B, as applicable, delivers Threshold Event Collateral in the form of cash collateral, the Park West Village Servicer will be required to establish and maintain on behalf of the securitization trust created pursuant to the BBCMS 2022-C17 PSA and for the benefit of the Park West Village Noteholders a segregated non-interest bearing trust account (the “Threshold Event Cash Collateral Account”) and deposit the Threshold Event Collateral into such account. To the extent that the Park West Village Servicer has received notice from the applicable Park West Village Controlling Noteholder of their intent to provide cash collateral, the Park West Village Servicer will be required notify the Park West Village Certificate Administrator and each non-lead noteholder in writing of the amount of cash collateral and the date on which the Threshold Event Collateral is expected to be delivered.

Upon the Park West Village Special Servicer’s determination of a Final Recovery Determination with respect to the Park West Village Whole Loan, any cash or proceeds of such Threshold Event Collateral will be available to reimburse each Park West Village Noteholder for any realized losses with respect to the Park West Village Whole Loan after application of the net proceeds of liquidation plus accrued and unpaid interest thereon at the applicable interest rate and all other expenses reimbursable under the Park West Village Co-Lender Agreement, under the BBCMS 2022-C17 PSA and the non-lead securitization pooling and servicing agreement with respect to the Park West Village Whole Loan or related REO property in accordance with the priority of payments described above.

Any proceeds from a letter of credit delivered as Threshold Event Collateral will also be required to be deposited into the Threshold Event Collateral account, and the Park West Village Servicer will be required to promptly notify the Park West Village Certificate Administrator and each non-lead noteholder in writing of the amount of the proceeds from such letter of credit and the date on which such letter of credit proceeds are expected to be delivered.

The Park West Village Special Servicer will be required to cooperate with the Park West Village Servicer and provide any information reasonably requested by the Park West Village Servicer relating to the Threshold Event Cure that is in the Park West Village Special Servicer’s possession. Upon the Park West Village Special Servicer’s determination of a Final Recovery Determination, the Park West Village Special Servicer will be required to notify the Park West Village Servicer, the Park West Village Certificate Administrator (who will post such notification on the Park West Village Certificate Administrator’s website under the “special notices” tab) and each non-lead noteholder and the Park West Village Servicer will be required to deposit any amounts in the Threshold Event Cash Collateral Account directly into the collection account maintained by the Park West Village Servicer pursuant to the BBCMS 2022-C17 PSA.

Any Threshold Event Collateral will be treated as an “outside reserve fund” for purposes of the REMIC Provisions of the Code and such property (and the right to reimbursement of any amounts with respect thereto from a REMIC) will be beneficially owned by the posting Park West Village Noteholder who will be taxed on all income with respect thereto.

“Park West Village Appraisal Reduction Amount” means an “Appraisal Reduction Amount” under the BBCMS 2022-C17 PSA.

“Park West Village Appraisal Reduction Event” means an “Appraisal Reduction Event” under the BBCMS 2022-C17 PSA.

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“Park West Village Cumulative Appraisal Reduction Amount” means a “Cumulative Appraisal Reduction Amount” under the BBCMS 2022-C17 PSA.

Cure Rights

For so long as the Park West Village Note B-A is an asset of the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the provisions of the Park West Village Co-Lender Agreement described below under this subheading “Cure Rights” will not have any force or effect, insofar as they set forth any right of the Park West Village Note B-A Subordinate Companion Loan Holder to exercise cure rights.

In the event that the related borrower fails to make any payment of principal or interest on the Park West Village Whole Loan by the end of the applicable grace period or any other event of default under the related Park West Village Whole Loan documents occurs and is continuing, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder, respectively, will have the right to cure such event of default subject to certain limitations set forth in the Park West Village Co-Lender Agreement. Unless the securitization trust created pursuant to the BBCMS 2022-C17 PSA consents to additional cure periods, and in the case of any additional cure period requested by the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder’s consent will also be required, the Park West Village Note B-A Subordinate Companion Loan Holder’s and Park West Village Note B-B Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the Park West Village Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the Park West Village Whole Loan.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the Park West Village Whole Loan (including for purposes of (i) accelerating the Park West Village Whole Loan, modifying, amending or waiving any provisions of the Park West Village Whole Loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Park West Village Mortgaged Property; or (ii) treating the Park West Village Whole Loan as a “Specially Serviced Loan” under the BBCMS 2022-C17 PSA); provided that such limitation will not prevent the Park West Village Lead Securitization Noteholder from collecting default interest or late charges from the borrower to be applied in accordance with the Park West Village Co-Lender Agreement. Any amounts paid by the Park West Village Note B-A Subordinate Companion Loan Holder or the Park West Village Note B-B Subordinate Companion Loan Holder, as applicable, on behalf of the borrower to cure a default under the Park West Village Co-Lender Agreement will be reimbursable to such holder pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above).

Purchase Option

For so long as the Park West Village Note B-A is an asset of the securitization trust created pursuant to the BBCMS 2022-C17 PSA, the provisions described below under this subheading “Purchase Option” will have no force or effect, insofar as they describe any rights of the Park West Village Note B-A Subordinate Companion Loan Holder to exercise purchase rights.

After the occurrence and delivery of a notice of an event of default with respect to the Park West Village Whole Loan or a servicing transfer event, the Park West Village Note B-A Subordinate Companion Loan Holder and the Park West Village Note B-B Subordinate Companion Loan Holder will have the right, by written notice to each Park West Village Note A Holder and, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Note B-A Subordinate Companion Loan Holder (a “Park West Village Purchase Notice”), to purchase in immediately available funds, (i) if the purchasing noteholder is the Park West Village Note B-A Subordinate Companion Loan Holder, the Park West Village Senior Notes, or, if the purchasing noteholder is the Park West Village Note B-B Subordinate Companion Loan Holder, the Park West Village Senior Notes and the Park West Village Note B-A (each such Park West Village Note specified in the Park West Village Purchase Notice, a “Park West Village Purchased Note”), in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding yield maintenance premiums, default interest or late charges unless the holder is the borrower or an

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affiliate of the borrower), subject to certain adjustments pursuant to the terms of the Park West Village Co-Lender Agreement. Upon delivery of the Park West Village Purchase Notice to the selling noteholder(s), the selling noteholder(s) will be required to sell (and the Park West Village Note B-B Subordinate Companion Loan Holder or Park West Village Note B-A Subordinate Companion Loan Holder, respectively, will be required to purchase) the Purchased Note(s) at the defaulted mortgage loan purchase price, on a date (the “Park West Village Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the Park West Village Purchase Notice. The failure of the requesting purchaser to purchase the Purchased Note(s) on the Park West Village Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under Park West Village Whole Loan or servicing transfer event that gave rise to such right. The right of the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder to purchase one or more Park West Village Notes as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, the Park West Village Lead Securitization Noteholder is required to give the Park West Village Subordinate Companion Loan Holders 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the Park West Village Mortgaged Property. Notwithstanding the foregoing sentence, if title to the Park West Village Mortgaged Property is transferred to the Park West Village Lead Securitization Noteholder (or its designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the Park West Village Lead Securitization Noteholder of a foreclosure sale or sale by power of sale, less than 10 business days after the acceleration of the Park West Village Whole Loan, the Park West Village Lead Securitization Noteholder will be required to notify the Park West Village Subordinate Companion Loan Holders of such transfer and the Park West Village Note B-A Subordinate Companion Loan Holder and Park West Village Note B-B Subordinate Companion Loan Holder will have a 30-day period from the date of such notice from the Park West Village Lead Securitization Noteholder to deliver the Park West Village Purchase Notice to the Park West Village Lead Securitization Noteholder (and, if the Park West Village Note B-B Subordinate Companion Loan Holder is delivering such Park West Village Purchase Notice, to the Park West Village Note B-A Subordinate Companion Loan Holder), in which case such Park West Village Subordinate Companion Loan Holder will be obligated to purchase the Park West Village Mortgaged Property, in immediately available funds, within such 30-day period at the applicable purchase price.

Sale of Defaulted Park West Village Whole Loan

Pursuant to the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA, if the Park West Village Whole Loan becomes a defaulted loan, and if the Park West Village Special Servicer determines to sell the Park West Village Mortgage Loan in accordance with, and to the extent provided in, the BBCMS 2022-C17 PSA and the Park West Village Co-Lender Agreement, then the Park West Village Special Servicer may elect to sell the Park West Village Whole Loan subject to the consent (or deemed consent) of the Park West Village Subordinate Companion Loan Holders under the Park West Village Co-Lender Agreement described below.

Notwithstanding anything to the contrary stated in the Park West Village Co-Lender Agreement, (i) none of the Park West Village Lead Securitization Noteholder (or the Park West Village Special Servicer on its behalf), any Park West Village Note A Holder or the Park West Village Note B-B Subordinate Companion Loan Holder will be permitted to sell the Park West Village Note B-A at any time without the written consent of the Park West Village Note B-A Subordinate Companion Loan Holder (so long as a Park West Village Note B-A Control Appraisal Period is not continuing) and (ii) none of the Park West Village Lead Securitization Noteholder (or the Park West Village Special Servicer on its behalf), any Park West Village Note A Holder or the Park West Village Note B-A Subordinate Companion Loan Holder will be permitted to sell the Park West Village Note B-B at any time without the written consent of the Park West Village Note B-B Subordinate Companion Loan Holder (so long as a Park West Village Note B-B Control Appraisal Period is not continuing).

Notwithstanding anything to the contrary in the Park West Village Co-Lender Agreement, any Park West Village Non-Controlling Note Subordinate Class Representative or the lead securitization subordinate class representative for a Park West Village A Note (or the requisite percentage of the holders of the certificates backed by the related Park West Village A Note and issued by the related securitization as set forth the BBCMS 2022-C17 PSA or non-lead securitization pooling and servicing agreement, as applicable) will have the right to direct and cause the Park West Village Special Servicer to sell such Park West Village Note A in the related securitization trust separately

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and individually without the consent of any other Park West Village Noteholder or any other person in accordance with the terms of the BBCMS 2022-C17 PSA so long as such sale is permitted under the REMIC provisions under the BBCMS 2022-C17 PSA or non-lead securitization pooling and servicing agreement.

Park West Village Excess Collections Reserve Account

In the event that as a result of any workout of the Park West Village Whole Loan in accordance with the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (including the servicing standard), the borrower is required to pay any additional amounts (other than customary fees and expenses payable to the Park West Village Servicer or the Park West Village Special Servicer and other than any amounts earmarked for reserves to be replenished or created in connection with such workout) in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the related mortgage loan agreement (without giving effect to such workout), the Park West Village Servicer will be required to deposit such additional amounts collected from the borrower into a reserve account that is an eligible account (the “Park West Village Excess Collections Reserve Account”) in accordance with the BBCMS 2022-C17 PSA. Except as otherwise provided in below, the Park West Village Servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds pursuant to the priority of payments set forth in the Park West Village Co-Lender Agreement (as described in the “Application of Payments” section above) only upon receipt of a notice of the Park West Village Special Servicer’s determination of a Final Recovery Determination.

Any workout of the Park West Village Mortgage Loan that results in the establishment of a Park West Village Excess Collections Reserve Account must (i) require the delivery of an opinion of counsel (at the expense of the Park West Village Note B-B Subordinate Companion Loan Holder) to the effect that the establishment of, deposit of funds into and withdrawal and application of funds from, the Park West Village Excess Collections Reserve Account, in the manner contemplated by under this section will not cause any securitization trust to fail to qualify as a REMIC or any grantor trust holding any interest in the Park West Village Mortgage Loan to fail to qualify as a “grantor trust” for federal income tax purposes, (ii) increase the interest rate on each Park West Village Note by the same amount (unless the Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder agree to a different rate increase) and (iii) be entered into in accordance with the terms of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA (including, without limitation, the servicing standard set forth therein). In the event that any Park West Village Note A or Park West Village Note B-A is in a securitization trust, the consent rights of any related Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder under clause (ii) of the preceding sentence will be exercised by the Park West Village Special Servicer with the consent of the applicable directing certificateholder or controlling class representative appointed under the BBCMS 2022-C17 PSA (in the case of Park West Village Note A-1 or the Park West Village Note B-A) or the related special servicer for the non-lead securitization trust with the consent of the applicable non-lead securitization subordinate class representative appointed under the non-lead securitization pooling and servicing agreement (in the case of any other Park West Village Note A).

On any distribution date, the Park West Village Servicer is required to withdraw funds in the Park West Village Excess Collections Reserve Account and apply such funds to pay any unanticipated expenses of the Park West Village Servicer reimbursable to the Park West Village Servicer under the BBCMS 2022-C17 PSA and pay any monthly interest payment on the Park West Village Senior Notes, the Park West Village Note B-A and the Park West Village Note B-B that is due and payable pursuant to the priority of distributions set forth in clauses (i) through (iii) of “—Application of Payments” above, if collections from the Park West Village Whole Loan for such distribution date are insufficient to pay such amounts in full.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

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The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Bank of Montreal, Citi Real Estate Funding Inc., LMF Commercial, LLC, Argentic Real Estate Finance LLC, 3650 Real Estate Investment Trust 2 LLC, Natixis Real Estate Capital LLC, Oceanview Commercial Mortgage Finance, LLC, Greystone Commercial Mortgage Capital LLC and Starwood Mortgage Capital LLC, are the sponsors of this securitization transaction (and, accordingly, are referred to as the “Sponsors”).

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Commercial Mortgage Securities LLC, the Depositor, and BMO Capital Markets Corp., one of the underwriters, each of which is a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

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The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2022 is approximately $2.306 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

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Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans.

Data Comparison and Recalculation. BMO (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders

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or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be

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examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

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Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the

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Mortgage Loan representation and warranty set forth in paragraph (7) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (17) and (30) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (42) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. With respect to the BMO Mortgage Loans acquired from Arbor Private Label, LLC, Arbor Multifamily Lending, LLC, an affiliate of Arbor Private Label, LLC, assumed its primary servicing duties under the related sub-servicing agreement with BMO’s interim servicer. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines.

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting criteria.

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Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. BMO’s Central Index Key is 0000927971. As of December 31, 2022, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the CREFI Mortgage Loans. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates. None of the Certificateholders will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion and $11.1 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021 and 2022, respectively.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

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CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.
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Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earnout reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
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●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-2A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and

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exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related

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mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified

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risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.
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Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-2A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-2A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-2A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report. CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

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Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. CREFI’s Central Index Key is 0001701238. With respect to the period from and including January 1, 2020 to and including December 31, 2022, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that an affiliate of CREFI may acquire the Class R Certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

LMF Commercial, LLC

General

LMF Commercial, LLC, a Delaware limited liability company formed in April 2013 (“LMF”), is wholly-owned by Lennar Corporation (“Lennar”). The executive offices of LMF are located at 590 Madison Avenue, 9th Floor, New York, New York 10022.

Computershare is the interim custodian with respect to the loan files for all of the LMF Mortgage Loans.

LMF’s Securitization Program

As a sponsor and mortgage loan seller, LMF originates and acquires commercial real estate mortgage loans with a general focus on stabilized income-producing properties. All of the Mortgage Loans being sold to the depositor by LMF (the “LMF Mortgage Loans”) were originated, co-originated or acquired from an unaffiliated third party by LMF. This is the ninetieth (90th) commercial real estate debt investment securitization to which LMF is contributing commercial real estate debt investments. The commercial real estate debt investments originated and acquired by LMF may include mortgage loans, mezzanine loans, B notes, participation interests, rake bonds, subordinate mortgage loans and preferred equity investments. LMF securitized approximately $712 million, $1.49 billion, $2.41 billion, $1.93 billion, $1.66 billion, $1.32 billion, $1.54 billion, $687 million and $811 million of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

Neither LMF nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against LMF for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by LMF in the applicable MLPA as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

LMF’s Underwriting Standards and Loan Analysis

Each of the Mortgage Loans originated or acquired by LMF was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.

Loan Analysis. Generally, LMF performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a

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review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of LMF. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by a credit committee that includes two officers of LMF and one officer of Lennar. If deemed appropriate, a member of the real estate team will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis. Prior to origination of a loan, LMF typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio. LMF typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio. In connection with the origination of an asset, LMF will analyze whether cash flow expected to be derived from the related real property will be sufficient to make the required payments under that transaction over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured directly or indirectly by, or that in the future may be secured directly or indirectly by, the related real property. The debt service coverage ratio is an important measure of the likelihood of default on a particular asset. In general, the debt service coverage ratio at any given time is the ratio of—

●	the amount of income, net of expenses and required reserves, derived or expected to be derived from the related real property for a given period, to
●	the scheduled payments of principal and interest during that given period on the subject asset and any other loans that are secured by liens of senior or equal priority on, or otherwise have a senior or equal entitlement to be repaid from the income generated by, the related real property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. Accordingly, based on such subjective assumptions and analysis, we cannot assure you that the underwriting analysis of any particular asset will conform to the foregoing in every respect or to any similar analysis which may be performed by other persons or entities. For example, when calculating the debt service coverage ratio for a particular asset, LMF may utilize net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy. There is no assurance that such assumptions made with respect to any asset or the related real property will, in fact, be consistent with actual property performance.

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Generally, the debt service coverage ratio for assets originated by LMF, calculated as described above, will be subject to a minimum standard at origination (generally equal to or greater than 1.20x); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, the associated loan-to-value ratio (as described below), reserves or other factors. For example, LMF may originate an asset with a debt service coverage ratio below the minimum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Loan-to-Value Ratio. LMF also looks at the loan-to-value ratio of a prospective investment related to multi-family or commercial real estate as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of an asset related to multi-family or commercial real estate at any given time is the ratio, expressed as a percentage, of:

●	the then-outstanding principal balance of the asset and any other loans that are secured (directly or indirectly) by liens of senior or equal priority on the related real property, to
●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for assets originated by LMF, calculated as described above, will be subject to a maximum standard at origination (generally less than or equal to 80%); however, exceptions may be made when consideration is given to circumstances particular to the asset, the related real property, debt service coverage, reserves or other factors. For example, LMF may originate a multifamily or commercial real estate loan with a loan-to-value ratio above the maximum standard at origination based on, among other things, the amortization features of the overall debt structure, the type of tenants and leases at the related real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, the profile of the borrower and its owners, LMF’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Additional Debt. When underwriting an asset, LMF will take into account whether the related real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject asset. It is possible that LMF or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it for investment or future sale.

The debt service coverage ratios at origination described above under “—Debt Service Coverage Ratio” and the loan-to-value ratios at origination described above under “—Loan-to-Value Ratio” may be significantly below the minimum standard and/or significantly above the maximum standard, respectively, when calculated taking into account the existence of additional debt secured directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition. As part of the origination and underwriting process, LMF will analyze the condition of the real property for a prospective asset. To aid in that analysis, LMF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property reports described below.

Appraisal Report. LMF will in most cases obtain an appraisal or an update of an existing appraisal from an independent appraiser that is state-certified, belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. The appraisal reports are conducted in accordance with the Uniform Standards of Professional Appraisal Practices and the appraisal report (or a separate letter accompanying the report) will include a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, were followed in preparing the appraisal report.

Environmental Report. LMF requires that an environmental consultant prepare a Phase I environmental report or that an update of a prior environmental report, a transaction screen or a desktop review is prepared with respect

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to the real property related to the asset. Alternatively, LMF may forego an environmental report in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Depending on the findings of the initial environmental report, LMF may require additional record searches or environmental testing, such as a Phase II environmental report with respect to the subject real property. In certain cases where an environmental report discloses the existence of, or potential for, adverse environmental conditions, including as a result of the activities of identified tenants, adjacent property owners or previous owners of the subject real property, the related borrower may be required to establish operations and maintenance plans, monitor the real property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or environmental insurance policies.

Engineering Report. LMF generally requires that an engineering firm inspect the real property related to the asset to assess and prepare a report regarding the structure, exterior walls, roofing, interior structure, mechanical systems and/or electrical systems. In some cases, engineering reports are based on, and limited to, information available through visual inspection. LMF will consider the engineering report in connection with determining whether to address any recommended repairs, corrections or replacements in connection with origination and whether any identified deferred maintenance should be addressed in connection with origination. In some cases, LMF uses conclusions in the engineering reports in connection with making a determination about the necessity for escrows related to repairs and the continued maintenance of the real property.

Seismic Report. If the real property related to an asset consists of improvements located in seismic zones 3 or 4, LMF generally requires a seismic report from an engineering firm to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. Generally, if a seismic report concludes that the related real property is estimated to have a probable maximum loss or scenario expected loss in excess of 20%, LMF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

Zoning and Building Code Compliance. In connection with the origination of an asset related to multifamily or commercial real estate, LMF will generally obtain one or more of the following to consider whether the use and occupancy of the related real property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property: zoning reports, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In cases where the real property constitutes a legal nonconforming use or structure, LMF may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) the real property, if permitted to be repaired or restored in conformity with current law, would in LMF’s judgment constitute adequate security, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring, (iv) a variance or other similar change in applicable zoning restrictions is potentially available, or the applicable governing entity is unlikely to enforce the related limitations, (v) casualty insurance proceeds together with the value of any additional collateral are expected to be available in an amount estimated by LMF to be sufficient to pay off all relevant indebtedness in full, and/or (vi) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on its analysis of the related real property, the borrower and the principals of the borrower, LMF may require a borrower to fund various escrows for taxes, insurance, capital expenses, replacement reserves, re-tenanting reserves, environmental remediation and/or other matters. LMF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the underlying documents for some assets do not contain provisions requiring the establishment of escrows and reserves, or only require the establishment of escrows and reserves in limited amounts and/or circumstances. Furthermore, where escrows or reserves are required, LMF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, LMF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and LMF’s evaluation of the ability of the real property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

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Notwithstanding the foregoing discussion, LMF may originate or acquire, and may have originated or acquired, real estate related loans and other investments that vary from, or do not comply with, LMF’s underwriting guidelines as described herein and/or such underwriting guidelines may not have been in place or may have been in place in a modified version at the time LMF or its affiliates originated or acquired certain assets. In addition, in some cases, LMF may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Exceptions. Notwithstanding the discussion under “—LMF’s Underwriting Standards and Loan Analysis” above, one or more of the LMF Mortgage Loans may vary from, or not comply with, LMF’s underwriting policies and guidelines described above. In addition, in the case of one or more of the LMF Mortgage Loans, LMF or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the LMF Mortgage Loans were originated with any material exceptions to LMF’s underwriting policies, guidelines and procedures described above.

Review of Mortgage Loans for Which LMF is the Sponsor

Overview. LMF has conducted a review of each of the LMF Mortgage Loans. This review was performed by a team comprised of real estate and securitization professionals who are employees of LMF or one or more of its affiliates (the “LMF Review Team”). The review procedures described below were employed with respect to the LMF Mortgage Loans. No sampling procedures were used in the review process. LMF is the mortgage loan seller with respect to five (5) Mortgage Loans. Set forth below is a discussion of certain current general guidelines of LMF generally applicable with respect to LMF’s underwriting analysis of multi-family and commercial real estate properties which serve as the direct or indirect source of repayment for commercial real estate debt originated by LMF. All or a portion of the underwriting guidelines described below may not be applied exactly as described below at the time a particular asset is originated by LMF.

Database. To prepare for securitization, members of the LMF Review Team reviewed a database of loan-level and property-level information relating to the LMF Mortgage Loans. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the LMF Review Team during the underwriting process. Prior to securitization of the LMF Mortgage Loans, the LMF Review Team may have updated the information in the database with respect to the LMF Mortgage Loans based on updates provided by the related servicer which may include information relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the LMF Review Team, to the extent such updates were provided to, and deemed material by, the LMF Review Team. Such updates, if any, were not intended to be, and do not serve as, a re-underwriting of the LMF Mortgage Loans. A data tape (the “LMF Data Tape”) containing detailed information regarding the LMF Mortgage Loans was created from the information in the database referred to above. The LMF Data Tape was used to provide the numerical information regarding the LMF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. LMF engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by LMF and relating to information in this prospectus regarding the LMF Mortgage Loans. These procedures included:

●	comparing the information in the LMF Data Tape against various source documents provided by LMF;
●	comparing numerical information regarding the LMF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the LMF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the LMF Mortgage Loans disclosed in this prospectus.

Legal Review. LMF engaged legal counsel to conduct certain legal reviews of the LMF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization described in this prospectus, LMF’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified

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exceptions to those representations and warranties. LMF’s origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the LMF Mortgage Loans. Such assistance included, among other things, (i) a review of certain of LMF’s asset summary reports, (ii) the review of the representations and warranties and exception reports referred to above relating to the LMF Mortgage Loans prepared by origination counsel, (iii) the review of, and assistance in the completion by the LMF Review Team of, a due diligence questionnaire relating to the LMF Mortgage Loans and (iv) the review of certain provisions in loan documents with respect to the LMF Mortgage Loans.

Other Review Procedures. The LMF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed each LMF Mortgage Loan to determine whether it materially deviated from the underwriting guidelines set forth under “—LMF’s Underwriting Standards and Loan Analysis” above.

Findings and Conclusions. Based on the foregoing review procedures, LMF determined that the disclosure regarding the LMF Mortgage Loans in this prospectus is accurate in all material respects. LMF also determined that the LMF Mortgage Loans were not originated with any material exceptions from LMF’s underwriting guidelines and procedures, except as described above under “—LMF’s Underwriting Standards and Loan Analysis—Exceptions” above. LMF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. LMF will perform a review of any LMF Mortgage Loan that it elects to substitute for a LMF Mortgage Loan in the pool in connection with material breach of a representation or warranty or a material document defect. LMF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “Qualification Criteria”). LMF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by LMF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by LMF to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

LMF most recently filed a Form ABS-15G on February 14, 2022. LMF’s Central Index Key number is 0001592182. With respect to the period from and including January 1, 2020 to and including December 31, 2022, LMF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither LMF nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, LMF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—LMF Commercial, LLC” has been provided by LMF.

Argentic Real Estate Finance LLC

General

Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) is a sponsor of, and a seller of certain mortgage loans (the “AREF Mortgage Loans”) into, the securitization described in this prospectus. AREF is a limited liability company organized under the laws of the State of Delaware. The primary offices of AREF are located at 31 West 27th Street, 12th Floor, New York, New York 10001.

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AREF’s Securitization Program

AREF began originating and acquiring loans in 2014 and has not been involved in the securitization of any other types of financial assets. AREF originates and acquires from unaffiliated third party originators, commercial and multifamily mortgage loans throughout the United States. Since 2014, AREF has securitized approximately 583 commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $8,746,170,977.

In connection with this commercial mortgage securitization transaction, AREF will transfer the AREF Mortgage Loans to the depositor, who will then transfer the AREF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the AREF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, AREF will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, AREF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the AREF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, AREF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

AREF does not act as a servicer of the commercial and multifamily mortgage loans that AREF originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, AREF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

AREF’s Underwriting Standards and Processes

Each of the AREF Mortgage Loans was originated or acquired by AREF. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated or acquired by AREF.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, the underwriting of certain commercial or multifamily mortgage loan originated or acquired by AREF may not conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular AREF Mortgage Loans, see “—AREF’s Underwriting Standards and Processes—Exceptions” below and “Annex E-1B—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, AREF also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

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Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel of AREF Investment Management LLC, the investment advisor of Argentic Real Estate Finance LLC. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. AREF’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by AREF and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that AREF or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessment of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
●	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental
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insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

●	Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.
●	Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, AREF typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.
●	Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.
●	The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.
●	Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.
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●	Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.
●	Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial or multifamily mortgage loan, AREF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, AREF may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, AREF may require the borrower to remediate such violation and, subject to the discussion under “—AREF’s Underwriting Standards and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on AREF’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan. Furthermore, AREF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, AREF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, AREF may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated or acquired by AREF are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net
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worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if AREF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if AREF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if AREF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if AREF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and AREF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the AREF Mortgage Loans, see Annex A to this prospectus.

Exceptions. One or more of the AREF Mortgage Loans may vary from the specific AREF underwriting guidelines described above when additional credit positive characteristics are present as discussed above. None

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of the AREF Mortgage Loans was originated with any material exceptions from AREF’s underwriting guidelines described above.

Review of Mortgage Loans for Which AREF is the Sponsor

Overview. AREF has conducted a review of the AREF Mortgage Loans in connection with the securitization described in this prospectus. The review of the AREF Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “AREF Review Team”). The review procedures described below were employed with respect to all of the AREF Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this prospectus. No sampling procedures were used in the review process.

Database. Members of the AREF Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each AREF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the AREF Review Team during the underwriting process. After origination of each AREF Mortgage Loan, the AREF Review Team updated the information in the database and the related asset summary report with respect to such AREF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the AREF Review Team.

A data tape (the “AREF Data Tape”) containing detailed information regarding each AREF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The AREF Data Tape was used to provide the numerical information regarding the AREF Mortgage Loans in this prospectus.

Data Comparison and Recalculation. AREF engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by AREF, relating to information in this prospectus regarding the AREF Mortgage Loans. These procedures included:

●	comparing the information in the AREF Data Tape against various source documents provided by AREF that are described under “—Review of Mortgage Loans for Which AREF is the Sponsor—Database” above;
●	comparing numerical information regarding the AREF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the AREF Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the AREF Mortgage Loans disclosed in this prospectus.

Legal Review. AREF engaged various law firms to conduct certain legal reviews of the AREF Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each AREF Mortgage Loan, AREF’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each AREF Mortgage Loan reviewed AREF’s representations and warranties set forth on Annex E-1A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the AREF Mortgage Loans. Such assistance included, among other things, (i) a review of AREF’s asset summary report, and its origination counsel’s due diligence questionnaire, for each AREF Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the AREF Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the AREF Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which AREF was aware at the origination of any AREF Mortgage Loan, the AREF Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. AREF

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conducted a search with respect to each borrower under the related AREF Mortgage Loan to determine whether it filed for bankruptcy. If the AREF Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any AREF Mortgage Loan, the AREF Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The AREF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the AREF Mortgage Loans to determine whether any AREF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—AREF’s Underwriting Standards and Processes” above. See “—AREF’s Underwriting Standards and Processes—Exceptions” above.

Findings and Conclusions. Based on the foregoing review procedures, the AREF Review Team determined that the disclosure regarding the AREF Mortgage Loans in this prospectus is accurate in all material respects. The AREF Review Team also determined that the AREF Mortgage Loans were originated in accordance with AREF’s origination procedures and underwriting criteria, except as described under “—AREF’s Underwriting Standard and Processes—Exceptions” above. AREF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

AREF most recently filed a Form ABS-15G on February 8, 2022. AREF’s Central Index Key is 0001624053. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by AREF, which activity occurred during the period from and including September 29, 2014 (the date of the first securitization into which AREF sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including September 30, 2022, as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(4)			Assets That Were Subject of Demand(4) (5)			Assets That Were Repurchased or Replaced(6)			Assets Pending Repurchase (within cure period)(7)			Demand in Dispute(8)			Demand Withdrawn(9)			Demand Rejected(4)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)	(k)	(1)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class – Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015- C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Argentic Real Estate Finance LLC (formerly known as Silverpeak Real Estate Finance LLC)(1)(2)(3)	8	101,199,999.00	12.02	1	30,949,659.02	3.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	30,949,659.02	3.76

(1)	Argentic Real Estate Finance LLC (“Argentic”) is one of multiple originators.
(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns (c) through (f))
(3)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, Argentic rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020.
(4)	The principal balances (shown in columns (e), (h) and (w)) are with respect to Argentic’s asset contribution only (without taking into account assets contributed by other originators). However, the percentages of principal balances (shown in columns (f), (i) and (x)) are with respect to the entire securitization pool (taking into account assets contributed by other originators) and based on (i) a principal balance of approximately $841,810,000.00 at the time of securitization (for column (f)), as shown on the issuing entity’s Form 424B5 filed on February 12, 2015; and (ii) a principal balance of $822,634,502.01 as of September 30, 2020 (for columns (i) and (x)), as shown on the issuing entity’s Form 10-D filed on November 2, 2020.
(5)	Includes only new demands received during the reporting period. (For columns (g) through (i))
(6)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. (For columns (j) through (1))
(7)	Includes assets which are subject to a demand and within the cure period, but where no decision has yet been made to accept or contest the demand. (For columns (m) through (o))
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns (p) through (r))
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(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns (s) through (u))
(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the reporting period covered by this Form ABS-15G. (For columns (v) through (x))

Retained Interests in This Securitization

Neither AREF nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, AREF or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Argentic Real Estate Finance LLC” has been provided by Argentic Real Estate Finance LLC.

3650 REIT

General

3650 Real Estate Investment Trust 2 LLC (d/b/a 3650 REIT) (“3650 REIT”) is a Delaware limited liability company. 3650 REIT’s principal offices are located at 2977 McFarlane Rd., Suite 300, Miami, Florida 33133. 3650 REIT’s primary business is the origination, acquisition and sale of mortgage loans secured by commercial properties.

3650 REIT is a sponsor of this securitization and one of the mortgage loan sellers. 3650 REIT is the seller or co-seller of three (3) Mortgage Loans (collectively, 6.1%) (the “3650 REIT Mortgage Loans”). 3650 REIT originated or co-originated all of the 3650 REIT Mortgage Loans. 3650 REIT, through certain of its affiliates, underwrote or re-underwrote all of the 3650 REIT Mortgage Loans.

In addition, 3650 REIT Loan Servicing LLC, an affiliate of 3650 REIT, a sponsor, a mortgage loan seller and the holder of the companion loans for which the noteholder is identified as “3650 REIT” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes" under “Description of the Mortgage Pool—The Whole Loans—General”, is the outside special servicer with respect to the Triple Net Portfolio, 800 Cesar Chavez and PetSmart HQ whole loans. See “Transaction Parties—Servicers—The Outside Servicers and Outside Special Servicers”.

3650 REIT’s Securitization Program

This is the fourth commercial mortgage securitization into which 3650 REIT is contributing loans, and commonly-controlled affiliates of 3650 REIT have contributed loans into eight other commercial mortgage securitizations. 3650 REIT began originating and acquiring loans in 2021 and 3650 REIT’s commonly controlled affiliates began originating and acquiring loans in 2017. Neither 3650 REIT nor its affiliates have been involved in the securitization of any other types of financial assets. 3650 REIT originates fixed rate loans throughout the United States secured by, but not limited to, retail, multifamily, office, hospitality and self-storage properties.

In connection with this commercial mortgage securitization transaction, 3650 REIT will transfer the 3650 REIT Mortgage Loans to the depositor, who will then transfer the 3650 REIT Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the 3650 REIT Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, 3650 REIT will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, 3650 REIT will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the 3650 REIT Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, 3650 REIT will generally

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be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission.

Neither 3650 REIT nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against 3650 REIT for any losses or other claims in connection with the certificates or the 3650 REIT Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by 3650 REIT in the related mortgage loan purchase agreement.

Review of 3650 REIT Mortgage Loans

Overview. 3650 REIT, in its capacity as a sponsor of the securitization described in this prospectus, has conducted a review of the 3650 REIT Mortgage Loans that it will be contributing to this securitization. The review of the 3650 REIT Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of 3650 REIT or one or more of 3650 REIT’s affiliates, or, in certain circumstances, are consultants engaged by 3650 REIT (collectively, the “3650 REIT Deal Team”). The review procedures described below were employed with respect to all of the 3650 REIT Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the 3650 REIT Deal Team updated its internal database of loan-level and property-level information relating to each 3650 REIT Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by 3650 REIT or its affiliates during the underwriting process. After origination of each 3650 REIT Mortgage Loan, the 3650 REIT Deal Team updated the information in the database with respect to such 3650 REIT Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the 3650 REIT Deal Team.

A data tape (the “3650 REIT Data Tape”) containing detailed information regarding the 3650 REIT Mortgage Loans was created from the information in the database referred to in the prior paragraph. The 3650 REIT Data Tape was used by the 3650 REIT Deal Team to provide the numerical information regarding the 3650 REIT Mortgage Loans in this prospectus.

Data Comparison and Recalculation. 3650 REIT engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by 3650 REIT relating to information in this prospectus regarding the 3650 REIT Mortgage Loans. These procedures include:

●	comparing the information in the 3650 REIT Data Tape against various source documents provided by 3650 REIT that are described above under “—Database”;
●	comparing numerical information regarding the 3650 REIT Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the 3650 REIT Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Mortgage Loans disclosed in this prospectus.

Legal Review. 3650 REIT engaged various law firms to conduct certain legal reviews of the 3650 REIT Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each 3650 REIT Mortgage Loan, 3650 REIT’s origination counsel prepared a loan and property summary or a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each 3650 REIT Mortgage Loan reviewed 3650 REIT’s representations and warranties set forth on Annex E-2A and, if applicable, identified exceptions to those representations and warranties.

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Securitization counsel was also engaged to assist in the review of the 3650 REIT Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain 3650 REIT Mortgage Loans, (ii) a review of the legal data records referred to above relating to the 3650 REIT Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the 3650 REIT Deal Team. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each 3650 REIT Mortgage Loan for compliance with the REMIC provisions of the Code.

Securitization counsel also assisted in the preparation of the risk factors and Mortgage Loan summaries set forth on Annex B, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. 3650 REIT confirmed with the applicable servicer that there has not been any recent material casualty to any improvements located on any Mortgaged Property securing a 3650 REIT Mortgage Loan. In addition, if 3650 REIT became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a 3650 REIT Mortgage Loan, 3650 REIT obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The 3650 REIT Deal Team also conferred with 3650 REIT personnel responsible for the origination of the 3650 REIT Mortgage Loans to confirm that the 3650 REIT Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—3650 REIT’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, 3650 REIT determined that the disclosure regarding the 3650 REIT Mortgage Loans in this prospectus is accurate in all material respects. 3650 REIT also determined that the 3650 REIT Mortgage Loans were originated in accordance with 3650 REIT’s underwriting criteria in all material respects, except as described under “—Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines” below. 3650 REIT attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. 3650 REIT will perform a review of any mortgage loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. 3650 REIT and, if appropriate, its legal counsel will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “3650 REIT Qualification Criteria”). 3650 REIT will engage a third party accounting firm to compare the 3650 REIT Qualification Criteria against the underlying source documentation to verify the accuracy of the review by 3650 REIT and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by 3650 REIT to render any tax opinion required in connection with the substitution.

3650 REIT’s Underwriting Guidelines and Processes

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of 3650 REIT with respect to commercial mortgage loans originated or acquired by 3650 REIT, which in certain instances may be performed by affiliates of 3650 REIT.

Loan Analysis. 3650 REIT generally performs both a credit analysis and a collateral analysis with respect to each commercial mortgage loan. The credit analysis generally includes a review of reports obtained from third

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party servicers, including judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties (generally other than borrower related parties with ownership interests of less than 20% of any particular borrower). The collateral analysis generally includes an analysis, other than in the case of newly constructed mortgaged properties, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. 3650 REIT’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, 3650 REIT performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. 3650 REIT assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial mortgage loans to be originated or acquired by 3650 REIT must be approved by an investment committee, which includes senior personnel from 3650 REIT or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. 3650 REIT’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, 3650 REIT may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by 3650 REIT and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial mortgage loan, 3650 REIT may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, 3650 REIT may in some instances have reduced the term interest rate that 3650 REIT would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied 3650 REIT’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans originated or acquired by 3650 REIT, there may exist subordinate mortgage debt or mezzanine debt. 3650 REIT may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. 3650 REIT evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of commercial real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity, and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial mortgage loans generally are nonrecourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

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Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that 3650 REIT may be the lender on that additional debt and may sell such debt to other lenders.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, 3650 REIT will generally obtain the reports described below:

(i)                           Appraisals. 3650 REIT will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

(ii)                        Environmental Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, 3650 REIT may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when 3650 REIT or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, 3650 REIT may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to 3650 REIT) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.

(iii)                     Engineering Assessment. In connection with the origination or acquisition process, 3650 REIT will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, 3650 REIT will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)                      Seismic Report. In connection with the origination or acquisition process, 3650 REIT may, on a case-by-case basis as determined by 3650 REIT and/or its consultants, require a seismic report for certain mortgaged properties.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, 3650 REIT will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

Escrow Requirements. 3650 REIT may require borrowers to fund various escrows for, among other things, taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, 3650 REIT may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks may be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all

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mortgage loans originated or acquired by 3650 REIT. The typical required escrows for mortgage loans originated or acquired by 3650 REIT are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide 3650 REIT with sufficient funds to satisfy all taxes and assessments. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or 3650 REIT may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.
●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide 3650 REIT with sufficient funds to pay all insurance premiums. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. 3650 REIT may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.
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3650 REIT may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) 3650 REIT’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) 3650 REIT having structured springing escrows that arise for identified risks, (v) 3650 REIT having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) 3650 REIT’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—3650 REIT’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by 3650 REIT may vary from, or may not comply with, 3650 REIT’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by 3650 REIT, 3650 REIT may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Co-Originated or Third Party-Originated Mortgage Loans. In addition, from time to time, 3650 REIT may originate mortgage loans together with other financial institutions. The resulting mortgage loans will be evidenced by two or more promissory notes, at least one of which will reflect 3650 REIT as the payee. 3650 REIT may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators may in the future deposit such promissory notes for which they are named payee into other securitization trusts. 3650 REIT may in the future acquire mortgage loans it has not originated and deposit the related promissory notes into one or more securitization trusts.

Exceptions to 3650 REIT’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the 3650 REIT Mortgage Loans. However, one or more of 3650 REIT’s Mortgage Loans may vary from the specific 3650 REIT underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of 3650 REIT’s Mortgage Loans, 3650 REIT may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria.

In all material respects, the 3650 REIT Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

3650 REIT most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. 3650 REIT’s CIK number is 0001840727. 3650 REIT has no history as a securitizer with respect to any offerings settled prior to November 2021. With respect to the period from and including November 18, 2021 (the closing date of the first securitization into which 3650 REIT sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2022, 3650 REIT does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

3650 REIT’s commonly-owned affiliate, 3650 REIT Loan Funding 1 LLC, most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the Exchange Act on February 1, 2022. 3650 REIT Loan Funding 1 LLC’s CIK number is 0001767304. 3650 REIT Loan Funding 1 LLC has no history as a securitizer with respect to

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any offerings settled prior to March 2019. With respect to the period from and including March 6, 2019 (the closing date of the first securitization into which 3650 REIT Loan Funding 1 LLC sold mortgage loans pursuant to which the underlying transaction documents provide a covenant to repurchase an underlying asset for breach of a representation or warranty) to and including December 31, 2022, 3650 REIT Loan Funding 1 LLC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither 3650 REIT nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, 3650 REIT or its affiliates may retain on the Closing Date or own in the future interests in certain classes of certificates and any such party will have the right to dispose of such certificates at any time.

The information set forth under “—3650 REIT” has been provided by 3650 REIT.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC, one of the Underwriter Entities. NREC is a wholly-owned indirect subsidiary of Natixis North America LLC, which is itself a wholly-owned direct subsidiary of Natixis, a société anonyme à conseil d’administration (a limited liability company with a board of directors) organized under the laws of France and a credit institution licensed as a bank in France (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020. The Loan Seller’s telephone number is (212) 891-6100.

Natixis is the international corporate, investment and financial services arm of Groupe BPCE, a French mutual banking group, which is one of the largest banking groups in France. Groupe BPCE includes BPCE, as its central institution, two French retail banking networks (the Banque Populaire and the Caisse d’Epargne networks), as well as a number of entities that are subsidiaries and affiliates of BPCE. BPCE is the majority shareholder of Natixis, holding more than 99% of the share capital and voting rights. Natixis has two core business lines: Asset & Wealth Management (which includes asset management, wealth management and employee savings schemes) and Corporate & Investment Banking (which includes strategic advisory services, structured financing, capital markets, portfolio management, global transaction banking and research). Natixis also holds interests in certain non-core businesses referred to as “Corporate Center.” Natixis is based in France and does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, together with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. As of December 31, 2022, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $63.5 billion and the total amount of these loans that were securitized is in excess of $29.6 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hotel, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

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NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex E-1B), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute for another mortgage loan, or make a Loss of Value Payment, as the case may be. The depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, NREC has agreed to indemnify the depositor, the Underwriter Entities and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates.

Review of NREC Mortgage Loans

Overview. NREC, in its capacity as the sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. NREC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

●	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;
●	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.
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Legal Review. NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex E-1A and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

NREC’s Underwriting Standards

General. Mortgage Loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis. The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits
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the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

Loan Approval. Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio. NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and on Annex A, Annex B and Annex C, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool”.

Escrow Requirements. NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
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●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hotel property, the franchisor or a third-party property manager is maintaining such an escrow.
●	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A.

Third Party Reports. In addition to, or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

●	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real
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property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

●	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;
●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance.

Exceptions. Except as set forth above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”, the NREC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 under the SEC on February 15, 2022. NREC’s Central Index Key number is 0001542256. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by NREC (or a predecessor), which activity occurred during the period from July 1, 2015 to December 31, 2022.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand(2)			Assets That Were Repurchased or Replaced(2)			Assets Pending Repurchase or Replacement (within cure period)(2)(3)			Demand in Dispute(2)(3)			Demand Withdrawn(2)			Demand Rejected(2)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class Commercial Mortgages

Wells Fargo Commercial Mortgage Trust 2015-NXS2, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(4)	39 loans & 42 mortgaged properties	503,900,454	55.1% of pool	1 loan (#8 in the pool)	23,000,000	2.5% of pool	0.00	0	0.00	0	0.00	0.00	0	0.00		1 loan (#8 in the pool)	23,000,000	2.5% of pool	0	0.00	0.00
(1)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–f)
(2)	Reflects the number of loans, outstanding principal balance and approximate percentage of principal balance as of March 31, 2018. (For columns g-x)
(3)	Includes assets that are subject to a demand and within the cure period, but where (i) no decision has yet been made to accept or contest the demand or (ii) the demand request is in dispute. (For columns m-r)
(4)	The special servicer withdrew its demand on August 15, 2017.

Oceanview Commercial Mortgage Finance, LLC

General

Oceanview Commercial Mortgage Finance, LLC (“Oceanview”) is a Delaware limited liability company. Oceanview’s principal offices are located at 142 West 57th Street, 3rd Floor, New York, New York 10019. Oceanview’s primary business is the origination, acquisition and sale of mortgage loans secured by commercial properties. Oceanview is a Sponsor of this securitization and one of the mortgage loan sellers. Oceanview is the seller of five (5) Mortgage Loans (5.9%) (the “Oceanview Mortgage Loans”). Bayview Asset Management, LLC, an affiliate of Oceanview, manages the assets of Oceanview. Oceanview, through its manager, underwrote all of the Oceanview Mortgage Loans.

Oceanview’s Loan Origination and Acquisition History

This is the second commercial mortgage securitization into which Oceanview is directly contributing loans. Oceanview and certain entities under common control with Oceanview began originating conduit loans for CMBS securitization in 2018 and have sold these loans to other lenders for contribution to CMBS securitizations and league table credit. Oceanview and certain affiliates also have a platform through which Oceanview originates non-recourse transitional floating rate loans, non-recourse construction loans and non-recourse stabilized fixed rate loans for the balance sheet of certain Oceanview affiliates and other investors. Certain entities and affiliates under common control with Oceanview have significant history in the securitization of residential mortgages and certain other financial assets. Oceanview’s fixed rate and floating rate loans are secured by commercial real estate throughout the United States, spanning a diversified pool of property types, including but not limited to, retail, industrial, multifamily, MHC, office, parking, hospitality and self-storage properties.

Oceanview originates its own commercial mortgage loans throughout the United States but is not precluded from acquiring commercial mortgage loans from both affiliated and unaffiliated originators. The following table sets forth information with respect to originations of fixed rate commercial mortgage loans by Oceanview and certain entities and affiliates under common control with Oceanview as of December 31, 2022.

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Originations of Fixed-Rate Commercial Mortgage Loans

No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination
30	$321,922,820

In connection with this commercial mortgage securitization transaction, Oceanview will transfer the Oceanview Mortgage Loans to the depositor, who will then transfer the Oceanview Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the Oceanview Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, Oceanview will work with rating agencies, the other mortgage loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Oceanview will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the Oceanview Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Oceanview U.S. Holdings Corp. will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. Neither Oceanview nor any of its affiliates will insure or guarantee distributions on the certificates.

Review of Oceanview Mortgage Loans

Overview. Oceanview, in its capacity as a sponsor of the securitization described in this prospectus, has conducted through its manager a review of the Oceanview Mortgage Loans that it will be contributing to this securitization. The review of the Oceanview Mortgage Loans was performed by a deal team comprised of commercial real estate and securitization professionals who are employees of the manager of Oceanview, Bayview Asset Management LLC or one or more of Oceanview’s affiliates, or, in certain circumstances, are consultants engaged by Oceanview (collectively, the “Oceanview Deal Team”). Certain employees of Bayview Asset Management, LLC are also officers of Oceanview and conduct and authorize all day-to-day business related to the commercial loan origination platform of Oceanview and certain Oceanview affiliates. The review procedures described below were employed with respect to all of the Oceanview Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Oceanview Deal Team updated its internal database of loan-level and property-level information relating to each Oceanview Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third-party appraisals, environmental reports, engineering assessments, seismic reports, zoning reports, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Oceanview or its affiliates during the underwriting process. After origination of each Oceanview Mortgage Loan, the Oceanview Deal Team periodically updates the information in the database with respect to such Oceanview Mortgage Loan based on updates provided by the applicable servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Oceanview Deal Team.

A data tape (the “Oceanview Data Tape”) containing detailed information regarding the Oceanview Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Oceanview Data Tape was used by the Oceanview Deal Team to provide the numerical information regarding the Oceanview Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. The depositor, on behalf of Oceanview, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed or provided by depositor relating to information in this prospectus regarding the Oceanview Mortgage Loans. These procedures include:

(a)	comparing the information in the Oceanview Data Tape against various source documents provided by Oceanview that are described above under “—Database”;
(b)	comparing numerical information regarding the Oceanview Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Oceanview Data Tape; and
(c)	recalculating certain percentages, ratios and other formulae relating to the Oceanview Mortgage Loans disclosed in this prospectus.

Legal Review. Oceanview engaged various law firms to conduct certain legal reviews of the Oceanview Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Oceanview Mortgage Loan, Oceanview’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, origination counsel for each Oceanview Mortgage Loan reviewed Oceanview’s representations and warranties set forth on Annex E1-A and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged to assist in the review of the Oceanview Mortgage Loans. Such assistance included, among other things, (i) a review of certain sections of the loan agreements relating to certain Oceanview Mortgage Loans, (ii) a review of the legal data records referred to above relating to the Oceanview Mortgage Loans prepared by origination counsel and (iii) a review of due diligence questionnaires completed by the Oceanview Deal Team.

Other Review Procedures. On a case-by-case basis as deemed necessary by Oceanview, with respect to any pending litigation that existed at the origination of any Oceanview Mortgage Loan that is material and not covered by insurance, Oceanview requested updates from the applicable borrower, origination counsel and/or borrower’s litigation counsel. If the Oceanview Deal Team became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing an Oceanview Mortgage Loan, Oceanview obtained information on the status of the Mortgaged Property from the applicable borrower to confirm no material damage to the Mortgaged Property.

The Oceanview Deal Team (with assistance from legal counsel) also conferred with Oceanview personnel responsible for the origination of the Oceanview Mortgage Loans to confirm whether the Oceanview Mortgage Loans were originated or acquired in material compliance with the origination and underwriting criteria described below under “—Oceanview’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to Oceanview’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, Oceanview determined that the disclosure regarding the Oceanview Mortgage Loans in this prospectus is accurate in all material respects. Oceanview also determined that the Oceanview Mortgage Loans were originated in accordance with Oceanview’s underwriting criteria in all material respects, except as described under “—Exceptions to Oceanview’s Disclosed Underwriting Guidelines” below. Oceanview attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Oceanview will perform a review of any Oceanview Mortgage Loan that it elects to substitute for a Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Oceanview, and, if appropriate, its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it satisfies each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Oceanview Qualification Criteria”). Oceanview will engage a third-party accounting firm to compare the Oceanview Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Oceanview and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Oceanview to render any tax opinion required in connection with the substitution.

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Oceanview’s Underwriting Standards

General. Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial mortgage loan will conform to the general guidelines described below.

Set forth below is a discussion of certain general underwriting guidelines of Oceanview with respect to commercial mortgage loans originated or acquired by Oceanview, which in certain instances may be performed by affiliates of Oceanview.

Loan Analysis. Oceanview generally performs both a credit analysis and a collateral analysis with respect to each commercial, multifamily and manufactured housing mortgage loan. The credit analysis generally includes a review of reports obtained from third party servicers, including judgment, lien, bankruptcy and litigation searches with respect to the guarantor and certain borrower related parties. The collateral analysis generally includes an analysis, to the extent available, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. Oceanview’s credit underwriting also generally includes a review of third-party appraisal, environmental, building condition and seismic reports, if applicable. Generally, Oceanview performs or causes to be performed a site inspection to ascertain the overall quality, functionality and competitiveness of the property. Oceanview assesses the market in which the property is located to evaluate competitive or comparable properties as well as market trends, major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities.

Loan Approval. Prior to commitment or closing, all commercial, multifamily and manufactured housing mortgage loans to be originated or acquired by Oceanview must be approved by its loan credit committee, which includes senior personnel from Oceanview or its affiliates. The committee may approve a mortgage loan as recommended (subject to stipulations and conditions), request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Oceanview’s underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. In determining a debt service coverage ratio, Oceanview may review and make adjustments to the underwritten net cash flow based on, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower. The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the mortgaged property in question as determined by Oceanview and payments on the loan based on actual principal and/or interest due on the loan. However, determination of underwritten net cash flow is often a highly subjective process based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the applicable mortgaged property. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing mortgage loan, Oceanview may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There can be no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated or acquired by Oceanview, there may exist subordinate mortgage debt or mezzanine debt. Oceanview or its affiliates may originate or acquire such subordinate mortgage debt or mezzanine debt and may sell such debt to other lenders. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate and/or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on a third-party appraisal.

Evaluation of Borrower, Principals and/or Borrower Sponsors. Oceanview evaluates the borrower, its principals and/or the borrower sponsors with respect to credit history and prior experience as an owner and operator of

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commercial, multifamily or manufactured housing real estate properties. This evaluation may include obtaining and reviewing indications of the borrower sponsor’s financial capacity and obtaining and reviewing the principal’s and/or borrower sponsor’s prior real estate experience. Although commercial, multifamily or manufactured housing mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower, certain principals of the borrower and/or certain borrower sponsors of the borrower may be required to assume legal responsibility for liabilities arising as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and/or breach of environmental or hazardous materials requirements. Notwithstanding the above-described review process, there can be no assurance that a borrower, a principal and/or a borrower sponsor has the financial capacity to meet the obligations that may arise with respect to such liabilities.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate or mezzanine debt, whether secured or unsecured. It is possible that Oceanview may be the lender on that additional debt and may sell such debt to other lenders. The debt service coverage ratios described above may be lower, based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Third Party Reports. As part of the underwriting process, Oceanview will generally obtain the reports described below:

●	Appraisals. Oceanview appraisals are managed and ordered through a separate, independently managed, internal commercial real estate valuations department of the manager of Oceanview. Oceanview will generally require independent appraisals or an update of an independent appraisal in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.
●	Environmental Assessment. In connection with the origination or acquisition process, Oceanview will, in most cases, require a current Phase I environmental assessment with respect to any mortgaged property. However, when circumstances warrant, Oceanview may utilize an update of a prior environmental assessment or a desktop review. Furthermore, an environmental assessment conducted at any particular mortgaged property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Oceanview or an environmental consultant believes that such an analysis is warranted under the circumstances. Based on the environmental assessment, Oceanview may (i) determine that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority and/or (ii) require the borrower to do one or more of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit (or other financial assurance acceptable to Oceanview) at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or (D) obtain the benefits of an environmental insurance policy or a lender insurance policy.
●	Engineering Assessment. In connection with the origination or acquisition process, Oceanview will, in most cases, require that an engineering firm inspect the mortgaged property to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Oceanview will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.
●	Seismic Report. In connection with the origination or acquisition process, Oceanview will, in most cases, require that a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a mortgage loan, Oceanview will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land use, building rules, regulations and orders then applicable to such mortgaged property. Evidence of compliance may be in the form of one or more of the following: legal opinions, surveys, recorded

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documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the applicable borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Oceanview may require recourse liability, an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular nonconformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or Oceanview has a reasonable likelihood of recovering proceeds from the casualty; or (iv) a cash reserve, a letter of credit, non-recourse carveout or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Oceanview may require the borrower to remediate such violation and, subject to the discussion under “—Oceanview’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Oceanview typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage equal to the maximum amount of insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, except in some cases where self-insurance was permitted and, if required by Oceanview, excess flood limits in amounts acceptable to Oceanview.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In many cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance. Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

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Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or the scenario expected loss (“SEL”) is greater than 20%.

Escrow Requirements. Oceanview may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, Oceanview may identify certain risks that warrant additional escrows or holdbacks for items such as lease-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all mortgage loans originated or acquired by Oceanview. The typical required escrows for mortgage loans originated or acquired by Oceanview are as follows:

●	Taxes – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Oceanview with sufficient funds to satisfy all taxes and assessments. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or Oceanview may waive the escrow for a portion of the mortgaged property which is leased to a tenant that pays taxes for its portion of the mortgaged property directly); or (ii) if any Escrow/Reserve Mitigating Circumstances (as defined below) exist.
●	Insurance – Generally, an initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide Oceanview with sufficient funds to pay all insurance premiums. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower maintains a blanket insurance policy; (ii) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that maintains property insurance for its portion of the mortgaged property or self-insures); and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from the property condition or engineering report or to certain minimum requirements by property type. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the mortgaged property (or may waive the escrow for a portion of the mortgaged property which is leased to a tenant that repairs and maintains its portion of the mortgaged property); and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded at loan origination, during the related mortgage loan term and/or springing upon the occurrence of certain events to cover anticipated leasing commissions, free rent periods and/or tenant improvement costs which might be associated with re-leasing the space in the mortgaged property. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the mortgaged property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; and/or (ii) if any Escrow/Reserve Mitigating Circumstances exist.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of certain material repairs or replacements identified in the property assessment/condition or engineering report. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee to complete the immediate repairs; (ii) if the deferred maintenance items do not materially impact the function, performance or value of the mortgaged property; (iii) if the
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mortgaged property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; and/or (iv) if any Escrow/Reserve Mitigating Circumstances exist.

●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. Oceanview may waive this escrow requirement in certain circumstances, including, but not limited to: (i) if the borrower sponsor delivers a guarantee agreeing to complete the remediation; (ii) if environmental insurance is in place or obtained; and/or (iii) if any Escrow/Reserve Mitigating Circumstances exist.

Oceanview may determine that establishing any of the foregoing escrows or reserves is not warranted given any one or more of (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Oceanview’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) the related mortgaged property maintaining a specified debt service coverage ratio, (iv) Oceanview having structured springing escrows that arise for identified risks, (v) Oceanview having an alternative to a cash escrow or reserve, such as a letter of credit, bond or other financial surety or a guarantee from the borrower or an affiliate of the borrower; (vi) Oceanview’s belief that there are credit positive characteristics of the borrower, the borrower sponsor and/or the mortgaged property that would offset the need for the escrow or reserve; and/or (vii) such reserves are being collected and held by a third party, such as a management company, a franchisor, title company, or an association.

Notwithstanding the foregoing discussion under this caption “—Oceanview’s Underwriting Guidelines and Processes”, one or more of the Mortgage Loans contributed to this securitization by Oceanview may vary from, or may not comply with, Oceanview’s underwriting guidelines described above. In addition, in the case of one or more of the Mortgage Loans contributed to this securitization by Oceanview, Oceanview may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to Oceanview’s Disclosed Underwriting Guidelines

Notwithstanding the discussion under “—Oceanview’s Underwriting Standards,” one or more of Oceanview’s Mortgage Loans may vary from the specific Oceanview underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Oceanview’s Mortgage Loans, Oceanview may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, Oceanview may have made exceptions and the underwriting of a particular Mortgage Loan did not comply with all aspects of the disclosed criteria. For any material exceptions to Oceanview’s underwriting guidelines described above in respect of the Oceanview Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

In all material respects, the Oceanview Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of these mortgage loans can be found on Annex A.

Compliance with Rule 15Ga-1 under the Exchange Act

Oceanview has most recently filed a Form ABS-15G on February 2, 2022 in connection with it being a securitizer of certain types of loans. Oceanview’s CIK number is 0001894245. As of December 31, 2022, Oceanview has no history of repurchases or repurchase requests required to be reported by Oceanview under Rule 15Ga-1 under the Exchange Act with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

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Retained Interests in This Securitization

As of the date hereof, neither Oceanview nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, Oceanview and its affiliates, are not restricted from purchasing any of such certificates and may, prior to the Closing Date, determine that they wish to purchase certain certificates. In addition, Oceanview and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

Interim Mortgage Loan Transfers to Affiliate

Oceanview Life and Annuity Company (“OVLAC”), a wholly-owned subsidiary of the parent of Oceanview, Oceanview U.S. Holdings Corp., has been the record holder of the Oceanview Mortgage Loans from immediately after loan origination through the period just prior to the securitization of the Oceanview Mortgage Loans. This inter-affiliate transfer is done for accounting purposes. During this interim period, the loans are managed by the Oceanview Deal Team and serviced under the same servicing agreement with Well Fargo Bank, National Association, to which Oceanview is a party. This interim internal transfer is not recorded in the mortgage records for any of the properties, but copies of the assignment documentation from Oceanview to OVLAC and from OVLAC back to Oceanview are included in the Mortgage Loan file. As of the date of securitization, OVLAC holds no interest in the Oceanview Mortgage Loans.

Greystone Commercial Mortgage Capital LLC

Greystone Commercial Mortgage Capital LLC (“GCMC”) is a sponsor of, and a seller of certain Mortgage Loans (the “GCMC Mortgage Loans”) into, the securitization described in this prospectus. Greystone Servicing Company LLC (“GSC”), an affiliate of GCMC, originated or co-originated all of the GCMC Mortgage Loans.

GCMC is a Delaware limited liability company. GCMC was formed on August 24, 2021 and is indirectly wholly owned by Greystone Select Company II LLC. GCMC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533. GSC is a Delaware limited liability company formed on April 1, 2019 and is indirectly wholly owned by Greystone Select Company LLC. GSC’s executive offices are located at 152 West 57th Street, New York, New York 10019, telephone number (917) 421-4533.

GCMC through GSC (collectively, the “GCMC Originator”) is engaged in the origination and acquisition of commercial and multifamily mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination or acquisition into a commercial mortgage-backed securities (“CMBS”) primary issuance securitization or through a sale of whole loan interests to third-party investors. GCMC through GSC originates loans primarily for securitization; however, the GCMC Originator also originates mortgage loans, subordinate mortgage loans, or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate) for itself and for sale to third-party investors.

In the normal course of its business, GCMC may acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by the GCMC Originator.

GCMC aggregates and warehouses the commercial and multifamily mortgage loans that the GCMC Originator originates or acquires pending sale via a CMBS securitization.

GCMC’s Securitization History

Since its founding in August 2021 and through January 2023, the GCMC Originator has originated approximately three fixed rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $42 million and GCMC has acted as a sponsor and mortgage loan seller on one fixed-rate commercial mortgage-backed securitization transaction.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by GCMC or originated by the GCMC Originator will be sold to securitizations in which GCMC acts as a sponsor. GCMC through GSC expects to continue to originate and acquire both fixed rate and floating rate commercial

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mortgage loans which will be included in both public and private securitizations. GCMC (in some cases through GSC) also expects to originate subordinate and mezzanine debt for investment, syndication or securitization.

None of GCMC, GSC nor any of their respective affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GCMC or GSC for any losses or other claims in connection with the certificates or the GCMC Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of representations and warranties made by GCMC and guaranteed by Greystone Select Company II LLC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

Review of GCMC Mortgage Loans

Overview. GCMC has conducted a review of the GCMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GCMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of GCMC (the “GCMC Deal Team”). The review procedures described below were employed with respect to all of the GCMC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GCMC Deal Team created a data tape (the “GCMC Data Tape”) containing detailed loan-level and property-level information regarding each GCMC Mortgage Loan. The GCMC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GCMC Deal Team during the underwriting process. After origination of each GCMC Mortgage Loan, the GCMC Deal Team updated the information in the GCMC Data Tape with respect to the GCMC Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the GCMC Deal Team. The GCMC Data Tape was used by the GCMC Deal Team in providing the numerical information regarding the GCMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GCMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by GCMC relating to information in this prospectus regarding the GCMC Mortgage Loans. These procedures included:

●	comparing the information in the GCMC Data Tape against various source documents provided by GCMC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GCMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GCMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GCMC Mortgage Loans disclosed in this prospectus.

Legal Review. GCMC engaged various law firms to conduct certain legal reviews of the GCMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GCMC Mortgage Loan, origination counsel prepared a loan and property summary or completed a questionnaire that sets forth certain salient loan terms and summarizes material deviations from the GCMC Originator’s standard form loan documents. In anticipation of the securitization of each GCMC Mortgage Loan originated by the GCMC Originator, origination counsel for each GCMC Mortgage Loan reviewed a form of securitization representations and warranties and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the GCMC Mortgage Loans. Such assistance included, among other things, a review of (i) one or more due diligence questionnaires completed by origination counsel and/or the GCMC Deal Team, and (ii) exceptions to representations and warranties compiled by origination counsel and the GCMC Deal Team, and (iii) various statistical data tapes prepared by the GCMC Deal Team. In addition, for each GCMC Mortgage Loan originated by

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the GCMC Originator, GCMC prepared and provided to legal counsel for review an asset summary, which summary includes certain loan terms and property-level information obtained during the origination process.

For each GCMC Mortgage Loan, if any, purchased by GCMC or its affiliates from a third-party originator of such GCMC Mortgage Loan, GCMC generally re-underwrote such Mortgage Loan to confirm whether it complied with GCMC’s underwriting guidelines.

GCMC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GCMC Mortgage Loans included in the ten (10) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GCMC Mortgage Loans included in the next five (5) largest Mortgage Loans or groups of cross-collateralized Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3 to this prospectus.

Other Review Procedures. For each GCMC Mortgage Loan originated by the GCMC Originator, the GCMC Originator conducted a search with respect to each borrower under the related GCMC Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any GCMC Mortgage Loan, GCMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If GCMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GCMC Mortgage Loan, GCMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GCMC Mortgage Loans originated by the GCMC Originator, the GCMC Deal Team also consulted with the applicable GCMC Mortgage Loan origination team to confirm that the GCMC Mortgage Loans were originated in compliance with the origination and underwriting guidelines described below under “—GCMC’s Origination Procedures and Underwriting Guidelines,” as well as to identify any material deviations from those origination and underwriting guidelines. See “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GCMC found and concluded with reasonable assurance that the disclosure regarding the GCMC Mortgage Loans in this prospectus is accurate in all material respects. GCMC also found and concluded with reasonable assurance that the GCMC Mortgage Loans were originated or acquired in accordance with GCMC’s origination procedures and underwriting guidelines, except as described under “—GCMC’s Origination Procedures and Underwriting Guidelines—Exceptions” below. GCMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GCMC’s Origination Procedures and Underwriting Guidelines

General. The GCMC Originator’s commercial mortgage loans are generally originated in accordance with the origination procedures and underwriting guidelines described below; however, given the unique nature of commercial mortgaged properties, variations from these origination procedures and underwriting guidelines may occur as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by the GCMC Originator. Therefore, this general description of the GCMC Originator’s origination procedures and underwriting guidelines is not intended as a representation that every GCMC Mortgage Loan complies entirely with all procedures and guidelines set forth below. For important information about the circumstances that have affected the underwriting of a GCMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

Loan Analysis. The credit underwriting process for each GCMC Mortgage Loan is performed by a team comprised of real estate professionals that typically includes a deal manager, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In

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certain cases, the GCMC Originator may also engage a consultant or third-party diligence provider to assist in the underwriting or preparation of an analysis required by the above process, subject to the ultimate review and approval of the GCMC Originator.

A member of the GCMC Deal Team or a third-party engaged by the GCMC Originator is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The GCMC Originator or an affiliate of GCMC, along with any third-party provider engaged by the GCMC Originator, also performs a review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the GCMC Originator finalizes its underwriting analysis of the property’s cash flow in accordance with the GCMC Originator’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of the GCMC Originator and its affiliates, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and LTV Ratio. The GCMC Originator’s underwriting guidelines generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower which, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned debt service coverage ratio requirements pertain to the underwritten cash flow at origination and may not hold true for each GCMC Mortgage Loan as reported in this prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the debt service coverage ratio.

Additional Debt. Certain mortgage loans originated by the GCMC Originator or acquired by GCMC may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that GCMC or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Amortization Requirements. The GCMC Originator’s underwriting guidelines generally permit a maximum amortization period of 30 years, or interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt

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service and debt service coverage ratio set forth in this prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for mortgage loans originated by the GCMC Originator prior to securitization will typically be performed by an affiliate of GCMC, GSC, or an unaffiliated third-party; however, primary servicing may occasionally be retained by certain qualified subservicers under established sub-servicing agreements with GCMC, which primary servicing may be retained by such subservicers post-securitization. Accordingly, from time to time, the original third-party servicer may retain primary servicing. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) on the Closing Date.

Assessment of Property Condition. As part of the origination and underwriting process, the property assessments and reports described below will typically be obtained:

(i)	Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.
(ii)	Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.
(iii)	Engineering Assessment. In connection with the origination process, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.
(iv)	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and the GCMC Originator or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and

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benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, the GCMC Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts if such coverage is available at commercially reasonable rates. In some cases, there may be a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the GCMC Originator may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

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If a material violation exists with respect to a mortgaged property, the GCMC Originator may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by the GCMC Originator. Furthermore, the GCMC Originator may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the GCMC Originator may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the GCMC Originator are as follows:

●	Taxes—Monthly escrow deposits equal to 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.
●	Insurance—Monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third-party unrelated to the borrower (such as a condominium board) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for all repairs and maintenance, or (ii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.
●	Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing
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the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the related mortgaged property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third-party is responsible for the repairs, or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third-party unrelated to the borrower is identified as the responsible party or (iv) if the GCMC Originator determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and the GCMC Originator’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the GCMC Mortgage Loans, please see Annex A-1 to this prospectus.

Exceptions. One or more of the GCMC Mortgage Loans may vary from the specific underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GCMC Mortgage Loans, the GCMC Originator or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

The GCMC Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

GCMC’s CIK number is 0001931347. GCMC has no history as a securitizer with respect to any offerings settled prior to January 2023. Therefore, GCMC has not yet filed, nor is it yet required to file, a Form ABS-15G, and GCMC has no history of repurchases or repurchase requests required to be reported by GCMC under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither GCMC nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, GCMC or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

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Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is a sponsor, an originator, a mortgage loan seller and an affiliate of LNR Partners, LLC, the special servicer with respect to the Serviced Mortgage Loans and the special servicer under the BBCMS 2022-C16 pooling and servicing agreement which governs the servicing of the Oak Ridge Office Park Whole Loan.

SMC’s Securitization Program

This is the 108th commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.89 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus.

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Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten in accordance with SMC’s underwriting criteria, except as described in “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the

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underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.
●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of
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the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

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Exceptions to SMC’s Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 19, 2022. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that LNR Partners, LLC, an affiliate of Starwood, will be entitled to special servicing fees and certain other fees, as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)                       the sum of any proceeds received from the sale of the Certificates to investors and any proceeds received from the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association, for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)                       the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

BMO Commercial Mortgage Securities LLC is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a limited liability company formed in the State of Delaware on March 17, 2021 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 151 West 42nd Street, New York, NY 10036. Its telephone number is 212-885-4000.

The Depositor is a wholly-owned subsidiary of BMO Financial, an affiliate of BMO, a Sponsor and an Originator, and an affiliate of BMO Capital Markets Corp., one of the underwriters. BMO Financial is a wholly-owned subsidiary of the Bank of Montreal.

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The Depositor was formed for the purposes of engaging in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor expects to generally acquire the commercial and multifamily mortgage loans from BMO or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, BMO 2023-C4 Mortgage Trust, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee and the Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

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The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee and the Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as Trustee and Certificate Administrator under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.093 billion (USD) in assets as of June 30, 2022. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer such roles, duties, rights, and liabilities to Computershare Trust Company in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee related services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2022, Computershare Trust Company was acting in

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some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 457 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $239 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Issuing Entity and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2022, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1188 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $695 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator or Trustee is required to maintain pursuant to the Pooling and Servicing Agreement will be established and maintained with one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Computershare Trust Company is acting as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2022, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 387,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on each Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

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Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any Certificates issued by the Issuing Entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire Certificates issued by the Issuing Entity, and in each such case will have the right to dispose of any such Certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The foregoing information set forth under this “—The Trustee and the Certificate Administrator” heading has been provided by Computershare.

For a description of any material affiliations, relationships and related transactions between the Trustee, the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be appointed to act as the initial master servicer and in this capacity will be responsible for the master servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be

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provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“DBRS Morningstar”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

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Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

As of September 30, 2022, Midland was master and primary servicing approximately 25,687 commercial and multifamily mortgage loans with a principal balance of approximately $644 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,807 of such loans, with a total principal balance of approximately $327 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

As of September 30, 2022, Midland was named the special servicer in approximately 414 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $163 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 172 assets with an outstanding principal balance of approximately $4.0 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

Portfolio Size –Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

If Midland were to be appointed as Special Servicer, Midland may enter into one or more arrangements with a Directing Holder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Loan Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the Special Servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

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From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between 3650 REIT and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to certain interim servicing agreements between Natixis and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Midland, the master servicer, is also (i) the master servicer of the 70 Hudson Street and WRS Retail Portfolio Whole Loans, which are serviced under the BBCMS 2022-C18 pooling and servicing agreement, (ii) the master servicer of the 800 Cesar Chavez and Triple Net Portfolio Whole Loans, which are serviced under the 3650R 2022-PF2 pooling and servicing agreement, (iii) the master servicer and special servicer of the Kingston Square Apartments Whole Loan, which is serviced under the BMO 2022-C3 pooling and servicing agreement, (iv) the master servicer of the Oak Ridge Office Park Whole Loan, which is serviced under the BBCMS 2022-C16 pooling and servicing agreement, (v) the master servicer of the PetSmart HQ Whole Loan, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement, and (vi) the master servicer of the IPG Portfolio Whole Loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement.

Midland is the Outside Servicer of the Rialto Industrial Whole Loan which is serviced under the pooling and servicing agreement for the BBCMS 2022-C18 securitization transaction (the “BBCMS 2022-C18 PSA”) until the related servicing shift date. After such servicing shift date, the Rialto Industrial Whole Loan will be serviced by a yet to be named master servicer and special servicer under a Future Outside Servicing Agreement.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance. The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained

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manual throughout the 2019 calendar year and errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer's rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, will initially be appointed to act as special servicer for the Mortgage Loans to be deposited into the issuing entity (other than any Non-Serviced Mortgage Loan (except as described in this prospectus) and any Excluded Special Servicer Loan) and any Serviced Companion Loan. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
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●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the pooling and servicing agreement, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 24 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 186 as of September 30, 2022. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
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●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion and
●	186 domestic commercial mortgage backed securitization pools as of September 30, 2022 with a then current face value in excess of $110.8 billion.

As of September 30, 2022, LNR Partners has resolved approximately $86.9 billion of U.S. commercial and multifamily loans over the past 24 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans during 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans during 2021, and approximately $2.4 billion of U.S. commercial and multifamily mortgage loans through September 30, 2022.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of September 30, 2022, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,868 assets across the United States with a then current face value of approximately $110.8 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the Certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These

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strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners' strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the certificates. Generally, LNR Partners' servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor (other than Starwood Mortgage Capital LLC), any originator (other than Starwood Mortgage Capital LLC) or any significant obligor. LNR also currently serves as the special servicer under the pooling and servicing agreement for the BBCMS

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2022-C16 securitization transaction (the “BBCMS 2022-C16 PSA”) which governs the servicing of the Oak Ridge Office Park Mortgage Loan.

Except for LNR Partners acting as special servicer for this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party - apart from this securitization transaction - between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the certificates.

In the commercial mortgage-backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners' appointment as special servicer under the applicable servicing agreement and limitations on such person's right to replace LNR Partners as the special servicer.

As of the Closing Date, neither LNR Partners nor any of its affiliates will retain any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, LNR Partners will be entitled special servicing fees and certain other fees and compensation as provided in the pooling and servicing agreement and with respect to the Oak Ridge Office Park Mortgage Loan, as provided in the BBCMS 2022-C16 PSA). However, LNR Partners or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth above under this sub-heading “—The Special Servicer” regarding LNR has been provided by LNR.

General

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. Certain terms of the Pooling and Servicing Agreement regarding the Special Servicer’s removal or replacement, are described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The Special Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Special Servicer’s liability under the Pooling and Servicing Agreement, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”.

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For a description of any material affiliations, relationships and related transactions between the Master Servicer, the Special Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Primary Servicer

Arbor Multifamily Lending, LLC

Arbor Multifamily Lending, LLC (“AML”), a Delaware limited liability company, will be appointed as the primary servicer (in such capacity, the “Primary Servicer”) with respect to seven (7) Mortgage Loans (13.0%) and the Latitude at South Portland Companion Loan pursuant to the AML Primary Servicing Agreement (as defined below). Such Mortgage Loans were originated by Arbor Private Label, LLC, an affiliate of AML, and acquired by Bank of Montreal, and Bank of Montreal is acting as Sponsor with respect to such Mortgage Loans.

AML is an indirect majority-owned subsidiary of Arbor Realty Trust, Inc., a Maryland corporation (“ART”). AML specializes in servicing commercial real estate loans. The principal office of AML is located at 375 Park Avenue, Suite 3000, New York, New York 10152, while the servicing operation is primarily located at 500 Colvin Woods Parkway, Suite 200, Tonawanda, New York 14150.

ART is a public real estate investment trust that, directly or indirectly through its direct and indirect subsidiaries, specializes in providing mezzanine financing, bridge loans, preferred equity capital and other structured real estate finance solutions. ART’s common stock is listed on the New York Stock Exchange and trades under the symbol “ABR.” ART files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document ART files with the SEC at the SEC’s Public Reference Room, 100 F Street, NE, Washington, D.C. 20549. You may obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC (http://www.sec.gov). Neither the documents that ART files with the SEC nor any of the information on, or accessible through, the SEC’s website, are part of, or incorporated by reference into, this prospectus.

Additionally, majority-owned subsidiaries of ART are, collectively, an FHA Mortgagee (1994) and Multifamily Accelerated Processing (MAP) lender (2000), an approved Ginnie Mae issuer (1996), an approved Freddie Mac lender (2014), and a member of Fannie Mae’s Delegated Underwriting and Servicing team (1995). ART and its majority-owned subsidiaries acquired these businesses in July 2016 from Arbor Commercial Mortgage, LLC (“Arbor Commercial Mortgage”), which is an affiliate of Arbor Private Label, LLC.

In addition, simultaneously with such acquisition, AML acquired all of the servicing employees that had worked for Arbor Commercial Mortgage, which had been servicing commercial and multi-family mortgage loans in excess of ten years. AML has been servicing commercial and multi-family mortgage loans since 2016. AML currently services a multi-billion dollar portfolio of over 4,000 commercial real estate loans for a multitude of investors, including those entities mentioned above, institutional entities, Wall Street firms, private mortgage holders and affiliates. Diverse in nature and scope, its nationwide serviced portfolio includes mezzanine financing, permanent loans, construction/funded forward products, REIT/securitized transaction loans and HUD-insured projects.

AML’s servicing system runs on the Enterprise! Loan Servicing Management System and reporting to master servicers, trustees and certificate administrators is in CREFC® format. The following table sets forth information about AML’s portfolio of serviced commercial and multi-family mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

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Commercial and Multi-family Mortgage Loans	As of 12/31/2017(1)	As of 12/31/2018	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 9/30/2022
By Approximate Number	3,497	3,928	4,228	4,660	4,982	4,844
By Approximate Aggregate Unpaid Principal Balance (in billions)	$18.86	$21.86	$24.92	$30.30	$39.84	$42.42

(1)	As of July 2016, AML assumed responsibility for Arbor Commercial Mortgage’s servicing of all loans held by third-party lenders and securitization entities.

In its servicing activities, AML utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows AML to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

AML is rated by Fitch, Inc. (“Fitch”) and Standard and Poor’s Ratings Services (“S&P”). AML’s servicer ratings by each of these agencies are outlined below, as follows:

	Fitch	S&P
Primary Servicer	CPS2	Above Average

AML servicing staff has demonstrated the ability to proactively manage its serviced portfolio through the variable fluctuations of real estate cycles. AML boasts significant dedicated commercial mortgage servicing experience. Ultimately, AML is responsible for proactive risk mitigation for the benefit of investors, security holders and for its own security and stability. It has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Comprised of asset management, operations and construction administration, the division assesses loan performance in the key areas of financial analysis/project operations, project condition, borrower commitment, tax and insurance administration and delinquency control. AML’s policies and procedures are updated periodically to keep pace with the changes in the industry. There have not been, during the past three years, any material changes to the policies or procedures of AML in the servicing function it will perform under the AML Primary Servicing Agreement for assets of the same type included in this securitization transaction. AML may perform any of its obligations under the AML Primary Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, AML will remain responsible for its duties under the AML Primary Servicing Agreement. AML may engage third-party vendors to provide technology or process efficiencies. AML monitors its third-party vendors in compliance with its internal procedures and applicable law. AML has entered into contracts with third-party vendors for the following functions:

●	tracking and reporting of flood zone changes;
●	legal representation;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and
●	Uniform Commercial Code searches and filings.

AML will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans it is servicing pursuant to the AML Primary Servicing Agreement. On occasion, AML has custody of certain of such documents as are necessary for enforcement actions involving such Mortgage Loans or otherwise. To the

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extent AML performs custodial functions as a servicer; documents will be maintained in a manner consistent with the Servicing Standard.

There are, to the actual current knowledge of AML, no special or unique factors of a material nature involved in the primary servicing of the particular types of assets included in the subject securitization, as compared to the types of assets primary serviced by AML in other commercial mortgage backed securitization pools generally, for which AML has developed processes and procedures which materially differ from the processes and procedures employed by AML in connection with its primary servicing of loans included in commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against AML or of which any of AML’s properties are the subject, that are material to the Certificateholders.

AML is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor, any originator (other than Arbor Private Label, LLC) or any significant obligor.

Except for AML acting as primary servicer for certain Mortgage Loans this securitization transaction, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between AML or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the special servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between AML or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the special servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the certificates.

Neither AML nor any of its affiliates will, as of the Closing Date, hold any certificates issued by the Trust or any other economic interest in this securitization (although for the avoidance of doubt, AML will be entitled to primary servicing fees and certain other fees and compensation as provided in the AML Primary Servicing Agreement and described below). However, AML or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth above under this heading “—Significant Primary Servicer” has been provided by Arbor Multifamily Lending, LLC.

Summary of Arbor Multifamily Lending, LLC Primary Servicing Agreement

General. AML has acquired the right to be appointed as the primary servicer of certain Mortgage Loans originated by Arbor Private Label, LLC (the “AML Primary Serviced Mortgage Loans”). Accordingly, Midland, as master servicer, and AML, as primary servicer, will enter into a primary servicing agreement, dated as of the date of the Pooling and Servicing Agreement (the “AML Primary Servicing Agreement”). The primary servicing of the AML Primary Serviced Mortgage Loans will be governed by the AML Primary Servicing Agreement. The following summary describes certain provisions of the AML Primary Servicing Agreement relating to the primary servicing and administration of the AML Primary Serviced Mortgage Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the AML Primary Servicing Agreement.

Summary of Duties. With respect to the AML Primary Serviced Mortgage Loans, AML, as primary servicer, will be responsible for performing the primary servicing of the AML Primary Serviced Mortgage Loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

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●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the Master Servicer;
●	within 5 business days of discovery or notice of a document defect or breach, notifying the Master Servicer in writing of any discovered document defect or breach of a mortgage loan representation;
●	collecting monthly payments and escrow and reserve payments and maintaining a segregated primary servicer collection account and applicable escrow and reserve accounts to hold such collections;
●	remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments and payments in the nature of additional servicing compensation due to AML, as primary servicer;
●	preparing such reports, including a day one report, monthly remittance report and such other reports as reasonably requested by the Master Servicer from time to time;
●	collecting monthly and quarterly borrower reports, rent rolls and operating statements;
●	performing annual inspections of the related mortgaged property and providing inspection reports to the Master Servicer;
●	monitoring borrower insurance obligations on such loans and related specially serviced loans and obtaining such property level insurance when the borrower fails to maintain such insurance;
●	maintaining errors and omissions insurance and an appropriate fidelity bond;
●	notifying the Master Servicer of any borrower requests or transactions that constitute Major Decisions or Special Servicer Decisions; provided, however, that AML will not approve or consummate any borrower request or transaction that constitutes a Major Decision or Special Servicer Decision without obtaining the prior written consent of the Master Servicer;
●	promptly notifying Master Servicer of any defaults under the AML Primary Serviced Mortgage Loans, collection issues or customer issues; provided that AML will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer;
●	the authorizing of any Special Servicing Transfer Events, subject to the consent of the Master Servicer; and
●	with respect to all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement which are not being performed by AML under the AML Primary Servicing Agreement, AML will reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

AML’s custodial responsibilities are limited to original letters of credit as long as it (i) has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion, or (ii) outsources such responsibility to a third party vendor satisfactory to the Master Servicer, who has a vault or other adequate safety procedures in place satisfactory to the Master Servicer, in its sole discretion.

AML will not take any action (whether or not authorized under the AML Primary Servicing Agreement) as to which the Master Servicer has advised AML in writing that it or the Trustee has received an Opinion of Counsel to the effect that an adverse REMIC event could occur with respect to such action. AML will fully cooperate with the Master Servicer in connection with avoiding (i) the imposition of a tax on any portion of the Trust Fund or (ii) the failure of any Trust REMIC to qualify as a REMIC.

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AML will also timely provide such certifications, reports and registered public accountant attestations required by the AML Primary Servicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement.

The Master Servicer and AML will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that AML is able to perform its obligations under the AML Primary Servicing Agreement and the Master Servicer is able to perform its supervisory authority over AML. AML will not communicate directly with the Special Servicer or any Rating Agency except in very limited circumstances set forth in the AML Primary Servicing Agreement.

AML will have no obligation to make any principal and interest advance or any servicing advances. AML will not make any Major Decisions or Special Servicer Decisions or take any other action requiring the approval of the Master Servicer under the AML Primary Servicing Agreement without the prior written approval of the Master Servicer. Without the written approval of the Master Servicer, AML will not waive any penalty charges in connection with any delinquent scheduled payment or balloon payment with respect to any AML Primary Serviced Mortgage Loan except any such waiver made in connection with the collection from the related borrower of amounts sufficient to repay all delinquent amounts as well as any outstanding advances made with respect to such AML Primary Serviced Mortgage Loan, as well as any interest on such advances made with respect to such AML Primary Serviced Mortgage Loan, as well as any interest on such advances which has been previously paid from the securitization trust or which has accrued with respect to such advances and is unpaid;

Such consent may be subject to: (a) the prior approval of the Special Servicer or any mezzanine loan lender, as applicable, if so required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which approval may be withheld in such person’s sole discretion, and (b) obtaining any Rating Agency Confirmation required under the Pooling and Servicing Agreement or the related Mortgage Loan documents, which confirmation may be withheld in such person’s sole discretion. The Master Servicer will request any such approvals or Rating Agency Confirmation.

Compensation. As compensation for its activities under the AML Primary Servicing Agreement, the primary servicing fee of 0.125% will be paid to AML only to the extent that the Master Servicer receives the Servicing Fee with respect to the AML Primary Serviced Mortgage Loans under the Pooling and Servicing Agreement. AML is not entitled to any Prepayment Interest Excess. AML will be entitled to such additional servicing compensation as set forth in the AML Primary Servicing Agreement. Generally, if received and the Master Servicer is entitled to retain such amounts under the Pooling and Servicing Agreement, AML will also be entitled to retain, with respect to the AML Primary Serviced Mortgage Loans, as additional primary servicing compensation (the “Additional Primary Servicing Compensation”), the following:

●	100% of the Master Servicer’s share of penalty charges to the extent AML is performing the related collection work and to the extent not required to offset (a) Advances and interest on Advances or (b) certain additional trust fund expenses incurred with respect to the AML Primary Serviced Mortgage Loans;
●	100% of amounts collected for checks returned for insufficient funds relating to the AML accounts, all charges for beneficiary statements to the extent such beneficiary statements were prepared by AML;
●	50% (100% in the event that Master Servicer’s consent is not required pursuant to the AML Primary Servicing Agreement) of the Master Servicer’s share of any assumption fees and assumption application fees;
●	50% (100% in the event that Master Servicer’s consent is not required pursuant to the AML Primary Servicing Agreement) of the Master Servicer’s share of any and all excess modification fees, waiver, consent and earnout fees, review fees and similar fees; and
●	subject to certain limitations set forth in the Pooling and Servicing Agreement, any interest or other income earned on deposits in the related accounts held by AML.
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With respect to the foregoing, Master Servicer will not be entitled to collect any review fees in addition to the fees that AML reasonably charges for its review.

AML will not be entitled to any Additional Primary Servicing Compensation in the form of fees earned with respect to the processing of any Major Decision or Special Servicer Decision performed by the Special Servicer; provided, however, if AML processes any Major Decision or Special Servicer Decision following approval of such decision by the Special Servicer, AML will be entitled to the applicable fee as described above. AML will not be entitled to any share of fees, including defeasance fees, with respect to defeasance requests.

AML will be required to promptly remit to the Master Servicer any amounts received from or on behalf of any borrower which AML is not entitled to retain. Except as otherwise provided, AML will pay all expenses incurred by it in connection with its servicing activities under the AML Primary Servicing Agreement.

Indemnification; Limitation of Liability. Neither AML nor any partners, directors, officers, shareholders, members, managers, employees or agents of AML (the “AML Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the AML Primary Servicing Agreement, or for errors in judgment. However, this will not protect the AML Parties against any liability which would be imposed by reason of any breach of its representations, warranties or covenants or representations made in the AML Primary Servicing Agreement or against any expense or liability specifically required to be borne by AML without right of reimbursement pursuant to the terms the AML Primary Servicing Agreement, or against any specific liability imposed on the AML pursuant to AML Primary Servicing Agreement, for a breach of accepted primary servicing practices as set forth in the AML Primary Servicing Agreement, excluding, however, any breach of the accepted primary servicing practices that arises solely due to a violation by the Master Servicer of the Servicing Standard as determined by a court of competent jurisdiction, or against any liability that would otherwise be imposed on AML by reason of its willful misconduct, bad faith, fraud or negligence in the performance of its obligations and duties under the AML Primary Servicing Agreement or by reason of its negligent disregard of its obligations and duties under the AML Primary Servicing Agreement. The AML Parties will be indemnified and held harmless by the Master Servicer against any and all claims, disputes, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the AML Primary Servicing Agreement (collectively, the “Losses“) incurred by AML by reason of (i) willful misconduct, bad faith, fraud or negligence in the performance of obligations and duties under the AML Primary Servicing Agreement or by reason of negligent disregard of obligations and duties under the AML Primary Servicing Agreement by the Master Servicer; (ii) any breach by the Master Servicer of a representation or warranty made by it in the AML Primary Servicing Agreement, or (iii) that may be imposed on, incurred by or asserted against it in connection with, related to, or arising out of, the AML Primary Servicing Agreement, the AML Primary Serviced Mortgage Loans, the transactions contemplated by the AML Primary Servicing Agreement, other than any Losses (A) that are specifically required to be borne by AML without right of reimbursement pursuant to the terms of the AML Primary Servicing Agreement or (B) incurred by reason of a breach of any representation or warranty by AML, or by reason of the willful misconduct, bad faith, fraud or negligence of AML in the performance of its respective obligations and duties under the AML Primary Servicing Agreement or negligent disregard of its respective obligations and duties under the AML Primary Servicing Agreement and the Master Servicer will reimburse such indemnified party for any reasonable out-of-pocket legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim, as such expenses are incurred; provided, however, that the indemnification under clause (iii) above will be strictly limited to any actual amount of indemnification received by the Master Servicer under the Pooling and Servicing Agreement as a result of pursuing the Trust on behalf of AML for such indemnification.

AML will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer by reason of (i) willful misconduct, bad faith, fraud or negligence by AML in the performance of its obligations and duties under the AML Primary Servicing Agreement or, if AML is a servicing function participant, under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties by AML; (ii) AML processing of any performing loan asset management request that does not require Master Servicer’s approval pursuant to the AML Primary Servicing Agreement or under the Pooling and Servicing Agreement or (iii) any breach by AML of a representation or warranty made by it under the AML Primary Servicing Agreement. AML will also indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers,

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employees or agents against any Losses incurred by the Master Servicer arising out of (i) a breach of AML’s obligation to provide any of the annual compliance statements or annual servicing criteria compliance reports or attestation reports pursuant to the AML Primary Servicing Agreement and, if AML is a servicing function participant, the Pooling and Servicing Agreement, (ii) any failure by AML to identify itself as a servicing function participant pursuant to the Pooling and Servicing Agreement, (iii) any failure by AML to comply with the obligations of a servicing function participant under the Pooling and Servicing Agreement or (iv) any deficient Exchange Act deliverable, and AML will reimburse such indemnified party such Losses.

Resignation. The AML Primary Servicing Agreement will generally provide that AML may not resign from the obligations and duties imposed on it under the AML Primary Servicing Agreement unless AML provides to the Master Servicer 60 days prior written notice of such resignation or such lesser notice as may be acceptable to the Master Servicer to enable the Master Servicer to assume all of AML’s rights, powers, duties and obligations under the AML Primary Servicing Agreement; provided, however, that only 15 days prior written notice will be required in connection with a resignation of AML as a result of the Master Servicer’s failure to consent to any matters set forth in the AML Primary Servicing Agreement.

Termination. The AML Primary Servicing Agreement will be terminated with respect to AML if any of the following occurs:

●	any failure by AML to remit to the primary servicer accounts or to the Master Servicer, any amount required to be so remitted by AML;
●	the Master Servicer elects to terminate AML following an AML Primary Servicer Termination Event (as defined below);
●	at the depositor’s request (to the extent the depositor has the right to request termination of AML under the Pooling and Servicing Agreement) pursuant to the final two bullets listed under AML Primary Servicer Termination Events below or the Pooling and Servicing Agreement;
●	upon resignation by AML;
●	in the event an AML Primary Serviced Mortgage Loan is substituted, defeased, purchased or repurchased pursuant to the Pooling and Servicing Agreement; or
●	if the Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the trustee, or a successor Master Servicer, then the trustee or such successor Master Servicer will, without act or deed on the part of the trustee or such successor Master Servicer, as applicable, succeed to all of the rights and obligations of the Master Servicer under the AML Primary Servicing Agreement.

“AML Primary Servicer Termination Event”, means any one of the following events:

●	any failure on the part of AML duly to observe or perform in any material respect any of the other covenants or obligations which continues unremedied for a period of 20 days (or (A) three (3) Business Days in the case of the sub-servicer’s obligations contemplated by the Pooling and Servicing Agreement or (B) 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the AML Primary Servicing Agreement or such shorter period (not less than 1 business day) as may be required to avoid the lapse of insurance) after the date on which written notice of such failure, requiring the same to be remedied, will have been given to AML by the Master servicer, provided, however, if such failure with a 20 day cure period is capable of being cured and AML is diligently pursuing such cure, such 20 day period will be extended for an additional 20 days (provided that AML has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure); provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;
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●	any breach on the part of AML of any representation or warranty contained in the AML Primary Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or Companion Loan Holders and which continues unremedied for a period of 20 days after the date on which notice of such breach, requiring the same to be remedied, will have been given to AML by the Master Servicer, provided, however, if such breach is capable of being cured and AML is diligently pursuing such cure, such 20 day period will be extended for an additional 20 days (provided that AML has commenced to cure such failure within the initial 20 day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, will have been entered against AML and such decree or order will have remained in force undischarged, undismissed or unstayed for a period of 45 days;
●	AML consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to AML, or of or relating to all or substantially all of its property;
●	AML consents in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations or takes any corporate action in furtherance of the foregoing;
●	Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of serviced companion loan securities or (B) placed one or more Classes of Certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of rating downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by Moody’s within 60 days of such rating action) and, in the case of either of clauses (A) or (B), publicly cited servicing concerns with the Master Servicer (because of actions of AML) or AML as the sole or a material factor in such rating action;
●	KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or one or more classes of serviced companion loan securities or (B) placed one or more Classes of Certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of rating downgrade or withdrawal (and in the case of clause (A) or (B), such action has not been withdrawn by KBRA within 60 days of such rating action) and, in the case of either of clauses (A) or (B), publicly cited servicing concerns with the Master Servicer (because of actions of AML) or AML as the sole or a material factor in such rating action;
●	AML ceases to have a rating of at least “CPS3” from Fitch as a primary servicer, and AML is not reinstated to that rating within 60 days;
●	a Servicer Termination Event by the Master Servicer under the Pooling and Servicing Agreement which Servicer Termination Event occurred as a result of the failure of AML to perform any obligation required under the AML Primary Servicing Agreement;
●	the failure of AML to comply with any of the requirements under AML Primary Servicing Agreement applicable to such AML, including the failure to deliver any reports or certificates at the time such reports or certifications are required under the AML Primary Servicing Agreement which continues unremedied for 5 days after the date on which written notice of such failure, requiring the same to be remedied will have been given to AML by the Master Servicer;
●	AML (or any subservicer of AML appointed pursuant to the AML Primary Servicing Agreement) fails to deliver (A) Exchange Act reporting items or similar items required to be delivered to the Master Servicer,
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the certificate administrator or the depositor under the Pooling and Servicing Agreement or under the AML Primary Servicing Agreement by the time required under the Primary Servicing Agreement or at least three (3) Business Days prior to the date for the related items specified in the Pooling and Servicing Agreement, or (B) to perform in any material respect any of its covenants or obligations contained in the AML Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items or similar items required for the Master Servicer to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting items required under any other pooling and servicing agreement that the depositor is a party to; or

●	AML (or any subservicer of AML appointed pursuant to the AML Primary Servicing Agreement) fails to perform in any material respect any of its covenants or obligations contained in the AML Primary Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items or similar items required for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting items or similar items required under any other pooling and servicing agreement that the depositor is a party to.

Notwithstanding the foregoing, upon any termination of AML, AML will be entitled to receive all accrued and unpaid primary servicing fees and additional primary servicing compensation through the date of termination and will cooperate fully with the Master Servicer to transition primary servicing of the AML Primary Serviced Mortgage Loans to the Master Servicer or its designee.

The foregoing information regarding the Primary Servicing Agreement set forth in this “—Summary of Arbor Multifamily Lending, LLC Primary Servicing Agreement” section has been provided by Arbor Multifamily Lending, LLC.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

3650 REIT Loan Servicing LLC

3650 REIT Loan Servicing LLC, a Delaware limited liability company (“3650 Servicing”), was appointed to act as the special servicer under each of (i) the 3650R 2021 – PF1 pooling and servicing agreement (the “PF1 PSA”), which governs the servicing and administration of the PetSmart HQ Whole Loan and (ii) the 3650R 2022 – PF2 pooling and servicing agreement (the “PF2 PSA”), which governs the servicing and administration of the Triple Net Portfolio Whole Loan and the 800 Cesar Chavez Whole Loan (collectively, with the PetSmart HQ Whole Loan, the “3650 Outside Serviced Whole Loans”). 3650 Servicing is an affiliate of 3650 REIT, a sponsor, a mortgage loan seller, and the holder of the companion loans for which the noteholder is identified as “3650 REIT” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In the capacity of special servicer of the PF1 PSA and PF2 PSA, as applicable, 3650 Servicing will be responsible for the servicing and administration of each applicable 3650 Outside Serviced Whole Loan if it becomes a Specially Serviced Loan and any related REO Property pursuant to the PF1 PSA or the PF2 PSA, as applicable.

3650 Servicing maintains its principal servicing office at 2977 McFarlane Road, Suite #300 Miami, FL 33133.

3650 Servicing has been engaged in the servicing of commercial mortgage loans since approximately 2017. 3650 Servicing currently has a commercial mortgage-backed securities special servicer rating of CSS2- by Fitch, and is also an approved Special Servicer by KBRA, Moody’s, S&P and DBRS Morningstar.

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3650 Servicing is an affiliate of 3650 REIT, a sponsor, a mortgage loan seller and the holder of the companion loans for which the noteholder is identified as “3650 REIT” in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes" under “Description of the Mortgage Pool—The Whole Loans—General”.

3650 REIT Holding Company LLC, together with its subsidiary 3650 Servicing, had approximately 61 employees as of December 31, 2022 and is headquartered in Miami with offices located in New York City, Los Angeles, Atlanta, Dallas and Nashville.

3650 Servicing has detailed operating policies and procedures which, pursuant to such policies and procedures are scheduled to be reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. 3650 Servicing has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by 3650 Servicing for any particular mortgage loan depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

3650 Servicing is subject to an annual external audit. Pursuant to 3650 Servicing’s policies and procedures the annual external audit occurred in September 2021.

3650 Servicing maintains a cloud-based surveillance and asset management system that contains performance information at the portfolio, loan and property levels on the various loans that it services, which system also has the capacity to aggregate performance information on any REO assets that it may service. Additionally, 3650 Servicing has a formal, documented disaster recovery and business continuity plan.

The table below sets forth information about 3650 Servicing’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the date indicated:

CMBS Transactions	As of 12/31/2022
Number of CMBS Transactions Named Special Servicer	12
Approximate Aggregate Unpaid Principal Balance(1)	$11.39 billion
Approximate Number of Specially Serviced Loans or REO Loans(2)	1
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Loans(2)	$14.0 million

(1)	Includes all commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer, regardless of whether such mortgage loans and related REO Loans are, as of the specified date, specially serviced by 3650 Servicing.
(2)	Includes only those commercial and multifamily mortgage loans and related REO Loans in 3650 Servicing’s portfolio for which 3650 Servicing is the named special servicer that are, as of the specified date, specially serviced by 3650 Servicing. Does not include any resolutions during the specified year.

In its capacity as the Outside Special Servicer for the 3650 Outside Serviced Whole Loans, 3650 Servicing will not have primary responsibility for custody services of original documents evidencing the 3650 Outside Serviced Whole Loans. 3650 Servicing may from time to time have custody of certain of such documents as necessary for enforcement actions involving the 3650 Outside Serviced Whole Loans or otherwise. To the extent that 3650 Servicing has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the PF1 PSA or the PF2 PSA, as applicable. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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3650 Servicing does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it anticipates acting as special servicer. In certain instances 3650 Servicing may have the right to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer. Generally, 3650 Servicing’s servicing functions under pooling and servicing agreements will not include collection on the pool assets, however 3650 Servicing will maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.

There are, to the actual current knowledge of 3650 Servicing, no special or unique factors of a material nature involved in special servicing the 3650 Outside Serviced Whole Loans as compared to the types of assets included in other commercial mortgage-backed securitization pools generally. 3650 Servicing’s processes and procedures with respect to the 3650 Outside Serviced Whole Loans will not materially differ from the processes and procedures to be employed by 3650 Servicing in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been any material changes to the policies or procedures of 3650 Servicing in the servicing function it will perform under the PF1 PSA or the PF2 PSA, as applicable, for the 3650 Outside Serviced Whole Loans since the update of such policies and procedures effective in December 2022. 3650 Servicing periodically reviews and revises its policies and procedures.

No securitization transaction in which 3650 Servicing was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of 3650 Servicing as special servicer, including as a result of a failure by 3650 Servicing to comply with the applicable servicing criteria in connection with any securitization transaction. 3650 Servicing has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. 3650 Servicing has not yet been required to make an advance with respect to any securitization transaction. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by 3650 Servicing in connection with any securitization in which 3650 Servicing was acting as special servicer.

3650 Servicing does not believe that its financial condition will have any adverse effect on the performance of its duties under the PF1 PSA or the PF2 PSA, as applicable, with respect to the 3650 Outside Serviced Whole Loans and, accordingly, 3650 Servicing believes that its financial condition will not have any material impact on the performance of the 3650 Outside Serviced Whole Loans.

From time to time 3650 Servicing may be a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. 3650 Servicing does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the 3650 Outside Serviced Whole Loans pursuant to the PF1 PSA or the PF2 PSA, as applicable. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against 3650 Servicing or of which any of its property is the subject, that are material to the Certificateholders.

3650 Servicing may occasionally engage consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to the 3650 Outside Serviced Whole Loans with the exception of possibly outsourcing some base servicing functions.

In the commercial mortgage-backed securitizations in which 3650 Servicing acts as special servicer, 3650 Servicing may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, 3650 Servicing’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace 3650 Servicing as the special servicer.

Except as described above and except with respect to any fees 3650 Servicer will receive in its capacity as the Outside Special Servicer for the 3650 Outside Serviced Whole Loans, neither 3650 Servicing nor any of its affiliates expects to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, 3650 Servicing or its affiliates may, in the future, own interests in certain other classes of certificates. Any

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such party will have the right to dispose of such certificates at any time. 3650 Servicing or an affiliate assisted 3650 REIT and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

Except as disclosed herein and except for 3650 Servicing acting as special servicer, there are no specific relationships that are material involving or relating to this transaction or the 3650 Outside Serviced Whole Loans between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years. In addition, other than as disclosed herein, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this transaction – between 3650 Servicing or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the certificates.

The foregoing information regarding 3650 Servicing set forth in this section entitled “—3650 REIT Loan Servicing LLC” has been provided by 3650 Servicing.

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is currently (a) the 70 Hudson Street Special Servicer and the special servicer with respect to the Rialto Industrial Whole Loan and the WRS Retail Portfolio Whole Loan under the BBCMS 2022-C18 PSA and (b) the special servicer with respect to the IPG Portfolio Whole Loan under the Benchmark 2022-B37 pooling and servicing agreement. For the purposes of this section, the BBCMS 2022-C18 PSA and the Benchmark 2022-B37 pooling and servicing agreement are collectively referred to as the “Rialto PSAs”.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2022, RCM was the sponsor of, and certain of its affiliates were investors in, eleven private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $14.4 billion of regulatory assets under management in the aggregate. Of the eleven Funds, eight are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of September 30, 2022, RCM has underwritten and purchased, primarily for the Funds, over $9.7 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 178 securitizations totaling approximately $185 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

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Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 278 employees as of September 30, 2022 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2022, RCA and its affiliates were actively special servicing approximately 376 portfolio loans (and REO properties) with an unpaid principal balance of approximately $8.33 billion (see footnote 2 to the chart below).

As of September 30, 2022, RCA is also performing special servicing for approximately 147 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,893 assets with an unpaid principal balance at securitization of approximately $146.5 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 9/30/2022
Number of CMBS Pools Named Special Servicer	120	129	140	147
Approximate Aggregate Unpaid Principal Balance(1)	$125.0 billion	$133.3 billion	$142.3 billion	$146.5 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	179	617	470	376
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$2.55 billion	$11.67 billion	$9.41 billion	$8.33 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer under the Rialto PSAs, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans

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or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the applicable servicing standards under the Rialto PSAs.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the securitization transactions under the Rialto PSAs, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the Rialto PSAs for assets of the same type included in such securitization transactions.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the Rialto PSAs and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the Certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Rialto PSAs. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. The CCRE4 trustee has not terminated the special servicer in response to the purported “Servicer Termination Event”, and has neither commenced an investigation nor indicated that it intends to pursue any claims related to the allegations. Nevertheless, on June 15, 2022, the Icahn Funds, without any other class of certificateholders joining, filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 trustee. RCA believes the claims are without merit, and intends to contest the claims vigorously as the case progresses. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf

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any of its duties with respect to the transactions contemplated by the Rialto PSAs with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with unaffiliated third parties entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of the entity that serves as the initial controlling class representative and initial directing certificateholder (or in a similar capacity), and as retaining third party purchaser, under each of the securitizations with respect to the Rialto PSAs, although, as disclosed in this prospectus, with respect to the 70 Hudson Street Whole Loan, John Hancock Life Insurance Company (U.S.A.) is the initial controlling note holder, and, with respect to the Rialto Industrial Whole Loan, such RCA affiliate is not the initial controlling note holder.

From time to time, RCA and/or its affiliates may purchase other securities, including Certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization.

RCA does not make any representations as to the validity or sufficiency of the Rialto PSAs (other than each being a valid obligation of RCA as special servicer), the Certificates, the 70 Hudson Street Whole Loan, the Rialto Industrial Whole Loan, the WRS Retail Portfolio Whole Loan, the IPG Portfolio Whole Loan, the properties securing the aforementioned Whole Loans, this prospectus (other than as to the accuracy of the foregoing information provided by RCA) or any related documents.

The foregoing information regarding RCA set forth in this section entitled “—Rialto Capital Advisors, LLC” has been provided by RCA.

The Operating Advisor and the Asset Representations Reviewer

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as the operating advisor (in such capacity, the “Operating Advisor”), under the Pooling and Servicing Agreement. Pentalpha Surveillance will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. The principal office of Pentalpha Surveillance is located at Two Greenwich Office Park, Greenwich, Connecticut 06831.

Pentalpha Surveillance is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors and agencies of the U.S. Government. Pentalpha Surveillance’s platform utilizes compliance checking software and has a team of industry operations specialists focused on loan origination and servicing oversight, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, derivative contract errors, litigation support, and expert testimony as well as other advisory assignments.

As of December 31, 2022, Pentalpha Surveillance was acting as operating advisor or trust advisor for approximately 270 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $241 billion. As of December 31, 2022, Pentalpha Surveillance was acting as asset representations reviewer for 112 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $106 billion.

Pentalpha Surveillance satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. Pentalpha Surveillance: (i) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with Pentalpha Surveillance as the sole or material factor in such rating action; (ii) (X) has been regularly engaged in the business of analyzing and

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advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (iii) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (iv) is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, trustee, certificate administrator, master servicer, or a special servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (v) has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the Special Servicer; and (vi) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that Pentalpha Surveillance, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, Pentalpha Surveillance believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

There are currently no legal proceedings pending against Pentalpha Surveillance, or to which any property of Pentalpha Surveillance is subject, that are material to the holders of the certificates, nor does Pentalpha Surveillance have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Pentalpha Surveillance has been provided by Pentalpha Surveillance.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

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Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) BMO, a Sponsor and an originator, and (ii) BMO Capital Markets Corp., one of the underwriters.

CREFI, a Sponsor and an originator, is an affiliate of Citigroup Global Markets Inc., one of the underwriters.

Natixis, a Sponsor and an originator, is an affiliate of Natixis Securities Americas LLC, one of the underwriters.

SMC, a mortgage loan seller, a sponsor and an originator, is an affiliate of LNR Partners, LLC, the special servicer for this securitization and the special servicer under the BBCMS 2022-C16 pooling and servicing agreement which governs the servicing of the Oak Ridge Office Park Whole Loan.

Midland, the master servicer, is also (i) the master servicer of the 70 Hudson Street and WRS Retail Portfolio Whole Loans, which are serviced under the BBCMS 2022-C18 pooling and servicing agreement, (ii) the master servicer of the 800 Cesar Chavez and Triple Net Portfolio Whole Loans, which are serviced under the 3650R 2022-PF2 pooling and servicing agreement, (iii) the master servicer and special servicer of the Kingston Square Apartments Whole Loan, which is serviced under the BMO 2022-C3 pooling and servicing agreement, (iv) the master servicer of the Oak Ridge Office Park Whole Loan, which is serviced under the BBCMS 2022-C16 pooling and servicing agreement, (v) the master servicer of the PetSmart HQ Whole Loan, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement, and (vi) the IPG Portfolio Whole Loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement.

Midland, the master servicer, is also the Outside Servicer of the Rialto Industrial Whole Loan which is serviced under the BBCMS 2022-C18 PSA until the related servicing shift date. After such servicing shift date, the Rialto Industrial Whole Loan will be serviced by a yet to be named master servicer and special servicer under a Future Outside Servicing Agreement.

LNR, the Special Servicer, is an affiliate of SMC, a Mortgage Loan Seller, a sponsor and an originator, and of LNR Securities Holdings LLC, the current directing certificateholder under the BBCMS 2022-C16 pooling and servicing agreement which governs the servicing of the Oak Ridge Office Park Whole Loan, and is also currently the special servicer under the BBCMS 2022-C16 PSA.

Computershare, the Trustee and the Certificate Administrator, is also (i) the Outside Trustee and Outside Certificate Administrator of the 70 Hudson Street, Rialto Industrial and WRS Retail Portfolio Whole Loans, which are serviced under the BBCMS 2022-C18 pooling and servicing agreement, (ii) the Outside Trustee and Outside Certificate Administrator of the 800 Cesar Chavez and Triple Net Portfolio Whole Loans, which are serviced under the 3650R 2022-PF2 pooling and servicing agreement, (iii) the Outside Trustee and Outside Certificate Administrator of the Kingston Square Apartments Whole Loan, which is serviced under the BMO 2022-C3 pooling and servicing agreement, (iv) the Outside Certificate Administrator of the Oak Ridge Office Park Whole Loan, which is serviced under the BBCMS 2022-C16 pooling and servicing agreement, (v) the agent on behalf of the certificate administrator and trustee of the PetSmart HQ Whole Loan, which is serviced under the 3650R 2021-PF1 pooling and servicing agreement, (vi) the Outside Certificate Administrator of the Park West Village Whole Loan, which is serviced under the BBCMS 2022-C17 pooling and servicing agreement, and (vii) the Outside Trustee and Outside Certificate Administrator of the IPG Portfolio Whole Loan, which is serviced under the Benchmark 2022-B37 pooling and servicing agreement.

Pentalpha Surveillance, the Operating Advisor and Asset Representations Reviewer, is the operating advisor and asset representations reviewer with respect to the IPG Portfolio Mortgage Loan which is currently being serviced under the Benchmark 2022-B37 pooling and servicing agreement.

Arbor Multifamily Lending, LLC, the primary servicer, is an affiliate of Arbor Private Label, LLC, an originator of certain Mortgage Loans to be sold by BMO to the Depositor.

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Warehouse Financing Arrangements

An affiliate of BMO has provided warehouse financing to GCMC (or an affiliate) for all of the Mortgage Loans originated by Greystone Servicing Company LLC that are being contributed to this securitization. The Cut-Off Date Balance of the GCMC Mortgage Loans that are subject to the related warehouse facility is equal to $42,000,000. Proceeds received by GCMC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from an affiliate of BMO, each of the GCMC Mortgage Loans subject to such warehouse facility, which Mortgage Loans will be transferred to the depositor free and clear of any liens.

Interim Servicing Arrangements

Pursuant to certain interim servicing arrangements between BMO, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, sixteen (16) of the Mortgage Loans (36.9%) (with an aggregate Cut-off Date Balance of approximately $289,932,162) to be contributed to this securitization by BMO.

Pursuant to certain interim servicing arrangements between Goldman Sachs Bank USA and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to 2 Mortgage Loans (6.6%) (with an aggregate Cut-off Date Balance of approximately $51,750,000) to be contributed to this securitization by BMO.

Pursuant to certain interim servicing arrangements between BMO, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to 2 Mortgage Loans (6.4%) (with an aggregate Cut-off Date Balance of approximately $50,000,000) to be contributed to this securitization by BMO.

Pursuant to certain interim servicing arrangements between CREFI, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, three (3) of the Mortgage Loans (6.9%) (with an aggregate Cut-off Date Balance of approximately $54,501,291.75) to be contributed to this securitization by CREFI.

3650 REIT Loan Servicing, LLC, acts or has acted as interim servicer with respect to the Mortgage Loans originated by its affiliate 3650 REIT (6.1%) (with an aggregate Cut-off Date Balance of approximately $47,650,000) and that will be contributed to this securitization transaction by 3650 REIT.

Pursuant to certain interim servicing arrangements between Natixis, a Sponsor and Originator, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, two (2) of the Mortgage Loans (5.9%) (with an aggregate Cut-off Date Balance of approximately $46,560,897) to be contributed to this securitization by Natixis.

Arbor Multifamily Lending, LLC, acts as interim sub-servicer with respect to the Mortgage Loans originated by its affiliate Arbor Private Label, LLC (13.0%) (with an aggregate Cut-off Date Balance of approximately $101,753,000) and that will be contributed to this securitization transaction by BMO.

Oceanview Life Annuity Company, a wholly-owned subsidiary of the parent of Oceanview, Oceanview U.S. Holdings Corp, acts as interim servicer with respect to the Mortgage Loans (5.9%) originated by Oceanview (with an aggregate Cut-Off Date Balance of approximately $46,062,500) and that will be contributed to this securitization by Oceanview.

Greystone Servicing Company LLC acts or has acted as interim servicer with respect to all of the Mortgage Loans it originated (5.3%) (with an aggregate Cut-Off Date Balance of approximately $42,000,000) and that will be contributed to this securitization transaction by GCMC.

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Interim and Other Custodial Arrangements

Pursuant to interim custodial agreements between Computershare and BMO, Computershare acts as interim custodian with respect to eighteen (18) of the BMO Mortgage Loans (43.3%).

Pursuant to interim custodial agreements between Computershare and CREFI, Computershare acts as interim custodian with respect to three (3) of the CREFI Mortgage Loans (6.9%).

Pursuant to interim custodial agreements between Computershare and GCMC (or an affiliate), Computershare acts as interim custodian with respect to all of the GCMC Mortgage Loans (5.3%).

Pursuant to interim custodial agreements between Computershare and LMF, Computershare acts as interim custodian with respect to the loan files for all of the LMF Mortgage Loans except the WRS Retail Portfolio Mortgage Loan.

Whole Loans and Mezzanine Loan Arrangements

BMO, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Park West Village Whole Loan, the Gilardian NYC Portfolio Whole Loan, the Orizon Aerostructures Whole Loan, the Latitude at South Portland Whole Loan, the Green Acres Whole Loan, the Great Lakes Crossing Outlets Whole Loan and the Stoney Creek Hotel Portfolio Whole Loan.

With respect to the 180-186 Cedar Street Mortgage Loan, Arbor Realty Mezz Holdings LLC, an affiliate of Arbor Private Label, LLC, an originator and an affiliate of the primary servicer of certain Mortgage Loans to be contributed by BMO, is the current holder of the related mezzanine loan.

CREFI, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the 575 Broadway Whole Loan.

AREF, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to the Rialto Industrial Whole Loan.

3650 REIT, a Sponsor and an originator, is the current holder of one or more Pari Passu Companion Loans relating to Triple Net Portfolio Whole Loan, the 800 Cesar Chavez Whole Loan and the PetSmart HQ Whole Loan.

Other Arrangements

Midland, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in this securitization transaction is expected to be retained pursuant to Regulation RR (12 CFR Part 244) (“Regulation RR”) which implements the Credit Risk Retention Rules, as follows:

●	Bank of Montreal, a Canadian chartered bank, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”);
●	The Retaining Sponsor is expected to satisfy its risk retention requirements under the Credit Risk Retention Rules by a third party purchaser (the “Retaining Third Party Purchaser”), which will be Sabal Strategic Opportunities L.P., a Delaware limited partnership, purchasing, on the Closing Date, and holding for its own account an “eligible horizontal residual interest” (as such term is defined in Regulation RR), consisting of all of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates (collectively, the “HRR Certificates” or the “RR Interest”), with an aggregate initial Certificate Balance of $73,603,870, and having an aggregate fair value equal to at least 5.0% of the fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). See “—HRR Certificates—The Retaining Third Party Purchaser” below for more information on the Retaining Third Party Purchaser.

The Retaining Sponsor and the Retaining Third Party Purchaser are collectively referred to herein as the “Retaining Parties”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties, the Retaining Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Retaining Parties, the Retaining Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

HRR Certificates

The Retaining Third Party Purchaser

Sabal Strategic Opportunities Fund, L.P. (“Sabal TPP”), a Delaware limited partnership, is expected, to (i) act as the initial Third Party Purchaser and (ii) retain the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR certificates.

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Sabal TPP was formed primarily to invest in junior tranches of commercial mortgaged-backed securities (“CMBS B-Piece Securities”). As of September 30, 2022, Sabal TPP has purchased three offerings of CMBS B-Piece Securities valued at more than $100 million. Sabal TPP is advised by Sabal Investment Holdings, LLC (“Sabal Holdings”). Sabal Holdings is an experienced commercial real estate debt investor. Certain senior members of Sabal Holdings’ real estate credit team have over 100 years of real estate experience as of September 30, 2022. Sabal Holdings has purchased approximately $1 billion in notional agency b-piece securities. Sabal Holdings is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third Party Purchaser and another party to this securitization, see “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” and “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans”.

Any review by the Retaining Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any Sponsor’s underwriting standards or any loan-level disclosure in this document. The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each Mortgage Loan consisting of a review of the Sponsors' underwriting standards, the collateral and expected cash flows. Such review was based on the Mortgage Loan files and information regarding the mortgage loans provided by or on behalf of the Sponsors. The Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the Sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third Party Purchaser's acceptance of a Mortgage Loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such Mortgage Loan or of the originator of such Mortgage Loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of Certificates. In addition, the Retaining Third Party Purchaser does not have any duties to the holders of any Class of Certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third Party Purchaser for having so acted.

If the Retaining Sponsor determines that the Retaining Third Party Purchaser or a successor third party purchaser no longer complies with one or more of the Credit Risk Retention Rules applicable to the Retaining Third Party Purchaser or such successor third party purchaser, the Retaining Sponsor will be required to promptly notify, or cause to be notified, the Certificateholders of such noncompliance.

Material Terms of the HRR Certificates

The Retaining Third Party Purchaser is expected to purchase the HRR Certificates, consisting of the Classes of Certificates identified in the table below, for cash on the Closing Date.

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Eligible Horizontal Residual Interest
Retained by Retaining Third Party Purchaser

Class of HRR Certificates	Expected Initial Certificate Balance(1)	Estimated Fair Value or Range of Fair Value (in % and $)(2)	Expected Purchase Price(3)
Class E-RR	$14,721,000 - $18,450,000	1.0532% - 1.2265% / $8,060,509 - $10,102,329	54.75517%
Class F-RR	$7,851,000	0.5219% - 0.5617% / $4,298,828	54.75517%
Class G-RR	$7,851,000	0.5219% - 0.5617% / $4,298,828	54.75517%
Class J-RR	$8,832,000	0.5871% - 0.6319% / $4,835,977	54.75517%
Class K-RR	$32,385,870	2.1489% - 2.3127% / $17,699,769	54.65275%

(1)	Includes the expected initial Certificate Balance of each Class of HRR Certificates that the Retaining Third Party Purchaser expects to purchase on the Closing Date.
(2)	The estimated range of fair value of each Class of the HRR Certificates (in each case expressed as a percentage of the fair value of all of the Certificates (other than the Class R Certificates), and expressed as a dollar amount), which Classes of HRR Certificates collectively would constitute the eligible horizontal residual interest retained by the Retaining Sponsor to meet the requirements of the Credit Risk Retention Rules with respect to this securitization. The fair value dollar amount of the HRR Certificates is not subject to a range, but is based on a targeted discount yield, and has been determined as described under “—Determination of Amount of Required Horizontal Credit Risk Retention”. The fair value of the Certificates (other than the HRR Certificates) is unknown and has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below. For a description of the manner in which the estimated fair value of the Certificates (other than the Class R certificates) was determined, see “—Determination of Amount of Required Horizontal Credit Risk Retention”.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each Class of HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third Party Purchaser is expected to fall within a range of approximately $39,193,911 - $41,235,731, excluding accrued interest.

The aggregate fair value of the HRR Certificates identified in the above table entitled “Eligible Horizontal Residual Interest Retained by Retaining Third Party Purchaser” is expected to fall within a range of approximately 5.0063% - 5.1212% of the aggregate fair value of all Certificates (other than the Class R Certificates) issued by the Issuing Entity.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of Regulation RR with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount falling within a range of approximately $38,266,620 - $41,184,047, representing 5% of the aggregate fair value, as of the Closing Date, of all of the Certificates (other than the Class R Certificates) issued by the Issuing Entity.

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, including principal and interest (other than any Excess Interest), net of specified servicing and administrative costs and expenses, will be allocated to the Classes of Certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Mortgage Loan losses will be allocated to the Principal Balance Certificates in ascending order (beginning with certain Principal Balance Certificates that are not being offered by this prospectus), in each case as set forth under “Description of the Certificates—Subordination; Allocation of Realized Losses”.

For a description of payment and other material terms of the Classes of HRR Certificates identified in the table above in this “—Material Terms of the HRR Certificates” section, see “Description of the Certificates” in this prospectus.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the swap yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates (the “Swap Priced Principal Balance Certificates”) are anticipated to be priced based on the swap yield curve, and the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates (the “Yield Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled

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principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Swap Priced Principal Balance Certificates and each Class of Yield Priced Certificates as described below. CMBS such as the Class X-A, Class X-B and Class X-D Certificates (solely for the purposes of this “Credit Risk Retention” section, the “Treasury Yield Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Swap Priced Principal Balance Certificates, the Treasury Yield Interest-Only Certificates and Yield Priced Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable Class of Certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated, i.e. variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular Class of Swap Priced Principal Balance Certificates, swap yields may widen in the direction of the high estimate provided, while credit spreads and/or prices move in the direction of the low estimate provided.

Swap Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Swap Priced Principal Balance Certificates would be over the course of this securitization transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Swap Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each Class of Swap Priced Principal Balance Certificates based on 0% CPR.

Swap Yield Curve

For an expected range of values at specified points along the swap yield curve, see the table below entitled “Range of Swap Yields for the Swap Priced Principal Balance Certificates”. The Retaining Sponsor utilized the assumed swap yield curve in the table below in determining the range of fair values of the Swap Priced Principal Balance Certificates. The actual swap yield curve that will be used as a basis for determining the price of the Swap Priced Principal Balance Certificates is not known at this time and differences in the swap yield curve will ultimately result in higher or lower fair value calculations. The Retaining Sponsor identified the range presented in the table below at each maturity on the swap yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the swap yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Swap Yields for the Swap Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Swap Yield	Base Case Swap Yield	High Estimate of Swap Yield
2Y	3.8142%	4.1651%	4.8953%
3Y	3.2259%	3.7032%	4.4537%
4Y	2.9475%	3.4581%	4.1998%
5Y	2.8013%	3.3187%	4.0353%
6Y	2.7173%	3.2441%	3.9151%
7Y	2.6702%	3.1994%	3.8251%
8Y	2.6480%	3.1729%	3.7569%
9Y	2.6443%	3.1611%	3.7055%
10Y	2.6507%	3.1585%	3.6662%

Based on the swap yield curve, the Retaining Sponsor will determine for each Class of Swap Priced Principal Balance Certificates the swap yield reflected on the swap yield curve (the “Swap Curve Interpolated Yield”) that corresponds to that Class’s weighted average life, by using a linear straight line interpolation (using the swap yield curve with 2, 3, 4, 5, 6, 7, 8, 9 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the swap yield curve.

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Credit Spread Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined the credit spread for each Class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	1.25%	1.35%	1.45%
Class A-2	1.30%	1.40%	1.50%
Class A-3	1.50%	1.60%	1.70%
Class A-4	1.48%	1.58%	1.68%
Class A-5	1.50%	1.60%	1.70%
Class A-SB	1.50%	1.60%	1.70%
Class A-S	2.00%	2.15%	2.30%
Class B	2.45%	2.65%	2.85%
Class C	4.00%	4.25%	4.50%
Class D	5.75%	6.00%	6.25%

Discount Yield Determination for Swap Priced Principal Balance Certificates

The discount yield (the “Discount Yield”) for each Class of Swap Priced Principal Balance Certificates is the sum of the Swap Curve Interpolated Yield for such Class and the related credit spread established at pricing. The Retaining Sponsor determined the Discount Yield for each Class of Swap Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related Class of Swap Priced Principal Balance Certificates as of the date of this prospectus. The actual Discount Yield for a particular Class of Swap Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current Discount Yield demanded by investors for similar CMBS will ultimately result in higher or lower fair values.

For an expected range of values for each Class of Swap Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Swap Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Swap Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Discount Yields for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.7283%	5.2514%	6.0931%
Class A-2	4.1503%	4.7655%	5.5905%
Class A-3	4.1936%	4.8216%	5.5699%
Class A-4	4.1259%	4.7405%	5.3759%
Class A-5	4.1489%	4.7592%	5.3772%
Class A-SB	4.1693%	4.7983%	5.5223%
Class A-S	4.6497%	5.3089%	5.9726%
Class B	5.1001%	5.8087%	6.5197%
Class C	6.6502%	7.4087%	8.1694%
Class D	8.4002%	9.1587%	9.9194%

Determination of Class Sizes for Swap Priced Principal Balance Certificates

The Retaining Sponsor was provided credit support levels for each Class of Principal Balance Certificates by each Rating Agency. A credit support level for a particular Class of Swap Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate principal balance of Swap Priced Principal Balance Certificates that would be required to be subordinate to that Class of Swap Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular Class of Principal Balance Certificates (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage a rating agency for particular Classes of Certificates, based in part on the credit support levels provided by that rating agency. See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balances of the Classes of Swap Priced Principal Balance Certificates were also based in part on anticipated investor demand for such Classes. The Certificate Balance for the Classes of Principal Balance Certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’s Constraining Level. For each other subordinate Class of Principal Balance Certificates, that Class’s Certificate Balance was determined by multiplying the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior Class of Principal Balance Certificates minus such subordinate Class’s Constraining Level.

Target Price Determination for Swap Priced Principal Balance Certificates

The Retaining Sponsor determined a target price (the “Target Price”) for each Class of Swap Priced Principal Balance Certificates (other than the Class D Certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that Class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Class D Certificates are expected to price based on a fixed interest rate. The Target Price that was utilized for each Class of Swap Priced Principal Balance Certificates (other than the Class D Certificates) is set forth in the table below. The Target Prices utilized by the Retaining Sponsor have not changed materially during the prior year.

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Target Prices for Swap Priced Principal Balance Certificates
Class of Swap Priced Principal Balance Certificates	Target Price
Class A-1	100.000%
Class A-2	103.000%
Class A-3	103.000%
Class A-4	101.000%
Class A-5	103.000%
Class A-SB	103.000%
Class A-S	103.000%
Class B	100.000%
Class C	100.000%

Determination of Assumed Certificate Coupon for Swap Priced Principal Balance Certificates

Based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates (other than, in the case of Target Price, the Class D Certificates, which are expected to accrue interest at an Assumed Certificate Coupon of 4.0000%), the Retaining Sponsor determined the assumed certificate coupon (the “Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such Class of Certificates in order to achieve the related Target Price for that Class of Swap Priced Principal Balance Certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon for each Class of Swap Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates
Class of Certificates	Low Estimate of Assumed Certificate Coupons	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	4.7598%	5.2815%	5.8636%(1)
Class A-2	4.8679%	5.4881%	5.8636%(1)
Class A-3	4.7170%	5.3487%	5.8636%(1)
Class A-4	4.2424%	4.8531%	5.4830%
Class A-5	4.5104%	5.1237%	5.5122%(2)
Class A-SB	4.6563%	5.2891%	5.8455%(3)
Class A-S	5.0098%	5.4335%(4)	5.8636%(1)
Class B	5.0721%	5.5316%(5)	5.8636%(1)
Class C	5.8636%(1)	5.8636%(1)	5.8636%(1)
Class D	4.0000%	4.0000%	4.0000%

(1)	Based on an assumed certificate coupon equal to the WAC Rate.
(2)	Based on an assumed certificate coupon equal to the WAC Rate less 0.35143%.
(3)	Based on an assumed certificate coupon equal to the WAC Rate less 0.01808%.
(4)	Based on an assumed certificate coupon equal to the WAC Rate less 0.43008%.
(5)	Based on an assumed certificate coupon equal to the WAC rate less 0.33200%.

Determination of Expected Price for Swap Priced Principal Balance Certificates

Based on interest payments using the Assumed Certificate Coupons for the Swap Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each Class of Swap Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Swap Priced Expected Price”) expressed as a percent of the Certificate Balance of that Class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the WAC Rate. The Retaining Sponsor determined the Swap Priced Expected Price for each Class of Swap Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and the Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Swap Priced Expected Price for a Class of Certificates will be, therefore, the low range of fair values of the Swap Priced Principal Balance Certificates will correspond to the high range of the estimate of

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potential Assumed Certificate Coupons and correspondingly, the high range of fair values of the Swap Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Treasury Yield Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% constant prepayment yield (“CPY”), the Retaining Sponsor calculated what the expected scheduled interest payments on each Class of Treasury Yield Interest-Only Certificates would be over the course of the transaction (for each Class of Treasury Yield Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related Class of Treasury Yield Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents assuming 100% CPY for the Classes of Treasury Yield Interest-Only Certificates and the Classes of Certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”.  On the basis of the periodic reduction in the Notional Amount of the Treasury Yield Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such Class of Treasury Yield Interest-Only Certificates based on 100% CPY. The “CPY” prepayment assumption assumes that each Mortgage Loan (or applicable portion thereof) experiences prepayments each month at a specified constant annual rate following any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium.

Determination of Treasury Yield Curve for Treasury Yield Interest-Only Certificates

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury Yield Interest-Only Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury Yield Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair market value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury Yield Interest-Only Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor's estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury Yield Interest-Only Certificates
Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
7Y	3.0487%	3.5174%	4.1954%
10Y	3.0637%	3.4760%	4.0426%

Based on the treasury yield curve, the Retaining Sponsor determined for each Class of Treasury Yield Interest-Only Certificates the yield reflected on the treasury yield curve (the “Yield Curve Interpolated Yield”) that corresponds to the weighted average life of the Class of Principal Balance Certificates that is a component of such Class of Treasury Yield Interest-Only Certificates by using a straight line interpolation (using treasury yield curves with 7 and 10 year maturities) if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination for Treasury Yield Interest-Only Certificates

The Retaining Sponsor determined the credit spread for each Class of Treasury Yield Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such Class of Treasury Yield Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular Class of Treasury Yield Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor's

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estimate of the largest percentage increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Certificates.

Range of Credit Spreads for the Treasury Yield Interest-Only Certificates
Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	2.75%	3.00%	3.25%
Class X-B	2.75%	3.00%	N/A(1)
Class X-D	5.00%	5.25%	5.50%

(1)	There is no expected cash flow at this scenario.

Discount Yield Determination for Treasury Yield Interest-Only Certificates

The Discount Yield for each Class of Treasury Yield Interest-Only Certificates is the sum of the Yield Curve Interpolated Yield for such Class and the related credit spread. For an expected range of values for each Class of Treasury Yield Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Treasury Yield Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below from the base case Discount Yield percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the discount yield for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury Yield Interest-Only Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

Range of Discount Yields for the Treasury Yield Interest-Only Certificates
Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	5.8020%	6.5084%	7.4120%
Class X-B	5.8116%	6.4817%	N/A(1)
Class X-D	8.0617%	8.7313%	9.5620%

(1)	There is no expected cash flow at this scenario.

Determination of Scheduled Certificate Interest Payments for Treasury Yield Interest-Only Certificates

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments in each scenario for each Class of Treasury Yield Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Treasury Yield Interest-Only Certificates is based.

Determination of Treasury Yield Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each Class of Treasury Yield Interest-Only Certificates, the Retaining Sponsor determined the price (the “Treasury Yield Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such Class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Treasury Yield Interest-Only Expected Price for each Class of Treasury Yield Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Treasury Yield Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a higher Treasury Yield Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Treasury Yield Interest-Only Certificates and therefore a lower Treasury Yield Interest-Only Expected Price.

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Yield Priced Certificates

Yield Priced Expected Price

The Yield Priced Certificates include each Class of HRR Certificates expected to be acquired by the Retaining Third Party Purchaser. The valuation of each Class of Yield Priced Certificates was based on the price that was either set forth in the bid letter that the Retaining Third Party Purchaser submitted to acquire the Yield Priced Certificates or otherwise agreed upon by the Retaining Third Party Purchaser and the Sponsors, which price is set forth under “—Material Terms of the HRR Certificates” above (the “Yield Priced Expected Price” and, together with the Swap Priced Expected Price and the Treasury Yield Interest-Only Expected Price, the “Expected Prices” or, each an “Expected Price”), and expressed as a percent of the Certificate Balance or Notional Amount of the subject Class. The Yield Price Expected Price was based on (i) a targeted discount yield to maturity of 15.17500% for each Class of HRR Certificates, (ii) the Modeling Assumptions, (iii) 0% CPR, (iv) Scheduled Certificate Principal Payments (if any) and (v) an initial Pass-Through Rate of the WAC Rate for each Class of HRR Certificates.

Determination of Class Sizes of Yield Priced Certificates

The Retaining Sponsor determined the initial Certificate Balance of each Class of HRR Certificates in the same manner described above in “—Determination of Class Sizes for Swap Priced Principal Balance Certificates”.

Calculation of Fair Value of all Certificates

Fair Value of Certificates

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value of each Class of Regular Certificates by multiplying the Expected Price by the related Certificate Balance or Notional Amount.  The Retaining Sponsor determined the range of fair values for each Class of Regular Certificates based on the low estimate and high estimate of Expected Prices.

Range of Estimated Fair Values

Based on the Expected Prices, the Retaining Sponsor determined the estimated fair value or range of fair values set forth in the table below for each Class of Certificates. For each of the “Base Case Fair Value”, the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)”, the Retaining Sponsor determined the estimated fair value of the related Class of Certificates by multiplying the relevant Expected Price by the initial Certificate Balance or Notional Amount, as applicable, of such Class of Certificates (or, in the case of the Class A-4 and Class A-5 Certificates, by the estimated initial Certificate Balance of the Class A-4 and Class A-5 Certificates).

Range of Estimated Fair Values

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$4,386,270	$4,402,999	$4,403,000
Class A-2	$165,701,939	$168,019,772	$168,019,778
Class A-3	$10,178,373	$10,219,655	$10,219,657
Class A-4(1)	$137,359,978	$137,359,902	$137,359,983
Class A-5(1)	$234,970,600	$234,970,763	$234,970,685
Class A-SB	$8,233,820	$8,233,818	$8,233,819
Class X-A(1)	$10,707,531	$30,548,839	$51,860,252
Class X-B	$0	$3,123,039	$8,669,289
Class X-D	$2,710,075	$2,537,784	$2,362,737
Class A-S	$76,505,316	$77,832,894	$77,832,953
Class B	$33,426,162	$34,347,955	$34,347,980
Class C	$28,867,420	$30,462,610	$32,166,505
Class D	$13,091,012	$12,525,402	$11,998,567
Class E-RR	$8,060,509	$9,135,353	$10,102,329
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Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class F-RR	$4,298,828	$4,298,828	$4,298,828
Class G-RR	$4,298,828	$4,298,828	$4,298,828
Class J-RR	$4,835,977	$4,835,977	$4,835,977
Class K-RR	$17,699,769	$17,699,769	$17,699,769

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-4 Certificates, the Class A-5 Certificates and the Class X-A Certificates is based on the Class A-4 Certificates having an initial Certificate Balance of $136,000,000, and the Class A-5 Certificates having an initial Certificate Balance of $228,127,000. However, the exact initial Certificate Balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. The initial Certificate Balance of the Class A-4 Certificates is expected to be within a range of $0 and $136,000,000, and the initial Certificate Balance of the Class A-5 Certificates is expected to be within a range of $228,127,000 and $364,127,000. The aggregate initial Certificate Balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $364,127,000, subject to a variance of plus or minus 5%. Alternatively, assuming that the Class A-4 Certificates have an initial Certificate Balance of $0, and the Class A-5 Certificates have an initial Certificate Balance of $364,127,000, the estimated fair values for the Class A-4 Certificates, the Class A-5 Certificates and the Class X-A Certificates will instead be as set forth in the following table:
Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-4	$0	$0	$0
Class A-5	$375,050,454	$375,050,541	$375,050,723
Class X-A	$8,042,547	$27,882,700	$49,183,452

The estimated range of fair value for the Regular Certificates is approximately $765,332,405 to $823,680,937.

Hedging, Transfer and Financing Restrictions

The HRR Certificates will be required to be subject to certain hedging, transfer and financing restrictions. The HRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the HRR Certificates for so long as the HRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement.

The Retaining Third Party Purchaser will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator”, “third party purchaser” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required.

These restrictions will include an agreement by the Retaining Third Party Purchaser not to transfer the HRR Certificates, except to a “majority-owned affiliate” or a “subsequent third party purchaser” (each as defined in, and in compliance with, the Credit Risk Retention Rules then in effect). In addition, the Retaining Third Party Purchaser will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules then in effect.

The Retaining Third Party Purchaser will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to this securitization transaction, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date, and (iii) two years after the Closing Date; provided that such restrictions may end on any earlier date on which all of the Mortgage Loans have been defeased in accordance with Rule 7(b)(8)(i) of Regulation RR.

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Operating Advisor

The Operating Advisor for the transaction is Pentalpha Surveillance LLC, a Delaware limited liability company. As described under “The Pooling and Servicing Agreement—Operating Advisor”, the Operating Advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Serviced Mortgage Loans:

●	review the actions of the Special Servicer with respect to Specially Serviced Loans to the extent described in this prospectus and required under the Pooling and Servicing Agreement;
●	review reports provided by the Special Servicer to the extent set forth in the Pooling and Servicing Agreement;
●	review for accuracy certain calculations made by the Special Servicer; and
●	issue an annual report (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Trigger Event occurred during the prior calendar year) generally setting forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans.

In addition, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and “—Operating Advisor—Replacement of the Special Servicer”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Special Servicer will be required to consult on a non-binding basis with the Operating Advisor with respect to certain Major Decisions in respect of the applicable Serviced Mortgage Loan(s) and/or related Companion Loan(s). The Operating Advisor will generally have no obligations or consultation rights as Operating Advisor under the Pooling and Servicing Agreement for this transaction with respect to any Outside Serviced Mortgage Loan or any related REO Property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. Furthermore, with respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

The Operating Advisor is required to be an Eligible Operating Advisor. For further information regarding the Operating Advisor, a description of how the Operating Advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the Pooling and Servicing Agreement with respect to the Operating Advisor, the Operating Advisor's compensation, and any material conflicts of interest or material potential conflicts of interest between the Operating Advisor and another party to this securitization transaction, see “Risk Factors—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation” and “—Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraph are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

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Representations and Warranties

BMO, LMF, SMC, AREF, Natixis, Oceanview and GCMC will make the representations and warranties identified on Annex E-1A, and CREFI and 3650 REIT will make the representations and warranties identified on Annex E-2A, subject to certain exceptions to such representations and warranties set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO, that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the LMF Mortgage Loans in this transaction, LMF determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain

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rating agency confirmation prior to taking an action related to such exception, a determination by LMF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by LMF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which LMF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable LMF Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the AREF Mortgage Loans in this transaction, AREF determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by AREF that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by AREF that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which AREF based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable AREF Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the 3650 REIT Mortgage Loans in this transaction, 3650 REIT determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by 3650 REIT that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by 3650 REIT that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which 3650 REIT based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable 3650 REIT Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Natixis Mortgage Loans in this transaction, Natixis determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves,

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title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Natixis that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Natixis that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Natixis based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Natixis Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the Oceanview Mortgage Loans in this transaction, Oceanview determined either that the risks associated with the matters giving rise to any exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Oceanview that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Oceanview that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Oceanview based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable Oceanview Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the GCMC Mortgage Loans in this transaction, GCMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GCMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GCMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GCMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

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Additional information regarding the applicable GCMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

At the time of its decision to include the SMC Mortgage Loans in this transaction, SMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-1B to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by SMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by SMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which SMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable SMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2023-C4 (the “Certificates”) will be issued on or about February 14, 2023 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

Upon initial issuance, the Certificates will consist of multiple classes (each, a “Class”) to be designated as set forth in the table under the heading “Certificate Summary”. Further, various groups of those Classes will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class R Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-B and Class X-D Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates
“Regular Certificates”:	The Senior Certificates and the Subordinate Certificates (i.e., the Certificates other than the Class R Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates)
“Residual Certificates”:	The Class R Certificates
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Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%, and further subject to any other applicable variance set forth in the footnotes to such table).

The “Certificate Balance” of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in March 2023. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in March 2023.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

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The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related Class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will, in general, equal the sum of the following amounts (without duplication):

(a)                         the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates);
(vi)	Excess Interest on the ARD Loans;
(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)                         if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the

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Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)                        all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)                         with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2024, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account;

(e)                         the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus; and

(f)                             with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and the Distribution Date occurring in March 2023 (if and to the extent not already included in clause (a) of this definition for the subject Distribution Date), the related Initial Interest Deposit Amount.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in March 2023, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

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Each Mortgage Loan Seller will be required to deliver to the Master Servicer on the Closing Date for deposit in the Collection Account, with respect to each of its Mortgage Loans that accrues interest on an Actual/360 Basis, a cash amount (the “Initial Interest Deposit Amount”) equal to two days of interest on the Cut-off Date Balance of such Mortgage Loan at the related Net Mortgage Rate.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-SB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-SB Scheduled Principal Balance”),
(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,
(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(vi)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and
(vii)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously

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allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

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Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, to the holders of the Class F-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR and Class F-RR Certificates have been reduced to zero, to the holders of the Class G-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class J-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR and Class G-RR Certificates have been reduced to zero, to the holders of the Class J-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class J-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Eighth, to the holders of the Class K-RR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Ninth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class J-RR Certificates have been reduced to zero, to the holders of the Class K-RR Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of

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such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Thirtieth, to the holders of the Class K-RR Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates and without regard to the Class A-SB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected Class of Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed Class of Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Principal Balance Certificates is so increased, the amount of unreimbursed Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Principal Balance Certificates for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a fixed rate per annum and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage, but no less than 0.000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-S, Class B and Class C Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date.

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The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2024 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2024, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date; and (iii) the related Net Mortgage Pass-Through Rate for the initial Distribution Date, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include the related Initial Interest Deposit Amount. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class

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on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a Class of Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and
(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

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The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan and/or Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with

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the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement, and otherwise as disclosed in this prospectus with respect to the related Subordinate Companion Loan.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

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Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated

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Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to holders of the Regular Certificates (excluding holders of the Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class X-A Certificates, (ii) the group (the “YM Group A-S/B/C") comprised of the Class A-S, Class B, Class C and Class X-B Certificates, (iii) the group (the “YM Group D”) comprised of the Class X-D and Class D Certificates, and (iv) the group (the “YM Group E-RR”, and the YM Group A, the YM Group A-S/B/C, the YM Group D and the YM Group E-RR, together, the “YM Groups”) comprised solely of the Class E-RR Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates in such YM Group, in the following manner: (i) each Class of Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal

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to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of a Class or Classes of Principal Balance Certificates, the Base Interest Fraction for the related principal prepayment and such Class of Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates (if any) in such YM Group. If there is more than one Class of Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E-RR Certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

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Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	March 2027
Class A-2	April 2028
Class A-3	August 2029
Class A-4	August 2032(1)
Class A-5	December 2032
Class A-SB	October 2031
Class X-A	December 2032
Class X-B	January 2033
Class A-S	December 2032
Class B	January 2033
Class C	January 2033

(1)	The range of Assumed Final Distribution Dates is based on the initial Certificate Balance of the Class A-4 Certificates ranging from $0 to $136,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in February 2056. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

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The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer and (3) with respect to any Outside Serviced Mortgage Loan, 0.000625%, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards) (a “Prohibited Prepayment”), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer.

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Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-SB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E-RR Certificates, the Class F-RR Certificates, the Class G-RR Certificates, the Class J-RR Certificates and the Class K-RR Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class J-RR Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The Certificate Administrator will be required to allocate any Realized Losses among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

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first, to the Class K-RR Certificates;

second, to the Class J-RR Certificates;

third, to the Class G-RR Certificates;

fourth, to the Class F-RR Certificates;

fifth, to the Class E-RR Certificates;

sixth, to the Class D Certificates;

seventh, to the Class C Certificates;

eighth, to the Class B Certificates; and

ninth, to the Class A-S Certificates.

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates ), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the

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beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or a Certificate Owner reasonably requests, to enable Certificateholders and Certificate Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing

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Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
(ii)	a CREFC® financial file;
(iii)	a CREFC® loan periodic update file;
(iv)	a CREFC® appraisal reduction amount template (to the extent received, or prepared pursuant to the Pooling and Servicing Agreement); and
(v)	a CREFC® Schedule AL file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)        Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending June 30, 2023, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List).

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2023, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above.

The Special Servicer will be required to deliver to the Master Servicer each CREFC® operating statement analysis report and the CREFC® net operating income adjustment worksheet prepared by the Special Servicer. Upon request, the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the CREFC® operating statement analysis reports and CREFC® net operating income adjustment worksheets prepared by the Master Servicer or received from the Special Servicer.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

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“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder or a Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing) or the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative or a Controlling Class Certificateholder, such person is or is not a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the Certificate Administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

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A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

“NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and

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CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC and DealView Technologies Ltd. pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
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(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;
●	any documents provided to the Certificate Administrator by the Master Servicer, the Special Servicer or the Depositor directing the Certificate Administrator to post to the “additional documents” tab; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	any notice provided to the Certificate Administrator by the Depositor, the Master Servicer or the Special Servicer directing the Certificate Administrator to post to the “special notices” tab;
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;
●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;
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●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event or an Operating Advisor Consultation Trigger Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
●	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders, Certificate Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any

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Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where

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(i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder or Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 866-846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

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The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “—Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party will be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and for such purposes references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1)       1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2)       in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such Class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

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Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

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Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg

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Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party

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a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BMO 2023-C4

with a copy to: trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the applicable Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”):

(i)                            (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)                          the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)                       the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)                       an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)                          an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)                        the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)                    originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)                  the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                     an original or copy of the related ground lease, if any, and any ground lessor estoppel;

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(x)                        an original or copy of the related loan agreement, if any;

(xi)                     an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)                   an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)               an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)                an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)                    if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)                 in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)             any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)          an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)               the original or copy of any related environmental insurance policy;

(xx)                 a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer);

(xxi)              copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof; and

(xxii)            in the case of the PetSmart HQ REMIC, a copy of the related REMIC declaration.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan

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Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of (i) Oceanview, also against Oceanview U.S. Holdings Corp., as guarantor of payment in connection with the repurchase and substitution obligations of Oceanview and (ii) in the case of GCMC, also against Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)        (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)       the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)      any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

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(iv)      final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      the related ground lease, if any, and any ground lessor estoppel;

(vii)     the related loan agreement, if any;

(viii)    the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)      the related lockbox agreement or cash management agreement, if any;

(x)        the environmental indemnity from the related borrower, if any;

(xi)      the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)     in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)    in the case of the PetSmart HQ REMIC, a copy of the related REMIC declaration;

(xv)     any mezzanine loan intercreditor agreement;

(xvi)    any related environmental insurance policy;

(xvii)   any related letter of credit and any related assignment thereof; and

(xviii)  any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

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(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

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Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus (in the case of BMO, AREF, Oceanview, Natixis, GCMC, LMF and SMC) and Annex E-2A (in the case of CREFI and 3650 REIT), subject to the related exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a re-underwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder in the affected Mortgage Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loans, a Material Breach or a Material Document Defect with respect to such Mortgage Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—
(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
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(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to (i) the Oceanview Mortgage Loans, Oceanview U.S. Holdings Corp. will guarantee payment in connection with the repurchase obligations of Oceanview under the related Mortgage Loan Purchase Agreement and (ii) with respect to the GCMC Mortgage Loans, Greystone Select Company II LLC will guarantee payment in connection with the repurchase obligations of GCMC under the related Mortgage Loan Purchase Agreement.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing the affected Mortgage Loan, or (if permitted) replacing the affected Mortgage Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (in the case of a Mortgage Loan, subject to the consent of the Controlling Class Representative if and for so long as the Controlling Class Representative is the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case, as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

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In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is not continuing, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case

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of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller

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provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (or, in the case of (i) an Oceanview Mortgage Loan, Oceanview U.S. Holdings Corp., as guarantor of payment in connection with the repurchase and substitution obligations of Oceanview or (ii) a GCMC Mortgage Loan, Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC), defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor (or, in the case of (i) an Oceanview Mortgage Loan, Oceanview U.S. Holdings Corp., as guarantor of payment in connection with the repurchase and substitution obligations of Oceanview or (ii) a GCMC Mortgage Loan, Greystone Select Company II LLC, as guarantor of payment in connection with the repurchase and substitution obligations of GCMC), will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of February 1, 2023 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Serviced Pari Passu Whole Loan or a Serviced AB Whole Loan, as applicable.
●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate
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Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.

●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan that is a Pari Passu Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that
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is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.

●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan or the Rialto Industrial Mortgage Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Companion Loan” means a Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

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Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan	Type of Whole Loan
70 Hudson Street	$36,000,000	4.6%	$84,000,000	$76,950,000	$196,950,000	Outside Serviced	Pari Passu-AB
Rialto Industrial	$35,000,000	4.5%	$146,000,000	N/A	$181,000,000	Outside Serviced	Pari Passu
Gilardian NYC Portfolio	$28,000,000	3.6%	$27,750,000	N/A	$55,750,000	Servicing Shift	Pari Passu
IPG Portfolio	$28,000,000	3.6%	$75,000,000	N/A	$103,000,000	Outside Serviced	Pari Passu
Latitude at South Portland	$27,000,000	3.4%	$28,192,000	N/A	$55,192,000	Servicing Shift	Pari Passu
Orizon Aerostructures	$27,000,000	3.4%	$34,095,000	N/A	$61,095,000	Servicing Shift	Pari Passu
Park West Village	$26,000,000	3.3%	$161,500,000	$177,500,000	$365,000,000	Outside Serviced	Pari Passu-AB
Green Acres	$26,000,000	3.3%	$344,000,000	N/A	$370,000,000	Servicing Shift	Pari Passu
575 Broadway	$25,951,292	3.3%	$101,210,038	N/A	$127,161,330	Servicing Shift	Pari Passu
Great Lakes Crossing Outlets	$25,750,000	3.3%	$154,250,000	N/A	$180,000,000	Servicing Shift	Pari Passu
WRS Retail Portfolio	$24,000,000	3.1%	$60,000,000	N/A	$84,000,000	Outside Serviced	Pari Passu
Triple Net Portfolio	$20,000,000	2.5%	$73,500,000	N/A	$93,500,000	Outside Serviced	Pari Passu
Stoney Creek Hotel Portfolio	$17,000,000	2.2%	$13,900,000	N/A	$30,900,000	Serviced	Pari Passu
800 Cesar Chavez	$15,000,000	1.9%	$23,000,000	N/A	$38,000,000	Outside Serviced	Pari Passu
Kingston Square Apartments	$14,000,000	1.8%	$37,000,000	N/A	$51,000,000	Outside Serviced	Pari Passu
PetSmart HQ	$12,650,000	1.6%	$55,350,000	N/A	$68,000,000	Outside Serviced	Pari Passu
Oak Ridge Office Park	$10,560,897	1.3%	$15,841,346	N/A	$26,402,243	Outside Serviced	Pari Passu

There are no Serviced AB Whole Loans or Serviced Pari Passu-AB Whole Loans related to this securitization transaction and, therefore, all references in this prospectus to such type(s) of whole loan(s) or any related terms should be disregarded.

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts

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are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the affected Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan. This cure, substitution or repurchase obligation (and, if applicable, such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy

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available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

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5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) 30 days after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a signed purchase agreement or a refinancing commitment reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the purchase agreement or the refinancing commitment; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

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(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

Notwithstanding the foregoing, for purposes of clauses (a) (but solely with respect to delinquent monthly debt service payments), (b), (e) and (g) above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a Servicing Transfer Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, a Servicing Transfer Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Servicing Transfer Event will be deemed to occur on the date of such borrower’s failure to comply.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special
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Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—

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Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)                        approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)                        approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)                         approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 125% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities actually known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)                         approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)                         agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)                             in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)                         in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(h)                         any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(i)                             any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

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(j)                             any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(k)                         any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit, in each case, held as “performance”, “earnout” or “holdback” escrows or reserves, including the funding or disbursement of any such amounts (i) with respect to any of the Mortgage Loans specifically identified in a schedule to the Pooling and Servicing Agreement, other than routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria is not required pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision) or (ii) that exceed, in the aggregate, as of the time of origination, 10% of the initial principal balance of the related Serviced Loan, regardless of whether such funding or disbursement may be characterized as routine or customary in nature, which holdbacks, escrows and reserves are identified on a schedule to the Pooling and Servicing Agreement;

(l)                             any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease; and

(m)                     approving any transfer of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (a) is allowed under the terms of the related mortgage loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the conditions to the transfer or assumption set forth in the related mortgage loan documents that do not include lender approval or the exercise of lender discretion, including a consent to transfer or assumption to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (b) does not involve incurring new mezzanine financing or a change in control of the borrower.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Special Servicer Decision described in sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the

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Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer or other applicable party under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received

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by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special

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Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and, solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master
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Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option (exercised in its sole discretion), make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;
●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and
●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made

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with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (first from principal collections and then from any other collections).

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or

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any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Certificateholders to the detriment of other Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account”.

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans, to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2024) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2024), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans.

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If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of a grantor trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest will be made from the Excess Interest Distribution Account. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated Realized Losses reimbursable to, the holders of the Regular Certificates on such Distribution Date. If the Certificate Administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Available Funds for the related Distribution Date) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the amount of the applicable insufficiency in such Available Funds. In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co Lender Agreement that are received by the Trust.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

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Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans an amount equal to the sum of (I) the applicable portions of Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual
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Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);

(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and
(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

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If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the issuing entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

(i)        to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)       (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)      to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto);

(iv)      following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset

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Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Special Servicer Decision (other than assumptions) processed by the Special Servicer or any Payment Accommodation processed by the Special Servicer), and will be 0% for Specially Serviced Loans, 0% for any Serviced Loan in respect of a Special Servicer Decision (other than assumptions) processed by the Special Servicer or a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent the amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

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The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all loan service transaction fees, Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced

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Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, loan service transaction fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed an amount equal to 0.30% of the Stated Principal Balance of such Serviced Loan (excluding attorneys’ fees and out-of-pocket third party expenses) (the “Payment Accommodation Fee Cap”) and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

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“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan

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again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

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“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Special Servicer Decision (other than assumptions) processed by the Special Servicer or any Payment Accommodation processed by the Special Servicer), will be 100% for Specially Serviced Loans and in respect of a Special Servicer Decision (other than assumptions) processed by the Special Servicer or a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed the Payment Accommodation Fee Cap and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related

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Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01093% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

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Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00202% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan, but excluding any REO Companion Loan related to any Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate”, with respect to any Mortgage Loan, is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

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Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00030% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to, with respect to each Delinquent Loan, (i) $15,000 multiplied by the number of Delinquent Loans subject to any Asset Review for Delinquent Loans with an unpaid principal balance of less than $20,000,000, (ii) $20,000 multiplied by the number of Delinquent Loans subject to any Asset Review for Delinquent Loans with an unpaid principal balance of greater than or equal to $20,000,000 but less than $40,000,000, (iii) $25,000 multiplied by the number of Delinquent Loans subject to any Asset Review for Delinquent Loans with an unpaid principal balance of greater than $40,000,000, plus (iv) $1,000 per Mortgaged Property for each Delinquent Loan subject to any Asset Review.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

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Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)		Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	–	a specified percentage (which may be 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Special Servicer Decision (other than assumptions) processed by the Special Servicer or any Payment Accommodation processed by the Special Servicer), and will be 0% for Specially Serviced Loans, 0% for any Serviced Mortgage Loan in respect of a Special Servicer Decision (other than assumptions) processed by the Special Servicer or a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 100% for any Serviced Mortgage Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	–	100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	–	100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
	–	100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	–	all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s) and certain reserve accounts	monthly
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
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Type/Recipient	Amount(1)		Frequency	Source of Funds
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.		upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	–	a specified percentage (which may be either 0% or 50% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Special Servicer Decision (other than assumptions) processed by the Special Servicer or a Payment Accommodation processed by the Special Servicer), will be 100% for Specially Serviced Loans and in respect of a Special Servicer Decision (other than assumptions) processed by the Special Servicer or a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and 0% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	–	100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	–	100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	–	100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	–	all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01093% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)		monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00202% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00030% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	With respect to each Delinquent Loan, (i) $15,000 multiplied by the number of Delinquent Loans subject to any Asset Review for Delinquent Loans with an unpaid principal balance of less than $20,000,000, (ii) $20,000 multiplied by the number of Delinquent Loans subject to any Asset Review for Delinquent Loans with an unpaid principal balance of greater than or equal to $20,000,000 but less than $40,000,000, (iii) $25,000 multiplied by the number of Delinquent Loans subject to any Asset Review for Delinquent Loans with an unpaid principal balance of greater than $40,000,000, plus (iv) $1,000 per Mortgaged Property for each Delinquent Loan subject to any Asset Review.	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate (subject, in the case of the Master Servicer, to a floor rate of 2.0% per annum), compounded annually	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Indemnification Expenses(3)(6)(7) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans. In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate) (each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.
(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject reimbursement and/or indemnification described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.

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With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
70 Hudson Street	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.00%	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Rialto Industrial	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan(3)	1.00%	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan(3)
Gilardian NYC Portfolio	0.00125%	0.25%(4)	1.00%(4)	1.00%(4)
IPG Portfolio	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.0% (of each collection (other than penalty charges) of interest and principal (other than any amount for which a liquidation fee would be paid)), subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Latitude at South Portland	0.00125%	0.25%(4)	1.00%(4)	1.00%(4)
Orizon Aerostructures	0.00125%	0.25%(4)	1.00%(4)	1.00%(4)
Park West Village	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0% (of each collection (other than penalty charges) of interest and principal (other than any amount for which a liquidation fee would be paid)), subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Green Acres	0.00125%	0.25%(4)	1.00%(4)	1.00%(4)
575 Broadway	0.00250%	0.25%(4)	1.00%(4)	1.00%(4)
Great Lakes Crossing Outlets	0.00125%	0.25%(4)	1.00%(4)	1.00%(4)
WRS Retail Portfolio	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.00%, subject to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
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Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate (per annum)	Outside Workout Fee Rate	Outside Liquidation Fee Rate
Triple Net Portfolio	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
800 Cesar Chavez	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Kingston Square Apartments	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
PetSmart HQ	0.05170%	0.25%, subject to a minimum monthly special servicing fee of $5,000 for the related Whole Loan	1.00%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.00%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Oak Ridge Office Park	0.00125%	0.25%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0% (of each collection (other than penalty charges) of interest and principal (other than any amount for which a liquidation fee would be paid)), subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan

(1)	Includes the servicing shift mortgage loans which, in each case, will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	Includes any applicable sub-servicing fee rate.
(3)	It is expected that the servicing of the Rialto Industrial Mortgage Loan will shift from the BBCMS 2022-C18 Pooling and Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, after which the outside special servicer fee rate, outside workout fee rate and outside liquidation fee rate will be such rates as are specified in the Future Outside Servicing Agreement governing the commercial mortgage securitization transaction to which the related Controlling Pari Passu Companion Loan is contributed.
(4)	The fees set forth are those specified in the related co-lender agreement as being permitted under the related future outside servicing agreement following the occurrence of the related shift in servicing. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

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first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

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(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or
(ii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or
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(iii)	the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, for purposes of the first two bullets of the definition of “Appraisal Reduction Event” above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction

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Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes an Appraisal Reduction Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, an Appraisal Reduction Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Appraisal Reduction Event will be deemed to occur on the date of such borrower’s failure to comply.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least ten (10) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A “Payment Accommodation” for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) means the entering into any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the Master Servicer (if the Master Servicer and Special Servicer agree that the Master Servicer will determine) or the Special Servicer in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents, that in each case (i) defers no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and (ii) requires full repayment of deferred payments, reserves and escrows by the earlier of (a) the date that is 21 months following the date of the Payment Accommodation for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and (b) the maturity date for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable).

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The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)        the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)        the excess of:

(i)            the sum of:

(A)        90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)        all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

(ii)         the sum as of the Due Date occurring in the month of the date of determination of:

(A)        to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)        all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)       all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the

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Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance will be reduced, which (to the extent of such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates then outstanding (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the

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Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer with respect to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates, then to the Class E-RR Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Collateral Deficiency Amounts will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class K-RR Certificates, then to the Class J-RR Certificates, then to the Class G-RR Certificates, then to the Class F-RR Certificates and then to the Class E-RR Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, any Class of Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

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With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class, or the occurrence of a Control Termination Event or an Operating Advisor Consultation Trigger Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such Class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and no Control Termination Event exists, and the rights of the Controlling Class will be exercised by the most subordinate Class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2024; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a

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Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date each year (commencing in 2024) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

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For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, any Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules).

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the

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Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders or any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their

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respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

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Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the

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servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

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(f)           Moody’s Investors Service, Inc. (“Moody’s”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)        Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by KBRA (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(h)        the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(i)            the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificates, or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the

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right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

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No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer only with respect to a Serviced Whole Loan with a Companion Loan held outside the Issuing Entity, by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)                                 with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)                                 pursuant to a vote of applicable Certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates; and

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(c)                                 at any time with respect to all Serviced Loans (as a collective matter), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans (as a collective whole), as applicable, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”.

“Certificateholder Quorum” means a quorum that (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least three (3) holders and/or beneficial owners that are not Risk Retention Affiliated with each other.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate (including any Risk Retention Affiliate) of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. The resigning Special Servicer will not have any liability for the actions or inactions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability

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incurred in connection with any legal action resulting from the actions or inactions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Certificates that are Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each such Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the Serviced Loans, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor

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will have the right to recommend the replacement of the Special Servicer with respect to the applicable Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all

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costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that at any time following the date that the Credit Risk Retention Rules are no longer applicable to this securitization transaction and there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination), and if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt or an issuer credit rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided, however, that the Trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s for so long as the Master Servicer or, if appointed pursuant to the Pooling and Servicing Agreement, the Trustee’s advancing agent, maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s), (B) a rating on its long-term senior unsecured debt or issuer credit rating of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch (provided, however, that the Trustee will be deemed to have met the eligibility requirements in this clause (B) for so long as (i) it has a long-term senior unsecured debt rating or long-term issuer credit rating of at least “BBB-” by Fitch and (ii) the Master Servicer or, if appointed pursuant to the Pooling and Servicing Agreement, the Trustee’s advancing agent, has a rating on its long-term senior unsecured debt of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch), and (C) a rating on its long-term senior unsecured debt or a long-term issuer credit rating of at least “BBB-” by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NRSROs which may include Moody’s and Fitch) or, in the case of any Rating Agency’s requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation. In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its long-term senior unsecured debt of at least “Baa3” by Moody’s or an issuer credit rating of “Baa3” by Moody’s (or in the case of any Rating Agency’s requirement set forth above in this sentence, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

In the event that either (a) (1) neither the Trustee nor the Master Servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (2) the Trustee submitted a request for a Rating Agency Confirmation but Fitch did not approve the Trustee via Rating Agency Confirmation to allow the Trustee to remain as Trustee on this transaction, or (b) (1) neither the Trustee nor the Master Servicer has a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long-term counterparty risk assessment rating of at least “A2(cr)” by Moody’s and (2) the Trustee submitted a request for a Rating Agency Confirmation but Moody’s did not approve the Trustee via Rating Agency Confirmation to allow the Trustee to remain as Trustee on this transaction, then the Trustee is required to either (i) resign immediately in the manner specified in the Pooling and Servicing Agreement or (ii) within 30 days after the Trustee has actual knowledge or received notice of such event, appoint an advancing agent that has (A) a rating on its long-term senior unsecured debt of at least “A” by Fitch or a short-term debt rating of at least “F1” by Fitch and (B) a rating on its long-term

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senior unsecured debt or an issuer credit rating of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s (or, in the case of any Rating Agency’s rating requirement set forth in clauses (A) or (B) above, such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation) to perform the Trustee’s obligation to make Advances as described under the heading“—Advances” above.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and

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Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)                                 to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)                                 to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)                                 to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)                                 to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)                                 to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)                                     to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)                                 to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

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Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of each Class of Certificates that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

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Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

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In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

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To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage, (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

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With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

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Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all

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information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates, or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of

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consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer; provided that, after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions). The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence), and following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

(A)                   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)                   any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, any Payment Accommodations, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)                   any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)                   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)                   any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required or permitted pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)                    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt (including mezzanine debt), other

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than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)                  any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $10,000,000, or (ii) the successor property manager is affiliated with the borrower;

(H)                   any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than any such acceptance as may be effected without the consent of the lender under the related loan agreement;

(I)                        any acceleration of a Serviced Loan following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(J)                      the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)                   any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(L)                     any release of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

(M)                  any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease at a mortgaged property if (A) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (I) 30% of the net rentable area of the improvements at the mortgaged property and (II) 30,000 square feet of the improvements at the mortgaged property and (B) such transaction either is not a routine leasing matter or such transaction relates to a specially serviced loan; provided, that if lender consent is not required for such transaction pursuant to the mortgage loan documents, such transaction will not constitute a major decision; and

(N)                   any determination of an Acceptable Insurance Default;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

As used in the definitions of “Special Servicer Decisions” and “Major Decisions”, “performance”, “earnout” or “holdback” escrows or reserves with respect to any Mortgage Loan refers to any escrow or reserve, the release of which is subject to the satisfaction of specifically identified financial or leasing conditions or the occurrence of a

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specifically identified event or otherwise requires or permits lender's discretion, in each case as provided in the related Mortgage Loan documents with respect to the related borrower or Mortgaged Property.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1), (i)(2) and (i)(3) in the definition of “Major Decision Reporting Package” in the form of an asset status report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Serviced Outside Controlled Whole Loan, and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”);

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, and/or (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative.

Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative or an Outside Controlling Note Holder, as applicable, is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

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Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be Sabal Strategic Opportunities Fund, L.P. or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Certificates will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of any Cumulative Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class E-RR will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

The “Control Eligible Certificates” will be any of the Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates.

A “Control Termination Event” will, with respect to any Mortgage Loan, either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative

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Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur with respect to any Mortgage Loan, when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts). With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or whole loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

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If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E-RR Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative

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set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E-RR Certificates until such time as either (x) the Class E-RR Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class E-RR Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E-RR Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E-RR Certificates that it transferred. Following any such transfer, and assuming that the Class E-RR Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E-RR Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and
●	the rights of the holder of more than 50% of the Class E-RR Certificates (by Certificate Balance), if the Class E-RR Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)                                may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)                                may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)                                does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

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(d)                                may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)                                will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, and (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) solely prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement; and
(iv)	solely after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor.

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, and/or (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Operating Advisor Consultation Trigger Event has occurred and is continuing, and (C) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, the Operating Advisor or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

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Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

The Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) upon the occurrence of certain events, will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) under certain circumstances, may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) as to any Specially Serviced Loan, prior to the occurrence and continuance of an Operating Advisor Consultation Trigger Event, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) as to any Serviced Loan, following the occurrence and

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during the continuance of an Operating Advisor Consultation Trigger Event (whether or not a Control Termination Event is continuing), simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if an Operating Advisor Consultation Trigger Event exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if an Operating Advisor Consultation Trigger Event exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if an Operating Advisor Consultation Trigger Event exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if an Operating Advisor Consultation Trigger Event exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when an Operating Advisor Consultation Trigger Event does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

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“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege) and (iv) any asset status report or Final Asset Status Report.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding Certificate Balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the HRR Certificates. With respect to Excluded Mortgage Loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor.

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The Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of an Operating Advisor Consultation Trigger Event, any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed an Operating Advisor Consultation Trigger Event, and the Operating Advisor may if, with respect to the prior calendar year, the Operating Advisor deems it appropriate in its sole discretion exercised in good faith, prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee, the Special Servicer and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor will be required to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans, and after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, with respect to Major Decisions on Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged

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Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement and (y) the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

If the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)                                any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)                                any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

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(c)                                any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)                                a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)                                 the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)                                    the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

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Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P Global Ratings (“S&P”)and/or DBRS, Inc. (“DBRS Morningstar”), but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, the Retaining Third Party Purchaser, any Consulting Party (other than the Operating Advisor) or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates), (v) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer and (vi) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of Certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

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Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless an Operating Advisor Consultation Trigger Event exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC for federal income tax purposes, result in the imposition of “prohibited

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transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 12.6% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. Notwithstanding the foregoing, a delinquency that would have existed but for a Payment Accommodation

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will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to prior pools of commercial mortgage loans for which BMO was a sponsor in a public offering of CMBS with a securitization closing date on or after October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor), the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between October 13, 2021 (which is the earliest securitization closing date for a public offering of CMBS as to which BMO was a sponsor) and December 31, 2022 was approximately 0.01%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
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(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

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In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)                                Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)                                 Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)                                Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time

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by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, the Retaining Third Party Purchaser or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

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Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
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●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner of a Certificate to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

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The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of

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clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

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If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in

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any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such

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second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)                   with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)                   with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;
(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade
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or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency; and

(z)                   with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class R Certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the certificate registrar or other location specified in the notice of termination.

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Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the

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Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements (which, in the case of the Rialto Industrial Mortgage Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, is the BBCMS 2022-C18 Pooling and Servicing Agreement) provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.
●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will be entitled to be reimbursed for
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any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)).

●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.
●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; provided, further, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan may waive its right to appoint a directing holder and exercise any of the directing holder’s rights which includes the right to replace the Park West Village Special Servicer; provided, further, that in the case of the Rialto Industrial Whole Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan until the applicable Controlling Pari Passu Companion Loan Securitization Date (without regard to the existence of the equivalent of a Control Termination Event).
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, (i) in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan, and (ii) in the case of the Rialto Industrial Whole Loan, such termination right will belong to the holder of the related Controlling Pari Passu Companion Loan until the applicable Controlling Pari Passu Companion Loan Securitization Date (without regard to the existence of the equivalent of a Control Termination Event).
●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class
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Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement; provided, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that if the Park West Village Whole Loan becomes a defaulted loan, then in connection with any sale of the Park West Village Companion Loan that is part of the BBCMS 2022-C17 CMBS transaction, the Park West Village Special Servicer will be required to sell the Park West Village Mortgage Loan, the related Pari Passu Companion Loans and the related Subordinate Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the Park West Village Co-Lender Agreement and the BBCMS 2022-C17 PSA, subject to the consent rights of the holders of Park West Village Note B-A and Park West Village Note B-B; provided further, that notwithstanding the foregoing, in the case of the Park West Village Whole Loan, the Park West Village Special Servicer is permitted to sell the Park West Village Mortgage Loan or the related Pari Passu Companion Loans separately from the Park West Village Subordinate Companion Loans if directed by the directing certificateholder for the certificates backed by such Park West Village Mortgage Loan or the related directing certificateholder or controlling class representative for the certificates backed by such Pari Passu Companion Loans.

●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan; provided further, that in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan may waive its right to appoint a directing holder and exercise any of the directing holder’s rights which include the right to approve or consult on the implementation of any asset status report and the taking of material servicing decisions; provided further, that in the case of the Rialto Industrial Whole Loan, such approval right will belong to the holder of the related Controlling Pari Passu Companion Loan until the applicable Controlling Pari Passu Companion Loan Securitization Date (without regard to the existence of the equivalent of a Control Termination Event or a Consultation Termination Event).
●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (a) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (b) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement; provided that in the case of the 70 Hudson Whole Loan, the Rialto Industrial Whole Loan and the WRS Retail Portfolio Whole Loan, the BBCMS
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2022-C18 PSA provides that the related Outside Servicer is required to perform an inspection (a) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $4,000,000 or more and (b) at least once every twenty-four (24) months with respect to any Outside Serviced Whole Loan with a stated principal balance of less than $4,000,000.

●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans; provided further, in the case of the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that the loan-specific controlling class representative for the certificates backed by the Park West Village Note B-A Subordinate Companion Loan will have the right to post cash or a letter of credit in respect of all or some portion of an appraisal reduction amount for purposes of the preventing the occurrence of a Park West Village Note B-A Control Appraisal Period.
●	With respect to the Park West Village Whole Loan, the BBCMS 2022-C17 PSA provides that in connection with a workout that results in an increase in the interest rates on the Park West Village Notes, the Park West Village Servicer is required to deposit additional amounts in excess of the amount of interest, principal and other amounts that were payable on such date under the original terms of the related mortgage loan agreement (without giving effect to such workout) into a reserve account. In the event that any Park West Village Note A or Park West Village Note B-A is in a securitization trust, the consent rights of any related Park West Village Note A Holders and the Park West Village Note B-A Subordinate Companion Loan Holder to increase the interest rates on the Park West Village Notes will
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be exercised by the Park West Village Special Servicer with the consent of the applicable directing certificateholder or controlling class representative appointed under the BBCMS 2022-C17 PSA (in the case of Park West Village Note A-1 or the Park West Village Note B-A) or the related special servicer for the non-lead securitization trust with the consent of the applicable non-lead securitization subordinate class representative appointed under the non-lead securitization pooling and servicing agreement (in the case of any other Park West Village Note A). See “The Whole Loans—The Park West Village Pari Passu-AB Whole Loan—Park West Village Excess Collections Reserve Account” above for more information.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. See “Description of the Mortgage Pool—The Whole Loans”.

Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable,
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under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or the Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, any such consultation rights will be exercised by the Special Servicer or the Controlling Class Representative, as applicable, jointly with the Operating Advisor (but, in the case of the Operating Advisor, only with respect to matters similar to Major Decisions); and provided further, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.
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●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from February 1, 2023, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses occur when the principal balance of a Mortgage Loan is reduced without an equal

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distribution to the applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans allocated to the Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period

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immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Principal Balance Certificates will be affected to the extent of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest

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rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-S, Class B and Class C Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A and Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

532

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)                                     each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)                                   there are no delinquencies or defaults;

(iii)                                scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)                                no prepayment premiums or yield maintenance charges are collected;

(v)                                   no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)                                no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)                             the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)                          there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)                               distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in March 2023;

(x)                                  the Certificates will be issued on February 14, 2023;

(xi)                                the Pass-Through Rate with respect to each Class of Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)                             the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of a 0% CPR scenario);

(xiii)                          all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)                          with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

(xv)                            the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)                         there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)                       with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

533

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of each Class of the Class A-4 and Class A-5 Certificates, the percentage of the related potential minimum and maximum initial Certificate Balances, respectively) of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	85%	85%	85%	85%	85%
February 15, 2025	69%	69%	69%	69%	69%
February 15, 2026	46%	46%	46%	46%	46%
February 15, 2027	5%	0%	0%	0%	0%
February 15, 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.57	2.50	2.50	2.50	2.50
First Principal Payment Date	March 2023	March 2023	March 2023	March 2023	March 2023
Last Principal Payment Date	March 2027	October 2026	September 2026	September 2026	September 2026

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	97%	94%	89%	78%
February 15, 2028	8%	8%	7%	6%	0%
February 15, 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.66	4.64	4.61	4.57	4.30
First Principal Payment Date	March 2027	October 2026	September 2026	September 2026	September 2026
Last Principal Payment Date	April 2028	April 2028	April 2028	April 2028	April 2028

534

Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	6.50	6.50	6.49	6.48	6.34
First Principal Payment Date	August 2029	June 2029	June 2029	June 2029	June 2029
Last Principal Payment Date	August 2029	August 2029	August 2029	August 2029	June 2029

Percentages of the Maximum Initial Certificate Balance ($136,000,000)(1)
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031	100%	100%	100%	100%	100%
February 15, 2032	93%	91%	89%	85%	50%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.25	9.23	9.20	9.18	9.02
First Principal Payment Date	October 2031	September 2031	September 2031	September 2031	June 2029
Last Principal Payment Date	August 2032	August 2032	August 2032	July 2032	April 2032

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

535

Percentages of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	0%	0%	0%	0%	0%
February 15, 2024	0%	0%	0%	0%	0%
February 15, 2025	0%	0%	0%	0%	0%
February 15, 2026	0%	0%	0%	0%	0%
February 15, 2027	0%	0%	0%	0%	0%
February 15, 2028	0%	0%	0%	0%	0%
February 15, 2029	0%	0%	0%	0%	0%
February 15, 2030	0%	0%	0%	0%	0%
February 15, 2031	0%	0%	0%	0%	0%
February 15, 2032	0%	0%	0%	0%	0%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	—	—	—	—	—
First Principal Payment Date	—	—	—	—	—
Last Principal Payment Date	—	—	—	—	—

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives, First Principal Payment Dates and Last Principal Payment Dates may be different than those shown above.

Percentages of the Maximum Initial Certificate Balance ($364,127,000)(1)
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031	100%	100%	100%	100%	100%
February 15, 2032	97%	97%	96%	94%	81%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.54	9.52	9.49	9.46	9.27
First Principal Payment Date	October 2031	September 2031	September 2031	September 2031	June 2029
Last Principal Payment Date	December 2032	December 2032	December 2032	November 2032	September 2032

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives and First Principal Payment Dates may be different than those shown above.

536

Percentages of the Minimum Initial Certificate Balance ($228,127,000)(1)
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031	100%	100%	100%	100%	100%
February 15, 2032	100%	100%	100%	100%	100%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.72	9.70	9.67	9.62	9.42
First Principal Payment Date	August 2032	August 2032	August 2032	July 2032	April 2032
Last Principal Payment Date	December 2032	December 2032	December 2032	November 2032	September 2032

(1)	The exact initial Certificate Balance of the Class A-5 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-5 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives and First Principal Payment Dates may be different than those shown above.

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	79%	79%	79%	79%	79%
February 15, 2030	52%	52%	52%	52%	52%
February 15, 2031	22%	22%	22%	22%	22%
February 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.04	7.04	7.04	7.04	7.05
First Principal Payment Date	April 2028	April 2028	April 2028	April 2028	April 2028
Last Principal Payment Date	October 2031	October 2031	October 2031	October 2031	November 2031

537

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031	100%	100%	100%	100%	100%
February 15, 2032	100%	100%	100%	100%	100%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.84	9.84	9.84	9.82	9.59
First Principal Payment Date	December 2032	December 2032	December 2032	November 2032	September 2032
Last Principal Payment Date	December 2032	December 2032	December 2032	December 2032	September 2032

 Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031	100%	100%	100%	100%	100%
February 15, 2032	100%	100%	100%	100%	100%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.88	9.84	9.84	9.59
First Principal Payment Date	December 2032	December 2032	December 2032	December 2032	September 2032
Last Principal Payment Date	January 2033	January 2033	January 2033	December 2032	September 2032

538

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
February 15, 2024	100%	100%	100%	100%	100%
February 15, 2025	100%	100%	100%	100%	100%
February 15, 2026	100%	100%	100%	100%	100%
February 15, 2027	100%	100%	100%	100%	100%
February 15, 2028	100%	100%	100%	100%	100%
February 15, 2029	100%	100%	100%	100%	100%
February 15, 2030	100%	100%	100%	100%	100%
February 15, 2031	100%	100%	100%	100%	100%
February 15, 2032	100%	100%	100%	100%	100%
February 15, 2033 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.86	9.59
First Principal Payment Date	January 2033	January 2033	January 2033	December 2032	September 2032
Last Principal Payment Date	January 2033	January 2033	January 2033	January 2033	September 2032

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

539

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

540

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums – otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, collectively, the “Trust REMICs”). In addition, the REMIC created pursuant to a REMIC declaration effective as of August 17, 2022 (the “PetSmart HQ REMIC”), holds the PetSmart HQ Mortgage Loan and other related assets and has issued two regular interests, a 55.8499% portion of one of which will be held by the Lower-Tier REMIC (the “PetSmart HQ REMIC Regular Interest”), and a single residual interest, which was contributed to another securitization. The Lower-Tier REMIC will hold the Mortgage Loans (including the PetSmart HQ REMIC Regular Interest, which is represented by the PetSmart HQ promissory note A-4, which will be included in the Issuing Entity) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C, Class X-B, Class X-D, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR and Class K-RR Certificates, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of the PetSmart HQ REMIC and each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide

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“reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

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If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income.

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The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class     Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided,

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that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class     Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required

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to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class     Certificates will be issued at a premium for federal income tax purposes.

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Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

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Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of certain Classes of Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

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Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the related REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, would reduce amounts available for distribution to Certificateholders.

The Special Servicer will be required to determine (and, in the case of the PetSmart HQ REMIC, it is expected that the related Outside Special Servicer will be required to determine) generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the PetSmart HQ REMIC, as applicable, to such tax.

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Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S.

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branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

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3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code. See “—Exempt Plans”, below.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA

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Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit

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plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgage-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

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Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of BMO Capital Markets Corp., Prohibited Transaction Exemption (“PTE”) 2006-07, 71 Federal Register 32134 (June 2, 2006), and a substantially identical prohibited transaction exemption to Citigroup Global Markets Inc., PTE 91-23 (April 18, 1991), each as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
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●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
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●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;
●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

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Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan, as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Unless an exemption applies or the transaction is not otherwise prohibited, Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in

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clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of PTCE 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

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Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

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New York. Eight (8) of the Mortgaged Properties (19.7%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

Florida. Seven (7) of the Mortgaged Properties (12.9%) are located in Florida.

Loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for 2 consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Issuance of a certificate of title is sometimes delayed beyond the 10-day period due to a backlog of foreclosure cases. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years

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of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
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2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid

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for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may

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be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these

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risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

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Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time

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after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
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●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions,

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once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

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The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the

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“ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

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Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

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Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum

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production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

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If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

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Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

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Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in

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interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

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Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.
586

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and/or Class A-SB Certificates. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-S, Class B and/or Class C Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

587

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each class of Offered Certificates set forth below.

Class	BMO Capital Markets Corp.	Citigroup Global Markets Inc.	Natixis Securities Americas LLC	Bancroft Capital, LLC	Drexel Hamilton, LLC
Class A-1	$	$	$	$	$
Class A-2	$	$	$	$	$
Class A-3	$	$	$	$	$
Class A-4	$	$	$	$	$
Class A-5	$	$	$	$	$
Class A-SB	$	$	$	$	$
Class X-A	$	$	$	$	$
Class X-B	$	$	$	$	$
Class A-S	$	$	$	$	$
Class B	$	$	$	$	$
Class C	$	$	$	$	$

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[___________].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from February 1, 2023, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

588

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Certificates). No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

BMO Capital Markets Corp., one of the underwriters, is an affiliate of (i) the Depositor, and (ii) BMO (a Sponsor and an originator). Citigroup Global Markets Inc., one of the underwriters, is an affiliate of CREFI (an originator, and a Sponsor). Natixis Securities Americas LLC, one of the underwriters, is an affiliate of Natixis (an originator and a Sponsor). See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”. BMO, CREFI and Natixis (or affiliates thereof) may each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and (iii) Natixis Securities Americas LLC, one of the underwriters and one of the co-lead managers for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage Loans, (ii) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, and (iii) the payment by the Depositor to Natixis, an affiliate of Natixis Securities Americas LLC, in its capacity as a Sponsor, of the purchase price for the Natixis Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of BMO Capital Markets Corp., Citigroup Global Markets Inc. and Natixis Securities Americas LLC has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

589

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 151 West 42nd Street, New York, New York 10036, by telephone at 212-885-4000 or by website at https://capitalmarkets.bmo.com/en/.

Where You Can Find More Information

The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-255934) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

590

Index of Certain Defined Terms

17g-5 Information Provider	408
1986 Act	546
2015 Budget Act	553
30/360 Basis	389
3650 Outside Serviced Whole Loans	354
3650 REIT	173, 299
3650 REIT Deal Team	300
3650 REIT Mortgage Loans	173, 299
3650 Servicing	354
70 Hudson Street Directing Holder	252
70 Hudson Street Intercreditor Agreement	248
70 Hudson Street Major Decision	252
70 Hudson Street Master Servicer	248
70 Hudson Street Mortgage Loan	248
70 Hudson Street Mortgaged Property	248
70 Hudson Street Note Holders	248
70 Hudson Street Pari Passu Companion Loans	248
70 Hudson Street Senior Note Holder	248
70 Hudson Street Senior Note Holders	248
70 Hudson Street Senior Notes	248
70 Hudson Street Sequential Pay Event	250
70 Hudson Street Special Servicer	248
70 Hudson Street Subordinate Loan	248
70 Hudson Street Subordinate Loan Control Appraisal Period	252
70 Hudson Street Subordinate Loan Holder	248
70 Hudson Street Threshold Event Collateral	252
70 Hudson Street Whole Loan	248
AB Modified Loan	468
AB Whole Loan	172
Accelerated Mezzanine Loan	496
Acceptable Insurance Default	431
Actual/360 Basis	224
Administrative Fee Rate	452
ADR	175
Advance Rate	437
Advances	436
Affirmative Asset Review Vote	509
Allocated Cut-off Date Loan Amount	175
AML	346
AML Primary Serviced Mortgage Loan	348
AML Primary Servicer Termination Event	352
AML Primary Servicing Agreement	348
Ancillary Fees	447
Annual Debt Service	176
Anticipated Repayment Date	225
Appraisal Reduction Amount	466
Appraisal Reduction Event	464
Appraised Value	176
Appraised-Out Class	469
Appraiser	467
Approved Exchange	18

Approximate Initial Credit Support	3
Arbor Commercial Mortgage	346
ARD	177
ARD Loan	225
AREF	173, 291
AREF Mortgage Loans	173, 291
AREF Review Team	297
ART	346
Assessment of Compliance	470
Asset Representations Reviewer	360
Asset Representations Reviewer Asset Review Fee	453
Asset Representations Reviewer Ongoing Fee	453
Asset Representations Reviewer Ongoing Fee Rate	453
Asset Representations Reviewer Termination Event	513
Asset Representations Reviewer Upfront Fee	453
Asset Review	510
Asset Review Notice	509
Asset Review Quorum	509
Asset Review Report	511
Asset Review Report Summary	511
Asset Review Standard	510
Asset Review Trigger	508
Asset Review Vote Election	509
Assumed Certificate Coupon	371
Assumed Final Distribution Date	396
Assumption Fees	447
Attestation Report	470
Available Funds	383
Balloon Balance	177
Bank Act	271
Bankruptcy Code	166
Base Interest Fraction	395
BBCMS 2022-C16 PSA	345
BBCMS 2022-C17 PSA	254
BBCMS 2022-C18 PSA	248, 340
BEA	200
BMO	173, 271
BMO Financial	271
BMO Harris	271
BMO Mortgage Loans	173, 271
Borrower Delayed Reimbursements	446
Borrower Party	496
B-Piece Buyer	142
CBE	539
CDIC	160
CDIC Act	160
CDTC	335
Certificate Owner	403
Certificateholder	403

591

Certificateholder Quorum	479
Certificateholder Repurchase Request	515
Certificates	3, 381
Class	381
Class A-SB Scheduled Principal Balance	385
Class X Certificates	3
Class X Certificates	381
Class X Strip Rate	389
Clearstream	410
Clearstream Participants	411
Closing Date	174, 381
CMBS	165, 320, 338
Code	544
Co-Lender Agreement	242
Collateral Deficiency Amount	468
Collection Account	440
Collection Period	384
Communication Request	413
Companion Loan	172
Companion Loan Holder	424
Companion Loan Rating Agency	476
Companion Note	239
Compensating Interest Payment	397
Computershare	335
Computershare Limited	335
Computershare Trust Company	335
Consent Fees	446
Consultation Election Notice	517
Consultation Requesting Certificateholder	517
Consultation Termination Event	496
Consulting Party	499
Control Eligible Certificates	495
Control Shift Note	242
Control Termination Event	495
Controlling Class	495
Controlling Class Certificateholder	495
Controlling Class Representative	495
Controlling Companion Loan	426
Controlling Note	239
Controlling Note Holder	239
Controlling Pari Passu Companion Loan	426
Controlling Pari Passu Companion Loan Securitization Date	426
Corrected Loan	431
Corresponding Principal Balance Certificates	3, 382
COVID-19	67
CPR	533
CREC	201
CRECs	199
Credit Risk Retention	365
Credit Risk Retention Rules	365
CREFC®	400
CREFC® Intellectual Property Royalty License Fee	452
CREFC® Intellectual Property Royalty License Fee Rate	452

CREFC® Reports	400
CREFI	173, 278
CREFI Mortgage Loans	173
Crossed Group	177
Cross-Over Date	388
CRR	167
CTS	335
Cumulative Appraisal Reduction Amount	468
Cure/Contest Period	511
Custodian	491
Cut-off Date	172
Cut-off Date Balance	172
Cut-off Date DSCR	178
Cut-off Date Loan-to-Value Ratio	177
Cut-off Date LTV Ratio	177
DBRS Morningstar	338, 506
DCP	200
Debt Service Coverage Ratio	178
Debt Yield on Underwritten NCF	178
Debt Yield on Underwritten Net Cash Flow	178
Debt Yield on Underwritten Net Operating Income	178
Debt Yield on Underwritten NOI	178
Defaulted Mortgage Loan	450
Defeasance Option	229
Defective Mortgage Loan	422
Definitive Certificate	410
Delegated Directive	16
Delinquent Loan	508
Depositaries	410
Depositor	174, 333
Determination Date	382
DHCR	97, 186
Diligence File	416
Directing Holder	494
Disclosable Special Servicer Fees	451
Discount Yield	369
Dispute Resolution Consultation	517
Dispute Resolution Cut-off Date	517
Dispute Resolution Requesting Holder	517
Distribution Account	440
Distribution Date	382
Distributor	14
Document Defect	416
Dodd-Frank Act	169
DSCR	178
DTC	410
Due Date	224, 384
Due Diligence Requirements	167
Due Period	384
EDGAR	590
EEA	15
Eligible Asset Representations Reviewer	512
Eligible Operating Advisor	506
Enforcing Party	517
Enforcing Servicer	516
Environmental Condition	580

592

ERISA	556
ERISA Plans	556
ESA	198
Escrow/Reserve Mitigating Circumstances	305, 319
EU	167
EU Due Diligence Requirements	167
EU Institutional Investor	167
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Retail Investor	15
EU Securitization Regulation	16, 167
Euroclear	410
Euroclear Participants	412
EUWA	13, 167
Excess Interest	225
Excess Interest Distribution Account	441
Excess Liquidation Proceeds	441
Excess Liquidation Proceeds Reserve Account	441
Excess Modification Fees	446
Excess Penalty Charges	447
Excess Prepayment Interest Shortfall	397
Exchange Act	270
Excluded Controlling Class Holder	406
Excluded Controlling Class Mortgage Loan	496
Excluded Information	407
Excluded Mortgage Loan	496
Excluded Mortgage Loan Special Servicer	479
Excluded Special Servicer	137
Excluded Special Servicer Information	407
Excluded Special Servicer Mortgage Loan	479
Exemption Rating Agency	559
Expected Price	374
Expected Prices	374
FATCA	554
FDIC	159
Federal Historic Tax Credits	223
FETL	18
FIEL	18
Final Asset Status Report	501
Final Dispute Resolution Election Notice	517
Final Recovery Determination	266
Financial Promotion Order	14
Fitch	347, 476
Form 8-K	270
FPO Persons	14
FSCMA	18
FSMA	13, 167
Funds	357
Future Outside Servicing Agreement	426
GCMC	173, 320
GCMC Deal Team	321
GCMC Mortgage Loans	173, 320
GCMC Originator	320
GSC	320
Hard Lockbox	179
Historic Tax Credits	223

HRECs	199
HRR Certificates	4, 365
HSTP Act	97
HUD	186
Indirect Participants	410
Initial Interest Deposit Amount	385
Initial Pool Balance	172
Initial Rate	225
Initial Requesting Certificateholder	515
In-Place Cash Management	179
Institutional Investor	18
Institutional Investors	167
Interest Accrual Amount	389
Interest Accrual Period	390
Interest Distribution Amount	389
Interest Reserve Account	440
Interest Shortfall	390
Interested Person	490
Interest-Only Certificates	381
Investment Company Act	1
Investor Certification	402
IPG	200
IRS	545
Issuing Entity	172
Japanese Retention Requirement	19
JFSA	19
JRR Rule	19
KBRA	476
Largest Tenant	179
Largest Tenant Lease Expiration	179
Lender Liability Act	580
Lennar	286, 357
Liquidation Fee	449
Liquidation Fee Rate	449
Liquidation Proceeds	449
LMF	173, 286
LMF Mortgage Loans	173, 286
LMF Review Team	290
LNR Partners	341
Loan Per Unit	179
Loss of Value Payment	420
Loss of Value Reserve Fund	441
Losses	351
Lower-Tier Regular Interests	544
Lower-Tier REMIC	544
Lower-Tier REMIC Distribution Account	440
LTV	323
LTV Ratio at Maturity/ARD	179
MAI	465
Major Decision	492
Major Decision Reporting Package	494
MAS	17
Master Servicer Remittance Date	435
Material Breach	419
Material Defect	419
Material Document Defect	416
Maturity Date/ARD Loan-to-Value Ratio	179

593

Maturity Date/ARD LTV Ratio	179
Midland	337
MIFID II	15
Modeling Assumptions	533
Modification Fees	446
Monthly Payment	384
Moody’s	476
Mortgage	172
Mortgage File	414
Mortgage Loan Purchase Agreement	414
Mortgage Loan Schedule	428
Mortgage Loan Sellers	173
Mortgage Loans	172
Mortgage Note	172
Mortgage Pool	172
Mortgage Rate	389
Mortgaged Property	172
Most Recent NOI	180
Natixis	173, 306
Natixis Mortgage Loans	173
Net Cash Flow	181
Net Mortgage Pass-Through Rate	389
Net Mortgage Rate	389
NFIP	113
NI 33-105	19
Non-Controlling Note	240
Non-Controlling Note Holders	240
Non-Offered Certificates	381
Nonrecoverable Advance	437
Non-Reduced Certificates	403
Non-U.S. Tax Person	554
Note Holder Purchase Option Notice	253
Notional Amount	382
NREC	306
NREC Deal Team	307
NREC Mortgage Loans	307
NRSRO	402, 564
NRSRO Certification	403
Occupancy	180
Occupancy Date	180
Oceanview	173, 312
Oceanview Deal Team	313
Oceanview Mortgage Loans	173, 312
Offered Certificates	381
OID Regulations	547
OLA	159
Operating Advisor	360
Operating Advisor Annual Report	503
Operating Advisor Consultation Trigger Event	376, 502
Operating Advisor Consulting Fee	452
Operating Advisor Fee	452
Operating Advisor Fee Rate	452
Operating Advisor Standard	500
Operating Advisor Termination Event	504
Original Balance	180
Outside Certificate Administrator	426

Outside Controlling Class Representative	426
Outside Controlling Note Holder	425, 494
Outside Custodian	426
Outside Depositor	426
Outside Operating Advisor	426
Outside Securitization	426
Outside Serviced Companion Loan	425
Outside Serviced Mortgage Loan	426
Outside Serviced Pari Passu Companion Loan	425
Outside Serviced Pari Passu Whole Loan	425
Outside Serviced Pari Passu-AB Whole Loan	425
Outside Serviced Subordinate Companion Loan	425
Outside Serviced Whole Loan	425
Outside Servicer	426
Outside Servicer Fee Rate	459
Outside Servicing Agreement	426
Outside Special Servicer	426
Outside Trustee	426
P&I Advance	435
PACE	129, 238
Pads	183
Pari Passu Companion Loan	172
Pari Passu Whole Loan	172
Pari Passu-AB Whole Loan	172
Park West Village A Notes	254
Park West Village Appraisal Reduction Amount	266
Park West Village Appraisal Reduction Event	266
Park West Village Appraised-Out Note	260
Park West Village Asset Representations Reviewer	255
Park West Village Borrower Restricted Party	260
Park West Village Certificate Administrator	255
Park West Village Co-Lender Agreement	254
Park West Village Control Appraisal Period	260
Park West Village Control Retention Period	260
Park West Village Controlling Note	258
Park West Village Controlling Noteholder	258
Park West Village Cumulative Appraisal Reduction Amount	267
Park West Village Excess Collections	257
Park West Village Excess Collections Reserve Account	269
Park West Village Excess Liquidation Proceeds	257
Park West Village Excess Liquidation Reference Amount	258
Park West Village Lead Securitization Noteholder	264
Park West Village Major Decision	260
Park West Village Mortgage Loan	254
Park West Village Non-Controlling Note	264

594

Park West Village Non-Controlling Note Holder	264
Park West Village Non-Controlling Note Subordinate Class Representative	264
Park West Village Note A Holder	254
Park West Village Note A Holders	254
Park West Village Note B-A	254
Park West Village Note B-A Consultation Termination Event	262
Park West Village Note B-A Control Appraisal Period	263
Park West Village Note B-A Subordinate Companion Loan	254
Park West Village Note B-A Subordinate Companion Loan Holder	254
Park West Village Note B-B	254
Park West Village Note B-B Consultation Termination Event	262
Park West Village Note B-B Control Appraisal Period	263
Park West Village Note B-B Subordinate Companion Loan	254
Park West Village Note B-B Subordinate Companion Loan Holder	254
Park West Village Note Rate	258
Park West Village Noteholder	264
Park West Village Noteholders	254
Park West Village Notes	254
Park West Village Operating Advisor	255
Park West Village Pari Passu Companion Loans	254
Park West Village Senior Notes	254
Park West Village Servicer	254
Park West Village Special Servicer	255
Park West Village Subordinate Companion Loan Holders	254
Park West Village Subordinate Companion Loans	254
Park West Village Subordinate Note Consultation Termination Event	264
Park West Village Subordinate Noteholders	258
Park West Village Trustee	255
Park West Village Whole Loan	254
Participants	410
Party in Interest	556
Pass-Through Rate	388
Payment Accommodation	465
Payment Accommodation Fee Cap	447
PCR	277, 285
Penalty Charges	446
Pentalpha Surveillance	360
Percentage Interest	383
Permitted Investments	383
Permitted Special Servicer/Affiliate Fees	451
PetSmart HQ REMIC	544
PetSmart HQ REMIC Regular Interest	174, 544
PF1 PSA	354

Phase 1	223
Phase 2	223
Phase II ESA	199
PILOT	132, 223
PIPs	110, 206
Plan Asset Regulations	557
PML	325
PNC Bank	340
Pooling and Servicing Agreement	424
PRC	17
Preliminary Dispute Resolution Election Notice	517
Prepayment Assumption	548
Prepayment Interest Excess	396
Prepayment Interest Shortfall	396
Prepayment Penalty Description	181
Prepayment Provision	181
Primary Servicer	346
Prime Rate	437
Principal Balance Certificates	3, 381
Principal Distribution Amount	390
Principal Shortfall	391
Privileged Information	502
Privileged Information Exception	502
Privileged Person	402
Professional Investors	17
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	436
Proposed Course of Action Notice	516
Prospectus	17
PTE	559
Qualification Criteria	291
Qualified Investor	15
Qualified Mortgage	416
Qualified Substitute Mortgage Loan	421
Rated Final Distribution Date	396
Rating Agencies	586
Rating Agency	586
Rating Agency Confirmation	521
Rating Agency Declination	521
RCA	357
RCM	357
RCRA	580
Realized Loss	398
REC	198
Record Date	382
Regular Certificates	381
Regular Interestholder	546
Regular Interests	544
Regulation AB	471
Regulation RR	365
Related Group	181
Relevant Persons	14
REMIC	544
REMIC Regulations	544
REO Account	441

595

REO Companion Loan	391
REO Loan	391
REO Mortgage Loan	391
REO Property	381
Repurchase Price	419
Repurchase Request	298, 515
Requesting Certificateholder	517
Requesting Holders	469
Requesting Investor	413
Requesting Party	519
Required Credit Risk Retention Percentage	365
Requirements	585
Residual Certificates	381
Resolution Failure	516
Resolved	516
Restricted Group	560
Restricted Party	502
Retaining Parties	365
Retaining Sponsor	365
Retaining Third Party Purchaser	365
Review Materials	509
Revised Rate	225
RevPAR	181
Rialto PSAs	357
Risk Retention Affiliate	471
Risk Retention Affiliated	471
Rooms	183
Rule 17g-5	403, 484
S&P	338, 347, 506
Scheduled Certificate Interest Payments	372
Scheduled Certificate Principal Payments	368
Scheduled Principal Distribution Amount	390
SEC	270
Section 8	186
Securities Act	471
Securitization Accounts	381
Securitization Regulations	167
SEL	318, 325
Senior Certificates	381
Serviced AB Whole Loan	424
Serviced Companion Loan	424
Serviced Companion Loan Holder	424
Serviced Companion Loan Securities	138, 476
Serviced Loans	424
Serviced Mortgage Loans	424
Serviced Outside Controlled Companion Loan	425
Serviced Outside Controlled Mortgage Loan	425
Serviced Outside Controlled Whole Loan	424
Serviced Pari Passu Companion Loan	424
Serviced Pari Passu Companion Loan Holder	424
Serviced Pari Passu Whole Loan	424
Serviced Subordinate Companion Loan	424
Serviced Subordinate Companion Loan Holder	424

Serviced Whole Loan	424
Servicer Termination Events	475
Servicing Fee	444
Servicing Fee Rate	444
Servicing Function Participant	471
Servicing Shift Companion Loan	426
Servicing Shift Mortgage Loan	426
Servicing Shift Whole Loan	426
Servicing Standard	429
Servicing Transfer Event	430
SFA	17
SFO	17
SMC	173, 328
SMC Mortgage Loans	173, 328
SMMEA	564
Soft Lockbox	181
Soft Springing Lockbox	181
Special Servicer Decision	433
Special Servicing Fee	447
Special Servicing Fee Rate	448
Specially Serviced Loan	430
Split Mortgage Loan	172
Sponsors	174, 271
Springing Cash Management	181
Springing Lockbox	181
Startup Day	544
Starwood	328
Starwood Review Team	328
State Historic Tax Credits	223
Stated Principal Balance	391
Stone Point	357
Structured Product	17
STWD	341
Subordinate Certificates	381
Subordinate Companion Loan	172
Sub-Servicing Agreement	435
Superintendent	160
Swap Curve Interpolated Yield	368
Swap Priced Expected Price	371
Swap Priced Principal Balance Certificates	367
Target Price	370
TCI Members	223
Termination Purchase Amount	522
Tests	510
Third Party Report	175
Threshold Collateral Issuer	258
Threshold Event Cash Collateral Account	266
Threshold Event Collateral	258
Threshold Event Cure	265
TIA	169
Trailing 12 NOI	180
Treasury Yield Interest-Only Certificates	368
Treasury Yield Interest-Only Expected Price	373
TRIPRA	115
Trust REMICs	544
Trustee/Certificate Administrator Fee	451

596

Trustee/Certificate Administrator Fee Rate	451
U.S. Tax Person	554
UK	13, 167
UK CRR	167
UK Due Diligence Requirements	167
UK Institutional Investor	167
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Regulation	16, 167
Underwriter Entities	136
Underwriter Exemption	559
Underwriting Agreement	588
Underwritten EGI	182
Underwritten Expenses	181
Underwritten NCF	181
Underwritten NCF DSCR	178
Underwritten Net Cash Flow	181
Underwritten Net Operating Income	182
Underwritten NOI	182
Underwritten Revenues	182
Units	183
Unscheduled Principal Distribution Amount	391
Unsolicited Information	510

Upper-Tier REMIC	544
Upper-Tier REMIC Distribution Account	440
UST	199
UW NCF DSCR	178
Volcker Rule	169
Voting Rights	409
WAC Rate	389
Walmart Parcel	196
WDNR	200
Weighted Average Mortgage Rate	183
Wells Fargo	335
Wells Fargo Bank	335
WFDTC	335
Whole Loan	172
Whole Loan Custodial Account	440
Withheld Amounts	440
Workout Fee	448
Workout Fee Rate	448
Workout-Delayed Reimbursement Amount	439
Yield Curve Interpolated Yield	372
Yield Priced Certificates	367
YM Group A	394
YM Group A-S/B/C	394
YM Group D	394
YM Group E-RR	394
YM Groups	394

597

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City
21.09	Property		1	255 Industrial Parkway	0.1%	4.2%					255 Industrial Parkway	Ithaca
21.10	Property		1	2801 North Earl Rudder Freeway	0.1%	4.2%					2801 North Earl Rudder Freeway	Bryan
21.11	Property		1	1200 North Maitlen Drive	0.1%	3.1%					1200 North Maitlen Drive	Cushing
21.12	Property		1	2022 West Townline Road	0.1%	2.0%					2022 West Townline Road	Peoria
21.13	Property		1	5450 Bishop Road	0.1%	2.0%					5450 Bishop Road	Geneva
21.14	Property		1	13210 Kingston Avenue	0.0%	1.1%					13210 Kingston Avenue	Chester
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	2.2%		BMO	BMO	NAP	NAP	Various	Various
22.01	Property		1	Stoney Creek Hotel St. Joseph	0.5%	21.2%					1201 North Woodbine Road	Saint Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City	0.4%	19.0%					300 3rd Street	Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia	0.4%	16.7%					2601 South Providence Road	Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	0.3%	12.0%					5291 Stoney Creek Court	Johnston
22.05	Property		1	Stoney Creek Inn Galena	0.2%	10.1%					940 Galena Square Drive	Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	0.2%	7.9%					101 18th Street	Moline
22.07	Property		1	Stoney Creek Hotel Peoria	0.2%	7.2%					101 Mariners Way	East Peoria
22.08	Property		1	Stoney Creek Inn Quincy	0.1%	5.9%					3809 Broadway Street	Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	2.1%	100.0%	LMF	LMF	Group B	NAP	10460 Southwest Village Parkway	Port St. Lucie
24	Loan	28	1	Walgreens Orlando Operations Center	2.0%	100.0%	AREF	AREF	NAP	NAP	8337 Southpark Circle	Orlando
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	2.0%		GCMC	GCMC	NAP	NAP	Various	Various
25.01	Property		1	Norton Commons	1.1%	53.4%					647-702 Commonwealth Drive	Norton
25.02	Property		1	Marketplace At Locust Grove	0.6%	30.3%					4959 Bill Gardner Parkway	Locust Grove
25.03	Property		1	Lexington Shopping Center	0.3%	16.3%					262-288 Lowes Boulevard	Lexington
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	1.9%	100.0%	3650 Real Estate Investment Trust 2 LLC	3650 REIT	NAP	NAP	630 and 640-800 Cesar Chavez	San Francisco
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	1.8%	100.0%	Arbor	BMO	NAP	NAP	180-186 Cedar Street	Paterson
28	Loan	12, 25	1	Kingston Square Apartments	1.8%	100.0%	BMO	BMO	Group C	NAP	7171 East Twin Oaks Drive	Indianapolis
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	1.6%	100.0%	LMF	LMF	Group B	NAP	8205 Lake Worth Road	Lake Worth
30	Loan	12, 13, 23	1	PetSmart HQ	1.6%	100.0%	3650 Real Estate Investment Trust 2 LLC	3650 REIT	NAP	NAP	19601 North 27th Avenue	Phoenix
31	Loan		1	Towneplace Suites Glendale	1.6%	100.0%	BMO	BMO	NAP	NAP	7271 North Zanjero Boulevard	Glendale
32	Loan	1, 10	1	Mountain Vista Apartments	1.4%	100.0%	Arbor	BMO	NAP	NAP	5757 Will Ruth Avenue	El Paso
33	Loan	6, 12, 19	2	Oak Ridge Office Park	1.3%		Natixis	Natixis	NAP	NAP	Various	Oak Ridge
33.01	Property		1	Oak Ridge Technical Center	1.0%	72.8%					1009, 1055, 1060, 1087, 1093, 1099 Commerce Park Drive	Oak Ridge
33.02	Property		1	Oak Ridge Corporate Center	0.4%	27.2%					151 Lafayette Drive	Oak Ridge
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	1.3%	100.0%	Arbor	BMO	Group C	NAP	320 North Lake Street, 5700-5712 Cypress Avenue and 5806 Cypress Avenue	Gary
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	1.1%	100.0%	Oceanview	Oceanview	NAP	NAP	1136 Crescent Avenue Northeast	Atlanta
36	Loan	5, 19	1	Hampton Inn Bowie	1.0%	100.0%	BMO	BMO	NAP	NAP	15202 Major Lansdale Boulevard	Bowie
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	0.9%	100.0%	SMC	SMC	NAP	NAP	151 NW 24th Street	Miami
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	0.9%	100.0%	Oceanview	Oceanview	Group D	NAP	2661 and 2669 Veterans Memorial Parkway	St. Charles
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	0.7%	100.0%	Arbor	BMO	NAP	NAP	1459 Northwest Wayne Place and 1394 South Marion Avenue	Lake City
40	Loan	1, 5, 10	1	Fox Creek Apartments	0.7%	100.0%	Arbor	BMO	NAP	NAP	1100 West 70th Street	Shreveport
41	Loan	16	1	Sunnybrook MHC	0.7%	100.0%	SMC	SMC	NAP	NAP	5975 Northeast Berwick Drive	Berwick
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	0.6%	100.0%	Oceanview	Oceanview	Group D	NAP	3800 West Broad Street	Columbus
43	Loan	25, 28	1	DPM - Saginaw, MI	0.6%	100.0%	Oceanview	Oceanview	Group D	NAP	4435 Bay Road	Saginaw
44	Loan	16, 27	1	Diamond Hill Lofts	0.5%	100.0%	GCMC	GCMC	NAP	NAP	1503 Grace Street	Lynchburg
45	Loan	6, 28	2	Southern Star NC Portfolio	0.5%		CREFI	CREFI	NAP	NAP	Various	Various
45.01	Property		1	Main Street Self Storage	0.2%	50.7%					238 and 242 East Main Street	Havelock
45.02	Property		1	Island Storage	0.2%	49.3%					53430 and 53460 North Carolina 12 Highway	Frisco
46	Loan		1	Whispering Lakes MHC	0.4%	100.0%	LMF	LMF	NAP	NAP	21 Lakefront Road	Ozark

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
								2	2			3			6, 7	6, 7
1	Loan	16, 24	1	70 Hudson Street	Hudson	NJ	07302	Office	CBD	2002	2018	431,281	SF	278.24	36,000,000	36,000,000
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	San Bernardino	CA	92376	Industrial	Warehouse/Distribution	1989	2020	1,106,124	SF	163.63	35,000,000	35,000,000
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	New York	NY	Various	Multifamily	High Rise	Various	NAP	153	Units	364,379.08	28,000,000	28,000,000
3.01	Property		1	237 East 34th Street	New York	NY	10016	Multifamily	High Rise	2015	NAP	105	Units		20,603,209	20,603,209
3.02	Property		1	114 West 86th Street	New York	NY	10024	Multifamily	High Rise	1928	NAP	48	Units		7,396,791	7,396,791
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	Harris	TX	77095	Multifamily	Garden	1998	2018	330	Units	84,848.48	28,000,000	28,000,000
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	Various	Various	Various	Industrial	Various	Various	Various	1,791,714	SF	57.49	28,000,000	28,000,000
5.01	Property		1	Eagle Springs	Pittsylvania	VA	24540	Industrial	Warehouse/Distribution	1987	2017	317,670	SF		5,726,782	5,726,782
5.02	Property		1	Danville	Pittsylvania	VA	24540	Industrial	Warehouse/Distribution	2004	NAP	316,507	SF		5,705,816	5,705,816
5.03	Property		1	Blythewood	Richland	SC	29016	Industrial	Manufacturing	1999	2014	350,563	SF		5,345,036	5,345,036
5.04	Property		1	Menasha	Winnebago	WI	54952	Industrial	Manufacturing	1920	2004	156,860	SF		2,610,559	2,610,559
5.05	Property		1	Tremonton	Box Elder	UT	84337	Industrial	Manufacturing	1997	NAP	118,503	SF		2,294,405	2,294,405
5.06	Property		1	Carbondale	Jackson	IL	62901	Industrial	Warehouse/Distribution	1995	NAP	193,730	SF		2,232,785	2,232,785
5.07	Property		1	Marysville	Saint Clair	MI	48040	Industrial	Manufacturing	1943	1987	233,264	SF		2,071,969	2,071,969
5.08	Property		1	Midland	Cabarrus	NC	28107	Industrial	Warehouse/Distribution	2016	NAP	104,617	SF		2,012,648	2,012,648
6	Loan	1, 10, 12	1	Latitude at South Portland	Cumberland	ME	04106	Multifamily	Mid Rise	2020-2021	NAP	256	Units	215,593.75	27,000,000	27,000,000
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	Various	Various	Various	Industrial	Manufacturing	Various	Various	785,000	SF	77.83	27,000,000	27,000,000
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	Neosho	KS	66720	Industrial	Manufacturing	1992, 2017, 2020	NAP	300,000	SF		10,391,305	10,391,305
7.02	Property		1	500 Industrial Road A, Grove, OK	Delaware	OK	74344	Industrial	Manufacturing	1969, 2001, 2011, 2014	2012, 2017, 2018	220,000	SF		7,608,695	7,608,695
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	Johnson	KS	66061	Industrial	Manufacturing	2016	NAP	205,000	SF		7,086,957	7,086,957
7.04	Property		1	615 W. Cherry Street, Chanute, KS	Neosho	KS	66720	Industrial	Manufacturing	1968	2023	60,000	SF		1,913,043	1,913,043
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	New York	NY	10025	Multifamily	High Rise	1950, 1958, 1963	2014	850	Units	220,588.24	26,000,000	26,000,000
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	Nassau	NY	11581	Retail	Regional Mall	1956, 2016	1982, 2006, 2007	2,081,286	SF	177.77	26,000,000	26,000,000
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	New York	NY	10012	Mixed Use	Retail/Office	1882	2015	176,648	SF	719.86	26,000,000	25,951,292
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	Various	Various	Various	Industrial	Warehouse/Distribution	Various	Various	644,842	SF	39.98	25,778,500	25,778,500
11.01	Property		1	1175 Early Drive	Clark	KY	40391	Industrial	Warehouse/Distribution	1975	1988	165,237	SF		5,010,780	5,010,780
11.02	Property		1	207 North Forest Hills School Road	Union	NC	28103	Industrial	Warehouse/Distribution	1972	2008	94,104	SF		3,684,397	3,684,397
11.03	Property		1	8450 Tanner Williams Road	Mobile	AL	36608	Industrial	Warehouse/Distribution	1968	2010	71,008	SF		3,291,395	3,291,395
11.04	Property		1	10992 Leadbetter Road	Hanover	VA	23005	Industrial	Warehouse/Distribution	1980	2012	36,312	SF		2,063,263	2,063,263
11.05	Property		1	8125 Tridon Drive	Rutherford	TN	37167	Industrial	Warehouse/Distribution	2001	2008	25,000	SF		1,866,761	1,866,761
11.06	Property		1	1789 Hock Avenue	Charleston	SC	29405	Industrial	Warehouse/Distribution	1979	NAP	25,577	SF		1,670,260	1,670,260
11.07	Property		1	222 Industrial Drive	Walker	GA	30707	Industrial	Warehouse/Distribution	1997	2007	36,300	SF		1,498,322	1,498,322
11.08	Property		1	701 McDowell Road	Randolph	NC	27205	Industrial	Warehouse/Distribution	1988, 2000, 2007	NAP	35,279	SF		1,105,319	1,105,319
11.09	Property		1	101 East Jefferson Avenue	Crittenden	AR	72301	Industrial	Warehouse/Distribution	1957, 1980, 1998, 2009	NAP	25,000	SF		994,787	994,787
11.10	Property		1	243 County Road 414	Craighead	AR	72404	Industrial	Warehouse/Distribution	1997	2001	24,600	SF		982,506	982,506
11.11	Property		1	4522 East State Highway 18	Mississippi	AR	72315	Industrial	Warehouse/Distribution	1999	NAP	22,025	SF		908,818	908,818
11.12	Property		1	344 Phillips 273 Road	Phillips	AR	72355	Industrial	Warehouse/Distribution	1996	NAP	26,000	SF		700,035	700,035
11.13	Property		1	120 East Blanchard Road	Florence	SC	29506	Industrial	Warehouse/Distribution	1989	2018	13,998	SF		638,629	638,629
11.14	Property		1	4518 West 21st Street	Tulsa	OK	74107	Industrial	Warehouse/Distribution	1976	2007	9,066	SF		417,565	417,565
11.15	Property		1	3701 Stagecoach Road	Jefferson	AR	72079	Industrial	Warehouse/Distribution	1996	NAP	10,000	SF		388,090	388,090
11.16	Property		1	2070 Highway 150	Jefferson	AL	35022	Industrial	Warehouse/Distribution	1987	2006	18,374	SF		356,158	356,158
11.17	Property		1	317-417 Crow Street	Union	NC	28112	Industrial	Warehouse/Distribution	1962, 1970	NAP	6,962	SF		201,415	201,415
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	Oakland	MI	48326	Retail	Outlet Center	1998	2010	1,128,332	SF	159.53	25,750,000	25,750,000
13	Loan	13, 25	1	315 5th Avenue	New York	NY	10016	Mixed Use	Office/Retail	1907	1995	52,500	SF	476.19	25,000,000	25,000,000
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	Various	Various	Various	Retail	Anchored	Various	Various	370,716	SF	67.44	25,000,000	25,000,000
14.01	Property		1	Patuxent Crossing	Saint Mary's	MD	20619	Retail	Anchored	1987	NAP	264,068	SF		16,800,000	16,800,000
14.02	Property		1	Coliseum Marketplace	Hampton City	VA	23666	Retail	Anchored	2000	2011	106,648	SF		8,200,000	8,200,000
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	Various	Various	Various	Retail	Shadow Anchored	Various	Various	549,973	SF	152.73	24,000,000	24,000,000
15.01	Property		1	Hudson Bridge Crossing	Henry	GA	30281	Retail	Shadow Anchored	2006	NAP	67,050	SF		3,800,000	3,800,000
15.02	Property		1	Shoppes at Westgate	Brunswick	NC	28451	Retail	Shadow Anchored	2006	NAP	47,700	SF		2,771,429	2,771,429
15.03	Property		1	Shoppes at Richland	Aiken	SC	29801	Retail	Shadow Anchored	2007	NAP	53,100	SF		2,442,857	2,442,857
15.04	Property		1	Shoppes at White Knoll	Lexington	SC	29073	Retail	Shadow Anchored	2007	NAP	40,100	SF		2,185,714	2,185,714
15.05	Property		1	Chamblee Village	DeKalb	GA	30341	Retail	Shadow Anchored	2006	NAP	38,993	SF		2,014,286	2,014,286
15.06	Property		1	Shoppes at Sanford	Lee	NC	27330	Retail	Shadow Anchored	2007	2017	50,300	SF		1,928,571	1,928,571
15.07	Property		1	Grandview Station	McDowell	NC	28752	Retail	Shadow Anchored	2011	NAP	41,100	SF		1,914,286	1,914,286
15.08	Property		1	Glenn View Station	Durham	NC	27704	Retail	Shadow Anchored	2008	NAP	56,830	SF		1,857,143	1,857,143
15.09	Property		1	Shoppes at Raeford	Hoke	NC	28376	Retail	Shadow Anchored	2010	NAP	47,550	SF		1,485,714	1,485,714
15.10	Property		1	Shoppes at Oxford	Granville	NC	27565	Retail	Shadow Anchored	2009	NAP	39,550	SF		1,457,143	1,457,143
15.11	Property		1	Shoppes at Goldsboro	Wayne	NC	27530	Retail	Shadow Anchored	2007	NAP	41,000	SF		1,257,143	1,257,143
15.12	Property		1	Village at Red Bridge	Stanly	NC	28097	Retail	Shadow Anchored	2010	NAP	26,700	SF		885,714	885,714
16	Loan	16, 19, 28	1	Societal CDMO	Hall	GA	30504	Industrial	Flex	1983	2021	97,147	SF	236.75	23,000,000	23,000,000
17	Loan	5, 33	1	Embassy Suites El Paso	El Paso	TX	79905	Hospitality	Full Service	1976	2016-2017	187	Rooms	117,647.06	22,000,000	22,000,000
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	Collier	FL	34109	Mixed Use	Retail/Office	2004	2019, 2022	73,675	SF	298.61	22,000,000	22,000,000
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	Palm Beach	FL	33414	Hospitality	Limited Service	2005	2017-2018	122	Rooms	172,131.15	21,000,000	21,000,000
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	New York	NY	10065	Retail	Unanchored	2000	NAP	25,673	SF	802.40	20,600,000	20,600,000
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	Various	Various	Various	Various	Various	Various	Various	806,752	SF	115.90	20,000,000	20,000,000
21.01	Property		1	417 & 433 West 164th Street	Los Angeles	CA	90248	Industrial	Manufacturing	1967, 2015	NAP	29,500	SF		2,942,333	2,942,333
21.02	Property		1	5455 State Route 307 West	Ashtabula	OH	44041	Industrial	Flex	1979	2008	212,382	SF		2,872,278	2,872,278
21.03	Property		1	508 Fishkill Avenue	Dutchess	NY	12508	Industrial	Warehouse/Distribution	2012	NAP	56,125	SF		2,758,390	2,758,390
21.04	Property		1	10701 East 126th Street North	Tulsa	OK	74021	Industrial	Manufacturing	2004	2015	138,431	SF		1,821,444	1,821,444
21.05	Property		1	120-150 West 154th Street	Los Angeles	CA	90248	Industrial	Manufacturing	1955	1983	27,620	SF		1,755,667	1,755,667
21.06	Property		1	529 Aldo Avenue	Santa Clara	CA	95054	Industrial	Manufacturing	1973	2003	15,744	SF		1,654,040	1,654,040
21.07	Property		1	758 East Utah Valley Drive	Utah	UT	84003	Office	Suburban	1996	2015	53,480	SF		1,648,489	1,648,489
21.08	Property		1	7051 Patterson Drive	Orange	CA	92841	Industrial	Manufacturing	1979	NAP	18,600	SF		1,233,333	1,233,333

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)
21.09	Property		1	255 Industrial Parkway	Gratiot	MI	48847	Industrial	Manufacturing	1983	1999	60,500	SF		842,465	842,465
21.10	Property		1	2801 North Earl Rudder Freeway	Brazos	TX	77803	Industrial	Warehouse/Distribution	2007	2010	26,156	SF		840,667	840,667
21.11	Property		1	1200 North Maitlen Drive	Payne	OK	74023	Industrial	Manufacturing	1984	2007	73,397	SF		616,489	616,489
21.12	Property		1	2022 West Townline Road	Peoria	IL	61615	Industrial	Manufacturing	1969	1985	56,000	SF		406,322	406,322
21.13	Property		1	5450 Bishop Road	Ashtabula	OH	44041	Industrial	Flex	1965	2008	27,072	SF		396,514	396,514
21.14	Property		1	13210 Kingston Avenue	Chesterfield	VA	23836	Industrial	Warehouse/Distribution	1973	1982	11,745	SF		211,568	211,568
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	Various	Various	Various	Hospitality	Limited Service	Various	NAP	1,085	Rooms	28,479.26	17,000,000	17,000,000
22.01	Property		1	Stoney Creek Hotel St. Joseph	Buchanan	MO	64506	Hospitality	Limited Service	2002	NAP	129	Rooms		3,601,909	3,601,909
22.02	Property		1	Stoney Creek Hotel Sioux City	Woodbury	IA	51101	Hospitality	Limited Service	2009	NAP	161	Rooms		3,237,152	3,237,152
22.03	Property		1	Stoney Creek Hotel Columbia	Boone	MO	65203	Hospitality	Limited Service	2003	NAP	180	Rooms		2,847,087	2,847,087
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	Polk	IA	50131	Hospitality	Limited Service	2001	NAP	164	Rooms		2,035,599	2,035,599
22.05	Property		1	Stoney Creek Inn Galena	Jo Daviess	IL	61036	Hospitality	Limited Service	1996	NAP	75	Rooms		1,725,307	1,725,307
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	Rock Island	IL	61265	Hospitality	Limited Service	2005	NAP	140	Rooms		1,334,693	1,334,693
22.07	Property		1	Stoney Creek Hotel Peoria	Tazewell	IL	61611	Hospitality	Limited Service	2000	NAP	164	Rooms		1,221,359	1,221,359
22.08	Property		1	Stoney Creek Inn Quincy	Adams	IL	62305	Hospitality	Limited Service	1998	NAP	72	Rooms		996,893	996,893
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	St. Lucie	FL	34987	Hospitality	Extended Stay	2019	NAP	128	Rooms	129,687.50	16,600,000	16,600,000
24	Loan	28	1	Walgreens Orlando Operations Center	Orange	FL	32819	Office	Suburban	2000	2021	133,710	SF	119.66	16,000,000	16,000,000
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	Various	Various	Various	Retail	Various	Various	NAP	125,167	SF	127.83	16,000,000	16,000,000
25.01	Property		1	Norton Commons	Wise	VA	24273	Retail	Anchored	2005	NAP	81,270	SF		8,550,000	8,550,000
25.02	Property		1	Marketplace At Locust Grove	Henry	GA	30248	Retail	Shadow Anchored	2012	NAP	27,172	SF		4,850,000	4,850,000
25.03	Property		1	Lexington Shopping Center	Davidson	NC	27292	Retail	Shadow Anchored	2009	NAP	16,725	SF		2,600,000	2,600,000
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	San Francisco	CA	94124	Industrial	Warehouse	1953	2022	122,360	SF	310.56	15,000,000	15,000,000
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	Passaic	NJ	07501	Multifamily	Mid Rise	2022	NAP	59	Units	240,491.53	14,189,000	14,189,000
28	Loan	12, 25	1	Kingston Square Apartments	Marion	IN	46226	Multifamily	Garden	1963, 1992, 1995	2020-2022	523	Units	97,514.34	14,000,000	14,000,000
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	Palm Beach	FL	33467	Hospitality	Limited Service	2006	2019	104	Rooms	123,076.92	12,800,000	12,800,000
30	Loan	12, 13, 23	1	PetSmart HQ	Maricopa	AZ	85027	Office	CBD	1997, 2008	2020	365,672	SF	185.96	12,650,000	12,650,000
31	Loan		1	Towneplace Suites Glendale	Maricopa	AZ	85305	Hospitality	Extended Stay	2019	NAP	92	Rooms	135,869.57	12,500,000	12,500,000
32	Loan	1, 10	1	Mountain Vista Apartments	El Paso	TX	79924	Multifamily	Garden	2009	2021-2022	160	Units	70,312.50	11,250,000	11,250,000
33	Loan	6, 12, 19	2	Oak Ridge Office Park	Anderson	TN	37830	Office	Suburban	Various	NAP	448,965	SF	58.81	10,800,000	10,560,897
33.01	Property		1	Oak Ridge Technical Center	Anderson	TN	37830	Office	Suburban	1991-1999	NAP	290,365	SF		7,861,395	7,687,350
33.02	Property		1	Oak Ridge Corporate Center	Anderson	TN	37830	Office	Suburban	1991	NAP	158,600	SF		2,938,605	2,873,547
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	Lake	IN	46403	Multifamily	Garden	1962, 1968, 1969	2021-2022	155	Units	66,451.61	10,300,000	10,300,000
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	Fulton	GA	30309	Mixed Use	Retail/Multifamily	1963	2020	11,200	SF	736.61	8,250,000	8,250,000
36	Loan	5, 19	1	Hampton Inn Bowie	Prince George's	MD	20716	Hospitality	Limited Service	1999	2014	103	Rooms	73,307.40	7,570,000	7,550,662
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	Miami-Dade	FL	33127	Retail	Unanchored	1948	NAP	6,665	SF	1,049.67	7,000,000	6,996,019
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	St. Charles	MO	63303	Self Storage	Self Storage	1973, 2019, 2022	2015	91,025	SF	74.16	6,750,000	6,750,000
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	Columbia	FL	32055	Multifamily	Garden	1963, 1968, 1977, 1982	2015, 2021	114	Units	49,596.49	5,654,000	5,654,000
40	Loan	1, 5, 10	1	Fox Creek Apartments	Caddo	LA	71106	Multifamily	Garden	2002	NAP	128	Units	41,875.00	5,360,000	5,360,000
41	Loan	16	1	Sunnybrook MHC	Polk	IA	50032	Manufactured Housing	Manufactured Housing	1969	NAP	143	Pads	36,363.64	5,200,000	5,200,000
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	Franklin	OH	43228	Self Storage	Self Storage	1977	2018	72,725	SF	64.46	4,687,500	4,687,500
43	Loan	25, 28	1	DPM - Saginaw, MI	Saginaw	MI	48603	Self Storage	Self Storage	1974	2015	71,175	SF	61.47	4,375,000	4,375,000
44	Loan	16, 27	1	Diamond Hill Lofts	Lynchburg	VA	24504	Multifamily	Low Rise	1921	2021	46	Units	86,956.52	4,000,000	4,000,000
45	Loan	6, 28	2	Southern Star NC Portfolio	Various	NC	Various	Self Storage	Self Storage	Various	NAP	46,905	SF	75.68	3,550,000	3,550,000
45.01	Property		1	Main Street Self Storage	Craven	NC	28532	Self Storage	Self Storage	1974, 2009, 2011	NAP	31,231	SF		1,800,000	1,800,000
45.02	Property		1	Island Storage	Dare	NC	27936	Self Storage	Self Storage	2000, 2005	NAP	15,674	SF		1,750,000	1,750,000
46	Loan		1	Whispering Lakes MHC	Dale	AL	36360	Manufactured Housing	Manufactured Housing	1991	NAP	116	Pads	24,137.93	2,800,000	2,800,000

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
					6, 7		8		9	9	9	9
1	Loan	16, 24	1	70 Hudson Street	36,000,000	3.19200%	0.01627%	3.17573%	NAP	97,090.00	NAP	1,165,080.00	Interest Only	No	Actual/360	60	49	60
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	35,000,000	7.61000%	0.01627%	7.59373%	NAP	225,041.09	NAP	2,700,493.08	Interest Only	No	Actual/360	120	118	120
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	28,000,000	4.33812%	0.01627%	4.32185%	NAP	102,628.59	NAP	1,231,543.08	Interest Only	No	Actual/360	60	59	60
3.01	Property		1	237 East 34th Street	20,603,209
3.02	Property		1	114 West 86th Street	7,396,791
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	28,000,000	4.29600%	0.14002%	4.15598%	NAP	101,632.22	NAP	1,219,586.64	Interest Only	No	Actual/360	120	110	120
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	28,000,000	6.33000%	0.01627%	6.31373%	NAP	149,751.39	NAP	1,797,016.68	Interest Only	No	Actual/360	120	116	120
5.01	Property		1	Eagle Springs	5,726,782
5.02	Property		1	Danville	5,705,816
5.03	Property		1	Blythewood	5,345,036
5.04	Property		1	Menasha	2,610,559
5.05	Property		1	Tremonton	2,294,405
5.06	Property		1	Carbondale	2,232,785
5.07	Property		1	Marysville	2,071,969
5.08	Property		1	Midland	2,012,648
6	Loan	1, 10, 12	1	Latitude at South Portland	27,000,000	4.92000%	0.14002%	4.77998%	NAP	112,237.50	NAP	1,346,850.01	Interest Only	No	Actual/360	120	112	120
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	27,000,000	6.80500%	0.01627%	6.78873%	NAP	155,239.06	NAP	1,862,868.72	Interest Only	No	Actual/360	120	118	120
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	10,391,305
7.02	Property		1	500 Industrial Road A, Grove, OK	7,608,695
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	7,086,957
7.04	Property		1	615 W. Cherry Street, Chanute, KS	1,913,043
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	26,000,000	4.65000%	0.01627%	4.63373%	NAP	102,149.31	NAP	1,225,791.72	Interest Only	No	Actual/360	60	54	60
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	26,000,000	5.89900%	0.01627%	5.88273%	NAP	129,586.83	NAP	1,555,041.96	Interest Only	No	Actual/360	60	59	60
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	24,012,064	7.49000%	0.01627%	7.47373%	191,968.62	NAP	2,303,623.44	NAP	Amortizing Balloon	No	Actual/360	0	0	60
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	25,778,500	6.15000%	0.01627%	6.13373%	NAP	133,949.74	NAP	1,607,396.88	Interest Only	No	Actual/360	120	118	120
11.01	Property		1	1175 Early Drive	5,010,780
11.02	Property		1	207 North Forest Hills School Road	3,684,397
11.03	Property		1	8450 Tanner Williams Road	3,291,395
11.04	Property		1	10992 Leadbetter Road	2,063,263
11.05	Property		1	8125 Tridon Drive	1,866,761
11.06	Property		1	1789 Hock Avenue	1,670,260
11.07	Property		1	222 Industrial Drive	1,498,322
11.08	Property		1	701 McDowell Road	1,105,319
11.09	Property		1	101 East Jefferson Avenue	994,787
11.10	Property		1	243 County Road 414	982,506
11.11	Property		1	4522 East State Highway 18	908,818
11.12	Property		1	344 Phillips 273 Road	700,035
11.13	Property		1	120 East Blanchard Road	638,629
11.14	Property		1	4518 West 21st Street	417,565
11.15	Property		1	3701 Stagecoach Road	388,090
11.16	Property		1	2070 Highway 150	356,158
11.17	Property		1	317-417 Crow Street	201,415
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	25,750,000	6.52100%	0.01627%	6.50473%	NAP	141,873.26	NAP	1,702,479.12	Interest Only	No	Actual/360	120	120	120
13	Loan	13, 25	1	315 5th Avenue	25,000,000	6.55000%	0.01627%	6.53373%	NAP	138,353.59	NAP	1,660,243.08	Interest Only	No	Actual/360	120	119	120
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	25,000,000	6.35000%	0.01627%	6.33373%	NAP	134,129.05	NAP	1,609,548.60	Interest Only	No	Actual/360	120	119	120
14.01	Property		1	Patuxent Crossing	16,800,000
14.02	Property		1	Coliseum Marketplace	8,200,000
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	23,416,582	6.88000%	0.01627%	6.86373%	157,743.11	139,511.11	1,892,917.32	1,674,133.32	Interest Only, Amortizing Balloon	No	Actual/360	90	87	120
15.01	Property		1	Hudson Bridge Crossing	3,707,625
15.02	Property		1	Shoppes at Westgate	2,704,058
15.03	Property		1	Shoppes at Richland	2,383,473
15.04	Property		1	Shoppes at White Knoll	2,132,582
15.05	Property		1	Chamblee Village	1,965,320
15.06	Property		1	Shoppes at Sanford	1,881,690
15.07	Property		1	Grandview Station	1,867,751
15.08	Property		1	Glenn View Station	1,811,997
15.09	Property		1	Shoppes at Raeford	1,449,598
15.10	Property		1	Shoppes at Oxford	1,421,721
15.11	Property		1	Shoppes at Goldsboro	1,226,583
15.12	Property		1	Village at Red Bridge	864,183
16	Loan	16, 19, 28	1	Societal CDMO	23,000,000	6.34500%	0.01627%	6.32873%	NAP	123,301.56	NAP	1,479,618.72	Interest Only	No	Actual/360	120	119	120
17	Loan	5, 33	1	Embassy Suites El Paso	20,806,059	6.85200%	0.01627%	6.83573%	144,186.40	127,364.72	1,730,236.78	1,528,376.67	Interest Only, Amortizing Balloon	No	Actual/360	60	57	120
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	20,685,416	6.38000%	0.01627%	6.36373%	137,323.33	118,591.20	1,647,879.96	1,423,094.44	Interest Only, Amortizing Balloon	No	Actual/360	60	55	120
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	19,309,259	6.94500%	0.01627%	6.92873%	138,938.69	123,225.52	1,667,264.28	1,478,706.24	Interest Only, Amortizing Balloon	No	Actual/360	36	34	120
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	20,600,000	6.52000%	0.01627%	6.50373%	NAP	113,481.20	NAP	1,361,774.40	Interest Only	No	Actual/360	120	119	120
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	20,000,000	5.00000%	0.01627%	4.98373%	NAP	84,490.74	NAP	1,013,888.88	Interest Only	No	Actual/360	120	114	120
21.01	Property		1	417 & 433 West 164th Street	2,942,333
21.02	Property		1	5455 State Route 307 West	2,872,278
21.03	Property		1	508 Fishkill Avenue	2,758,390
21.04	Property		1	10701 East 126th Street North	1,821,444
21.05	Property		1	120-150 West 154th Street	1,755,667
21.06	Property		1	529 Aldo Avenue	1,654,040
21.07	Property		1	758 East Utah Valley Drive	1,648,489
21.08	Property		1	7051 Patterson Drive	1,233,333

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)
21.09	Property		1	255 Industrial Parkway	842,465
21.10	Property		1	2801 North Earl Rudder Freeway	840,667
21.11	Property		1	1200 North Maitlen Drive	616,489
21.12	Property		1	2022 West Townline Road	406,322
21.13	Property		1	5450 Bishop Road	396,514
21.14	Property		1	13210 Kingston Avenue	211,568
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	15,489,772	6.44000%	0.01627%	6.42373%	106,781.64	92,500.46	1,281,379.72	1,110,005.55	Interest Only, Amortizing Balloon	No	Actual/360	36	35	120
22.01	Property		1	Stoney Creek Hotel St. Joseph	3,281,927
22.02	Property		1	Stoney Creek Hotel Sioux City	2,949,573
22.03	Property		1	Stoney Creek Hotel Columbia	2,594,161
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	1,854,762
22.05	Property		1	Stoney Creek Inn Galena	1,572,036
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	1,216,123
22.07	Property		1	Stoney Creek Hotel Peoria	1,112,857
22.08	Property		1	Stoney Creek Inn Quincy	908,332
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	15,263,509	6.94500%	0.01627%	6.92873%	109,827.73	97,406.84	1,317,932.76	1,168,882.08	Interest Only, Amortizing Balloon	No	Actual/360	36	34	120
24	Loan	28	1	Walgreens Orlando Operations Center	16,000,000	6.25000%	0.01627%	6.23373%	NAP	84,490.74	NAP	1,013,888.88	Interest Only	No	Actual/360	120	118	120
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	16,000,000	5.36200%	0.01627%	5.34573%	NAP	72,486.30	NAP	869,835.56	Interest Only	No	Actual/360	120	114	120
25.01	Property		1	Norton Commons	8,550,000
25.02	Property		1	Marketplace At Locust Grove	4,850,000
25.03	Property		1	Lexington Shopping Center	2,600,000
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	15,000,000	4.11000%	0.01627%	4.09373%	NAP	52,088.54	NAP	625,062.48	Interest Only	No	Actual/360	120	109	120
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	14,189,000	6.23000%	0.14002%	6.08998%	NAP	74,687.68	NAP	896,252.16	Interest Only	No	Actual/360	120	117	120
28	Loan	12, 25	1	Kingston Square Apartments	14,000,000	5.82000%	0.01627%	5.80373%	NAP	68,843.06	NAP	826,116.72	Interest Only	No	Actual/360	120	115	120
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	11,769,453	6.94500%	0.01627%	6.92873%	84,686.44	75,108.89	1,016,237.28	901,306.68	Interest Only, Amortizing Balloon	No	Actual/360	36	34	120
30	Loan	12, 13, 23	1	PetSmart HQ	12,650,000	4.28000%	0.01627%	4.26373%	NAP	45,744.98	NAP	548,939.76	Interest Only	No	Actual/360	84	62	84
31	Loan		1	Towneplace Suites Glendale	12,500,000	6.90000%	0.01627%	6.88373%	NAP	72,873.26	NAP	874,479.12	Interest Only	No	Actual/360	120	119	120
32	Loan	1, 10	1	Mountain Vista Apartments	10,000,830	5.19000%	0.14002%	5.04998%	61,705.50	49,332.03	740,466.00	591,984.36	Interest Only, Amortizing Balloon	No	Actual/360	36	27	120
33	Loan	6, 12, 19	2	Oak Ridge Office Park	8,516,961	3.80400%	0.01627%	3.78773%	50,347.99	NAP	604,175.88	NAP	Amortizing Balloon	No	Actual/360	0	0	120
33.01	Property		1	Oak Ridge Technical Center	6,199,555
33.02	Property		1	Oak Ridge Corporate Center	2,317,406
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	9,922,758	5.95500%	0.14002%	5.81498%	61,456.03	51,823.66	737,472.36	621,883.92	Interest Only, Amortizing Balloon	No	Actual/360	48	42	84
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	8,250,000	5.20000%	0.01627%	5.18373%	NAP	36,246.53	NAP	434,958.33	Interest Only	No	Actual/360	60	57	60
36	Loan	5, 19	1	Hampton Inn Bowie	6,642,744	7.23000%	0.01627%	7.21373%	51,538.09	NAP	618,457.08	NAP	Amortizing Balloon	No	Actual/360	0	0	120
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	6,153,279	7.30500%	0.01627%	7.28873%	48,013.75	NAP	576,165.00	NAP	Amortizing Balloon	No	Actual/360	0	0	120
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	6,750,000	4.54000%	0.01627%	4.52373%	NAP	25,892.19	NAP	310,706.25	Interest Only	No	Actual/360	120	112	120
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	5,021,640	5.15000%	0.14002%	5.00998%	30,872.32	24,602.10	370,467.84	295,225.20	Interest Only, Amortizing Balloon	No	Actual/360	36	28	120
40	Loan	1, 5, 10	1	Fox Creek Apartments	4,888,944	5.48000%	0.14002%	5.33998%	30,366.27	24,817.30	364,395.24	297,807.60	Interest Only, Amortizing Balloon	No	Actual/360	48	42	120
41	Loan	16	1	Sunnybrook MHC	5,200,000	6.74000%	0.01627%	6.72373%	NAP	29,612.31	NAP	355,347.78	Interest Only	No	Actual/360	120	118	120
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	4,687,500	4.56000%	0.01627%	4.54373%	NAP	18,059.90	NAP	216,718.75	Interest Only	No	Actual/360	120	110	120
43	Loan	25, 28	1	DPM - Saginaw, MI	4,375,000	4.56000%	0.01627%	4.54373%	NAP	16,855.90	NAP	202,270.83	Interest Only	No	Actual/360	120	110	120
44	Loan	16, 27	1	Diamond Hill Lofts	4,000,000	5.82000%	0.01627%	5.80373%	NAP	19,669.44	NAP	236,033.33	Interest Only	No	Actual/360	120	113	120
45	Loan	6, 28	2	Southern Star NC Portfolio	3,550,000	6.85000%	0.01627%	6.83373%	NAP	20,546.04	NAP	246,552.48	Interest Only	No	Actual/360	120	116	120
45.01	Property		1	Main Street Self Storage	1,800,000
45.02	Property		1	Island Storage	1,750,000
46	Loan		1	Whispering Lakes MHC	2,800,000	6.85000%	0.01627%	6.83373%	NAP	16,205.32	NAP	194,463.84	Interest Only	No	Actual/360	120	119	120

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
															10		12
1	Loan	16, 24	1	70 Hudson Street	49	0	0	2/11/2022	11	8	4/8/2022	NAP	3/8/2027	3/8/2027	0	0	YM1(35),DorYM1(18),O(7)	21,793,316
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	118	0	0	11/10/2022	2	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(26),D(90),O(4)	NAV
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	59	0	0	12/20/2022	1	6	2/6/2023	NAP	1/6/2028	1/6/2028	0	0	L(25),D(31),O(4)	8,654,206
3.01	Property		1	237 East 34th Street														6,801,752
3.02	Property		1	114 West 86th Street														1,852,454
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	110	0	0	3/25/2022	10	1	5/1/2022	NAP	4/1/2032	4/1/2032	5	0	L(34),D(83),O(3)	4,968,211
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	116	0	0	9/29/2022	4	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	YM4(28),DorYM1(85),O(7)	NAV
5.01	Property		1	Eagle Springs														NAV
5.02	Property		1	Danville														NAV
5.03	Property		1	Blythewood														NAV
5.04	Property		1	Menasha														NAV
5.05	Property		1	Tremonton														NAV
5.06	Property		1	Carbondale														NAV
5.07	Property		1	Marysville														NAV
5.08	Property		1	Midland														NAV
6	Loan	1, 10, 12	1	Latitude at South Portland	112	0	0	5/5/2022	8	1	7/1/2022	NAP	6/1/2032	6/1/2032	5	5	L(32),D(85),O(3)	5,766,685
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	118	0	0	11/15/2022	2	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(26),DorYM1(89),O(5)	NAV
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS														NAV
7.02	Property		1	500 Industrial Road A, Grove, OK														NAV
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS														NAV
7.04	Property		1	615 W. Cherry Street, Chanute, KS														NAV
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	54	0	0	8/3/2022	6	6	9/6/2022	NAP	8/6/2027	8/6/2027	0	0	L(30),D(25),O(5)	25,035,638
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	59	0	0	1/3/2023	1	6	2/6/2023	NAP	1/6/2028	1/6/2028	5	0	L(25),YM1(30),O(5)	76,986,549
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	58	300	298	11/29/2022	2	6	1/6/2023	1/6/2023	12/6/2027	12/6/2027	0	0	L(26),D(28),O(6)	34,792,051
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	118	0	0	11/18/2022	2	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(25),YM1(1),DorYM1(90),O(4)	NAV
11.01	Property		1	1175 Early Drive														NAV
11.02	Property		1	207 North Forest Hills School Road														NAV
11.03	Property		1	8450 Tanner Williams Road														NAV
11.04	Property		1	10992 Leadbetter Road														NAV
11.05	Property		1	8125 Tridon Drive														NAV
11.06	Property		1	1789 Hock Avenue														NAV
11.07	Property		1	222 Industrial Drive														NAV
11.08	Property		1	701 McDowell Road														NAV
11.09	Property		1	101 East Jefferson Avenue														NAV
11.10	Property		1	243 County Road 414														NAV
11.11	Property		1	4522 East State Highway 18														NAV
11.12	Property		1	344 Phillips 273 Road														NAV
11.13	Property		1	120 East Blanchard Road														NAV
11.14	Property		1	4518 West 21st Street														NAV
11.15	Property		1	3701 Stagecoach Road														NAV
11.16	Property		1	2070 Highway 150														NAV
11.17	Property		1	317-417 Crow Street														NAV
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	120	0	0	1/5/2023	0	1	3/1/2023	NAP	2/1/2033	2/1/2033	0	0	L(24),D(90),O(6)	46,424,127
13	Loan	13, 25	1	315 5th Avenue	119	0	0	12/20/2022	1	6	2/6/2023	NAP	1/6/2033	1/6/2033	0	0	L(25),D(91),O(4)	3,373,179
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	119	0	0	12/21/2022	1	6	2/6/2023	NAP	1/6/2033	1/6/2033	0	0	L(25),D(91),O(4)	3,956,715
14.01	Property		1	Patuxent Crossing														3,041,074
14.02	Property		1	Coliseum Marketplace														915,641
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	117	360	360	10/28/2022	3	6	12/6/2022	6/6/2030	11/6/2032	11/6/2032	0	0	L(27),D(89),O(4)	11,506,252
15.01	Property		1	Hudson Bridge Crossing														1,843,099
15.02	Property		1	Shoppes at Westgate														1,268,613
15.03	Property		1	Shoppes at Richland														1,200,722
15.04	Property		1	Shoppes at White Knoll														1,040,345
15.05	Property		1	Chamblee Village														691,444
15.06	Property		1	Shoppes at Sanford														984,409
15.07	Property		1	Grandview Station														783,729
15.08	Property		1	Glenn View Station														1,028,802
15.09	Property		1	Shoppes at Raeford														870,938
15.10	Property		1	Shoppes at Oxford														751,031
15.11	Property		1	Shoppes at Goldsboro														599,588
15.12	Property		1	Village at Red Bridge														443,533
16	Loan	16, 19, 28	1	Societal CDMO	119	0	0	12/14/2022	1	6	2/6/2023	NAP	1/6/2033	1/6/2033	0	0	L(25),DorYM1(90),O(5)	NAV
17	Loan	5, 33	1	Embassy Suites El Paso	117	360	360	10/11/2022	3	6	12/6/2022	12/6/2027	11/6/2032	11/6/2032	0	0	L(27),D(88),O(5)	7,902,736
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	115	360	360	8/22/2022	5	6	10/6/2022	10/6/2027	9/6/2032	9/6/2032	0	0	L(29),D(87),O(4)	2,653,893
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	118	360	360	12/9/2022	2	6	1/6/2023	1/6/2026	12/6/2032	12/6/2032	0	0	L(26),D(90),O(4)	7,320,046
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	119	0	0	12/22/2022	1	6	2/6/2023	NAP	1/6/2033	1/6/2033	0	0	L(25),D(91),O(4)	1,830,705
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	114	0	0	7/29/2022	6	5	9/5/2022	NAP	8/5/2032	8/5/2032	0	0	L(30),D(86),O(4)	8,238,273
21.01	Property		1	417 & 433 West 164th Street														NAV
21.02	Property		1	5455 State Route 307 West														NAV
21.03	Property		1	508 Fishkill Avenue														NAV
21.04	Property		1	10701 East 126th Street North														NAV
21.05	Property		1	120-150 West 154th Street														NAV
21.06	Property		1	529 Aldo Avenue														NAV
21.07	Property		1	758 East Utah Valley Drive														NAV
21.08	Property		1	7051 Patterson Drive														NAV

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)
21.09	Property		1	255 Industrial Parkway														NAV
21.10	Property		1	2801 North Earl Rudder Freeway														NAV
21.11	Property		1	1200 North Maitlen Drive														NAV
21.12	Property		1	2022 West Townline Road														NAV
21.13	Property		1	5450 Bishop Road														NAV
21.14	Property		1	13210 Kingston Avenue														NAV
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	119	360	360	12/20/2022	1	6	2/6/2023	2/6/2026	1/6/2033	1/6/2033	0	0	L(25),D(90),O(5)	28,081,434
22.01	Property		1	Stoney Creek Hotel St. Joseph														4,279,312
22.02	Property		1	Stoney Creek Hotel Sioux City														4,918,724
22.03	Property		1	Stoney Creek Hotel Columbia														5,088,403
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston														3,146,067
22.05	Property		1	Stoney Creek Inn Galena														2,349,638
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline														3,247,529
22.07	Property		1	Stoney Creek Hotel Peoria														3,121,302
22.08	Property		1	Stoney Creek Inn Quincy														1,930,459
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	118	360	360	12/9/2022	2	6	1/6/2023	1/6/2026	12/6/2032	12/6/2032	0	0	L(26),D(90),O(4)	5,690,092
24	Loan	28	1	Walgreens Orlando Operations Center	118	0	0	11/15/2022	2	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(26),D(90),O(4)	NAV
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	114	0	0	7/8/2022	6	6	9/6/2022	NAP	8/6/2032	8/6/2032	0	0	L(30),D(85),O(5)	2,262,637
25.01	Property		1	Norton Commons														1,168,105
25.02	Property		1	Marketplace At Locust Grove														703,307
25.03	Property		1	Lexington Shopping Center														391,225
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	109	0	0	2/22/2022	11	5	4/5/2022	NAP	3/5/2032	3/5/2032	0	0	L(35),D(81),O(4)	NAV
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	117	0	0	10/7/2022	3	1	12/1/2022	NAP	11/1/2032	11/1/2032	0	0	L(27),D(90),O(3)	1,109,730
28	Loan	12, 25	1	Kingston Square Apartments	115	0	0	8/25/2022	5	6	10/6/2022	NAP	9/6/2032	9/6/2032	0	0	L(29),D(87),O(4)	6,276,231
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	118	360	360	12/9/2022	2	6	1/6/2023	1/6/2026	12/6/2032	12/6/2032	0	0	L(26),D(90),O(4)	4,938,048
30	Loan	12, 13, 23	1	PetSmart HQ	62	0	0	3/31/2021	22	5	5/5/2021	NAP	4/5/2028	4/5/2028	0	0	L(40),D(40),O(4)	11,412,304
31	Loan		1	Towneplace Suites Glendale	119	0	0	12/13/2022	1	6	2/6/2023	NAP	1/6/2033	1/6/2033	0	0	L(25),D(88),O(7)	4,185,078
32	Loan	1, 10	1	Mountain Vista Apartments	111	360	360	4/28/2022	9	1	6/1/2022	6/1/2025	5/1/2032	5/1/2032	5	0	L(33),D(84),O(3)	1,647,960
33	Loan	6, 12, 19	2	Oak Ridge Office Park	105	360	345	10/29/2021	15	5	12/5/2021	12/5/2021	11/5/2031	11/5/2031	0	0	L(39),D(78),O(3)	6,828,583
33.01	Property		1	Oak Ridge Technical Center														4,621,902
33.02	Property		1	Oak Ridge Corporate Center														2,206,681
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	78	360	360	7/18/2022	6	1	9/1/2022	9/1/2026	8/1/2029	8/1/2029	5	0	L(30),D(51),O(3)	1,504,909
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	57	0	0	10/7/2022	3	6	12/6/2022	NAP	11/6/2027	11/6/2027	5	0	L(27),D(26),O(7)	877,894
36	Loan	5, 19	1	Hampton Inn Bowie	116	360	356	10/6/2022	4	6	11/6/2022	11/6/2022	10/6/2032	10/6/2032	0	0	L(28),D(88),O(4)	3,029,030
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	119	360	359	12/30/2022	1	6	2/6/2023	2/6/2023	1/6/2033	1/6/2033	0	0	L(25),D(91),O(4)	913,246
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	112	0	0	5/26/2022	8	6	7/6/2022	NAP	6/6/2032	6/6/2032	0	0	L(24),YM1(91),O(5)	1,311,665
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	112	360	360	5/6/2022	8	1	7/1/2022	7/1/2025	6/1/2032	6/1/2032	5	0	L(32),D(85),O(3)	1,048,595
40	Loan	1, 5, 10	1	Fox Creek Apartments	114	360	360	7/29/2022	6	1	9/1/2022	9/1/2026	8/1/2032	8/1/2032	5	0	L(30),D(87),O(3)	1,024,193
41	Loan	16	1	Sunnybrook MHC	118	0	0	11/23/2022	2	6	1/6/2023	NAP	12/6/2032	12/6/2032	0	0	L(26),D(90),O(4)	805,544
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	110	0	0	4/1/2022	10	6	5/6/2022	NAP	4/6/2032	4/6/2032	0	0	L(24),YM1(91),O(5)	957,667
43	Loan	25, 28	1	DPM - Saginaw, MI	110	0	0	4/1/2022	10	6	5/6/2022	NAP	4/6/2032	4/6/2032	0	0	L(24),YM1(91),O(5)	898,062
44	Loan	16, 27	1	Diamond Hill Lofts	113	0	0	6/13/2022	7	6	8/6/2022	NAP	7/6/2032	7/6/2032	0	0	L(31),D(85),O(4)	520,136
45	Loan	6, 28	2	Southern Star NC Portfolio	116	0	0	10/5/2022	4	6	11/6/2022	NAP	10/6/2032	10/6/2032	0	0	L(28),D(87),O(5)	608,916
45.01	Property		1	Main Street Self Storage														336,902
45.02	Property		1	Island Storage														272,014
46	Loan		1	Whispering Lakes MHC	119	0	0	12/16/2022	1	6	2/6/2023	NAP	1/6/2033	1/6/2033	0	0	L(25),D(91),O(4)	323,151

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
						31	16					16					16
1	Loan	16, 24	1	70 Hudson Street	6,367,648	15,425,668	9/30/2022	T-6 Ann	19,707,190	5,408,854	14,298,336	12/31/2021	T-12	12,018,384	5,181,982	6,836,402	12/31/2020	T-12	94.0%
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	2,814,082	5,840,124	9/30/2022	T-12	7,301,221	3,026,795	4,274,426	12/31/2021	T-12	7,515,165	2,910,192	4,604,973	12/31/2020	T-12	98.0%
3.01	Property		1	237 East 34th Street	2,163,123	4,638,629	9/30/2022	T-12	5,622,737	2,385,249	3,237,488	12/31/2021	T-12	5,785,642	2,268,343	3,517,299	12/31/2020	T-12	99.0%
3.02	Property		1	114 West 86th Street	650,959	1,201,496	9/30/2022	T-12	1,678,483	641,545	1,036,938	12/31/2021	T-12	1,729,524	641,849	1,087,675	12/31/2020	T-12	94.5%
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	1,595,730	3,372,481	10/31/2022	T-12	4,774,208	2,328,827	2,445,381	12/31/2021	T-12	4,403,699	2,272,186	2,131,513	12/31/2020	T-12	86.4%
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.01	Property		1	Eagle Springs	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.02	Property		1	Danville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.03	Property		1	Blythewood	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.04	Property		1	Menasha	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.05	Property		1	Tremonton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.06	Property		1	Carbondale	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.07	Property		1	Marysville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
5.08	Property		1	Midland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
6	Loan	1, 10, 12	1	Latitude at South Portland	2,005,237	3,761,448	10/31/2022	T-12	2,675,996	1,112,000	1,563,996	12/31/2021	T-12	NAP	NAP	NAP	NAP	NAP	94.2%
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.02	Property		1	500 Industrial Road A, Grove, OK	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.04	Property		1	615 W. Cherry Street, Chanute, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	9,544,221	15,491,417	5/31/2022	T-12	22,682,409	9,325,401	13,357,008	12/31/2021	T-12	23,638,812	9,046,781	14,592,031	12/31/2020	T-12	91.3%
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	31,812,161	45,174,388	9/30/2022	T-12	76,903,875	30,285,085	46,618,790	12/31/2021	T-12	69,008,722	28,007,136	41,001,586	12/31/2020	T-12	96.2%
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	11,050,658	23,741,393	6/30/2022	T-12	32,527,216	10,808,852	21,718,364	12/31/2021	T-12	29,676,032	10,308,321	19,367,711	12/31/2020	T-12	93.4%
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
11.01	Property		1	1175 Early Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.02	Property		1	207 North Forest Hills School Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.03	Property		1	8450 Tanner Williams Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.04	Property		1	10992 Leadbetter Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.05	Property		1	8125 Tridon Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.06	Property		1	1789 Hock Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.07	Property		1	222 Industrial Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.08	Property		1	701 McDowell Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.09	Property		1	101 East Jefferson Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.10	Property		1	243 County Road 414	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.11	Property		1	4522 East State Highway 18	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.12	Property		1	344 Phillips 273 Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.13	Property		1	120 East Blanchard Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.14	Property		1	4518 West 21st Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.15	Property		1	3701 Stagecoach Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.16	Property		1	2070 Highway 150	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11.17	Property		1	317-417 Crow Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	14,768,491	31,655,635	11/30/2022	T-12	47,261,766	14,350,429	32,911,337	12/31/2021	T-12	40,708,568	12,857,184	27,851,384	12/31/2020	T-12	92.6%
13	Loan	13, 25	1	315 5th Avenue	1,259,332	2,113,847	7/31/2022	T-12	3,106,310	1,139,072	1,967,238	12/31/2021	T-12	2,603,940	1,269,211	1,334,728	12/31/2020	T-12	89.9%
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	1,133,681	2,823,035	10/31/2022	T-12	3,940,875	1,148,172	2,792,703	12/31/2021	T-12	4,883,474	1,151,002	3,732,471	12/31/2020	T-12	82.9%
14.01	Property		1	Patuxent Crossing	641,979	2,399,095	10/31/2022	T-12	2,919,987	640,946	2,279,042	12/31/2021	T-12	2,775,201	628,045	2,147,156	12/31/2020	T-12	79.2%
14.02	Property		1	Coliseum Marketplace	491,701	423,940	10/31/2022	T-12	1,020,887	507,226	513,661	12/31/2021	T-12	2,108,273	522,958	1,585,315	12/31/2020	T-12	91.5%
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	2,672,064	8,834,188	8/31/2022	T-12	10,678,844	2,538,754	8,140,091	12/31/2021	T-12	11,047,371	2,468,327	8,579,044	12/31/2020	T-12	88.8%
15.01	Property		1	Hudson Bridge Crossing	377,964	1,465,134	8/31/2022	T-12	1,725,055	336,063	1,388,992	12/31/2021	T-12	1,794,662	354,009	1,440,653	12/31/2020	T-12	94.7%
15.02	Property		1	Shoppes at Westgate	169,387	1,099,226	8/31/2022	T-12	1,191,351	162,541	1,028,809	12/31/2021	T-12	1,240,312	158,550	1,081,762	12/31/2020	T-12	100.0%
15.03	Property		1	Shoppes at Richland	224,672	976,050	8/31/2022	T-12	1,116,199	238,984	877,216	12/31/2021	T-12	1,181,042	209,236	971,806	12/31/2020	T-12	90.9%
15.04	Property		1	Shoppes at White Knoll	189,407	850,939	8/31/2022	T-12	1,008,569	182,125	826,444	12/31/2021	T-12	963,036	181,346	781,691	12/31/2020	T-12	100.0%
15.05	Property		1	Chamblee Village	351,956	339,488	8/31/2022	T-12	770,589	331,577	439,012	12/31/2021	T-12	874,691	348,223	526,469	12/31/2020	T-12	87.2%
15.06	Property		1	Shoppes at Sanford	255,467	728,943	8/31/2022	T-12	883,633	244,071	639,563	12/31/2021	T-12	926,601	208,471	718,130	12/31/2020	T-12	76.1%
15.07	Property		1	Grandview Station	158,875	624,854	8/31/2022	T-12	756,877	159,439	597,439	12/31/2021	T-12	777,812	155,008	622,803	12/31/2020	T-12	100.0%
15.08	Property		1	Glenn View Station	313,933	714,869	8/31/2022	T-12	785,623	295,982	489,640	12/31/2021	T-12	747,463	289,828	457,636	12/31/2020	T-12	84.1%
15.09	Property		1	Shoppes at Raeford	171,714	699,223	8/31/2022	T-12	833,508	163,642	669,866	12/31/2021	T-12	841,881	139,903	701,978	12/31/2020	T-12	73.8%
15.10	Property		1	Shoppes at Oxford	151,461	599,569	8/31/2022	T-12	654,242	145,738	508,504	12/31/2021	T-12	697,630	143,434	554,197	12/31/2020	T-12	100.0%
15.11	Property		1	Shoppes at Goldsboro	156,689	442,899	8/31/2022	T-12	530,123	143,588	386,535	12/31/2021	T-12	541,076	141,753	399,323	12/31/2020	T-12	74.8%
15.12	Property		1	Village at Red Bridge	150,540	292,993	8/31/2022	T-12	423,074	135,003	288,070	12/31/2021	T-12	461,163	138,566	322,597	12/31/2020	T-12	79.8%
16	Loan	16, 19, 28	1	Societal CDMO	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
17	Loan	5, 33	1	Embassy Suites El Paso	4,794,000	3,108,736	8/31/2022	T-12	7,509,735	4,363,184	3,146,551	12/31/2021	T-12	4,795,953	3,594,290	1,201,663	12/31/2020	T-12	87.0%
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	650,393	2,003,499	5/31/2022	T-12	2,399,132	634,678	1,764,455	12/31/2021	T-12	1,742,004	608,431	1,133,573	12/31/2020	T-12	95.0%
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	3,235,211	4,084,835	11/30/2022	T-12	5,419,634	2,501,761	2,917,873	12/31/2021	T-12	3,857,154	2,115,871	1,741,283	12/31/2020	T-12	61.5%
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	845,586	985,119	9/30/2022	T-12	1,504,529	795,110	709,419	12/31/2021	T-12	252,174	911,030	(658,856)	12/31/2020	T-12	95.0%
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	21,962	8,216,311	6/30/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
21.01	Property		1	417 & 433 West 164th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.02	Property		1	5455 State Route 307 West	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.03	Property		1	508 Fishkill Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.04	Property		1	10701 East 126th Street North	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.05	Property		1	120-150 West 154th Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.06	Property		1	529 Aldo Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.07	Property		1	758 East Utah Valley Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.08	Property		1	7051 Patterson Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)
21.09	Property		1	255 Industrial Parkway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.10	Property		1	2801 North Earl Rudder Freeway	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.11	Property		1	1200 North Maitlen Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.12	Property		1	2022 West Townline Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.13	Property		1	5450 Bishop Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.14	Property		1	13210 Kingston Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	19,726,870	8,354,564	10/31/2022	T-12	24,095,435	17,094,502	7,000,933	12/31/2021	T-12	14,708,755	12,155,711	2,553,044	12/31/2020	T-12	50.7%
22.01	Property		1	Stoney Creek Hotel St. Joseph	2,602,974	1,676,338	10/31/2022	T-12	3,608,026	2,210,406	1,397,620	12/31/2021	T-12	2,706,924	1,662,184	1,044,740	12/31/2020	T-12	71.2%
22.02	Property		1	Stoney Creek Hotel Sioux City	3,276,626	1,642,098	10/31/2022	T-12	4,406,774	2,826,891	1,579,883	12/31/2021	T-12	2,837,830	2,043,289	794,541	12/31/2020	T-12	53.7%
22.03	Property		1	Stoney Creek Hotel Columbia	3,431,968	1,656,435	10/31/2022	T-12	3,504,527	2,590,333	914,194	12/31/2021	T-12	1,586,116	1,611,652	(25,536)	12/31/2020	T-12	51.0%
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	2,642,692	503,375	10/31/2022	T-12	2,868,431	2,319,397	549,034	12/31/2021	T-12	1,945,887	1,959,004	(13,117)	12/31/2020	T-12	35.6%
22.05	Property		1	Stoney Creek Inn Galena	1,473,300	876,338	10/31/2022	T-12	2,313,908	1,381,043	932,865	12/31/2021	T-12	1,204,879	924,391	280,488	12/31/2020	T-12	59.0%
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	2,550,981	696,548	10/31/2022	T-12	2,884,170	2,414,778	469,392	12/31/2021	T-12	1,398,959	1,564,830	(165,871)	12/31/2020	T-12	48.1%
22.07	Property		1	Stoney Creek Hotel Peoria	2,379,788	741,514	10/31/2022	T-12	2,695,989	2,031,887	664,102	12/31/2021	T-12	1,697,126	1,474,663	222,463	12/31/2020	T-12	39.6%
22.08	Property		1	Stoney Creek Inn Quincy	1,368,541	561,918	10/31/2022	T-12	1,813,610	1,319,767	493,843	12/31/2021	T-12	1,331,034	915,698	415,336	12/31/2020	T-12	62.4%
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	2,999,794	2,690,299	11/30/2022	T-12	4,294,490	2,394,694	1,899,795	12/31/2021	T-12	2,802,609	1,927,366	875,243	12/31/2020	T-12	87.0%
24	Loan	28	1	Walgreens Orlando Operations Center	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	95.0%
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	631,542	1,631,095	9/30/2022	T-12	2,232,177	570,680	1,661,497	12/31/2021	T-12	2,074,337	506,663	1,567,674	12/31/2020	T-12	93.1%
25.01	Property		1	Norton Commons	296,338	871,768	9/30/2022	T-12	1,145,898	265,183	880,715	12/31/2021	T-12	1,066,055	220,678	845,377	12/31/2020	T-12	91.5%
25.02	Property		1	Marketplace At Locust Grove	218,415	484,892	9/30/2022	T-12	730,825	216,287	514,538	12/31/2021	T-12	676,738	197,663	479,075	12/31/2020	T-12	95.0%
25.03	Property		1	Lexington Shopping Center	116,790	274,436	9/30/2022	T-12	355,454	89,210	266,244	12/31/2021	T-12	331,544	88,322	243,222	12/31/2020	T-12	95.0%
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	99.0%
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	81,145	1,028,586	10/31/2022	T-3 Ann	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%
28	Loan	12, 25	1	Kingston Square Apartments	1,842,797	4,433,434	7/31/2022	T-12	5,912,240	1,705,446	4,206,794	12/31/2021	T-12	4,941,322	1,527,179	3,414,143	12/31/2020	T-12	95.0%
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	2,466,743	2,471,305	11/30/2022	T-12	3,585,150	1,898,410	1,686,740	12/31/2021	T-12	2,375,948	1,482,255	893,693	12/31/2020	T-12	65.7%
30	Loan	12, 13, 23	1	PetSmart HQ	3,353,222	8,059,082	12/31/2020	T-12	13,654,879	1,656,081	11,998,799	12/31/2019	T-12	13,618,149	1,336,267	12,281,882	12/31/2018	T-12	92.5%
31	Loan		1	Towneplace Suites Glendale	2,218,417	1,966,661	12/31/2022	T-12	3,380,786	1,961,386	1,419,400	12/31/2021	T-12	845,607	732,756	112,851	12/31/2020	T-12	75.7%
32	Loan	1, 10	1	Mountain Vista Apartments	599,772	1,048,188	9/30/2022	T-12	1,431,579	617,207	814,372	12/31/2020	T-12	1,262,029	584,216	677,813	12/31/2019	T-12	93.7%
33	Loan	6, 12, 19	2	Oak Ridge Office Park	3,315,917	3,512,666	6/30/2022	T-12	6,869,913	3,206,153	3,663,760	12/31/2021	T-12	6,592,651	3,073,017	3,519,634	12/31/2020	T-12	82.8%
33.01	Property		1	Oak Ridge Technical Center	2,099,661	2,522,241	6/30/2022	T-12	4,465,967	2,004,517	2,461,450	12/31/2021	T-12	4,231,707	1,868,816	2,362,891	12/31/2020	T-12	91.6%
33.02	Property		1	Oak Ridge Corporate Center	1,216,256	990,425	6/30/2022	T-12	2,403,946	1,201,636	1,202,310	12/31/2021	T-12	2,360,944	1,204,201	1,156,743	12/31/2020	T-12	68.7%
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	418,202	1,086,707	9/30/2022	T-12	1,428,134	458,327	969,807	12/31/2021	T-12	1,400,384	544,107	856,277	12/31/2020	T-12	95.0%
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	166,173	711,720	8/31/2022	T-12	719,026	165,176	553,850	12/31/2021	T-12	536,206	107,005	429,201	12/31/2020	T-12	95.0%
36	Loan	5, 19	1	Hampton Inn Bowie	2,171,574	857,457	8/31/2022	T-12	2,515,921	1,972,370	543,551	12/31/2021	T-12	1,416,377	1,534,109	(117,731)	12/31/2020	T-12	70.7%
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	213,427	699,819	9/30/2022	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	94.0%
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	495,119	816,546	9/30/2022	T-12	1,171,818	433,094	738,724	12/31/2021	T-12	1,021,931	468,694	553,237	12/31/2020	T-12	83.1%
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	381,646	666,949	9/30/2022	T-12	996,965	416,342	580,624	12/31/2021	T-12	860,247	415,889	444,358	12/31/2020	T-12	94.8%
40	Loan	1, 5, 10	1	Fox Creek Apartments	612,299	411,894	9/30/2022	T-12	1,012,089	572,433	439,656	12/31/2021	T-12	1,004,222	675,251	328,971	12/31/2020	T-12	93.0%
41	Loan	16	1	Sunnybrook MHC	306,811	498,733	10/31/2022	T-12	761,582	296,770	464,812	12/31/2021	T-12	660,644	311,024	349,620	12/31/2020	T-12	87.0%
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	420,667	537,000	9/30/2022	T-12	872,025	377,148	494,877	12/31/2021	T-12	835,810	384,832	450,978	12/31/2020	T-12	86.5%
43	Loan	25, 28	1	DPM - Saginaw, MI	391,056	507,006	9/30/2022	T-12	801,191	365,653	435,538	12/31/2021	T-12	755,127	353,357	401,770	12/31/2020	T-12	87.5%
44	Loan	16, 27	1	Diamond Hill Lofts	173,177	346,959	8/31/2022	T-3 Ann	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%
45	Loan	6, 28	2	Southern Star NC Portfolio	210,629	398,287	8/31/2022	T-12	576,348	201,953	374,395	12/31/2021	T-12	534,177	189,193	344,984	12/31/2020	T-12	93.4%
45.01	Property		1	Main Street Self Storage	139,905	196,997	8/31/2022	T-12	327,980	135,810	192,169	12/31/2021	T-12	307,367	128,359	179,008	12/31/2020	T-12	89.1%
45.02	Property		1	Island Storage	70,724	201,290	8/31/2022	T-12	248,368	66,143	182,226	12/31/2021	T-12	226,810	60,834	165,976	12/31/2020	T-12	99.6%
46	Loan		1	Whispering Lakes MHC	69,520	253,631	11/30/2022	T-12	268,568	79,434	189,134	12/31/2021	T-12	187,465	64,172	123,293	12/31/2020	T-12	79.2%

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
							31		15		7, 14	7, 14	7	7	5
1	Loan	16, 24	1	70 Hudson Street	22,465,058	6,481,062	15,983,997	64,692	0	15,919,304	4.12	4.10	13.3%	13.3%	296,000,000
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	22,349,341	4,721,514	17,627,827	110,613	331,837	17,185,377	1.26	1.23	9.7%	9.5%	350,000,000
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	9,607,348	3,194,304	6,413,044	0	5,996	6,407,048	2.62	2.61	11.5%	11.5%	141,000,000
3.01	Property		1	237 East 34th Street	7,657,375	2,499,137	5,158,238	0	5,996	5,152,242					106,300,000
3.02	Property		1	114 West 86th Street	1,949,973	695,167	1,254,806	0	0	1,254,806					34,700,000
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	4,920,907	2,657,613	2,263,294	82,500	0	2,180,794	1.86	1.79	8.1%	7.8%	66,160,000
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	14,015,432	2,610,886	11,404,546	179,242	398,681	10,826,623	1.73	1.64	11.1%	10.5%	196,800,000
5.01	Property		1	Eagle Springs	2,568,301	355,258	2,213,043	9,000	75,698	2,128,345					40,000,000
5.02	Property		1	Danville	2,543,184	337,416	2,205,768	5,167	75,421	2,125,180					40,000,000
5.03	Property		1	Blythewood	2,442,402	379,264	2,063,138	62,638	73,285	1,927,215					37,600,000
5.04	Property		1	Menasha	1,488,208	284,858	1,203,350	65,145	40,512	1,097,692					17,500,000
5.05	Property		1	Tremonton	1,155,469	189,955	965,514	15,250	32,095	918,169					17,600,000
5.06	Property		1	Carbondale	1,400,936	459,665	941,271	7,917	35,467	897,887					16,900,000
5.07	Property		1	Marysville	1,396,402	355,498	1,040,904	9,000	39,941	991,963					14,400,000
5.08	Property		1	Midland	1,020,529	248,972	771,557	5,125	26,262	740,170					12,800,000
6	Loan	1, 10, 12	1	Latitude at South Portland	6,458,417	2,069,832	4,388,585	51,200	0	4,337,385	1.59	1.58	8.0%	7.9%	86,400,000
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	7,718,750	0	7,718,750	0	0	7,718,750	1.83	1.83	12.6%	12.6%	125,000,000
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAV	NAV	NAV	NAV	NAV	NAV					47,800,000
7.02	Property		1	500 Industrial Road A, Grove, OK	NAV	NAV	NAV	NAV	NAV	NAV					35,000,000
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAV	NAV	NAV	NAV	NAV	NAV					32,600,000
7.04	Property		1	615 W. Cherry Street, Chanute, KS	NAV	NAV	NAV	NAV	NAV	NAV					9,550,000
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	32,787,176	9,786,898	23,000,278	0	0	23,000,278	2.60	2.60	12.3%	12.3%	575,000,000
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	83,514,884	35,580,356	47,934,528	455,855	1,113,906	46,364,767	2.17	2.10	13.0%	12.5%	679,000,000
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	27,803,795	11,776,167	16,027,627	35,330	441,620	15,550,678	1.42	1.38	12.6%	12.2%	215,000,000
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	3,489,194	0	3,489,194	0	0	3,489,194	2.17	2.17	13.5%	13.5%	54,400,000
11.01	Property		1	1175 Early Drive	NAV	NAV	NAV	NAV	NAV	NAV					10,200,000
11.02	Property		1	207 North Forest Hills School Road	NAV	NAV	NAV	NAV	NAV	NAV					7,500,000
11.03	Property		1	8450 Tanner Williams Road	NAV	NAV	NAV	NAV	NAV	NAV					6,700,000
11.04	Property		1	10992 Leadbetter Road	NAV	NAV	NAV	NAV	NAV	NAV					4,200,000
11.05	Property		1	8125 Tridon Drive	NAV	NAV	NAV	NAV	NAV	NAV					3,800,000
11.06	Property		1	1789 Hock Avenue	NAV	NAV	NAV	NAV	NAV	NAV					3,400,000
11.07	Property		1	222 Industrial Drive	NAV	NAV	NAV	NAV	NAV	NAV					3,050,000
11.08	Property		1	701 McDowell Road	NAV	NAV	NAV	NAV	NAV	NAV					2,250,000
11.09	Property		1	101 East Jefferson Avenue	NAV	NAV	NAV	NAV	NAV	NAV					2,025,000
11.10	Property		1	243 County Road 414	NAV	NAV	NAV	NAV	NAV	NAV					2,000,000
11.11	Property		1	4522 East State Highway 18	NAV	NAV	NAV	NAV	NAV	NAV					1,850,000
11.12	Property		1	344 Phillips 273 Road	NAV	NAV	NAV	NAV	NAV	NAV					1,425,000
11.13	Property		1	120 East Blanchard Road	NAV	NAV	NAV	NAV	NAV	NAV					1,300,000
11.14	Property		1	4518 West 21st Street	NAV	NAV	NAV	NAV	NAV	NAV					850,000
11.15	Property		1	3701 Stagecoach Road	NAV	NAV	NAV	NAV	NAV	NAV					790,000
11.16	Property		1	2070 Highway 150	NAV	NAV	NAV	NAV	NAV	NAV					725,000
11.17	Property		1	317-417 Crow Street	NAV	NAV	NAV	NAV	NAV	NAV					410,000
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	47,000,639	15,438,872	31,561,767	259,516	1,567,562	29,734,689	2.65	2.50	17.5%	16.5%	400,000,000
13	Loan	13, 25	1	315 5th Avenue	3,729,703	1,328,249	2,401,455	7,875	17,500	2,376,080	1.45	1.43	9.6%	9.5%	48,800,000
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	4,709,313	1,059,101	3,650,212	184,507	148,602	3,317,104	2.27	2.06	14.6%	13.3%	46,500,000
14.01	Property		1	Patuxent Crossing	3,142,373	618,230	2,524,143	137,215	106,167	2,280,761					31,200,000
14.02	Property		1	Coliseum Marketplace	1,566,941	440,871	1,126,069	47,292	42,434	1,036,343					15,300,000
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	12,448,561	2,819,467	9,629,095	82,496	329,984	9,216,615	1.45	1.39	11.5%	11.0%	145,320,000
15.01	Property		1	Hudson Bridge Crossing	1,888,547	386,766	1,501,781	10,058	40,230	1,451,494					22,500,000
15.02	Property		1	Shoppes at Westgate	1,288,054	199,266	1,088,788	7,155	28,620	1,053,013					15,000,000
15.03	Property		1	Shoppes at Richland	1,210,073	232,574	977,499	7,965	31,860	937,674					14,200,000
15.04	Property		1	Shoppes at White Knoll	1,063,639	195,524	868,115	6,015	24,060	838,040					11,100,000
15.05	Property		1	Chamblee Village	1,167,393	365,561	801,832	5,849	23,396	772,587					13,000,000
15.06	Property		1	Shoppes at Sanford	1,053,052	272,761	780,291	7,545	30,180	742,566					12,400,000
15.07	Property		1	Grandview Station	937,443	171,266	766,178	6,165	24,660	735,353					9,300,000
15.08	Property		1	Glenn View Station	1,101,006	336,760	764,246	8,525	34,098	721,623					11,900,000
15.09	Property		1	Shoppes at Raeford	779,487	174,211	605,276	7,133	28,530	569,613					10,600,000
15.10	Property		1	Shoppes at Oxford	756,374	160,448	595,926	5,933	23,730	566,264					8,100,000
15.11	Property		1	Shoppes at Goldsboro	685,264	167,396	517,868	6,150	24,600	487,118					8,400,000
15.12	Property		1	Village at Red Bridge	518,228	156,933	361,295	4,005	16,020	341,270					5,500,000
16	Loan	16, 19, 28	1	Societal CDMO	3,434,535	0	3,434,535	0	0	3,434,535	2.32	2.32	14.9%	14.9%	45,300,000
17	Loan	5, 33	1	Embassy Suites El Paso	7,902,736	4,734,785	3,167,951	237,082	0	2,930,869	1.83	1.69	14.4%	13.3%	37,500,000
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	3,197,104	1,017,185	2,179,919	14,735	110,513	2,054,672	1.32	1.25	9.9%	9.3%	35,900,000
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	7,320,046	3,781,986	3,538,060	292,802	0	3,245,258	2.12	1.95	16.8%	15.5%	34,500,000
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	2,996,214	905,115	2,091,100	3,851	25,673	2,061,576	1.54	1.51	10.2%	10.0%	41,300,000
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	8,494,129	276,786	8,217,343	80,675	-78,312	8,214,980	1.73	1.73	8.8%	8.8%	152,000,000
21.01	Property		1	417 & 433 West 164th Street	NAV	NAV	NAV	NAV	NAV	NAV					21,000,000
21.02	Property		1	5455 State Route 307 West	NAV	NAV	NAV	NAV	NAV	NAV					20,500,000
21.03	Property		1	508 Fishkill Avenue	NAV	NAV	NAV	NAV	NAV	NAV					19,700,000
21.04	Property		1	10701 East 126th Street North	NAV	NAV	NAV	NAV	NAV	NAV					13,000,000
21.05	Property		1	120-150 West 154th Street	NAV	NAV	NAV	NAV	NAV	NAV					12,500,000
21.06	Property		1	529 Aldo Avenue	NAV	NAV	NAV	NAV	NAV	NAV					11,400,000
21.07	Property		1	758 East Utah Valley Drive	NAV	NAV	NAV	NAV	NAV	NAV					12,400,000
21.08	Property		1	7051 Patterson Drive	NAV	NAV	NAV	NAV	NAV	NAV					8,500,000

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)
21.09	Property		1	255 Industrial Parkway	NAV	NAV	NAV	NAV	NAV	NAV					6,100,000
21.10	Property		1	2801 North Earl Rudder Freeway	NAV	NAV	NAV	NAV	NAV	NAV					6,000,000
21.11	Property		1	1200 North Maitlen Drive	NAV	NAV	NAV	NAV	NAV	NAV					4,400,000
21.12	Property		1	2022 West Townline Road	NAV	NAV	NAV	NAV	NAV	NAV					2,900,000
21.13	Property		1	5450 Bishop Road	NAV	NAV	NAV	NAV	NAV	NAV					2,700,000
21.14	Property		1	13210 Kingston Avenue	NAV	NAV	NAV	NAV	NAV	NAV					1,540,000
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	28,079,780	20,213,159	7,866,621	1,123,191	0	6,743,429	3.38	2.90	25.5%	21.8%	68,500,000
22.01	Property		1	Stoney Creek Hotel St. Joseph	4,280,729	2,727,942	1,552,787	171,229	0	1,381,558					14,800,000
22.02	Property		1	Stoney Creek Hotel Sioux City	4,918,724	3,351,229	1,567,495	196,749	0	1,370,746					13,600,000
22.03	Property		1	Stoney Creek Hotel Columbia	5,087,801	3,628,094	1,459,707	203,512	0	1,256,195					10,500,000
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	3,145,943	2,568,475	577,468	125,838	0	451,630					9,500,000
22.05	Property		1	Stoney Creek Inn Galena	2,348,366	1,512,147	836,218	93,935	0	742,284					6,200,000
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	3,245,598	2,612,607	632,991	129,824	0	503,167					5,600,000
22.07	Property		1	Stoney Creek Hotel Peoria	3,121,302	2,432,856	688,446	124,852	0	563,594					4,700,000
22.08	Property		1	Stoney Creek Inn Quincy	1,931,317	1,379,808	551,510	77,253	0	474,257					3,600,000
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	5,690,092	3,079,890	2,610,202	227,604	0	2,382,599	1.98	1.81	15.7%	14.4%	28,200,000
24	Loan	28	1	Walgreens Orlando Operations Center	2,501,854	655,715	1,846,140	20,057	66,855	1,759,228	1.82	1.74	11.5%	11.0%	32,700,000
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	2,157,348	491,439	1,665,908	23,779	80,140	1,561,989	1.92	1.80	10.4%	9.8%	25,540,000
25.01	Property		1	Norton Commons	1,127,089	222,248	904,841	16,254	52,034	836,553					14,100,000
25.02	Property		1	Marketplace At Locust Grove	680,929	183,866	497,063	4,348	17,397	475,318					7,450,000
25.03	Property		1	Lexington Shopping Center	349,329	85,326	264,004	3,178	10,708	250,118					3,990,000
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	3,271,904	98,157	3,173,746	5,403	-5,403	3,173,746	2.00	2.00	8.4%	8.4%	70,700,000
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	1,448,380	169,055	1,279,325	14,750	0	1,264,575	1.43	1.41	9.0%	8.9%	24,600,000
28	Loan	12, 25	1	Kingston Square Apartments	6,548,668	1,853,250	4,695,418	104,600	0	4,590,818	1.56	1.53	9.2%	9.0%	85,700,000
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	4,938,048	2,710,115	2,227,933	197,522	0	2,030,411	2.19	2.00	17.4%	15.9%	22,000,000
30	Loan	12, 13, 23	1	PetSmart HQ	10,582,368	3,449,559	7,132,809	102,388	365,672	6,664,749	2.42	2.26	10.5%	9.8%	108,600,000
31	Loan		1	Towneplace Suites Glendale	4,185,078	2,291,377	1,893,701	167,403	0	1,726,298	2.17	1.97	15.1%	13.8%	23,200,000
32	Loan	1, 10	1	Mountain Vista Apartments	1,691,687	636,105	1,055,582	40,000	0	1,015,582	1.43	1.37	9.4%	9.0%	15,600,000
33	Loan	6, 12, 19	2	Oak Ridge Office Park	6,732,972	3,329,584	3,403,388	70,002	448,965	2,884,420	2.25	1.91	12.9%	10.9%	38,400,000
33.01	Property		1	Oak Ridge Technical Center	4,595,635	2,113,561	2,482,074	45,274	290,365	2,146,435					27,500,000
33.02	Property		1	Oak Ridge Corporate Center	2,137,337	1,216,024	921,314	24,729	158,600	737,985					10,900,000
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	1,588,987	581,722	1,007,265	57,350	0	949,915	1.37	1.29	9.8%	9.2%	15,000,000
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	880,363	192,554	687,808	0	0	687,808	1.58	1.58	8.3%	8.3%	12,900,000
36	Loan	5, 19	1	Hampton Inn Bowie	3,073,818	2,033,485	1,040,333	122,953	0	917,380	1.68	1.48	13.8%	12.1%	12,000,000
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	1,350,286	386,424	963,861	1,680	6,660	955,521	1.67	1.66	13.8%	13.7%	13,100,000
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	1,421,457	511,330	910,127	13,064	26,051	871,012	2.93	2.80	13.5%	12.9%	15,880,000
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	1,036,606	507,661	528,945	28,500	0	500,445	1.43	1.35	9.4%	8.9%	9,500,000
40	Loan	1, 5, 10	1	Fox Creek Apartments	1,093,110	606,212	486,898	32,753	0	454,145	1.34	1.25	9.1%	8.5%	8,300,000
41	Loan	16	1	Sunnybrook MHC	818,038	320,367	497,670	12,404	0	485,266	1.40	1.37	9.6%	9.3%	12,000,000
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	988,051	458,633	529,418	9,730	30,750	488,938	2.44	2.26	11.3%	10.4%	8,800,000
43	Loan	25, 28	1	DPM - Saginaw, MI	939,165	394,559	544,607	10,676	0	533,930	2.69	2.64	12.4%	12.2%	7,900,000
44	Loan	16, 27	1	Diamond Hill Lofts	518,558	160,396	358,162	9,200	0	348,962	1.52	1.48	9.0%	8.7%	7,196,000
45	Loan	6, 28	2	Southern Star NC Portfolio	615,868	235,918	379,950	5,841	0	374,109	1.54	1.52	10.7%	10.5%	7,300,000
45.01	Property		1	Main Street Self Storage	343,854	133,153	210,701	3,123	0	207,578					4,400,000
45.02	Property		1	Island Storage	272,014	102,766	169,249	2,717	0	166,531					2,900,000
46	Loan		1	Whispering Lakes MHC	355,809	82,564	273,245	5,800	0	267,445	1.41	1.38	9.8%	9.6%	5,600,000

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
							5,7	5,7	3,4			4,21,22,23,28
1	Loan	16, 24	1	70 Hudson Street	As Is	10/19/2022	40.5%	40.5%	94.1%	9/30/2022	No	TD Ameritrade	208,396	48.3%
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	As Is	10/12/2022	51.7%	51.7%	100.0%	2/6/2023	Yes	Rialto Distribution LLC	1,106,124	100.0%
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	As Is	10/28/2022	39.5%	39.5%	98.7%	11/1/2022
3.01	Property		1	237 East 34th Street	As Is	10/28/2022			99.0%	11/1/2022	NAP	NAP	NAP	NAP
3.02	Property		1	114 West 86th Street	As Is	10/28/2022			97.9%	11/1/2022	NAP	NAP	NAP	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	As Is	2/28/2022	42.3%	42.3%	90.3%	10/31/2022	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	As Is	Various	52.3%	52.3%	100.0%	2/6/2023
5.01	Property		1	Eagle Springs	As Is	8/16/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	317,670	100.0%
5.02	Property		1	Danville	As Is	8/16/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	316,507	100.0%
5.03	Property		1	Blythewood	As Is	8/16/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	350,563	100.0%
5.04	Property		1	Menasha	As Is	8/16/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	156,860	100.0%
5.05	Property		1	Tremonton	As Is	8/16/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	118,503	100.0%
5.06	Property		1	Carbondale	As Is	8/16/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	193,730	100.0%
5.07	Property		1	Marysville	As Is	8/17/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	233,264	100.0%
5.08	Property		1	Midland	As Is	8/12/2022			100.0%	2/6/2023	Yes	Intertape Polymer Group	104,617	100.0%
6	Loan	1, 10, 12	1	Latitude at South Portland	As Is	3/31/2022	63.9%	63.9%	99.2%	12/13/2022	NAP	NAP	NAP	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	As Portfolio	10/17/2022	48.9%	48.9%	100.0%	2/6/2023
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	As Is	10/17/2022			100.0%	2/6/2023	Yes	Orizon Aerostructures, LLC	300,000	100.0%
7.02	Property		1	500 Industrial Road A, Grove, OK	As Is	10/17/2022			100.0%	2/6/2023	Yes	Orizon Aerostructures, LLC	220,000	100.0%
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	As Is	10/17/2022			100.0%	2/6/2023	Yes	Orizon Aerostructures, LLC	205,000	100.0%
7.04	Property		1	615 W. Cherry Street, Chanute, KS	As Is	10/17/2022			100.0%	2/6/2023	Yes	Orizon Aerostructures, LLC	60,000	100.0%
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	As Is	1/20/2022	32.6%	32.6%	94.7%	7/22/2022	NAP	NAP	NAP	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	As Is	10/30/2022	54.5%	54.5%	97.7%	12/12/2022	No	Macy's	390,503	18.8%
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	As Is	9/7/2022	59.1%	54.7%	88.1%	7/1/2022	No	Estee Lauder	64,122	36.3%
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	As Portfolio	8/31/2022	47.4%	47.4%	100.0%	2/6/2023
11.01	Property		1	1175 Early Drive	As Is	8/10/2022			100.0%	2/6/2023	Yes	Cadence	165,237	100.0%
11.02	Property		1	207 North Forest Hills School Road	As Is	8/12/2022			100.0%	2/6/2023	Yes	Cadence	94,104	100.0%
11.03	Property		1	8450 Tanner Williams Road	As Is	8/5/2022			100.0%	2/6/2023	Yes	Cadence	71,008	100.0%
11.04	Property		1	10992 Leadbetter Road	As Is	7/27/2022			100.0%	2/6/2023	Yes	Cadence	36,312	100.0%
11.05	Property		1	8125 Tridon Drive	As Is	8/11/2022			100.0%	2/6/2023	Yes	Cadence	25,000	100.0%
11.06	Property		1	1789 Hock Avenue	As Is	8/5/2022			100.0%	2/6/2023	Yes	Cadence	25,577	100.0%
11.07	Property		1	222 Industrial Drive	As Is	8/9/2022			100.0%	2/6/2023	Yes	Cadence	36,300	100.0%
11.08	Property		1	701 McDowell Road	As Is	8/15/2022			100.0%	2/6/2023	Yes	Cadence	35,279	100.0%
11.09	Property		1	101 East Jefferson Avenue	As Is	8/8/2022			100.0%	2/6/2023	Yes	Cadence	25,000	100.0%
11.10	Property		1	243 County Road 414	As Is	8/16/2022			100.0%	2/6/2023	Yes	Cadence	24,600	100.0%
11.11	Property		1	4522 East State Highway 18	As Is	8/8/2022			100.0%	2/6/2023	Yes	Cadence	22,025	100.0%
11.12	Property		1	344 Phillips 273 Road	As Is	8/8/2022			100.0%	2/6/2023	Yes	Cadence	26,000	100.0%
11.13	Property		1	120 East Blanchard Road	As Is	8/11/2022			100.0%	2/6/2023	Yes	Cadence	13,998	100.0%
11.14	Property		1	4518 West 21st Street	As Is	8/10/2022			100.0%	2/6/2023	Yes	Cadence	9,066	100.0%
11.15	Property		1	3701 Stagecoach Road	As Is	8/5/2022			100.0%	2/6/2023	Yes	Cadence	10,000	100.0%
11.16	Property		1	2070 Highway 150	As Is	8/3/2022			100.0%	2/6/2023	Yes	Cadence	18,374	100.0%
11.17	Property		1	317-417 Crow Street	As Is	8/12/2022			100.0%	2/6/2023	Yes	Cadence	6,962	100.0%
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	As Is	11/10/2022	45.0%	45.0%	89.6%	11/30/2022	No	Burlington Coat Factory	81,082	7.2%
13	Loan	13, 25	1	315 5th Avenue	As Is	10/27/2022	51.2%	51.2%	87.7%	12/1/2022	No	Gogi Inc.	9,900	18.9%
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	Various	Various	53.8%	53.8%	86.8%	1/1/2023
14.01	Property		1	Patuxent Crossing	As Is	11/20/2022			83.6%	1/1/2023	No	Shopper's Food	61,400	23.3%
14.02	Property		1	Coliseum Marketplace	Prospective Value Upon Stabilization	11/12/2024			94.9%	1/1/2023	No	One Life Gym	57,662	54.1%
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	As Portfolio	10/27/2022	57.8%	56.4%	89.1%	10/25/2022
15.01	Property		1	Hudson Bridge Crossing	As Is	9/16/2022			95.2%	10/25/2022	No	Children's Healthcare of Atlanta, Inc.	17,650	26.3%
15.02	Property		1	Shoppes at Westgate	As Is	9/20/2022			100.0%	10/25/2022	No	Dollar Tree	10,000	21.0%
15.03	Property		1	Shoppes at Richland	As Is	9/20/2022			92.5%	10/25/2022	No	Dollar Tree	9,500	17.9%
15.04	Property		1	Shoppes at White Knoll	As Is	9/20/2022			100.0%	10/25/2022	No	Dollar Tree	10,000	24.9%
15.05	Property		1	Chamblee Village	As Is	9/19/2022			85.6%	10/25/2022	No	So Amazing Salon Suites	6,000	15.4%
15.06	Property		1	Shoppes at Sanford	As Is	9/19/2022			76.9%	10/25/2022	No	Rue21	6,000	11.9%
15.07	Property		1	Grandview Station	As Is	9/22/2022			100.0%	10/25/2022	No	Dollar Tree	8,000	19.5%
15.08	Property		1	Glenn View Station	As Is	9/12/2022			85.6%	10/25/2022	No	Dollar Tree	10,000	17.6%
15.09	Property		1	Shoppes at Raeford	As Is	9/19/2022			76.0%	10/25/2022	No	Dollar Tree	9,000	18.9%
15.10	Property		1	Shoppes at Oxford	As Is	9/12/2022			100.0%	10/25/2022	No	Dollar Tree	8,000	20.2%
15.11	Property		1	Shoppes at Goldsboro	As Is	9/20/2022			72.4%	10/25/2022	No	Dollar Tree	8,500	20.7%
15.12	Property		1	Village at Red Bridge	As Is	9/12/2022			83.5%	10/25/2022	No	Dollar Tree	8,000	30.0%
16	Loan	16, 19, 28	1	Societal CDMO	As Is	10/10/2022	50.8%	50.8%	100.0%	2/6/2023	Yes	Societal CDMO	97,147	100.0%
17	Loan	5, 33	1	Embassy Suites El Paso	As Complete	9/1/2024	58.7%	55.5%	87.0%	8/31/2022	NAP	NAP	NAP	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	As Is	6/27/2022	61.3%	57.6%	100.0%	6/30/2022	No	Food & Thought	12,062	16.4%
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	As Is	11/3/2022	60.9%	56.0%	61.5%	11/30/2022	NAP	NAP	NAP	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	As Is	7/27/2022	49.9%	49.9%	100.0%	11/1/2022	No	WORKSHOPPE	15,777	61.5%
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	As Portfolio Assuming Reserves	6/1/2022	61.5%	61.5%	100.0%	2/5/2023
21.01	Property		1	417 & 433 West 164th Street	As Is	5/20/2022			100.0%	2/5/2023	Yes	Valence Surface Technologies	29,500	100.0%
21.02	Property		1	5455 State Route 307 West	As Is	5/20/2022			100.0%	2/5/2023	Yes	Hunter Defense Technologies	212,382	100.0%
21.03	Property		1	508 Fishkill Avenue	As Is	5/20/2022			100.0%	2/5/2023	Yes	Republic	56,125	100.0%
21.04	Property		1	10701 East 126th Street North	As Is	5/18/2022			100.0%	2/5/2023	Yes	Victory Energy	138,431	100.0%
21.05	Property		1	120-150 West 154th Street	As Is	5/20/2022			100.0%	2/5/2023	Yes	Valence Surface Technologies	27,620	100.0%
21.06	Property		1	529 Aldo Avenue	As Is	5/20/2022			100.0%	2/5/2023	Yes	NxEdge CSL	15,744	100.0%
21.07	Property		1	758 East Utah Valley Drive	As Is	6/2/2022			100.0%	2/5/2023	Yes	Myler Disability	53,480	100.0%
21.08	Property		1	7051 Patterson Drive	As Is	5/20/2022			100.0%	2/5/2023	Yes	Valence Surface Technologies	18,600	100.0%

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA
21.09	Property		1	255 Industrial Parkway	As Is	5/20/2022			100.0%	2/5/2023	Yes	Anchor Danly	60,500	100.0%
21.10	Property		1	2801 North Earl Rudder Freeway	As Is	5/13/2022			100.0%	2/5/2023	Yes	Rush Trucking	26,156	100.0%
21.11	Property		1	1200 North Maitlen Drive	As Is	5/18/2022			100.0%	2/5/2023	Yes	Victory Energy	73,397	100.0%
21.12	Property		1	2022 West Townline Road	As Is	5/18/2022			100.0%	2/5/2023	Yes	Kuusakoski Glass Recycling	56,000	100.0%
21.13	Property		1	5450 Bishop Road	As Is	5/20/2022			100.0%	2/5/2023	Yes	Hunter Defense Technologies	27,072	100.0%
21.14	Property		1	13210 Kingston Avenue	As Is	5/17/2022			100.0%	2/5/2023	Yes	Messer	11,745	100.0%
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	As Is	Various	45.1%	41.1%	50.7%	10/31/2022
22.01	Property		1	Stoney Creek Hotel St. Joseph	As Is	10/20/2022			71.2%	10/31/2022	NAP	NAP	NAP	NAP
22.02	Property		1	Stoney Creek Hotel Sioux City	As Is	10/18/2022			53.7%	10/31/2022	NAP	NAP	NAP	NAP
22.03	Property		1	Stoney Creek Hotel Columbia	As Is	10/20/2022			51.0%	10/31/2022	NAP	NAP	NAP	NAP
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	As Is	10/17/2022			35.6%	10/31/2022	NAP	NAP	NAP	NAP
22.05	Property		1	Stoney Creek Inn Galena	As Is	10/19/2022			59.0%	10/31/2022	NAP	NAP	NAP	NAP
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	As Is	10/19/2022			48.1%	10/31/2022	NAP	NAP	NAP	NAP
22.07	Property		1	Stoney Creek Hotel Peoria	As Is	10/17/2022			39.6%	10/31/2022	NAP	NAP	NAP	NAP
22.08	Property		1	Stoney Creek Inn Quincy	As Is	10/20/2022			62.4%	10/31/2022	NAP	NAP	NAP	NAP
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	As Is	11/1/2022	58.9%	54.1%	87.0%	11/30/2022	NAP	NAP	NAP	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	As Is	10/5/2022	48.9%	48.9%	100.0%	2/6/2023	Yes	Walgreen Co.	133,710	100.0%
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	As Is	Various	62.6%	62.6%	95.5%	10/1/2022
25.01	Property		1	Norton Commons	As Is	6/23/2022			93.1%	10/1/2022	No	Burke's Outlet Store	30,000	36.9%
25.02	Property		1	Marketplace At Locust Grove	As Is	6/20/2022			100.0%	10/1/2022	No	Dollar Tree	9,000	33.1%
25.03	Property		1	Lexington Shopping Center	As Is	6/18/2022			100.0%	10/1/2022	No	Shoe Department	8,225	49.2%
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	As Is	3/28/2022	53.7%	53.7%	100.0%	2/5/2023	Yes	GM Cruise	122,360	100.0%
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	As Is	8/25/2022	57.7%	57.7%	100.0%	10/31/2022	NAP	NAP	NAP	NAP
28	Loan	12, 25	1	Kingston Square Apartments	As Is	8/1/2022	59.5%	59.5%	96.9%	8/18/2022	NAP	NAP	NAP	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	As Is	11/3/2022	58.2%	53.5%	65.7%	11/30/2022	NAP	NAP	NAP	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	As Is	3/10/2021	62.6%	62.6%	100.0%	2/5/2023	Yes	PetSmart Home Office, Inc.	365,672	100.0%
31	Loan		1	Towneplace Suites Glendale	As Is	11/1/2022	53.9%	53.9%	75.7%	10/31/2022	NAP	NAP	NAP	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	As Is	3/16/2022	72.1%	64.1%	97.5%	9/30/2022	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park	As Is	11/1/2022	68.8%	55.4%	78.3%	10/1/2022
33.01	Property		1	Oak Ridge Technical Center	As Is	11/1/2022			86.1%	10/1/2022	No	Consolidated Nuclear Security, Inc.	118,893	40.9%
33.02	Property		1	Oak Ridge Corporate Center	As Is	11/1/2022			63.9%	10/1/2022	No	SAIC	63,017	39.7%
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	As Is	5/31/2022	68.7%	66.2%	96.8%	9/30/2022	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	As Is	8/31/2022	64.0%	64.0%	100.0%	10/7/2022	No	EMBR2	5,800	51.8%
36	Loan	5, 19	1	Hampton Inn Bowie	As Complete	9/1/2023	62.9%	55.4%	70.7%	8/31/2022	NAP	NAP	NAP	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	As Is	11/3/2022	53.4%	47.0%	100.0%	12/28/2022	No	The Dirty Rabbit	3,551	53.3%
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	As Is	6/4/2022	42.5%	42.5%	83.3%	9/30/2022	No	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	As Is	3/1/2022	59.5%	52.9%	96.5%	9/30/2022	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	As Is	4/11/2022	64.6%	58.9%	95.3%	7/25/2022	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC	As Is	11/14/2022	43.3%	43.3%	90.2%	11/15/2022	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	As Is	2/10/2022	53.3%	53.3%	89.5%	9/30/2022	No	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	As Is	2/9/2022	55.4%	55.4%	87.7%	9/30/2022	No	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	As Is	5/13/2022	55.6%	55.6%	97.8%	9/15/2022	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio	As Is	Various	48.6%	48.6%	99.6%	Various
45.01	Property		1	Main Street Self Storage	As Is	8/2/2022			99.4%	8/31/2022	NAP	NAP	NAP	NAP
45.02	Property		1	Island Storage	As Is	7/27/2022			100.0%	7/31/2022	NAP	NAP	NAP	NAP
46	Loan		1	Whispering Lakes MHC	As Is	9/4/2022	50.0%	50.0%	79.3%	12/1/2022	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
						4,21,22,23,28				4,21,22,23,28
1	Loan	16, 24	1	70 Hudson Street	6/30/2033	Fidessa Corporation	78,000	18.1%	12/31/2032	Federal Home Loan Bank of New York	52,041	12.1%
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	10/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio
3.01	Property		1	237 East 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	114 West 86th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio
5.01	Property		1	Eagle Springs	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Danville	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Blythewood	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Menasha	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Tremonton	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Carbondale	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Marysville	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Midland	9/30/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	500 Industrial Road A, Grove, OK	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	615 W. Cherry Street, Chanute, KS	12/31/2047	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	8/18/2026 (266,676 SF); 7/31/2034 (123,827 SF)	Walmart	173,450	8.3%	8/31/2028	SEARS	144,537	6.9%
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	3/31/2025	Prada USA Corp.	30,079	17.0%	1/31/2035	Valor Management LLC	12,990	7.4%
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence
11.01	Property		1	1175 Early Drive	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	207 North Forest Hills School Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	8450 Tanner Williams Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	10992 Leadbetter Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	8125 Tridon Drive	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	1789 Hock Avenue	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	222 Industrial Drive	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	701 McDowell Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	101 East Jefferson Avenue	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	243 County Road 414	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	4522 East State Highway 18	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	344 Phillips 273 Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	120 East Blanchard Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	4518 West 21st Street	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	3701 Stagecoach Road	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.16	Property		1	2070 Highway 150	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.17	Property		1	317-417 Crow Street	8/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	1/31/2030	Round 1 Bowling Amusement	59,071	5.2%	9/30/2027	Forever 21	47,203	4.2%
13	Loan	13, 25	1	315 5th Avenue	4/30/2031 (4,950 SF); 7/31/2031 (4,950 SF)	Gilar Realty	4,950	9.4%	11/30/2036	American Friends of Shalva	2,325	4.4%
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum
14.01	Property		1	Patuxent Crossing	5/31/2028	Marshalls	27,000	10.2%	9/30/2027	Homegoods	19,688	7.5%
14.02	Property		1	Coliseum Marketplace	8/31/2038	Michaels	23,981	22.5%	2/28/2029	Sonabank	4,710	4.4%
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio
15.01	Property		1	Hudson Bridge Crossing	6/30/2026	Dollar Tree	10,000	14.9%	11/30/2026	Shoe Department	5,000	7.5%
15.02	Property		1	Shoppes at Westgate	2/28/2027	Sherwin Williams	4,800	10.1%	12/31/2024	Shoe Department	4,700	9.9%
15.03	Property		1	Shoppes at Richland	8/31/2027	Shoe Department	4,800	9.0%	1/31/2028	Maurices	4,800	9.0%
15.04	Property		1	Shoppes at White Knoll	10/31/2027	Shoe Department	5,600	14.0%	10/31/2027	Chapala Mexican Restaurant	4,400	11.0%
15.05	Property		1	Chamblee Village	4/30/2027	Atlanta Eye Center	3,959	10.2%	5/31/2032	Georgia Clinic Urgent Care	3,500	9.0%
15.06	Property		1	Shoppes at Sanford	1/31/2024	Shoe Department	5,800	11.5%	10/31/2027	King Chinese Buffet	5,000	9.9%
15.07	Property		1	Grandview Station	1/31/2027	Shoe Show	5,100	12.4%	2/28/2026	Hopscotch Health	4,500	10.9%
15.08	Property		1	Glenn View Station	3/31/2024	NC Beauty Outlet	7,000	12.3%	4/30/2023	Del Rancho	5,000	8.8%
15.09	Property		1	Shoppes at Raeford	4/30/2026	Petsense	6,000	12.6%	3/31/2033	JRL Beauty, Inc.	5,000	10.5%
15.10	Property		1	Shoppes at Oxford	1/31/2025	Aarons	6,400	16.2%	2/29/2024	Toros Cantina	5,200	13.1%
15.11	Property		1	Shoppes at Goldsboro	10/31/2027	Dos Marias	5,000	12.2%	8/31/2026	A1 Business Center	2,000	4.9%
15.12	Property		1	Village at Red Bridge	7/31/2025	El Vaquero Grill	3,000	11.2%	12/31/2024	La Casa De Los Churros	2,100	7.9%
16	Loan	16, 19, 28	1	Societal CDMO	12/31/2042	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	4/30/2026	The Pearl	7,091	9.6%	8/31/2028	Sushi Thai Too	4,730	6.4%
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	6/30/2038	1Life (One Med)	6,076	23.7%	8/31/2030	TD Bank	2,141	8.3%
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio
21.01	Property		1	417 & 433 West 164th Street	10/6/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	5455 State Route 307 West	2/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	508 Fishkill Avenue	5/9/2027	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	10701 East 126th Street North	9/30/2035	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	120-150 West 154th Street	10/6/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	529 Aldo Avenue	10/6/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	758 East Utah Valley Drive	3/31/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	7051 Patterson Drive	10/6/2029	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA
21.09	Property		1	255 Industrial Parkway	8/31/2039	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	2801 North Earl Rudder Freeway	10/1/2024	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	1200 North Maitlen Drive	10/13/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	2022 West Townline Road	6/30/2023	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	5450 Bishop Road	2/15/2025	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	13210 Kingston Avenue	2/28/2031	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio
22.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	10/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio
25.01	Property		1	Norton Commons	1/31/2028	Shoe Show	9,953	12.2%	1/31/2027	Hibbett Sports	8,225	10.1%
25.02	Property		1	Marketplace At Locust Grove	9/30/2027	San Diego Mexican Restaurant	5,000	18.4%	2/28/2028	T-Mobile	2,200	8.1%
25.03	Property		1	Lexington Shopping Center	6/30/2028	Verizon	2,400	14.3%	2/28/2027	AT&T	2,400	14.3%
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	11/30/2030	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	12, 25	1	Kingston Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	3/31/2032	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Towneplace Suites Glendale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park
33.01	Property		1	Oak Ridge Technical Center	11/22/2023	UT-Battelle, LLC	35,100	12.1%	3/8/2023	Avant, LLC	35,000	12.1%
33.02	Property		1	Oak Ridge Corporate Center	5/31/2024	All Meds, Inc.	21,467	13.5%	2/28/2023	Energy Solutions, LLC	6,189	3.9%
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	1/31/2030	Fin & Feathers	5,400	48.2%	7/30/2031	NAP	NAP	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	11/30/2037	305 Pizza	1,165	17.5%	11/30/2027	Rabbit Corners	1,159	17.4%
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio
45.01	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Island Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Whispering Lakes MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
						4,21,22,23,28				4,21,22,23, 28
1	Loan	16, 24	1	70 Hudson Street	12/31/2033	Gucci America, Inc.	51,824	12.0%	12/31/2029	New Jersey CVS Pharmacy, LLC	11,659
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio
3.01	Property		1	237 East 34th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	114 West 86th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio
5.01	Property		1	Eagle Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Danville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Blythewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Menasha	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Tremonton	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Carbondale	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Marysville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Midland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	10/31/2028	BJ's Wholesale Club	127,750	6.1%	1/31/2027	KOHL'S	116,392
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	8/31/2033	Union Editorial NY, LLC	11,500	6.5%	5/31/2023	H&M	11,049
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence
11.01	Property		1	1175 Early Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	207 North Forest Hills School Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	8450 Tanner Williams Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	10992 Leadbetter Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	8125 Tridon Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	1789 Hock Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	222 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	701 McDowell Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	101 East Jefferson Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	243 County Road 414	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	4522 East State Highway 18	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	344 Phillips 273 Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	120 East Blanchard Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	4518 West 21st Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	3701 Stagecoach Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.16	Property		1	2070 Highway 150	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.17	Property		1	317-417 Crow Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	1/31/2023	Marshalls	35,191	3.1%	1/31/2027	TJ Maxx	34,766
13	Loan	13, 25	1	315 5th Avenue	1/31/2024	Secret Stylash	1,885	3.6%	12/31/2024	Empire Lash Studio	1,675
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum
14.01	Property		1	Patuxent Crossing	9/30/2027	World Gym	15,612	5.9%	12/31/2029	Jo-Ann Fabrics	14,058
14.02	Property		1	Coliseum Marketplace	9/30/2030	AT&T Mobility	4,334	4.1%	7/31/2023	Chick-Fil-A	4,211
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio
15.01	Property		1	Hudson Bridge Crossing	9/30/2023	Massage Envy	4,000	6.0%	12/31/2026	Rainbow	4,000
15.02	Property		1	Shoppes at Westgate	3/31/2028	San Felipe	4,000	8.4%	2/28/2027	Six Happiness, Inc	4,000
15.03	Property		1	Shoppes at Richland	3/31/2025	Dancing Crab	4,000	7.5%	10/31/2031	Ferrando's Pizza	2,800
15.04	Property		1	Shoppes at White Knoll	8/31/2023	Hwy 55 Burgers, Shakes and Fries	2,000	5.0%	12/31/2024	Hibachi Express	1,600
15.05	Property		1	Chamblee Village	1/31/2033	MetroPCS	2,800	7.2%	1/31/2025	Gamestop	2,700
15.06	Property		1	Shoppes at Sanford	1/31/2028	Gamestop	2,400	4.8%	1/31/2028	Athlete's Foot	2,400
15.07	Property		1	Grandview Station	10/31/2032	New China Buffet	3,500	8.5%	11/30/2026	Luisa's Italian Restaurant & Pizzeria	3,200
15.08	Property		1	Glenn View Station	1/31/2028	Magic Discounts	5,000	8.8%	5/31/2024	Shoe Show	3,800
15.09	Property		1	Shoppes at Raeford	5/31/2024	Carolinas Dentist	4,800	10.1%	4/30/2029	Black Friday Shoes Plus	3,150
15.10	Property		1	Shoppes at Oxford	11/30/2023	CATO Fashions	4,000	10.1%	1/31/2026	Shoe Show	3,150
15.11	Property		1	Shoppes at Goldsboro	3/31/2024	Dough Boy's	2,000	4.9%	4/30/2023	Wayne County ABC	1,600
15.12	Property		1	Village at Red Bridge	8/31/2027	AT&T	1,600	6.0%	2/28/2026	Pizza & Beyond, Inc	1,600
16	Loan	16, 19, 28	1	Societal CDMO	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	12/31/2030	Orangetheory	4,248	5.8%	2/28/2030	Eye Associates	4,188
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	3/31/2031	Robert Segal PLLC (Manhattan Cardiology)	1,679	6.5%	12/31/2030	NAP	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio
21.01	Property		1	417 & 433 West 164th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	5455 State Route 307 West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	508 Fishkill Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	10701 East 126th Street North	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	120-150 West 154th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	529 Aldo Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	758 East Utah Valley Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	7051 Patterson Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF
21.09	Property		1	255 Industrial Parkway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	1200 North Maitlen Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	2022 West Townline Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	5450 Bishop Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	13210 Kingston Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio
22.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio
25.01	Property		1	Norton Commons	6/30/2025	Maurices	4,953	6.1%	2/28/2024	Los Rodeos	3,200
25.02	Property		1	Marketplace At Locust Grove	9/30/2027	Little Caesar's	1,950	7.2%	1/31/2023	GameStop	1,800
25.03	Property		1	Lexington Shopping Center	5/31/2024	Subway	1,600	9.6%	7/31/2024	Citi Nails & Spa	1,200
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	12, 25	1	Kingston Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Towneplace Suites Glendale	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park
33.01	Property		1	Oak Ridge Technical Center	10/31/2024	Tetra Tech, Inc.	19,553	6.7%	10,626 SF expiring 1/31/2024; 8,927 SF expiring 4/30/2024	Perma-Fix Environmental Services	16,319
33.02	Property		1	Oak Ridge Corporate Center	6/19/2023	Cowperwood Company	6,104	3.8%	MTM	TCN dba Catawba Corporation	2,711
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	11/30/2027	Smoke Stop	790	11.9%	11/30/2027	NAP	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio
45.01	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Island Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Whispering Lakes MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
													17
1	Loan	16, 24	1	70 Hudson Street	2.7%	10/31/2038	10/24/2022	NAP	10/24/2022	NAP	NAP	Yes - AE	Fee	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAP	NAP	10/24/2022	NAP	10/24/2022	10/24/2022	18%	No	Fee	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio
3.01	Property		1	237 East 34th Street	NAP	NAP	11/2/2022	NAP	11/2/2022	NAP	NAP	No	Fee	NAP
3.02	Property		1	114 West 86th Street	NAP	NAP	11/2/2022	NAP	11/2/2022	NAP	NAP	No	Fee	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	3/8/2022	NAP	3/7/2022	NAP	NAP	No	Fee	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio
5.01	Property		1	Eagle Springs	NAP	NAP	9/21/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP
5.02	Property		1	Danville	NAP	NAP	9/21/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP
5.03	Property		1	Blythewood	NAP	NAP	9/21/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP
5.04	Property		1	Menasha	NAP	NAP	9/21/2022	9/9/2022	9/12/2022	NAP	NAP	No	Fee	NAP
5.05	Property		1	Tremonton	NAP	NAP	9/21/2022	NAP	9/12/2022	8/23/2022	11%	No	Fee	NAP
5.06	Property		1	Carbondale	NAP	NAP	9/21/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP
5.07	Property		1	Marysville	NAP	NAP	9/21/2022	9/9/2022	9/12/2022	NAP	NAP	No	Fee	NAP
5.08	Property		1	Midland	NAP	NAP	9/21/2022	NAP	9/12/2022	NAP	NAP	No	Fee	NAP
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	NAP	4/5/2022	NAP	4/5/2022	NAP	NAP	No	Fee	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	8/23/2022	NAP	8/23/2022	NAP	NAP	No	Fee	NAP
7.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	8/23/2022	NAP	8/23/2022	NAP	NAP	No	Fee	NAP
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	8/23/2022	NAP	8/23/2022	NAP	NAP	No	Fee	NAP
7.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	8/24/2022	NAP	8/24/2022	NAP	NAP	No	Fee	NAP
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	1/20/2022	NAP	1/19/2022	NAP	NAP	No	Fee	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	5.6%	1/31/2031	12/20/2022	NAP	12/20/2022	NAP	NAP	Yes - AE	Fee/Leasehold	8/12/2026
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	6.3%	1/31/2030	9/14/2022	NAP	9/14/2022	NAP	NAP	No	Leasehold	6/30/2060
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence
11.01	Property		1	1175 Early Drive	NAP	NAP	6/15/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.02	Property		1	207 North Forest Hills School Road	NAP	NAP	6/15/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.03	Property		1	8450 Tanner Williams Road	NAP	NAP	6/15/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.04	Property		1	10992 Leadbetter Road	NAP	NAP	6/10/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.05	Property		1	8125 Tridon Drive	NAP	NAP	6/15/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.06	Property		1	1789 Hock Avenue	NAP	NAP	6/10/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.07	Property		1	222 Industrial Drive	NAP	NAP	6/15/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.08	Property		1	701 McDowell Road	NAP	NAP	6/13/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.09	Property		1	101 East Jefferson Avenue	NAP	NAP	6/15/2022	NAP	6/15/2022	1/12/2023	6%	No	Fee	NAP
11.10	Property		1	243 County Road 414	NAP	NAP	6/15/2022	NAP	6/15/2022	1/12/2023	5%	No	Fee	NAP
11.11	Property		1	4522 East State Highway 18	NAP	NAP	6/13/2022	NAP	6/15/2022	1/12/2023	11%	No	Fee	NAP
11.12	Property		1	344 Phillips 273 Road	NAP	NAP	6/15/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.13	Property		1	120 East Blanchard Road	NAP	NAP	6/8/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.14	Property		1	4518 West 21st Street	NAP	NAP	6/8/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.15	Property		1	3701 Stagecoach Road	NAP	NAP	6/8/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.16	Property		1	2070 Highway 150	NAP	NAP	6/13/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
11.17	Property		1	317-417 Crow Street	NAP	NAP	6/8/2022	NAP	6/15/2022	NAP	NAP	No	Fee	NAP
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	3.1%	1/31/2027	11/16/2022	NAP	11/18/2022	NAP	NAP	Yes - AE	Fee	NAP
13	Loan	13, 25	1	315 5th Avenue	3.2%	4/30/2027	11/2/2022	NAP	11/2/2022	NAP	NAP	No	Fee	NAP
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum
14.01	Property		1	Patuxent Crossing	5.3%	1/31/2025	11/22/2022	NAP	11/22/2022	NAP	NAP	No	Fee	NAP
14.02	Property		1	Coliseum Marketplace	3.9%	5/31/2025	11/22/2022	NAP	11/22/2022	NAP	NAP	No	Fee	NAP
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio
15.01	Property		1	Hudson Bridge Crossing	6.0%	6/30/2027	9/23/2022	NAP	9/23/2022	NAP	NAP	No	Fee	NAP
15.02	Property		1	Shoppes at Westgate	8.4%	10/31/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.03	Property		1	Shoppes at Richland	5.3%	1/31/2026	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.04	Property		1	Shoppes at White Knoll	4.0%	12/31/2027	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.05	Property		1	Chamblee Village	6.9%	8/31/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.06	Property		1	Shoppes at Sanford	4.8%	4/30/2027	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.07	Property		1	Grandview Station	7.8%	11/30/2023	9/26/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.08	Property		1	Glenn View Station	6.7%	MTM	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.09	Property		1	Shoppes at Raeford	6.6%	6/30/2027	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.10	Property		1	Shoppes at Oxford	8.0%	MTM	9/23/2022	NAP	9/23/2022	NAP	NAP	No	Fee	NAP
15.11	Property		1	Shoppes at Goldsboro	3.9%	2/28/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
15.12	Property		1	Village at Red Bridge	6.0%	2/28/2023	9/23/2022	NAP	9/26/2022	NAP	NAP	No	Fee	NAP
16	Loan	16, 19, 28	1	Societal CDMO	NAP	NAP	10/4/2022	NAP	10/4/2022	NAP	NAP	No	Fee	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	NAP	8/26/2022	NAP	8/26/2022	NAP	NAP	No	Fee	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	5.7%	1/14/2026	6/30/2022	NAP	6/30/2022	NAP	NAP	No	Fee	NAP
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	NAP	11/11/2022	NAP	11/11/2022	NAP	NAP	No	Fee	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	NAP	NAP	9/28/2022	NAP	9/28/2022	NAP	NAP	No	Fee	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio
21.01	Property		1	417 & 433 West 164th Street	NAP	NAP	5/17/2022	NAP	5/12/2022	7/14/2022	13%	No	Fee	NAP
21.02	Property		1	5455 State Route 307 West	NAP	NAP	5/9/2022	NAP	5/6/2022	NAP	NAP	No	Fee	NAP
21.03	Property		1	508 Fishkill Avenue	NAP	NAP	5/12/2022	NAP	5/11/2022	NAP	NAP	Yes - AE	Fee	NAP
21.04	Property		1	10701 East 126th Street North	NAP	NAP	5/12/2022	NAP	5/12/2022	NAP	NAP	No	Fee	NAP
21.05	Property		1	120-150 West 154th Street	NAP	NAP	5/11/2022	NAP	5/10/2022	7/14/2022	11%	No	Fee	NAP
21.06	Property		1	529 Aldo Avenue	NAP	NAP	7/8/2022	NAP	5/12/2022	7/14/2022	17%	No	Fee	NAP
21.07	Property		1	758 East Utah Valley Drive	NAP	NAP	5/11/2022	NAP	5/6/2022	10/27/2022	6%	No	Fee	NAP
21.08	Property		1	7051 Patterson Drive	NAP	NAP	5/12/2022	NAP	5/12/2022	7/14/2022	17%	No	Fee	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date
21.09	Property		1	255 Industrial Parkway	NAP	NAP	5/11/2022	NAP	5/12/2022	NAP	NAP	No	Fee	NAP
21.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	5/10/2022	NAP	5/6/2022	NAP	NAP	Yes - AE	Fee	NAP
21.11	Property		1	1200 North Maitlen Drive	NAP	NAP	7/8/2022	NAP	5/12/2022	NAP	NAP	No	Fee	NAP
21.12	Property		1	2022 West Townline Road	NAP	NAP	7/8/2022	NAP	5/10/2022	NAP	NAP	No	Fee	NAP
21.13	Property		1	5450 Bishop Road	NAP	NAP	5/9/2022	NAP	5/3/2022	NAP	NAP	No	Fee	NAP
21.14	Property		1	13210 Kingston Avenue	NAP	NAP	7/8/2022	NAP	5/11/2022	NAP	NAP	No	Fee	NAP
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio
22.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	10/20/2022	NAP	10/20/2022	NAP	NAP	No	Fee	NAP
22.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	10/20/2022	NAP	10/20/2022	NAP	NAP	Yes - AO	Fee	NAP
22.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	10/20/2022	NAP	10/20/2022	NAP	NAP	No	Fee	NAP
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	10/19/2022	NAP	10/20/2022	NAP	NAP	No	Fee	NAP
22.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	10/19/2022	NAP	10/20/2022	NAP	NAP	No	Fee	NAP
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	NAP	NAP	10/20/2022	NAP	10/20/2022	NAP	NAP	No	Fee/Leasehold	1/6/2035
22.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	10/19/2022	NAP	10/20/2022	NAP	NAP	No	Fee	NAP
22.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	10/20/2022	NAP	10/20/2022	NAP	NAP	No	Fee	NAP
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	NAP	11/10/2022	NAP	11/11/2022	NAP	NAP	No	Fee	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	NAP	10/13/2022	NAP	10/13/2022	NAP	NAP	No	Fee	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio
25.01	Property		1	Norton Commons	3.9%	1/31/2026	6/20/2022	NAP	6/17/2022	NAP	NAP	No	Fee	NAP
25.02	Property		1	Marketplace At Locust Grove	6.6%	1/31/2024	6/16/2022	NAP	6/20/2022	NAP	NAP	No	Fee	NAP
25.03	Property		1	Lexington Shopping Center	7.2%	8/31/2023	6/20/2022	NAP	6/16/2022	NAP	NAP	No	Fee	NAP
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAP	NAP	12/15/2021	NAP	9/15/2022	12/14/2021	24%	No	Fee	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	NAP	9/14/2022	NAP	9/14/2022	NAP	NAP	No	Fee	NAP
28	Loan	12, 25	1	Kingston Square Apartments	NAP	NAP	8/4/2022	NAP	8/8/2022	NAP	NAP	No	Fee	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	NAP	11/11/2022	NAP	11/11/2022	NAP	NAP	No	Fee	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	NAP	NAP	3/15/2021	NAP	3/15/2021	NAP	NAP	No	Fee	NAP
31	Loan		1	Towneplace Suites Glendale	NAP	NAP	9/15/2022	NAP	9/15/2022	NAP	NAP	No	Fee	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	3/17/2022	NAP	3/18/2022	NAP	NAP	No	Fee	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park
33.01	Property		1	Oak Ridge Technical Center	5.6%	4/30/2026	11/17/2022	NAP	11/15/2022	NAP	NAP	No	Fee	NAP
33.02	Property		1	Oak Ridge Corporate Center	1.7%	3/22/2023	11/18/2022	NAP	11/15/2022	NAP	NAP	No	Fee	NAP
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	6/16/2022	NAP	6/16/2022	NAP	NAP	No	Fee	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	NAP	9/7/2022	NAP	9/7/2022	NAP	NAP	No	Fee	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	NAP	9/1/2022	NAP	9/1/2022	NAP	NAP	No	Fee	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	NAP	NAP	11/7/2022	NAP	11/7/2022	NAP	NAP	No	Fee	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	3/11/2022	NAP	3/8/2022	NAP	NAP	No	Fee	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	4/8/2022	NAP	4/8/2022	NAP	NAP	No	Fee	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	10/19/2022	NAP	10/19/2022	NAP	NAP	No	Fee	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	5/13/2022	NAP	5/13/2022	NAP	NAP	No	Fee	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio
45.01	Property		1	Main Street Self Storage	NAP	NAP	9/8/2022	NAP	9/7/2022	NAP	NAP	No	Fee	NAP
45.02	Property		1	Island Storage	NAP	NAP	9/8/2022	NAP	9/8/2022	NAP	NAP	Yes - AE	Fee	NAP
46	Loan		1	Whispering Lakes MHC	NAP	NAP	11/23/2022	NAP	11/23/2022	NAP	NAP	No	Fee	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
								18	19	18	19	18
1	Loan	16, 24	1	70 Hudson Street	NAP	NAP	NAP	263,338	131,669	313,920	26,160	0
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAP	NAP	NAP	514,722	128,681	122,072	61,036	0
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio				395,800	Springing	21,801	Springing	100,000
3.01	Property		1	237 East 34th Street	NAP	NAP	NAP
3.02	Property		1	114 West 86th Street	NAP	NAP	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	NAP	515,805	73,686	0	Springing	20,625
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio				0	Springing	0	Springing	0
5.01	Property		1	Eagle Springs	NAP	NAP	NAP
5.02	Property		1	Danville	NAP	NAP	NAP
5.03	Property		1	Blythewood	NAP	NAP	NAP
5.04	Property		1	Menasha	NAP	NAP	NAP
5.05	Property		1	Tremonton	NAP	NAP	NAP
5.06	Property		1	Carbondale	NAP	NAP	NAP
5.07	Property		1	Marysville	NAP	NAP	NAP
5.08	Property		1	Midland	NAP	NAP	NAP
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	NAP	NAP	152,880	50,960	23,683	7,894	16,000
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures				0	Springing	0	Springing	0
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	NAP
7.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	NAP
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	NAP
7.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	NAP
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	919,476	459,738	0	Springing	850,000
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	Two, 6-year options	1,080,000	No	0	Springing	0	Springing	0
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	None	5,089,118	Yes	276,774	276,774	62,040	20,680	0
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence				0	Springing	0	Springing	0
11.01	Property		1	1175 Early Drive	NAP	NAP	NAP
11.02	Property		1	207 North Forest Hills School Road	NAP	NAP	NAP
11.03	Property		1	8450 Tanner Williams Road	NAP	NAP	NAP
11.04	Property		1	10992 Leadbetter Road	NAP	NAP	NAP
11.05	Property		1	8125 Tridon Drive	NAP	NAP	NAP
11.06	Property		1	1789 Hock Avenue	NAP	NAP	NAP
11.07	Property		1	222 Industrial Drive	NAP	NAP	NAP
11.08	Property		1	701 McDowell Road	NAP	NAP	NAP
11.09	Property		1	101 East Jefferson Avenue	NAP	NAP	NAP
11.10	Property		1	243 County Road 414	NAP	NAP	NAP
11.11	Property		1	4522 East State Highway 18	NAP	NAP	NAP
11.12	Property		1	344 Phillips 273 Road	NAP	NAP	NAP
11.13	Property		1	120 East Blanchard Road	NAP	NAP	NAP
11.14	Property		1	4518 West 21st Street	NAP	NAP	NAP
11.15	Property		1	3701 Stagecoach Road	NAP	NAP	NAP
11.16	Property		1	2070 Highway 150	NAP	NAP	NAP
11.17	Property		1	317-417 Crow Street	NAP	NAP	NAP
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	NAP	NAP	0	Springing	0	Springing	0
13	Loan	13, 25	1	315 5th Avenue	NAP	NAP	NAP	136,216	Springing	0	Springing	0
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum				117,347	39,116	9,520	9,520	0
14.01	Property		1	Patuxent Crossing	NAP	NAP	NAP
14.02	Property		1	Coliseum Marketplace	NAP	NAP	NAP
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio				551,903	87,604	248,209	39,398	0
15.01	Property		1	Hudson Bridge Crossing	NAP	NAP	NAP
15.02	Property		1	Shoppes at Westgate	NAP	NAP	NAP
15.03	Property		1	Shoppes at Richland	NAP	NAP	NAP
15.04	Property		1	Shoppes at White Knoll	NAP	NAP	NAP
15.05	Property		1	Chamblee Village	NAP	NAP	NAP
15.06	Property		1	Shoppes at Sanford	NAP	NAP	NAP
15.07	Property		1	Grandview Station	NAP	NAP	NAP
15.08	Property		1	Glenn View Station	NAP	NAP	NAP
15.09	Property		1	Shoppes at Raeford	NAP	NAP	NAP
15.10	Property		1	Shoppes at Oxford	NAP	NAP	NAP
15.11	Property		1	Shoppes at Goldsboro	NAP	NAP	NAP
15.12	Property		1	Village at Red Bridge	NAP	NAP	NAP
16	Loan	16, 19, 28	1	Societal CDMO	NAP	NAP	NAP	30,752	Springing	0	Springing	0
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	NAP	NAP	445,959	43,650	0	Springing	0
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	NAP	NAP	NAP	109,831	9,985	16,976	8,488	275,000
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	NAP	NAP	0	20,463	122,314	14,561	0
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	NAP	NAP	NAP	403,766	50,861	0	Springing	0
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio				0	Springing	0	Springing	0
21.01	Property		1	417 & 433 West 164th Street	NAP	NAP	NAP
21.02	Property		1	5455 State Route 307 West	NAP	NAP	NAP
21.03	Property		1	508 Fishkill Avenue	NAP	NAP	NAP
21.04	Property		1	10701 East 126th Street North	NAP	NAP	NAP
21.05	Property		1	120-150 West 154th Street	NAP	NAP	NAP
21.06	Property		1	529 Aldo Avenue	NAP	NAP	NAP
21.07	Property		1	758 East Utah Valley Drive	NAP	NAP	NAP
21.08	Property		1	7051 Patterson Drive	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)
21.09	Property		1	255 Industrial Parkway	NAP	NAP	NAP
21.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	NAP
21.11	Property		1	1200 North Maitlen Drive	NAP	NAP	NAP
21.12	Property		1	2022 West Townline Road	NAP	NAP	NAP
21.13	Property		1	5450 Bishop Road	NAP	NAP	NAP
21.14	Property		1	13210 Kingston Avenue	NAP	NAP	NAP
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio				662,294	132,589	449,553	40,868	0
22.01	Property		1	Stoney Creek Hotel St. Joseph	NAP	NAP	NAP
22.02	Property		1	Stoney Creek Hotel Sioux City	NAP	NAP	NAP
22.03	Property		1	Stoney Creek Hotel Columbia	NAP	NAP	NAP
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	NAP	NAP	NAP
22.05	Property		1	Stoney Creek Inn Galena	NAP	NAP	NAP
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	Two, 15-year options	72,500	No
22.07	Property		1	Stoney Creek Hotel Peoria	NAP	NAP	NAP
22.08	Property		1	Stoney Creek Inn Quincy	NAP	NAP	NAP
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	NAP	NAP	0	22,141	112,184	13,355	0
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	NAP	NAP	0	Springing	0	Springing	0
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio				63,509	12,702	0	Springing	0
25.01	Property		1	Norton Commons	NAP	NAP	NAP
25.02	Property		1	Marketplace At Locust Grove	NAP	NAP	NAP
25.03	Property		1	Lexington Shopping Center	NAP	NAP	NAP
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAP	NAP	NAP	0	Springing	89,199	Springing	0
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	NAP	NAP	3,395	679	9,204	2,301	3,688
28	Loan	12, 25	1	Kingston Square Apartments	NAP	NAP	NAP	154,550	25,069	0	Springing	0
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	NAP	NAP	0	13,075	82,771	9,854	0
30	Loan	12, 13, 23	1	PetSmart HQ	NAP	NAP	NAP	0	Springing	0	Springing	0
31	Loan		1	Towneplace Suites Glendale	NAP	NAP	NAP	10,007	10,007	0	Springing	0
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	NAP	77,988	12,998	16,185	3,237	10,000
33	Loan	6, 12, 19	2	Oak Ridge Office Park				48,457	48,457	29,585	Springing	0
33.01	Property		1	Oak Ridge Technical Center	NAP	NAP	NAP
33.02	Property		1	Oak Ridge Corporate Center	NAP	NAP	NAP
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	NAP	46,566	9,313	4,030	4,030	14,338
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	NAP	NAP	7,482	7,482	0	Springing	25,900
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	NAP	NAP	49,695	16,565	5,607	1,869	0
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	NAP	NAP	NAP	43,000	14,333	42,412	8,560	0
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	NAP	103,585	14,798	0	Springing	130,639
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	NAP	38,994	7,799	31,194	10,398	7,125
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	NAP	21,122	2,112	41,448	6,908	8,188
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	NAP	23,927	5,982	3,818	1,909	0
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	NAP	0	9,730	0	Springing	97,300
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	NAP	31,380	6,276	0	Springing	182,641
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	NAP	1,628	543	0	Springing	0
45	Loan	6, 28	2	Southern Star NC Portfolio				5,301	1,767	11,820	5,910	15,352
45.01	Property		1	Main Street Self Storage	NAP	NAP	NAP
45.02	Property		1	Island Storage	NAP	NAP	NAP
46	Loan		1	Whispering Lakes MHC	NAP	NAP	NAP	255	243	6,790	718	0

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
					19	20	18
1	Loan	16, 24	1	70 Hudson Street	5,391	0	0
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	9,218	0	0
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	Springing	90,000	0
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	6,875	0	0
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	Springing	0	0
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	5,333	0	0
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	Springing	0	0
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	0	0	0
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	Springing	558,072	4,068,135
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	2,944	0	0
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	Springing	193,453	0
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	Springing	519,033	0
13	Loan	13, 25	1	315 5th Avenue	656	0	350,000
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	15,376	0	0
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	6,875	412,480	1,000,000
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	Springing	0	0
17	Loan	5, 33	1	Embassy Suites El Paso	0% of total revenue in the initial 12 months of the term, 2% of total revenue in year 2, and 4% of total revenue thereafter	0	0
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	Springing	275,000	200,000
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	24,405	900,000	0
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	321	0	0
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	Springing	0	4,000,000
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	93,677	0	0
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	18,688	900,000	0
24	Loan	28	1	Walgreens Orlando Operations Center	Springing	0	0
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	1,982	0	250,000
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	450	0	600,000
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	1,229	0	0
28	Loan	12, 25	1	Kingston Square Apartments	8,717	0	0
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	16,151	600,000	0
30	Loan	12, 13, 23	1	PetSmart HQ	8,532	0	0
31	Loan		1	Towneplace Suites Glendale	The greater of (i) 1/12th of 4% of Gross Revenues or (ii) the amount of the deposit (if any) then required by the Franchisor on account of FF&E under the Franchise Agreement	0	0
32	Loan	1, 10	1	Mountain Vista Apartments	3,333	0	0
33	Loan	6, 12, 19	2	Oak Ridge Office Park	5,834	0	1,500,000
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	4,779	0	0
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	0	0	84,000
36	Loan	5, 19	1	Hampton Inn Bowie	10,246	0	0
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	140	0	0
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	0	0	260,513
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	2,375	0	0
40	Loan	1, 5, 10	1	Fox Creek Apartments	2,729	0	0
41	Loan	16	1	Sunnybrook MHC	1,034	0	0
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	0	0	307,188
43	Loan	25, 28	1	DPM - Saginaw, MI	0	0	0
44	Loan	16, 27	1	Diamond Hill Lofts	767	0	0
45	Loan	6, 28	2	Southern Star NC Portfolio	487	0	0
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	483	0	0

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
					19	20	18	19	20	18	18	19
1	Loan	16, 24	1	70 Hudson Street	0	0	0	0	0	0	306,422	0
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	0	0	0	0	0	8,125	9,452,054	Springing
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	500	0	0	0	0	199,183	0	0
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	0	0	0	0	0	0	0	0
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	0	0	0	0	0	0	0	0
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	0	0	0	0	0	0	0	0
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	Springing	0	0	0	0	0	0	0
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	0	0	0	0	0	0	12,778,500	Springing
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	0	0	0	0	0	0	743,644	Springing
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	36,802	0	0	0	0	0	4,655,585	Springing
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	Springing	967,263	0	0	0	0	0	0
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	94,028	2,256,664	0	0	0	0	1,805,623	0
13	Loan	13, 25	1	315 5th Avenue	4,375	0	0	0	0	26,950	0	0
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	12,245	550,000	0	0	0	269,788	3,911,894	0
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	Springing	1,000,000	0	0	0	42,313	1,325,497	0
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	Springing	0	0	0	0	0	0	0
17	Loan	5, 33	1	Embassy Suites El Paso	0	0	0	0	0	0	5,187,899	0
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	Springing	200,000	0	0	0	0	22,700	0
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	0	0	0	0	0	0	500,000	0
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	2,139	0	0	0	0	0	1,899,510	Springing
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	Springing	500,000	0	0	0	0	0	0
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	0	0	0	0	0	173,498	375,083	39,042
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	0	0	0	0	0	0	0	0
24	Loan	28	1	Walgreens Orlando Operations Center	5,571	0	0	0	0	0	0	0
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	Springing	150,000	0	0	0	0	0	0
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	2,251	0	0	0	0	0	336,010	0
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	0	0	0	0	0	61,250	0	0
28	Loan	12, 25	1	Kingston Square Apartments	0	0	0	0	0	110,375	0	0
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	0	0	0	0	0	0	300,000	0
30	Loan	12, 13, 23	1	PetSmart HQ	30,473	0	0	0	0	146,929	9,141,800	0
31	Loan		1	Towneplace Suites Glendale	0	0	0	0	0	14,963	0	0
32	Loan	1, 10	1	Mountain Vista Apartments	0	0	0	0	0	0	0	0
33	Loan	6, 12, 19	2	Oak Ridge Office Park	37,414	3,000,000	0	0	0	106,469	0	0
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	0	0	0	0	0	52,548	0	0
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	0	0	0	0	0	0	0	0
36	Loan	5, 19	1	Hampton Inn Bowie	0	0	0	0	0	0	1,339,450	Springing
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	555	0	0	0	0	0	66,000	0
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	0	0	0	0	0	36,438	0	0
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	0	0	0	0	0	0	0	0
40	Loan	1, 5, 10	1	Fox Creek Apartments	0	0	0	0	0	46,000	0	0
41	Loan	16	1	Sunnybrook MHC	0	0	0	0	0	74,813	450,000	0
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	0	0	0	0	0	0	0	0
43	Loan	25, 28	1	DPM - Saginaw, MI	0	0	0	0	0	18,000	0	0
44	Loan	16, 27	1	Diamond Hill Lofts	0	0	0	0	0	0	0	0
45	Loan	6, 28	2	Southern Star NC Portfolio	0	0	0	0	0	36,875	0	0
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	0	0	0	0	0	0	0	0

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
						20
1	Loan	16, 24	1	70 Hudson Street	Rent Abatement Reserve ($200,000.00), Maman Reserve ($106,421.76)	0	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	Rent Abatement Reserve (Upfront: $9,402,054), Litigation Reserve (Upfront: $50,000, Monthly: Springing)	Litigation Reserve ($50,000)	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio		0	NAP
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield		0	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio		0	NAP
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland		0	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures		0	NAP
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Unit Upgrade Reserve (Upfront: $7,858,500), Supplemental Income Reserve (Upfront: $4,920,000; Monthly: Springing)	0	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	Rollover Reserve (Monthly: Springing), Gap Rent Reserve (Upfront: $743,643.75)	2,094,342	NAP
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	Unfunded Obligations Reserve (Upfront: $4,231,492), Ground Rent Reserve (Upfront: $424,093; Monthly: Springing), Façade Work Reserve (Monthly: Springing)	0	NAP
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence		0	NAP
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	Outstanding TI/LC Obligations Reserve ($1,581,204.38), Gap Rent Reserve ($224,418.36)	0	NAP
13	Loan	13, 25	1	315 5th Avenue		0	NAP
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	Unfunded Obligations Reserve	0	NAP
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	Unfunded Tenant Obligations Reserve ($1,050,196.81), Free Rent Reserve ($275,299.76)	0	NAP
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO		0	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	PIP Reserve ($4,100,000), Room Addition Reserve ($1,087,899)	0	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	Condominium Assessments Reserve	0	NAP
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	PIP Reserve	0	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	Free Rent Reserve (Upfront: $1,445,730), Workshoppe TI/LC Reserve (Upfront: $431,000), Common Charge Reserve (Upfront: $22,786; Monthly: Springing)	0	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio		0	NAP
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Description	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	Seasonality Reserve (Upfront: $363,000; Monthly: $33,000), Ground Rent Reserve (Upfront: $12,083.33; Monthly: $6,041.66)	0	NAP
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95		0	NAP
24	Loan	28	1	Walgreens Orlando Operations Center		0	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio		0	NAP
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	Rent Reduction Reserve ($180,350), Debt Service Supplement Reserve ($155,660)	0	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street		0	NAP
28	Loan	12, 25	1	Kingston Square Apartments		0	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	PIP Reserve	0	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	PetSmart TI Reserve	0	NAP
31	Loan		1	Towneplace Suites Glendale		0	NAP
32	Loan	1, 10	1	Mountain Vista Apartments		0	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park		0	NAP
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio		0	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave		0	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	PIP Reserve (Upfront: $1,159,450.38), Seasonality Reserve (Upfront: $180,000; Monthly: Springing)	Seasonality Reserve ($180,000)	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	Smoke Stop Rent Reserve	0	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO		0	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments		0	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments		0	NAP
41	Loan	16	1	Sunnybrook MHC	Treatment Facility Reserve	0	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH		0	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI		0	NAP
44	Loan	16, 27	1	Diamond Hill Lofts		0	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio		0	NAP
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC		0	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
						26	26							9
1	Loan	16, 24	1	70 Hudson Street	NAP	Hard	Springing	Yes	Yes	Yes	No	36,000,000	84,000,000	226,543.33
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAP	Hard	Springing	No	Yes	Yes	No	35,000,000	146,000,000	938,742.82
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	NAP	Soft	Springing	Yes	No	Yes	No	28,000,000	27,750,000	101,712.27
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	NAP	Hard	Springing	Yes	Yes	Yes	No	28,000,000	75,000,000	401,119.79
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	Springing	Springing	Yes	No	Yes	No	27,000,000	28,192,000	117,192.58
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	NAP	Hard	In Place	Yes	Yes	Yes	No	27,000,000	34,095,000	196,032.44
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	Soft (Residential); Hard (Commercial)	In Place	Yes	No	Yes	No	26,000,000	161,500,000	634,504.34
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	NAP	Hard	Springing	Yes	Yes	Yes	No	26,000,000	344,000,000	1,714,533.42
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	NAP	Hard	Springing	Yes	Yes	Yes	No	25,951,292	101,210,038	748,677.61
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	Hard	Springing	Yes	No	Yes	No	25,750,000	154,250,000	849,862.16
13	Loan	13, 25	1	315 5th Avenue	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	NAP	Springing	Springing	Yes	No	Yes	No	24,000,000	60,000,000	394,357.76
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	NAP	Hard	In Place	Yes	Yes	Yes	No	20,000,000	73,500,000	310,503.47
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	NAP	Hard	Springing	Yes	No	Yes	Yes	17,000,000	13,900,000	87,309.69
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAP	Hard	Springing	Yes	Yes	Yes	No	15,000,000	23,000,000	79,869.10
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
28	Loan	12, 25	1	Kingston Square Apartments	NAP	Springing	Springing	Yes	No	Yes	No	14,000,000	37,000,000	181,942.36
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	NAP	Hard	In Place	Yes	Yes	Yes	No	12,650,000	55,350,000	200,156.87
31	Loan		1	Towneplace Suites Glendale	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park	NAP	Hard	Springing	Yes	Yes	Yes	No	10,560,897	15,841,346	75,521.98
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	Soft (Residential); Hard (Commercial)	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	Hard	Springing	Yes	No	No	NAP	NAP	NAP	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP	NAP	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio	NAP	Springing	Springing	Yes	No	No	NAP	NAP	NAP	NAP
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	NAP	Soft	Springing	Yes	No	No	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
					9				9		13, 14
1	Loan	16, 24	1	70 Hudson Street	323,633.33	76,950,000	3.19200%	196,950,000	531,163.21	66.5%	2.50	8.1%	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	1,163,783.91	NAP	NAP	181,000,000	1,163,783.91	51.7%	1.23	9.7%	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	204,340.86	NAP	NAP	55,750,000	204,340.86	39.5%	2.61	11.5%	37,750,000
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	550,871.18	NAP	NAP	103,000,000	550,871.18	52.3%	1.64	11.1%	NAP
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	229,430.08	NAP	NAP	55,192,000	229,430.08	63.9%	1.58	8.0%	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	351,271.50	NAP	NAP	61,095,000	351,271.50	48.9%	1.83	12.6%	NAP
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	736,653.65	177,500,000	4.65000%	365,000,000	1,434,019.10	63.5%	1.34	6.3%	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	1,844,120.25	NAP	NAP	370,000,000	1,844,120.25	54.5%	2.10	13.0%	NAP
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	940,646.23	NAP	NAP	127,161,330	940,646.23	59.1%	1.38	12.6%	NAP
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	991,735.42	NAP	NAP	180,000,000	991,735.42	45.0%	2.50	17.5%	NAP
13	Loan	13, 25	1	315 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	552,100.87	NAP	NAP	84,000,000	552,100.87	57.8%	1.39	11.5%	NAP
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	2,000,000
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	394,994.21	NAP	NAP	93,500,000	394,994.21	61.5%	1.73	8.8%	NAP
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	194,091.33	NAP	NAP	30,900,000	194,091.33	45.1%	2.90	25.5%	NAP
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	131,957.64	NAP	NAP	38,000,000	131,957.64	53.7%	2.00	8.4%	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	1,695,000
28	Loan	12, 25	1	Kingston Square Apartments	250,785.42	NAP	NAP	51,000,000	250,785.42	59.5%	1.53	9.2%	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	245,901.85	NAP	NAP	68,000,000	245,901.85	62.6%	2.26	10.5%	12,000,000
31	Loan		1	Towneplace Suites Glendale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park	125,869.97	NAP	NAP	26,402,243	125,869.97	68.8%	1.91	12.9%	NAP
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
							9		13, 14		13	13
1	Loan	16, 24	1	70 Hudson Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	8.33046%	93,500,000	470,043.12	66.3%	1.14	6.9%	No	NAP
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
13	Loan	13, 25	1	315 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Future Mezzanine Loan
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	10.00000%	24,000,000	154,874.76	66.9%	1.11	9.1%	No	NAP
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	12.00000%	15,884,000	91,637.68	64.6%	1.15	8.1%	No	NAP
28	Loan	12, 25	1	Kingston Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
30	Loan	12, 13, 23	1	PetSmart HQ	12.00000%	80,000,000	367,568.52	73.7%	1.51	8.9%	No	NAP
31	Loan		1	Towneplace Suites Glendale	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor

1	Loan	16, 24	1	70 Hudson Street	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	Ezra Danziger, Paul Reisz and Solomon Weber
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	Robert Gilardian and Albert Gilardian
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	CF Real Estate Holdings, LLC
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	Christopher Urso and Lisa Urso
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	LCN North American Fund III, L.P.
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	The Macerich Partnership, L.P.
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	Peter M. Brant
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	New Mountain Net Lease Partners Corporation
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	The Taubman Realty Group LLC
13	Loan	13, 25	1	315 5th Avenue	Robert Gilardian and Albert Gilardian
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	Cedar Realty Trust Partnership, L.P., Wheeler Real Estate Investment Trust, Inc. and Cedar Realty Trust, Inc.
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	Arthur Joseph Kepes and Thomas Scott Smith
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	Tenet Equity Partners, Inc.
17	Loan	5, 33	1	Embassy Suites El Paso	Westmont Investments, LLC
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	Peter G. Pohlmann, Jr.
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	Robert Guarini
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	Ben Ashkenazy and Daniel Levy
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	Bryan L. Norton
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	Stoney Creek Hospitality Corporation
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	Robert Guarini and Lori Guarini
24	Loan	28	1	Walgreens Orlando Operations Center	Michael Packman and Keystone 1031, LLC
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	Stanley Werb and Jonathan Gaines
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	Matthew Stern, Daniel Sachs and WCM-GGG, LLC
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	Matthew Florio
28	Loan	12, 25	1	Kingston Square Apartments	Joel Werzberger
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	Robert Guarini and Lori Guarini
30	Loan	12, 13, 23	1	PetSmart HQ	Walter C. Bowen
31	Loan		1	Towneplace Suites Glendale	Bradford Allen Enterprises LLC
32	Loan	1, 10	1	Mountain Vista Apartments	Scott MacDowell, Mark Blair and Mark Goldberg
33	Loan	6, 12, 19	2	Oak Ridge Office Park	John C. Harvey and Edward J. Sussi
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	Joel Werzberger
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	Stephan P. Nemeth, George P. Edwards, III and Alastair C. Pimm
36	Loan	5, 19	1	Hampton Inn Bowie	Pravin Kotadia and Ziaur Rahman
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	Alvaro Rojas, Andres San Martin, Jonathan Taborda, Luis Fernando Gaviria Ramirez and Ana Montoya
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	David M. Frank, Sterling P. McGregor, The McGregor 2013 Irrevocable Trust Dated October 31, 2013, C & A Irrevocable 2014 Children's Trust Dated July 21, 2014 and Highland Partner, LLC
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	Marvin H. Peavy, Jr.
40	Loan	1, 5, 10	1	Fox Creek Apartments	Arthur C. Lewis, III
41	Loan	16	1	Sunnybrook MHC	Uri Minkoff and David Minkoff
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	David M. Frank, Sterling P. McGregor, The McGregor 2013 Irrevocable Trust Dated October 31, 2013, C & A Irrevocable 2014 Children's Trust Dated July 21, 2014 and Highland Partner, LLC
43	Loan	25, 28	1	DPM - Saginaw, MI	David M. Frank, Sterling P. McGregor, The McGregor 2013 Irrevocable Trust Dated October 31, 2013, C & A Irrevocable 2014 Children's Trust Dated July 21, 2014 and Highland Partner, LLC
44	Loan	16, 27	1	Diamond Hill Lofts	Robert W. Hargett and Daniel Hargett
45	Loan	6, 28	2	Southern Star NC Portfolio	Mark Torok, Louis Fox III and Michaeljohn Kudlik
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	George R. Jarkesy, Jr.

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
					24
1	Loan	16, 24	1	70 Hudson Street	NAP	No
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	Ezra Danziger, Paul Reisz and Solomon Weber	No
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	Robert Gilardian and Albert Gilardian	No
3.01	Property		1	237 East 34th Street
3.02	Property		1	114 West 86th Street
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	CF Real Estate Holdings, LLC	Yes
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P.	No
5.01	Property		1	Eagle Springs
5.02	Property		1	Danville
5.03	Property		1	Blythewood
5.04	Property		1	Menasha
5.05	Property		1	Tremonton
5.06	Property		1	Carbondale
5.07	Property		1	Marysville
5.08	Property		1	Midland
6	Loan	1, 10, 12	1	Latitude at South Portland	Christopher Urso and Lisa Urso	No
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	LCN North American Fund III REIT	No
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS
7.02	Property		1	500 Industrial Road A, Grove, OK
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS
7.04	Property		1	615 W. Cherry Street, Chanute, KS
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust	No
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	The Macerich Partnership, L.P.	No
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	Peter M. Brant	No
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	New Mountain Net Lease Partners Corporation	No
11.01	Property		1	1175 Early Drive
11.02	Property		1	207 North Forest Hills School Road
11.03	Property		1	8450 Tanner Williams Road
11.04	Property		1	10992 Leadbetter Road
11.05	Property		1	8125 Tridon Drive
11.06	Property		1	1789 Hock Avenue
11.07	Property		1	222 Industrial Drive
11.08	Property		1	701 McDowell Road
11.09	Property		1	101 East Jefferson Avenue
11.10	Property		1	243 County Road 414
11.11	Property		1	4522 East State Highway 18
11.12	Property		1	344 Phillips 273 Road
11.13	Property		1	120 East Blanchard Road
11.14	Property		1	4518 West 21st Street
11.15	Property		1	3701 Stagecoach Road
11.16	Property		1	2070 Highway 150
11.17	Property		1	317-417 Crow Street
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	The Taubman Realty Group LLC	No
13	Loan	13, 25	1	315 5th Avenue	Robert Gilardian and Albert Gilardian	No
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	Cedar Realty Trust Partnership, L.P.	No
14.01	Property		1	Patuxent Crossing
14.02	Property		1	Coliseum Marketplace
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	Arthur Joseph Kepes and Thomas Scott Smith	No
15.01	Property		1	Hudson Bridge Crossing
15.02	Property		1	Shoppes at Westgate
15.03	Property		1	Shoppes at Richland
15.04	Property		1	Shoppes at White Knoll
15.05	Property		1	Chamblee Village
15.06	Property		1	Shoppes at Sanford
15.07	Property		1	Grandview Station
15.08	Property		1	Glenn View Station
15.09	Property		1	Shoppes at Raeford
15.10	Property		1	Shoppes at Oxford
15.11	Property		1	Shoppes at Goldsboro
15.12	Property		1	Village at Red Bridge
16	Loan	16, 19, 28	1	Societal CDMO	Tenet Equity Partners, Inc.	No
17	Loan	5, 33	1	Embassy Suites El Paso	Westplace Modesto Investors, LLC, Francis Moezinia, Alam Pirani and Orlando Soccer Investors LLC	No
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	Peter G. Pohlmann, Jr.	No
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	Robert Guarini	No
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	Ben Ashkenazy and Daniel Levy	No
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	Bryan L. Norton	No
21.01	Property		1	417 & 433 West 164th Street
21.02	Property		1	5455 State Route 307 West
21.03	Property		1	508 Fishkill Avenue
21.04	Property		1	10701 East 126th Street North
21.05	Property		1	120-150 West 154th Street
21.06	Property		1	529 Aldo Avenue
21.07	Property		1	758 East Utah Valley Drive
21.08	Property		1	7051 Patterson Drive

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)
21.09	Property		1	255 Industrial Parkway
21.10	Property		1	2801 North Earl Rudder Freeway
21.11	Property		1	1200 North Maitlen Drive
21.12	Property		1	2022 West Townline Road
21.13	Property		1	5450 Bishop Road
21.14	Property		1	13210 Kingston Avenue
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	SCI Lodging Group, L.L.C.	No
22.01	Property		1	Stoney Creek Hotel St. Joseph
22.02	Property		1	Stoney Creek Hotel Sioux City
22.03	Property		1	Stoney Creek Hotel Columbia
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston
22.05	Property		1	Stoney Creek Inn Galena
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline
22.07	Property		1	Stoney Creek Hotel Peoria
22.08	Property		1	Stoney Creek Inn Quincy
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	Robert Guarini and Lori Guarini	No
24	Loan	28	1	Walgreens Orlando Operations Center	Michael Packman and Keystone 1031, LLC	Yes
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	Jonathan Gaines and Stanley Werb	No
25.01	Property		1	Norton Commons
25.02	Property		1	Marketplace At Locust Grove
25.03	Property		1	Lexington Shopping Center
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	Matthew Stern, Daniel Sachs and WCM-GGG, LLC	No
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	Matthew Florio	No
28	Loan	12, 25	1	Kingston Square Apartments	Joel Werzberger	No
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	Robert Guarini and Lori Guarini	No
30	Loan	12, 13, 23	1	PetSmart HQ	Walter C. Bowen	No
31	Loan		1	Towneplace Suites Glendale	Bradford Allen Enterprises LLC	No
32	Loan	1, 10	1	Mountain Vista Apartments	Scott MacDowell, Mark Blair and Mark Goldberg	No
33	Loan	6, 12, 19	2	Oak Ridge Office Park	John C. Harvey and Edward J. Sussi	No
33.01	Property		1	Oak Ridge Technical Center
33.02	Property		1	Oak Ridge Corporate Center
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	Joel Werzberger	No
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	Stephan P. Nemeth, George P. Edwards, III and Alastair C. Pimm	No
36	Loan	5, 19	1	Hampton Inn Bowie	Pravin Kotadia and Ziaur Rahman	No
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	Alvaro Rojas, Andres San Martin, Jonathan Taborda, Luis Fernando Gaviria Ramirez and Ana Montoya	No
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	David M. Frank, Sterling P. McGregor, The McGregor 2013 Irrevocable Trust Dated October 31, 2013, C & A Irrevocable 2014 Children's Trust Dated July 21, 2014 and Highland Partner, LLC	Yes
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	Marvin H. Peavy, Jr.	No
40	Loan	1, 5, 10	1	Fox Creek Apartments	Arthur C. Lewis, III	No
41	Loan	16	1	Sunnybrook MHC	Uri Minkoff and David Minkoff	No
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	David M. Frank, Sterling P. McGregor, The McGregor 2013 Irrevocable Trust Dated October 31, 2013, C & A Irrevocable 2014 Children's Trust Dated July 21, 2014 and Highland Partner, LLC	Yes
43	Loan	25, 28	1	DPM - Saginaw, MI	David M. Frank, Sterling P. McGregor, The McGregor 2013 Irrevocable Trust Dated October 31, 2013, C & A Irrevocable 2014 Children's Trust Dated July 21, 2014 and Highland Partner, LLC	Yes
44	Loan	16, 27	1	Diamond Hill Lofts	Robert W. Hargett and Daniel Hargett	No
45	Loan	6, 28	2	Southern Star NC Portfolio	Mark Torok, Louis Fox III and Michaeljohn Kudlik	Yes
45.01	Property		1	Main Street Self Storage
45.02	Property		1	Island Storage
46	Loan		1	Whispering Lakes MHC	George R. Jarkesy, Jr.	No

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
					33		29
1	Loan	16, 24	1	70 Hudson Street	No	Acquisition	No	120,000,000	111,520,984	76,950,000	0	308,470,984	0	300,000,000	7,587,304	883,680
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	No	Refinance	Yes	181,000,000	0	0	0	181,000,000	130,724,472	0	24,015,699	10,096,973
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	No	Refinance		55,750,000	4,966,507	37,750,000	0	98,466,507	88,000,000	0	9,749,723	716,784
3.01	Property		1	237 East 34th Street			No
3.02	Property		1	114 West 86th Street			No
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	No	Acquisition	No	28,000,000	38,993,677	0	0	66,993,677	0	66,000,000	457,247	536,430
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	No	Acquisition		103,000,000	73,350,575	0	3,301,540	179,652,115	0	177,000,000	2,652,115	0
5.01	Property		1	Eagle Springs			No
5.02	Property		1	Danville			Yes
5.03	Property		1	Blythewood			No
5.04	Property		1	Menasha			No
5.05	Property		1	Tremonton			No
5.06	Property		1	Carbondale			No
5.07	Property		1	Marysville			No
5.08	Property		1	Midland			No
6	Loan	1, 10, 12	1	Latitude at South Portland	No	Refinance	No	55,192,000	0	0	0	55,192,000	37,190,041	0	1,435,126	192,563
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	No	Acquisition		61,095,000	61,801,361	0	0	122,896,361	0	122,180,000	716,361	0
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS			No
7.02	Property		1	500 Industrial Road A, Grove, OK			No
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS			No
7.04	Property		1	615 W. Cherry Street, Chanute, KS			No
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	Yes	Refinance	No	187,500,000	15,813,033	177,500,000	0	380,813,033	321,864,741	0	44,400,316	14,547,976
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	No	Refinance	No	370,000,000	11,744,495	0	0	381,744,495	364,192,834	0	12,739,883	4,811,779
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	No	Refinance	No	127,400,000	5,592,260	0	0	132,992,260	123,945,221	0	4,052,640	4,994,399
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	No	Acquisition		25,778,500	26,607,796	0	0	52,386,296	0	51,557,000	829,296	0
11.01	Property		1	1175 Early Drive			No
11.02	Property		1	207 North Forest Hills School Road			No
11.03	Property		1	8450 Tanner Williams Road			No
11.04	Property		1	10992 Leadbetter Road			No
11.05	Property		1	8125 Tridon Drive			No
11.06	Property		1	1789 Hock Avenue			No
11.07	Property		1	222 Industrial Drive			No
11.08	Property		1	701 McDowell Road			No
11.09	Property		1	101 East Jefferson Avenue			No
11.10	Property		1	243 County Road 414			No
11.11	Property		1	4522 East State Highway 18			No
11.12	Property		1	344 Phillips 273 Road			No
11.13	Property		1	120 East Blanchard Road			No
11.14	Property		1	4518 West 21st Street			No
11.15	Property		1	3701 Stagecoach Road			No
11.16	Property		1	2070 Highway 150			No
11.17	Property		1	317-417 Crow Street			No
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	No	Refinance	No	180,000,000	962,977	0	0	180,962,977	177,589,210	0	1,568,144	1,805,623
13	Loan	13, 25	1	315 5th Avenue	No	Refinance	No	25,000,000	2,668,064	0	0	27,668,064	26,086,088	0	1,068,811	513,166
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	No	Refinance		25,000,000	0	0	0	25,000,000	19,256,643	0	835,239	4,308,549
14.01	Property		1	Patuxent Crossing			No
14.02	Property		1	Coliseum Marketplace			Yes
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	No	Refinance and Acquisition		84,000,000	1,488,632	0	0	85,488,632	66,344,516	11,800,000	4,176,196	3,167,921
15.01	Property		1	Hudson Bridge Crossing			No
15.02	Property		1	Shoppes at Westgate			No
15.03	Property		1	Shoppes at Richland			No
15.04	Property		1	Shoppes at White Knoll			No
15.05	Property		1	Chamblee Village			No
15.06	Property		1	Shoppes at Sanford			No
15.07	Property		1	Grandview Station			No
15.08	Property		1	Glenn View Station			No
15.09	Property		1	Shoppes at Raeford			No
15.10	Property		1	Shoppes at Oxford			No
15.11	Property		1	Shoppes at Goldsboro			No
15.12	Property		1	Village at Red Bridge			No
16	Loan	16, 19, 28	1	Societal CDMO	No	Acquisition	No
17	Loan	5, 33	1	Embassy Suites El Paso	Yes	Acquisition	No
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	No	Acquisition	No
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	No	Refinance	No
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	Yes	Refinance	No
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	No	Refinance
21.01	Property		1	417 & 433 West 164th Street			No
21.02	Property		1	5455 State Route 307 West			No
21.03	Property		1	508 Fishkill Avenue			No
21.04	Property		1	10701 East 126th Street North			No
21.05	Property		1	120-150 West 154th Street			No
21.06	Property		1	529 Aldo Avenue			No
21.07	Property		1	758 East Utah Valley Drive			No
21.08	Property		1	7051 Patterson Drive			No

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)
21.09	Property		1	255 Industrial Parkway			No
21.10	Property		1	2801 North Earl Rudder Freeway			No
21.11	Property		1	1200 North Maitlen Drive			No
21.12	Property		1	2022 West Townline Road			No
21.13	Property		1	5450 Bishop Road			No
21.14	Property		1	13210 Kingston Avenue			No
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	No	Refinance
22.01	Property		1	Stoney Creek Hotel St. Joseph			No
22.02	Property		1	Stoney Creek Hotel Sioux City			No
22.03	Property		1	Stoney Creek Hotel Columbia			No
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston			No
22.05	Property		1	Stoney Creek Inn Galena			No
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline			No
22.07	Property		1	Stoney Creek Hotel Peoria			No
22.08	Property		1	Stoney Creek Inn Quincy			No
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	No	Refinance	No
24	Loan	28	1	Walgreens Orlando Operations Center	No	Acquisition	No
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	No	Refinance
25.01	Property		1	Norton Commons			No
25.02	Property		1	Marketplace At Locust Grove			No
25.03	Property		1	Lexington Shopping Center			No
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	Yes	Refinance	No
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	No	Refinance	Yes
28	Loan	12, 25	1	Kingston Square Apartments	No	Recapitalization	No
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	No	Refinance	No
30	Loan	12, 13, 23	1	PetSmart HQ	No	Acquisition	No
31	Loan		1	Towneplace Suites Glendale	No	Acquisition	No
32	Loan	1, 10	1	Mountain Vista Apartments	No	Refinance	No
33	Loan	6, 12, 19	2	Oak Ridge Office Park	No	Refinance
33.01	Property		1	Oak Ridge Technical Center			No
33.02	Property		1	Oak Ridge Corporate Center			No
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	No	Refinance	No
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	No	Refinance	No
36	Loan	5, 19	1	Hampton Inn Bowie	No	Acquisition	No
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	No	Refinance	No
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	No	Refinance	No
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	No	Refinance	No
40	Loan	1, 5, 10	1	Fox Creek Apartments	No	Refinance	No
41	Loan	16	1	Sunnybrook MHC	No	Acquisition	No
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	No	Refinance	No
43	Loan	25, 28	1	DPM - Saginaw, MI	No	Refinance	No
44	Loan	16, 27	1	Diamond Hill Lofts	No	Refinance	No
45	Loan	6, 28	2	Southern Star NC Portfolio	No	Acquisition
45.01	Property		1	Main Street Self Storage			No
45.02	Property		1	Island Storage			No
46	Loan		1	Whispering Lakes MHC	No	Refinance	No

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

1	Loan	16, 24	1	70 Hudson Street	0	0	308,470,984	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	16,162,856	0	181,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	0	0	98,466,507	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	237 East 34th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	114 West 86th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	0	0	66,993,677	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	0	0	179,652,115	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	Eagle Springs				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	Danville				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	Blythewood				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	Menasha				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	Tremonton				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.06	Property		1	Carbondale				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.07	Property		1	Marysville				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.08	Property		1	Midland				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	1, 10, 12	1	Latitude at South Portland	16,374,269	0	55,192,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	0	0	122,896,361	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.02	Property		1	500 Industrial Road A, Grove, OK				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.04	Property		1	615 W. Cherry Street, Chanute, KS				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	0	0	380,813,033	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	0	0	381,744,495	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	0	0	132,992,260	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	0	0	52,386,296	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	1175 Early Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	207 North Forest Hills School Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	8450 Tanner Williams Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	10992 Leadbetter Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	8125 Tridon Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.06	Property		1	1789 Hock Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.07	Property		1	222 Industrial Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.08	Property		1	701 McDowell Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.09	Property		1	101 East Jefferson Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.10	Property		1	243 County Road 414				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.11	Property		1	4522 East State Highway 18				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.12	Property		1	344 Phillips 273 Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.13	Property		1	120 East Blanchard Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.14	Property		1	4518 West 21st Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.15	Property		1	3701 Stagecoach Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.16	Property		1	2070 Highway 150				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.17	Property		1	317-417 Crow Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	0	0	180,962,977	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	13, 25	1	315 5th Avenue	0	0	27,668,064	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	599,569	0	25,000,000	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.01	Property		1	Patuxent Crossing				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.02	Property		1	Coliseum Marketplace				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	0	0	85,488,632	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Hudson Bridge Crossing				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Shoppes at Westgate				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Shoppes at Richland				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Shoppes at White Knoll				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Chamblee Village				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Shoppes at Sanford				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.07	Property		1	Grandview Station				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.08	Property		1	Glenn View Station				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.09	Property		1	Shoppes at Raeford				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.10	Property		1	Shoppes at Oxford				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.11	Property		1	Shoppes at Goldsboro				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.12	Property		1	Village at Red Bridge				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	16, 19, 28	1	Societal CDMO				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	5, 33	1	Embassy Suites El Paso				10/31/2037	126.58	110.09	87.0%	126.58	110.09	87.0%	116.63	105.81
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington				2/24/2027	264.49	162.67	61.5%	264.49	162.67	61.5%	198.53	120.51
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	417 & 433 West 164th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	5455 State Route 307 West				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	508 Fishkill Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.04	Property		1	10701 East 126th Street North				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.05	Property		1	120-150 West 154th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.06	Property		1	529 Aldo Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.07	Property		1	758 East Utah Valley Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.08	Property		1	7051 Patterson Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)
21.09	Property		1	255 Industrial Parkway				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.10	Property		1	2801 North Earl Rudder Freeway				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.11	Property		1	1200 North Maitlen Drive				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.12	Property		1	2022 West Townline Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.13	Property		1	5450 Bishop Road				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.14	Property		1	13210 Kingston Avenue				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio				NAP	117.92	59.78	50.7%	117.92	59.78	50.7%	115.37	52.19
22.01	Property		1	Stoney Creek Hotel St. Joseph				NAP	107.54	76.57	71.2%	107.48	76.54	71.2%	100.83	65.87
22.02	Property		1	Stoney Creek Hotel Sioux City				NAP	127.27	68.30	53.7%	127.27	68.30	53.7%	128.90	63.52
22.03	Property		1	Stoney Creek Hotel Columbia				NAP	114.61	58.45	51.0%	114.56	58.45	51.0%	111.72	43.69
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston				NAP	119.99	42.72	35.6%	119.99	42.72	35.6%	122.15	38.12
22.05	Property		1	Stoney Creek Inn Galena				NAP	139.79	82.48	59.0%	139.79	82.52	59.0%	133.77	81.44
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline				NAP	113.48	54.58	48.1%	113.48	54.62	48.1%	112.44	44.01
22.07	Property		1	Stoney Creek Hotel Peoria				NAP	116.19	46.06	39.6%	116.19	46.06	39.6%	112.30	41.01
22.08	Property		1	Stoney Creek Inn Quincy				NAP	113.04	70.54	62.4%	113.03	70.51	62.4%	105.81	66.50
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95				11/26/2039	137.44	119.58	87.0%	137.44	119.58	87.0%	118.60	90.24
24	Loan	28	1	Walgreens Orlando Operations Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.01	Property		1	Norton Commons				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.02	Property		1	Marketplace At Locust Grove				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.03	Property		1	Lexington Shopping Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	12, 25	1	Kingston Square Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike				1/18/2028	197.62	129.74	65.7%	197.62	129.74	65.7%	159.60	94.01
30	Loan	12, 13, 23	1	PetSmart HQ				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	Towneplace Suites Glendale				7/6/2040	156.72	118.70	75.7%	156.72	118.70	75.7%	124.51	96.05
32	Loan	1, 10	1	Mountain Vista Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Oak Ridge Technical Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Oak Ridge Corporate Center				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	1, 10, 25	1	Gary Indiana Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan	5, 19	1	Hampton Inn Bowie				10/31/2037	113.87	80.56	70.7%	113.87	80.56	70.7%	97.72	66.91
37	Loan	4, 16, 22, 31	1	151 NW 24th Street				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.01	Property		1	Main Street Self Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
45.02	Property		1	Island Storage				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
46	Loan		1	Whispering Lakes MHC				NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	16, 24	1	70 Hudson Street	NAP	NAP	NAP	NAP
2	Loan	12, 13, 16, 19, 29	1	Rialto Industrial	NAP	NAP	NAP	NAP
3	Loan	2, 3, 6, 12, 13, 19, 20, 25	2	Gilardian NYC Portfolio	NAP	NAP	NAP	NAP
3.01	Property		1	237 East 34th Street	NAP	NAP	NAP	NAP
3.02	Property		1	114 West 86th Street	NAP	NAP	NAP	NAP
4	Loan	1, 10, 13, 16, 28	1	Weston at Copperfield	NAP	NAP	NAP	NAP
5	Loan	6, 12, 13, 16, 24, 28, 29	8	IPG Portfolio	NAP	NAP	NAP	NAP
5.01	Property		1	Eagle Springs	NAP	NAP	NAP	NAP
5.02	Property		1	Danville	NAP	NAP	NAP	NAP
5.03	Property		1	Blythewood	NAP	NAP	NAP	NAP
5.04	Property		1	Menasha	NAP	NAP	NAP	NAP
5.05	Property		1	Tremonton	NAP	NAP	NAP	NAP
5.06	Property		1	Carbondale	NAP	NAP	NAP	NAP
5.07	Property		1	Marysville	NAP	NAP	NAP	NAP
5.08	Property		1	Midland	NAP	NAP	NAP	NAP
6	Loan	1, 10, 12	1	Latitude at South Portland	NAP	NAP	NAP	NAP
7	Loan	5, 6, 12, 16, 19, 28	4	Orizon Aerostructures	NAP	NAP	NAP	NAP
7.01	Property		1	2522 and 2526 W. 21st Street, Chanute, KS	NAP	NAP	NAP	NAP
7.02	Property		1	500 Industrial Road A, Grove, OK	NAP	NAP	NAP	NAP
7.03	Property		1	801 W. Old 56 Hwy, Olathe, KS	NAP	NAP	NAP	NAP
7.04	Property		1	615 W. Cherry Street, Chanute, KS	NAP	NAP	NAP	NAP
8	Loan	1, 2, 3, 12, 13, 18, 19, 20, 31, 33	1	Park West Village	NAP	NAP	NAP	NAP
9	Loan	1, 3, 5, 10, 12, 17, 19, 20, 26, 27	1	Green Acres	NAP	NAP	NAP	NAP
10	Loan	1, 3, 4, 12, 19, 22	1	575 Broadway	NAP	NAP	NAP	NAP
11	Loan	5, 6, 12, 16, 19, 28, 30	17	Cadence	NAP	NAP	NAP	NAP
11.01	Property		1	1175 Early Drive	NAP	NAP	NAP	NAP
11.02	Property		1	207 North Forest Hills School Road	NAP	NAP	NAP	NAP
11.03	Property		1	8450 Tanner Williams Road	NAP	NAP	NAP	NAP
11.04	Property		1	10992 Leadbetter Road	NAP	NAP	NAP	NAP
11.05	Property		1	8125 Tridon Drive	NAP	NAP	NAP	NAP
11.06	Property		1	1789 Hock Avenue	NAP	NAP	NAP	NAP
11.07	Property		1	222 Industrial Drive	NAP	NAP	NAP	NAP
11.08	Property		1	701 McDowell Road	NAP	NAP	NAP	NAP
11.09	Property		1	101 East Jefferson Avenue	NAP	NAP	NAP	NAP
11.10	Property		1	243 County Road 414	NAP	NAP	NAP	NAP
11.11	Property		1	4522 East State Highway 18	NAP	NAP	NAP	NAP
11.12	Property		1	344 Phillips 273 Road	NAP	NAP	NAP	NAP
11.13	Property		1	120 East Blanchard Road	NAP	NAP	NAP	NAP
11.14	Property		1	4518 West 21st Street	NAP	NAP	NAP	NAP
11.15	Property		1	3701 Stagecoach Road	NAP	NAP	NAP	NAP
11.16	Property		1	2070 Highway 150	NAP	NAP	NAP	NAP
11.17	Property		1	317-417 Crow Street	NAP	NAP	NAP	NAP
12	Loan	1, 12, 13, 19, 24	1	Great Lakes Crossing Outlets	NAP	NAP	NAP	NAP
13	Loan	13, 25	1	315 5th Avenue	NAP	NAP	NAP	NAP
14	Loan	4, 5, 6, 12, 20, 29	2	Patuxent & Coliseum	NAP	NAP	NAP	NAP
14.01	Property		1	Patuxent Crossing	NAP	NAP	NAP	NAP
14.02	Property		1	Coliseum Marketplace	NAP	NAP	NAP	NAP
15	Loan	5, 6, 12, 20	12	WRS Retail Portfolio	NAP	NAP	NAP	NAP
15.01	Property		1	Hudson Bridge Crossing	NAP	NAP	NAP	NAP
15.02	Property		1	Shoppes at Westgate	NAP	NAP	NAP	NAP
15.03	Property		1	Shoppes at Richland	NAP	NAP	NAP	NAP
15.04	Property		1	Shoppes at White Knoll	NAP	NAP	NAP	NAP
15.05	Property		1	Chamblee Village	NAP	NAP	NAP	NAP
15.06	Property		1	Shoppes at Sanford	NAP	NAP	NAP	NAP
15.07	Property		1	Grandview Station	NAP	NAP	NAP	NAP
15.08	Property		1	Glenn View Station	NAP	NAP	NAP	NAP
15.09	Property		1	Shoppes at Raeford	NAP	NAP	NAP	NAP
15.10	Property		1	Shoppes at Oxford	NAP	NAP	NAP	NAP
15.11	Property		1	Shoppes at Goldsboro	NAP	NAP	NAP	NAP
15.12	Property		1	Village at Red Bridge	NAP	NAP	NAP	NAP
16	Loan	16, 19, 28	1	Societal CDMO	NAP	NAP	NAP	NAP
17	Loan	5, 33	1	Embassy Suites El Paso	90.7%	107.04	66.91	62.5%
18	Loan	2, 3, 12, 13, 17, 19, 20	1	Naples Center	NAP	NAP	NAP	NAP
19	Loan	19, 25	1	Hampton by Hilton Inn & Suites Wellington	60.7%	193.43	85.26	44.1%
20	Loan	4, 17, 19, 31, 33	1	The Chatham Retail Condo	NAP	NAP	NAP	NAP
21	Loan	5, 6, 12, 16, 19, 20, 22, 23	14	Triple Net Portfolio	NAP	NAP	NAP	NAP
21.01	Property		1	417 & 433 West 164th Street	NAP	NAP	NAP	NAP
21.02	Property		1	5455 State Route 307 West	NAP	NAP	NAP	NAP
21.03	Property		1	508 Fishkill Avenue	NAP	NAP	NAP	NAP
21.04	Property		1	10701 East 126th Street North	NAP	NAP	NAP	NAP
21.05	Property		1	120-150 West 154th Street	NAP	NAP	NAP	NAP
21.06	Property		1	529 Aldo Avenue	NAP	NAP	NAP	NAP
21.07	Property		1	758 East Utah Valley Drive	NAP	NAP	NAP	NAP
21.08	Property		1	7051 Patterson Drive	NAP	NAP	NAP	NAP

BMO 2023-C4 - Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)
21.09	Property		1	255 Industrial Parkway	NAP	NAP	NAP	NAP
21.10	Property		1	2801 North Earl Rudder Freeway	NAP	NAP	NAP	NAP
21.11	Property		1	1200 North Maitlen Drive	NAP	NAP	NAP	NAP
21.12	Property		1	2022 West Townline Road	NAP	NAP	NAP	NAP
21.13	Property		1	5450 Bishop Road	NAP	NAP	NAP	NAP
21.14	Property		1	13210 Kingston Avenue	NAP	NAP	NAP	NAP
22	Loan	6, 12, 17	8	Stoney Creek Hotel Portfolio	45.2%	153.15	32.14	21.0%
22.01	Property		1	Stoney Creek Hotel St. Joseph	65.3%	128.97	48.87	37.9%
22.02	Property		1	Stoney Creek Hotel Sioux City	49.3%	163.83	41.75	25.5%
22.03	Property		1	Stoney Creek Hotel Columbia	39.1%	187.30	18.96	10.1%
22.04	Property		1	Stoney Creek Hotel Des Moines – Johnston	31.2%	149.15	27.32	18.3%
22.05	Property		1	Stoney Creek Inn Galena	60.9%	141.65	41.59	29.4%
22.06	Property		1	Stoney Creek Hotel Quad Cities – Moline	39.1%	186.48	22.25	11.9%
22.07	Property		1	Stoney Creek Hotel Peoria	36.5%	166.70	25.87	15.5%
22.08	Property		1	Stoney Creek Inn Quincy	62.9%	137.10	48.22	35.2%
23	Loan	25	1	TownePlace Suites Port St. Lucie I-95	76.1%	109.05	58.23	53.4%
24	Loan	28	1	Walgreens Orlando Operations Center	NAP	NAP	NAP	NAP
25	Loan	6, 12, 22	3	Rivercrest 3-Pack Portfolio	NAP	NAP	NAP	NAP
25.01	Property		1	Norton Commons	NAP	NAP	NAP	NAP
25.02	Property		1	Marketplace At Locust Grove	NAP	NAP	NAP	NAP
25.03	Property		1	Lexington Shopping Center	NAP	NAP	NAP	NAP
26	Loan	12, 16, 23, 33	1	800 Cesar Chavez	NAP	NAP	NAP	NAP
27	Loan	1, 13, 16, 29	1	180-186 Cedar Street	NAP	NAP	NAP	NAP
28	Loan	12, 25	1	Kingston Square Apartments	NAP	NAP	NAP	NAP
29	Loan	19, 25	1	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	58.9%	144.46	61.97	42.9%
30	Loan	12, 13, 23	1	PetSmart HQ	NAP	NAP	NAP	NAP
31	Loan		1	Towneplace Suites Glendale	77.1%	93.57	49.38	52.8%
32	Loan	1, 10	1	Mountain Vista Apartments	NAP	NAP	NAP	NAP
33	Loan	6, 12, 19	2	Oak Ridge Office Park	NAP	NAP	NAP	NAP
33.01	Property		1	Oak Ridge Technical Center	NAP	NAP	NAP	NAP
33.02	Property		1	Oak Ridge Corporate Center	NAP	NAP	NAP	NAP
34	Loan	1, 10, 25	1	Gary Indiana Portfolio	NAP	NAP	NAP	NAP
35	Loan	2, 3, 10, 12, 15	1	1136 Crescent Ave	NAP	NAP	NAP	NAP
36	Loan	5, 19	1	Hampton Inn Bowie	68.5%	87.74	37.57	42.8%
37	Loan	4, 16, 22, 31	1	151 NW 24th Street	NAP	NAP	NAP	NAP
38	Loan	2, 3, 25, 28	1	DPM - St Charles, MO	NAP	NAP	NAP	NAP
39	Loan	1, 10	1	Columbia Arms and Aspen-Alpine Apartments	NAP	NAP	NAP	NAP
40	Loan	1, 5, 10	1	Fox Creek Apartments	NAP	NAP	NAP	NAP
41	Loan	16	1	Sunnybrook MHC	NAP	NAP	NAP	NAP
42	Loan	2, 3, 25, 28	1	DPM - Columbus, OH	NAP	NAP	NAP	NAP
43	Loan	25, 28	1	DPM - Saginaw, MI	NAP	NAP	NAP	NAP
44	Loan	16, 27	1	Diamond Hill Lofts	NAP	NAP	NAP	NAP
45	Loan	6, 28	2	Southern Star NC Portfolio	NAP	NAP	NAP	NAP
45.01	Property		1	Main Street Self Storage	NAP	NAP	NAP	NAP
45.02	Property		1	Island Storage	NAP	NAP	NAP	NAP
46	Loan		1	Whispering Lakes MHC	NAP	NAP	NAP	NAP

Footnotes to Annex A-1

(1)	“BMO” denotes Bank of Montreal as Mortgage Loan Seller, “SMC” denotes Starwood Mortgage Capital LLC as Mortgage Loan Seller, “CREFI” denotes Citi Real Estate Funding Inc. as Mortgage Loan Seller, “LMF” denotes LMF Commercial, LLC as Mortgage Loan Seller, “3650 REIT” denotes 3650 Real Estate Investment Trust 2 LLC as Mortgage Loan Seller, “AREF” denotes Argentic Real Estate Finance LLC as Mortgage Loan Seller, “GCMC” denotes Greystone Commercial Mortgage Capital LLC as Mortgage Loan Seller, “Natixis” denotes Natixis Real Estate Capital LLC as Mortgage Loan Seller, and “Oceanview” denotes Oceanview Commercial Mortgage Finance, LLC, as Mortgage Loan Seller.

With respect to Loan No. 4, Weston at Copperfield, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 6, Latitude at South Portland, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 8, Park West Village, the mortgage loan is part of a whole loan that was co-originated by SMC, BMO and CREFI.

With respect to Loan No. 9, Green Acres, the mortgage loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, BMO, DBR Investments Co. Limited and Morgan Stanley, N.A.

With respect to Loan No. 10, 575 Broadway, the mortgage loan is part of a whole loan that was co-originated by CREFI and Societe Generale Financial Corporation.

With respect to Loan No. 12, Great Lakes Crossing Outlets, the mortgage loan is part of a whole loan that was co-originated by BMO, DBR Investments Co. Limited and Goldman Sachs Bank USA.

With respect to Loan No. 27, 180-186 Cedar Street, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 32, Mountain Vista Apartments, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 34, Gary Indiana Portfolio, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 39, Columbia Arms and Aspen-Alpine Apartments, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

With respect to Loan No. 40, Fox Creek Apartments, the mortgage loan was originated by Arbor Private Label, LLC and purchased by the Mortgage Loan Seller.

(2)	With respect to Loan No. 3, Gilardian NYC Portfolio, the mortgaged property is comprised of two buildings with 153 multifamily units totaling 121,101 square feet and one commercial unit totaling 5,996 square feet of retail space.

With respect to Loan No. 8, Park West Village, the mortgaged property is comprised of 850 residential units totaling 643,708 square feet, and one commercial unit totaling 1,039 square feet of office space.

With respect to Loan No. 18, Naples Center, the mortgaged property is comprised of a retail component comprising 48,712 square feet and an office component comprising 24,963 square feet.

With respect to Loan No. 35, 1136 Crescent Ave, the mortgaged property is comprised of two commercial retail units consisting of 11,200 square feet and a multifamily component consisting of 14 multifamily units totaling 6,150 square feet.

With respect to Loan No. 38, DPM - St Charles, MO, the mortgaged property is comprised of 768 self-storage units totaling 91,025 square feet and one commercial unit totaling 20,841 square feet of retail space.

With respect to Loan No. 42, DPM - Columbus, OH, the mortgaged property is comprised of 592 self-storage units totaling 72,725 square feet and one commercial unit totaling 24,575 square feet of retail space.

(3)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 3, Gilardian NYC Portfolio, the mortgaged property is comprised of two buildings with 153 multifamily units totaling 121,101 square feet and one commercial unit totaling 5,996 square feet of retail space.

With respect to Loan No. 8, Park West Village, there is 1,039 square feet of commercial space not presented in Number of Units. Current Occupancy reflects the occupancy of the multifamily component of the mortgaged property. The commercial space is 100.0% leased as of July 22, 2022.

With respect to Loan No. 9, Green Acres, the fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Property pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between  Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Ground Lease commenced on August 13, 1990, and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. The lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the ground lease (including rejection of the ground lease in bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.

With respect to Loan No. 10, 575 Broadway, the mortgaged property is comprised of approximately 50,959 square feet of retail space representing 28.8% of the total net rentable area and approximately 125,689 square feet of office space representing 71.2% of the total net rentable area. The mortgaged property is subject to a ground lease between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date.

With respect to Loan No. 18, Naples Center, the mortgaged property is comprised of a retail component comprising 48,712 square feet and an office component comprising 24,963 square feet.

With respect to Loan No. 35, 1136 Crescent Ave, the mortgaged property is comprised of two commercial retail units consisting of 11,200 square feet and a multifamily component consisting of 14 multifamily units totaling 6,150 square feet.

With respect to Loan No. 38, DPM - St Charles, MO, the mortgaged property is comprised of 768 self-storage units totaling 91,025 square feet and one commercial unit totaling 20,841 square feet of retail space.

With respect to Loan No. 42, DPM - Columbus, OH, the mortgaged property is comprised of 592 self-storage units totaling 72,725 square feet and one commercial unit totaling 24,575 square feet of retail space.

(4)	In certain cases, the mortgaged properties may have tenants that have executed leases that were included in the underwriting but that have not yet commenced paying rent and/or are not in occupancy.

For tenants that are one of the top 5 tenants (by net rentable area leased) for the 15 largest mortgage loans, certain of such tenants have not taken possession or commenced paying rent or sublease a material portion of their property. See “Description of the Mortgage Pool—Tenant Issues— Rights to Sublease” and “--Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs” in the prospectus.

With respect to Loan No. 10, 575 Broadway, Valor Management LLC, the Third Largest Tenant at the mortgaged property has not yet taken occupancy. Valor Management LLC is expected to take occupancy on February 1, 2023 and will have four months of free rent.  At origination, approximately $744,760 was escrowed for free rent. There can be no assurance that such tenant will take possession of its space and begin paying rent as expected or at all.

With respect to Loan No. 14, Patuxent & Coliseum, One Life Gym, the Largest Tenant at the Coliseum Marketplace mortgaged property has not yet taken occupancy. One Life Gym’s lease will commence upon acceptance of the leased premises by One Life Gym following completion of certain landlord work required by such tenant’s lease (including, causing the leased premises to be separately metered, causing the sprinkler system to be in good working order and removing and disposing of three rooftop HVAC units), which landlord work is required to be completed on or before May 16, 2023. There can be no assurance that the tenant will accept its improvements, that such tenant’s lease will commence or that such tenant will take possession of the leased premises and begin paying rent as expected or at all. Further, following the completion of the landlord work and commencement of the lease, One Life Gym is permitted to undertake certain tenant improvement work under its lease which is anticipated to cost approximately $2,306,480.  At origination, approximately $2,306,480 was reserved for the cost of performing such tenant improvements. There can be no assurance that the expected tenant improvements will be completed as expected or at all.  For the first nine calendar months following the rent commencement date under the One Life Gym lease, One Life Gym is not obligated to pay its proportionate share of common area maintenance charges or taxes. At origination, approximately $566,718 was escrowed for free rent.

With respect to Loan No. 20, The Chatham Retail Condo, The Largest Tenant, WORKSHOPPE has a lease commencement date of November 3, 2022 and rent commencement date of July 1, 2023. The tenant has taken possession of the space and has no early termination options. WORKSHOPPE will receive 12 months of 50% rent from July 1, 2023 to and including June 30, 2024. The lender reserved all gap and free rent at loan origination.

With respect to Loan No. 37, 151 NW 24th Street, the 4th Largest Tenant, Smoke Stop, has commenced paying rent and taken occupancy of its leased space, but is not yet open for business. At origination, $66,000 was reserved for such space and will be released to the borrower upon confirmation that Smoke Stop is open for business, paying unabated rent and has provided an estoppel reasonably satisfactory to the lender.

(5)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed identified in “Description of the Mortgage Pool—Certain Calculations and Definitions” in the prospectus, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity (%) are based on the Appraised Value ($) even though, for certain mortgage loans, the appraisal provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 7, Orizon Aerostructures, the Appraised Value of $125,000,000 reflects a premium attributed to the value of the Mortgaged Properties as a whole. The sum of the as-is appraised values of each of the individual Mortgaged Properties is $124,950,000. The Cutoff LTV (%) and Maturity LTV (%) based upon the Appraised Value without a portfolio premium are 48.9% and 48.9%, respectively.

With respect to Loan No. 9, Green Acres, the as-is value for the property is based on the assumption that the PILOT documents will be extended to 2031 and $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is value of the property would be reduced by approximately $58.0 million resulting in an estimated value of $621.0 million. The Cut-off Date LTV and Maturity Date LTV based on the estimated value of $621.0 million would be 59.6%.

With respect to Loan No. 11, Cadence, the Appraised Value of $54,400,000 reflects a premium attributed to the value of the Mortgaged Properties as a whole. The sum of the as-is appraised values of each of the individual Mortgaged Properties is $52,475,000. The Cutoff LTV (%) and Maturity LTV (%) based upon the Appraised Value without a portfolio premium are 49.1% and 49.1%, respectively.

With respect to Loan No. 14, Patuxent & Coliseum, the Appraised Value ($) for the Coliseum Marketplace mortgaged property represents the “Prospective Value Upon Stabilization” of $15,300,000, effective November 12, 2024, which assumes the stabilized occupancy has been achieved. The “as-is” appraised value of the Coliseum Marketplace mortgaged property (without taking into account such assumption) as of November 12, 2022  is $10,800,000.

With respect to Loan No. 15, WRS Retail Portfolio, the Appraised Value ($) represents the “as-portfolio” appraised value of $145,320,000 as of October 27, 2022, which is inclusive of an approximately 2.3% portfolio premium and reflects the “as-is” appraised value of the mortgaged properties as a whole if sold in their entirety to a single buyer. The aggregate total of the “as-is” appraised values of the individual mortgaged properties (exclusive of the portfolio premium) is $142,000,000. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) based upon the aggregate “as-is” appraised value are 59.2% and 57.7%, respectively.

With respect to Loan No. 17, Embassy Suites El Paso, the Appraised Value ($) represents the “As-Complete” appraised value of $37,500,000 as of September 1, 2024. The "As-Complete" value reflects the “prospective market value upon completion of renovation” as of September 1, 2024, which assumes the completion of the franchisor-mandated property improvement plan and the conversion of all or a portion of the meeting space currently existing on the eighth floor into no more than 18 additional hotel guest rooms at the Mortgaged Property. At origination, the borrower escrowed $4,100,000 for a Property Improvement Plan Reserve and $1,087,899 for a Room Addition Reserve. The “As-Is” appraised value of the mortgaged property is $29,000,000 as of September 1, 2022 and the Cutoff LTV (%) and the Maturity LTV (%) based on the “As-Is” appraised value are 75.9% and 71.7%, respectively.

With respect to Loan No. 21, Triple Net Portfolio, the Appraised Value ($) represents the “As-Is” appraised value of $152,000,000, which reflects a portfolio premium of approximately 6.562% over the aggregate “as-is” appraised values of the portfolio properties if sold together on a bulk basis and assumes a TI/LC reserve account of $4,000,000. The aggregate of the “as-is” appraised values which does not assume a TI/LC reserve account on a stand-alone basis is $142,640,000.

With respect to Loan No. 36, Hampton Inn Bowie, the appraisal concluded an “As Complete” value of $12,000,000 as of September 1, 2023 and an “As-Is” value of $10,500,000 as of September 1, 2022. The As-Complete value reflects the value upon completion of the franchisor-mandated property improvement plan at the Mortgaged Property.  At origination, the borrower escrowed approximately $1,159,450 for a property improvement plan reserve, while the As-Is value assumes the Mortgaged Property in its as-is condition. The Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are 71.9% and 63.3%, respectively, based on the As-Is value. Based on the As Complete value, the Cut-off Date LTV Ratio (%) and the LTV Ratio at Maturity / ARD (%) are 62.9% and 55.4%, respectively.

With respect to Loan No. 40, Fox Creek Apartments, the Appraised Value ($) represents the “Encumbered” appraised value of $8,300,000. The Mortgaged Property is presently encumbered with a Land Use Restriction Agreement (LURA) that imposes rent and income restrictions for the tenancy on the tenants at the Mortgaged Property. The hypothetical “Unencumbered” value, a value that assumes the absence of the LURA and, therefore, any restrictions associated with income or rent is $15,750,000.

(6)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($) and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.
● Loan No. 3, Gilardian NYC Portfolio
● Loan No. 5, IPG Portfolio
● Loan No. 7, Orizon Aerostructures
● Loan No. 11, Cadence
● Loan No. 14, Patuxent & Coliseum
● Loan No. 15, WRS Retail Portfolio
● Loan No. 21, Triple Net Portfolio
● Loan No. 22, Stoney Creek Hotel Portfolio
● Loan No. 25, Rivercrest 3-Pack Portfolio
● Loan No. 33, Oak Ridge Office Park
● Loan No. 45, Southern Star NC Portfolio

(7)	The Original Balance ($), Cut-off Date Balance ($), and Maturity Balance ($) represent only the mortgage loan included in the issuing entity. The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan per Unit ($) are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate but exclude any subordinate companion loan(s). For more information regarding the mortgage loans secured by the mortgaged properties identified under the column heading in this Annex A-1, see the charts titled “Whole Loan Summary” and “Whole Loan Controlling Notes and Non-Controlling Notes” in “Description of the Mortgage Pool—The Whole Loans” in the prospectus.

(8)	The Administrative Fee Rate % includes the Servicing Fee, the Operating Advisor Fee, the Certificate Administrator/Trustee Fee, the Asset Representations Reviewer Fee and the CREFC® Intellectual Property Royalty License Fee applicable to each mortgage loan.

(9)	For the mortgage loans with an interest-only period that accrues interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

(10)	With respect to Loan No. 4, Weston at Copperfield, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 6, Latitude at South Portland, a Grace Period (Late Payment) of 5 days is allowed. In addition, the loan documents permit a Grace Period (Default) of 5 days.

With respect to Loan No. 9, Green Acres, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 32, Mountain Vista Apartments, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 34, Gary Indiana Portfolio, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 35, 1136 Crescent Ave, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 39, Columbia Arms and Aspen-Alpine Apartments, a Grace Period (Late Payment) of 5 days is allowed.

With respect to Loan No. 40, Fox Creek Apartments, a Grace Period (Late Payment) of 5 days is allowed.

(11)	Intentionally blank

(12)	The “L” component of the prepayment provision represents lockout payments.

The “D” component of the prepayment provision represents defeasance payments.

The “YM” component of the prepayment provision represents yield maintenance payments.

The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

Certain mortgage loans permit the release of a portion of a mortgaged property (or an individual mortgaged property, in connection with a portfolio mortgage loan) under various circumstances, as described in the prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the prospectus.

With respect to Loan No. 2, Rialto Industrial, the lockout period will be at least 26 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial whole loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 26 months is based on the expected BMO 2023-C4 securitization closing date in February 2023. The actual lockout period may be longer.
With respect to Loan No. 3, Gilardian NYC Portfolio, after the defeasance lockout period, the borrower may release either of the Gilardian NYC Portfolio Properties from the lien of the Gilardian NYC Portfolio Whole Loan by defeasing 120% of the allocated loan amount with respect to the applicable release property, provided that (a) the post-defeasance debt service coverage ratio for the undefeased note, based on income from the remaining property, will be not less than the greater of 1.10x, and pre-defeasance debt service coverage ratio, and (b) the post-defeasance loan-to-value ratio for the remaining property will not exceed the lesser of (i) 66.3%, and (ii) pre-defeasance loan-to-value ratio that existed immediately preceding such partial defeasance event.

With respect to Loan No. 3, Gilardian NYC Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date in February 2023. Defeasance of the Gilardian NYC Portfolio whole loan in full is permitted at any time after the earlier to occur of (i) December 20, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 5, IPG Portfolio, the borrower is permitted to prepay the IPG Portfolio Whole Loan in whole or in part (i) on or after the payment date occurring in April 2032 without the payment of any prepayment premium or (ii) beginning on the due date in November 2022 with the payment of a yield maintenance premium. Defeasance of the IPG Portfolio Whole Loan in whole or in part is permitted after the date that is earlier of (I) two years from the closing date of the securitization that includes the last note of the IPG Portfolio Whole Loan to be securitized and (ii) September 29, 2025.

With respect to Loan No. 6, Latitude at South Portland, the lockout period will be at least 32 payment dates beginning with and including the first payment date in July 2022. Defeasance of the Latitude at South Portland whole loan in full is permitted at any time after the earlier to occur of (i) May 5, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 32 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 7, Orizon Aerostructures, the lockout period will be at least 26 payment dates beginning with and including the first payment date in January 2023. Prepayment of the Orizon Aerostructures whole loan in full is permitted at any time after the earlier to occur of (i) November 15, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 8, Park West Village, the lockout period will be at least 30 payment dates beginning with and including the first payment date in September 2022. Defeasance of the Park West Village whole loan in full is permitted at any time after the earlier to occur of (i) September 6, 2025 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 30 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 9, Green Acres, the borrowers may obtain a release of one or more Release Parcels (A “Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers shall have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease, the PILOT Lease or any then applicable law, statute, rule or regulation, (v) satisfaction of any REMIC release conditions and (vi) if required by the lender, delivery of a rating agency confirmation with respect to such release.

With respect to Loan No. 10, 575 Broadway, the borrower is permitted to defease the 575 Broadway whole loan at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) November 29, 2025. The assumed defeasance lockout period of 26 payment dates is based on the expected BMO 2023-C4 securitization closing date in February 2023. The actual lockout period may be longer.

With respect to Loan No. 11, Cadence, Borrower will have the right to release individual properties as collateral for the loan via a partial defeasance of the loan or a partial prepayment (subject to yield maintenance) of the loan in an amount equal to 110% of the allocated loan amount for such property in connection with a non-monetary default under the loan, a monetary default under the loan and such monetary default is a direct result of a default by Cadence under the Cadence lease, or a material default under the Cadence Lease (or any replacement lease) with respect to such Property, provided that (a) the release of such property would cure such default and no other default is ongoing, (b) any such partial defeasance shall be subject to the Defeasance Lockout Period and satisfaction of other customary provisions related to such partial defeasance or release, (c) such release will be completed prior to the expiration of the cure period for the applicable default under the loan, provided that if the borrower is diligently pursuing such release and cannot complete it within the applicable cure period, the borrower will have such additional time as necessary to effectuate such release, not to exceed 180 days in the aggregate, and (d) simultaneously with such release, the released property will be released from the Cadence Lease pursuant to a lease modification or new lease approved by Lender in accordance with the terms of the loan documents.

With respect to Loan No. 12, Great Lakes Crossing Outlets, the lockout period will be at least 24 payment dates beginning with and including the first payment date in March 2023. Defeasance of the Great Lakes Crossing Outlets whole loan in full is permitted at any time after the earlier to occur of (i) March 1, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 14, Patuxent & Coliseum, at any time after the permitted release date, provided no event of default shall have occurred and be continuing, the borrower shall have the right to obtain the release of any one or more eligible release parcels, provided among other things, (i) the DSCR with respect to the remaining property shall be greater than or equal to the greater of (x) the DSCR for all of the properties (including the release property) immediately prior to the release of such release property and (y) 2.00x, (ii) the Debt Yield with respect to the remaining property shall be greater than or equal to the greater of (x) the Debt Yield for all of the Properties (including the release property) immediately prior to the release of such release property and (y) 13%, and (iii) an amount equal to the greater of (x) 120% of the allocated loan amount with respect to such eligible release parcel and (y) 90% of the Net Sales Proceeds applicable to such eligible release parcel, provided certain conditions in the loan agreement being met.

With respect to Loan No. 15, WRS Retail Portfolio, at any time after the permitted release date or the permitted defeasance date, as applicable, and prior to the open period, the borrower may obtain a release of an individual property from the lien of the mortgage, subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) the borrower makes a partial prepayment in an amount equal to 115% of the allocated loan amount together with the applicable yield maintenance premium for the released property in the case of a partial release, or delivers defeasance collateral in an amount equal to 115% of the allocated loan amount for the released property in the case of a partial defeasance; (iii) the debt service coverage ratio with respect to the remaining WRS Retail Portfolio Properties after such release is not less than the greater of (a) 1.39x and (b) the debt service coverage ratio for the remaining WRS Retail Portfolio Properties and the released property for the preceding 12 months, (iv) the loan to value ratio after release is greater than the lesser of (a) 57.8% and (b) the loan to value ratio for the remaining WRS Retail Portfolio Properties and the released property as of the date immediately preceding such release, (v) satisfaction of any REMIC release conditions, and (vi) if required by the lender, delivery of a rating agency confirmation with respect to such release.

With respect to Loan No. 18, Naples Center, the lockout period is 29 payment dates beginning with and including the first payment date in October 2022. Defeasance of the Naples Center Mortgage Loan is permitted at any time after the earlier to occur of (i) August 22, 2025 or (ii) the date that is two years and one day from the closing date of the securitization. The assumed lockout period of 29 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 21, Triple Net Portfolio, the Triple Net Portfolio Whole Loan documents permit the release of the 13210 Kingston Avenue Property from the lien of the mortgage in the event the tenant at  the 13210 Kingston Avenue Property exercises its purchase option pursuant to the Messer lease, and the release of the applicable borrower’s obligations under the Triple Net Portfolio Whole Loan documents with respect to the 13210 Kingston Avenue Property, upon satisfaction of certain conditions set forth in the Triple Net Portfolio Whole Loan documents, including, without limitation, the following: (a) the borrowers give the lender no less than one month notice of such property release, and (b) the amount of the outstanding principal balance of the Triple Net Portfolio Whole Loan to be prepaid must equal or exceed the greater of the allocated loan amount for the 13210 Kingston Avenue Property or the net sales proceeds from the sale of the 13210 Kingston Avenue Property, together with payment of the applicable yield maintenance premium of 1.0%.

With respect to Loan No. 21, Triple Net Portfolio, the lockout period will be at least 30 payment dates beginning with and including the first payment date of September 5, 2022. Defeasance of the Triple Net Portfolio Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) July 29, 2025. The assumed defeasance lockout period of 30 payment dates is based on the expected BMO 2022-C4 securitization closing date in February 2023. The actual lockout period may be longer.

With respect to Loan No. 22, Stoney Creek Hotel Portfolio, the lockout period will be at least 25 payment dates beginning with and including the first payment date in February 2023. Defeasance of the Stoney Creek Hotel Portfolio whole loan in full is permitted at any time after the earlier to occur of (i) December 20, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 22, Stoney Creek Hotel Portfolio, the borrower may defease the loan in part on a Property-by-Property basis, subject to: (i) partial defeasance of the loan in an amount equal to the allocated loan amount for such Property multiplied by 115%, (ii) the DSCR for the loan after giving effect to each such release may be not less than the greater of (a) 2.92x and (b) the DSCR immediately prior to such release, (iii) the LTV for the loan after giving effect to each such release may be not greater than the lesser of (a) 45.1% and (b) the LTV immediately prior to such release and (iv) other customary conditions set forth in the loan documents.

With respect to Loan No. 25, Rivercrest 3-Pack Portfolio, at any time after the date that is two years after the securitization closing date, and prior to four months before the maturity date, the Mortgage Loan documents permit the borrower to obtain the release of any individual Mortgaged Property from the lien of the mortgage provided that, among other conditions, (i) the borrowers defease the Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount with respect to such individual Mortgaged Property, (b) the amount which would result in the debt yield with respect to the remaining individual Mortgaged Property or individual Mortgaged Properties being not less than 9.0% and/or (c) the amount which would result in the debt yield with respect to the remaining individual Mortgaged Property or individual Mortgaged Properties being not less than the debt yield immediately prior to the applicable release, and (ii) the REMIC release requirements are satisfied.

With respect to Loan No. 26, 800 Cesar Chavez, the lockout period will be at least 35 payment dates beginning with and including the first payment date of April 5, 2022. Defeasance of the 800 Cesar Chavez Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) February 22, 2025. The assumed defeasance lockout period of 35 payment dates is based on the expected BMO 2022-C4 securitization closing date in February 2023. The actual lockout period may be longer.

With respect to Loan No. 28, Kingston Square Apartments, the lockout period will be at least 29 payment dates beginning with and including the first payment date in October 2022. Defeasance of the Kingston Square Apartments whole loan in full is permitted at any time after the earlier to occur of (i) August 25, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 29 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

With respect to Loan No. 30, PetSmart HQ, on any business day after the lockout release date and prior to the open period start date, the borrower may obtain the release of a certain parcel of vacant and unimproved land, upon satisfying certain release conditions, including (i) at least 60 days prior written notice, (ii) no cash trap event period has occurred and is continuing, (iii) the debt yield may not be less than 8.0% and (iv) the mezzanine loan conditions are satisfied.

With respect to Loan No. 30, PetSmart HQ, the lockout period will be at least 40 payment dates beginning with and including the first payment date of May 5, 2021. Defeasance of the PetSmart HQ Whole Loan is permitted at any time after the earlier to occur of (i) two years from the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of or interest in the loan and (ii) August 30, 2024. The assumed defeasance lockout period of 40 payment dates is based on two years from startup date of August 17, 2022. The actual lockout period may be longer.

With respect to Loan No. 33, Oak Ridge Office Park, the borrowers have the right to release a release parcel, upon the satisfaction of certain conditions, including, among other things, (i) no event of default is continuing, (ii) the borrowers pay an amount equal to the greater of (a) 100% of the net sale proceeds for the release parcel, or (b) 125% of the allocated loan amount for the release parcel, (iii) the debt yield is not less than the greater of (a) 9.51% and (b) the debt yield immediately preceding such partial release, (iv) the LTV is not greater than the lesser of (a) 62.8% and (b) the LTV immediately preceding such partial release and (v) the REMIC release requirements are satisfied.

With respect to Loan No. 35, 1136 Crescent Ave, the lockout period is 27 payment dates beginning with and including the first payment date in December 2022. Defeasance of the 1136 Crescent Ave Mortgage Loan is permitted at any time after the earlier to occur of (i) October 7, 2025 or (ii) the date that is two years and one day from the closing date of the securitization. The assumed lockout period of 27 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.

(13)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt,” “—Preferred Equity and Preferred Return Arrangements” and “Certain Legal Aspects of the Mortgage Loans” in the prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 2, Rialto Industrial, future mezzanine debt is permitted (the “Approved Mezzanine Loan”), provided that, subject to the satisfaction of certain conditions set forth in the loan documents, such Approved Mezzanine Loan (i) will be in an amount equal to the least of (a) $19,000,000, (b) an amount that when added to the mortgage loan will result in a loan-to-value percentage of not more than 70.0%, (c) an amount, taking into account the anticipated monthly principal and interest payments due under the proposed Approved Mezzanine Loan, that will result in a debt service coverage ratio of no less than 1.10x and (d) an amount that when added to the mortgage loan will result in a debt yield of no less than 8.50%, (ii) is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by loan documents which have been reasonably approved by the lender, (iii) is secured only by a pledge of all or a portion of the membership interests in the borrower, (iv) creates no obligations or liabilities on the part of the borrower and results in no liens on any portion of the mortgaged property, (v) has a term expiring on or after the stated maturity date and (vi) if made after a secondary market transaction, the approved mezzanine lender has received a rating comfort letter; and provided that the approved mezzanine lender enters into an intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the applicable rating agencies, which such intercreditor agreement will, among other things, restrict the ability of such approved mezzanine lender to transfer the Approved Mezzanine Loan or the pledged membership interests to another person without first obtaining the consent of the lender, which consent shall not be unreasonably withheld, and after a secondary market transaction, a rating comfort letter.

With respect to Loan No. 3, Gilardian NYC Portfolio, concurrently with the funding of the Gilardian NYC Portfolio Whole Loan, John Hancock Life Insurance Company (U.S.A.) originated a mezzanine A loan in the amount of $26,000,000 secured by the mezzanine A borrower’s interests in the borrowers, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine A Loan accrues interest at a rate of 7.35000% per annum and requires interest-only payments until its maturity date. Concurrently with the funding of the Gilardian NYC Portfolio Whole Loan, TCM CRE REIT LLC originated a mezzanine B loan in the amount of $11,750,000 secured by the mezzanine B borrower’s interests in the borrowers, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine B Loan accrues interest at a rate of 10.50000% per annum and requires interest-only payments until its maturity date.

With respect to Loan No. 4, Weston at Copperfield, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) the aggregate loan-to-value ratio of the mortgage loan and the mezzanine loan is not greater than 42.32% and (ii) the aggregate debt yield of the mortgage loan and the mezzanine loan is equal to or greater than 8.14%.

With respect to Loan No. 5, IPG Portfolio, provided that no event of default is continuing under the IPG Portfolio Whole Loan documents, at any time after the earlier to occur of (i) the date that is two years after the closing date of the securitization that includes the last note of the IPG Portfolio Whole Loan to be securitized and (ii) September 29, 2025, an indirect or direct parent entity of the borrower is permitted to obtain a mezzanine loan secured by the direct or indirect equity interests in the borrower, provided that certain conditions are satisfied, including but not limited to: (i) the principal amount of the mezzanine loan may not be greater than the amount which will yield (x) an aggregate loan-to-value ratio for the IPG Portfolio Whole Loan that does not exceed 56.5%, (y) an aggregate DSCR for the IPG Portfolio Whole Loan that is not less than 1.66x and (z) and an aggregate debt yield for the IPG Portfolio Whole Loan that is not less than 10.51%, (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the lender and the mezzanine lender, (iii) if required by the lender, the borrower delivers a rating agency confirmation with respect to the mezzanine loan, and (iv) the maturity of the mezzanine loan is co-terminous with, or longer than, the maturity of the IPG Portfolio Whole Loan.

With respect to Loan No. 8, Park West Village, the Park West Village whole loan is comprised of 13 pari passu senior promissory notes in the aggregate original principal amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), which was co-originated on August 3, 2022 by BMO, SMC and CREFI, one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Note B-A”), which was originated on August 3, 2022 by BMO, and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Note B-B”, and together with the Park West Village Note B-A, the “Park West Village Subordinate Companion Notes”), which was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management, L.P. The Park West Village Subordinate Companion Notes are co-terminus with the Park West Village Senior Loan, and each accrue interest at 4.65000% per annum.

With respect to Loan No. 12, Great Lakes Crossing Outlets, the borrower is permitted to enter into a “Property-Assessed Clean Energy loan” (a “PACE Loan”) or any similar indebtedness for an amount not to exceed $5,000,000, subject to the lender’s approval (not to be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year assessments against the Mortgaged Property. The lien resulting from any unpaid and delinquent PACE Loan payments would have property tax lien status.

With respect to Loan No. 13, 315 5th Avenue, the borrower is permitted to obtain a mezzanine loan subject to the satisfaction of certain conditions including, but not limited to: (i) no event of default has occurred, (ii) only one secondary loan is originated and (iii) the principal amount of the mezzanine loan does not exceed $5,150,000.

With respect to Loan No. 18, Naples Center, the member of the borrower has obtained a mezzanine loan in the original principal amount of $2,000,000, secured by the membership interests in the borrower. The mezzanine loan accrues at an interest rate of 10.00%, is co-terminous with the Naples Center Mortgage Loan and requires interest-only payments until the 61st payment date, after which payments are based on a 30-year amortization schedule.

With respect to Loan No. 27, 180-186 Cedar Street, concurrently with the funding of the 180-186 Cedar Street mortgage loan, Arbor Realty Mezz Holdings, LLC originated and sold to the Mortgage Loan Seller, a mezzanine loan in the amount of $1,695,000 secured by the mezzanine borrower’s interests in the borrower, as collateral for the mezzanine loan (the “Mezzanine Loan”). The Mezzanine Loan is coterminous with the 180-186 Cedar Street mortgage loan. The Mezzanine Loan accrues interest at a rate of 12.00000% per annum and requires interest-only payments until its maturity date.

With respect to Loan No. 30, PetSmart HQ, NE-SW Debt Holdings, LP has provided $12.0 million of mezzanine financing (the “PetSmart Mezzanine Loan”) secured by the equity interests in the related borrower. The PetSmart Mezzanine Loan is coterminous with the PetSmart HQ Whole Loan and will require interest-only payments through maturity at a fixed coupon of 12.00000%.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) for all partial interest-only mortgage loans were calculated based on the first 12 principal and interest payments after the origination date during the term of the mortgage loan.

(15)	In certain cases, Underwritten TI / LC ($) is inclusive of certain credits for upfront reserves taken at closing.

With respect to Loan No. 35, 1136 Crescent Ave, Underwritten Replacement Reserves and Underwritten TI/LC credit the upfront reserve amounts taken at closing.

(16)	With respect to some mortgage loans, historical financial information may not be available as a result of acquisition financing and/or recent construction.

With respect to Loan No. 1, 70 Hudson Street, historical financials prior to 2019 are not available because the mortgaged property was renovated in 2018.

With respect to Loan No. 2, Rialto Industrial, historical financials are not available as the mortgaged property was occupied under a triple net lease from March 2020 and was also vacant between 2018 to March 2020.

With respect to Loan No. 4, Weston at Copperfield, for Most Recent Cashflows, the 2022 trailing 12 month TTM does not include March 2022 as the property was acquired in March.

With respect to Loan No. 5, IPG Portfolio, historical financial information is unavailable due to the acquisition of IPG Portfolio Properties at origination of the IPG Portfolio Whole Loan.

With respect to Loan No. 7, Orizon Aerostructures, historical financial information is not available as the borrower recently acquired the Mortgaged Properties.

With respect to Loan No. 11, Cadence, historical financial information is not available as the borrower recently acquired the Mortgaged Properties.

With respect to Loan No. 16, Societal CDMO, historical financial information is not available as the borrower recently acquired the Mortgaged Properties.

With respect to Loan No. 21, Triple Net Portfolio, the historical financial information is not available due to the Triple Net Portfolio Properties being acquired over 2014-2021 and separate financial information not having been provided in connection with such acquisition.

With respect to Loan No. 26, 800 Cesar Chavez, the historical cash flows are not available as the sole tenant, GM Cruise, took possession of the “West Premises”, which is comprised of approximately 84,911 square feet (69.4% of NRA), in November 2020 and concurrently began paying rent on this portion of the Mortgaged Property. GM Cruise took possession of the “East Premises”, which is comprised of approximately 37,449 square feet (30.6% of NRA) in May 2021 and began paying rent on this portion of the Mortgaged Property on December 1, 2021.

With respect to Loan No. 27, 180-186 Cedar Street, historical financial information is not available as the Mortgaged Property was constructed in 2022.

With respect to Loan No. 37, 151 NW 24th Street, historical financial information prior to the trailing 12 months ending September 2022 is not available as it was not provided by the previous owner of the mortgaged property.

With respect to Loan No. 41, Sunnybrook MHC, historical financial information for 2019 is not available as it was not provided by the previous owner of the mortgaged property.

With respect to Loan No. 44, Diamond Hill Lofts, historical financial information is not available as the mortgaged property was acquired in 2019 and underwent significant renovations through August 2021.

(17)	With respect to Loan No. 9, Green Acres, the fee interest in a portion of the mortgaged property is owned by Walmart, an anchor tenant at the Walmart Property, and Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Property pursuant to a 36-year ground lease, dated as of February 22, 1989, between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Property back to Walmart under two separate leases as described above. The term of the Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six year extension options. According to the estoppel delivered by Walmart. The base rent under the Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. The lease contains standard leasehold mortgagee protections including notice and cure rights, right to a new lease in the event of termination of the ground lease (including rejection of the ground lease in bankruptcy), and an agreement that no amendment or modification of the ground lease entered into without lender’s consent will be effective.

With respect to Loan No. 18, Naples Center, the mortgaged property is subject to a declaration of condominium. The fee simple interest of seventy nine and eighty eight hundredths percent (79.88%) of the total commercial condominium units are owned by the mortgagor and encumbered by the mortgage securing the loan. Those condominium interests are represented by units 100, 200, and 400 and common elements.

With respect to Loan No. 20, The Chatham Retail Condo, the Mortgaged Property is subject to a declaration of condominium. The fee simple interest of one hundred percent (100.0%) of the commercial condominium unit and common elements is held by the related mortgagor and encumbered by the mortgage securing the loan.

With respect to Loan No. 22, Stoney Creek Hotel Portfolio, the Stoney Creek Hotel Quad Cities – Moline property is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on each of the related borrower’s leasehold interest and The City of Moline’s fee interest in such mortgaged property.

(18)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related mortgage loan documents.

With respect to Loan No. 8, Park West Village, so long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined in Annex B to the Prospectus with respect to the Park West Village Whole Loan) from the supplemental income reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the supplemental income reserve) has achieved a 6.25% or higher for one calendar quarter “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the supplemental income reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined in Annex B to the Prospectus with respect to the Park West Village Whole Loan) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

(19)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 2, Rialto Industrial, during the continuance of a Lease Sweep Period (as defined in the whole loan documents), provided no Cash Management Period (as defined in the whole loan documents) is then continuing, other than a Cash Management Period triggered solely as a result of a Lease Sweep Period, all excess cash flow funds are required to be held by the lender in a reserve account for the re-tenanting costs incurred with re-tenanting the related lease sweep tenant space.

With respect to Loan No. 2, Rialto Industrial, commencing once the Litigation Reserve subaccount balance is below $25,000, the borrower will be required to make a deposit such that the amount in the reserve is equal to $50,000.

With respect to Loan No. 3, Gilardian NYC Portfolio, on a monthly basis, the borrowers are required to deposit approximately $3,449.40 for replacement reserves if at any time the balance of the reserve falls below $30,000, until such time as the reserve is restored to a cap of $90,000.

With respect to Loan No. 7, Orizon Aerostructures, the replacement reserve requirements for the borrower to make Replacement Reserve Monthly Deposits of $13,083.33 into the Replacement Reserve Account are waived so long as no event of default has occurred and is continuing, no Trigger Period (as defined in Annex B to the Prospectus with respect to the Orizon Aerostructures Whole Loan) has occurred and is continuing and the Trigger Lease (as defined in Annex B to the Prospectus with respect to the Orizon Aerostructures Whole Loan) is in full force and effect, there are no defaults thereunder and Trigger Tenant (as defined in Annex B to the Prospectus with respect to the Orizon Aerostructures Whole Loan) is directly paying the costs necessary to maintain each mortgaged property in a good and safe condition and repair and the borrower provides the lender with satisfactory evidence thereof upon the lender's reasonable request therefor.

With respect to Loan No. 7, Orizon Aerostructures, on each Payment Date until the loan is either paid or defeased in full, the borrower is required to pay to the lender the amount of $65,416.67 (the "Rollover Reserve Monthly Deposit") (all such amounts, together with any funds deposited pursuant to the following sentence, being hereinafter collectively called the "Rollover Reserve Funds" and the account in which such amounts are held being hereinafter be referred to as the "Rollover Reserve Account"). In addition, the borrower is required to pay to the lender for deposit with the lender all funds received by the borrower in connection with any cancellation, termination or surrender of any lease, including, but not limited to, any surrender or cancellation fees, buy-out fees, or reimbursements for allowances paid to Tenants, tenant improvements and leasing commissions. The Rollover Reserve Account is required to  be deposited with and held by the lender for payment of allowances to tenants, tenant improvement and leasing commission obligations incurred following the loan origination date in connection with any lease approved (or deemed approved) by the lender. Notwithstanding the foregoing, the requirement for the borrower to make Rollover Reserve Monthly Deposits into the Rollover Reserve Account will be waived so long as (a) no Event of Default has occurred and is continuing, (b) no Trigger Period has occurred and is continuing and (c) Trigger Lease is in full force and effect, there are no defaults thereunder.

With respect to Loan No. 8, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits to the extent of 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

With respect to Loan No. 9, Green Acres, at such time as the balance of the Rollover Account reaches an amount equal to twenty-four (24) times the required monthly deposit without taking into account any amounts deposited therein in respect of lease termination and modification payments (the “Rollover Account Cap”), the borrower’s obligation to make monthly deposits into the Rollover Account will be suspended until such time as the balance of the Rollover Account falls below the Rollover Account Cap, at which time, the borrower’s obligation to make monthly deposits will be reinstated as of the immediately succeeding Monthly Payment Date.  The borrowers’ upfront deposit of $743,644 in respect of gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the Rollover Reserve Cap.

With respect to Loan No. 10, 575 Broadway, the borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $36,802. If the Largest Tenant, Estee Lauder, renews its lease in accordance with the 575 Broadway Whole Loan documents for a term extending at least two years beyond the 575 Broadway Whole Loan maturity date, the monthly deposits for the tenant improvement and leasing commissions reserve will be reduced to approximately $14,721 per month.

With respect to Loan No. 10, 575 Broadway, in the event that a preservation architect conducts an inspection of the 575 Broadway mortgaged property and determines that any work is required to preserve the exterior of the 575 Broadway mortgaged property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Tenant Issues— Zoning and Use Restrictions”.

With respect to Loan No. 11, Cadence, on a monthly basis, the borrowers are required to deposit approximately $10,747.37 during a Cash Sweep Period (as defined in Annex B to the Prospectus with respect to the Cadence Mortgage Loan) for replacement reserves. The amount of Replacement Reserve Funds on deposit in the Replacement Reserve Account at any given time may not exceed $193,452.60 in the aggregate (the "Replacement Reserve Cap") and accordingly, to the extent a Replacement Reserve Monthly Deposit would result in the aggregate amount of Replacement Reserve Funds in the Replacement Reserve Account to exceed the Replacement Reserve Cap, such Replacement Reserve Monthly Deposit will be decreased by an amount equal to such excess.

With respect to Loan No. 11, Cadence, on a monthly basis, the borrowers are required to deposit approximately $53,736.83 during a Cash Sweep Period to the Rollover Reserve Account. The aggregate amount of the Rollover Reserve Fund, solely with respect to amounts deposited for the Rollover Reserve Monthly Deposit, may not exceed $967,263 in the aggregate (the "Rollover Reserve Cap") on any Payment Date (after giving effect to the payment of the Rollover Reserve Monthly Deposit) and accordingly, to the extent a Rollover Reserve Monthly Deposit would cause the aggregate amount of Rollover Reserve Funds in the Rollover Reserve Account to exceed the Rollover Reserve Cap, such Rollover Reserve Monthly Deposit will be decreased by an amount equal to such excess.

With respect to Loan No. 12, Great Lakes Crossing Outlets, on a monthly basis, the borrower is required to deposit approximately $21,626.36 during a Lockbox Event Period (as defined in Annex B to the Prospectus with respect to the Great Lakes Crossing Whole Loan) for replacement reserves. The amount of Replacement Reserve Funds on deposit in the Replacement Reserve Account at any given time may not exceed $519,032.72 in the aggregate (the "Replacement Reserve Cap") and accordingly, to the extent a Replacement Reserve Monthly Deposit would result in the aggregate amount of Replacement Reserve Funds in the Replacement Reserve Account to exceed the Replacement Reserve Cap, such Replacement Reserve Monthly Deposit will be decreased by an amount equal to such excess.

With respect to Loan No. 12, Great Lakes Crossing Outlets, the borrower is permitted to deliver a letter of credit from an affiliate of the borrower or a reserve guaranty from an affiliate of borrower in lieu of any cash deposit for any reserve requirement for taxes, insurance, replacements, TI/LC and other reserves.

With respect to Loan No. 16, Societal CDMO, during the continuance of a trigger period (other than a trigger period caused by 50% sweep trigger event or a 100% sweep trigger event), the borrower is required to deposit $1,619.12 (the "Replacement Reserve Monthly Deposit") for replacements and repairs required to be made to the Property during the calendar year (collectively, the "Replacements"). The Replacement Reserve funds are required to be held by Lender in an interest-bearing account, which interest is required to be included with amounts on deposit in the Replacement Reserve Account and held for the benefit of Borrower.

With respect to Loan No. 16, Societal CDMO, during the continuance of a trigger period (other than a trigger period caused by 50% sweep trigger event or a 100% sweep trigger event), the borrower is required to deposit $8,095.58 (the "Rollover Reserve Deposit") which amounts, together with all Lease Termination Payments are required to be deposited in the Rollover Reserve Account for tenant improvement and leasing commission obligations incurred following the loan origination date. The Rollover Reserve funds are required to be held by Lender in an interest bearing account, which interest is required to be included with amounts on deposit in the Rollover Reserve Account and held for the benefit of Borrower.

With respect to Loan No. 18, Naples Center, the borrower is not required to make the leasing reserve monthly deposit on any monthly payment date provided that no event of default shall have occurred and be continuing and where the leasing reserve funds then on deposit in the leasing reserve are equal to or exceed $200,000. If the leasing reserve balance decreases below $200,000, the borrower is required to deposit into the leasing reserve, on a monthly basis, an amount equal to approximately $9,187.

With respect to Loan No. 18, Naples Center, the borrower is not required to make the replacement reserve monthly deposit on any monthly payment date provided that no event of default shall have occurred and be continuing where the replacement reserve funds then on deposit in the replacement reserve are equal to or exceed $275,000. If the replacement reserve balance decreases below $275,000, the borrower is required to deposit into the replacement reserve, on a monthly basis, an amount equal to approximately $1,228. Once the asphalt overlay and exterior cleaning, painting, and sealing items are complete, the borrower is not required to make the replacement reserve monthly deposit on any monthly payment date provided that no event of default shall have occurred and be continuing and where the replacement reserve funds then on deposit in the leasing reserve are equal to or exceed $50,000. If the replacement reserve balance decreases below $50,000, the borrower is required to deposit into the replacement reserve, on a monthly basis, an amount equal to approximately $1,228.

With respect to Loan No. 18, Naples Center, on the loan origination date, the borrower was required to deposit with lender the sum of $22,699.68, which is an amount equal to the common charges that was payable for the first (1st) month of the term of the Naples Center Mortgage Loan. On each payment date thereafter, the borrower is required to deposit with lender an amount such that the balance in the Condominium Assessments Reserve shall at all times equal at least the aggregate amount of condominium assessments due from borrower to the Association with respect to the Units for the next ensuing one (1) month period. Such deposit may be increased from time to time by lender in such amount as lender deems to be necessary in its reasonable discretion to reflect any increases in the common charges.

With respect to Loan No. 19, Hampton by Hilton Inn & Suites Wellington, the borrower is required deposit monthly capital expenditure deposit; provided, however, after completion of a PIP required solely in connection with a renewal of the franchise agreement with the current franchisor, the borrower will only be required to make the monthly capital expenditure deposit to the extent the balance of funds in the capital expenditure account is less than $900,000.

With respect to Loan No. 20, The Chatham Retail Condo, on the loan origination date, borrower was required to deposit with lender the sum of $22,786, which is an amount equal to the Common Charges that will be payable for the first three months of the term of the Loan. On each Payment Date thereafter, Borrower is required to deposit with Lender an amount (the “Monthly Common Charge Deposit”) equal to the Common Charges that will be payable for the month in which such Payment Date occurs. Such deposit may be increased from time to time by Lender in such amount as Lender deems to be necessary in its reasonable discretion to reflect any increases in the Common Charges.

Notwithstanding anything stated above to the contrary, so long as (i) no Event of Default and/or Trigger Period has occurred and be continuing, (ii) Borrower is required under the Condominium Documents to pay all Common Charges directly to the Board or the Condominium and (iii) Borrower has paid all Common Charges directly to the Board or the Condominium and Borrower provides Lender with evidence thereof prior to the applicable delinquency date thereof, then borrower will not be obligated to make the monthly deposits to the Common Charge Reserve Account on account of Common Charge Reserve Funds required.

With respect to Loan No. 21, Triple Net Portfolio, the borrower is not required to make the monthly replacement reserve deposits, provided that no event of default has occurred and is continuing, in the event the balance of funds contained in the leasing reserve subaccount, is equal to or greater than the leasing reserve monthly reserve cap of $500,000.

With respect to Loan No. 21, Triple Net Portfolio, the borrower is not required to make the leasing reserve monthly deposit on any monthly payment date provided that no event of default has occurred and is continuing and where the leasing reserve funds then on deposit in the leasing reserve subaccount are equal to or exceed $500,000.

With respect to Loan No. 29, Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike, the borrower is required deposit monthly capital expenditure deposits; provided, however, after completion of a PIP required solely in connection with a renewal of the franchise agreement with the current franchisor, the borrower will only be required to make the monthly capital expenditure deposit to the extent the balance of funds in the capital expenditure account is less than $600,000.

With respect to Loan No. 33, Oak Ridge Office Park, the borrower is not required to make monthly insurance deposits as long as (i) no event of default has occurred, (ii) the borrower provides evidence wholly satisfactory to the lender that the insurance coverages required are being maintained under an acceptable blanket insurance policy and (iii) the borrower maintains $29,584.51 in a static insurance reserve.

With respect to Loan No. 36, Hampton Inn Bowie, the borrower made an initial deposit of $180,000 into a seasonality reserve at loan origination. The borrower is required to deposit, from the months of May to September, $44,000 into the seasonality reserve, subject to a cap amount of $180,000. The seasonality reserve can be drawn upon to cover seasonal cashflow shortages to pay for debt service and / or the FF&E reserve monthly deposit. In the event the balance of the seasonality reserve falls below $180,000 following the September payment, an excess cashflow sweep will go into effect following the September payment until the balance in the seasonality reserve is $180,000.

(20)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 3, Gilardian NYC Portfolio, on a monthly basis, the borrowers are required to escrow $3,449.40 for replacement reserves, so long as funds in the replacement reserve do not exceed $90,000. The borrowers will cease monthly deposits until funds in the replacement reserve fall below $30,000, at which point the borrowers will resume monthly deposits.

With respect to Loan No. 8, Park West Village, the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after July 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the mortgaged properties) a 6.25% transient whole loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3-month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Park West Village mortgaged property achieve a 6.25% transient whole loan debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

With respect to Loan No. 9, Green Acres, the borrowers are not required to make any monthly deposits to the rollover reserve account when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342 (the “Rollover Reserve Cap”). The borrowers’ upfront deposit of $743,644 in respect of gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the Rollover Reserve Cap.

With respect to Loan No. 14, Patuxent & Coliseum, the TI/LC Reserve Cap ($) is equal to $550,000.

With respect to Loan No. 15, WRS Retail Portfolio, the borrower is not required to deposit the monthly TI/LC deposit until such time as the TI/LC account balance is equal to or less than $500,000. Following the first occurrence of the TI/LC account balance being equal to or less than $500,000, the borrower will be required to commence and continue to make the monthly TI/LC deposits of $27,498.65 for the remainder of the term of the loan, provided, however, the borrower will not be required to make such deposits at any time that the balance in the TI/LC account exceeds $1,000,000.

With respect to Loan No. 18, Naples Center, the borrower is not required to make the leasing reserve monthly deposit on any monthly payment date provided that no event of default shall have occurred and be continuing and where the leasing reserve funds then on deposit in the leasing reserve are equal to or exceed $200,000.

With respect to Loan No. 18, Naples Center, the borrower is not required to make the replacement reserve monthly deposit on any monthly payment date provided that no event of default shall have occurred and be continuing and where the replacement reserve funds then on deposit in the replacement reserve are equal to or exceed $275,000. Once the asphalt overlay and exterior cleaning, painting, and sealing items are complete, the borrower is not required to make the replacement reserve monthly deposit on any monthly payment date provided that no event of default shall have occurred and be continuing and where the replacement reserve funds then on deposit in the leasing reserve are equal to or exceed $50,000.

With respect to Loan No. 21, Triple Net Portfolio, the borrower is not required to pay to the lender the leasing reserve monthly deposit, so long as no event of default has occurred and is continuing, if the balance of funds in the leasing reserve subaccount is equal or greater than the cap of $500,000.

(21)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date and may not include smaller spaces with different expiration dates.

(22)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any mortgaged property.

With respect to Loan No. 10, 575 Broadway the Third Largest Tenant, Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized leasing commissions, landlord's work, and free rent.

With respect to Loan No. 21, Triple Net Portfolio, the sole tenant at the 508 Fishkill Avenue Mortgaged Property, Republic, has the option to terminate its lease by providing notice at least 12 months prior to the date of the expiration of the term of the lease.

With respect to Loan No. 25, Rivercrest 3-Pack Portfolio, the Fourth Largest Tenant at the Marketplace At Locust Grove Mortgaged Property, Little Caesar’s, has the option to terminate its lease at any time, so long as such tenant provides at least 90 days’ prior written notice and provides the borrower with any unamortized portions of broker’s commissions and allowances.

With respect to Loan No. 37, 151 NW 24th Street, the Largest Tenant, The Dirty Rabbit, is a borrower-affiliate. The related lease is guaranteed by the loan sponsors and runs through November 2037, approximately five years beyond the mortgage loan maturity.

(23)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 21, Triple Net Portfolio, the properties in the portfolio are occupied by single tenants. However, the portfolio does not have near-term rollover for the next four months (until June 30, 2023).

With respect to Loan No. 21, Triple Net Portfolio, the sole tenant of the 2801 North Earl Rudder Freeway property, Custom Truck One Source, subleased the property to Rush Trucking.

With respect to Loan No. 26, 800 Cesar Chavez, the property is occupied by single tenant. However, the property does not have near-term rollover for the next 24 months (until February 2025).

With respect to Loan No. 30, PetSmart HQ, the property is occupied by single tenant. However, the property does not have near-term rollover for the next 24 months (until February 2025).

(24)	With respect to Loan No. 1, 70 Hudson Street, there is no non-recourse carveout guarantor or separate environmental indemnitor.

With respect to Loan No. 5, IPG Portfolio, the three non-recourse carveout guarantors are severally liable, rather than jointly and severally liable, under the guaranty, in proportion to each guarantor's percentage ownership interest in the borrower.

With respect to Loan No. 12, Great Lakes Crossing Outlets, for so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. (“Simon Inc.”) or an affiliate of TRG, SPG LP. or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the outstanding principal balance of the related Whole Loan, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

(25)	Each letter identifies a group of related borrowers.

(26)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus for further details.

With respect to Loan No. 9, Green Acres, the borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.

(27)	With respect to Loan No. 9, Green Acres, both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period. The extension of the PILOT documents requires the consent of the Hempstead IDA. In 2018, the Hempstead IDA attempted to withdraw and terminate the PILOT documents, and such attempt was overruled by the court. In connection with the PILOT Agreements, the borrowers lease the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases the Green Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

With respect to Loan No. 44, Diamond Hill Lofts, the borrower received a property tax abatement from the City of Lynchburg’s Assessor’s Office through June 30, 2029. The annual average of the Mortgaged Property’s estimated abated tax obligation through 2029 is equal to approximately $23,141.

(28)	With respect to Loan No. 4, Weston at Copperfield, CF Weston Multifamily DST entered into a master lease with CF Weston Master Tenant, LLC on March 25, 2022, with an expiration date on June 28, 2032.

With respect to Loan No. 5, IPG Portfolio, the borrower (property owner and master landlord) entered into a master lease and master leased all the IPG Portfolio mortgaged properties to Intertape Polymer Corp. The master lessee is structured as an SPE entity with one independent manager. The master lease is fully subordinate to the IPG Portfolio Whole Loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the IPG Portfolio Properties.

With respect to Loan No. 7, Orizon Aerostructures, OZN Chanute (Multi) LLC entered into a master lease with Orizon Aerostructures, LLC on October 13, 2022, with an expiration date on December 31, 2047.

With respect to Loan No. 11, Cadence, NM CADE, L.L.C.  entered into a master lease with Pugh Lubricants, LLC, Davison Fuels & Oil, LLC, Mid South Sales, LLC, Frost Oil Co., LLC and Brewer-Hendley Oil Co., LLC on August 17, 2022, with an expiration date on August 31, 2042.

With respect to Loan No. 16, Societal CDMO, Tenet Equity Funding SPE Gainesville, LLC entered into a master lease with Societal CDMO Gainesville, LLC on December 14, 2022, with an expiration date on December 31, 2042.

With respect to Loan No. 24, Walgreens Orlando Operations Center, Keystone 1031 Orlando Office, DST entered into a master lease with Keystone 1031 Orlando Office Master Tenant, LLC, a borrower affiliate, on November 15, 2022. The master lease is fully subordinate to the Walgreens Orlando Operations Center mortgage loan and is terminable by the lender upon a material default under the master lease.  The master lease expires on November 15, 2032.

With respect to Loan No. 38, DPM - St Charles, MO, the borrower for the mortgaged property is DPM Self Storage St. Charles DST, a Delaware Statutory Trust. In connection with the DST structure, a Master Lease Agreement was entered into on the closing date of the DPM - St Charles, MO Mortgage Loan, between the borrower as landlord and an affiliated entity, DPM Self Storage St. Charles MT LLC, as tenant, and the lender also is the beneficiary of a Master Lease assignment and subordination agreement.

With respect to Loan No. 42, DPM - Columbus, OH, the borrower for the mortgaged property is DPM Self Storage Columbus DST, a Delaware Statutory Trust. In connection with the DST structure, a Master Lease Agreement was entered into on the closing date of the DPM - Columbus, OH Mortgage Loan, between the borrower, as landlord, and an affiliated entity, DPM Self Storage Columbus MT LLC, as tenant, and the lender also is the beneficiary of a Master Lease assignment and subordination agreement.

With respect to Loan No. 43, DPM - Saginaw, MI, the borrower for the mortgaged property is DPM Self Storage Saginaw DST, a Delaware Statutory Trust. In connection with the DST structure, a Master Lease Agreement was entered into between the borrower, as landlord, and a borrower related entity, DPM Self Storage Saginaw MT LLC, as tenant, and the lender also is the beneficiary of a Master Lease assignment and subordination agreement.

With respect to Loan No. 45, Southern Star NC Portfolio, the borrower Southern Star Storage III-Carolina, DST, master leases the entire Southern Star NC Portfolio to an affiliate, Southern Star Storage Leasing Management Company III, LLC. The Southern Star NC Portfolio loan documents require that the borrower require the master lessee be structured as an SPE entity with one independent director. The master lease is fully subordinate to the mortgage loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the Southern Star NC Portfolio Properties.

(29)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects mortgaged properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

With respect to Loan No. 2, Rialto Industrial, the mortgaged property is located in a Qualified Opportunity Zone.

With respect to Loan No. 5, IPG Portfolio, the Danville mortgaged property is located in a Qualified Opportunity Zone.

With respect to Loan No. 14, Patuxent & Coliseum, the Coliseum Marketplace mortgaged property is located in a Qualified Opportunity Zone.

With respect to Loan No. 27, the 180-186 Cedar Street mortgaged property is located in a Qualified Opportunity Zone.

(30)	With respect to Loan No.11, Cadence, no Transfers of any of the Properties and assumption of the Loan may occur during the period that is forty-five (45) days prior to and forty-five (45) days after a Securitization. Otherwise, Lender's consent to Transfers of all of the Properties and assumption of the Loan may not be unreasonably withheld or delayed provided that Lender receives sixty (60) days prior written notice of such Transfer and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied: (i) Borrower pays Lender a transfer fee equal to the lesser of (x) one half of one percent (0.5%) of the outstanding principal balance of the Loan and (y) $250,000.00 at the time of such Transfer; provided, however, (A) if such Transfer is to a Cadence entity, Borrower pays a transfer fee equal to one-quarter of one percent (0.25%) of the outstanding principal balance of the Loan at the time of such Transfer and (B) if such Transfer is to a New Mountain party, Borrower will not be required to pay such transfer fee but will be required to pay a customary processing fee charged by servicers for similar Affiliate transactions with respect to similarly situated Borrowers.

(31)	With respect to Loan No. 8, Park West Village, the UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Mortgaged Property and (ii) disbursements from the Supplemental Income Reserve of $4,920,000.

With respect to Loan No. 20, The Chatham Retail Condo, the increase from the Most Recent NOI ($) to the Underwritten Net Operating Income ($) is primarily attributable to a recent lease with the Largest Tenant, WORKSHOPPE, which commenced in November 2022.

With respect to Loan No. 37, 151 NW 24th Street, the loan sponsor acquired the mortgaged property in August 2021 and entered into amended and restated leases with each of the tenants in December 2022, which included, among other things, 100% pass-through of expenses to the tenants. The UW NOI is greater than the Most Recent NOI because the lender underwrote full recovery of the related expenses per the amended leases.

(32)	Intentionally blank

(33)	With respect to Loan No. 8, Park West Village, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 17, Embassy Suites El Paso, four of the five borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 20, The Chatham Retail Condo, the borrowers own the mortgaged property as tenants-in-common.

With respect to Loan No. 26, 800 Cesar Chavez, the borrowers own the mortgaged properties as tenants-in-common.

ANNEX B

SIGNIFICANT LOAN SUMMARIES

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Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$36,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$36,000,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.6%	Net Rentable Area (SF):	431,281
Loan Purpose:	Acquisition	Location:	Jersey City, NJ
Borrower:	70 Hudson LLC	Year Built / Renovated:	2002 / 2018
Borrower Sponsor:	NAP	Occupancy:	94.1%
Interest Rate:	3.19200%	Occupancy Date:	9/30/2022
Note Date:	2/11/2022	4th Most Recent NOI (As of)(4):	$1,587,874 (12/31/2019)
Maturity Date:	3/8/2027	3rd Most Recent NOI (As of)(4):	$6,836,402 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4):	$14,298,336 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(5):	$15,425,668 (T-6 Annualized 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.0%
Amortization Type:	Interest Only	UW Revenues:	$22,465,058
Call Protection(2):	YM1(35),DorYM1(18),O(7)	UW Expenses:	$6,481,062
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$15,983,997
Additional Debt(1):	Yes	UW NCF:	$15,919,304
Additional Debt Balance(1):	$84,000,000 / $76,950,000	Appraised Value / Per SF:	$296,000,000 / $686
Additional Debt Type(1):	Pari Passu / Subordinate	Appraisal Date:	10/19/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$263,338	$131,669	N/A	Cut-off Date Loan / SF:	$278	$457
Insurance:	$313,920	$26,160	N/A	Maturity Date Loan / SF:	$278	$457
Replacement Reserves:	$0	$5,391	N/A	Cut-off Date LTV:	40.5%	66.5%
TI/LC Reserve:	$0	$0	N/A	Maturity Date LTV:	40.5%	66.5%
Other:	$306,422	$0	N/A	UW NCF DSCR:	4.10x	2.50x
				UW NOI Debt Yield:	13.3%	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan(1)	$120,000,000	38.9%	Purchase Price	$300,000,000	97.3%
Subordinate Loan(1)	76,950,000	24.9	Closing Costs	7,587,304	2.5
Borrower Sponsor Equity	111,520,984	36.2	Upfront Reserve	883,680	0.3
Total Sources	$308,470,984	100.0%	Total Uses	$308,470,984	100.0%
(1)	The 70 Hudson Street Mortgage Loan (as defined below) is part of a whole loan evidenced by six senior pari passu notes totaling $120.0 million and one subordinate companion note of $76.95 million, with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million (the “70 Hudson Street Whole Loan”). The Financial Information in the chart above reflects the Cut-off Date Balance and Maturity Date Balance of the 70 Hudson Street Senior Notes (as defined below) and the 70 Hudson Street Whole Loan.
(2)	The borrower has the option to prepay (with the payment of a yield maintenance premium) the 70 Hudson Street Whole Loan at any time prior to the open prepayment period. In addition, the borrower has the option to defease the 70 Hudson Street Whole Loan in full, but not in part, on and after the first payment date following the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 11, 2026.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The increase in NOI from 2019 to 2021 was driven by an increase in occupancy.
(5)	The 70 Hudson Street Property (as defined below) was acquired in February 2022. Therefore, the Most Recent NOI is based on the annualized six-month period through September 2022.

The Loan. The largest mortgage loan (the “70 Hudson Street Mortgage Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $196.95 million consisting of six pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million (the “70 Hudson Street Senior Notes”) and one subordinate companion note with an outstanding principal balance as of the Cut-off Date of $76.95 million (the “70 Hudson Street Subordinate Companion Note”). The 70 Hudson Street Whole Loan was originated by Natixis Real Estate Capital LLC on February 11, 2022. The 70 Hudson Street Whole Loan is secured by the borrower’s fee interest in a 431,281 square foot, Class A office property located in Jersey City, New Jersey (the “70 Hudson Street Property”). Notes A-A-3, A-A-4, A-A-5 and A-A-6 with an outstanding principal balance as of the Cut-off Date of $36.0 million, will be included in the

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

BMO 2023-C4 trust. The 70 Hudson Street Whole Loan has a five-year term, is interest-only for the full term of the loan and accrues interest at a rate of 3.19200% per annum on an Actual/360 basis. Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be the controlling note. The 70 Hudson Street Whole Loan is serviced under the BBCMS 2022-C18 pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The 70 Hudson Street Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Lead Servicer for Whole Loan	Controlling Piece
A-A-1	$36,000,000	$36,000,000	BBCMS 2022-C18	Yes	No
A-A-2	$48,000,000	$48,000,000	BBCMS 2022-C16	No	No
A-A-3	$12,000,000	$12,000,000	BMO 2023-C4	No	No
A-A-4	$12,000,000	$12,000,000	BMO 2023-C4	No	No
A-A-5	$6,000,000	$6,000,000	BMO 2023-C4	No	No
A-A-6	$6,000,000	$6,000,000	BMO 2023-C4	No	No
Total Senior Notes	$120,000,000	$120,000,000
A-B	$76,950,000	$76,950,000	John Hancock Life Insurance Company (U.S.A.)	No	Yes(1)
Whole Loan	$196,950,000	$196,950,000
(1)	Note A-B is the controlling note for the 70 Hudson Street Whole Loan. Upon the occurrence of a control appraisal period, Note A-A-1 will be controlling note. The 70 Hudson Street Whole Loan will be serviced under the BBCMS 2022-C18 pooling and servicing agreement.

The Property. The 70 Hudson Street Property is a Class A, 12-story office building totaling 431,281 square feet located in Jersey City, New Jersey, situated within Jersey City’s waterfront district along New Jersey’s Gold Coast with views of Manhattan and the Statue of Liberty. The 70 Hudson Street Property was built in 2002 and most recently renovated in 2018, including a new atrium lobby, upgraded/renovated parking garage, roof replacement and upgraded common corridor and retail entryways. Tenants at the 70 Hudson Street Property have access to a dedicated parking structure, which has 226 parking spaces (approximately 0.5 spaces per 1,000 square feet). The 70 Hudson Street Property has access to Manhattan through multiple public transportation options (PATH, NY Waterway Ferry and NJ Transit Bus & Rail Services) offering direct access into Midtown and Downtown Manhattan. The 70 Hudson Street Property is 94.1% occupied by seven tenants with a weighted average remaining lease term of approximately 10.0 years as of the Cut-off Date with three tenants (78.5% of NRA) having a weighted average remaining lease term of approximately 10 years as of the Cut-off Date.

COVID-19 Update. As of November 2, 2022, 70 Hudson Street is open and operating. As of the date of this term sheet, the 70 Hudson Street Mortgage Loan is not subject to any modification or forbearance requests.

Major Tenants. The three largest tenants based on net rentable area are TD Ameritrade, Fidessa Corporation and Federal Home Loan Bank of New York.

TD Ameritrade (208,396 square feet; 48.3% of NRA; 51.9% of underwritten base rent; Moody’s/S&P/Fitch: A2/A/A). TD Ameritrade, a subsidiary of Charles Schwab, is an online brokerage that provides services to both individuals and institutions that invest online. The company hosts over 11 million customer accounts from across the world. Investors use the company’s electronic trading platforms to buy and sell securities such as stocks, ETFs, mutual funds, options, futures, foreign exchange, and fixed-income investments. Customers can trade these financial securities on their computer or via mobile phone applications. In October 2020, TD Ameritrade was acquired by The Charles Schwab Corporation. The two companies, as of February 2022, have a combined $7.69 trillion in client assets, 33.4 million brokerage accounts, and 6.6 million daily average trades. TD Ameritrade spent approximately $40.3 million ($193.34 per square foot) on tenant improvements to its occupied space. TD Ameritrade has been in occupancy since March 2019. TD Ameritrade has no termination option and has one, seven- or ten-year renewal option remaining.

Fidessa Corporation (78,000 square feet; 18.1% of NRA; 18.0% of underwritten base rent; Moody’s/S&P/Fitch: NR/NR/NR). Fidessa Corporation (“Fidessa”) is a British based financial software company offering financial consulting, investment, trading, and advising services. Fidessa offers both buy-side solutions and sell-side solutions, global connectivity services and solutions, market data services, and investment infrastructure to customers around the globe. Buy-side products and services include compliance, decision support, order and execution management, trading, and portfolio management. Sell-side products and services include order management, advanced trading tools, smart order routing, high frequency trading, compliance, and business intelligence. Fidessa offers both enterprise solutions, and a SaaS platform to help connect

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

customers around the globe. Fidessa spent approximately $15.0 million ($192.78 per square foot) on tenant improvements to its occupied space. Fidessa has been in occupancy since March 2017. Fidessa has no termination option and has one, ten-year renewal option remaining.

Federal Home Loan Bank of New York (52,041 square feet; 12.1% of NRA; 12.6% of underwritten base rent; Moody’s/S&P/Fitch: Aaa/AA+/NR). The Federal Home Loan Bank of New York is part of the congressionally chartered, nationwide Federal Home Loan Bank System, which was created in 1932 to provide a flexible credit liquidity source for member community lenders engaged in home mortgage and neighborhood lending. The Federal Home Loan Bank of New York helps community lenders in New Jersey, New York, Puerto Rico and the U.S. Virgin Islands advance housing and community growth. The Federal Home Loan Bank of New York increases the availability of mortgages and home financing to families of all income levels by offering high-value correspondent and cash management services to assist their members, more effectively serve their neighborhoods and meet their Community Reinvestment Act responsibilities. The Federal Home Loan Bank of New York spent approximately $21.2 million ($407.28 per square foot) on tenant improvements to its occupied space. The Federal Home Loan Bank of New York has been in occupancy since February 2018. The Federal Home Loan Bank of New York has no termination or appropriation option and has one, five-year renewal option remaining.

Environmental. According to a Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the 70 Hudson Street Property.

The following table presents certain information relating to the historical and current occupancy of the 70 Hudson Street Property. The seller of the 70 Hudson Street Property acquired it vacant in 2016 and has since invested over $21.0 million towards capital improvements and leasing up the 70 Hudson Street Property.

Historical and Current Occupancy(1)
2018	2019	2020	2021	Current(2)
31.5%	71.3%	94.0%	94.1%	94.1%

(1)   Historical occupancies are as of December 31 of each respective year.

(2)   Current occupancy is as of September 30, 2022

The following table presents certain information relating to the largest tenants based on net rentable area of the 70 Hudson Street Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Expiration Date
TD Ameritrade	A2/A/A	208,396	48.3%	$48.91	$10,193,424	51.9%	6/30/2033
Fidessa Corporation	NR/NR/NR	78,000	18.1	$45.27	3,530,850	18.0	12/31/2032
Federal Home Loan Bank of New York	Aaa/AA+/NR	52,041	12.1	$47.62	2,478,225	12.6	12/31/2033
Gucci America, Inc.	NR/A/NR	51,824	12.0	$50.58	2,621,067	13.3	12/31/2029
New Jersey CVS Pharmacy, LLC	Baa2/BBB/NR	11,659	2.7	$60.00	699,540	3.6	10/31/2038
Top Five Tenants		401,920	93.2%	$48.57	$19,523,108	99.4%
Other Tenants(4)		3,713	0.9%	$32.29	$119,910	0.6%
Occupied Collateral Total / Wtd. Avg.		405,633	94.1%	$48.43	$19,643,018	100.0%
Vacant Space		25,648	5.9%
Collateral Total		431,281	100.0%

(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are inclusive of approximately $558,355 of contractual rent steps through December 1, 2023 and approximately $385,165 of straight line rent.
(4)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

The following table presents certain information relating to the tenant lease expirations of the 70 Hudson Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)(3)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	25,648	5.9%	NAP	NAP	25,648	5.9%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	25,648	5.9%	$0	0.0%
2023	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2024	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2025	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2026	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2027	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2028	0	0	0.0	0	0.0	25,648	5.9%	$0	0.0%
2029	1	51,824	12.0	2,621,067	13.3	77,472	18.0%	$2,621,067	13.3%
2030	1	1,713	0.4	119,910	0.6	79,185	18.4%	$2,740,977	14.0%
2031	1	2,000	0.5	0	0.0	81,185	18.8%	$2,740,977	14.0%
2032	1	78,000	18.1	3,530,850	18.0	159,185	36.9%	$6,271,828	31.9%
2033 & Beyond	3	272,096	63.1	13,371,190	68.1	431,281	100.0%	$19,643,018	100.0%
Total	7	431,281	100.0%	$19,643,018	100.0%
(1)	Based on the underwritten rent roll dated September 30, 2022.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are inclusive of approximately $558,355 of contractual rent steps through December 1, 2023 and approximately $385,165 of straight line rent.
(3)	Maman NJ City, LLC leases 2,000 square feet with a rent commencement date of November 25, 2021. The first-year rent was 10% of gross sales of the tenant, the second-year base rent will be $45.00 PSF, the third-year base rent will be $60.00 PSF and 2.75% rent steps annually thereafter. Given unknown gross sales of the tenant, the UW Base Rent is $0 for Maman NJ City, LLC.

The following table presents certain information relating to the operating history and underwritten cash flows of the 70 Hudson Street Property:

Operating History and Underwriting Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$18,699,497	$43.36	78.2%
Rent Steps(4)	0	0	0	0	558,355	1.29	2.3
Straight-Line Rent	0	0	0	0	385,165	0.89	1.6
Vacant Income	0	0	0	0	1,102,864	2.56	4.6
Gross Potential Rent	$5,535,328	$9,834,710	$17,445,367	$19,010,898	$20,745,882	$48.10	86.8%
Total Reimbursements	531,016	665,556	921,565	1,431,220	1,798,717	4.17	7.5
Total Other Income	1,164,511	1,518,118	1,340,257	1,351,198	1,354,400	3.14	5.7
Net Rental Income	$7,230,855	$12,018,384	$19,707,189	$21,793,316	$23,898,998	$55.41	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,433,940)	(3.32)	(6.0)
Effective Gross Income	$7,230,855	$12,018,384	$19,707,189	$21,793,316	$22,465,058	$52.09	94.0%
Total Expenses	5,642,981	5,181,982	5,408,854	6,367,648	6,481,062	15.03	28.8
Net Operating Income	$1,587,874	$6,836,402	$14,298,335	$15,425,668	$15,983,997	$37.06	71.2%
Total TI/LC, Capex/RR	0	0	0	0	64,692	0.15	0.3
Net Cash Flow	$1,587,874	$6,836,402	$14,298,335	$15,425,668	$15,919,304	$36.91	70.9%
(1)	TTM is based on the trailing six months annualized ending on September 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Base Rent is based on the underwritten rent roll as of September 30, 2022. The increase in UW Base Rent from 2021 Base Rent is associated with the expiration of a free rent period.
(4)	Rent Steps totaling approximately $558,355 are taken through December 1, 2023.

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

The Market. The 70 Hudson Street Property is situated within the Hudson Waterfront office submarket of Jersey City. The Hudson Waterfront office submarket has established itself as a long-standing institutional market for both investors and tenants. The Hudson Waterfront office submarket has attracted tenants such as JP Morgan, Goldman Sachs, AIG, Mizuho, Bank of NY, RBC, Pearson Education, Marsh & McLennan, BNP Paribas, Merck, New York Life, and Ernst & Young. There has been significant residential growth in the area with over 13,000 rental units throughout 38 buildings constructed since 2010. In addition, 3,410 units are under construction and 19,500 units are approved. The 70 Hudson Street Property is located at the Exchange Place PATH Station, near Metro-Area mass transit system services (PATH, NJ Transit-Hudson-Bergen Line Light Rail, NY Waterway Ferry and NJ Transit Bus & Rail Services).

According to a third-party report, as of December 13, 2022, the Hudson Waterfront office submarket had an inventory of approximately 31.5 million square feet, overall vacancy in the market of approximately 13.9% and average asking rents of $42.35 per square foot. According to a third-party market report, the estimated 2021 population within a one-, three- and five-mile radius of the 70 Hudson Street Property is 67,445, 879,441 and 1,892,770, respectively. The estimated 2021 average household income within the same radii is $205,471, $167,096 and $168,161, respectively.

The following table presents certain information relating to comparable office leases for the 70 Hudson Street Property:

Comparable Office Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF	Lease Date	Lease Term	Structure
70 Hudson Street Jersey City, NJ	388,944(2)	2002 / 2018	Various	$48.33(2)	Various(2)	Various(2)	Modified Gross
Exchange Place Center 10 Exchange Place Jersey City, NJ	5,932 9,920 78,709	1988 / 2019	Nagarro, Inc. Zim America Integrated Shipping Ace	$44.50 $42.50 $43.00	Sep-2022 May-2022 Feb-2021	5.3 Yrs. 10.8 Yrs. 8.9 Yrs.	Modified Gross
Evertrust Plaza 1 Evertrust Plaza Jersey City, NJ	6,989 2,532	1986 / NAP	Celltrion Inc. Staci Flex Made Logistics	$36.00 $36.50	Aug-2022 Aug-2022	5.2 Yrs. 3.2 Yrs.	Modified Gross
Goldman Sachs 30 Hudson Street Jersey City, NJ	111,416 227,852	2004 / NAP	Merck & Company AIG	$46.00 $45.00	Sep-2020 Jun-2020	10.4 Yrs. 15.0 Yrs.	Modified Gross
Harborside Financial Center 3 210 Hudson Street Jersey City, NJ	4,491	1928 / 1986	Flipt	$45.00	Sep-2020	5.3 Yrs.	Modified Gross
Colgate Center 101 Hudson Street Jersey City, NJ	6,694 6,923 10,525 13,588	1992 / NAP	Trend Micro Insight Catastrophe Insurance NJ Institute of Technology DealCloud	$46.00 $45.00 $47.00 $46.00	Jul-2021 Jul-2021 Jul-2020 Jun-2020	5.3 Yrs. 10.8 Yrs. 5.3 Yrs. 3.1 Yrs.	Modified Gross
Newport Tower 525 Washington Boulevard Jersey City, NJ	183,087 4,672 23,204	1992 / NAP	BNP Super Micro Computer Temco Service Industries, Inc.	$39.25 $46.00 $43.00	Jun-2020 May-2020 Nov-2019	20.0 Yrs. 1.5 Yrs. 11.0 Yrs.	Modified Gross
Office Property 15 Exchange Place Jersey City, NJ	5,274 14,073	1920 / 2017	Claro Enterprise Drivewealth Holdings	$38.00 $41.00	Sep-2021 Aug-2021	3.0 Yrs. 7.0 Yrs.	Modified Gross
International Financial Tower 95 Christopher Columbus Drive Jersey City, NJ	310,137	1989 / NAP	Pershing	$37.50	Jul-2021	16.0 Yrs.	Modified Gross
(1)	Source: Appraisal unless otherwise indicated.
(2)	Tenant SF, Rent PSF, Lease Date and Lease Term for the 70 Hudson Street Property is based on underwritten rent from the underwritten rent roll dated September 30, 2022. Tenant SF represents office space occupied by tenants with modified gross lease structure. Rent PSF is inclusive of (i) contractual rent steps on office tenants through December 1, 2023 in the amount of approximately $557,846 and (ii) straight line rent on office tenants in the amount of approximately $384,604.

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

The following table presents certain information relating to comparable sales for the 70 Hudson Street Property:

Comparable Sales(1)
Property Location	Sale Date	Total NRA (SF)	Total Occupancy		Sale Price	Sale Price PSF	Adjusted Sales Price PSF
70 Hudson Street Jersey City, NJ		431,281(2)	94.1	%(2)	NAP	NAP	NAP
Colgate Center 101 Hudson Street Jersey City, NJ	Oct-2022	1,347,712	74.0%		$346,000,000	$257	$257
Key West Corporate Center 9713, 9715, 9717 Key West Avenue Rockville, MD	Jun-2022	298,300	100.0%		$148,000,000	$496	$496
15 Exchange Place Jersey City, NJ	Feb-2022	136,000	71.0%		$48,000,000	$353	$353
Warren Corporate Center 100 and 200 Everest Way Warren, NJ	Jun-2021	315,494	100.0%		$150,250,000	$476	$476
Two Washingtonian Center 9737 Washingtonian Boulevard Gaithersburg, MD	Sep-2021	274,805	100.0%		$119,000,000	$433	$433
Newport Office Center 545 Washington Boulevard Jersey City, NJ	Jan-2020	866,706	95.0%		$372,800,000	$430	$430
179 Lincoln on the Greenway 179 Lincoln Street Boston, MA	Jan-2020	221,474	85.0%		$155,650,000	$703	$703

(1)   Source: Appraisal unless otherwise indicated.

(2)   Based on the underwritten rent roll dated September 30, 2022.

The Borrower. The borrower is 70 Hudson LLC, a Delaware limited liability company. The borrower is structured as a single purpose bankruptcy-remote entity, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 70 Hudson Street Whole Loan. There is no non-recourse carveout guarantor or separate environmental indemnitor with respect to the 70 Hudson Street Whole Loan. The 70 Hudson Street Whole Loan is recourse to the borrower.

The Borrower Sponsor. The borrower sponsor is Hana Alternative Asset Management Co., Ltd. (“Hana”), which is an investment management firm affiliated with HANA Financial Group, specializing in alternative investments. Hana was founded in 2006 as the first asset management company to specialize in commercial real estate in Korea. As of November 2022, Hana had approximately $7.35 billion USD of assets under management of which 66.8% are investments in real estate.

Property Management. The 70 Hudson Street Property is managed by CBRE, Inc.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $263,338 for real estate taxes, (ii) approximately $313,920 for insurance premiums, (iii) $200,000 for the rent abatement reserve and (iv) approximately $106,422 for the Maman reserve for outstanding approved leasing expense.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which currently equates to approximately $131,669.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance premiums, which currently equates to approximately $26,160.

Replacement Reserve – On a monthly basis, the borrower is required to escrow $5,391 for replacement reserves.

Lockbox / Cash Management. The 70 Hudson Street Whole Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Management Period (as defined below). The borrower is required to cause each tenant at the 70 Hudson Street Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the 70 Hudson Street Property to be deposited into such lockbox account within one business day. During the continuance of a Cash Management Period, all funds in the lockbox account are required to be swept daily to a lender-controlled cash management account and disbursed in accordance with the 70 Hudson Street Whole Loan documents, and excess funds on deposit in the cash management account (after payments of required monthly reserve deposits, debt service payment on the 70 Hudson Street Whole Loan, operating expenses and cash management bank fees) will be applied as follows: (a)

Annex B	BMO 2023-C4

No. 1 – 70 Hudson Street

if a Significant Tenant Trigger Event (as defined below) has occurred and is continuing (and no other Cash Management Period is then continuing), to a Significant Tenant (as defined below) reserve subaccount, (b) if a Cash Management Period (other than a Cash Management Period solely due to a Significant Tenant Trigger Event) has occurred and is continuing, to an excess cash flow reserve account or (c) if no Cash Management Period has occurred and is continuing, to the borrower.

A “Cash Management Period” means a period commencing upon the occurrence of (i) an event of default under the 70 Hudson Street Whole Loan, (ii) at the end of a calendar quarter, the debt yield on the 70 Hudson Street Whole Loan is less than 6.50%, or (iii) the occurrence of a Significant Tenant Trigger Event; and will end (x) with respect to clause (i) above, if the lender has accepted a cure of such event of default; (y) with respect to clause (ii) above, the debt yield on the 70 Hudson Street Whole Loan is at least equal to 6.75% for two consecutive calendar quarters; and (z) with respect to clause (iii) above, the cure of such Significant Tenant Trigger Event.

A “Significant Tenant Trigger Event” will commence upon the earliest to occur of (i) any Significant Tenant is in default of any monetary or material non-monetary term of its Significant Tenant lease, (ii) any Significant Tenant (a) terminates its lease or (b) notifies the borrower or manager, in writing, that it intends to terminate its Significant Tenant lease, or (iii) any Significant Tenant becomes insolvent or a debtor in any bankruptcy action.

A “Significant Tenant” means TD Ameritrade and thereafter, any acceptable significant replacement tenant.

Subordinate Debt. The 70 Hudson Street Property also secures the 70 Hudson Street Subordinate Companion Note, which has an outstanding Cut-off Date principal balance of $76,950,000. The 70 Hudson Street Subordinate Companion Note accrues interest at a rate of 3.19200% per annum. The 70 Hudson Street Senior Notes are senior in right of payment to the 70 Hudson Street Subordinate Companion Note. The 70 Hudson Street Whole Loan has a Cut-off Date LTV Ratio, UW NCF DSCR and UW NOI Debt Yield of 66.5%, 2.50x and 8.1%, respectively.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	AREF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type – Subtype:	Industrial – Warehouse/
% of IPB:	4.5%		Distribution
Loan Purpose:	Refinance	Net Rentable Area (SF):	1,106,124
Borrower:	Rialto Merrill Holdings LLC	Location:	Rialto, CA
Borrower Sponsors:	Ezra Danziger, Paul Reisz and	Year Built / Renovated:	1989 / 2020
	Solomon Weber	Occupancy:	100.0%
Interest Rate:	7.61000%	Occupancy Date:	2/6/2023
Note Date:	11/10/2022	4th Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	Most Recent NOI (As of)(4):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$22,349,341
Call Protection(2):	L(26),D(90),O(4)	UW Expenses:	$4,721,514
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$17,627,827
Additional Debt(1):	Yes	UW NCF:	$17,185,377
Additional Debt Balance(1):	$146,000,000	Appraised Value / Per SF(5):	$350,000,000 / $316
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/12/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$164
Taxes:	$514,722	$128,681	N/A	Maturity Date Loan / SF:	$164
Insurance:	$122,072	$61,036	N/A	Cut-off Date LTV:	51.7%
Replacement Reserves:	$0	$9,218	N/A	Maturity Date LTV:	51.7%
Immediate Repairs:	$8,125	$0	N/A	UW NCF DSCR:	1.23x
Rent Abatement Reserve:	$9,402,054	$0	N/A	UW NOI Debt Yield:	9.7%
Litigation Reserve	$50,000	Springing	$50,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$181,000,000	100.0%	Loan Payoff	$130,724,472	72.2%
			Closing Costs(6)	24,015,699	13.3
			Return of Equity	16,162,856	8.9
			Upfront Reserves	10,096,973	5.6
Total Sources	$181,000,000	100.0%	Total Uses	$181,000,000	100.0%
(1)	The Rialto Industrial Mortgage Loan (as defined below) is part of a whole loan evidenced by eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $181.0 million (the “Rialto Industrial Whole Loan”). The Financial Information in the chart above reflects the Rialto Industrial Whole Loan.
(2)	The lockout period will be at least 26 months beginning with and including the first payment date on January 6, 2023. Defeasance of the Rialto Industrial Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 10, 2025. The assumed lockout period of 26 payments is based on the anticipated closing date of the BMO 2023-C4 securitization trust in February 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	Operating history is not available as the Rialto Industrial Property (as defined below) has been occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(5)	The appraisal also concluded to a “go-dark” value of $303,000,000 and land value of $242,000,000.
(6)	Closing Costs include approximately $15.0 million in payment to third-party contractors for the cost of the TI Project (as defined below).

The Loan. The second largest mortgage loan (the “Rialto Industrial Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in an industrial warehouse/distribution facility in Rialto, California (the “Rialto Industrial Property”). The Rialto Industrial Whole Loan is evidenced by eight pari passu notes and accrues interest at a rate of 7.61000% per annum. The Rialto Industrial Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-2 and Note A-6, with an aggregate original principal balance of $35,000,000, will be included in the BMO 2023-C4 securitization trust. The Rialto Industrial Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust until the controlling Note A-4 is securitized, whereupon the Rialto Industrial Whole

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$65,000,000	$65,000,000	BBCMS 2022-C18	No
A-2	$30,000,000	$30,000,000	BMO 2023-C4	No
A-3(1)	$30,000,000	$30,000,000	AREF or an affiliate	No
A-4(1)	$25,000,000	$25,000,000	AREF or an affiliate	Yes
A-5(1)	$20,000,000	$20,000,000	AREF or an affiliate	No
A-6	$5,000,000	$5,000,000	BMO 2023-C4	No
A-7(1)	$3,000,000	$3,000,000	AREF or an affiliate	No
A-8	$3,000,000	$3,000,000	BBCMS 2022-C18	No
Whole Loan	$181,000,000	$181,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Rialto Industrial Property is a 1,106,124 square foot industrial warehouse/distribution facility in the Inland Empire industrial market in Rialto, California approximately seven miles west of downtown San Bernardino. Situated on 55.57 acres, the Rialto Industrial Property features a single-story building constructed in 1989 and renovated in 2020. The Rialto Industrial Property includes 1,089,119 square feet of warehouse space and 17,005 square feet of office space (1.5% of net rentable area). The majority clear height of the improvements is 53 to 58 feet with approximately 5% of the building at the west end having a lower clear component of approximately 21 feet. Additionally, approximately 100,000 square feet of the mezzanine area is utilized for storage and materials handling and sorting along the south end of the building that is not included in the 1,106,124 million square feet of net rentable area. The Rialto Industrial Property also contains an on-site fueling station, truck maintenance building (currently being converted into a fitness center as an amenity for the employees), a grade level overhead door, 132 dock high overhead doors, 12 rail doors to the BNSF (freight railroad) spur at the north side of the building and includes 8,000 amps of power. The Rialto Industrial Property has above standard yard functionality on both the south and west sides with 317 striped excess trailer spaces. The Rialto Industrial Property is currently 100.0% occupied by Rialto Distribution LLC (“Rialto Distribution” or the “Tenant”), an affiliate of the borrower sponsor, under a new 20-year lease that expires in October 2042. The Rialto Industrial Property serves as the west coast headquarters for Rialto Distribution and its operating affiliate, All-Ways Pacific LLC, who is the lease guarantor. A true lease opinion was obtained at loan closing.

The Rialto Industrial Property previously served as a national distribution facility for Toys “R” Us until they filed bankruptcy and vacated in 2018. In March 2020, Rialto Distribution entered into a lease with prior ownership along with an option agreement to purchase the Rialto Industrial Property for approximately $123.35 million ($112 per square foot). Between 2020 and 2021, the Tenant completed renovations that include the installation of Early Suppression Fire Response (“ESFR”) sprinkler systems throughout approximately 600,000 square feet of the facility with the remainder of the facility’s sprinkler system comprising in-rack sprinklers. This modernization project allowed the Tenant to make full use of the minimum 53 feet clear heights by stacking to 50 feet. In August 2021, Rialto Distribution exercised the purchase option and subsequently entered into a new, owner-occupied affiliated lease as part of the acquisition financing. Additional capital expenditures were completed through September 2022 including the renovation of over 17,000 square feet of office space, installation of an in-floor laser guidance system for forklifts, restroom additions/upgrades, capital repairs and maintenance to the entire facility, and removal of obsolete systems and equipment such as conveyer belt systems left behind by prior ownership to increase the usability of the facility. Total tenant improvements and capital expenditure invested by the Tenant into the Rialto Industrial Property totaled approximately $8.0 million. Furthermore, approximately $4.5 million was invested in warehouse relocation expenses, equipment rentals, and capital repairs / maintenance. By increasing the usable clear heights of the Rialto Industrial Property significantly through converting approximately 600,000 square feet of space to ESFR sprinkler systems and removing obsolete systems and equipment to free up space and improve efficiencies, the Tenant increased its maximum pallet capacity from 44,000 pallets to 100,000 pallets and its actual pallet utilization from 45,810 pallets in July 2020 to 123,593 pallets as of October 2022 (170% increase). At the origination of the Rialto Industrial Whole Loan, the

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Tenant entered into a newly amended 20-year lease at a starting rent of $17.00 per square foot triple net with 3.00% annual increases. The appraisal concluded to a market rent of $17.40 per square foot for the space.

According to the appraisal, the purchase price under the option agreement was predicated on the then “as is” condition of the Rialto Industrial Property, which required a substantial amount of work and based on the lease date and option date the price reflects pre-COVID pricing since which time the Inland Empire industrial market experienced rapid growth in rents and compression in cap rates (see “The Market” below), with rents effectively doubling during this time on top of cap rate compression throughout. Furthermore, the Rialto Industrial Property is located in an opportunity zone which holds various tax benefits from long-term ownership and property improvements. In August 2022, the borrower sponsors received an unsolicited offer to purchase the Rialto Industrial Property for $350 million based on a 10-year leaseback at $17.40 per square foot triple-net with 3.5% annual increase or $325 million for delivery of a vacant building.

The Tenant is currently performing further upgrades to the Rialto Industrial Property which are estimated to cost no more than approximately $15 million ($13.56 per square foot) (the “TI Project”), with the contractors being responsible for any expenses over $15 million. The TI Project includes the removal of the existing conveyer modules, installation of new racking systems, and replacement of the existing sprinkler system on one side of the building comprising an estimated 500,000 square feet with ESFR sprinklers. The TI Project is expected to increase the pallet racking capacity of the entire 1.1 million square foot facility by 40%, which the Tenant projects will generate an additional $19 million in annual revenue with no additional underlying real estate costs. Rialto Distribution expects the TI Project to be complete by August 2023. In the event that the TI Project is not completed by June 30, 2024, a Cash Management Period (as defined below) commences.

Sole Tenant. Rialto Distribution (1,106,124 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Rialto Distribution was formed in 2020 as an operating affiliate of All-Ways Pacific LLC, which was formed in 2013 as a third-party warehousing and distribution provider. The Rialto Distribution lease is guaranteed by the operating affiliate All-Ways Pacific LLC. Rialto Distribution and All-Ways Pacific LLC report financials on a combined basis. For the trailing 12-month period ending July 2022, All-Ways Pacific and Rialto Distribution reported a combined revenue of $89.4 million and an adjusted EBITDAR of approximately $40.2 million. Rialto Distribution has been a tenant at the Rialto Industrial Property since July 2020 and in 2022 extended its lease term to expire in October 2042. The lease is structured as triple net with Rialto Distribution also being responsible for all capital expenditure costs. Rialto Distribution has no renewal options and no termination options.

Rialto Distribution plans to sublease 100,000 square feet (9.0% of NRA) of its space to I World, LLC. The sublease is expected to commence in the first quarter of 2023 and will have a lease expiration in December 2032. The rent under the sublease will be $19.20 per square foot, increasing by 4.0% annually, plus $2.40 per square foot in estimated expense reimbursement. I World, LLC is one of Rialto Distribution’s top corporate accounts on the West Coast. Under the terms of the Rialto Industrial Whole Loan documents, the borrower is permitted to allow future subleases which in the aggregate do not account for greater than 20% of NRA at the Rialto Industrial Property. A sublease comprising less than 5% of NRA does not require lender approval so long as the sublease rent and terms are equal to or superior to the Rialto Distribution lease. Any future sublease comprising 5% or greater of NRA requires lender approval.

Environmental. According to the Phase I environmental assessment dated October 24, 2022, there was no evidence of any recognized environmental conditions at the Rialto Industrial Property.

The following table presents certain information relating to the historical and current occupancy of the Rialto Industrial Property:

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Rialto Distribution signed a lease in March 2020 to occupy the entire Rialto Industrial Property. The Rialto Industrial Property had previously been owned and occupied by Toys “R” Us, who filed for bankruptcy in 2018 and subsequently sold and vacated the Rialto Industrial Property.
(2)	Current Occupancy is as of February 6, 2023.

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No. 2 – Rialto Industrial

The following table presents certain information relating to the sole tenant for the Rialto Industrial Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Rialto Distribution LLC(2)	NR/NR/NR	1,106,124	100.0%	$17.00	$18,804,108	100.0%	10/31/2042
Occupied Collateral Total / Wtd. Avg.		1,106,124	100.0%	$17.00	$18,804,108	100.0%
Vacant Space		0	0.0%
Collateral Total		1,106,124	100.0%

(1)	Based on the underwritten rent roll.
(2)	Rialto Distribution plans to sublease 100,000 square feet of its space to I World, LLC at $19.20 per square foot. The sublease is expected to commence in the first quarter of 2023.

The following table presents certain information relating to the tenant lease expiration dates of the Rialto Industrial Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	1,106,124	100.0	18,804,108	100.0	1,106,124	100.0%	$18,804,108	100.0%
Total	1	1,106,124	100.0%	$18,804,108	100.0%
(1)	Based on the underwritten rent roll.

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

The following table presents certain information relating to the operating history and underwritten cash flows at the Rialto Industrial Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$18,804,108	$17.00	79.9%
Vacant Income	0	0.00	0.0
Contractual Rent Steps	0	0.00	0.0
Gross Potential Rent	$18,804,108	$17.00	79.9%
Total Reimbursements	4,721,514	4.27	20.1
Net Rental Income	$23,525,622	$21.27	100.0%
Other Income	0	0.00	0.0
(Vacancy/Credit Loss)	(1,176,281)	(1.06)	(5.0)
Effective Gross Income	$22,349,341	$20.21	95.0%
Total Expenses	4,721,514	4.27	21.1
Net Operating Income	$17,627,827	$15.94	78.9%
Capital Expenditures	110,612	0.10	0.5
TI/LC	331,837	0.30	1.5
Net Cash Flow	$17,185,377	$15.54	76.9%

(1)	Operating history is not available as the Rialto Industrial Property was occupied under a triple net lease from March 2020 and was vacant from 2018 to March 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The Rialto Industrial Property is located in Rialto, California, approximately seven miles east of downtown San Bernardino and forms part of the Riverside-San Bernardino-Ontario Metropolitan Statistical Area (“MSA”). The MSA has a population of approximately 4.6 million residents with an average household income of $104,810. The top three industries within the MSA are healthcare/social assistance, retail trade, and construction.

The Rialto Industrial Property is located approximately two miles from Interstate 10, and approximately 14 miles east from Ontario International Airport. The Rialto Industrial Property is situated in an opportunity zone in the central portion of Rialto, with the surrounding neighborhood consisting primarily of industrial properties and residential homes. According to the appraisal, the estimated 2022 population within a one-, three- and five-mile radius was 24,257, 183,460, and 372,058, respectively. Additionally, for the same period, the median household income within a one-, three- and five-mile radius was $61,886, $62,381, and $65,943, respectively.

According to the appraisal, the Rialto Industrial Property is located within the Inland Empire industrial market. According to a third-party research report, as of the second quarter of 2022, the Inland Empire industrial market had an inventory of approximately 599 million square feet, a vacancy rate of 0.2% and average rent of $17.16 per square foot, triple net. The vacancy rate decreased 0.10% quarter over quarter to a historic low in the Inland Empire industrial market. Approximately 20.1 million square feet is expected to be completed in 2022 of which 42.3% is pre-leased. Even as construction activity ramped up, most new warehouses that completed construction were immediately occupied in the second quarter of 2022, leaving little to no available product in the market. Rents increased 98.6% year over year to $17.16 per square foot in the second quarter of 2022 due to limited availability and persistent high levels of demand. According to a third-party research report, the severe lack of available space coupled with high demand fueled rent growth in the Inland Empire industrial market. Low availability, strong industrial demand, and new class A developments are projected to continue to push rents upwards. Landlords continue to be cautious about signing preleases on new development to take advantage of future rent increases. The appraiser concluded to a market rent of $17.40 per square foot for the Rialto Industrial Property.

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

The following table presents certain information relating to comparable industrial sales for the Rialto Industrial Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Rialto Industrial	1,106,124(2)	1989 / 2020	100.0%(2)
Rialto, CA
Amazon Fulfillment Center	1,080,308	2021 / NAP	100.0%	Sep-22	$189,000,000	$175	4.75%
Visalia, CA
Central Commerce Center	457,125	2022 / NAP	100.0%	Aug-22	$121,079,086	$265	4.37%
San Bernardino, CA
Perris Ridge Commerce Center – Building 2	579,708	2014 / NAP	100.0%	Aug-22	$169,646,861	$293	4.72%
Perris, CA
Logistics Center at Eastvale	1,057,419	2022 / NAP	71.0%	Jul-22	$470,000,000	$444	3.20%
Eastvale, CA
(1)	Information obtained from the appraisal.
(2)	Occupancy is as of February 6, 2023.

The following table presents certain information relating to comparable industrial leases for the Rialto Industrial Property:

Comparable Industrial Rental Summary(1)
Property Name/Location	Year Built	Gross Building Area (SF)	Tenant Size (SF)	Tenant Name	Clear Height	Rent PSF	Commencement	Lease Term (Years)
Rialto Industrial 1110 West Merrill Avenue Rialto, CA	1989	1,106,124(2)	1,106,124(2)	Rialto Distribution(2)	53' – 58'	$17.00(2)	Nov-22(2)	20.0(2)
Building 2 and 3 of Goodman Logistics Center Fullerton 2289 and 2099 E Orangethorpe Avenue Fullerton, CA	2022	1,025,262	538,226	Samsung Electronics America Inc.	40'	$24.00	Nov-22	10.2
Haven Gateway Centre 2250 Sequoia Avenue Ontario, CA	2000	610,944	610,944	Disney	32'	$18.60	Nov-22	5.0
Agua Mansa Commerce Park – 2 5400 El Rivino Road Jurupa Valley, CA	2022	1,186,950	1,186,950	Target	40'	$12.60	Sep-22	15.0
Citrus Commerce Center Bldg. 2 11281 Citrus Ave Fontana, CA	2017	1,003,567	1,003,567	Confidential	36'	$18.60	Oct-22	5.0
I-10 Logistics Center 36312 and 36324 Cherry Valley Blvd Cherry Valley, CA	2023	1,832,667	1,832,667	Shien Fashion Group	40'	$11.16	Mar-23	10.3
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll.

The Borrower. The borrowing entity for the Rialto Industrial Whole Loan is Rialto Merrill Holdings LLC, a single purpose entity with two independent directors. Legal counsel to the Rialto Industrial Whole Loan borrower delivered a non-consolidation opinion in connection with the origination of the Rialto Industrial Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Ezra Danziger, Paul Reisz, and Solomon Weber. Ezra Danziger, Paul Reisz, and Solomon Weber are the principals of Rialto Distribution and All-Ways

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Pacific. Paul Reisz currently serves as the chief commercial officer of Rialto Distribution. Ezra Danziger currently serves as the CEO of Rialto Distribution and All-Ways Pacific.

The borrower is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Rialto Industrial Property, alleges that it held an unrecorded right of first offer for the purchase of the Rialto Industrial Property (the “ROFO”) and that the ROFO was violated when the borrower purchased the Rialto Industrial Property pursuant to a separate option to purchase the Rialto Industrial Property granted to a borrower affiliate (the “Option”). The prior owner of the Rialto Industrial Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the borrower and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Rialto Industrial Property to the borrower in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus.

Property Management. The Rialto Industrial Property is managed by RD Real Estate Holdings LLC, an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $9,402,054 for a rent abatement fund, approximately $514,722 for real estate taxes, approximately $122,072 for insurance reserves, $50,000 for a litigation reserve, and $8,125 for immediate repairs.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $128,681.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the estimated insurance payments, which currently equates to approximately $61,036.

Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,218 for replacement reserves ($0.10 per square foot annually).

Litigation Reserve – If at any time prior to the Transfer Restriction Termination Date (as defined below) the funds in the litigation reserve fall below $25,000, the borrower is required to deposit an amount such that the funds on deposit in the litigation reserve are equal to $50,000.

“Transfer Restriction Termination Date” means the date on which (i) a court of competent jurisdiction issues a final, non-appealable order or judgment in the Saadia Litigation dismissing all of the claims against the borrower with respect to the Rialto Industrial Property under the Saadia Litigation relating to specific performance or any other injunctive or other relief then being sought that, if granted, would adversely affect the borrower’s title to the Rialto Industrial Property or the validity or priority of the lien of the mortgage, or (ii) the borrower and the plaintiff in the Saadia Litigation have entered into a final written settlement as to all claims made with respect to the Rialto Industrial Property with respect to the Saadia Litigation, which settlement includes (A) an unconditional written release of the borrower and the lender of all such claims and (B) payment in full of all amounts to be paid in connection with such settlement.

Lockbox / Cash Management. The Rialto Industrial Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a notice to the Tenant at the Rialto Industrial Property instructing it to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or the property manager with respect to the Rialto Industrial Property to be deposited into such lockbox account within one business day of receipt. All amounts in the lockbox account are remitted on each business day to the borrower at any time other than during the continuance of a Cash Management Period. Upon the occurrence and during the continuance of a Cash Management Period, all amounts are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Rialto Industrial Whole Loan documents. During the continuance of a Cash Management Period, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Rialto Industrial Whole Loan documents will be held by the lender, during the continuance of a Cash Management Period continuing solely as a result of a Lease

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

Sweep Period (as defined below), in a special rollover reserve subaccount, or otherwise in a cash collateral subaccount as additional collateral for the Rialto Industrial Whole Loan.

A “Cash Management Period” means the occurrence of (i) an event of default, (ii) the commencement of a Lease Sweep Period, (iii) an event of default under a Permitted Future Mezzanine Loan (as defined below) has occurred, (iv) if, as of June 30, 2024, the TI Project has not been completed in accordance with the Rialto Industrial Whole Loan documents, (v) June 6, 2032, or (vi) if, as of December 31, 2022, the required repairs have not been completed in accordance with the Rialto Industrial Whole Loan documents; and will end if, prior to June 6, 2032 (A) with respect to the matters described in clause (i) above, such event of default has been cured, such cure has been accepted by the lender and no other event of default has occurred and is continuing, or (B) with respect to the matter described in clause (ii) above, such Lease Sweep Period has ended, or (C) with respect to the matter described in clause (iii) above, receipt by the lender of notice that the event of default under a Permitted Future Mezzanine Loan has been cured or waived, or (D) with respect to the matter described in clause (iv) above, the earlier of (x) the delivery to the lender of evidence reasonably acceptable to the lender that the TI Project has been completed in accordance with the Rialto Industrial Whole Loan documents and (y) the date on which the remaining costs to complete the TI Project has been deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to such clause (iv) (i.e., such amount may not include any amount deposited into the cash collateral subaccount during a Cash Management Period continuing pursuant to such clauses (i) through (iii) and clause (v) of this definition) and/or through equity funded by the borrower into the cash collateral subaccount or (E) with respect to the matter described in clause (vi) above, upon completion of the required repairs in accordance with the Rialto Industrial Whole Loan documents. So long as no event of default is then continuing, at the borrower’s request, funds deposited into the cash collateral subaccount solely on account of a Cash Management Period continuing pursuant to clause (iv) above, may be utilized by the borrower for the payment of TI Project costs and expenses.

A “Lease Sweep Period” commences upon the occurrence of any of the following:

(i)	any Lease Sweep Lease (as defined below) (or any material portion thereof) is surrendered, cancelled or terminated prior to its then current expiration date or any Lease Sweep Tenant (as defined below) gives notice of its intention to terminate, surrender or cancel its Lease Sweep Lease (or any material portion thereof); or
(ii)	any Lease Sweep Tenant discontinues its business in any material portion of its premises (i.e., “goes dark”) or gives notice that it intends to do the same; or
(iii)	the occurrence of (x) a monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder or (y) a non-monetary default under any Lease Sweep Lease by the applicable Lease Sweep Tenant thereunder and such non-monetary default would cause a material adverse effect; or
(iv)	the occurrence of a Lease Sweep Tenant insolvency proceeding; or
(v)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the gross revenue of the Tenant and the Tenant’s lease guarantor (collectively, “Rialto Group”) is equal to or less than $71,554,025, as reflected in the most recent financial statements (provided that, if the financial statements required pursuant to the Rialto Industrial Whole Loan documents are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (v)); or
(vi)	if, as of any calculation date commencing on June 30, 2023 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group total debt to annual Rialto Group gross revenue is equal to or exceeds 75%, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vi)); or
(vii)	if, as of any calculation date commencing on June 30, 2024 and continuing thereafter on each subsequent calculation date during the term, the ratio of the Rialto Group’s EBITDAR to the aggregate amount of all rents and other amounts payable (including, without limitation, percentage rents and reimbursements (if any) for taxes, insurance, management fees and operating expenses) by Rialto Group (whether to the borrower pursuant to the Tenant’s lease or otherwise) during the then immediately preceding 12 month period is less than 1.40x, as reflected in the most recent financial statements delivered (provided that, if the financial statements required are not delivered to the lender as and when required thereunder, a Lease Sweep Period would be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Lease Sweep Period is ongoing under this clause (vii)).

Annex B	BMO 2023-C4

No. 2 – Rialto Industrial

A “Lease Sweep Lease” means (x) the Rialto Distribution lease or (y) any lease in replacement of the Rialto Distribution lease (or a portion thereof) that, either individually or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and preferential rights to lease additional space contained in such lease (a) covers 220,000 or more rentable square feet of the Rialto Industrial Property or (b) has a gross annual rent of more than 20.0% of the total annual rents of the Rialto Industrial Property.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan up to $19,000,000 (the “Permitted Future Mezzanine Loan”) subject to the satisfaction of the requirements set forth in the Rialto Industrial Whole Loan documents, including but not limited to: (i) the aggregate loan-to-value ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no greater than 70%; (ii) the actual combined debt service coverage ratio based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan (taking into account the anticipated monthly principal and interest payments due under the Permitted Future Mezzanine Loan) is no less than 1.10x; (iii) the actual combined net cash flow debt yield based on the Rialto Industrial Whole Loan and the Permitted Future Mezzanine Loan is no less than 8.5%; (iv) the execution of an intercreditor agreement reasonably acceptable to the lender and the rating agencies; (v) receipt of a rating agency confirmation; and (vi) the Permitted Future Mezzanine Loan has a term expiring on or after the Rialto Industrial Whole Loan maturity date.

Partial Release. Not permitted.

Ground Lease. None.

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	3.6%	Net Rentable Area (Units):	153
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	114 West 86th Street Realty, LLC and Theater House Apartments, LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsors:	Robert Gilardian and Albert Gilardian	Occupancy:	98.7%
Interest Rate:	4.3381166%	Occupancy Date:	11/1/2022
Note Date:	12/20/2022	4th Most Recent NOI (As of):	$4,928,695 (12/31/2019)
Maturity Date:	1/6/2028	3rd Most Recent NOI (As of):	$4,604,973 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,274,426 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$5,840,124 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$9,607,348
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$3,194,304
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$6,413,044
Additional Debt(1):	Yes	UW NCF:	$6,407,048
Additional Debt Balance(1):	$27,750,000 / $37,750,000	Appraised Value / Per Unit(3):	$141,000,000 / $921,569
Additional Debt Type(1):	Pari Passu / Mezzanine	Appraisal Date:	10/28/2022

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap		Whole Loan	Total Debt
Taxes:	$395,800	Springing	N/A	Cut-off Date Loan / Unit:	$364,379	$611,111
Insurance:	$21,801	Springing	N/A	Maturity Date Loan / Unit:	$364,379	$611,111
Replacement Reserve:	$100,000	Springing	$90,000	Cut-off Date LTV(3):	39.5%	66.3%
TI/LC:	$0	$500	N/A	Maturity Date LTV(3):	39.5%	66.3%
Deferred Maintenance:	$199,183	$0	N/A	UW NCF DSCR:	2.61x	1.14x
				UW NOI Debt Yield:	11.5%	6.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,750,000	56.1%	Loan Payoff	$88,000,000	88.6%
Mezzanine	37,750,000	38.0	Closing Costs	10,637,875	10.7
Sponsor Equity	5,854,659	5.9	Reserves	716,784	0.7
Total Sources	$99,354,659	100.0%	Total Uses	$99,354,659	100.0%
(1)	The Gilardian NYC Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate original principal balance of $55,750,000. The Gilardian NYC Portfolio Total Debt (as defined below) also includes two mezzanine loans with an aggregate principal balance of $37,750,000. Financial Information in the chart above reflects the Gilardian NYC Portfolio Whole Loan (as defined below) and, where indicated, the Gilardian NYC Portfolio Total Debt. For additional information, see “The Loan” below
(2)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(3)	The Cut-off Date LTV and Maturity Date LTV are based on the aggregate "as-is" appraised value of $141,000,000.

The Loan. The third largest mortgage loan (the “Gilardian NYC Portfolio Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,750,000 (the “Gilardian NYC Portfolio Whole Loan”) and is secured by a first lien mortgage on the borrowers’ fee interest in two multifamily high rise properties located in New York, New York (the “Gilardian NYC Portfolio Properties”). The Gilardian NYC Portfolio Whole Loan has a five-year term and is interest only for the full term. The “Gilardian NYC Portfolio Total Debt” consists of the Gilardian NYC Portfolio Whole Loan and two mezzanine loans, the Mezzanine A Loan (as defined below) having a principal amount of $26,000,000 and the Mezzanine B Loan (as defined below) having a principal amount of $11,750,000, with an aggregate Cut-off Date balance of $93,500,000. For additional information, see “Mezzanine Debt” below.

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

The non-controlling Note A-1, with an original principal balance of $28,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining note is expected to be contributed to another securitization trust. The Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-2 is securitized, whereupon the Gilardian NYC Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Gilardian NYC Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$28,000,000	$28,000,000	BMO 2023-C4	No
A-2(1)	$27,750,000	$27,750,000	BMO	Yes
Whole Loan	$55,750,000	$55,750,000
(1)	Expected to be contributed to a future securitization.

The Properties. The Gilardian NYC Portfolio Properties are comprised of two multifamily high rise properties located in New York, New York that were built in 2015 and 1928, the “237 East 34th Street Property” and the “114 West 86th Street Property” respectively.

The following table presents certain information relating to the Gilardian NYC Portfolio Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value	UW NOI(2)	% of UW NOI
237 East 34th Street	2015 / NAP	105	99.0%	$20,603,209	73.6%	$106,300,000	75.4%	$5,158,238	80.4%
114 West 86th Street	1928 / NAP	48	97.9	7,396,791	26.4	34,700,000	24.6	1,254,806	19.6
Total/Wtd. Avg.		153	98.7%	$28,000,000	100.0%	$141,000,000	100.0%	$6,413,044	100.0%
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of November 1, 2022.

237 East 34th Street Property. As of November 1, 2022, the 237 East 34th Street Property was 99.0% occupied. The 0.17-acre parcel is improved with a 25-story apartment building. The improvements are steel and masonry construction. The 237 East 34th Street Property features 105 units total with studio, one-, two- and three-bedroom layouts ranging in size from 403 to 1,192 square feet. Market rents range from $4,000 to $11,750 per month, with an average market rent of approximately $5,755 and an average unit size of 738 square feet. Unit features include central HVAC, granite countertops, stacked washer/dryer, smoke alarms, dishwasher and an electric oven / range combination. Community amenities include an attended lobby, resident lounge, rooftop deck, storage units and a fitness center.

The following table presents detailed information with respect to the current market rate units at the 237 East 34th Street Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio 1 Bath	28	26.7%	465	$3,993	$8.58	$4,000	$8.60
1 Bed 1 Bath	19	18.1	599	$4,813	$8.04	$5,000	$8.35
2 Bed 1 Bath	7	6.7	682	$4,634	$6.80	$6,500	$9.53
2 Bed 2 Bath	50	47.6	948	$6,794	$7.16	$6,800	$7.17
3 Bed 3 Bath	1	1.0	859	$10,571	$12.31	$11,750	$13.68
Total/Wtd. Avg.	105	100.0%	738	$5,581	$7.57	$5,755	$7.8
(1)	Based on the underwritten rent roll as of November 1, 2022.
(2)	Source: Appraisal.

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

114 West 86th Street Property. As of November 1, 2022, the 114 West 86th Street Property was 97.9% occupied. The 0.09-acre parcel is improved with a 16-story apartment building. The improvements are brick construction. The 114 West 86th Street Property features 48 units total, 15 of which are rent stabilized and 3 are rent controlled, with one-, two- and three-bedroom layouts ranging in size from 700 to 1,450 square feet. Market rents range from approximately $934 to $10,000 per month, with an average market rent of $4,547 and an average unit size of 909 square feet. Unit features include granite countertops, heating, smoke alarms, dishwasher and an electric oven/range combination. Community amenities include a laundry area and doorman.

The following table presents detailed information with respect to the current market rate units at the 114 West 86th Street Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 Bed 1 Bath	18	60.0%	722	$3,790	$5.25	$5,200	$7.20
1 Bed 1 Bath	1	3.3	1,250	$5,395	$4.32	$8,500	$6.80
2 Bed 1 Bath	1	3.3	750	$4,250	$5.67	$6,750	$9.00
2 Bed 2 Bath	9	30.0	1,200	$5,502	$4.58	$8,500	$7.08
3 Bed 2 Bath	1	3.3	1,450	$7,800	$5.38	$10,000	$6.90
Total/Wtd. Avg.	30	100.0%	908	$4,506	$4.96	$6,512	$7.17
(1)	Based on the underwritten rent roll as of November 1, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the rent-controlled units at the 114 West 86th Street Property:

As Is Rent-Controlled Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
1 Bed 1 Bath	1	33.3%	750	$934	$1.24
2 Bed 2 Bath	2	66.7	1,200	$1,100	$0.92
Total/Wtd. Avg.	3	100.0%	1,050	$1,044	$0.99
(1)	Based on the underwritten rent roll as of November 1, 2022.

The following table presents detailed information with respect to the rent stabilized units at the 114 West 86th Street Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)
1 Bed 1 Bath	10	66.7%	725	$1,555	$2.14
2 Bed 2 Bath	5	33.3	1,200	$1,509	$1.26
Total/Wtd. Avg.	15	10 0.0%	883	$1,540	$1.74
(1)	Based on the underwritten rent roll as of November 1, 2022.

Environmental. According to the Phase I environmental assessments dated November 2, 2022, there was no evidence of any recognized environmental conditions at the Gilardian NYC Portfolio Properties.

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No. 3 – Gilardian NYC Portfolio

The following table presents certain information relating to the historical and current occupancy of the Gilardian NYC Portfolio Properties:

Historical and Current Occupancy(1)
Property	2019	2020	2021	Current(2)
237 East 34th Street	93.7%	92.8%	99.0%	99.0%
114 West 86th Street	98.3%	88.6%	95.7%	97.9%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of November 1, 2022.

The following table presents certain information relating to the operating history and underwritten cash flows of the Gilardian NYC Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)	As-Stab
Gross Potential Rent	$8,088,028	$7,468,310	$7,224,118	$8,203,993	$9,140,919	$59,745	100.0%	$9,934,113
Commercial Income	0	0	47,468	427,215	623,595	4,076	6.8	623,595
Net Rental Income	$8,088,028	$7,468,310	$7,271,587	$8,631,208	$9,764,514	$63,820	106.8%	$10,557,708
(Vacancy/Credit Loss)	0	0	0	0	(190,936)	(1,248)	(2.1)	(316,731)
Other Income	34,525	46,855	29,634	22,998	33,771	221	0.4	35,828
Effective Gross Income	$8,122,553	$7,515,165	$7,301,221	$8,654,206	$9,607,348	$62,793	105.1%	$10,276,804
Total Expenses	3,193,859	2,910,192	3,026,795	2,814,082	3,194,304	20,878	33.2	3,411,409
Net Operating Income	$4,928,695	$4,604,973	$4,274,426	$5,840,124	$6,413,044	$41,915	66.8%	$6,865,396
Total TI/LC, Capex/RR	0	0	0	0	5,996	39	0.1	5,996
Net Cash Flow	$4,928,695	$4,604,973	$4,274,426	$5,840,124	$6,407,048	$41,876	66.7%	$6,859,400
(1)	TTM reflects the trailing 12 months ending September 30, 2022.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Markets. According to the appraisals, the Gilardian NYC Portfolio Properties are located in the New York Metro apartment market. According to the appraisals, as of the second quarter of 2022, the New York Metro apartment market average monthly asking rent per unit was $4,112 and vacancy was 3.5%. According to the appraisal, the 114 West 86th Street Property is located in the Upper West Side apartment submarket. As of the second quarter of 2022, the Upper West Side apartment submarket average monthly asking rent per unit was $5,588 and vacancy was 3.8%. According to the appraisal, the 237 East 34th Street Property is located in the Stuyvesant / Turtle Bay apartment submarket. As of the second quarter of 2022, the Upper West Side apartment submarket average monthly asking rent per unit was $5,587 and vacancy was 2.5%.

According to the appraisal, the 2021 population within a 0.25-, 0.5- and 0.75-mile radius of the 114 West 86th Street Property is 24,532, 72,731 and 115,378, respectively. The 2021 median household income within the same radii is $129,405, $131,030 and $129,817, respectively.

According to the appraisal, the 2021 population within a 0.25-, 0.5- and 0.75-mile radius of the 237 East 34th Street Property is 26,750, 68,214 and 109,294, respectively. The 2021 median household income within the same radii is $133,475, $128,486 and $131,136, respectively.

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the 114 West 86th Street Property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF(3)	Average Rent per Unit(3)
114 West 86th Street Property(2) 114 West 86th Street New York, NY	1928 / NAP	97.9%	48	1BR / 1BA FM 1BR / 1BA RC 1BR / 1BA RS 2BR / 1BA FM 2BR / 2BA FM 2BR / 2BA RC 2BR / 2BA RS 3BR / 2BA FM	750 750 725 750 1,200 1,200 1,200 1,450	$5.17 $1.24 $2.14 $5.67 $5.16 $0.92 $1.26 $5.38	$3,874 $934 $1,555 $4,250 $6,189 $1,100 $1,509 $7,800
Stonehenge Tower 210 West 89th Street New York, NY	1963 / NAP	99.0%	148	Studio / BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	460 672 850 1,000	$7.61 $6.55 $7.76 $7.56	$3,500 $4,401 $6,595 $7,561
120 W 86th Street 120 West 86th Street New York, NY	1912 / NAP	89.0%	47	1BR / 1BA 2BR / 1BA 3BR / 2BA	500 700 900	$9.00 $9.14 $9.01	$4,500 $6,400 $8,113
The Greystone 212 West 91st Street New York, NY	1923 / NAP	98.0%	366	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA 4BR / 3BA	550 799 950 1,807 2,091	$6.04 $6.95 $9.12 $6.62 $6.22	$3,324 $5,550 $8,667 $11,960 $13,006
Parc Cameron Apartments 41 West 86th Street New York, NY	1927 / NAP	95.0%	166	Studio / 1BA 1BR / 1BA 2BR / 1BA 4BR / 2BA	355 622 886 2,300	$9.26 $7.47 $6.90 $5.01	$3,286 $4,646 $6,114 $11,533
James Marquis 101 West 90th Street New York, NY	1986 / NAP	96.0%	202	Studio / 1BA 1BR / 1BA 2BR / 1BA 3BR / 2BA 4BR / 2BA	544 678 965 1,434 1,519	$6.52 $6.37 $5.86 $5.64 $4.85	$3,549 $4,317 $5,652 $8,091 $7,362
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of November 1, 2022.
(3)	Average Rent per Unit and Average Rent per SF is inclusive of all units at the 114 West 86th Street Property which included 15 rent stabilized units and 3 rent controlled units.

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

The following table presents certain information relating to comparable multifamily rental properties to the 237 East 34th Street Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
237 East 34th Street Property(2) 237 East 34th Street New York, NY	2015 / NAP	99.0%	105	Studio / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 3BA	465 599 682 948 859	$8.58 $8.48 $6.80 $7.16 $12.31	$3,993 $5,081 $4,634 $6,794 $10,571
The Epic 126-128 West 32nd Street New York, NY	2007 / NAP	96.7%	458	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA 4BR / 3BA	560 961 864 1,350 1,400	$6.59 $4.84 $5.76 $6.71 $6.06	$3,692 $4,656 $4,973 $9,056 $8,485
Murray Hill Marquis 150 East 34th Street New York, NY	2017 / NAP	92.5%	252	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	491 697 994 1,515	$7.10 $6.01 $5.43 $4.72	$3,486 $4,190 $5,397 $7,149
The Beatrice 105 West 29th Street New York, NY	2010 / NAP	93.0%	302	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 3BA	497 695 1,008 1,738	$9.30 $8.88 $8.86 $10.30	$4,620 $6,173 $8,927 $17,899
The Lewis 411 West 35th Street New York, NY	2015 / NAP	100.0%	186	Studio / 1BA 1BR / 1BA 2BR / 1BA	426 629 903	$7.57 $6.48 $6.61	$3,225 $4,076 $5,971
The Greywood 3-5 West 36th New York, NY	2013 / NAP	100.0%	72	Studio / 1BA 1BR / 1BA 2BR / 1BA	608 722 900	$5.30 $5.39 $5.55	$3,220 $3,893 $4,992
House39 225 East 39th Street New York, NY	2017 / NAP	94.4%	297	Studio / 1BA 1BR / 1BA 2BR / 2BA 3BR / 2BA	501 685 976 1,386	$8.14 $7.41 $7.61 $7.81	$4,077 $5,078 $7,432 $10,828
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the underwritten rent roll as of November 1, 2022.

The Borrowers. The borrowers are 114 West 86th Street Realty, LLC and Theater House Apartments, LLC, each a Delaware limited liability company and special purpose entity with one independent director for each borrower entity. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Gilardian NYC Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and guarantors are Robert Gilardian and Albert Gilardian.

Property Management. The Gilardian NYC Portfolio Properties are managed by A.J. Clarke Real Estate Corp., a third party property management company founded in 1943 and headquartered in New York, New York.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) approximately $395,800 for real estate taxes, (ii) approximately $21,801 for insurance premiums, (iii) $199,183 for deferred maintenance and (iv) $100,000 for the replacement reserve.

Annex B	BMO 2023-C4

No. 3 – Gilardian NYC Portfolio

Tax Escrows – Upon the occurrence of a Trigger Event (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to approximately $197,384.

Insurance Escrows – Monthly payments in the insurance reserve have been waived by the lender due to the borrower carrying a blanket policy so long as (i) no event of default has occurred or is continuing, (ii) the liability and casualty policies maintained by borrower covering the Gilardian NYC Portfolio Properties constitute a blanket or umbrella policy approved by the lender, (iii) the borrower provides evidence of the policy renewal and paid receipts for the payment of the insurance premiums by no later than ten days prior to the expiration of policy and thirty days prior to the delinquency of payment on such policy.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow $3,449 for replacement reserves, so long as funds in the replacement reserve do not exceed $90,000. The borrowers will cease monthly deposits until funds in the replacement reserve fall below $30,000, at which point the borrowers will resume monthly deposits.

Lockbox / Cash Management. The Gilardian NYC Portfolio Whole Loan is structured with a soft lockbox and springing cash management. The Gilardian NYC Portfolio Whole Loan requires that during the continuance of a Trigger Event, the borrowers or property managers, as applicable, direct tenants to pay all rents directly into a lockbox account controlled by the borrowers. Upon the occurrence and during the continuance of a Trigger Event, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the borrowers to be applied and disbursed in accordance with the Gilardian NYC Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Gilardian NYC Portfolio Whole Loan documents are required to disbursed to an excess cash reserve.

A “Trigger Event” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Gilardian NYC Portfolio Whole Loan documents, (ii) the debt service coverage ratio for the Gilardian NYC Portfolio Total Debt is less than 1.05x for two consecutive calendar quarters or (iii) an event of default under each of the mezzanine loans.

A Trigger Event will end: (a) with regard to clause (i) of the prior sentence, upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion, (b) with regard to clause (ii) of the prior sentence, upon the debt service coverage ratio for the Gilardian NYC Portfolio Total Debt being greater than or equal to 1.05x for two consecutive calendar quarters and (c) with regard to clause (iii) of the prior sentence, a cure of such event of default under each of the mezzanine loans.

Subordinate Debt. None.

Mezzanine Debt. John Hancock Life Insurance Company (U.S.A.) originated a Mezzanine A Loan in the amount of $26,000,000 secured by the Mezzanine A Loan borrowers’ interests in the mortgage borrower, as collateral for the Mezzanine A Loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine A Loan accrues interest at a rate of 7.35000% per annum and requires interest-only payments until its maturity date.

TCM CRE REIT LLC originated a Mezzanine B Loan in the amount of $11,750,000 secured by the Mezzanine B Loan borrowers’ interests in the Mezzanine A Loan borrower, as collateral for the Mezzanine B Loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Gilardian NYC Portfolio Whole Loan. The Mezzanine B Loan accrues interest at a rate of 10.50000% per annum and requires interest-only payments until its maturity date.

Partial Release. After the defeasance lockout period, the borrower may release either of the Gilardian NYC Portfolio Properties from the lien of the Gilardian NYC Portfolio Whole Loan by defeasing 120% of the allocated loan amount with respect to the applicable release property, provided that (a) the post-defeasance debt service coverage ratio for the undefeased note, based on income from the remaining property, will be not less than the greater of 1.10x, and pre-defeasance debt service coverage ratio, and (b) the post-defeasance loan-to-value ratio for the remaining property will not exceed the lesser of (i) 66.3%, and (ii) pre-defeasance loan-to-value ratio that existed immediately preceding such partial defeasance event.

Ground Lease. None.

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Multifamily – Garden
% of IPB:	3.6%	Net Rentable Area (Units):	330
Loan Purpose:	Acquisition	Location:	Houston, TX
Borrower:	CF Weston Multifamily DST	Year Built / Renovated:	1998 / 2018
Borrower Sponsor:	CF Real Estate Holdings, LLC	Occupancy:	90.3%
Interest Rate:	4.29600%	Occupancy Date:	10/31/2022
Note Date:	3/25/2022	4th Most Recent NOI (As of):	$2,197,012 (12/31/2019)
Maturity Date:	4/1/2032	3rd Most Recent NOI (As of):	$2,131,513 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,445,381 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of)(2):	$3,372,481 (TTM 10/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	86.4%
Amortization Type:	Interest Only	UW Revenues:	$4,920,907
Call Protection:	L(34),D(83),O(3)	UW Expenses:	$2,657,613
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,263,294
Additional Debt:	No	UW NCF:	$2,180,794
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$66,160,000 / $200,485
Additional Debt Type:	N/A	Appraisal Date:	2/28/2022

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$84,848
Taxes:	$515,805	$73,686	N/A	Maturity Date Loan / Unit:	$84,848
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	42.3%
Replacement Reserves:	$20,625	$6,875	N/A	Maturity Date LTV:	42.3%
				UW NCF DSCR:	1.79x
				UW NOI Debt Yield:	8.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	41.8%	Purchase Price	$66,000,000	98.5%
Borrower Sponsor Equity	38,993,677	58.2	Upfront Reserves	536,430	0.8
			Closing Costs	457,247	0.7
Total Sources	$66,993,677	100.0%	Total Uses	$66,993,677	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Most Recent NOI does not include March 2022 because the borrower acquired the Weston at Copperfield Property (as defined below) in March 2022.

The Loan. The fourth largest mortgage loan (the “Weston at Copperfield Mortgage Loan”) is secured by the borrower’s fee interest in a 330-unit, garden-style multifamily property located in Houston, Texas (the “Weston at Copperfield Property”). The Weston at Copperfield Mortgage Loan was originated on March 25, 2022 by Arbor Private Label, LLC and subsequently acquired by Bank of Montreal on January 6, 2023. The Weston at Copperfield Mortgage Loan accrues interest at an interest rate of 4.29600% per annum. The Weston at Copperfield Mortgage Loan has an original term of 120 months, has a remaining term of 110 months and is interest only for the entire term. The scheduled maturity date of the Weston at Copperfield Mortgage Loan is the due date that occurs on April 1, 2032.

The Property. The Weston at Copperfield Property consists of 12, three-story multifamily buildings, totaling 330 residential units on approximately 12.58 acres. The Weston at Copperfield Property is located in Houston, Texas and is situated on the south side of West Road between Easton Commons Drive and Highway 6. The Weston at Copperfield Property was built in 1998, and features a range of one-bedroom, two-bedroom, and three-bedroom residential units. The Weston at Copperfield Property units all feature ceramic tile and carpet flooring, central air, full stainless steel kitchen appliances, solid surface countertops, oversize walk-in closets and steam showers. Community spaces include an outdoor grill, gated

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

entrance, clubhouse, playground, and pool. The Weston at Copperfield Property has 54 carports, 60 garages and 439 surface parking spaces, totaling 553 parking spaces and resulting in a ratio of approximately 1.68 parking spaces per unit.

The following table presents detailed information with respect to the unit mix at the Weston at Copperfield Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate	Average Monthly Market Rental Rate per SF
1 Bed / 1 Bath - A1	19	5.8%	643	$995	$1.55	$1,080	$1.68
1 Bed / 1 Bath - A1F	17	5.2	643	$1,052	$1.64	$1,100	$1.71
1 Bed / 1 Bath - A1Q	36	10.9	643	$1,124	$1.75	$1,230	$1.91
1 Bed / 1 Bath - A2	10	3.0	711	$1,051	$1.48	$1,110	$1.56
1 Bed / 1 Bath - A2F	14	4.2	711	$1,049	$1.48	$1,130	$1.59
1 Bed / 1 Bath - A2Q	25	7.6	711	$1,139	$1.60	$1,260	$1.77
1 Bed / 1 Bath - A3	18	5.5	802	$1,153	$1.44	$1,210	$1.51
1 Bed / 1 Bath - A3F	28	8.5	802	$1,185	$1.48	$1,230	$1.53
1 Bed / 1 Bath - A3Q	33	10.0	802	$1,271	$1.58	$1,360	$1.70
2 Bed / 2 Bath - B1	6	1.8	1,040	$1,399	$1.34	$1,470	$1.41
2 Bed / 2 Bath - B1F	18	5.5	1,040	$1,416	$1.36	$1,490	$1.43
2 Bed / 2 Bath - B1Q	25	7.6	1,040	$1,506	$1.45	$1,640	$1.58
2 Bed / 2 Bath - B2	9	2.7	1,095	$1,449	$1.32	$1,490	$1.36
2 Bed / 2 Bath - B2F	20	6.1	1,095	$1,449	$1.32	$1,510	$1.38
2 Bed / 2 Bath - B2Q	18	5.5	1,095	$1,484	$1.36	$1,650	$1.51
2 Bed / 2 Bath - B3	4	1.2	1,099	$1,407	$1.28	$1,520	$1.38
2 Bed / 2 Bath - B3F	11	3.3	1,099	$1,456	$1.33	$1,540	$1.40
2 Bed / 2 Bath - B3Q	8	2.4	1,099	$1,552	$1.41	$1,690	$1.54
3 Bed / 2 Bath - C1	1	0.3	1,295	$0	$0.00	$1,795	$1.39
3 Bed / 2 Bath - C1F	6	1.8	1,295	$1,725	$1.33	$1,815	$1.40
3 Bed / 2 Bath - C1Q	4	1.2	1,295	$1,756	$1.36	$1,945	$1.50
Total/Wtd. Avg.	330	100.0%	868	$1,265	$1.50	$1,364	$1.60
(1)	Based on the underwritten rent roll as of October 31, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are inclusive of employee discounts on two separate units.

Environmental. According to the Phase I report dated March 8, 2022, there was no evidence of any recognized environmental conditions at the Weston at Copperfield Property.

The following table presents certain information relating to the historical and current occupancy of the Weston at Copperfield Property:

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
93.0%	95.0%	95.3%	90.3%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	Current occupancy is as of October 31, 2022.

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

The following table presents certain information relating to the operating history and underwritten cash flows of the Weston at Copperfield Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$4,193,238	$4,406,688	$4,625,263	$4,940,251	$5,079,127	$15,391	100.0%
(Vacancy)	(290,030)	(297,542)	(243,434)	(379,273)	(556,440)	(1,686)	(11.0)
(Bad Debt)	(44,901)	(57,363)	(95,048)	(121,832)	(121,832)	(369)	(2.4)
(Concessions)	(42,241)	(82,011)	(58,189)	(10,219)	(10,219)	(31)	(0.2)
(Non-Revenue)	0	0	0	(5,566)	(14,579)	(44)	(0.3)
Net Rental Income	$3,816,067	$3,969,772	$4,228,592	$4,423,361	$4,376,056	$13,261	86.2%
Other Income(3)	411,001	433,927	545,616	544,850	544,850	1,651	10.7
Effective Gross Income	$4,227,068	$4,403,699	$4,774,208	$4,968,211	$4,920,907	$14,912	96.9%
Total Expenses	2,030,056	2,272,186	2,328,827	1,595,730	2,657,613	8,053	54.0
Net Operating Income	$2,197,012	$2,131,513	$2,445,381	$3,372,481	$2,263,294	$6,858	46.0%
Replacement Reserve	0	0	0	0	82,500	250	1.7
Net Cash Flow	$2,197,012	$2,131,513	$2,445,381	$3,372,481	$2,180,794	$6,608	44.3%
(1)	TTM reflects the trailing 12 months (excluding March 2022) ending October 31, 2022. TTM does not include March 2022 because the borrower acquired the Weston at Copperfield Property in March 2022.
(2)	% column represents percent of Gross Potential Rent for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes trailing 12-month annualized utility reimbursements and trailing 12 months other income and parking income.

The Market. The Weston at Copperfield Property is located in Houston, Texas, within the Houston-The Woodlands-Sugar Land, TX Metropolitan Statistical Area (the “Houston MSA”). According to the appraisal, the unemployment rate in the Houston MSA as of December 2021 was 4.8% but is expected to decrease to 3.7% by 2026. The leading industries in Houston are manufacturing, wholesale trade, agriculture/mining, finance/insurance/real estate, and retail trade sectors. The largest employer in Houston is Exxon Mobil Corp., which employs 13,000 people. The Weston at Copperfield Property is located in the northwest area of the Houston MSA on West Road, a major thoroughfare connecting to Highway 6 and U.S. 290. The METRO system is located approximately 2.5 miles from the Weston at Copperfield Property. The local area is primarily occupied by retail, industrial, office and multifamily developments.

The Weston at Copperfield Property is situated in the Cypress/Fairbanks multifamily submarket. According to the appraisal, as of the fourth quarter of 2021, the Cypress/Fairbanks multifamily submarket had an overall vacancy rate of 5.3%, with net absorption totaling 830 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by $65 from the fourth quarter of 2020 to the fourth quarter of 2021 and ended at $1,130 per unit per month.

According to the appraisal, the 2021 population within a one-, three-, and five-mile radius of the Weston at Copperfield Property was 15,996, 134,016, and 332,371, respectively. According to the appraisal, the 2021 median household income within a one-, three-, and five-mile radius of the Weston at Copperfield Property was $70,170, $71,513, and $76,380, respectively.

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

The following table presents certain information relating to comparable multifamily rental properties to the Weston at Copperfield Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Weston at Copperfield(2)	1998 / 2018	90.3%	200	1 Bed 1 Bath	722	$1.57	$1,135
15125 West Road			119	2 Bed 2 Bath	1,073	$1.36	$1,464
Houston, TX			11	3 Bed 2 Bath	1,295	$1.34	$1,735
Carrington Place	2004 / NAP	98.0%	110	1 Bed 1 Bath	841	$1.45	$1,223
Houston, TX			172	2 Bed 2 Bath	1,188	$1.30	$1,539
12700 FM 1960 Road West			42	3 Bed 2 Bath	1,487	$1.17	$1,742
Cortland Copper Springs	2003 / NAP	94.0%	180	1 Bed 1 Bath	746	$1.78	$1,326
Houston, TX			160	2 Bed 2 Bath	1,077	$1.49	$1,606
13333 West Road			36	3 Bed 2 Bath	1,337	$1.49	$1,988
Cortland Copperleaf	2003 / 2018	95.0%	126	1 Bed 1 Bath	772	$1.76	$1,355
Houston, TX			78	2 Bed 2 Bath	1,138	$1.48	$1,686
14811 West Road			36	3 Bed 2 Bath	1,414	$1.26	$1,788
Crossroads Ranch	1998 / 2019	94.0%	128	1 Bed 1 Bath	697	$1.60	$1,112
Houston, TX			48	2 Bed 1 Bath	908	$1.43	$1,300
12655 Crossroads Park Drive			48	2 Bed 2 Bath	1,115	$1.33	$1,485
			32	3 Bed 2 Bath	1,250	$1.35	$1,685
Trails at Eldridge Parkway	2003 / 2018	94.0%	240	1 Bed 1 Bath	790	$1.17	$925
Houston, TX			144	2 Bed 2 Bath	1,109	$1.56	$1,726
10000 North Eldridge Parkway			6	3 Bed 2 Bath	1,436	$1.34	$1,923
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of October 31, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrower. The borrower under the Weston at Copperfield Mortgage Loan is CF Weston Multifamily DST, a special-purpose entity and Delaware statutory trust with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Weston at Copperfield Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is CF Real Estate Holdings, LLC, (“CF REH”) a Delaware limited liability company. CF REH is an affiliate of Cantor Fitzgerald, L.P. and Cantor Fitzgerald Investors, LLC (collectively, “Cantor Fitzgerald”). Cantor Fitzgerald has invested more than $2 billion in its commercial real estate business infrastructure. In 2020, Cantor Fitzgerald participated in more than $72 billion of total real estate transactions.

Property Management. The Weston at Copperfield Property is managed by CAF Management, LLC (“CAF Management”), a third party property management company headquartered in Frisco, Texas. CAF Management currently manages 75 multifamily properties across Texas, Oklahoma and Arizona.

Escrows and Reserves. At origination of the Weston at Copperfield Mortgage Loan, the borrower deposited (i) approximately $515,805 into a real estate tax reserve account and (ii) $20,625 into a replacement reserve account.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, approximately $73,686.

Insurance Escrows – Monthly payments in the insurance reserve have been waived by the lender so long as the borrower is carrying a blanket policy.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $6,875.

Lockbox / Cash Management. The Weston at Copperfield Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Event (as defined below), the borrower or property manager will deposit all revenues relating to the Weston at Copperfield Property into a lender-controlled lockbox account within two business days of receipt.

A “Trigger Event” will commence upon (i) the occurrence and continuance of an event of default, or (ii) the debt service coverage ratio of the Weston at Copperfield Mortgage Loan being less than 1.10x and will be cured when (A) with respect

Annex B	BMO 2023-C4

No. 4 – Weston at Copperfield

to clause (i) above, no event of default is continuing or (B) with respect to clause (ii) above, the debt service coverage ratio of the Weston at Copperfield Mortgage Loan is greater than 1.10x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. The borrower is permitted to incur a future mezzanine loan (the “Mezzanine Debt”), subject to the satisfaction of the requirements set forth in the Weston at Copperfield Mortgage Loan documents, which include, but are not limited to: (i) the mortgage lender receives at least 30 days’ prior written notice of the intention to incur Mezzanine Debt (the “Mezzanine Notice”), (ii) the security granted in connection with such Mezzanine Debt consists only of a pledge of all of the membership or partnership interests in the borrower, (iii) the aggregate debt yield based on the Weston at Copperfield Mortgage Loan and the Mezzanine Debt is equal to or greater than 8.14%, (iv) the aggregate loan-to-value ratio based on the Weston at Copperfield Mortgage Loan and the Mezzanine Debt is no greater than 42.32%, (v) the execution of an intercreditor agreement acceptable to the mortgage lender and satisfactory to the rating agencies, (vi) the Mezzanine Debt is subordinate in all respects to the Weston at Copperfield Mortgage Loan pursuant to the intercreditor agreement, (vii) the Mezzanine Debt is not cross-defaulted or cross-collateralized with any other properties or loans and is co-terminus with the Weston at Copperfield Mortgage Loan, (viii) the Mezzanine Debt may only be prepaid after the expiration of the prepayment lockout period of the Weston at Copperfield Mortgage Loan or simultaneously with the defeasance of the Weston at Copperfield Mortgage Loan, (ix) the borrower procures and delivers a mezzanine loan policy for the benefit of the mezzanine lender and facilitates the appropriate updates to the mortgage lender’s title insurance policy as requested by the mortgage lender’s counsel and (x) the borrower pays to the mortgage lender a $10,000 review fee concurrently with its issuance of a Mezzanine Notice to the mortgage lender.

Partial Release. Not permitted.

Ground Lease. None.

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$28,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$28,000,000	Property Type – Subtype:	Industrial – Various
% of IPB:	3.6%	Net Rentable Area (SF):	1,791,714
Loan Purpose:	Acquisition	Location:	Various
Borrower:	AGNL SEAL, L.P.	Year Built / Renovated(3):	Various / Various
Borrowers Sponsors:	AG Net Lease IV Corp., AG Net	Occupancy:	100.0%
	Lease IV (Q) Corp. and AG Net	Occupancy Date:	2/6/2023
	Lease Realty Fund IV Investments	4th Most Recent NOI (As of)(4):	NAV
	(H-1), L.P.	3rd Most Recent NOI (As of)(4):	NAV
Interest Rate:	6.33000%	2nd Most Recent NOI (As of)(4):	NAV
Note Date:	9/29/2022	Most Recent NOI (As of)(4):	NAV
Maturity Date:	10/6/2032	UW Economic Occupancy:	95.0%
Interest-only Period:	120 months	UW Revenues:	$14,015,432
Original Term:	120 months	UW Expenses:	$2,610,886
Original Amortization Term:	None	UW NOI:	$11,404,546
Amortization Type:	Interest Only	UW NCF:	$10,826,623
Call Protection:	YM4(28),DorYM1(85),O(7)	Appraised Value / Per SF:	$196,800,000 / $110
Lockbox / Cash Management:	Hard / Springing	Appraisal Date(5):	Various
Additional Debt(1):	Yes
Additional Debt Balance(1):	$75,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$57
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.3%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	52.3%
				UW NCF DSCR:	1.64x
				UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$103,000,000	57.3%	Purchase Price	$177,000,000	98.5%
Principal’s New Cash Contribution	73,350,575	40.8	Closing Costs	2,652,115	1.5
Other Sources	3,301,540	1.8
Total Sources	$179,652,115	100.0%	Total Uses	$179,652,115	100.0%
(1)	The IPG Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance of $103.0 million as of the Cut-off Date. The financial information in the chart above is based on such $103.0 million whole loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The IPG Portfolio Whole Loan (as defined below) is secured by the fee interest in eight industrial properties which were built between 1920 and 2016. See “Portfolio Summary” table herein.
(4)	Historical financial information is not available for the IPG Portfolio Properties (as defined below) since the borrower acquired the IPG Portfolio Properties in a sale-leaseback transaction with a single-tenant and leases were not previously in place.
(5)	Appraised values are provided by appraisal reports dated between August 12, 2022 and August 17, 2022.

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

The Loan. The fifth largest mortgage loan (the “IPG Portfolio Mortgage Loan”) is part of a whole loan (the “IPG Portfolio Whole Loan”) evidenced by four pari passu notes with an aggregate outstanding balance as of the Cut-off Date of $103,000,000 secured by a first mortgage encumbering the borrower’s fee interest in a portfolio of eight industrial properties totaling 1,791,714 SF across Virginia, Michigan, Illinois, Wisconsin, Utah, North Carolina and South Carolina (collectively, the “IPG Portfolio Properties”). The IPG Portfolio Whole Loan was originated on September 29, 2022 by Citi Real Estate Funding Inc. (“CREFI”). The IPG Portfolio Mortgage Loan, which will be included in the BMO 2023-C4 securitization trust, is evidenced by the non-controlling notes A-2-2 and A-3 which have outstanding balances as of the Cut-off Date of $8,000,000 and $20,000,000 respectively. The proceeds of the IPG Portfolio Whole Loan were primarily used to acquire the IPG Portfolio Properties in a sale-leaseback transaction with the sole tenant at each of the IPG Portfolio Properties, Intertape Polymer Group (“IPG”), and to pay origination costs.

The IPG Portfolio Whole Loan has an initial term of 120 months and a remaining term of 116 months as of the Cut-off Date. The IPG Portfolio Whole Loan has a 10-year interest only term and accrues interest at a rate of 6.33000% per annum. The scheduled maturity date of the IPG Portfolio Whole Loan is the due date in October, 2032. Voluntary prepayment of the IPG Portfolio Whole Loan in whole or in part is permitted on or after the due date occurring in April 2032 without the payment of any prepayment premium. In addition, the IPG Portfolio Whole Loan may be voluntarily prepaid in whole or in part at any time beginning on the due date in November 2022 with the payment of a yield maintenance premium. Defeasance of the IPG Portfolio Whole Loan in whole or in part is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note of the IPG Portfolio Whole Loan to be securitized and (ii) September 29, 2025.

The table below summarizes the promissory notes that comprise the IPG Portfolio Whole Loan. The relationship between the holders of the notes evidencing the IPG Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The IPG Portfolio Whole Loan is being serviced pursuant to the BMARK 2022-B37 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMARK 2022-B37	Yes
A-2-1	$15,000,000	$15,000,000	3650R 2022-PF2	No
A-2-2	$8,000,000	$8,000,000	BMO 2023-C4	No
A-3	$20,000,000	$20,000,000	BMO 2023-C4	No
Whole Loan	$103,000,000	$103,000,000

The Properties. The IPG Portfolio Properties consist of eight single tenant industrial buildings totaling 1,791,714 SF located across seven states: Virginia, Michigan, Illinois, Wisconsin, Utah, North Carolina and South Carolina. Each of the IPG Portfolio Properties is 100.0% occupied by IPG, the sole tenant at the IPG Portfolio Properties with average rents of $6.78 PSF pursuant to leases expiring on September 30, 2042.

The following table presents certain information relating to the IPG Portfolio Properties:

Portfolio Summary
Property	City, State	Allocated Whole Loan Amount	Property Subtype	% of Allocated Loan Amount	Net Rentable Area (SF)(1)	Year Built / Renovated(2)	Appraised Value(2)	UW EGI(1)	% of UW EGI
Eagle Springs	Danville, VA	$21,066,376	Warehouse/Distribution	20.5%	317,670	1987 / 2017	$40,000,000	$2,568,301	18.3%
Danville	Danville, VA	20,989,251	Warehouse/Distribution	20.4	316,507	2004 / NAP	40,000,000	2,543,184	18.1
Blythewood	Blythewood, SC	19,662,098	Manufacturing	19.1	350,563	1999 / 2014	37,600,000	2,442,402	17.4
Menasha	Menasha, WI	9,603,128	Manufacturing	9.3	156,860	1920 / 2004	17,500,000	1,488,208	10.6
Tremonton	Tremonton, UT	8,440,132	Manufacturing	8.2	118,503	1997 / NAP	17,600,000	1,155,469	8.2
Carbondale	Carbondale, IL	8,213,458	Warehouse/Distribution	8.0	193,730	1995 / NAP	16,900,000	1,400,936	10.0
Marysville	Marysville, MI	;7,621,886	Manufacturing	7.4	233,264	1943 / 1987	14,400,000	1,396,402	10.0
Midland	Midland, NC	7,403,671	Warehouse/Distribution	7.2	104,617	2016 / NAP	12,800,000	1,020,529	7.3
Total / Wtd. Avg.		$103,000,000		100.0%	1,791,714		$196,800,000	$14,015,432	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2023.
(2)	Source: Appraisal unless otherwise stated.

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

Major Tenant. The sole tenant, IPG is a manufacturer of paper and film-based pressure-sensitive and water-activated tapes, stretch and shrink films, protective packaging, woven and non-woven products and packaging machinery for industrial and retail use. IPG also specializes in high performance tape products engineered for demanding aerospace, marine, automotive and industrial applications. Headquartered in Sarasota, Florida, IPG employs approximately 3,800 employees with operations in 34 locations, including 22 manufacturing facilities in North America, five in Asia and two in Europe. IPG was founded in 1981 and based in Sarasota, Florida and Montreal, Canada.

Environmental. According to Phase I environmental reports dated as of September 21, 2022, there are no recognized environmental conditions or recommendations for further action at the IPG Portfolio Properties other than (i) a recognized environmental condition due to prior industrial operations at the Marysville property and (ii) a recognized environmental condition due to prior industrial operations at the Menasha property that resulted in petroleum impacts to soil. The Marysville property was previously used for various industrial purposes, including magnesium processing for the manufacture of shell casings during World War II and production of various adhesive tapes since the late 1950s. These former industrial operations involved the use of chemicals and petroleum products. With respect to the Menasha property, in 1995 and 1996 a limited soil and groundwater investigation was conducted in an area of stained gravel near the rail unloading area on the south side of the site. This investigation included the advancement of a total of sixteen soil borings and installation of one temporary monitoring well. No further investigation or remediation was conducted. In a letter dated February 17, 1997, the Wisconsin Department of Natural Resources granted case closure for the matter subject to no continuing obligations related to management of impacted soils remaining at the time of case closure. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and current occupancy of the IPG Portfolio Properties:

Historical and Current Occupancy(1)
2019	2020	2021	2/6/2023(2)
NAV	NAV	NAV	100.0%
(1)	Historical occupancies are unavailable due to the acquisition of IPG Portfolio Properties at origination of the IPG Portfolio Whole Loan in a sale-leaseback transaction.
(2)	Based on the underwritten rent rolls dated as of February 6, 2023.

The following table presents certain information relating to the sole tenant at the IPG Portfolio Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Intertape Polymer Group(3)	NR/NR/NR	1,791,714	100.0%	$6.78	$12,142,200	100.0%	9/30/2042
Total Occupied		1,791,714	100.0%	$6.78	$12,142,200	100.0%
Vacant Space		0	0.0
Total / Wtd. Avg.		1,791,714	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2023.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, regardless of whether the parent company guarantees the lease.
(3)	Intertape Polymer Group has one, ten-year renewal option.

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

The following table presents certain information relating to the tenant lease expiration dates at the IPG Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of Net Rental Area Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	8	1,791,714	100.0	12,142,200	100.0	1,791,714	100.0%	$12,142,200	100.0%
Total	8	1,791,714	100.0%	$12,142,200	100.0%
(1)	Based on the underwritten rent rolls dated February 6, 2023.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the IPG Portfolio Properties:

Underwritten Net Cash Flow(1)(2)
	Underwritten	Per Square Foot	%(3)
Rents in Place	$12,142,200	$6.78	82.3%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$12,142,200	$6.78	82.3%
Potential Income from	0	0.00	0.0
Vacant Space	0	0.00	0.0
Total Reimbursements	2,610,886	1.46	17.7
Net Rental Income	$14,753,086	$8.23	100.0%
(Vacancy/Credit Loss)	(737,654)	(0.41)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$14,015,432	$7.82	95.0%
Total Expenses	2,610,886	1.46	18.6
Net Operating Income	$11,404,546	$6.37	81.4%
Total TI/LC, Cap Ex / RR	577,923	0.32	4.1
Net Cash Flow	$10,826,623	$6.04	77.2%
(1)	Based on underwritten rent rolls dated February 6, 2023.
(2)	Historical financial information is unavailable due to the acquisition of IPG Portfolio Properties at origination of the IPG Portfolio Whole Loan in a sale-leaseback transaction.
(3)	% column represents percent of Net Rental Income for all revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Market. The eight properties comprising the IPG Portfolio Properties are located across seven states and have the following state concentrations based on total square footage: Virginia – 35.4%, South Carolina – 19.6%, Michigan – 13.0%, Illinois – 10.8%, Wisconsin – 8.8%, Utah – 6.6% and North Carolina – 5.8%.

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

The following table presents certain market information with respect to the IPG Portfolio Properties:

Market Analysis(1)
Property Name	City/State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy	Concluded Market Rent PSF	UW Base Rent PSF(2)
Eagle Springs	Danville, VA	Greensboro NC	Danville	9,598,004	1.5%	$6.50	$7.39
Danville	Danville, VA	Greensboro NC	Danville	9,598,004	1.5%	$6.50	$7.39
Blythewood	Blythewood, SC	Columbia	NE Columbia	8,156,794	8.5%	$5.50	$6.25
Menasha	Menasha, WI	Neenah	Menasha	3,796,944	1.4%	$7.25	$8.17
Tremonton	Tremonton, UT	Ogden-Clearfield MSA	Utah	NAV	NAV	$7.80	$8.66
Carbondale	Carbondale, IL	50-Mile radius	Carbondale Marion - MSA	2,840,545	12.9%	$4.50	$5.24
Marysville	Marysville, MI	Detroit	St. Clair County	14,059,029	2.1%	$4.00	$4.78
Midland	Midland, NC	Charlotte	Cabarrus County	22,629,581	6.2%	$6.75	$7.89
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated as of February 6, 2023.

The Borrower. The borrower is AGNL SEAL, L.P., a Delaware limited partnership. The borrower is a special purpose bankruptcy-remote entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the IPG Portfolio Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are AG Net Lease IV Corp., AG Net Lease IV (Q) Corp. and AG Net Lease Realty Fund IV Investments (H-1), L.P., severally (but not jointly), and each of which is a subsidiary of Angelo Gordon’s Net Lease Realty Fund IV. Angelo Gordon was founded in 1988 and is a privately held alternative investment firm, managing approximately $52 billion across a broad range of credit and real estate strategies. For over 30 years, Angelo Gordon has been investing on behalf of pension funds, corporations, endowments, foundations, sovereign wealth funds and individuals. Over its entire history, Angelo Gordon’s investment approach has consistently relied on disciplined portfolio construction backed by rigorous research and a strong focus on capital preservation. Angelo Gordon’s Net Lease business provides real estate sale-leaseback financing to less-than-investment grade owner-occupiers of corporate real estate.

Property Management. The IPG Portfolio Properties are self-managed.

Escrows and Reserves. At origination of the IPG Portfolio Whole Loan, the borrower was not required to deposit any upfront reserves.

Tax Reserve – On each monthly payment date during a Tax Trigger Period (as defined below), the borrower will be required to deposit into a real estate tax reserve 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months. A “Tax Trigger Period” means each monthly payment date during any period when (i) a Trigger Period (as defined below) is then continuing and (ii) neither the borrower nor the Specified Tenant (as defined below) has (A) timely paid the taxes directly to the appropriate taxing authority and (B) provided evidence of such payment to the lender.

Insurance Reserve – On each monthly payment date during an Insurance Trigger Period (defined below), the borrower will be required to deposit into an insurance reserve 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage. An “Insurance Trigger Period” means any period when (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has (A) timely paid the insurance premiums due on the insurance policies required under the IPG Portfolio Whole Loan documents to the issuer of such insurance policies and (B) provided evidence of such payment to the lender.

Replacement Reserve – On each monthly payment date during a Replacement Reserve Trigger Period (as defined below), the borrower will be required to deposit approximately $14,958 into a replacement reserve account. A “Replacement Reserve Trigger Period” means each monthly payment date during any period when: (i) a Trigger Period is then continuing and (ii) neither the borrower nor the Specified Tenant has diligently made the replacements and/or alterations to any individual IPG Portfolio Property required pursuant to the IPG Portfolio Whole Loan documents.

Lockbox / Cash Management. The IPG Portfolio Whole Loan is structured with a hard lockbox and springing cash management. At origination of the IPG Portfolio Whole Loan, the borrower was required to deliver a tenant direction letter

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

to the existing tenant at the IPG Portfolio Properties, directing it to remit its rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the IPG Portfolio Properties to be immediately deposited into such lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the IPG Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the IPG Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account and as additional collateral for the IPG Portfolio Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the IPG Portfolio Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) an event of default, (ii) a DSCR Event (as defined below) or (iii) a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, the satisfaction of the Specified Tenant Cure Conditions (as defined below). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) an event of default by the Specified Tenant under the Specified Tenant lease arising directly as result of the Specified Tenant’s failure to be in actual, physical possession (and not merely constructive possession) of, or abandoning, the Specified Tenant space (or applicable portion thereof), (ii) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or (iii) any bankruptcy or similar insolvency of the Specified Tenant; and (B) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of the satisfaction of the applicable Specified Tenant Cure Conditions.

The “Specified Tenant Cure Conditions” mean (A) with respect to clause (A)(i) of the definition of Specified Tenant Trigger Period, the lender’s receipt of satisfactory evidence that the event of default by the applicable Specified Tenant under the Specified Tenant lease arising directly as a result of the Specified Tenant’s failure to be in actual, physical possession of, or abandoning, the Specified Tenant space (or applicable portion thereof) has been cured, (B) with respect to clause (A)(ii) of the definition of Specified Tenant Trigger Period, the Specified Tenant space has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the IPG Portfolio Whole Loan documents and the tenant(s) thereunder are in actual physical occupancy of the property and paying full unabated rent, and (C) with respect to clause (A)(iii) of the definition of Specified Tenant Trigger Period, (i) the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (ii) if the Specified Tenant lease is assumed or assigned to a new entity in connection with such proceedings, the bankruptcy court has issued a final order approving the Specified Tenant’s reorganization plan or (iii) if the Specified Tenant lease is rejected or otherwise terminated due to any bankruptcy or insolvency proceedings, the IPG Portfolio Property has been re-leased pursuant to one or more replacement leases approved by the lender in accordance with the IPG Portfolio Whole Loan Documents and the tenants thereunder are in actual physical occupancy of the applicable IPG Portfolio Property and paying full unabated rent.

A “Specified Tenant” means, as applicable, (a) Intertape Polymer Corp., a Delaware corporation, together with its successors and permitted assigns, and any parent or affiliate thereof providing credit support or a guaranty under the Specified Tenant lease or (b) any replacement tenant of IPG approved in accordance with the IPG Portfolio Whole Loan Documents.

A “DSCR Event” means that the debt service coverage ratio is less than 1.20x for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. Provided that no event of default is continuing under the IPG Portfolio Whole Loan documents, at any time from and after the earlier to occur of (i) the date that is two years after the closing date of the securitization that includes

Annex B	BMO 2023-C4

No. 5 – IPG Portfolio

the last note of the IPG Portfolio Whole Loan to be securitized and (ii) September 29, 2025, an indirect or direct parent entity of the borrower is permitted to obtain a mezzanine loan secured by the direct or indirect equity interests in the borrower, provided that certain conditions are satisfied, including but not limited to: (i) the principal amount of the mezzanine loan may not be greater than the amount which will yield (x) an aggregate loan-to-value ratio for the IPG Portfolio Whole Loan and such mezzanine loan that does not exceed 56.5%, (y) an aggregate DSCR for the IPG Portfolio Whole Loan and such mezzanine loan that is not less than 1.66x and (z) and an aggregate debt yield for the IPG Portfolio Whole Loan and such mezzanine loan that is not less than 10.51%, (ii) the mezzanine lender enters into an intercreditor agreement reasonably acceptable to the mortgage lender and the mezzanine lender, (iii) if required by the mortgage lender, the borrower delivers a rating agency confirmation with respect to the mezzanine loan, and (iv) the maturity of the mezzanine loan is co-terminous with, or longer than, the maturity of the IPG Portfolio Whole Loan.

Partial Release. The borrower is permitted to a release of one or more of the Tremonton mortgaged property, the Carbondale mortgaged property, the Midland mortgaged property or the Marysville mortgaged property from the lien of the IPG Portfolio Whole Loan documents subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that: (i) no event of default has occurred and is continuing under the IPG Portfolio Whole Loan documents, (ii) the defeasance collateral or partial prepayment, as applicable, is in an amount equal to 110% of the allocated loan amount for the individual IPG Portfolio Property to be released, (iii) the borrower has delivered a REMIC opinion, (iv) if requested by the lender, the borrower delivers a rating agency confirmation, (v) the debt service coverage ratio for the IPG Portfolio Whole Loan after any such release is no less than the greater of (x) the debt service coverage ratio immediately prior to such release and (y) 1.66x; (vi) the debt yield for the IPG Portfolio Whole Loan after any such release is no less than the greater of (x) the debt yield immediately prior to such release and (y) 10.51%, and (vii) the loan-to-value ratio for the IPG Portfolio Whole Loan after any such release is no greater than the lesser of (x) the loan-to-value ratio immediately prior to such release and (y) 56.5%.

Ground Lease. None.

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Multifamily – Mid Rise
% of IPB:	3.4%	Net Rentable Area (Units):	256
Loan Purpose:	Refinance	Location:	Portland, ME
Borrower:	350 Clarks Pond, LLC	Year Built / Renovated:	2020 - 2021 / NAP
Borrower Sponsors:	Christopher Urso and Lisa Urso	Occupancy:	99.2%
Interest Rate:	4.92000%	Occupancy Date:	12/13/2022
Note Date:	5/5/2022	4th Most Recent NOI (As of)(3):	NAP
Maturity Date:	6/1/2032	3rd Most Recent NOI (As of)(3):	NAP
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,563,996 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$3,761,448 (TTM 10/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$6,458,417
Call Protection:	L(32),D(85),O(3)	UW Expenses:	$2,069,832
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$4,388,585
Additional Debt(1):	Yes	UW NCF:	$4,337,385
Additional Debt Balance(1):	$28,192,000	Appraised Value / Per Unit:	$86,400,000 / $337,500
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/31/2022

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$215,594
Taxes:	$152,880	$50,960	N/A	Maturity Date Loan / Unit:	$215,594
Insurance:	$23,683	$7,894	N/A	Cut-off Date LTV:	63.9%
Replacement Reserves:	$16,000	$5,333	N/A	Maturity Date LTV:	63.9%
				UW NCF DSCR:	1.58x
				UW NOI Debt Yield:	8.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$55,192,000	100.0%	Loan Payoff	$37,190,041	67.4%
			Principal Equity Distribution	16,374,270	29.7
			Closing Costs	1,435,126	2.6
			Upfront Reserves	192,563	0.3
Total Sources	$55,192,000	100.0%	Total Uses	$55,192,000	100.0%
(1)	The Latitude at South Portland Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,192,000. Financial Information in the table above is based on the Latitude at South Portland Whole Loan (as defined below).
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	4th Most Recent NOI (As of) and 3rd Most Recent NOI (As of) are not available because the construction of the Latitude at South Portland Property (as defined below) was completed in January 2022.

The Loan. The sixth largest mortgage loan (the “Latitude at South Portland Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes in the aggregate original principal amount of $55,192,000 (the “Latitude at South Portland Whole Loan”) and is secured by the borrower’s fee interest in a 256-unit, mid rise multifamily property consisting of four buildings located in Portland, Maine (the “Latitude at South Portland Property”). The Latitude at South Portland Whole Loan was originated on May 5, 2022 by Arbor Private Label, LLC and subsequently acquired by Bank of Montreal on January 6, 2023. The Latitude at South Portland Whole Loan accrues interest at an interest rate of 4.92000% per annum. The Latitude at South Portland Whole Loan has an original term of 120 months, has a remaining term of 112 months and is interest only for the entire term. The scheduled maturity date of the Latitude at South Portland Whole Loan is the due date that occurs on June 1, 2032.

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

The non-controlling Note A-1, with an original principal balance of $27,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining note is expected to be contributed to another securitization trust. The Latitude at South Portland Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling note A-2 is securitized, whereupon the Latitude at South Portland Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Latitude at South Portland Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans —The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BMO 2023-C4	No
A-2(1)	$28,192,000	$28,192,000	BMO	Yes
Whole Loan	$55,192,000	$55,192,000
(1)	Expected to be contributed to a future securitization.

The Property. The Latitude at South Portland Property consists of four, six-story multifamily buildings, totaling 256 residential units on approximately 7.51 acres. The Latitude at South Portland Property was built between 2020 and 2021, and the construction of the Latitude at South Portland Property was completed in January 2022. The Latitude at South Portland Property is located in Portland, Maine and is situated right off of Route 295, a major thoroughfare connecting to Interstate 95. The Latitude at South Portland Property was built between 2020 and 2021, and features a range of studio, one-bedroom, and two-bedroom residential units. The Latitude at South Portland Property units all feature ceramic tile and hardwood flooring, central air, full stainless steel sinks, quartz countertops, and a full kitchen appliance package. Community spaces include an outdoor grill area, an office, clubhouse, package lockers, coffee lounge and fitness center. The Latitude at South Portland Property has 391 parking spaces resulting in a ratio of approximately 1.53 parking spaces per unit.

The following table presents detailed information with respect to the unit mix at the Latitude at South Portland Property:

Unit Mix Summary(1)
Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
Studio 1	1	0.4%	387	$0	$0.00	$1,600	$4.13
Studio 2	1	0.4	433	$1,570	$3.63	$1,650	$3.81
1 Bed / 1 Bath - Small	36	14.1	663	$1,794	$2.71	$1,800	$2.71
1 Bed / 1 Bath - Medium	48	18.8	728	$1,872	$2.57	$1,900	$2.61
2 Bed / 1 Bath - Small	46	18.0	785	$2,228	$2.84	$2,200	$2.80
2 Bed / 1 Bath – Medium	94	36.7	862	$2,237	$2.60	$2,200	$2.55
2 Bed / 1 Bath – Large	20	7.8	927	$2,317	$2.50	$2,300	$2.48
2 Bed / 1 Bath – X Large	10	3.9	1,036	$2,206	$2.13	$2,400	$2.32
Total/Wtd. Avg.	256	100.0%	803	$2,097	$2.62	$2,099	$2.63
(1)	Based on the underwritten rent roll as of December 13, 2022. Average Monthly Rental Rate and Average Monthly Rental Rate per SF reflect average monthly in-place rent for occupied units. Model units and employee units are considered to be occupied units.
(2)	Average Monthly Rental Rate is inclusive of employee discounts on two separate units.
(3)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated April 5, 2022, there was no evidence of any recognized environmental conditions at the Latitude at South Portland Property.

The following table presents certain information relating to the historical and current occupancy of the Latitude at South Portland Property:

Historical and Current Multifamily Occupancy
2019(1)	2020(1)	2021(2)	Current(3)
NAP	NAP	73.2%	99.2%
(1)	Historical occupancies for 2019 and 2020 were not provided because the construction of the Latitude at South Portland Property was completed in January 2022.
(2)	Historical occupancy is as of December 31, 2021.
(3)	Current occupancy is based on the underwritten rent roll dated as of December 13, 2022.

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

The following table presents certain information relating to the operating history and underwritten cash flows of the Latitude at South Portland Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$5,600,050	$6,034,945	$6,445,272	$25,177	106.2%
(Vacancy)	(3,085,928)	(603,399)	(322,264)	(1,259)	(5.3)
(Bad Debt)	(448)	(19,951)	(19,951)	(78)	(0.3)
(Concessions)	(42,795)	(32,496)	(32,226)	(126)	(0.5)
Net Rental Income	$2,470,879	$5,379,099	$6,070,831	$23,714	100.0%
Other Income(4)	205,116	387,586	387,586	1,514	6.4
Effective Gross Income	$2,675,996	$5,766,685	$6,458,417	$25,228	106.4%

Total Expenses	1,112,000	2,005,237	2,069,832	8,085	32.0

Net Operating Income	$1,563,996	$3,761,448	$4,388,585	$17,143	68.0%

Replacement Reserve	0	0	51,200	200	0.8

Net Cash Flow	$1,563,996	$3,761,448	$4,337,385	$16,943	67.2%
(1)	Historical cash flows were not provided for any year prior to 2021 because the construction of the Latitude at South Portland Property was completed in January 2022.
(2)	TTM reflects the trailing 12 months ending October 31, 2022.
(3)	% column represents percent of net rental income for revenue fields and represents percent of effective gross income for the remainder of fields.
(4)	Other Income includes utility reimbursements.

The Market. The Latitude at South Portland Property is located in Portland, Maine, within the Portland Multi-Family market. Portland is known for its brick and cobblestone sidewalks lined with shops and restaurants, and having Mercy Hospital, Maine Medical Center, Maine College of Arts and the University of Maine School of Law all located in proximity to downtown Portland. According to the appraisal, the employment rate in Portland is expected to increase 2.9% by 2025. The leading industries in Portland are finance, real estate, and wholesale and retail industries, with approximately half of Portland’s working population employed within the city. The greatest contribution to employment growth coming from the professional services, education and health sectors. The Latitude at South Portland Property is located in Portland off of Route 295, a major thoroughfare connecting to Interstate 95. The local area is primarily occupied by residential, commercial and retail developments.

The Latitude at South Portland Property is situated in the South Portland submarket. According to the appraisal, as of the fourth quarter of 2021, the South Portland submarket had an overall vacancy rate of approximately 7.3%, with net absorption totaling 92 units. The vacancy rate decreased approximately 1.9% from the third quarter of 2021. Rental rates decreased by $118 from the third quarter of 2021 to the fourth quarter of 2021 and ended at $1,733 per unit per month.

According to the appraisal, the 2022 estimated population within a one-, three-, and five-mile radius of the Latitude at South Portland Property is 5,252, 32,271, and 117,537, respectively. According to the appraisal, the 2022 expected median household income within a one-, three-, and five-mile radius of the Latitude at South Portland Property is $64,048, $78,506, and $74,659, respectively.

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

The following table presents certain information relating to comparable multifamily rental properties to the Latitude at South Portland Property:

Comparable Rental Summary(1)
Property / Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
	2020-2021 / NAP	99.2%(2)	1	Studio	387	$0.00	$0
			1	Studio	433	$3.63	$1,570
			36	1 Bed 1 Bath	663	$2.71	$1,794
Latitude at South Portland(2)			48	1 Bed 1 Bath	728	$2.57	$1,872
350 Clarks Pond Parkway			46	2 Bed 1 Bath	785	$2.84	$2,228
Portland, ME			94	2 Bed 1 Bath	862	$2.60	$2,237
			20	2 Bed 1 Bath	927	$2.50	$2,317
			10	2 Bed 1 Bath	1,036	$2.13	$2,206
667 Congress Street	2017 / NAP	95.0%	34	Studio	425	$3.06	$1,300
Portland, ME			97	1 Bed 1 Bath	602	$2.66	$1,600
			8	2 Bed 1 Bath	1,049	$2.19	$2,300
100 Gateway Circle	2018 / NAP	100.0%	30	Studio	645	$2.68	$1,730
Scarborough, ME			12	1 Bed 1 Bath	735	$2.41	$1,770
			10	1 Bed 1 Bath	755	$2.42	$1,825
			44	1 Bed 1 Bath	909	$2.21	$2,005
			36	2 Bed 1 Bath	1,103	$2.04	$2,250
			12	2 Bed 1 Bath	1,105	$2.08	$2,300
			102	2 Bed 1 Bath	1,167	$2.19	$2,550
			42	3 Bed 1 Bath	1,408	$1.95	$2,750
89 Anderson Street	2016 / NAP	100.0%	9	Studio	415	$3.98	$1,650
Portland, ME			35	1 Bed 1 Bath	600	$2.86	$1,800
			9	2 Bed 1 Bath	700	$2.37	$2,200
1 Ari Drive	2020 / NAP	100.0%	36	1 Bed 1 Bath	740	$2.36	$1,750
Westbrook, ME			36	2 Bed 1 Bath	950	$2.11	$2,000
409 Cumberland Avenue	2015 / NAP	92.0%	21	Studio	375	$3.75	$1,500
Portland, ME			32	1 Bed 1 Bath	560	NAV	NAV
			4	2 Bed 1 Bath	881	NAV	NAV
586 Westbrook Street	2021 / NAP	95.0%	15	Studio	600	$2.17	$1,300
South Portland, ME			15	1 Bed 1 Bath	800	$2.31	$1,845
			4	2 Bed 1 Bath	1,000	$2.16	$2,155
			30	3 Bed 1 Bath	1,200	$2.50	$3,000
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of December 13, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrower. The borrower under the Latitude at South Portland Whole Loan is 350 Clarks Pond, LLC, a recycled special-purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Latitude at South Portland Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Christopher Urso and Lisa Urso. Christopher Urso founded URS Capital Partners (“URS”) in 2007 as a real estate firm focused on acquiring and managing multifamily properties. Lisa Urso is the wife of Christopher Urso and is chief financial officer of URS and oversees operations for the portfolio owned by URS.

Property Management. The Latitude at South Portland Property is managed by First Communities Management, Inc. (“FCM”), an independent, full-service property management company unaffiliated with the borrower. FCM was founded in 1978 and is headquartered in Atlanta, Georgia. FCM has over 50,000 units under management across over 200 communities, and currently employs over 1,500 people. Among FCM services are acquisition due diligence, financial analysis and reporting, insurance cost control, vendor management and negotiation, market studies, and specialty property services, which include new construction lease-ups, property renovation and repositioning.

Escrows and Reserves. At origination of the Latitude at South Portland Whole Loan, the borrower deposited (i) approximately $152,880 into a real estate tax reserve account, (ii) approximately $23,683 into an insurance reserve account and (iii) $16,000 into a replacement reserve account.

Annex B	BMO 2023-C4
No. 6 – Latitude at South Portland

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $50,960.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $7,894.

Replacement Reserves – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,333.

Lockbox / Cash Management. The Latitude at South Portland Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Event (as defined below), the borrower will establish, no later than 10 business days from receipt of written notice from the lender that a Lockbox Event has occurred, a lockbox account with an eligible institution acceptable to the lender. Upon an event of default, the borrower or property manager will deposit all revenues relating to the Latitude at South Portland Property into the lender-controlled lockbox account within ten business days of receipt.

A “Lockbox Event” will commence upon (i) the occurrence of an event of default, or (ii) the actual Latitude at South Portland Whole Loan debt service coverage ratio being less than 1.05x for two consecutive calendar quarters and will be cured when (A) with respect to clause (i) above, the cure of such event of default or (B) with respect to clause (ii) above, the actual debt Latitude at South Portland Whole Loan service coverage ratio is 1.05x or greater for two consecutive calendar quarters.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$27,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$27,000,000	Property Type – Subtype:	Industrial – Manufacturing
% of IPB:	3.4%	Net Rentable Area (SF):	785,000
Loan Purpose:	Acquisition	Location:	Various
Borrower:	OZN Chanute (Multi) LLC	Year Built / Renovated:	Various / Various
Borrower Sponsor:	LCN North American Fund III,	Occupancy:	100.0%
	L.P.	Occupancy Date:	2/6/2023
Interest Rate:	6.80500%	4th Most Recent NOI (As of)(4):	NAV
Note Date:	11/15/2022	3rd Most Recent NOI (As of)(4):	NAV
Maturity Date:	12/6/2032	2nd Most Recent NOI (As of)(4):	NAV
Interest-only Period:	120 months	Most Recent NOI (As of)(4):	NAV
Original Term:	120 months	UW Economic Occupancy:	95.0%
Original Amortization Term:	None	UW Revenues:	$7,718,750
Amortization Type:	Interest Only	UW Expenses:	$0
Call Protection(2):	L(26),DorYM1(89),O(5)	UW NOI:	$7,718,750
Lockbox / Cash Management:	Hard / In Place	UW NCF:	$7,718,750
Additional Debt(1):	Yes	Appraised Value / Per SF(5):	$125,000,000 / $159
Additional Debt Balance(1):	$34,095,000	Appraisal Date:	10/17/2022
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$78
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	48.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(5):	48.9%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	1.83x
				UW NOI Debt Yield:	12.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,095,000	49.7%	Purchase Price	$122,180,000	99.4%
Borrower Sponsor Equity	61,801,361	50.3	Closing Costs	716,361	0.6
Total Sources	$122,896,361	100.0%	Total Uses	$122,896,361	100.0%
(1)	The Orizon Aerostructures Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $61,095,000 (the “Orizon Aerostructures Whole Loan”). The financial information in the chart above is based on the $61,095,000 Orizon Aerostructures Whole Loan.
(2)	Prepayment of the Orizon Aerostructures Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year and one day period commencing on the closing date of the securitization of the last promissory note representing a portion of the Orizon Aerostructures Whole Loan to be securitized and (b) November 15, 2026. The assumed defeasance and yield maintenance lockout period of 26 payments is based on the closing date of this transaction in February 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Orizon Aerostructures Properties (as defined below) do not have any operating history as the borrower recently acquired the properties from the prior owner and leased them back to such prior owner in a sale-leaseback transaction, and the related lease commenced on October 13, 2022.
(5)	The Appraised Value / Per SF, Cut-Off Date LTV and Maturity Date LTV is based on the As-Is Portfolio Value of $125,000,000. The combined “as-is” individual appraised value is $124,950,000. The Cut-off Date LTV and Maturity Date LTV based on the combined “as-is” individual appraised value is 48.9% and 48.9%, respectively.

The Loan. The seventh largest mortgage loan (the “Orizon Aerostructures Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 785,000 square foot portfolio of four industrial properties located in Kansas and Oklahoma (the “Orizon Aerostructures Properties”). The Orizon Aerostructures Whole Loan was originated on November 15, 2022 by Bank of Montreal. The Orizon Aerostructures Whole Loan consists of five pari passu notes and accrues interest at a rate of 6.80500% per annum. The Orizon Aerostructures Whole Loan has a 10-year term and is interest only for the entire term. The non-controlling Note A-1, with an original principal balance of $27,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining notes are expected to be contributed to other securitization trusts. The

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

Orizon Aerostructures Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-5 is securitized, whereupon the Orizon Aerostructures Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The relationship between the holders of the notes evidencing the Orizon Aerostructures Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans —The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,000,000	$27,000,000	BMO 2023-C4	No
A-2(1)	$8,000,000	$8,000,000	BMO	No
A-3(1)	$11,500,000	$11,500,000	BMO	No
A-4(1)	$8,500,000	$8,500,000	BMO	No
A-5(1)	$6,095,000	$6,095,000	BMO	Yes
Whole Loan	$61,095,000	$61,095,000
(1)	Expected to be contributed to one or more future securitization(s).

The Properties. The Orizon Aerostructures Properties consist of four industrial manufacturing buildings, totaling 785,000 square feet. On October 13, 2022, the borrower acquired the Orizon Aerostructures Properties from Orizon Aerostructures, LLC (“Orizon Aerostructures”) for $122,180,000 and leased 100% of the Orizon Aerostructures Properties to Orizon Aerostructures in a sale-leaseback transaction.

2522 and 2526 W. 21st Street, Chanute, KS – The “2522 West 21st Street Property” was built in 1992, 2017 and 2020, and is comprised of one, two-story manufacturing building occupied by a single tenant. The 2522 West 21st Street Property has a total of 300 surface parking spaces, resulting in a ratio equal to 1.00 space per 1,000 square feet, and is situated on approximately 19.21 acres in Chanute, Kansas.

500 Industrial Road A, Grove, OK – The “500 Industrial Road A Property” consists of one, two-story manufacturing building built between 1969 and 2014, with renovations completed in 2012, 2017 and 2018. The 500 Industrial Road A Property is occupied by a single tenant. The 500 Industrial Road A Property has a total of 185 surface parking spaces, resulting in a ratio of approximately 0.84 spaces per 1,000 square feet, and is situated on approximately 18.17 acres in Grove, Oklahoma.

801 W. Old 56 Hwy, Olathe, KS – The “801 West Old 56 Highway Property” was built in 2016 and is comprised of one, two-story manufacturing building occupied by a single tenant. The 801 West Old 56 Highway Property has a total of 199 surface parking spaces, resulting in a ratio of approximately 0.97 spaces per 1,000 square feet, and is situated on approximately 17.13 acres in Olathe, Kansas.

615 W. Cherry Street, Chanute, KS – The “615 West Cherry Street Property” was built in 1968 with planned renovation by the tenant for 2023, and is comprised of one, one-story manufacturing building occupied by a single tenant. The 615 West Cherry Street Property has a total of 64 surface parking spaces, resulting in a ratio of approximately 1.07 spaces per 1,000 square feet, and is situated on approximately 2.66 acres in Chanute, Kansas.

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain information relating to the Orizon Aerostructures Properties:

Portfolio Summary(1)
Property	Subtype	Net Rentable Area (SF)(2)	Parking Spaces	% NOI(2)	ALA	% of ALA	“As-Is” Appraised Value		Clear Heights (ft.)	Dock Doors	Drive- In Doors
2522 West 21st Street Property	Manufacturing	300,000	300	NAV	$23,513,213	38.5%	$47,800,000		20 - 46	5	7
500 Industrial Road A Property	Manufacturing	220,000	185	NAV	17,216,787	28.2	35,000,000		16 - 38	2	9
801 West Old 56 Highway Property	Manufacturing	205,000	199	NAV	16,036,208	26.2	32,600,000		32	19	0
615 West Cherry Street Property	Manufacturing	60,000	64	NAV	4,328,792	7.1	9,550,000		18	10	1
Total/Wtd. Avg.		785,000	748		$61,095,000	100.0%	$125,000,000	(3)		36	17
(1)	Source: Appraisals unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 6, 2023. Individual property cashflows were not provided by the borrower.
(3)	The appraised value of $125,000,000 is an “as-portfolio” value. The combined “as-is” individual appraised value of the Orizon Aerostructures Properties is $124,950,000.

Major Tenant.

Orizon Aerostructures, LLC (785,000 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Orizon Aerostructures is an aerospace and defense manufacturer founded in 2016, capable of major aircraft subassembly manufacturing, complex monolithic machining (milling/casting/turning) and processing (non-destructive testing/metal processing/paint). Orizon Aerostructures has a total of 750 employees with 1,348,319 items delivered between 2020-2022. Orizon Aerostructures sold the Orizon Aerostructures Properties to the borrower and leased Orizon Aerostructures Properties back from the borrower under a master lease that is a triple net lease with a commencement date of October 13, 2022, and a scheduled expiration date of December 31, 2047. The tenant under the master lease has a 25 year term and has four, 10-year renewal options. Under the master lease, Orizon Aerostructures has no contraction or early termination option with respect to any individual Orizon Aerostructures Property but has the right to sublease any individual Orizon Aerostructures property upon at least thirty days written notice to the landlord under the master lease or cease production operations, whether temporarily or permanently, at any individual Orizon Aerostructures property without any penalty so long as Orizon Aerostructures continues to occupy the Orizon Aerostructures property and conduct business therefrom.

Environmental. According to the Phase I environmental assessments dated August 23, 2022, and August 24, 2022, there was no evidence of any recognized environmental conditions at the Orizon Aerostructures Properties.

The following table presents certain information relating to the historical and current occupancy of the Orizon Aerostructures Properties:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of February 6, 2023.

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain information relating to the sole tenant for the Orizon Aerostructures Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s /S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Orizon Aerostructures, LLC	NR/NR/NR	785,000	100.0%	$10.35	$8,125,000	100.0%	12/31/2047
Occupied Collateral Total / Wtd. Avg.		785,000	100.0%	$10.35	$8,125,000	100.0%

Vacant Space		0	0.0%

Collateral Total		785,000	100.0%

(1)	Based on the underwritten rent roll dated February 6, 2023. The first annual rent payment date under the related lease was January 1, 2023 and will be paid in quarterly installments.

The following table presents certain information relating to the tenant lease expiration date of the master lease for the Orizon Aerostructures Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2022 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033 & Beyond	1	785,000	100.0	8,125,000	100.0		785,000	100.0%	$8,125,000	100.0%
Total	1	785,000	100.0%	$8,125,000	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2023.

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain information relating to the underwritten cash flows of the Orizon Aerostructures Properties:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,125,000	$10.35	100.0%
Rent Steps	0	0.00	0.0
Gross Potential Rent	$8,125,000	$10.35	100.0%
Other Income	0	0.00	0.0
Net Rental Income	$8,125,000	$10.35	100.0%
(Vacancy)	(406,250)	(0.52)	(5.0)
Effective Gross Income	$7,718,750	$9.83	95.0%

Total Expenses	0	0.00	0.0

Net Operating Income	$7,718,750	$9.83	100.0%

Capital Expenditures	0	0.00	0.0
Rollover Reserve	0	0.00	0.0

Net Cash Flow	$7,718,750	$9.83	100.0%
(1)	The borrower acquired the Orizon Aerostructures Properties from, and leased them back to, Orizon Aerostructures under a master lease that is a triple net lease with the commencement date on October 13, 2022, in a sale-leaseback transaction.
(2)	% column represents percent of net rental income for all revenue lines and represents percent of effective gross income for the remainder of fields.

The Market. The Orizon Aerostructures Properties are located in Chanute, Kansas, Olathe, Kansas, and Grove, Oklahoma.

The following table presents certain market information with respect to the Orizon Aerostructures Properties:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy	Appraisal Concluded Vacancy	Submarket Inventory (SF)	UW Base Rent PSF(2)	Submarket Rent PSF
2522 West 21st Street Property	1992, 2017, 2020 / NAP	300,000	City of Chanute	0.0%	0.0%	0.0%	605,631	$10.35	NAV
500 Industrial Road A Property	1969, 2001, 2011, 2014 / 2012, 2017, 2018	220,000	Delaware County	0.0%	0.0%	0.0%	495,512	$10.35	NAV
801 West Old 56 Highway Property	2016 / NAP	205,000	Johnson County	0.0%	5.5%	0.0%	84,827,602	$10.35	$5.13
615 West Cherry Street Property	1968 / 2023	60,000	City of Chanute	0.0%	0.0%	0.0%	605,631	$10.35	NAV
Total/Wtd. Avg.		785,000
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 6, 2023.

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

The following table presents certain demographic information with respect to the Orizon Aerostructures Properties:

Demographics Overview
Property	Net Rentable Area (SF)(1)	ALA	% of ALA	UW NCF(1)	% of UW NCF(1)	Estimated 2022 Population (5-mile Radius)(2)	Estimated 2022 Average Household Income (5-mile Radius)(2)
2522 West 21st Street Property	300,000	$10,391,305	38.5%	NAV	NAV	9,736	$66,323
500 Industrial Road A Property	220,000	7,608,695	28.2	NAV	NAV	13,025	$69,533
801 West Old 56 Highway Property	205,000	7,086,957	26.2	NAV	NAV	136,827	$121,172
615 West Cherry Street Property	60,000	1,913,043	7.1	NAV	NAV	9,736	$66,323
Total/Wtd. Avg.	785,000	$27,000,000	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2023. The Orizon Aerostructures Properties are leased to the tenant under a master lease and no individual rent for each building is provided for in the master lease, and the tenant is not permitted to terminate the master lease with respect to any individual property. Accordingly, individual property cashflows are not available.
(2)	Source: Appraisal.

The following table presents certain information relating to comparable industrial leases to the Orizon Aerostructures Properties:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
2522 West 21st Street Chanute, KS	1992, 2017, 2020 / NAP	300,000(2)	Orizon Aerostructures, LLC	300,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
500 Industrial Road A Grove, OK	1969, 2001, 2011, 2014 / 2012, 2017, 2018	220,000(2)	Orizon Aerostructures, LLC	220,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
801 West Old 56 Highway Olathe, KS	2016 / NAP	205,000(2)	Orizon Aerostructures, LLC	205,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
615 West Cherry Street Chanute, KS	1968 / 2023	60,000(2)	Orizon Aerostructures, LLC	60,000(2)	$10.35(2)	Oct-2022(2)	25.2(2)	Triple Net(2)
CrossMar North Bentonville, AR	2022 / NAV	286,000	Canoo Technologies	286,000	$7.90	Dec-2022	15.0	Triple Net
Centergate Business Park Building II Lowell, AR	2022 / NAV	100,000	UL, LLC	100,000	$7.85	Oct-2022	10.3	Triple Net
Unison Industries Beavercreek, OH	2022 / NAV	280,000	Unison Industries, LLC	280,000	$11.36	Jun-2022	15.5	Triple Net
Warren Industrial Building Warren, MI	2006 / NAV	144,281	Syncreon	144,281	$8.50	Mar-2022	7.0	Triple Net
Industrial Building Wentzville, MO	2021 / NAV	210,995	Lear Corporation	210,995	$7.75	Jan-2022	10.0	Triple Net
Oakland Park VI Highland Park, MI	2002 / 2017	114,000	Valeo Front End	114,000	$8.63	Dec-2021	0.5	Triple Net
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 6, 2023.

The Borrower. The borrower is OZN Chanute (Multi) LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Orizon Aerostructures Whole Loan.

The Borrower Sponsor. The borrower sponsor for the Orizon Aerostructures Whole Loan is LCN North American Fund III, L.P., a Delaware limited partnership (“LCN”), a real estate private equity firm that pursues a single strategy of corporate credit-focused, commercial real estate sale-leaseback and build-to-suit investments. With offices in New York, Luxembourg, Amsterdam, and London, LCN currently has over $5 billion in assets under management. LCN’s institutional investors include insurance companies, corporate and public pension funds, as well as several other highly regarded, well known professional investors. The non-recourse carveout guarantor for the Orizon Aerostructures Whole Loan is LCN North American Fund III REIT, a Maryland real estate investment trust.

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

Property Management. The Orizon Aerostructures Properties are self-managed.

Escrows and Reserves. At loan origination, there was no requirement for any upfront reserve.

Tax Reserve – On each due date, the borrower will be required to deposit an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next ensuing 12-months, provided such tax reserve will be conditionally waived so long as (i) the borrower has provided the lender with evidence that the master tenant is required to pay such taxes when due with respect to the Orizon Aerostructures Properties directly to the applicable governmental taxing authority, (ii) no event of default has occurred or is continuing, and (iii) no Trigger Period (as defined below) is continuing.

Insurance Reserve – On each due date, the borrower will be required to deposit an amount equal to 1/12th of the annual insurance premiums that the lender estimates will be payable for the renewal of coverage if the borrower does not maintain an approved blanket or umbrella policy, provided such insurance reserve will be conditionally waived so long as (i) the borrower pays all insurance premiums when due and payable, (ii) no event of default has occurred or is continuing, and (iii) no Trigger Period is continuing.

Replacement Reserve – On a monthly basis until the Orizon Aerostructures Whole Loan is either paid or defeased in full, the borrower is required to escrow an amount equal to approximately $13,083 for capital expenditures, provided such replacement reserve will be conditionally waived so long as (i) no event of default has occurred or is continuing, (ii) no Trigger Period is continuing, and (iii) the Trigger Lease (as defined below) is in full force and effect, there are no defaults thereunder and Trigger Tenant (as defined below) is directly paying the costs necessary to maintain each individual Orizon Aerostructures property in a good and safe condition and repair.

Rollover Reserve – On a monthly basis until the Orizon Aerostructures Whole Loan is either paid or defeased in full, the borrower is required to escrow an amount equal to approximately $65,417 for rollover reserves, provided such rollover reserve will be conditionally waived so long as (i) no event of default has occurred or is continuing, (ii) no Trigger Period is continuing, and (iii) the Trigger Lease is in full force and effect and there are no defaults thereunder.

Lockbox / Cash Management. The Orizon Aerostructures Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Orizon Aerostructures Whole Loan documents also require that all rents be directly transferred to the cash management account and applied on each payment date (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on the Orizon Aerostructures Whole Loan, (iii) to make deposits into the replacement reserves, (iv) to make deposits into the rollover reserves, (v) to pay any other amounts then due and payable under the Orizon Aerostructures Whole Loan documents (including, without limitation, to the cash management bank and servicer for fees and expenses incurred in connection with the Orizon Aerostructures Whole Loan documents), and (vi) to fund an amount equal to the monthly operating expense budgeted amount and any then-current lender-approved extraordinary expenses, if any, with any excess cash after such application (A) during a Trigger Period, retained by the lender as additional cash collateral for the Orizon Aerostructures Whole Loan, and (B) so long as no Trigger Period is in effect, required to be deposited into borrower’s operating account. All excess cash then on deposit with the lender will be released to borrower when the Trigger Period is cured and no event of default then exists.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under the Orizon Aerostructures Whole Loan, (ii) the Orizon Aerostructures Whole Loan debt yield being less than 9.5% determined pursuant to the Orizon Aerostructures Whole Loan documents or (iii) the commencement of a Trigger Lease Event (as defined below), and will end upon (A) with respect to a Trigger Period continuing pursuant to clause (i), (x) the event of default commencing the Trigger Period having been cured and such cure having been accepted by the lender, (y) defeasance of the Orizon Aerostructures Whole Loan, or (z) payment in full of the Orizon Aerostructures Whole Loan, (B) with respect to a Trigger Period continuing due to clause (ii), the date that the Orizon Aerostructures Whole Loan debt yield is at least 9.5% for two consecutive calendar quarters, or (C) with respect to a Trigger Period continuing due to clause (iii), termination of the Trigger Lease Event.

A “Trigger Lease Event” will commence on the first due date following the occurrence of any of the following: (i) the date that the master lease is terminated prior to its then current expiration date; (ii) the master lease tenant vacates over 50% of its leased space or discontinues its business (i.e., “goes dark”) for a period in excess of 90 consecutive days; (iii) the master

Annex B	BMO 2023-C4
No. 7 – Orizon Aerostructures

lease tenant is the subject of a legal proceeding under one or more laws as further described in the Orizon Aerostructures Whole Loan documents.

A Trigger Lease Event will end when (A) with respect to a Trigger Lease Event continuing pursuant to clause (i), the Trigger Tenant has found a replacement tenant, (B) with respect to a Trigger Period continuing due to clause (ii), the Trigger Tenant is open for business and operating in more than 75% of its leased space and utilizing more than 85% of its leased space, for no less than 60 consecutive days, or (C) with respect to a Trigger Period continuing due to clause (iii), the legal proceeding that the Trigger Tenant is subject to has ended as further described in the Orizon Aerostructures Whole Loan documents.

The “Trigger Lease” is the lease with the Trigger Tenant, as such lease may be amended, modified, restated, renewed, extended or assigned from time to time, collectively with any guaranty or similar instrument furnished thereunder.

The “Trigger Tenant” is the mater lease tenant, Orizon Aerostructures, LLC, and any replacement tenant occupying all or any portion of the space at the Orizon Aerostructures Properties leased as of November 15, 2022 to such tenant (and any parent company thereof or guarantor of such replacement tenant’s lease, as applicable).

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Annex B	BMO 2023-C4
No. 8 – Park West Village

Annex B	BMO 2023-C4
No. 8 – Park West Village

Annex B	BMO 2023-C4
No. 8 – Park West Village
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype:	Multifamily – High Rise
% of IPB:	3.3%	Net Rentable Area (Units):	850
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	CF PWV LLC and SM PWV LLC	Year Built / Renovated:	1950, 1958, 1963 / 2014
Borrower Sponsors:	Meyer Chetrit and	Occupancy:	94.7%
	Amended and Restated 2013	Occupancy Date:	7/22/2022
	LG Revocable Trust	4th Most Recent NOI (As of):	$16,725,571 (12/31/2019)
Interest Rate:	4.65000%	3rd Most Recent NOI (As of):	$14,592,031 (12/31/2020)
Note Date:	8/3/2022	2nd Most Recent NOI (As of):	$13,357,008 (12/31/2021)
Maturity Date:	8/6/2027	Most Recent NOI (As of)(4):	$15,491,417 (TTM 5/31/2022)
Interest-only Period:	60 months	UW Economic Occupancy:	91.3%
Original Term:	60 months	UW Revenues:	$32,787,176
Original Amortization Term:	None	UW Expenses:	$9,786,898
Amortization Type:	Interest Only	UW NOI(4):	$23,000,278
Call Protection:	L(30),D(25),O(5)	UW NCF(4):	$23,000,278
Lockbox / Cash Management:	Soft (Residential); Hard	Appraised Value / Per Unit:	$575,000,000 / $676,471
	(Commercial) / In Place	Appraisal Date:	1/20/2022
Additional Debt(1):	Yes
Additional Debt Balance(1)(2):	$161,500,000 / $177,500,000
Additional Debt Type(1)(2):	Pari Passu / Subordinate

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$919,476	$459,738	N/A	Cut-off Date Loan / Unit:	$220,588	$429,412
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit:	$220,588	$429,412
Replacement Reserves:	$850,000	$0	N/A	Cut-off Date LTV:	32.6%	63.5%
Other Reserves:	$12,778,500	Springing	N/A	Maturity Date LTV:	32.6%	63.5%
				UW NCF DSCR(4):	2.60x	1.34x
				UW NOI Debt Yield(4):	12.3%	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$187,500,000	49.2%	Loan Payoff	$321,864,741	84.5%
Subordinate Notes	177,500,000	46.6	Closing Costs	44,400,316	11.7
Sponsor Equity	15,813,033	4.2	Upfront Reserves	14,547,976	3.8
Total Sources	$380,813,033	100.0%	Total Uses	$380,813,033	100.0%
(1)	The Park West Village Mortgage Loan (as defined below) is part of the Park West Village Senior Loan (as defined below), with an original aggregate principal balance of $187,500,000. The Park West Village Senior Loan is part of the Park West Village Whole Loan (as defined below), with an original aggregate principal balance of $365,000,000. The Financial Information in the chart above reflects the Park West Village Senior Loan and the Park West Village Whole Loan. For additional information, see “The Loan” below.
(2)	The subordinate notes consist of (i) the B-A Note with an original principal balance of $66,500,000 and (ii) the B-B Note with an original principal balance of $111,000,000, which is junior to the B-A Note in right of payment. The B-A Note was contributed to the BBCMS 2022-C17 trust and backs only the related loan-specific certificates issued by the BBCMS 2022-C17 trust. For additional information, see “The Loan” below.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	UW NOI is greater than Most Recent NOI due in part to the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property (as defined below). Additionally, the UW NOI and UW NCF include disbursements from a Supplemental Income Reserve (as defined below) of $4,920,000. The Park West Village Senior Loan UW NCF DSCR and Park West Village Whole Loan UW NCF DSCR excluding credit for the upfront Supplemental Income Reserve are 2.05x and 1.05x respectively. The Park West Village Senior Loan UW NOI Debt Yield and Park West Village Whole Loan UW NOI Debt Yield excluding credit for the upfront Supplemental Income Reserve are 9.6% and 5.0%, respectively. Please refer to “Escrows and Reserves” below.

The Loan. The eighth largest mortgage loan (the “Park West Village Mortgage Loan”) is part of a whole loan (the “Park West Village Whole Loan”) that is evidenced by 13 pari passu senior promissory notes in the aggregate original principal

Annex B	BMO 2023-C4
No. 8 – Park West Village

amount of $187,500,000 (collectively, the “Park West Village Senior Loan”), one subordinate promissory Note B-A in the original principal amount of $66,500,000 (the “Park West Village Note B-A” or the “Park West Village Note B-A Subordinate Companion Loan”) and one further subordinate promissory Note B-B in the original principal amount of $111,000,000 (the “Park West Village Note B-B” or the “Park West Village Note B-B Subordinate Companion Loan” and together with the Park West Village Note B-A, the “Park West Village Subordinate Companion Notes” or “Park West Village Subordinate Companion Loans”). The Park West Village Senior Loan was co-originated on August 3, 2022 by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”) and Citi Real Estate Funding Inc. (“CREFI”). The Park West Village Note B-A Subordinate Companion Loan was originated on August 3, 2022 by BMO. The Park West Village Note B-B Subordinate Companion Loan was originated on August 3, 2022 by Park West Village Grand Avenue Partners, LLC, an affiliate of Oaktree Capital Management, L.P. (“PWV Grand Avenue”). The Park West Village Whole Loan is secured by a first lien mortgage on the borrowers’ fee simple interest in two, 16-story multifamily buildings and one, 16 story mixed use building, consisting of 850 residential units and one commercial unit located in the Upper West Side neighborhood of New York, New York (collectively, the “Park West Village Property”).

The Park West Village Mortgage Loan is evidenced by the non-controlling Note A-2-1, with a principal balance as of the Cut-off Date of $26,000,000. The remaining Park West Village pari passu senior promissory notes and the Park West Village Note B-A were contributed to other securitization trusts, as set forth in the table below, and the Park West Village Note B-B is currently held by PWV Grand Avenue. The Park West Village Senior Loan is senior in right of payment to the Park West Village Subordinate Companion Loans, and the Park West Village Note B-A Subordinate Companion Loan is senior in right of payment to the Park West Village Note B-B Subordinate Companion Loan. The Park West Village Note B-B will be the initial controlling note and PWV Grand Avenue, as the holder of such initial controlling note, will be entitled to exercise certain control rights with respect to the Park West Village Whole Loan under the related co-lender agreement. The Park West Village Note B-A will become the controlling note if the Note B-B Control Appraisal Period (as defined in the related co-lender agreement) has occurred and is continuing, and the Note A-1 will become the controlling note if both the Note B-B Control Appraisal Period and the Note B-A Control Appraisal Period (as defined in the related co-lender agreement) have occurred and are continuing, as further described in the table below. The Park West Village Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization into which the Note A-1, which is the lead note, was contributed. For additional information, see “Subordinate Debt” below. The relationship between the holders of the notes evidencing the Park West Village Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$17,500,000	$17,500,000	BBCMS 2022-C17	Yes
A-2-1	$26,000,000	$26,000,000	BMO 2023-C4	No
A-2-2	$6,500,000	$6,500,000	BMO	No
A-3	$7,500,000	$7,500,000	BBCMS 2022-C18	No
A-4	$5,000,000	$5,000,000	BMO 2022-C3	No
A-5	$17,500,000	$17,500,000	Benchmark 2022-B37	No
A-6	$15,000,000	$15,000,000	Benchmark 2022-B37	No
A-7	$15,000,000	$15,000,000	Benchmark 2022-B37	No
A-8	$15,000,000	$15,000,000	Benchmark 2022-B37	No
A-9	$17,500,000	$17,500,000	BMO 2022-C3	No
A-10	$15,000,000	$15,000,000	BMO 2022-C3	No
A-11	$15,000,000	$15,000,000	BBCMS 2022-C17	No
A-12	$15,000,000	$15,000,000	BBCMS 2022-C17	No
Total Senior Loan	$187,500,000	$187,500,000
B-A(1)	$66,500,000	$66,500,000	BBCMS 2022-C17 (Loan Specific)	Yes
B-B(1)	$111,000,000	$111,000,000	PWV Grand Avenue	Yes
Whole Loan	$365,000,000	$365,000,000
(1)	The initial controlling note is Note B-B, but if a Note B-B Control Appraisal Period for the Park West Village Whole Loan is continuing, the controlling note will be Note B-A. If a Note B-A Control Appraisal Period and a Note B-B Control Appraisal Period are continuing, the controlling note will be Note A-1. Note B-A was contributed to the BBCMS 2022-C17 securitization trust and backs only the related loan-specific certificates issued by the BBCMS 2022-C17 securitization trust. The loan-specific controlling class representative designated pursuant to the pooling and servicing agreement for the BBCMS 2022-C17 securitization will be entitled to exercise the rights of the controlling note if Note B-A becomes the controlling note, and the directing certificate holder for the pooled certificates issued by the BBCMS 2022-C17 securitization trust will be entitled to exercise the rights of the controlling note if Note A-1 becomes the controlling note, in each case to the extent provided in the related co-lender agreement

Annex B	BMO 2023-C4
No. 8 – Park West Village

and the pooling and servicing agreement for the BBCMS 2022-C17 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Park West Village Pari Passu-A/B Whole Loan” in the Preliminary Prospectus.

The Property. The Park West Village Property consists of two, 16-story multifamily buildings and one, 16-story mixed use building, comprised of 850 residential units totaling 643,708 square feet and one commercial unit totaling 1,039 square feet. The commercial tenant at the Park West Village Property has a remaining weighted average lease term of approximately 0.4 years. The Park West Village Property is located in the Upper West Side neighborhood and is situated near the 96th Street and 103rd Street subway stations with access to the A, B, and C subway lines. The Park West Village Property was built in 1950, 1958, and 1963 and renovated in 2014, and features a range of studio, one-bedroom, two-bedroom, three-bedroom, and four-bedroom residential units. Of the 850 residential units, 418 of the units are rent-stabilized. The Park West Village Property units all feature hardwood flooring, nearly nine-foot ceiling heights, full kitchen appliances, and certain units include a private balcony. Renovated units feature granite or marble countertop kitchens, stainless steel appliances including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include an outdoor children’s playground, dog run, valet services, and onsite surface parking.

The sole commercial tenant, Carol Maryan Architect, P.C. (“Carol Maryan Architect”), occupies 1,039 square feet (100.0% of the commercial NRA and 0.2% of the total NRA, 100.0% of the underwritten commercial base rent and 0.3% of the total underwritten base rent) with a lease expiration of July 31, 2023. Carol Maryan Architect is a boutique architectural firm founded by Carol Maryan in 1983. Carol Maryan Architect provides architectural and interior designs to an array of clients, including private individuals, corporations, developers, creative services firms, and public entities.

Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rental rates. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 325 units that will be renovated, which consist of 270 units that are projected to receive a light renovation and 55 units that are projected to receive a major renovation. The 55 major renovation units will be combined into 27 units post-renovation. Of the 55 units projected to receive major renovations, 28 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, lighting upgrades and removal of carpeting. At origination, the borrowers deposited $7,858,500 into a unit upgrade reserve with the lender, to be disbursed to pay or reimburse the borrowers for unit renovation costs pursuant to the Park West Village Whole Loan documents. See “Escrows and Reserves” below.

The major renovation units are projected to receive an average renovation of approximately $48,109 per unit and are anticipated to increase rent from $46.18 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 12 major renovations to date, which have been combined into a total of seven units. These major renovations have achieved average annual rent increases from $29.39 per square foot to $72.82 per square foot.

The light renovation units are projected to receive an average renovation of $19,306 per unit and are anticipated to increase rent from $65.31 per square foot in-place to $81.00 per square foot. The borrower sponsors have completed 17 light renovations to date. These light renovations have achieved average annual rent increases from $38.24 per square foot to $85.59 per square foot.

Annex B	BMO 2023-C4
No. 8 – Park West Village

The following table presents detailed information with respect to the current market rate units at the Park West Village Property:

As Is Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	166	38.4%	464	$2,869	$6.19	$3,243	$5.85
1 Bedroom	164	38.0	836	$4,505	$5.39	$4,768	$5.08
2 Bedroom	89	20.6	918	$5,140	$5.62	$5,355	$5.39
3 Bedroom	12	2.8	1,264	$7,708	$6.05	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$7,500	$4.09	$7,500	$4.09
Total/Wtd. Avg.	432	100.0%	724	$4,091	$5.67	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the current rent-stabilized units at the Park West Village Property:

As Is Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	115	27.5%	469	$1,175	$2.52	$1,318	$2.49
1 Bedroom	225	53.8	842	$1,337	$1.58	$1,417	$1.59
2 Bedroom	77	18.4	1,119	$1,779	$1.58	$1,843	$1.51
3 Bedroom	1	0.2	1,153	$3,000	$2.60	$3,000	$2.60
Total/Wtd. Avg.	418	100.0%	791	$1,378	$1.73	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

The following table presents detailed information with respect to the projected post-renovation market rate units at the Park West Village Property:

Projected Post-Renovation Market Rate Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	155	38.3%	464	$3,085	$6.66	$3,243	$5.85
1 Bedroom	153	37.8	837	$5,450	$6.51	$4,768	$5.08
2 Bedroom	85	21.0	910	$6,108	$6.71	$5,355	$5.39
3 Bedroom	11	2.7	1,298	$8,835	$6.80	$8,977	$5.74
4 Bedroom	1	0.2	1,832	$12,366	$6.75	$7,500	$4.09
5 Bedroom	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	405	100.0%	724	$4,792	$6.62	$4,477	$5.37
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

Annex B	BMO 2023-C4
No. 8 – Park West Village

The following table presents detailed information with respect to the projected post-renovation rent-stabilized units at the Park West Village Property:

Projected Post-Renovation Rent-Stabilized Unit Summary
Unit Type	No. of Units(1)	% of Total	Average Unit Size (SF)(1)	Average Monthly Rental Rate(1)	Average Monthly Rental Rate per SF(1)	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
Studio	105	25.2%	465	$1,292	$2.78	$1,318	$2.49
1 Bedroom	212	50.8	847	$1,468	$1.73	$1,417	$1.59
2 Bedroom	88	21.1	1,163	$3,241	$2.79	$1,843	$1.51
3 Bedroom	10	2.4	1,529	$9,872	$6.46	$3,000	$2.60
4 Bedroom	1	0.2	1,700	$11,473	$6.75	NAP	NAP
5 Bedroom	1	0.2	2,642	$17,831	$6.75	NAP	NAP
Total/Wtd. Avg.	417	100.0%	840	$2,063	$2.46	$1,473	$1.72
(1)	Based on the underwritten rent roll as of July 22, 2022.
(2)	Source: Appraisal.

Environmental. According to the Phase I report dated January 20, 2022, there was no evidence of any recognized environmental conditions at the Park West Village Property. The Phase I environmental assessment, however, identified historical recognized environmental conditions at the Park West Village Property.

The following table presents certain information relating to the historical and current occupancy of the Park West Village Property:

Historical and Current Multifamily Occupancy(1)
2019	2020	2021	Current(2)
94.2%	91.2%	87.9%	94.7%
(1)	Historical occupancies are as of July 31 of each respective year.
(2)	Current occupancy is as of July 22, 2022.

Annex B	BMO 2023-C4
No. 8 – Park West Village

The following table presents certain information relating to the operating history and underwritten cash flows of the Park West Village Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Unit	%(2)
Residential Base Rent	$24,956,720	$22,792,744	$22,129,703	$24,536,542	$28,419,283	$33,434	83.9%
Commercial Base Rent	71,777	70,353	75,268	74,908	79,852	94	0.2
Gross Potential Rent	$25,028,497	$22,863,097	$22,204,971	$24,611,451	$28,499,136	$33,528	84.2%
Total Reimbursements	2,945	17,850	0	0	11,355	13	0.0
Supplemental Income Reserve(3)	0	0	0	0	4,919,913	5,788	14.5
Total Other Income	567,004	760,807	477,438	424,187	424,187	499	1.3
Net Rental Income	$25,598,446	$23,641,754	$22,682,409	$25,035,638	$33,854,591	$39,829	100.0%
(Vacancy/Credit Loss)	(2,062)	(2,942)	0	0	(1,067,415)	(1,256)	(3.2)
Effective Gross Income	$25,596,385	$23,638,812	$22,682,409	$25,035,638	$32,787,176	$38,573	96.8%
Total Expenses	8,870,813	9,046,781	9,325,401	9,544,221	9,786,898	11,514	29.8
Net Operating Income(3)	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
Total Capex/RR(4)	0	0	0	0	0	0	0
Net Cash Flow	$16,725,571	$14,592,031	$13,357,008	$15,491,417	$23,000,278	$27,059	70.2%
(1)	TTM represents the trailing 12 months ending May 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The Underwritten Net Operating Income is greater than the TTM Net Operating Income due in part to (i) the borrower sponsors recently renovating 29 units, which has increased rents at the Park West Village Property and (ii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows and Reserves” below.
(4)	The borrower sponsors funded five years’ worth of Capex/RR at origination.

The Market. The Park West Village Property is located in New York, New York, within the New York, NY-NJ-PA Core Based Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an average annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries in New York City are education and health, professional and business, government, and trade, transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Park West Village Property is located on the blocks bound by Columbus Avenue, Amsterdam Avenue, West 97th Street and West 100th Street. The buildings at 784 Columbus Avenue and 792 Columbus Avenue have street frontage on West 97th and 100th Streets, respectively. The building at 788 Columbus Avenue does not have street frontage; however, all three of the Park West Village Property buildings are accessible from Columbus Avenue via a breezeway through the development to the east of the subject buildings, which comprises the entire blockfront of Columbus Avenue from West 97th Street to West 100th Street. The Upper West Side is primarily residential in nature, with adequate retail to support the area. Manhattan’s central business district is located to the southeast of the Upper West Side. Immediately to the south is the Clinton area, which is characterized by a wide range of uses including residential, office buildings and the Theater District. The neighborhood bordering the Upper West Side to the north is known as Morningside Heights, which is primarily residential and home to Columbia University. The Park West Village Property benefits from its proximity to Columbus Avenue, as well as Broadway, which is dense with prime retail and commercial space.

The Park West Village Property is situated in the Upper West Side multifamily submarket. According to a third party commercial real estate information and analytics provider, as of February 2022, the Upper West Side multifamily submarket had an overall vacancy rate of 2.2%, with net absorption totaling 11 units. The vacancy rate decreased 1.7% over the past 12 months. Rental rates increased by 5.9% for the past 12 months and ended at $4,760 per unit per month. A total of 336 units are still under construction at the end of the first quarter of 2022.

According to the appraisal, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

Annex B	BMO 2023-C4
No. 8 – Park West Village

The following table presents certain information relating to comparable multifamily rental properties to the Park West Village Property:

Comparable Rental Summary(1)
Property / Location	Year Built	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Park West Village(2)	1950, 1958, 1963	94.7%	850	Studio	466	$4.79	$2,226
784, 788 and 792 Columbus				1 Bed	840	$3.22	$2,711
Avenue				2 Bed	1,011	$3.63	$3,663
New York, NY				3 Bed	1,255	$5.79	$7,316
				4 Bed	1,832	$4.09	$7,500
West 96th Apartments	1987	95.2%	207	1 Bed	733	$6.28	$4,606
750 Columbus Avenue				2 Bed	1,006	$6.25	$6,287
New York, NY				3 Bed	1,421	$6.23	$8,853
The Westmont Apartments	1986	100.0%	163	Studio	610	$5.75	$3,509
730 Columbus Avenue				1 Bed	802	$5.59	$4,479
New York, NY				2 Bed	1095	$5.81	$6,360
				3 Bed	1,403	$5.67	$7,951
Stonehenge Village	1930	94.5%	414	Studio	515	$5.92	$3,050
160 West 97th Street				1 Bed	686	$6.41	$4,400
New York, NY				2 Bed	951	$5.96	$5,667
				3 Bed	1,123	$5.79	$6,500
The Greystone	1923	98.6%	366	Studio	321	$9.14	$2,938
212 West 91st Street				1 Bed	583	$6.53	$3,809
New York, NY				2 Bed	955	$6.13	$5,850
Columbus Square	2009	93.7%	710	Studio	445	$8.13	$3,616
808 Columbus Avenue				1 Bed	649	$7.67	$4,979
New York, NY				2 Bed	970	$7.46	$7,235
				3 Bed	1,376	$6.28	$8,640
The Paris New York	1931	98.9%	176	Studio	516	$6.19	$3,195
752 West End Avenue				1 Bed	501	$6.13	$3,070
New York, NY				2 Bed	1,065	$5.97	$6,362
				3 Bed	1,894	$5.33	$10,095
The Lyric	1996	98.6%	285	Studio	527	$6.86	$3,618
255 West 94th Street				1 Bed	677	$6.95	$4,701
New York, NY				2 Bed	1,077	$6.80	$7,320
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on underwritten rent roll dated as of July 22, 2022. Average Rent per SF and Average Rent per Unit reflect average monthly in-place rent for occupied units.

The Borrowers. The borrowers under the Park West Village Whole Loan are CF PWV LLC and SM PWV LLC, as tenants-in-common, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Park West Village Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Meyer Chetrit and Amended and Restated 2013 LG Revocable Trust, a trust established by Laurance Gluck. Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

Property Management. The Park West Village Property is managed by PWV Management LLC, an affiliate of the borrowers.

Annex B	BMO 2023-C4
No. 8 – Park West Village

Escrows and Reserves. At origination of the Park West Village Whole Loan, the borrowers deposited approximately (i) $919,476 into a real estate tax reserve account, (ii) $850,000 into a replacement reserve account, (iii) $7,858,500 into a unit upgrade reserve account and (iv) $4,920,000 into a supplemental income reserve account.

Tax Escrows – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $459,738).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Park West Village Whole Loan is continuing, (ii) the borrowers maintain a blanket policy meeting the requirements of the Park West Village Whole Loan documents and (iii) evidence of renewal and payment within 10 days. The borrowers are currently maintaining a blanket policy.

Supplemental Income Reserve – The borrowers deposited $4,920,000 into a supplemental income reserve account (the “Supplemental Income Reserve”) at origination of the Park West Village Whole Loan. Unless and until the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) achieves a 6.25% “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), the lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis after July 6, 2023 during the Park West Village Whole Loan term, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Park West Village Property) a 6.25% transient Park West Village Whole Loan debt yield for the following 12, 9, 6 or 3 months (such applicable 12-, 9-, 6- or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for any period until the Park West Village Property achieves a 6.25% transient Park West Village Whole Loan debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such carry guaranty are limited to the additional Supplemental Income Reserve deposit amounts as and when due.

So long as no event of default under the Park West Village Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Park West Village Whole Loan documents, as described under “Lockbox / Cash Management” below. So long as no event of default under the Park West Village Whole Loan is continuing, upon such time as the lender has reasonably determined that the Park West Village Property (excluding the amount on deposit in the Supplemental Income Reserve) has achieved for one calendar quarter a 6.25% or higher “transient” Park West Village Whole Loan debt yield (calculated on the basis of annualized net cash flow for a three-month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Park West Village Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12th of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Park West Village Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Park West Village Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Park West Village Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be adjusted so that all of the funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date).

Annex B	BMO 2023-C4
No. 8 – Park West Village

Lockbox / Cash Management. The Park West Village Whole Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three business days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. Absent an event of default under the Park West Village Whole Loan documents, funds on deposit in the cash management account are applied on each monthly payment date in amounts and in the order of priority set forth in the Park West Village Whole Loan Documents, including any required tax and insurance reserve deposits, deposit account bank fees, monthly debt service on the Park West Village Whole Loan, other amounts payable to the lender under the Park West Village Whole Loan, operating expenses and extraordinary expenses reflected in the annual budget or otherwise approved by lender, with the remaining funds in the cash management account to be disbursed to the borrowers unless a Cash Trap Period is then continuing, in which event the remaining funds will be deposited into an excess cash reserve account under the lender’s control, and released to the borrower when the Cash Trap Period ends. Upon an event of default under the Park West Village Whole Loan documents, the lender will apply funds in such priority as it may determine.

A “Cash Trap Period” means a period commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; and (iii) the failure by the borrowers, after stabilization (i.e. until a Park West Village Whole Loan debt yield of at least 6.25% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Park West Village Whole Loan debt service coverage ratio of at least 1.20x and will be cured when (a) with respect to clause (i) above, the lender accepts a cure of the event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers replace the manager with a qualified replacement as defined in the Park West Village Whole Loan documents; or (c) with respect to clause (iii) above, the Park West Village Whole Loan debt service coverage ratio is equal to or greater than 1.25x for one calendar quarter.

Subordinate Debt. The Park West Village Property also secures the Park West Village Note B-A Subordinate Companion Loan, which has a Cut-off Date principal balance of $66,500,000, and the Park West Village Note B-B Subordinate Companion Loan, which has a Cut-off Date principal balance of $111,000,000. The Park West Village Subordinate Companion Loans accrue interest at 4.65000% per annum. The Park West Village Senior Loan is senior in right of payment to the Park West Village Note B-A Subordinate Companion Loan and the Park West Village Note B-B Subordinate Companion Loan, and the Park West Village Note B-A Subordinate Companion Loan is senior in right of payment to the Park West Village Note B-B Subordinate Companion Loan.

Whole Loan Metrics
	% of Whole Loan	Cumulative Cut-off Date LTV	Cumulative UW NOI Debt Yield(1)	Cumulative UW NCF DSCR(1)
A Notes	51.4%	32.6%	12.3%	2.60x
B-A Note	18.2%	44.2%	9.1%	1.92x
B-B Note	30.4%	63.5%	6.3%	1.34x
(1)	The UW NOI and UW NCF include disbursements from a Supplemental Income Reserve of $4,920,000. Please refer to “Escrows and Reserves” above.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. None.

Annex B	BMO 2023-C4
No. 9 – Green Acres

Annex B	BMO 2023-C4
No. 9 – Green Acres

Annex B	BMO 2023-C4
No. 9 – Green Acres
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Fee and Leasehold
Cut-off Date Principal Balance(1):	$26,000,000	Property Type – Subtype:	Retail – Regional Mall
% of IPB:	3.3%	Net Rentable Area (SF):	2,081,286
Loan Purpose:	Refinance	Location:	Valley Stream, NY
Borrowers:	Valley Stream Green Acres LLC and Green Acres Adjacent LLC	Year Built / Renovated:	1956, 2016 / 1982, 2006, 2007
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	97.7%
Interest Rate:	5.89900%	Occupancy Date:	12/12/2022
Note Date:	1/3/2023	4th Most Recent NOI (As of):	$53,314,510 (12/31/2019)
Maturity Date:	1/6/2028	3rd Most Recent NOI (As of):	$41,001,586 (12/31/2020)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$46,618,790 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of):	$45,174,388 (TTM 9/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	96.2%
Amortization Type:	Interest Only	UW Revenues:	$83,514,884
Call Protection:	L(25),YM1(30),O(5)	UW Expenses:	$35,580,356
Lockbox / Cash Management(2):	Hard / Springing	UW NOI:	$47,934,528
Additional Debt(1):	Yes	UW NCF:	$46,364,767
Additional Debt Balance(1):	$344,000,000	Appraised Value / Per SF(4):	$679,000,000 / $326
Additional Debt Type(1):	Pari Passu	Appraisal Date:	10/30/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$178
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$178
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	54.5%
Replacement Reserves:	$0	Springing	$558,072	Maturity Date LTV(4):	54.5%
TI/LC:	$4,068,135	$0	N/A	UW NCF DSCR:	2.10x
Rollover Reserve:	$0	Springing	$2,094,342	UW NOI Debt Yield:	13.0%
Gap Rent Reserve:	$743,644	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$370,000,000	96.9%	Loan Payoff	$364,192,834	95.4%
Equity Contribution	11,744,495	3.1	Closing Costs	12,739,883	3.3
			Upfront Reserves	4,811,779	1.3
Total Sources	$381,744,495	100.0%	Total Uses	$381,744,495	100.0%
(1)	The Green Acres Mortgage Loan (as defined below) is part of a whole loan evidenced by 16 pari passu notes with an aggregate original principal balance of $370,000,000. Financial Information in the chart above reflects the Green Acres Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	The borrowers are required to cause rents to be deposited into a lockbox account established at origination under the Green Acres Whole Loan documents, and the borrowers will have access to the funds in the lockbox account and use the lockbox account as an operating account so long as no Trigger Period continues. During the continuance of a Trigger Period, the borrowers will not have any further access to the funds in the lockbox account except as otherwise expressly provided in the Green Acres Whole Loan documents.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The as-is appraised value for the property is based on the assumption that the PILOT documents will be extended to 2031 and $119.1 million was included in the total concluded as-is value of $679.0 million as the present value of the PILOT benefits through 2031. However, in the absence of the PILOT tax benefits beyond 2026, the as-is value of the property would be reduced by approximately $58.0pg 105
(5)	million resulting in an estimated value of $621.0 million. The Cut-off Date LTV and Maturity Date LTV based on the estimated value of $621.0 million would be 59.6%.

The Loan. The ninth largest mortgage loan (the “Green Acres Mortgage Loan”) is part of a whole loan (the “Green Acres Whole Loan”) evidenced by 16 pari passu promissory notes issued by Green Acres Adjacent LLC and Valley Stream Green Acres LLC in the aggregate original principal amount of $370,000,000. The Green Acres Mortgage Loan is evidenced by the non-controlling Notes A-6 and A-8, which have an aggregate outstanding principal balance as of the Cut-off Date of $26,000,000. The Green Acres Mortgage Loan will be included in the BMO 2023-C4 securitization trust and represent approximately 3.3% of the Initial Pool Balance. The Green Acres Whole Loan was co-originated on January 3, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), Morgan Stanley Bank, N.A. (“MS”), and DBR Investments Co. Limited (“DBRI”). The Green Acres Whole Loan is secured by (i) the applicable borrower’s fee interest in a retail mega-

Annex B	BMO 2023-C4
No. 9 – Green Acres

campus comprised of Green Acres Mall (as defined below) and Green Acres Commons (as defined below) that are adjacent with each other and located in Valley Stream, New York (other than a 9.08 acre portion of such regional mall (representing approximately 8.3% of the net rentable area of the Green Acres Property (as defined below)), the fee interest in which is owned by Walmart, an anchor tenant (such portion of the regional mall owned by Walmart, the “Walmart Parcel”)) and (ii) the applicable borrower’s ground leasehold interest in the Walmart Parcel that is leased back to Walmart. As used in this term sheet, the term “Green Acres Property” collectively refers to the regional enclosed mall and the retail power center (including the Walmart Parcel) but does not include any portion of the regional mall that is occupied by Home Depot and Target (which own their own parcels), except as otherwise expressly indicated herein. The Green Acres Whole Loan proceeds were used to refinance the existing debt on the Green Acres Property, fund upfront reserves and pay origination costs. The Green Acres Whole Loan accrues interest at a fixed rate of 5.89900% per annum. The table below summarizes the promissory notes that comprise the Green Acres Whole Loan. The relationship between the holders of the Green Acres Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 trust until the controlling Note A-1 is securitized, whereupon the Green Acres Whole Loan will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1(1)	$50,000,000	$50,000,000	GS	Yes
A-2(1)	$30,000,000	$30,000,000	GS	No
A-3(1)	$20,000,000	$20,000,000	GS	No
A-4(1)	$24,000,000	$24,000,000	BMO	No
A-5(1)	$22,000,000	$22,000,000	BMO	No
A-6	$20,000,000	$20,000,000	BMO 2023-C4	No
A-7(1)	$18,000,000	$18,000,000	BMO	No
A-8	$6,000,000	$6,000,000	BMO 2023-C4	No
A-9(1)	$50,000,000	$50,000,000	MS	No
A-10(1)	$20,000,000	$20,000,000	MS	No
A-11(1)	$10,000,000	$10,000,000	MS	No
A-12(1)	$10,000,000	$10,000,000	MS	No
A-13(1)	$30,000,000	$30,000,000	DBRI	No
A-14(1)	$25,000,000	$25,000,000	DBRI	No
A-15(1)	$20,000,000	$20,000,000	DBRI	No
A-16(1)	$15,000,000	$15,000,000	DBRI	No
Whole Loan	$370,000,000	$370,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Green Acres Property is a retail mega-campus comprised of a two-level regional mall known as “Green Acres Mall” and an adjacent two story retail power center known as “Green Acres Commons”, totaling 2,081,286 square feet on an approximately 120.8 acre site in Valley Stream, New York. Green Acres Mall was built in 1956 and most recently renovated in 2007. Green Acres Commons was built in 2016. The Green Acres Property provides parking via 9,092 surface parking and parking garage spaces, resulting in a parking ratio of approximately 4.4 spaces per 1,000 square feet of net rentable area. As of December 12, 2022, the Green Acres Property was 97.7% leased by over 150 tenants (including temporary tenants, which make up approximately 1.7% of net rentable area), of which 62.1% of net rentable area is occupied by 11 major tenants. A portion of the Green Acres Property is currently occupied by certain temporary tenants and no underwritten base rent is attributable to those temporary tenants. Green Acres Adjacent LLC owns Green Acres Commons and Valley Stream Green Acres LLC owns Green Acres Mall and the leasehold interest in the Walmart Parcel. The fee interests in the Green Acres Property owned by the applicable borrower represents approximately 91.7% of the net rentable area, and the leasehold interest in the Walmart Parcel owned by the applicable borrower represents approximately 8.3% of the net rentable area. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant and is ground leased to the applicable borrower. See “Ground Lease” below. The Green Acres Property is shadow anchored by Home Depot and Target, and the space occupied by Home Depot and Target is not part of the collateral securing the Green Acres Whole Loan. The information relating to the Green Acres Property in this term sheet does not include any space occupied by Home Depot or Target, unless otherwise expressly stated herein.

Annex B	BMO 2023-C4
No. 9 – Green Acres

Major Tenants. The three largest tenants based on underwritten base rent are BJ’s Wholesale Club, Walmart and DICK’s Sporting Goods, each of which is an anchor tenant.

BJ’s Wholesale Club (127,750 square feet; 6.1% of NRA, 7.1% of underwritten base rent, Moody’s/S&P/Fitch: NR/BB+/NR): Founded in 1984 and headquartered in Marlborough, Massachusetts, BJ’s Wholesale Club (“BJ’s”) is a warehouse club operator and retailer with 235 clubs and 164 gas stations, located primarily in the eastern United States. BJ’s is a membership only retailer and as of October 2022, has over 6.5 million members and received approximately $16.7 billion in annual total revenues as of 2022. BJ’s has been a tenant at the Green Acres Property since 2007, with its current lease expiration date in January 2027 and seven additional 5-year extension options. Additionally, BJ’s recently executed a lease for a 5,000 SF fueling station with an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

Walmart (173,450 square feet; 8.3% of NRA, 6.3% of underwritten base rent, Moody’s/S&P/Fitch: Aa2/AA/AA): Founded in 1962 and headquartered in Bentonville, Arkansas, Walmart is an international supermarket chain operating approximately 10,500 stores under 46 different banners in 24 countries. Walmart employs approximately 2.3 million people worldwide. Walmart has been a tenant at the Walmart Parcel since 2003 under a lease (representing approximately $3,463,189 in underwritten base rent) expiring on August 31, 2028. Walmart has two 5-year extension options remaining. Walmart is also temporarily occupying certain temporary space under a lease with an original commencement date of February 1, 2022 and a lease expiration date of January 31, 2023. No underwritten base rent or net rentable area is attributable to such temporary lease. Walmart owns the fee interest in the Walmart Parcel and ground leases such interest to the applicable borrower, which in turn leases the Walmart Parcel to Walmart as described above. See “Ground Lease” below.

DICK’s Sporting Goods (70,714 square feet; 3.4% of NRA, 4.5% of underwritten base rent, Moody’s/S&P/Fitch: Baa3/BBB/NR): Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’s Sporting Goods (“Dick’s”) is a sporting goods retail chain with 850 stores including Dick’s, Golf Galaxy, Field & Stream, Public Lands, Going Going Gone! and Warehouse Sale stores. Dick’s has been a tenant at the Green Acres Property since July 2016 under a lease expiring in January 2027. Dick’s has three 5-year extension options remaining.

Environmental. The Phase I environmental assessment at the Green Acres Property dated December 20, 2022 identified six recognized environmental conditions related to the following: (i) historical auto repair operations and an associated oil/water separator used at the Green Acres Property and reportedly removed, but for which no closure documentation is available, (ii) free product observed in a monitoring well at an adjacent property, (iii) three cases of petroleum impacts to soil and groundwater at adjacent properties, and (iv) a vapor migration concern identified in connection with the Green Acres Property’s long-term historic use of hazardous chemicals. See “Preliminary Prospectus—Description of the Mortgage Pool—Environmental Considerations”.

The following table presents certain information relating to the historical occupancy of the Green Acres Property:

Historical and Current Occupancy
2020(1)	2021(1)	Current(2)
89.8%	93.2%	97.7%
(1)	Historical Occupancies are as of December 31 of each respective year and include all signed leases and specialty leasing greater than 6 months for mall and freestanding tenants. Occupancy does not include gross leasable area for anchor tenants.
(2)	Based on the underwritten rent roll dated December 12, 2022, including leases executed by the origination date of January 3, 2023.

Annex B	BMO 2023-C4
No. 9 – Green Acres

The following table presents certain information relating to the largest tenants based on net rentable area of the Green Acres Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF/Year(4)	UW Occ. Costs	Lease Exp. Date
Macy's and Macy’s Men’s and Furniture(5)(6)	Ba2/BB+/BBB-	390,503	18.8%	$2.62	$1,024,993	1.9%	$188	7.6%	Various(6)
Walmart(5)	Aa2/AA/AA	173,450	8.3	$19.97	3,463,189	6.3	NAV	NAV	8/31/2028
SEARS(5)(7)	NR/NR/NR	144,537	6.9	$0.86	125,000	0.2	NAV	NAV	10/31/2028
BJ's Wholesale Club(5)(8)	NR/BB+/NR	127,750	6.1	$30.38	3,881,310	7.1	$863	5.1%	1/31/2027
KOHL'S(5)(7)	Ba2/BB+/BBB-	116,392	5.6	$17.61	2,049,642	3.8	NAV	NAV	1/31/2031
DICK'S Sporting Goods(5)	Baa3/BBB/NR	70,714	3.4	$34.65	2,450,240	4.5	$173	29.4%	1/31/2027
Burlington(5)	NR/BB+/NR	61,837	3.0	$24.25	1,499,547	2.7	$398	9.9%	1/31/2032
Best Buy(5)	A3/BBB+/NR	44,400	2.1	$45.81	2,033,802	3.7	NAV	NAV	1/31/2027
24 HOUR FITNESS(5)	NR/NR/NR	40,262	1.9	$33.00	1,328,646	2.4	NAV	NAV	12/31/2031
Raymour & Flanigan	NR/NR/NR	38,903	1.9	$47.23	1,837,502	3.4	$507	9.3%	7/31/2026
Top 10 Tenants		1,208,748	58.1%	$16.29	$19,693,871	36.1%
Other Tenants		824,076	39.6%	$42.34	$34,889,912	63.9%
Occupied Collateral Total / Wtd. Avg.		2,032,824	97.7%	$26.85	$54,583,783	100.0%

Vacant Space		48,462	2.3%

Collateral Total		2,081,286	100.0%

(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps through February 2024.
(4)	Sales PSF/Year are as of the trailing 12-month period ending September 30, 2022 as provided by the tenants to the borrowers or estimated based on anecdotal information provided by the tenants to the borrowers.
(5)	The Green Acres Property has 11 major tenants (9 of which are shown in the table above). The 11 anchor and major tenants (including Primark and Shopper’s World, which are not shown in the table above) represent approximately 62.1% of Net Rentable Area and approximately 34.7% of Total UW Base Rent.
(6)	Macy’s Men’s and Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 in underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight-year and eleven-month extension option remaining. For purposes of the number of tenants shown in this term sheet, Macy’s and Macy’s Men’s & Furniture are treated as a single tenant.
(7)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.
(8)	Information in this table includes recently executed lease for a 5,000 SF fueling station that has an expected rent commencement date of September 1, 2023. $227,767 in gap rent was reserved at origination.

Annex B	BMO 2023-C4
No. 9 – Green Acres

The following table presents certain information relating to the tenant lease expirations at the Green Acres Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring(3)(4)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(5)(6)	% of UW Base Rent Expiring(5)(6)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(5)(6)	Cumulative % of UW Base Rent Expiring(5)(6)
Vacant	NAP	48,462	2.3%	NAP	N	AP	48,462	2.3%	NAP	N	AP
2023 & MTM	25	132,183	6.4	$5,381,671	9.9%		180,645	8.7%	$5,381,671	9.9%
2024	16	59,279	2.8	3,304,451	6.1		239,924	11.5%	$8,686,122	15.9%
2025	23	103,199	5.0	4,405,507	8.1		343,123	16.5%	$13,091,630	24.0%
2026	18	474,521	22.8	8,833,644	16.2		817,644	39.3%	$21,925,273	40.2%
2027	21	317,183	15.2	14,275,570	26.2		1,134,827	54.5%	$36,200,843	66.3%
2028	6	329,772	15.8	4,510,131	8.3		1,464,599	70.4%	$40,710,974	74.6%
2029	7	18,831	0.9	937,351	1.7		1,483,430	71.3%	$41,648,326	76.3%
2030	5	14,437	0.7	1,257,971	2.3		1,497,867	72.0%	$42,906,297	78.6%
2031	6	165,348	7.9	4,001,519	7.3		1,663,215	79.9%	$46,907,815	85.9%
2032	3	94,565	4.5	2,304,890	4.2		1,757,780	84.5%	$49,212,706	90.2%
2033	3	24,165	1.2	508,680	0.9		1,781,945	85.6%	$49,721,386	91.1%
2034 & Beyond	7	264,497	12.7	4,406,833	8.1		2,046,442	98.3%	$54,128,219	99.2%
Storage / Other(3)(4)	98	34,844	1.7	455,564	0.8		2,081,286	100.0%	$54,583,783	100.0%
Total	238	2,081,286	100.0%	$54,583,783	100.0%
(1)	Based on the underwritten rent roll dated December 12, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Macy’s Men’s & Furniture occupies 123,827 square feet of the Green Acres Property (representing approximately $475,000 in underwritten base rent) under a lease that has an original commencement date of July 1, 2004 and a lease expiration date of July 31, 2034, and Macy’s occupies 266,676 square feet of the Green Acres Property (representing approximately $549,993 underwritten base rent) and has an original commencement date of August 19, 1986 and a lease expiration date of August 18, 2026. Macy’s has one eight year and eleven-month extension option remaining.
(4)	The number of leases shown above include two leases delivered by Macy’s and Macy’s Men’s & Furniture and 98 storage and specialty, business development, or temporary leases that are not typical tenant leases and are short term in nature. The UW Base Rent attributable to the storage leases is $455,564 and income attributable to the specialty, business development, or temporary leases is included in Other Commercial Income.
(5)	UW Base Rent Expiring, % of UW Base Rent Expiring and Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through February 2024 and percent in lieu revenue for Charlotte Russe, Famous Footwear, Forever 21 and H&M.
(6)	KOHL’S and SEARS have vacated the leased premises. Each tenant remains in control of the leased space and is obligated to pay full rent under the terms of their respective lease.

Annex B	BMO 2023-C4
No. 9 – Green Acres

The following table presents certain information relating to the operating history and underwritten cash flows of the Green Acres Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	9/30/2022 TTM(1)	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$54,583,783	$26.23	62.2%
Vacant Income(3)	0	0	0	0	3,360,780	1.61	3.8
Gross Potential Rent	$54,088,539	$49,202,740	$49,588,493	$49,664,599	$57,944,563	$27.84	66.0%
Other Commercial Income(4)	3,268,004	2,784,950	3,769,123	4,016,903	4,039,298	1.94	4.6
Total Reimbursements	22,054,115	21,108,945	22,240,864	23,011,578	25,461,533	12.23	29.0
UW Adjustments	0	0	0	0	339,465	0.16	0.4
Other Revenue(5)	769,425	102,602	95,907	180,781	23,686	0.01	0.0
Net Rental Income	$80,180,083	$73,199,237	$75,694,387	$76,873,861	$87,808,544	$42.19	100.0%
(Vacancy/Credit Loss)(6)	(233,163)	(4,190,515)	1,209,488	112,688	(4,293,661)	(2.06)	(4.9)
Effective Gross Income	$79,946,920	$69,008,722	$76,903,875	$76,986,549	$83,514,884	$40.13	95.1%
Total Expenses(7)	26,632,410	28,007,136	30,285,085	31,812,161	35,580,356	17.10	42.6
Net Operating Income	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$47,934,528	$23.03	57.4%
Capital Expenditures	0	0	0	0	455,855	0.22	0.5
TI/LC	0	0	0	0	1,113,906	0.54	1.3
Net Cash Flow(8)	$53,314,510	$41,001,586	$46,618,790	$45,174,388	$46,364,767	$22.28	55.5%
(1)	TTM reflects the trailing 12-month period ending September 30, 2022. Underwritten rents are higher than TTM Rents due to the inclusion of rent steps underwritten to the maximum increase per the tenants' contractual lease terms. Contractual rent steps are through February 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Vacant Income reflects the gross up of vacancy at average in-place rents.
(4)	Other Commercial Income includes overage / percentage rent, kiosk revenue, temporary revenue, specialty revenue and business development income.
(5)	Other Revenue reflects the borrowers’ in-place miscellaneous income.
(6)	The underwritten economic occupancy is 96.2%. The Green Acres Property was 97.7% leased based on the December 12, 2022 rent roll, including leases executed by the origination date of January 3, 2023.
(7)	The management fee is underwritten to reflect 3.0% of Effective Gross Income. Real estate taxes were underwritten based on the actual tax bills for all of the property tax parcels at the Green Acres Property (including the Walmart Parcel), inclusive of any tax reimbursements or expenses payable by the tenants and payment-in-lieu of taxes (“PILOT”) payable by the borrowers for 2022 under the related PILOT documents that are scheduled to expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA (as defined below) approval. According to the appraisal, the tax benefits for 2023 under the PILOT documents are expected to be $15,365,892, and if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027. See “Payment in Lieu of Taxes” below.
(8)	The historical financial statements for years 2019-2022 do not include Borrower’s actual income and expense for the following: lease termination income, bankruptcy settlements, GAAP adjustments for non-cash items, including the straight lining of rents, mark to market rent adjustments under SFAS 141, tenant interest and penalties, bad debt reserves and capitalized development costs (taxes, insurance, interest). Historical capital expenditures and leasing capital which includes tenant allowances, Borrower’s construction cost for build-out of tenant spaces and leasing commissions, are also excluded.

The Market. The Green Acres Property is located in Valley Stream, New York, within the Nassau-Suffolk metropolitan division (the “Nassau-Suffolk MSA”). The Nassau-Suffolk MSA economy is driven by the education and health services, transportation and utilities, trade and government sectors. The Nassau-Suffolk MSA’s largest employers include Northwell Health, Inc., Catholic Health System of Long Island, Inc., the County of Nassau, the United States Federal Government and the County of Suffolk.

The Green Acres Property is located in a densely populated commercial area on the border of Queens along the major arterial Sunrise Highway, and approximately 5 miles from John F. Kennedy airport. The local area is composed of retail and commercial buildings to the north, south and east, with industrial uses located to the west. Outside of local commercial districts, the area is developed with multifamily residential uses. The local area is accessed by Sunrise Highway, the Belt Parkway, and the Cross Island Parkway, all of which are arterials leading east to west. The Long Island Railroad has two stations within walking distance: the Rosedale and Valley Stream stations, which can be reached via the Jamaica, Far Rockaway, Long Beach, West Hempstead, and Babylon branches. According to the appraisal, approximately 60,000 cars pass the Green Acres Property daily.

According to the appraisal, the trade area for a retail center is between 5.0-25.0 miles in radius and consists of its top competitors, of which the primary trade area makes up between 55.0-60.0% of its sales and the secondary trade area makes up between 20.0-25.0%. According to the appraisal, the 2021 population in the primary-, secondary- and total trade area of the Green Acres Property was 438,195, 480,549 and 918,745, respectively. Additionally, for the same period, the average household income within the same areas was $108,258, $104,108 and $106,034, respectively.

Annex B	BMO 2023-C4
No. 9 – Green Acres

According to the appraisal, the Green Acres Property is located within the Long Island retail market and the Hempstead retail submarket. As of the second quarter of 2022, the Long Island retail market contained approximately 24.1 million square feet of retail space inventory with a vacancy rate of 8.6% and an average asking rental rate of $28.70 per square foot. The Hempstead retail submarket contained approximately 4.8 million square feet of retail space with a vacancy rate of 6.2% and an average asking rental rate of $32.43 per square foot as of the second quarter 2022.

The following table presents certain information relating to comparable retail centers for the Green Acres Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Major Tenants
Green Acres 2034 Green Acres Road Valley Stream, NY	1956, 2016 / 1982, 2006, 2007	2,081,286(2)	97.7%	NAP	$727.22(2)	Macy’s Walmart Dick’s Sporting Goods BJ’s Wholesale Club Primark 24 Hour Fitness Burlington Best Buy Shopper’s World Target (non-collateral) Home Depot (non-collateral)
Roosevelt Field Mall 630 Old Country Road Garden City, NY	1956 / 1993, 1997	2,372,053	98.0%	7.7 miles	$1,165.00	Bloomingdale’s Dick’s Sporting Goods JC Penney Macy’s Neiman Marcus Nordstrom Primark
Queens Center Mall(3) 90-15 Queens Boulevard Queens, NY	1973 / 2004	962,798	98.0%	9.1 miles	$1,721.00	H&M J.C. Penney Macy’s XXI Forever
Kings Plaza Shopping Center(3) 5100 Kings Plaza Brooklyn, NY	1969 / 2000	1,212,000	99.0%	11.1 miles	$804.00	Best Buy Burlington H&M Lowe’s Macy’s Primark Target XXI Forever Zara
Broadway Commons 358 Broadway Mall Hicksville, NY	1956 / 1995, 1999	1,234,450	89.0%	12.4 miles	$436.00	H&M IKEA Round One Target Showcase
(1)	Source: Appraisal, unless stated otherwise.
(2)	Represents sales per square foot as of September 30, 2022. Sales per square foot inclusive of tenants that have been open for 12 months or more and excludes tenants >10,000 SF, arcades and non-retail stores.
(3)	The Queens Center Mall and Kings Plaza Shopping Center properties are both owned by the borrower sponsor of the Green Acres Whole Loan.

The Borrowers. The borrowers for the Green Acres Whole Loan are Valley Stream Green Acres LLC and Green Acres Adjacent LLC, each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Green Acres Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is The Macerich Partnership, L.P., a Delaware limited partnership headquartered in Santa Monica, California and a provider of real estate investment services. The Macerich Partnership, L.P. acquires, leases, manages, develops, and redevelops malls and community centers.

Property Management. The Green Acres Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Annex B	BMO 2023-C4
No. 9 – Green Acres

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $4,068,135 for a reserve (the “TI/LC Reserve”) with respect to outstanding tenant improvement allowances and leasing commissions identified in a schedule to the related loan agreement and (ii) $743,644 for a gap rent reserve (of which $227,767 is earmarked for the fourth largest tenant, BJ’s Wholesale Club).

Tax Escrows – During the continuance of a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments and, without duplication, PILOT payments on a monthly basis.

Insurance Escrows – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Green Acres Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Trigger Period).

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage (as defined below) of any tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components, and the following tenants: (i) Advantage Toyota, (ii) Aldi, (iii) BJ’s Restaurant, (iv) BJ’s Wholesale Club, (v) Buffalo Wild Wings, (vi) Capital One, (vii) Citizen’s Bank, (viii) Hook & Reel, (ix) Olive Garden, (x) Red Lobster, (xi) Sears, (xii) Sonic Drive-In, (xiii) South Shore Hyundai, (xiv) Vitamin Shoppe, (xv) Macy’s and (xvi) Walmart) multiplied by $0.25 and divided by 12 months. The monthly replacement reserve amount is estimated to be approximately $23,253. The borrowers are permitted to cease monthly deposits when the replacement reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $558,072. The tenants listed in clause (i) through (xvi) above collectively represent 40.2% of the NRA and 18.6% of UW Base Rent).

Rollover Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area (excluding the Non-Collateral Square Footage and, to the extent not causing or contributing to the cause of the applicable Trigger Period (including by way of paying reduced rent), Macy’s, Macy’s Mens & Furniture, Burlington, BJ’s Wholesale, Primark, Walmart, Kohl’s, Dick’s and Best Buy) multiplied by $1.00 and divided by 12 months. The monthly rollover reserve amount is estimated to be approximately $87,264. The borrowers are not required to make any monthly deposits when the rollover reserve balance is equal to the sum of 24 monthly deposits, currently estimated to be $2,094,342. The borrowers’ upfront deposit of $743,644 with respect to gap rent is not included in the calculation of the rollover reserve balance for purposes of calculating the rollover reserve cap.

TI/LC Reserve– On each monthly payment date during the continuance of a Tenant Trigger Event (as defined below), all excess cash flow after payment of debt service, operating expenses and other required escrows is required to be deposited in the TI/LC reserve until the amount in the reserve is equal to 12 months of the base rent payable under any applicable leases causing such Tenant Trigger Event. The borrowers have the right to deliver a letter of credit meeting the requirements of the Green Acres Whole Loan documents in lieu of depositing funds into the TI/LC Reserve.

“Non-Collateral Square Footage” means the square footage occupied by Target and Home Depot.

Lockbox / Cash Management. The Green Acres Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis and on the second business day before each payment date to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into the TI/LC Reserve, if the Trigger Period is caused by a Tenant Trigger Event, or into an excess cash flow reserve account held by the lender as cash collateral for the Green Acres Whole Loan, if the Trigger Period is not solely caused by a Tenant Trigger Event, or if (ii) no Trigger Period is continuing, disbursed to borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a Low Debt Service Period (as defined below), or (iii) a Tenant Trigger Event (as defined below). A Trigger Period will end (a) with respect to the matters described in clause (i) above, if the event of default has been waived by the lender, (b) with respect to the matters described in clause (ii) above, if a cure of the Low Debt Service Period occurs or the borrowers deliver additional collateral causing the debt service coverage ratio to equal 1.55x, or (c) with respect to matters described in clause (iii) above, a cure of the Tenant Trigger Event occurs.

Annex B	BMO 2023-C4
No. 9 – Green Acres

A “Low Debt Service Period” will commence on any calculation date when the Green Acres Whole Loan debt service coverage ratio is less than 1.50x and end when the Green Acres Whole Loan debt service coverage ratio is at least 1.55x for two consecutive calendar quarters.

A “Tenant Trigger Event” will occur if (i) two or more of BJ’s Wholesale Club, Dick’s Sporting Goods and Best Buy are subject to any Tenant Trigger Condition (as defined below), and/or (ii) Walmart is subject to any Tenant Trigger Condition. For purposes of determining whether a Tenant Trigger Event has occurred, (i) a tenant shall not have “gone dark”, where the subject tenant has ceased business in the subject space but has subleased all or a material portion of its premises to another operator that does not operate the premises for certain prohibited uses, (ii) pronouncements, press releases and similar “corporate statements” by a tenant of its intention with respect to operations at a particular store shall not constitute a basis for asserting that a Tenant Trigger Event has occurred, and (iii) a change in use, the days or hours of operation, or the configuration of its store by a tenant shall not, in and of itself, constitute “going dark” or ceasing to operate.

A “Tenant Trigger Condition” is if any applicable tenant (i) does not maintain an investment grade rating and goes dark for a period in excess of 120 consecutive days (excluding temporary vacancies for the purpose of repair, restoration or permitted alteration), (ii) provides written notice of its intent to not renew its lease, or (iii) does not provide notice of renewal prior to the required date.

Subordinate Debt. None. However, the borrowers are permitted to obtain property assessed clean energy (PACE) or similar loans in an aggregate amount up to $10 million without the consent of the lender.

Mezzanine Debt. None.

Partial Release. The borrowers may obtain a release of one or more Release Parcels (as defined below), subject to satisfaction of certain conditions including, but not limited to, (i) no event of default has occurred and is continuing, (ii) regardless of whether such release of the Release Parcel is successfully consummated, the borrowers pay to the lender a processing fee in the amount of $15,000, (iii) the remaining property constitutes a separate tax lot (or the borrowers shall have filed an application for a separate tax lot and the borrower sponsor guarantees the payment of taxes on the Release Parcel pending the final issuance of such separate tax lot), (iv) the borrowers certify to the lender that the remaining property with all easements appurtenant and other permitted encumbrances thereto will not, strictly as a result of such transfer, be in violation of certain reciprocal easement agreements, the Walmart Ground Lease (as defined below), the PILOT leases or any then applicable law, statute, rule or regulation and (v) satisfaction of any REMIC release conditions.

A ”Release Parcel” is a parcel on the Green Acres Property that is (a) non-income producing and unimproved for tenant occupancy and (b) the release of which does not have any adverse material effect.

Ground Lease. The fee interest in the Walmart Parcel is owned by Walmart, an anchor tenant at the Walmart Parcel. Valley Stream Green Acres LLC (“Valley Stream”), a borrower, owns the leasehold interest in the Walmart Parcel pursuant to a 36-year ground lease, dated as of February 22, 1989 (the “Walmart Ground Lease”), between Walmart, as ground lessor, and Valley Stream, as ground lessee. Valley Stream leased the Walmart Parcel back to Walmart. The term of the Ground Lease commenced on August 13, 1990 and expires August 12, 2026, with two additional six-year extension options. According to the estoppel delivered by Walmart (the “Ground Lease Estoppel”) and Valley Stream, the base rent under the Walmart Ground Lease is a fixed amount equal to approximately $1,080,000 per annum (approximately $90,000 per month) during the initial term of the Walmart Ground Lease as determined in accordance with the terms of the Walmart Ground Lease and approximately $1,500,000 per annum (approximately $125,000 per month) during the extension terms. In addition, Valley Stream is required to return to Walmart a certain amount of any percentage rents paid by Walmart under the space lease as part of the percentage ground lease rent. The Walmart Ground Lease contains standard leasehold mortgagee protections including notice and cure rights and the right to enter into a new ground lease in the event of termination of the Walmart Ground Lease (including rejection of the Walmart Ground Lease in bankruptcy). Pursuant to the Ground Lease Estoppel, Walmart agreed not to amend or modify the ground lease without the lender’s consent.

Payment in Lieu of Taxes. Both Green Acres Mall (excluding the Walmart Parcel) and Green Acres Commons benefit from 10-year tax abatements pursuant to respective payment-in-lieu of taxes agreements dated May 1, 2015 (the “PILOT Agreements”), between the borrowers and the Town of Hempstead Industrial Development Agency (the “Hempstead IDA”), which expire on December 31, 2026, with one five-year extension period that requires Hempstead IDA approval. In connection with the PILOT Agreements, the borrowers lease portions of the Green Acres Property (excluding the Walmart Parcel) to the Hempstead IDA pursuant to the master leases, and the Hempstead IDA subleases such portions of the Green

Annex B	BMO 2023-C4
No. 9 – Green Acres

Acres Property (excluding the Walmart Parcel) back to the borrowers. Such leases will be terminated upon the termination of the PILOT Agreements. Pursuant to the terms of the PILOT Agreements and the related leases, the borrowers are obligated to, among other things, (i) comply with certain full-time employment commitments and (ii) in exchange for certain exemptions from property taxes on real and personal property, make annual payment-in-lieu of taxes payments for the 2016 through the 2026 tax years. A failure of the borrowers to comply with the PILOT Agreements may result in an early termination of the PILOT Agreements or a return of certain tax benefits received by the borrowers to the Hempstead IDA. Total annual payment-in-lieu of taxes payments payable by the borrowers commenced at $14,140,000 and increased to $15,400,000 during the fourth and fifth tax abatement years, and are equal to $16,300,000 during the second five tax abatement years. According to the appraisal, the borrowers are expected to receive a tax benefit of approximately $15,365,892 in total under the PILOT Agreement in 2023 assuming that the borrowers comply with the terms of the PILOT Agreements and the leases.  Taxes were underwritten to the 2022 actual tax bills for the Green Acres Property, inclusive of the annual payment-in-lieu of taxes payments for 2022. According to the appraisal, if the PILOT documents are not renewed in 2027, the total amount of real estate taxes payable by the borrowers is expected to increase by approximately $17.1 million in 2027.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$25,951,292	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	3.3%	Net Rentable Area (SF):	176,648
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	575 Broadway Associates L.P.	Year Built / Renovated:	1882 / 2015
Borrower Sponsor:	Peter M. Brant	Occupancy:	88.1%
Interest Rate:	7.49000%	Occupancy Date:	7/1/2022
Note Date:	11/29/2022	4th Most Recent NOI (As of):	$22,728,286 (12/31/2019)
Maturity Date:	12/6/2027	3rd Most Recent NOI (As of):	$19,367,711 (12/31/2020)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$21,718,364 (12/31/2021)
Original Term:	60 months	Most Recent NOI (As of)(4):	$23,741,393 (TTM 6/30/2022)
Original Amortization Term:	300 months	UW Economic Occupancy:	93.4%
Amortization Type:	Amortizing Balloon	UW Revenues:	$27,803,795
Call Protection(2):	L(26),D(28),O(6)	UW Expenses:	$11,776,167
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$16,027,627
Additional Debt(1):	Yes	UW NCF:	$15,550,678
Additional Debt Balance(1):	$101,210,038	Appraised Value / Per SF:	$215,000,000 / $1,217
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/7/2022

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$720
Taxes:	$276,774	$276,774	N/A	Maturity Date Loan / SF:	$666
Insurance:	$62,040	$20,680	N/A	Cut-off Date LTV:	59.1%
Replacement Reserves:	$0	$2,944	N/A	Maturity Date LTV:	54.7%
TI/LC:	$0	$36,802	N/A	UW NCF DSCR:	1.38x
Ground Rent:	$424,093	Springing	N/A	UW NOI Debt Yield:	12.6%
Outstanding Obligations:	$4,231,492	$0	N/A
Façade Work	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$127,400,000	95.8%	Payoff Existing Debt	$123,945,221	93.2%
Borrower Sponsor Equity	5,592,260	4.2	Upfront Reserves	4,994,399	3.8
			Closing Costs	4,052,640	3.0
Total Sources	$132,992,260	100.0%	Total Uses	$132,992,260	100.0%
(1)	The 575 Broadway Mortgage Loan (as defined below) is part of the 575 Broadway Whole Loan (as defined below), which is comprised of six pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $127.2 million. The Financial Information in the chart above reflects the 575 Broadway Whole Loan. The 575 Broadway Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and Societe Generale Financial Corporation (“SGFC”).
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on January 6, 2023. Defeasance of the 575 Broadway Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) November 29, 2025. The assumed lockout period of 26 payments is based on the expected BMO 2023-C4 securitization closing date in February 2023. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s (as defined below) January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property (as defined below) from 100.0% to 88.1%.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

The Loan. The tenth largest mortgage loan (the “575 Broadway Mortgage Loan”) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of approximately $127.2 million (the “575 Broadway Whole Loan”) secured by a first mortgage encumbering the borrower’s leasehold interests in a 176,648 square foot retail and office property located in New York, New York (the “575 Broadway Property”). The 575 Broadway Whole Loan was originated on November 29, 2022 by CREFI and SGFC and has a five-year term that amortizes on a 25-year amortization schedule and accrues interest at a fixed rate of 7.49000% per annum. The scheduled maturity date of the 575 Broadway Whole Loan is the due date that occurs December 6, 2027. The 575 Broadway Mortgage Loan is evidenced by the non-controlling Note A-1-1 with an outstanding principal balance as of the Cut-off Date of $25,951,292. The 575 Broadway Mortgage Loan is being contributed to the BMO 2023-C4 trust. The 575 Broadway Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 securitization until the securitization of the controlling Note A-2, after which point it will be serviced pursuant to the pooling and servicing agreement for such securitization. The table below summarizes the promissory notes that comprise the 575 Broadway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The borrower’s leasehold interest in the 575 Broadway Property is governed by a ground lease (the “Ground Lease”) between 575 Broadway LLC, a New York limited liability company, as the lessor, and the borrower, as the lessee, with a term expiring on June 30, 2060. The current annual base ground rent as of the Cut-off Date is $5,089,118 with CPI increases each January 1 with a minimum increase of 3.5% and a maximum increase of 5.5%. On the date of origination of the 575 Broadway Whole Loan, the borrower was required to deliver a letter of credit to the lender in an amount equal to $5,750,000 to cover potential increases in the security deposit payable pursuant to the Ground Lease (as described below) and which serves as additional collateral for the 575 Broadway Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$26,000,000	$25,951,292	BMO 2023-C4	No
A-1-2(1)	$14,000,000	$13,973,772	CREFI	No
A-2(1)	$23,700,000	$23,655,601	CREFI	Yes
A-3(1)	$28,700,000	$28,646,234	SGFC	No
A-4(1)	$20,000,000	$19,962,532	SGFC	No
A-5(1)	$15,000,000	$14,971,899	SGFC	No
Whole Loan	$127,400,000	$127,161,330
(1)	Expected to be contributed to one or more securitization trust(s).

The Property. The 575 Broadway Property consists of a six-story, 176,648 square foot retail and office building comprised of the entire northern block-front of Prince Street between Broadway and Mercer Streets in the SoHo neighborhood of Manhattan, New York. The retail component, split between the ground level, a mezzanine level and sub-basement storage space, totals 50,959 square feet (28.8% of NRA) and generates 68.6% of total underwritten base rent. The office component, located on floors two through six with sub-basement storage space, totals 125,689 square feet (71.2% of NRA), and generates 31.4% of total underwritten base rent. As of July 1, 2022, the 575 Broadway Property was 88.1% occupied by three retail tenants and five office tenants. The 575 Broadway Property was built in 1882 and renovated in 2015. Since 2016, the borrower has invested approximately $1.8 million in upgrades to the elevator, gas service and fire alarm and to install a new roof.

Major Tenants.

Estee Lauder (64,122 square feet; 36.3% NRA; 18.0% of underwritten base rent): Estee Lauder is a multinational cosmetics company, manufacturer and marketer of makeup, skincare, fragrance and hair care products founded in 1946. Estee Lauder products are sold in approximately 150 countries and territories under a number of brand names including: Estée Lauder, Clinique, Origins, M·A·C, Bobbi Brown, La Mer, Aveda, Jo Malone London, Too Faced, Dr. Jart+, and The Ordinary. Estee Lauder is also the global licensee of brand names for fragrances and/or cosmetics, including Tom Ford and AERIN. Estee Lauder has been a tenant at the 575 Broadway Property since 2000 under a lease with an expiration date of March 31, 2025, and two, five-year renewal options remaining with no termination options.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Prada USA Corp. (30,079 square feet; 17.0% NRA; 46.4% of underwritten base rent): Prada USA Corp. (“Prada”) is an Italian luxury fashion house that was founded in 1913 by Mario Prada. Prada specializes in designing leather handbags, travel accessories, shoes, ready-to-wear, perfumes and other fashion accessories. As of December 31, 2021, Prada operated 635 stores across Europe, the Americas, Asia, Japan and the Middle East with approximately 12,572 employees. Prada has been a tenant at the 575 Broadway Property since 1999 under a lease with an expiration date of January 31, 2035, and one, five-year renewal option remaining with no termination options.

H&M (11,049 square feet; 6.3% NRA; 16.2% of underwritten base rent): H&M Hennes & Mauritz (“H&M”) is a global retailer offering affordable apparel for men, women, and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. As of November 30, 2021, H&M operated approximately 4,801 stores across 75 markets with approximately 155,000 employees. H&M has been a tenant at the 575 Broadway Property since 2014 under a lease with an expiration date of January 31, 2030 and two, five-year renewal options remaining with no termination options.

Environmental. According to a Phase I environmental assessment dated September 14, 2022, there was no evidence of any recognized environmental conditions at the 575 Broadway Property.

The following table presents certain information relating to the historical and current occupancy of the 575 Broadway Property:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
100.0%	100.0%	100.0%	88.1%
(1)	Historical Occupancies are the annual average physical occupancy of each respective year.
(2)	Current Occupancy is as of July 1, 2022.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to the largest tenants based on underwritten base rent of the 575 Broadway Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Lease Exp. Date
Retail
Prada USA Corp.(4)(5)	NR/NR/NR	30,079	17.0%	$398.95	12,000,000	46.4%	1/31/2035
H&M(6)(7)	NR/BBB/NR	11,049	6.3	$378.49	4,181,909	16.2	1/31/2030
Lure Fishbar(8)(9)	NR/NR/NR	9,831	5.6	$157.66	1,550,000	6.0	9/30/2024
Total Retail		50,959	28.8%	$347.96	$17,731,909	68.6%
Office
Estee Lauder(10)(11)	A1/A+/NR	64,122	36.3%	$72.58	$4,653,663	18.0%	3/31/2025
Valor Management LLC(12)(13)	NR/NR/NR	12,990	7.4	$86.00	1,117,140	4.3	8/31/2033
Union Editorial NY, LLC	NR/NR/NR	11,500	6.5	$94.76	1,089,776	4.2	5/31/2023
20th Century Acquisitions	NRNR/NR	9,077	5.1	$77.33	701,960	2.7	5/31/2025
Manifold Capital Partners	NR/NR/NR	7,000	4.0	$80.00	560,000	2.2	8/31/2027
Total Office		104,689	59.3%	$77.59	$8,122,540	31.4%

Occupied Collateral Total		155,648	88.1%	$166.11	$25,854,449	100.0%

Vacant Space		21,000	11.9%

Collateral Total		176,648	100.0%

(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $306,432 through November 2023 and the average rent steps over the lease term for Estee Lauder.
(4)	Prada has one, five-year renewal option remaining.
(5)	Prada occupies 25,000 square feet of retail space and 5,079 square feet of basement storage space. The UW Base Rent PSF for Prada’s retail space is $470.00.
(6)	H&M has two, five-year renewal options remaining.
(7)	H&M occupies 7,215 square feet of retail space and 3,834 square feet of basement storage space. The UW Base Rent PSF for H&M’s retail space is $552.45.
(8)	Lure Fishbar has one, five-year renewal option remaining.
(9)	Lure Fishbar occupies 5,831 square feet of retail space and 4,000 square feet of basement storage space. The UW Base Rent PSF for Lure Fishbar’s retail space is $224.54.
(10)	Estee Lauder has two, five-year renewal options remaining.
(11)	Estee Lauder occupies 62,122 square feet of office space and 2,000 square feet of basement storage space. The UW Base Rent PSF for Estee Lauder’s office space is $73.56.
(12)	Valor Management LLC is expected to take occupancy on February 1, 2023. At origination, approximately $744,760 was escrowed for free rent. Valor Management LLC has a one-time right to terminate its lease effective on August 31, 2029 with one-year written notice, payment of three months base rent and tax due, plus unamortized Leasing Commissions, landlord's work, and free rent.
(13)	Valor Management LLC has one, five-year renewal option remaining.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to tenant lease expirations at the 575 Broadway Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	21,000	11.9%	NAP	NA	P	21,000	11.9%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%		21,000	11.9%	$0	0.0%
2023	1	11,500	6.5	1,089,776	4.2		32,500	18.4%	$1,089,776	4.2%
2024	1	9,831	5.6	1,550,000	6.0		42,331	24.0%	$2,639,776	10.2%
2025	2	73,199	41.4	5,355,623	20.7		115,530	65.4%	$7,995,400	30.9%
2026	0	0	0.0	0	0.0		115,530	65.4%	$7,995,400	30.9%
2027	1	7,000	4.0	560,000	2.2		122,530	69.4%	$8,555,400	33.1%
2028	0	0	0.0	0	0.0		122,530	69.4%	$8,555,400	33.1%
2029	0	0	0.0	0	0.0		122,530	69.4%	$8,555,400	33.1%
2030	1	11,049	6.3	4,181,909	16.2		133,579	75.6%	$12,737,309	49.3%
2031	0	0	0.0	0	0.0		133,579	75.6%	$12,737,309	49.3%
2032	0	0	0.0	0	0.0		133,579	75.6%	$12,737,309	49.3%
2033	1	12,990	7.4	1,117,140	4.3		146,569	83.0%	$13,854,449	53.6%
2034 & Beyond	1	30,079	17.0	12,000,000	46.4		176,648	100.0%	$25,854,449	100.0%
Total	8	176,648	100.0%	$25,854,449	100.0%
(1)	Based on the underwritten rent roll as of July 1, 2022.
(2)	Certain tenants have more than one lease. Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent includes rent steps totaling $306,432 through November 2023 and the average rent over the lease term for Estee Lauder.

The following table presents certain information relating to operating history and underwritten cash flows at the 575 Broadway Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$25,548,016	$144.63	89.7%
Contractual Rent Steps	0	0	0	0	306,432	1.73	1.1
Vacant Income	0	0	0	0	1,890,000	10.70	6.6
Gross Potential Rent	$29,667,889	$26,400,156	$29,005,849	$31,914,767	$27,744,449	$157.06	97.4%
Total Reimbursements	1,982,596	2,392,210	2,352,445	1,682,876	740,598	4.19	2.6
Net Rental Income	$31,650,485	$28,792,366	$31,358,294	$33,597,643	$28,485,047	$161.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,890,000)	(10.70)	(6.6)
Other Income(4)	1,184,517	883,666	1,168,922	1,194,408	1,208,748	6.84	4.2
Effective Gross Income	$32,835,002	$29,676,032	$32,527,216	$34,792,051	$27,803,795	$157.40	97.6%
Total Expenses	10,106,716	10,308,321	10,808,852	11,050,658	11,776,167	66.66	42.4
Net Operating Income(5)	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$16,027,627	$90.73	57.6%
Capital Expenditures	0	0	0	0	35,330	0.20	0.1
TI/LC	0	0	0	0	441,620	2.50	1.6
Net Cash Flow	$22,728,286	$19,367,711	$21,718,364	$23,741,393	$15,550,678	$88.03	55.9%
(1)	TTM reflects the trailing 12-month period ending June 30, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Rents in Place for the reported periods include CPI escalations.
(4)	Other Income is comprised of electric income and water/HVAC income for tenants.
(5)	The decrease from Most Recent NOI to Underwritten NOI is primarily attributable to (i) Prada’s January 2022 lease renewal at market rent and (ii) the recent decrease in occupancy at the 575 Broadway Property from 100.0% to 88.1%.

The Market. The 575 Broadway Property is located in the SoHo neighborhood within the New York core based statistical area in the borough of Manhattan. Manhattan forms the political, financial, and cultural core of the city and is the economic growth engine of the Greater New York Region. The city’s other boroughs are Brooklyn, Queens, Staten Island, and the

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Bronx, otherwise known as Kings, Queens, Richmond, and Bronx counties, respectively. The area’s mass transit infrastructure connects the five boroughs as well as the surrounding suburban areas, forming the Greater New York Region. The Greater New York Region covers 21 counties in the southeastern section of New York State, southwestern corner of Connecticut, and Central and Northern New Jersey.

The SoHo neighborhood is a 26-block area bounded by Houston Street, Crosby Street, Canal Street and West Broadway. According to the appraisal, in 1973 SoHo was designated as a historic district known as the SoHo Cast Iron Preservation District. The SoHo Cast Iron Preservation District has the largest concentration of full and partial cast-iron façade buildings anywhere in the world. The district comprises about 500 buildings, many of which are characterized by their cast-iron façades. Over the last decade the SoHo neighborhood has exhibited an increase in residential development. The neighborhood surrounding the 575 Broadway Property contains retailers, galleries, offices and shops, as well as numerous restaurants. The 575 Broadway Property is accessible via several Manhattan commuter transportation hubs including the entrance to the Broadway/Lafayette subway stop located on the ground floor of the 575 Broadway Property.

According to the appraisal, the 575 Broadway Property is located in the SoHo office submarket of Midtown South Manhattan. As of the second quarter of 2022, the SoHo office submarket contained approximately 4.5 million square feet of inventory with an overall vacancy rate of 17.3% (which is lower than the weighted average Midtown South overall office market vacancy rate of 21.3%) The weighted average class B asking rental rate of the SoHo office submarket is $72.20 per square foot. The SoHo office submarket reported 174,591 square feet under construction, no completions and positive absorption of 6,564 square feet.

According to the appraisal, the 575 Broadway Property is located in the SoHo retail submarket. Within the submarket, the 575 Broadway Property comprises the entire northern block-front of Prince Street between Broadway and Mercer Street with corner retail storefront property facing Broadway Street. As of the second quarter of 2022, the SoHo retail submarket contained approximately 635 retail units with a total availability rate of 17.8% compared to a total availability rate of 26.6% within the SoHo retail submarket as of the second quarter of 2021. The average ground floor asking rental rate within the SoHo retail submarket is $310.00 per square foot which represents a 13.0% increase over the average ground floor asking rental rate as of the second quarter of 2021.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to comparable office leases to the 575 Broadway Property:

Comparable Office Lease Summary(1)
Property Name/Location	Year Built / Renovated	Size (SF)	Tenant	Suite Size (SF)		Rent PSF		Commencement	Lease Term (Months)
575 Broadway New York, NY	1882 / 2015	176,648(2)	Estee Lauder(2) Valor Management LLC(2) Union Editorial NY, LLC(2) 20th Century Acquisitions(2) Manifold Capital Partners(2)	62,122(2) 12,990(2) 11,500(2) 9,077(2) 7,000(2)	(3)	$73.56(2) $86.00(2) $94.76(2) $77.33(2) $80.00(2)	(3)	Various(2)	Various(2)
434 Broadway New York, NY	1910	61,500	Modern Post	14,640		$96.00		Jun-2022	120
72-76 Greene Street New York, NY	1900	45,000	Town Hall Ventures	3,940		$90.00		Jun-2022	66
141 E. Houston Street New York, NY	2021	59,857	Solana Labs	21,738		$125.00		May-2022	120
490 Broadway New York, NY	1857 / 2010	37,483	Paige	11,594		$71.00		May-2022	90
817 Broadway New York, NY	1895 / 2019	147,000	25 Madison	9,943		$91.00		Apr-2022	78
446 Broadway New York, NY	1915 / 2021	40,147	Bay City Projects Rally Cabin	7,462 7,462 7,462		$111.00 $95.00 $112.00		March-2022 Dec-2021 Sept-2021	72 132 120
200 Lafayette Street New York, NY	1900 / 2014	100,386	A16Z	33,560		$87.00		Dec-2021	127
71 Fifth Avenue New York, NY	1907	165,000	Adyen	30,415		$90.00		Sept-2021	84
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (SF) and Rent PSF for Estee Lauder is based on adjusted base rent and the associated net rentable area (SF) from office units only.

The following table presents certain information relating to the appraiser’s conclusion of retail market rents within the SoHo retail submarket:

CONCLUSION OF RETAIL MARKET RENTS(1)
FLOORS	RENT/SF ($/SF)
Retail -Corner:	$875
Retail - Inline:	$400
Retail-Lower Level:	$200
Retail/Restaurant Lower Level	$225
Storage-Sub-basement	$50
(1)	Source: Appraisal.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

The following table presents certain information relating to comparable retail leases to the 575 Broadway Property:

Comparable Retail Lease Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Term (Months)
575 Broadway New York, NY	Prada USA Corp.(2) H&M(2) Lure Fishbar(2)	25,000(2)(3) 7,215(2)(4) 5,831(2)(4)	$470.00(2)(3) $552.45(2)(4) $224.54(2)(4)	Various(2)	Various(2)
537 Broadway New York, NY	Guess	6,000(5)	$400.00(5)	Aug-2022	120
490 Broadway New York, NY	MINISO	4,769(5)	$500.00(5)	Aug-2022	120
523 Broadway New York, NY	Sunglass Hut	2,124(5)	$300.00(5)	Jul-2022	120
550 Broadway New York, NY	Vans	2,500	$360.00	Jun-2022	120
536 Broadway New York, NY	Armani Exchange	5,447(5)	$385.00(5)	May-2022	84
542 Broadway New York, NY	Kick Essentials	1,672	$287.00	Apr-2022	120
446 Broadway New York, NY	Rally Rumi	2,449(5) 2,950(5)	$275.00(5) $233.05(5)	Feb-2022 Dec-2021	132 120
581 Broadway New York, NY	Verizon	4,300	$372.00	Jun-2021	120
462 Broadway New York, NY	Wells Fargo	5,085	$408.28	Sept-2020	120
555 Broadway New York, NY	Offering	8,775	$550.00	Sept-2022	120
486 Broadway New York, NY	Offering	1,654(5)	$750.00(5)	Sept-2022	120
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll as of July 1, 2022.
(3)	Suite Size (SF) and Rent PSF for Prada are based on adjusted base rent and the associated net rentable area (SF) from Prada’s retail space units.
(4)	Suite Size (SF) and Rent PSF for H&M and Lure Fishbar are based on adjusted based rent and the associated net rentable area (SF) from retail units only.
(5)	The comparable tenant Suite Size (SF) and Rent PSF reflects only the tenant’s ground unit suite and associated rent.

The Borrower. The borrower for the 575 Broadway Whole Loan is 575 Broadway Associates L.P., a Delaware limited partnership and special purpose entity. The general partner of the borrower, 575 Broadway GP LLC, a Delaware limited liability company, is a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 575 Broadway Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the 575 Broadway Whole Loan is Peter M. Brant. Mr. Brant is an entrepreneur, manufacturing executive, publisher, philanthropist and chief executive officer of White Birch Paper Company (“White Birch”). White Birch was co-founded by Mr. Brant’s father in 1941 and is one of the largest newsprint manufacturers in North America. As a real estate developer, Mr. Brant was involved in establishing Conyers Farm, a 1,500-acre residential community located in Greenwich, Connecticut and North Castle, New York. Mr. Brant has previously had ownership interests in entities that were subject to bankruptcies. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The 575 Broadway Property is managed by A.R.I. Investors Inc., a third-party management company.

Escrows and Reserves. At origination of the 575 Broadway Whole Loan, the borrower deposited (i) approximately $276,774 into a real estate tax reserve account, (ii) approximately $62,040 into an insurance reserve account, (iii) approximately $424,093 into a ground rent reserve account, and (iv) approximately $4,231,492 into an outstanding obligation reserve account, which includes $1,354,785 for rent credits for Prada, $1,324,405 for tenant improvements, $1,177,295 for free rent, and $375,007 for leasing commissions.

Tax Escrows – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months, which currently equates to approximately $276,774.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $20,680).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $2,944.

TI/LC Reserve – The borrower is required to deposit into a TI/LC Reserve, on a monthly basis, an amount equal to approximately $36,802; provided, however upon the first monthly due date following the date that Estee Lauder renews it lease in accordance with the 575 Broadway Whole Loan documents for a term extending at least two years beyond the 575 Broadway Whole Loan maturity date, the monthly deposits for the TI/LC Reserve will be reduced to approximately $14,721.

Ground Rent Reserve – During the continuance of a Trigger Period (as defined below), the borrower will be required to deposit on a monthly basis an amount equal to (i) all base rent, (ii) additional rent and (iii) other amounts due and payable pursuant to the Ground Lease during the one-month period following the applicable date of deposit.

Façade Work Reserve – In the event that a preservation architect conducts an inspection of the 575 Broadway Property and determines that any work is required to preserve the exterior of the 575 Broadway Property, and such work is reasonably likely to cost in excess of $100,000, the borrower will be required to deposit into a reserve with the lender an amount equal to 100% of the cost required to complete the applicable work, as determined by the lender in its reasonable discretion. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans— Zoning and Use Restrictions”.

Lockbox / Cash Management. The 575 Broadway Whole Loan documents is structured with a hard lockbox with springing cash management. At origination of the 575 Broadway Whole Loan, the borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the borrower or the property manager are required to be immediately deposited in such lockbox account. All funds deposited into the lockbox are required to be released to borrower on each business day as borrower elects unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, if lender elects (in its sole and absolute discretion) to deliver a restricted account notice, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the 575 Broadway Whole Loan documents. All excess funds on deposit in the cash management account after the application of such funds in accordance with the 575 Broadway Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 575 Broadway Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 575 Broadway Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (a) commencing upon the earliest of the occurrence of (i) an event of default, (ii) the debt service coverage ratio being less than 1.15x, and (iii) a Specified Tenant Trigger Period (as defined below); and (b) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the date the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters and (z) with respect to clause (iii) above, a Specified Tenant Trigger Period no longer exists.

A “Specified Tenant Trigger Period” means a period: (a) commencing upon the earlier to occur of (i) a Specified Tenant (as defined below) being in monetary or material non-monetary default beyond applicable notice and cure periods under the applicable Specified Tenant Lease (as defined below), (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) (as defined below), (iii) other than in connection with a permitted dark event as described within the 575 Broadway Whole Loan documents, the Specified Tenant failing to be open for business during the customary hours and/or going dark in more than 30% of the applicable Specified Tenant Space, (iv) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceedings) and/or any Specified Tenant’s Lease failing to otherwise be in full force and effect, (vi) any bankruptcy or insolvency of a Specified Tenant, (vii) a Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the applicable Specified Tenant Extension Deadline (as defined below), (for the avoidance of doubt, as of the origination date, (A) the Specified Tenant Extension Deadline with respect to the lease in place with Estee Lauder will occur on the monthly payment date in March 2024, (B) the Specified

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

Tenant Extension Deadline with respect to the lease in place with H&M will occur on the monthly payment date in January 2030, and (C) the Specified Tenant Extension Deadline with respect to the lease in place with Prada will occur on the monthly payment date in January 2035), each in accordance with the applicable terms and conditions for the applicable extension as stated within the Specified Tenant Lease and the 575 Broadway Whole Loan documents for the Specified Tenant Renewal Term (as defined below); and (b) expiring upon the earlier to occur of the lender’s receipt of evidence acceptable to the lender (which such evidence will include a duly executed estoppel certificate for the applicable Specified Tenant in form and substance acceptable to the lender) of (1) satisfaction of the applicable Specified Tenant Cure Conditions (as defined below), (2) the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) pursuant to one or more leases in accordance with the terms and conditions of the 575 Broadway Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease having expired or been satisfied, each such lease has commenced and a rent commencement date having been established (without possibility of delay) and in the lender’s judgement, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) being satisfied or (3) with respect to clause (iii) above, the satisfaction of the ST Cap Condition (as defined below) is satisfied with respect to the applicable Specified Tenant Space, provided, however (x) this clause will only effectively cure a Specified Tenant Trigger Period until the date that is two years prior to the stated maturity date (the “Measuring Date”) and (y) any Specified Tenant Trigger Period which has been cured pursuant to clause (3) would be ongoing as of the Measuring Date if the ST Cap Condition has not been satisfied.

A “Specified Tenant Cure Conditions” means, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease and no other default beyond applicable notice and cure periods under such Specified Tenant Lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) and, unless a permitted dark event is ongoing with respect to the applicable Specified Tenant, the Specified Tenant is open for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to clause (a)(vii) of the definition of Specified Tenant Trigger Period above, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Renewal Term and in the lender’s judgement, the applicable Specified Tenant Excess Cash Flow Condition is satisfied, (v) with respect to any applicable bankruptcy or insolvency proceedings involving a Specified Tenant, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means, as applicable (i) Estee Lauder, Prada or H&M, (each related lease, the “Specified Tenant Lease” and the portion of the 575 Broadway Property demised to each Specified Tenant pursuant to the Specified Tenant Lease, the “Specified Tenant Space”), (ii) any other person that, individually or when aggregated with all other leases at the 575 Broadway Property with the same person or its affiliates, either (x) accounts for 15% or more of the rental income for the 575 Broadway Property, or (y) demises 15% or more of the 575 Broadway Property’s gross leasable area (it being acknowledged that in no event will any Specified Tenant pursuant to clause (ii) cease to be a Specified Tenant due to any reduction in the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease), and (iii) any guarantor(s) of the applicable related Specified Tenant Lease(s).

A “Specified Tenant Extension Deadline” means the earlier to occur of (i) the date occurring twelve months prior to the expiration of the term of the applicable Specified Tenant Lease and (ii) the deadline for the applicable Specified Tenant to renew the applicable Specified Tenant Lease as set forth within the leases.

A “ST Cap Condition” means the Measuring Date has not occurred and the amount in the excess cash flow subaccount (without duplication of any amounts then on deposit to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than two years of unabated base rent payable pursuant to the applicable Specified Tenant Lease with respect to which the applicable Specified Tenant Trigger Period has occurred.

A “Specified Tenant Renewal Term” means a term extending at least three years beyond the then applicable expiration date under the applicable Specified Tenant Lease.

Annex B	BMO 2023-C4
No. 10 – 575 Broadway

A “Specified Tenant Excess Cash Flow Condition” means (a) with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant Space, sufficient funds have been accumulated in the excess cash flow subaccount (during the continuance of a Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with such re-tenanting and (b) with respect to curing any Specified Tenant Trigger Period by renewal/extension of any Specified Tenant Lease, sufficient funds have been accumulated in the excess cash flow account (during the continuance of a Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with such renewal/extension. For the avoidance of doubt, in no event will any excess cash flow funds which are being utilized to satisfy the Specified Tenant Excess Cash Flow Condition with respect to the cure of any Specified Tenant Trigger Period be available, credited, or otherwise considered in satisfying (x) the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period and/or (y) the ST Cap Condition with respect to any Specified Tenant Trigger Period.

Subordinate Debt. None.

Mezzanine Debt. None.

Partial Release. Not permitted.

Ground Lease. The 575 Broadway Property is subject to a ground lease that expires on June 30, 2060. The current annual ground lease rent as of the Cut-off Date is equal to $5,089,118. Base rent for each subsequent lease year will be an amount equal to the sum of (a) the percentage by which the applicable price index for such lease year exceeds the base index, multiplied by $4,140,000 and (b) $4,140,000. The annual ground lease rent increase is subject to a floor of 3.5% and a ceiling of 5.5% on any adjustment date. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Annex B	BMO 2023-C4
No. 11 – Cadence

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,778,500	Title:	Fee
Cut-off Date Principal Balance:	$25,778,500	Property Type - Subtype:	Industrial – Warehouse / Distribution
% of IPB:	3.3%	Net Rentable Area (SF):	644,842
Loan Purpose:	Acquisition	Location:	Various
Borrower:	NM CADE, L.L.C.	Year Built / Renovated:	Various / Various
Borrower Sponsors:	New Mountain Net Lease Partners Corporation	Occupancy:	100.0%
Interest Rate:	6.15000%	Occupancy Date:	2/6/2023
Note Date:	11/18/2022	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	12/6/2032	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,489,194
Call Protection:	L(25),YM1(1),DorYM1(90),O(4)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,489,194
Additional Debt:	No	UW NCF:	$3,489,194
Additional Debt Balance:	N/A	Appraised Value / Per SF(2):	$54,400,000 / $84
Additional Debt Type:	N/A	Appraisal Date:	8/31/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$40
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$40
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	47.4%
Replacement Reserves:	$0	Springing	$193,453	Maturity Date LTV(2):	47.4%
Rollover Reserve:	$0	Springing	$967,263	UW NCF DSCR:	2.17x
				UW NOI Debt Yield:	13.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,778,500	49.2%	Purchase Price	$51,557,000	98.4%
Borrower Sponsor Equity	26,607,796	50.8	Closing Costs	829,296	1.6

Total Sources	$52,386,296	100.0%	Total Uses	$52,386,296	100.0%
(1)	The Cadence Properties (as defined below) do not have any operating history because the borrower recently acquired the properties from the prior owner and leased them back to such prior owner in a sale-lease back transaction, and the related lease commenced on August 17, 2022.
(2)	The appraised value of $54,400,000 is an “as-portfolio” value. The aggregate “as-is” individual appraised value of the Cadence Properties is $52,475,000. The Cut-off Date LTV and Maturity Date LTV based on the aggregate individual “as-is” appraised value are each 49.1%.

The Loan. The eleventh largest mortgage loan (the “Cadence Mortgage Loan”) is secured by the borrower’s fee interest in a 644,842 square foot industrial portfolio located in various locations across the United States (the “Cadence Properties”). The Cadence Mortgage Loan was originated on November 18, 2022 by Bank of Montreal. The Cadence Mortgage Loan accrues interest at an interest rate of 6.15000% per annum. The Cadence Mortgage Loan has an original term of 120 months, has a remaining term of 118 months and is interest only for the entire term. The scheduled maturity date of the Cadence Mortgage Loan is the due date that occurs on December 6, 2032.

The Properties. The Cadence Properties consist of 17 industrial facilities totaling 644,842 square feet across the United States. The Cadence Properties are occupied by a single tenant. On August 17, 2022, the borrower acquired the Cadence Properties from “Cadence” and leased 100% of the properties to Cadence in a sale-lease back transaction.

Annex B	BMO 2023-C4
No. 11 – Cadence

The following table presents a portfolio summary of the Cadence Properties:

Portfolio Summary
#	Property	City	State	Year Built	Year Renovated	Square Feet	ALA	% of ALA	“As-Is” Appraised Value	In-Place Occupancy(1)
1	1175 Early Drive	Winchester	KY	1975	1988	165,237	$5,010,780	19.4%	$10,200,000	100.0%
2	207 North Forest Hills School Road	Marshville	NC	1972	2008	94,104	3,684,397	14.3	7,500,000	100.0
3	8450 Tanner Williams Road	Mobile	AL	1968	2010	71,008	3,291,395	12.8	6,700,000	100.0
4	10992 Leadbetter Road	Ashland	VA	1980	2012	36,312	2,063,263	8.0	4,200,000	100.0
5	8125 Tridon Drive	Smyrna	TN	2001	2008	25,000	1,866,761	7.2	3,800,000	100.0
6	1789 Hock Avenue	North Charleston	SC	1979	NAP	25,577	1,670,260	6.5	3,400,000	100.0
7	222 Industrial Drive	Chickamauga	GA	1997	2007	36,300	1,498,322	5.8	3,050,000	100.0
8	701 McDowell Road	Asheboro	NC	1988, 2000, 2007	NAP	35,279	1,105,319	4.3	2,250,000	100.0
9	101 East Jefferson Avenue	West Memphis	AR	1957, 1980, 1998, 2009	NAP	25,000	994,787	3.9	2,025,000	100.0
10	243 County Road 414	Jonesboro	AR	1997	2001	24,600	982,506	3.8	2,000,000	100.0
11	4522 East State Highway 18	Blytheville	AR	1999	NAP	22,025	908,818	3.5	1,850,000	100.0
12	344 Phillips 273 Road	Lexa	AR	1996	NAP	26,000	700,035	2.7	1,425,000	100.0
13	120 East Blanchard Road	Florence	SC	1989	2018	13,998	638,629	2.5	1,300,000	100.0
14	4518 West 21st Street	Tulsa	OK	1976	2007	9,066	417,565	1.6	850,000	100.0
15	3701 Stagecoach Road	Jefferson	AR	1996	NAP	10,000	388,090	1.5	790,000	100.0
16	2070 Highway 150	Bessemer	AL	1987	2006	18,374	356,158	1.4	725,000	100.0
17	317-417 Crow Street	Monroe	NC	1962, 1970	NAP	6,962	201,415	0.8	410,000	100.0
	Total					644,842	$25,778,500	100.0%	$54,400,000(2)	100.0%
(1)	Current Occupancy is as of February 6, 2023.
(2)	The appraised value of $54,400,000 is an “as-portfolio” value. The aggregate “as-is” individual appraised value of the Cadence Properties is $52,475,000.

Major Tenant.

Cadence (644,842 square feet; 100.0% of the NRA; 100.0% of underwritten base rent): Cadence is a national manufacturer of lubricants, fuels, and diesel exhaust fluid distribution serving the automotive, commercial, and industrial markets. The Cadence Properties are located across the country and serve as regional hubs offering proximity to end-customers. All of the facilities include an indoor and/or outdoor tank storage for bulk liquids, traditional racked warehouse space utilized to store packaged liquids prior to delivery to end-customers, significant amounts of laydown space, and no on-site processing or refining. Cadence sold the Cadence Properties to the borrower and leased them back from the borrower under a triple net lease with a commencement date of August 17, 2022 and a scheduled expiration date of August 31, 2042. The Cadence lease has two, 10-year renewal options. Cadence’s lease contains no early termination or contraction options. The Cadence master lease is dated as of August 17, 2022 between the borrower and Pugh Lubricants, LLC, Davison Fuels & Oil, LLC, Mid South Sales, LLC, Frost Oil Co., LLC and Brewer-Hendley Oil Co., LLC.

Annex B	BMO 2023-C4
No. 11 – Cadence

The following table presents certain information relating to the historical and current occupancy of the Cadence Properties:

Historical and Current Occupancy(1)
2019	2020	2021	Current(2)
NAV	NAV	NAV	100.0%
(1)	The historical occupancy is not available because the borrower recently acquired the Cadence Properties from the current sole tenant and leased them back to such tenant in a sale-lease back transaction under a lease that commenced on August 17, 2022.
(2)	Current Occupancy is as of February 6, 2023.

The following table presents certain information relating to the sole tenant for the Cadence Properties:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Cadence	NR/NR/NR	644,842	100.0%	$5.70	$3,672,835	100.0%	8/31/2042
Occupied Collateral Total / Wtd. Avg.		644,842	100.0%	$5.70	$3,672,835	100.0%

Vacant Space		0	0.0%

Collateral Total		644,842	100.0%

(1)	Based on the underwritten rent roll dated February 6, 2023. The first rent payment date under the related lease was September 1, 2022.
(2)	The ratings shown above are those the parent company of the entity shown, although the parent company does not guarantee the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent include rent steps through September 2023.

The following table presents certain information relating to the tenant lease expiration dates of the Cadence Properties:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(2)	% of UW Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(2)	Cumulative % of UW Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NA	P
2022 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2033 & Beyond	1	644,842	100.0	3,672,835	100.0	644,842	100.0%	$3,672,835	100.0%
Total	1	644,842	100.0%	$3,672,835	100.0%
(1)	Based on the underwritten rent roll dated February 6, 2023.
(2)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps through September 2023.

Annex B	BMO 2023-C4
No. 11 – Cadence

The following table presents certain information relating to the underwritten cash flows of the Cadence Mortgage Loan:

Underwritten Cash Flows
	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,583,254	$5.56	97.6%
Rent Steps(2)	89,581	0.14	2.4
Gross Potential Rent	$3,672,835	$5.70	100.0%
(Vacancy)	(183,642)	(0.28)	(5.0)
Effective Gross Income	$3,489,194	$5.41	95.0%
Total Expenses(3)	0	0.00	0.0
Net Operating Income	$3,489,194	$5.41	100.0%
Capital Expenditures(3)	0	0.00	0.0
TI/LC(3)	0	0.00	0.0
Net Cash Flow	$3,489,194	$5.41	100.0%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Rent Steps include rent steps through September 2023.
(3)	The borrower acquired the Cadence Properties from, and leased them back to, Cadence under a triple net lease that commenced on August 17, 2022 in a sale-lease back transaction.

The Market. The Cadence Properties are located in Arkansas, North Carolina, South Carolina, Alabama, Kentucky, Oklahoma, Georgia, Tennessee and Virginia.

The following table presents certain market information regarding the Cadence Properties and their respective submarkets:

Market Overview(1)
Property	Year Built / Renovated	Net Rentable Area (SF)(2)	Submarket	Property Vacancy(2)	Submarket Vacancy(3)	Appraisal Concluded Vacancy	Submarket Inventory (SF)(3)	UW Base Rent PSF(2)	Submarket Rent PSF(3)
1175 Early Drive	1975 / 1988	165,237	Clark County	0.0%	7.0%	0.0%	3,561,717	$4.29	$5.87
207 North Forest Hills School Road	1972 / 2008	94,104	Union County	0.0%	0.9%	0.0%	19,806,674	$5.52	$8.30
8450 Tanner Williams Road	1968 / 2010	71,008	NAV	0.0%	NAV	0.0%	NAV	$6.78	NAV
10992 Leadbetter Road	1980 / 2012	36,312	I-95 N/Mechanicsville	0.0%	1.1%	0.0%	9,675,975	$8.23	$9.55
8125 Tridon Drive	2001 / 2008	25,000	Southeast	0.0%	3.4%	0.0%	73,767,131	$10.19	$9.76
1789 Hock Avenue	1979 / NAP	25,577	North Charleston	0.0%	3.0%	0.0%	35,997,786	$9.19	$9.18
222 Industrial Drive	1997 / 2007	36,300	Walker County	0.0%	3.4%	0.0%	5,092,486	$5.82	$3.24
701 McDowell Road	1988, 2000, 2007 / NAP	35,279	SW Randolph County	0.0%	0.0%	0.0%	5,252,954	$4.43	$4.25
101 East Jefferson Avenue	1957, 1980, 1998, 2009 / NAP	25,000	Crittenden County	0.0%	9.8%	0.0%	6,092,447	$5.84	$5.17
243 County Road 414	1997 / 2001	24,600	NAV	0.0%	NAV	0.0%	NAV	$5.84	NAV
4522 East State Highway 18	1999 / NAP	22,025	NAV	0.0%	NAV	0.0%	NAV	$5.84	NAV
344 Phillips 273 Road	1996 / NAP	26,000	NAV	0.0%	NAV	0.0%	NAV	$4.12	NAV
120 East Blanchard Road	1989 / 2018	13,998	NAV	0.0%	NAV	0.0%	NAV	$6.66	NAV
4518 West 21st Street	1976 / 2007	9,066	West Tulsa	0.0%	9.8%	0.0%	14,117,933	$6.61	$5.65
3701 Stagecoach Road	1996 / NAP	10,000	NAV	0.0%	NAV	0.0%	NAV	$5.49	NAV
2070 Highway 150	1987 / 2006	18,374	NAV	0.0%	NAV	0.0%	NAV	$2.40	NAV
317-417 Crow Street	1962, 1970 / NAP	6,962	Union County	0.0%	0.9%	0.0%	19,806,674	$4.19	$8.30
Total/Wtd. Avg.		644,842		0.0%	3.3%	0.0%	173,365,103	$5.70	$8.53
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 6, 2023.
(3)	Submarket Vacancy, Submarket Inventory (SF) and Submarket Rent PSF is as of the second quarter of 2022.

Annex B	BMO 2023-C4
No. 11 – Cadence

The following table presents certain information relating to comparable industrial leases to the Cadence Properties:

Comparable Industrial Leases(1)
Property Location	Year Built / Renovated	NRA (SF)	Tenant	Lease Size (SF)	Rent PSF	Commencement	Lease Term (Years)	Lease Type
Various (Subject)	Various / Various	Various	Cadence	Various	Various	Aug-2022(2)	20.1(2)	Triple Net
7850 Foundation Drive Florence, KY	1985 / NAP	63,656	SRS Distribution, Inc. (Willoughby Supply)	63,656	$5.50	May-2022	10.0	Triple Net
2857 Nathan Street Newton, NC 28658	1972 / 2022	86,577	Restoration Hardware	86,577	$4.65	June-2022	10.0	Triple Net
5640 Commerce Boulevard East Mobile, AL 36619	2002 / NAP	21,750	NAV	NAV	$7.50	NAV	NAV	Triple Net
3203 Commerce Road Richmond, VA 23234	1971 / NAP	21,060	United Rentals	21,060	$7.42	Jul-2020	4.0	Triple Net
566 Brick Church Drive Nashville, TN 37207	1998 / NAP	32,549	Ratermann Manufacturing	11,191	$9.85	Mar-2021	3.0	Triple Net
9861 Highway 78 Ladson, SC 29456	2003 / NAP	14,000	Southeast Industrial Equipment	14,000	$8.00	Aug-2023	5.0	Triple Net
4400 Amnicola Highway Chattanooga, TN 37406	1969 / 2021	89,834	Cedar Electronics	62,227	$4.45	Apr-2021	8.0	Triple Net
4320 Enterprise Drive Winston-Salem, NC 27106	1984 / NAP	46,500	Branch Furniture	26,500	$5.15	Feb-2022	1.2	Triple Net
4517 S. Mendenhall Road Memphis, TN 38141	1995 / 2007	18,250	Sunbelt Rentals	18,250	$7.31	May-2014	10.0	Triple Net
2902 Quality Way Jonesboro, AR 72401	1990 / 2013	142,206	Trinity Lighting	142,206	$3.75	Jan-2021	15.0	Absolute Net
6999 West Heber Springs Road Quitman, AR 72131	1978 / 2021	25,360	Nuera Transport	25,630	$3.64	Feb-2022	5.0	Triple Net
11606 US Highway 67 Benton, AR 72015	2009 / NAP	8,000	Sharps Warehouse	8,000	$6.25	Aug-2020	5.0	Triple Net
812 West Darlington Street Florence, SC 29501	1955 / 2020	8,400	Redbull Distribution	8,400	$9.30	Jun-2020	5.0	Triple Net
5666 South 122nd Street Tulsa, OK 74146	1997 / NAP	38,180	Wallace Production	2,500	$7.10	Jul-2022	3.0	Triple Net
400 Phillips Road North Little Rock, AR 72117	1980 / 2019	37,743	Kimbel Mechanical	37,743	$4.25	Jun-2022	7.0	Triple Net
10 Monroe Drive Pelham, AL 35124	2000 / NAP	10,500	Highpoint Properties	10,500	$5.00	May-2018	4.0	Triple Net
1043-A Robeson Street Fayetteville, NC 28305	1988 / 2017	12,000	TruGreen	12,000	$8.24	Mar-2022	11.0	Triple Net
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated February 6, 2023.

Annex B	BMO 2023-C4
No. 12 – Great Lakes Crossing Outlets

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,750,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	3.3%	Net Rentable Area (SF):	1,128,332
Loan Purpose:	Refinance	Location:	Auburn Hills, MI
Borrower:	Taubman Auburn Hills Associates Limited Partnership	Year Built / Renovated:	1998 / 2010
Borrower Sponsor:	The Taubman Realty Group LLC	Occupancy:	89.6%
Interest Rate:	6.52100%	Occupancy Date:	11/30/2022
Note Date:	1/5/2023	4th Most Recent NOI (As of):	$34,244,744 (12/31/2019)
Maturity Date:	2/1/2033	3rd Most Recent NOI (As of):	$27,851,384 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$32,911,337 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$31,655,635 (TTM 11/30/2022)
Original Amortization Term:	None	UW Economic Occupancy:	92.6%
Amortization Type:	Interest Only	UW Revenues:	$47,000,639
Call Protection:	L(24),D(90),O(6)	UW Expenses:	$15,438,872
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$31,561,767
Additional Debt(1):	Yes	UW NCF:	$29,734,689
Additional Debt Balance(1):	154,250,000	Appraised Value / Per SF:	$400,000,000 / $355
Additional Debt Type(1):	Pari Passu	Appraisal Date:	11/10/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$160
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$160
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.0%
Replacement Reserves:	$0	Springing	$519,033	Maturity Date LTV:	45.0%
TI / LC:	$0	$94,028	$2,256,664	UW NCF DSCR:	2.50x
Other Reserves(2):	$1,805,623	$0	N/A	UW NOI Debt Yield:	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$180,000,000	99.5%	Loan Payoff	$177,589,210	98.1%
Equity Contribution	962,977	0.5	Upfront Reserves	1,805,623	1.0
			Closing Costs	1,568,144	0.9
Total Sources	$180,962,977	100.0%	Total Uses	$180,962,977	100.0%

(1)	The Great Lakes Crossing Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by 10 pari passu notes with an aggregate original principal balance of $180,000,000. Financial Information in the chart above reflects the Great Lakes Crossing Outlets Whole Loan (as defined below). For additional information, see “The Loan” below.
(2)	Other Reserves include the initial outstanding TI/LC obligations reserve ($1,581,204) and the initial gap rent reserve ($224,418)

The Loan. The twelfth largest mortgage loan (the “Great Lakes Crossing Outlets Mortgage Loan”) has an original and Cut-off Date balance of $25,750,000 and is part of a whole loan evidenced by 10 pari passu promissory notes in the aggregate original principal amount of $180,000,000 (the “Great Lakes Crossing Outlets Whole Loan”). The Great Lakes Crossing Outlets Mortgage Loan is evidenced by the non-controlling Note A-3-1 which has an outstanding principal balance as of the Cut-off Date of $25,750,000. The Great Lakes Crossing Outlets Whole Loan is secured by a first mortgage lien on the borrower’s fee interest in a 1,128,332 square foot retail outlet center property located in Auburn Hills, Michigan (the “Great Lakes Crossing Outlets Property”). The Great Lakes Crossing Outlets Whole Loan was co-originated on January 5, 2023 by Bank of Montreal (“BMO”), Goldman Sachs Bank USA (“GS”), and DBR Investments Co. Limited (“DBRI”). The Great Lakes Crossing Outlets Whole Loan has a 10-year term and is interest only for the entire term. The Great Lakes Crossing Outlets Whole Loan proceeds were used to refinance the existing debt on the Great Lakes Crossing Outlets Property, fund upfront reserves, and pay origination costs. The Great Lakes Crossing Outlets Whole Loan accrues interest

Annex B	BMO 2023-C4
No. 12 – Great Lakes Crossing Outlets

at a fixed rate of 6.52100% per annum. The Great Lakes Crossing Outlets Mortgage Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2023-C4 securitization until the securitization of the controlling Note A-1-1, after which point it will be serviced pursuant to the pooling and servicing agreement for such future securitization. See “The Pooling and Servicing Agreement” in the Preliminary Prospectus. The table below summarizes the promissory notes that comprise the Great Lakes Crossing Outlets Whole Loan. The relationship between the holders of the Great Lakes Crossing Outlets Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Preliminary Prospectus

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1(1)	$40,000,000	$40,000,000	GS	Yes
A-1-2(1)	$20,000,000	$20,000,000	GS	No
A-1-3(1)	$10,000,000	$10,000,000	GS	No
A-1-4(1)	$10,000,000	$10,000,000	GS	No
A-2-1(1)	$20,000,000	$20,000,000	DBRI	No
A-2-2(1)	$15,000,000	$15,000,000	DBRI	No
A-2-3(1)	$15,000,000	$15,000,000	DBRI	No
A-3-1	$25,750,000	$25,750,000	BMO 2023-C4	No
A-3-2(1)	$14,250,000	$14,250,000	BMO	No
A-3-3(1)	$10,000,000	$10,000,000	BMO	No
Whole Loan	$180,000,000	$180,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Great Lakes Crossing Outlets Property is a retail outlet center comprised of a single story shopping center, totaling 1,357,631 square feet, of which 229,299 square feet is not included in the collateral, on an approximately 163.76-acre site in Auburn Hills, Michigan. The Great Lakes Crossing Outlets Property was built in 1998 and renovated in 2010. The Great Lakes Crossing Outlets Property has a total of 7,797 parking spaces, resulting in a ratio of approximately 6.91 spaces per 1,000 square feet of collateral. As of November 30, 2022, the Great Lakes Crossing Outlets Property was 89.6% occupied by 169 tenants.

Major Tenants.

Burlington Coat Factory (81,082 square feet; 7.2% of NRA, 2.5% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 1972 and headquartered in Burlington, New Jersey, Burlington Coat Factory (“Burlington”) is an off-price retail chain that operates 792 stores as of the second quarter of 2021. Burlington has been a tenant at the Great Lakes Crossing Outlets Property since 1998 under a lease expiring in January 2030.

Round 1 Bowling Amusement (59,071 square feet; 5.2% of NRA, 3.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 2009 and headquartered in Brea, California, “Round 1 Bowling Amusement” is a multi-entertainment facility offering a variety of entertainment activities in an indoor facility complex. Round 1 Bowling Amusement has more than 132 stores in America and Japan. Round 1 Bowling Amusement has been a tenant at the Great Lakes Crossing Outlets Property since 2017 under a lease expiring in September 2027.

Forever 21 (47,203 SF, 4.2% of NRA, 1.6% of underwritten rent, Moody’s/S&P/Fitch: NR/NR/NR): Founded in 1984 and headquartered in Los Angeles, California, “Forever 21” is a retail chain that offers high style designs and fashion basics. Forever 21 is located in more than 540 locations globally and online. Forever 21 has been a tenant at the Great Lakes Crossing Outlets Property since 2010 under a lease expiring in January 2023.

The following table presents certain information relating to the historical and current occupancy of the Great Lakes Crossing Outlets Property:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)(3)
92.9%	91.0%	91.9%	89.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of November 30, 2022.
(3)	Includes four tenants that have signed leases but have not taken physical occupancy.

Annex B	BMO 2023-C4
No. 12 – Great Lakes Crossing Outlets

The following table presents certain information relating to the largest tenants based on net rentable area of the Great Lakes Crossing Outlets Property:

Top 10 Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Burlington Coat Factory(3)	NR/BB+/NR	81,082	7.2%	$12.67	$1,026,943	2.5%	1/31/2030
Round 1 Bowling Amusement(3)	NR/NR/NR	59,071	5.2	$22.13	1,307,500	3.2	9/30/2027
Forever 21(3)	NR/NR/NR	47,203	4.2	$14.26	673,193	1.6	1/31/2023
Marshalls(3)	NR/NR/NR	35,191	3.1	$21.16	744,692	1.8	1/31/2027
TJ Maxx(3)	A2/A/NR	34,766	3.1	$21.16	735,699	1.8	1/31/2027
Nordstrom Rack(3)	Ba1/BB+/BBB-	34,613	3.1	$17.00	588,421	1.4	6/30/2030
Legoland Discovery Center(3)	B2/B-/NR	32,543	2.9	$10.82	352,178	0.9	12/31/2031
Planet Fitness	NR/NR/NR	27,710	2.5	$14.48	401,373	1.0	12/31/2028
Camille La Vie	NR/NR/NR	22,963	2.0	$16.72	383,835	0.9	1/31/2028
Arhaus The Loft	NR/NR/NR	22,726	2.0	$22.66	515,023	1.3	1/31/2030

Major Tenants		397,868	35.3%	$16.91	$6,728,857	16.5%
Other Tenants		612,876	54.3%	$55.70	$34,137,205	83.5%
Occupied Collateral Total / Wtd. Avg.		1,010,744	89.6%	$40.43	$40,866,062	100.0%

Vacant Space		117,588	10.4%

Collateral Total		1,128,332	100.0%

(1)	Based on underwritten rent roll dated November 30, 2022.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Anchor tenants for the Great Lakes Crossing Outlets Property represent approximately 28.8% of Net Rentable Area and approximately 13.3% of Total UW Base Rent.

The following table presents certain information relating to the tenant lease expirations at the Great Lakes Crossing Outlets Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	117,588	10.4%	NAP	NA	P	117,588	10.4%	NAP	NAP
2022 & MTM	3	5,584	0.5	$293,508	0.7%		123,172	10.9%	$293,508	0.7%
2023	30	144,015	12.8	5,283,313	12.9		267,187	23.7%	$5,576,821	13.6%
2024	38	88,679	7.9	4,847,810	11.9		355,866	31.5%	$10,424,632	25.5%
2025	34	141,288	12.5	8,770,136	21.5		497,154	44.1%	$19,194,767	47.0%
2026	16	43,108	3.8	3,665,300	9.0		540,262	47.9%	$22,860,067	55.9%
2027	20	187,481	16.6	6,903,724	16.9		727,743	64.5%	$29,763,791	72.8%
2028	14	124,499	11.0	4,180,946	10.2		852,242	75.5%	$33,944,737	83.1%
2029	8	34,775	3.1	1,377,153	3.4		887,017	78.6%	$35,321,890	86.4%
2030	9	183,219	16.2	3,885,077	9.5		1,070,236	94.9%	$39,206,967	95.9%
2031	3	38,939	3.5	854,484	2.1		1,109,175	98.3%	$40,061,451	98.0%
2032	4	3,576	0.3	446,249	1.1		1,112,751	98.6%	$40,507,699	99.1%
2033 & Beyond	1	15,581	1.4	358,363	0.9		1,128,332	100.0%	$40,866,062	100.0%
Collateral Total	180	1,128,332	100.0%	$40,866,062	100.0%
(1)	Based on the underwritten rent roll dated November 30, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.

Annex B	BMO 2023-C4
No. 12 – Great Lakes Crossing Outlets

The following table presents certain information relating to the operating history and underwritten cash flows of the Great Lakes Crossing Outlets Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$27,351,881	$24,157,616	$25,715,947	$27,665,175	$28,969,473	$25.67	57.1%
Other Revenue/Rents	21,677,084	19,516,740	19,612,241	19,003,929	21,777,155	19.30	42.9
Gross Potential Rent	$49,028,964	$43,674,356	$45,328,188	$46,669,104	$50,746,628	$44.97	100.0%
(Vacancy/Credit Loss)	(479,579)	(2,965,788)	1,933,578	(244,977)	(3,745,989)	(3.32)	(7.4)
Effective Gross Income	$48,549,386	$40,708,568	$47,261,766	$46,424,127	$47,000,639	$41.65	92.6%

Total Expenses(3)	14,304,642	12,857,184	14,350,428	14,768,491	15,438,872	13.68	32.8

Net Operating Income	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$31,561,767	$27.97	67.2%

Capital Expenditures	0	0	0	0	259,516	0.23	0.6
TI / LC	0	0	0	0	1,567,562	1.39	3.3

Net Cash Flow	$34,244,744	$27,851,384	$32,911,337	$31,655,635	$29,734,689	$26.35	63.3%
(1)	TTM represents the trailing 12-month period ending November 30, 2022.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Total Expenses include real estate taxes and a management fee equal to 4.0% of Effective Gross Income.

The Market. The Great Lakes Crossing Outlets Property is located in Auburn Hills, Michigan, within the Detroit metropolitan statistical area (the “Detroit MSA”). According to the appraisal, the Detroit MSA has grown to be the second largest metropolitan area in the Midwest, having a strategic regional location, a good transportation system, and a large manufacturing base. The presence of Ford, General Motors and Chrysler has historically supported much of the economic growth and employment in the Detroit MSA, and as of the past few decades is beginning to rely on the health care industry for long-term growth. According to the appraisal, as of August 2022, the unemployment rate in the Detroit MSA was 3.5%, representing a 2.65% increase in employment from the year prior.

The Great Lakes Crossing Outlets Property is located alongside I-75, which according to the appraisal has a daily traffic count of 71,265 vehicles. According to the appraisal, the Great Lakes Crossing Outlets Property is conveniently accessible to the 2.1 million residents that live within the trade area, providing a strong local customer base. Further, given its proximate location to Canada, the Great Lakes Crossing Outlets Property benefits from cross-border commerce. According to the appraisal, as of 2022, the estimated population within a one-mile, three-mile and five-mile radius totaled 2,140, 42,016 and 135,040 people, respectively, and average household income for the same radii was $89,356, $90,320 and $99,774, respectively.

According to the appraisal, the Great Lakes Crossing Outlets Property is situated within the Detroit retail market and the Pontiac submarket. As of the third quarter of 2022, the Detroit retail market contained total inventory of approximately 260.5 million square feet with an approximate 5.0% vacancy rate and average annual rental rates of $17.80 per square foot, and the Pontiac submarket contained a total inventory of approximately 8.2 million square feet with an approximate 2.7% vacancy rate and average annual rental rates of $17.93 per square foot.

Annex B	BMO 2023-C4
No. 12 – Great Lakes Crossing Outlets

The appraiser identified five comparable retail rentals to the Great Lakes Crossing Outlets Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built / Renovated or Expanded	Total NRA (SF)	Total Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Great Lakes Crossing Outlets 4000 Baldwin Road Auburn Hills, MI	1998 / 2010	1,128,332	89.6%	NAP	$503.40(2)	Nordstrom Rack TJ Maxx Burlington Coat Factory
Westfield Santa Anita Arcadia, CA	1973 / 2014, 2021	1,480,000	89.0%	2,287 miles	$608.00	JCPenney Nordstrom Macy’s
Biltmore Fashion Park Scottsdale, AZ	1963 / 2021	384,342	87.0%	2,024 miles	$830.00	Sak’s Fifth Avenue Macy’s
Westfield Brandon Brandon, FL	1995 / 2007	1,149,543	93.0%	1,213 miles	$711.00(3)	NAV
Galleria Edina Edina, MN	1974 / 2006	398,585	99.0%	720 miles	$891.00	Rypen Furniture
University Mall South Burlington, VT	1979 / 2018	613,915	95.0%	637 miles	$325.00	Target JCPenney Kohl’s

(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on October 2022 Trailing Twelve months reported sales figures.
(3)	Includes Apple sales figures. Sales excluding Apple are $550.

Annex B	BMO 2023-C4
No. 13 – 315 5th Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Mixed Use – Office / Retail
% of IPB:	3.2%	Net Rentable Area (SF):	52,500
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	315 5th Avenue Equities, LLC	Year Built / Renovated:	1907 / 1995
Borrower Sponsors:	Robert Gilardian and Albert Gilardian	Occupancy:	87.7%
Interest Rate:	6.55000%	Occupancy Date:	12/1/2022
Note Date:	12/20/2022	4th Most Recent NOI (As of):	$2,725,154 (12/31/2019)
Maturity Date:	1/6/2033	3rd Most Recent NOI (As of):	$1,334,728 (12/31/2020)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,967,238 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$2,113,847 (TTM 7/31/2022)
Original Amortization Term:	None	UW Economic Occupancy:	89.9%
Amortization Type:	Interest Only	UW Revenues:	$3,729,703
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,328,249
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$2,401,455
Additional Debt(1):	No	UW NCF:	$2,376,080
Additional Debt Balance:	NAP	Appraised Value / Per SF:	$48,800,000 / $930
Additional Debt Type:	NAP	Appraisal Date:	10/27/2022

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$476
Taxes:	$136,216	Springing	N/A	Maturity Date Loan / SF:	$476
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.2%
Replacement Reserves:	$0	$656	N/A	Maturity Date LTV:	51.2%
TI / LC Reserve:	$350,000	$4,375	N/A	UW NCF DSCR:	1.43x
Deferred Maintenance:	$26,950	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	90.4%	Loan Payoff	$26,086,088	94.3%
Sponsor Equity	2,668,064	9.6	Closing Costs	1,068,811	3.9
			Upfront Reserves	513,166	1.9
Total Sources	$27,668,064	100.0%	Total Uses	$27,668,064	100.0%
(1)	The 315 5th Avenue Mortgage Loan (as defined below) permits future mezzanine indebtedness provided (i) no event of default has occurred, (ii) only one secondary loan is originated and (iii) the principal amount of the mezzanine loan does not exceed $5,150,000.

The Loan. The thirteenth largest mortgage loan (the “315 5th Avenue Mortgage Loan”) is secured by the borrower’s fee interest in a 52,500 square foot, retail / office property located in New York, New York (the “315 5th Avenue Property”). The 315 5th Avenue Mortgage Loan was originated on December 20, 2022 by Bank of Montreal. The 315 5th Avenue Mortgage Loan accrues interest at an interest rate of 6.55000% per annum. The 315 5th Avenue Mortgage Loan has an original term of 120 months, has a remaining term of 119 months and is interest only for the entire term. The scheduled maturity date of the 315 5th Avenue Mortgage Loan is the due date that occurs on January 6, 2033.

The Property. The 315 5th Avenue Property is an 11-story office/retail building with a total of 52,500 square feet, which consists of 48,150 square feet of office space and 4,350 square feet of retail space, located on the southeast corner of 5th Avenue and 32nd Street in New York, New York within the Midtown Manhattan South area. The 315 5th Avenue Property, which sits on a 0.1-acre parcel of land, was built in 1907 and renovated in 1995. The 315 5th Avenue Property features 13 basement storage rooms for tenants, polished concrete and hardwood flooring, at least two security cameras on each floor, two passenger elevators, and one freight elevator. The 315 5th Avenue Property features frontage on a connector street which connects two primary arterials. As of December 1, 2022, the 315 5th Avenue Property was 87.7% leased to 30 office

Annex B	BMO 2023-C4
No. 13 – 315 5th Avenue

tenants and five retail tenants. The retail space within the 315 5th Avenue Property is currently 100.0% leased to 315 Natural World (1,400 total square feet across two units), Sweet Churros (800 square feet), Ktown Creamery NY LLC (800 square feet), Masksheets (700 square feet) and Bakehouse 32 (650 square feet), which collectively account for 8.3% of NRA and are all located on the street level of the building.

Major Tenants. The three largest tenants based on underwritten base rent are Gogi Inc, d/b/a Soju House (Bar/Restaurant) / Gogi Inc. d/b/a Nubiana (Korean BBQ) (collectively, “Gogi”), Gilar Realty (“Gilar”) and American Friends of Shalva.

Gogi (9,900 square feet; 18.9% of NRA; 21.0% of underwritten base rent). Gogi has leased a 4,950 square foot unit occupying the entire second floor at the 315 5th Avenue Property since September 5, 2012 (“Soju House”) and began a lease for a 4,950 square foot unit occupying the entire third floor on December 1, 2020 (“Nubiana”). Gogi’s lease on the Soju House unit expires on July 31, 2031 and has no early termination options. Gogi’s lease on the Nubiana unit expires on April 30, 2031 and has no early termination options other than with respect to casualty or condemnation. The 315 5th Avenue Property is being utilized by Gogi as a Korean BBQ restaurant in the Nubiana unit and a Korean gastropub in the Soju House unit. Gogi is family owned and operated. Gogi exercised a 10-year extension option for the Soju House unit on May 21, 2021.

Gilar (4,950 square feet; 9.4% of NRA; 10.8% of underwritten base rent). Gilar is a real estate company owned by the sponsors, Robert Gilardian and Albert Gilardian. This location serves as the company’s headquarters. Gilar has been at the 315 5th Avenue Property since December 1, 2021 and leases the full eleventh floor. Gilar’s lease expires on November 30, 2036 and has no early termination options other than with respect to casualty or condemnation. The Gilar lease is guaranteed by the sponsor and the 315 5th Avenue Mortgage Loan documents include a guarantee of the payment and performance of the Gilar lease.

American Friends of Shalva (2,325 square feet; 4.4% of NRA; 3.8% of underwritten base rent). American Friends of Shalva is a charitable organization for the care and inclusion of persons with disabilities. American Friends of Shalva has been at the 315 5th Avenue Property since August 28, 2003 and currently occupies a unit on the sixth floor. American Friends of Shalva’s lease expires on January 31, 2024 and has no early termination options. American Friends of Shalva has executed seven extension agreements since entering into its original lease.

The following table presents certain information relating to the historical and current occupancy of the 315 5th Avenue Property:

Historical and Current Occupancy(1)
2019	2020	2021(2)	Current(3)
89.6%	86.0%	87.5%	87.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Gilar, a tenant affiliated with the borrower, began its occupancy in December 2021 and represents approximately 9.4% of NRA.
(3)	Current Occupancy is based on the underwritten rent roll dated December 1, 2022.

Annex B	BMO 2023-C4
No. 13 – 315 5th Avenue

The following table presents certain information relating to the largest tenants based on net rentable area of the 315 5th Avenue Property:

Top Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent(2)	% of Total UW Base Rent(2)	Lease Expiration Date
Gogi	Office	NR/NR/NR	9,900	18.9%	$67.22	$665,521	21.0%	Various(3)
Gilar	Office	NR/NR/NR	4,950	9.4	$68.96	341,345	10.8	11/30/2036
American Friends of Shalva	Office	NR/NR/NR	2,325	4.4	$51.44	119,606	3.8	1/31/2024
Secret Stylash	Office	NR/NR/NR	1,885	3.6	$51.28	96,667	3.0	12/31/2024(4)
Empire Lash Studio	Office	NR/NR/NR	1,675	3.2	$47.28	79,200	2.5	4/30/2027
Chungdam PT Services	Office	NR/NR/NR	1,630	3.1	$44.17	72,000	2.3	8/31/2027(5)
Pro Lash & Waxing	Office	NR/NR/NR	1,535	2.9	$57.10	87,645	2.8	7/31/2023(6)
V Golden Bird Inc	Office	NR/NR/NR	1,500	2.9	$51.20	76,800	2.4	8/31/2024(7)
315 Natural World	Retail	NR/NR/NR	1,400	2.7	$207.79	290,906	9.2	7/31/2025(8)
Vestium LLC	Office	NR/NR/NR	1,400	2.7	$40.29	56,400	1.8	1/15/2025
Top Tenants			28,200	53.7%	$66.88	$1,886,089	59.5%
Remaining Tenants			17,865	34.0%	$71.93	$1,284,981	40.5%
Occupied Collateral Total / Wtd. Avg.			46,065	87.7%	$68.84	$3,171,070	100.0%
Vacant Space			6,435	12.3
Collateral Total			52,500	100.0%
(1)	Based on underwritten rent roll dated December 1, 2022.
(2)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent are comprised of contractual rent steps through December 2023.
(3)	Gogi occupies 9,900 square feet with two separate leases, each having a different expiration date. The Soju House unit has a lease expiration date of July 31, 2031 and the Nubiana unit has a lease expiration date of April 30, 2031.
(4)	Secret Stylash occupies 1,885 square feet with two separate leases sharing an expiration date. Secret Stylash has exercised a three- and a five-year extension option.
(5)	Chungdam PT Services has exercised a three-year extension option and two, five-year extension options.
(6)	Pro Lash & Waxing occupies 1,535 square feet with two separate leases sharing an expiration date of July 31, 2023.
(7)	V Golden Bird Inc has exercised a two-year extension option.
(8)	315 Natural World occupies 1,400 square feet with two separate leases sharing an expiration date of July 31, 2025. 315 Natural World has exercised a five-year extension option for each unit.

Annex B	BMO 2023-C4
No. 13 – 315 5th Avenue

The following table presents certain information relating to the tenant lease expirations of the 315 5th Avenue Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	NRA Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative% of UW Base Rent Expiring(3)
Vacant	NAP	6,435	12.3%	NAP	NA	P	6,435	12.3%	NAP	NA	P
2022 & MTM	2	1,625	3.1	$67,776	2.1%		8,060	15.4%	$67,776	2.1%
2023	13	9,150	17.4	489,859	15.4		17,210	32.8%	$557,635	17.6%
2024	8	8,830	16.8	469,925	14.8		26,040	49.6%	$1,027,561	32.4%
2025	5	3,720	7.1	393,494	12.4		29,760	56.7%	$1,421,054	44.8%
2026	2	1,660	3.2	154,236	4.9		31,420	59.8%	$1,575,290	49.7%
2027	5	5,430	10.3	460,682	14.5		36,850	70.2%	$2,035,972	64.2%
2028	0	0	0.0	0	0.0		36,850	70.2%	$2,035,972	64.2%
2029	1	800	1.5	128,232	4.0		37,650	71.7%	$2,164,204	68.2%
2030	0	0	0.0	0	0.0		37,650	71.7%	$2,164,204	68.2%
2031	2	9,900	18.9	665,521	21.0		47,550	90.6%	$2,829,726	89.2%
2032	0	0	0.0	0	0.0		47,550	90.6%	$2,829,726	89.2%
2033 & Beyond	1	4,950	9.4	341,345	10.8		52,500	100.0%	$3,171,070	100.0%
Total	39	52,500	100.0%	$3,171,070	100.0%
(1)	Based on the underwritten rent roll dated December 1, 2022.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring are comprised of contractual rent steps through December 2023.

The following table presents certain information relating to the operating history and underwritten cash flows of the 315 5th Avenue Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Commercial Rent(3)	$3,382,022	$2,355,406	$2,757,378	$2,971,900	$3,584,197	$68.27	97.1%
Reimbursements	535,697	246,733	348,532	383,029	521,604	9.94	14.1
Gross Potential Rent	$3,917,719	$2,602,140	$3,105,910	$3,354,929	$4,105,802	$78.21	111.2%
Vacancy	0	0	0	0	(413,127)	(7.87)	(11.2)
Net Rental Income	$3,917,719	$2,602,140	$3,105,910	$3,354,929	$3,692,675	$70.34	100.0%
Other Income	1,800	1,800	400	18,250	37,029	0.71	1.0
Effective Gross Income	$3,919,519	$2,603,940	$3,106,310	$3,373,179	$3,729,703	$71.04	101.0%
Total Expenses	1,194,365	1,269,211	1,139,072	1,259,332	1,328,249	25.30	35.6
Net Operating Income	$2,725,154	$1,334,728	$1,967,238	$2,113,847	$2,401,455	$45.74	64.4%
Cap Ex, Total TI / LC	0	0	0	0	25,375	0.48	0.7
Net Cash Flow	$2,725,154	$1,334,728	$1,967,238	$2,113,847	$2,376,080	$45.26	63.7%
(1)	TTM reflects the trailing 12 months ending July 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Commercial Rent includes approximately $64,169 comprised of contractual rent steps through December 2023.

The Market. The 315 5th Avenue Property is situated in the Midtown Manhattan South area of New York, New York, which neighborhood is bordered by 5th Avenue and 32nd Street. Midtown is home to some of the city's most prominent attractions, including the Empire State Building, the Chrysler Building, the Hudson Yards Redevelopment Project, the headquarters of the United Nations, Grand Central Terminal, and Rockefeller Center, as well as tourist destinations such as Broadway and Times Square. The 315 5th Avenue Property grants access to north-south buses that run along Fifth, Sixth, Seventh and Eighth Avenues. Crosstown bus service is provided along 14th and 23rd Streets. Area subway stations include the L, A, C and E lines at West 14th Street and Eighth Avenue, the F, M and L train at West 14th/16th Streets at Sixth Avenue, and the 4, 5, 6, N, Q, R and W trains at 14th Street and Union Square. 28th Street also has the 1 train at 7th Avenue, R and W

Annex B	BMO 2023-C4
No. 13 – 315 5th Avenue

trains at Broadway and the 6 train on Park Avenue South. The local area has an abundance of retail, personal services, schools, hospitals, parks and recreational facilities.

According to a third-party market research report, the 315 5th Avenue Property is located in the Midtown office submarket of the New York City market. As of the fourth quarter of 2022, the Midtown office submarket reported total inventory of approximately 21.9 million SF with a 19.7% vacancy rate and average asking rent of $53.64 PSF.

The following table presents information relating to comparable retail leases for the 315 5th Avenue Property:

Comparable Retail Leases(1)
Property / Location	Tenant SF	Year Built / Renovated	Tenant	Rent PSF		Commencement Date	Lease Term (Mos.)	Lease Type
315 5th Avenue New York, NY	1,400(2)	1907 / 1995	315 Natural World	$207.79	(2)	Aug-12	1552)	Mod Gross
73 Fifth Avenue New York, NY	2,500	1907 / NAV	Warby Parker	$350.00		Sep-22	120	Mod Gross
437 Fifth Avenue New York, NY	2,300	1906 / NAV	MedRite	$250.00		Jul-22	120	Mod Gross
120 Fifth Avenue New York, NY	8,186	1906 / NAV	Allbirds	$350.00		Dec-21	120	Mod Gross
312 Fifth Avenue New York, NY	2,500	1920 / 2018	Joomak Banjum	$200.00		May-21	120	Mod Gross
135 Fifth Avenue New York, NY	3,350	1899 / NAV	Avocado Mattress	$190.00		Feb-21	84	Mod Gross
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 1, 2022.

The following table presents information relating to comparable office properties for the 315 5th Avenue Property:

Comparable Office Rental Summary(1)
Property / Location	Year Built	Occ.	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Commencement	Lease Type	Lease Term (Months)
315 5th Avenue New York, NY	1907	87.7%(2)	52,500	Various(3)	Various	$56.72(3)	Various	Mod Gross	Various
411 Fifth Avenue New York, NY	1915	NAV	NAV	Confidential	9,012	$48.00	Oct-22	Mod Gross	60
303-305 Fifth Avenue New York, NY	1928	NAV	NAV	Confidential	1,245	$54.07	Sep-22	Mod Gross	24
349 Fifth Avenue New York, NY	1904	NAV	NAV	Atelier Giorgetti	8,000	$75.00	Apr-22	Mod Gross	36
347 Fifth Avenue New York, NY	1907	NAV	NAV	Gratuitive Psycho	1,000	$52.00	Oct-21	Mod Gross	60
236 Fifth Avenue New York, NY	1907	NAV	NAV	LifeMD	7,500	$65.00	Sep-21	Mod Gross	36
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated December 1, 2022.
(3)	Includes all office tenants.

Annex B	BMO 2023-C4
No. 14 – Patuxent & Coliseum

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$25,000,000	Title:	Fee
Cut-off Date Principal Balance:	$25,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.2%	Net Rentable Area (SF):	370,716
Loan Purpose:	Refinance	Location(2):	Various
Borrowers:	Cedar PCP-SAN Souci, LLC and	Year Built / Renovated(2):	Various / Various
	Cedar-Coliseum FF, LLC	Occupancy:	86.8%
Borrower Sponsors:	Cedar Realty Trust Partnership,	Occupancy Date:	1/1/2023
	L.P., Wheeler Real Estate	4th Most Recent NOI (As of):	$3,836,243 (12/31/2019)
	Investment Trust, Inc. and Cedar	3rd Most Recent NOI (As of):	$3,732,471 (12/31/2020)
	Realty Trust, Inc.	2nd Most Recent NOI (As of):	$2,792,703 (12/31/2021)
Interest Rate:	6.35000%	Most Recent NOI (As of):	$2,823,035 (TTM 10/31/2022)
Note Date:	12/21/2022	UW Economic Occupancy:	82.9%
Maturity Date:	1/6/2033	UW Revenues:	$4,709,313
Interest-only Period:	120 months	UW Expenses:	$1,059,101
Original Term:	120 months	UW NOI(3):	$3,650,212
Original Amortization Term:	None	UW NCF:	$3,317,104
Amortization Type:	Interest Only	Appraised Value / Per SF(4):	$46,500,000 / $125
Call Protection:	L(25),D(91),O(4)	Appraisal Date(5):	Various
Lockbox / Cash Management:	Springing / Springing
Additional Debt:	No
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$67
Taxes:	$117,347	$39,116	N/A	Maturity Date Loan / SF:	$67
Insurance:	$9,520	$9,520	N/A	Cut-off Date LTV(4):	53.8%
Replacement Reserves:	$0	$15,376	N/A	Maturity Date LTV(4):	53.8%
Deferred Maintenance:	$269,788	$0	N/A	UW NCF DSCR:	2.06x
TI / LC:	$0	$12,245	$550,000	UW NOI Debt Yield:	14.6%
Other(1):	$3,911,894	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Loan Payoff	$19,256,643	77.0%
			Upfront Reserves	4,308,549	17.2
			Closing Costs	835,239	3.3
			Return of Equity	599,569	2.4
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	Other initial reserves represents an upfront unfunded obligations reserve.
(2)	The Patuxent & Coliseum Properties (as defined below) are located in California, Maryland and Hampton, Virginia and were built in 1987 and 2000, respectively. One of the two mortgaged properties, the Coliseum Marketplace Property (as defined below) was renovated in 2011. See “Portfolio Summary” table herein.
(3)	The increase in UW NOI over Most Recent NOI is primarily driven by One Life Gym which accounts for 13.0% of the total underwritten base rent. One Life Gym signed a lease effective November 17, 2022 and is expected to take occupancy on March 1, 2023.
(4)	The Coliseum Marketplace Appraised Value reflects the prospective value upon stabilization. The “as-is” sum of the values on an individual basis is $42,000,000, which represents a Cut-off Date LTV and Maturity Date LTV of 59.5%.
(5)	The Appraisal Dates for the Patuxent Crossing Property (as defined below) and Coliseum Marketplace Property are November 20, 2022 and November 12, 2024, respectively. The “as is” Appraisal Date for the Coliseum Marketplace Property is November 12, 2022.

The Loan. The fourteenth largest mortgage loan (the “Patuxent & Coliseum Mortgage Loan”) is secured by a first mortgage lien on the borrowers’ fee simple interest in two anchored retail properties located in California, Maryland and Hampton, Virginia (the “Patuxent & Coliseum Properties”). The Patuxent & Coliseum Mortgage Loan was originated on December 21, 2022 by Citi Real Estate Funding Inc. and accrues interest at an interest rate of 6.35000% per annum. The

Annex B	BMO 2023-C4
No. 14 – Patuxent & Coliseum

Patuxent & Coliseum Mortgage Loan has an original term of 120 months, has a remaining term of 119 months and is interest only for the entire term. The scheduled maturity date of the Patuxent & Coliseum Mortgage Loan is the due date that occurs January 6, 2033.

The Properties. The Patuxent & Coliseum Properties consist of two anchored retail buildings located in California, Maryland and Hampton, Virginia, totaling 370,716 square feet of net rentable area in the aggregate. As of January 1, 2023, the Patuxent & Coliseum Properties were 86.8% occupied by 37 tenants ranging in size from 1,200 to 61,400 square feet under lease.

The “Patuxent Crossing Property” is a 264,068 square foot, two-parcel multi-tenant anchored retail property built in 1987. The Patuxent Crossing Property anchor space is 100% leased by Shopper’s Food, Marshalls, HomeGoods, World Gym, Jo-Ann Fabrics, Dollar Tree and US Postal Service. The anchored tenants began to occupy the Patuxent Crossing Property as early as 1991 and have lease expirations between January 31, 2025 and December 31, 2029. Additionally, Shopper’s Food, Marshalls and the US Postal Service have renewed their leases since 2020. The Patuxent Crossing Property is situated on an approximately 28.46-acre parcel and is located along the southern portion of Route 235 and on both the east and west sides of MacArthur Road. The Patuxent Crossing Property has a multi-tenant design and as of January 1, 2023, the Patuxent Crossing Property was 83.6% occupied by 28 tenants ranging in size from 1,200 to 61,400 square feet under lease.

The “Coliseum Marketplace Property” is a 106,648 square foot, one-story multi-tenant anchored retail property built in 2000 and renovated in 2011. The Coliseum Marketplace Property anchor space is 100% leased by One Life Gym and Michaels. One Life Gym is expected to take occupancy on March 1, 2023 with a 15 year lease expiring on August 31, 2038. Michaels has occupied the Coliseum Marketplace Property since 2012 and has a lease expiration of February 28, 2029. The Coliseum Marketplace Property is situated on an approximately 11.19-acre parcel and is located along the east side of Coliseum Drive, less than one-mile north of W. Mercury Boulevard, the primary east-west commercial arterial within the area. The Coliseum Marketplace Property has a multi-tenant design and as of January 1, 2023, the Coliseum Marketplace Property was 94.9% occupied by nine tenants ranging in size from 1,500 to 57,662 square feet under lease.

The following table presents certain information relating to the Patuxent & Coliseum Properties:

Portfolio Summary
Property	City, State(1)	Year Built / Renovated(1)	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(3)	UW Base Rent(2)	UW NOI %
Patuxent Crossing	California, Maryland	1987 / NAP	264,068	83.6%	$16,800,000	67.2%	$31,200,000	$2,711,821	69.2%
Coliseum Marketplace	Hampton, Virginia	2000 / 2011	106,648	94.9	8,200,000	32.8	15,300,000	1,180,360	30.8
Total / Wtd. Avg.			370,716	86.8%	$25,000,000	100.0%	$46,500,000	$3,892,181	100.0%
(1)	Information obtained from appraisals.
(2)	Based on the underwritten rent rolls dated January 1, 2023.
(3)	The Coliseum Marketplace Property Appraised Value reflects the prospective value upon stabilization. The “as-is” Appraised Value on an individual basis is $10,800,000 for the Coliseum Marketplace Property.

Major Tenants. The three largest tenants at the Patuxent & Coliseum Properties based on underwritten base rent are One Life Gym, Shopper’s Food and Marshalls.

The largest tenant is One Life Gym (57,662 square feet; 15.6% of NRA; 13.0% of underwritten base rent). Founded in 2009, One Life Gym is a health club which offers personal and group training programs, yoga and pilates studios, and provides swimming, basketball, racquetball, and volleyball access. One Life Gym is a subsidiary of US Fitness Holdings, LLC. US Fitness Holdings, LLC operates and develops multi-purpose health clubs under the Onelife Fitness and Crunch Fitness brands and has over 50 locations in Virginia, Maryland, the District of Columbia, Georgia and West Virginia. One Life Gym is expected to take occupancy of its space on March 1, 2023 following completion of certain improvements by the borrowers pursuant to such tenant’s lease following which such lease is expected to have an expiration date of August 31, 2038. One Life Fitness has two, five-year renewal options and no termination options.

The second largest tenant is Shopper’s Food (61,400 square feet; 16.6% of NRA; 10.1% of underwritten base rent). Founded in 1949, Shopper’s Food is a full-service supermarket that serves the District of Columbia, Maryland, and Northern Virginia markets. Shopper’s Food originally took occupancy of its space in 2000. Shopper's Food assigned its lease to Fairland Market, Inc. d/b/a McKay’s Food and Pharmacy (“McKay’s”) in early 2020. McKay’s thereafter went dark in its

Annex B	BMO 2023-C4
No. 14 – Patuxent & Coliseum

space. On June 1, 2020, the related borrower delivered notice to McKay’s of an uncured default due to failure to pay rent other charges due under such tenant’s lease. On December 19, 2022, Shopper's Food took an assignment of the lease from McKay’s. Shopper's Food has a lease expiration of May 31, 2028. Shopper’s Food has seven, five-year renewal options and no termination options.

The third largest tenant is Marshalls (27,000 square feet; 7.3% of NRA; 7.3% of underwritten base rent). Founded in 1956, Marshalls is an off-price apparel and home fashions retailer which offers apparel for men, women, children, pets and home furnishings. Marshalls is a subsidiary of The TJX Companies, Inc. The TJX Companies, Inc. is a global off-price apparel and home fashions retailer and owns Marshalls, T.J. Maxx, HomeGoods and Sierra. Marshalls has been occupying its space since 2007, renewed its lease in 2022 and has a lease expiration of September 30, 2027. Marshalls has two, five-year renewal options and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Patuxent & Coliseum Properties:

Historical and Current Occupancy(1)
Property Name	2019	2020	2021	TTM 10/31/2022	Current(2)(3)
Patuxent Crossing	82.3%	82.3%	82.3%	82.3%	83.6%
Coliseum Marketplace	100.0	99.5	63.5	45.9	94.9
Total / Wtd. Avg.	87.4%	87.3%	76.9%	71.8%	86.8%
(1)	Historical occupancies are the annual average physical occupancy of each respective year or other 12-month period.
(2)	Current occupancy is based on the underwritten rent rolls as of January 1, 2023.
(3)	The increase in Current Occupancy over TTM 10/31/2022 Occupancy is primarily driven by One Life Gym which accounts for 15.6% of the total net rentable area. One Life Gym signed a lease effective November 17, 2022 and is expected to take occupancy on March 1, 2023.

Annex B	BMO 2023-C4
No. 14 – Patuxent & Coliseum

The following table presents certain information relating to the largest tenants based on underwritten base rent of the Patuxent & Coliseum Properties:

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
One Life Gym	Coliseum Marketplace	NR/NR/NR	57,662	15.6%	$8.75	$504,543	13.0%	8/31/2038
Shopper’s Food	Patuxent Crossing	NR/NR/NR	61,400	16.6	$ 6.41	393,604	10.1	5/31/2028
Marshalls	Patuxent Crossing	A2/A/NR	27,000	7.3	$10.50	283,500	7.3	9/30/2027
HomeGoods	Patuxent Crossing	A2/A/NR	19,688	5.3	$11.25	221,490	5.7	9/30/2027
Michaels	Coliseum Marketplace	NR/NR/NR	23,981	6.5	$9.00	215,829	5.5	2/28/2029
World Gym	Patuxent Crossing	NR/NR/NR	15,612	4.2	$11.75	183,441	4.7	12/31/2029
Jo-Ann Fabrics	Patuxent Crossing	B3/B-/NR	14,058	3.8	$10.06	141,423	3.6	1/31/2025
Slim Chickens	Patuxent Crossing	NR/NR/NR	3,000	0.8	$46.67	140,000	3.6	12/31/2037
Sonabank	Coliseum Marketplace	NR/NR/NR	4,710	1.3	$26.67	125,637	3.2	9/30/2030
Wag n Wash	Patuxent Crossing	NR/NR/NR	6,561	1.8	$18.37	120,526	3.1	6/30/2026
Major Tenants			233,672	63.0%	$9.97	$2,329,993	59.9%
Other Tenants			88,241	23.8%	$17.70	$1,562,188	40.1%
Occupied Collateral Total / Wtd. Avg.			321,913	86.8%	$12.09	$3,892,181	100.0%
Vacant Space			48,803	13.2%
Collateral Total			370,716	100.0%

(1)	Based on the underwritten rent rolls dated January 1, 2023.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	UW Base Rent, UW Base Rent PSF and % of Total UW Base Rent include rent steps of $20,275 in the aggregate occurring between December 1, 2022 and November 1, 2023 for 13 of the tenants.

The following table presents certain information relating to the tenant lease expirations at the Patuxent & Coliseum Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	48,803	13.2%	NAP	NAP	48,803	13.2%	NAP	NAP
2022 & MTM	1	3,848	1.0	$71,150	1.8%	52,651	14.2%	$71,150	1.8%
2023	3	9,982	2.7	216,224	5.6	62,633	16.9%	$287,374	7.4%
2024	5	13,753	3.7	235,810	6.1	76,386	20.6%	$523,184	13.4%
2025	7	36,969	10.0	533,080	13.7	113,355	30.6%	$1,056,264	27.1%
2026	4	19,061	5.1	307,448	7.9	132,416	35.7%	$1,363,712	35.0%
2027	4	59,692	16.1	675,602	17.4	192,108	51.8%	$2,039,314	52.4%
2028	6	70,043	18.9	599,044	15.4	262,151	70.7%	$2,638,359	67.8%
2029	2	39,593	10.7	399,270	10.3	301,744	81.4%	$3,037,629	78.0%
2030	1	4,710	1.3	125,637	3.2	306,454	82.7%	$3,163,266	81.3%
2031	1	2,400	0.6	57,600	1.5	308,854	83.3%	$3,220,866	82.8%
2032	1	1,200	0.3	26,772	0.7	310,054	83.6%	$3,247,638	83.4%
2033 & Beyond	2	60,662	16.4	644,543	16.6	370,716	100.0%	$3,892,181	100.0%
Total	37	370,716	100.0%	$3,892,181	100.0%
(1)	Based on underwritten rent rolls as of January 1, 2023.
(2)	Certain tenants may have early termination options that are not reflected in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring includes rent steps of $20,275 in the aggregate occurring between December 1, 2022 and November 1, 2023 for 13 of the tenants.

Annex B	BMO 2023-C4
No. 14 – Patuxent & Coliseum

The following table presents certain information relating to the operating history and underwritten cash flows of the Patuxent & Coliseum Properties:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$4,152,542	$3,794,141	$2,963,378	$3,027,165	$3,871,906	$10.44	68.2%
Contractual Rent Steps(4)	0	0	0	0	20,275	0.05	0.4
Potential Income from Vacant Space	0	0	0	0	966,388	2.61	17.0
Total Reimbursements	788,228	799,133	635,665	594,957	796,811	2.15	14.0
Other Income	49,642	290,200	341,832	334,593	20,322	0.05	0.4
Gross Potential Rent	$4,990,411	$4,883,474	$3,940,875	$3,956,715	$5,675,701	$15.31	100.0%
Vacancy & Credit Loss	0	0	0	0	(966,388)	(2.61)	(17.0)
Effective Gross Income	$4,990,411	$4,883,474	$3,940,875	$3,956,715	$4,709,313	$12.70	83.0%
Real Estate Taxes	495,139	506,479	493,647	459,496	469,386	1.27	10.0
Insurance	110,996	128,236	151,758	170,208	108,799	0.29	2.3
Management Fee	149,712	146,504	118,226	118,701	141,279	0.38	3.0
Other Operating Expenses	398,321	369,783	384,541	385,275	339,636	0.92	7.2
Total Expenses	1,154,168	1,151,002	1,148,172	1,133,681	1,059,101	2.86	22.5%
Net Operating Income	$3,836,243	$3,732,471	$2,792,703	$2,823,035	$3,650,212	$9.85	77.5%
Replacement Reserves	0	0	0	0	184,507	0.50	3.9
TI / LC	0	0	0	0	148,602	0.40	3.2
Net Cash Flow	$3,836,243	$3,732,471	$2,792,703	$2,823,035	$3,317,104	$8.95	70.4%
(1)	TTM reflects the trailing 12 months ending October 31, 2022.
(2)	% column represents percent of Gross Potential Rent for all revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent rolls dated as of January 1, 2023.
(4)	Contractual Rent Steps represent an increase of $20,275 occurring between December 1, 2022 and November 1, 2023 for 13 of the tenants.

The Market. The Patuxent & Coliseum Properties are located in California, Maryland and Hampton, Virginia which represent 69.7% and 30.3% of underwritten base rent, respectively.

The Patuxent Crossing Property is located in California, Saint Mary’s County, Maryland which is part of the California-Lexington Park Metropolitan Statistical Area (“MSA”). Specifically, the Patuxent Crossing Property is located within the St. Mary’s County submarket of the Washington D.C. market. As of 2022, the California-Lexington Park MSA had a population of 115,234 and experienced an annual growth rate of approximately 0.77% since 2010. In the third quarter of 2022, the submarket reported an inventory of approximately 5.2 million square feet, with an average asking rent of $10.19 and an overall vacancy rate of 6.9%. In the prior three years, new construction of 7,776 square feet has been added to the Saint Mary’s County inventory, representing 0.1% of the submarket’s current inventory.

The Coliseum Marketplace Property is located in Hampton, Hampton City County, Virginia which is part of the Hamptons Roads MSA. Specifically, the Coliseum Marketplace Property is located within the Mercury Central submarket of the Hampton Roads market. As of 2022, the Hamptons Roads MSA had a population of 1,817,180 and experienced an annual growth rate of approximately 0.49% since 2010. In the third quarter of 2022, the submarket reported an inventory of approximately 6.8 million square feet, with an average asking rent of $13.53 and an overall vacancy rate of 4.1%. In the prior three years, new construction of 117,709 square feet has been added to the Mercury Central inventory, representing 1.7% of the submarket’s current inventory.

The following table presents certain information relating to the market areas for the Patuxent & Coliseum Properties:

Market Summary(1)
Property Name	City/State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy
Patuxent Crossing	California, Maryland	Washington D.C.	St. Mary’s County	5,216,122	6.9%
Coliseum Marketplace	Hampton, Virginia	Hampton Roads	Mercury Central	6,791,535	4.1%
(1)	Source: Appraisal.

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$24,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$24,000,000	Property Type – Subtype:	Retail – Shadow Anchored
% of IPB:	3.1%	Net Rentable Area (SF):	549,973
Loan Purpose:	Refinance and Acquisition	Location:	Various
Borrower:	WRS Centers Shops, LLC	Year Built / Renovated:	Various / Various
Borrower Sponsors:	Arthur Joseph Kepes and Thomas Scott Smith	Occupancy:	89.1%
Interest Rate:	6.88000%	Occupancy Date:	10/25/2022
Note Date:	10/28/2022	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/6/2032	3rd Most Recent NOI (As of):	$8,579,044 (12/31/2020)
Interest-only Period:	90 months	2nd Most Recent NOI (As of):	$8,140,091 (12/31/2021)
Original Term:	120 months	Most Recent NOI (As of):	$8,834,188 (TTM 8/31/2022)
Original Amortization Term:	360 months	UW Economic Occupancy:	88.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,448,561
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$2,819,467
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$9,629,095
Additional Debt(1):	Yes	UW NCF:	$9,216,615
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF(2):	$145,320,000 / $264
Additional Debt Type(1):	Pari Passu	Appraisal Date(3):	10/27/2022

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$153
Taxes:	$551,903	$87,604	N/A	Maturity Date Loan / SF:	$149
Insurance:	$248,209	$39,398	N/A	Cut-off Date LTV(2):	57.8%
Replacement Reserves:	$0	$6,875	$412,480	Maturity Date LTV(2):	56.4%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.39x
Deferred Maintenance:	$42,313	$0	N/A	UW NOI Debt Yield:	11.5%
Free Rent Reserve:	$275,300	$0	N/A
Unfunded Tenant Obligations Reserve:	$1,050,197	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,000,000	98.3%	Loan Payoff(4)	$66,344,516	77.6%
Borrower Sponsor Equity	1,488,632	1.7	Purchase Price(4)	11,800,000	13.8
			Closing Costs	4,176,196	4.9
			Upfront Reserves	3,167,921	3.7
Total Sources	$85,488,632	100.0%	Total Uses	$85,488,632	100.0%
(1)	The WRS Retail Portfolio Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $84.0 million (“WRS Retail Portfolio Whole Loan”). The financial information in the chart reflects the WRS Retail Portfolio Whole Loan.
(2)	The Appraised Value / Per SF, Cut-Off Date LTV and Maturity Date LTV is based on the as-portfolio value of $145,320,000. The combined “as-is” individual appraised value is $142,000,000. The Cut-off Date LTV and Maturity Date LTV based on the combined “as-is” individual appraised value is 59.2% and 57.7%, respectively.
(3)	Appraisal Dates for the WRS Retail Portfolio Properties (as defined below) range from September 12, 2022 to September 22, 2022.
(4)	The WRS Retail Portfolio Whole Loan was used to refinance existing debt on 11 of the WRS Retail Portfolio Properties and to acquire the Shoppes at Sanford property.

The Loan. The fifteenth largest mortgage loan (the “WRS Retail Portfolio Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 549,973 square foot, 12-property retail shadow-anchored portfolio located in North Carolina, South Carolina and Georgia (each individually, a “WRS Retail Portfolio Property”, and collectively, the “WRS Retail Portfolio Properties”). The WRS Retail Portfolio Whole Loan consists of four pari passu notes and accrues interest at a rate of 6.88000% per annum. The WRS Retail Portfolio Whole Loan has a 10-year term and is interest-only for the first 90 months of the loan term, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The WRS Retail Portfolio Whole Loan has an outstanding original principal balance

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio

as of the Cut-off Date of $84,000,000. The non-controlling Note A-2 with an original principal balance of $24,000,000, will be included in the BMO 2023-C4 securitization trust. The remaining notes are the controlling Note A-1 and non-controlling Note A-3 and Note A-4, with an aggregate original principal balance of $60,000,000 that were contributed to the BBCMS 2022-C18 trust. The WRS Retail Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2022-C18 trust. See “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2022-C18	Yes
A-2	$24,000,000	$24,000,000	BMO 2023-C4	No
A-3	$5,000,000	$5,000,000	BBCMS 2022-C18	No
A-4	$5,000,000	$5,000,000	BBCMS 2022-C18	No
Whole Loan	$84,000,000	$84,000,000

The Properties. The WRS Retail Portfolio Properties consist of 12 retail properties, totaling 549,973 square feet located in three states, each of which is shadow-anchored by Wal-Mart. The geographical concentrations by Cut-off Date Balance include North Carolina (eight properties, 56.5% of the allocated Cut-off Date Balance), Georgia (two properties, 24.2% of the allocated Cut-off Date Balance) and South Carolina (two properties, 19.3% of the allocated Cut-off Date Balance).

Built between 2006 and 2011, the WRS Retail Portfolio Properties range in size from 26,700 square feet to 67,050 square feet. As of October 25, 2022, the WRS Retail Portfolio Properties were 89.1% occupied.

WRS Retail Portfolio Properties Summary
Property Name	Property Type - Subtype	Net Rentable Area (SF)	Year Built / Renovated	Allocated Whole Loan Amount	% of ALA	Appraised Value	UW NCF
Hudson Bridge Crossing – Stockbridge, GA	Retail – Shadow Anchored	67,050	2006 / NAP	$13,300,000	15.8%	$22,500,000	$1,451,494
Shoppes at Westgate – Leland, NC	Retail – Shadow Anchored	47,700	2006 / NAP	$9,700,000	11.5%	$15,000,000	$1,053,013
Shoppes at Richland – Aiken, SC	Retail – Shadow Anchored	53,100	2007 / NAP	$8,550,000	10.2%	$14,200,000	$937,674
Shoppes at White Knoll – Lexington, SC	Retail – Shadow Anchored	40,100	2007 / NAP	$7,650,000	9.1%	$11,100,000	$838,040
Chamblee Village – Atlanta, GA	Retail – Shadow Anchored	38,993	2006 / NAP	$7,050,000	8.4%	$13,000,000	$772,587
Shoppes at Sanford – Sanford, NC	Retail – Shadow Anchored	50,300	2007 / 2017	$6,750,000	8.0%	$12,400,000	$742,566
Grandview Station – Marion, NC	Retail – Shadow Anchored	41,100	2011 / NAP	$6,700,000	8.0%	$9,300,000	$735,353
Glenn View Station – Durham, NC	Retail – Shadow Anchored	56,830	2008 / NAP	$6,500,000	7.7%	$11,900,000	$721,623
Shoppes at Raeford – Raeford, NC	Retail – Shadow Anchored	47,550	2010 / NAP	$5,200,000	6.2%	$10,600,000	$569,613
Shoppes at Oxford – Oxford, NC	Retail – Shadow Anchored	39,550	2009 / NAP	$5,100,000	6.1%	$8,100,000	$566,264
Shoppes at Goldsboro – Goldsboro, NC	Retail – Shadow Anchored	41,000	2007 / NAP	$4,400,000	5.2%	$8,400,000	$487,118
Village at Red Bridge – Locust, NC	Retail – Shadow Anchored	26,700	2010 / NAP	$3,100,000	3.7%	$5,500,000	$341,270
Total		549,973		$84,000,000	100.0%	$145,320,000(1)	$9,216,615
(1)	The appraised value of $145,320,000 is an “as-portfolio” value. The combined “as-is” individual appraised value of the WRS Retail Portfolio Properties is $142,000,000.

Major Tenants.

Dollar Tree (91,000 square feet; 16.5% of NRA; 10.7% of underwritten rent; Moody’s/S&P/Fitch: Baa2/BBB/NR): Dollar Tree is one of the nation’s leading value retailers offering a wide variety of products including, but not limited to party supplies, home décor, health and beauty supplies, home and office goods, food and seasonal items. Founded in 1953 in Norfolk, Virginia as K&K 5&10, the Dollar Tree has evolved into a Fortune 120 company, operating approximately 7,900 stores and 16 distribution centers across 48 contiguous U.S. states and five Canadian provinces. Dollar Tree reported net sales of $26.3 billion as of year-end 2021. Dollar Tree has a co-tenancy clause tied to Wal-Mart. If Wal-Mart, its successor or assigns, vacates or cease operations, the tenant is required to pay 50% of base rent and 100% of additional rent after a period of 60 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for nine months, the tenant has an ongoing right to terminate upon 30 days’ notice. Dollar Tree is a tenant at Grandview Station property, Village at Red Bridge property, Shoppes at Oxford property, Glenn View Station property, Shoppes at Raeford property, Shoppes at Goldsboro property, Shoppes at Westgate property, Shoppes at Richland property, Hudson Bridge Crossing property, and Shoppes at White Knoll property.

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio

Shoe Show/Shoe Department (37,950 square feet; 6.9% of NRA; 5.6% of underwritten rent): Founded in 1960, Shoe Show/Shoe Department are brands operating within Shoe Show, Inc. Shoe Show/Shoe Department provides branded footwear, bags and accessories at affordable prices. Brands operating within Shoe Show, Inc. include Shoe Show, Shoe Department, Burlington Shoes, Shoebilee, Shoe Department Encore, Burlington Shoes Encore and Shoe Show Mega. Shoe Show, Inc. currently operates approximately 1,100 stores in 47 states. The Shoe Show/Shoe Department tenants at the WRS Retail Portfolio Properties have termination and co-tenancy clauses tied to Wal-Mart. If Wal-Mart ceases its operation and is not replaced within 90 days of its closing of business by another major tenant, then the Shoe Show/Shoe Department tenant is required to remain in the premises and pay only 4% of percentage rent and its proportionate share of operating expenses. However, if such violation is not cured after 12 months from the date Wal-Mart vacates the premises, then the tenant will have an ongoing option to terminate the lease. Shoe Show/Shoe Department is a tenant at Grandview Station property, Shoppes at Oxford property, Glenn View Station property, Shoppes at Sanford property, Shoppes at Westgage property, Shoppes at Richland property, Hudson Bridge Crossing property and Shoppes at White Knoll property.

Children’s Healthcare of Atlanta, Inc. (17,650 square feet; 3.2% of NRA; 4.0% of underwritten rent): Founded in 1915, Children’s Healthcare of Atlanta, Inc. (“CHOA, Inc.”) is a leading pediatric healthcare provider. With three hospitals, neighborhood locations and more than 600 beds, CHOA, Inc. is the largest healthcare provider for children in Georgia and one of the largest pediatric clinical care providers in the country. CHOA, Inc. was ranked in all 10 specialty areas in the U.S. News & World Report’s “Best Children’s Hospitals in the Nation” for 2022-2023, with nine specialties ranked in the top 20. CHOA, Inc. is a tenant at Hudson Bridge Crossing property.

The following table presents certain information relating to the historical and current occupancy of the WRS Retail Portfolio Properties:

Historical and Current Occupancy
2019(1)	2020(1)	2021(1)	Current(2)
83.2%	82.5%	82.8%	89.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of the October 25, 2022 underwritten rent roll.

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio

The following table presents certain information relating to the largest tenants based on the underwritten base rent of the WRS Retail Portfolio Properties:

Top Tenant Summary(1)
Tenant	No. of Leases	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent	Avg. Remaining Lease Term (Years)
Dollar Tree(4)	10	Baa2/BBB/NR	91,000	16.5%	$11.87	$1,080,500	10.7%	3.4
Shoe Show / Shoe Department(5)	8	NR/NR/NR	37,950	6.9	$14.97	568,053	5.6	3.8
Children’s Healthcare of Atlanta, Inc.	1	NR/NR/NR	17,650	3.2	$22.84	403,126	4.0	3.3
GameStop(6)	6	NR/NR/NR	11,500	2.1	$26.77	307,896	3.1	2.0
Major Tenants			158,100	28.7%	$14.92	$2,359,575	23.4%
Non-Major Tenants			332,148	60.4%	$23.28	$7,733,350	76.6%
Occupied Collateral Total / Wtd. Avg.			490,248	89.1%	$20.59	$10,092,925	100.0%

Vacant Space			59,725	10.9%

Collateral Total			549,973	100.0%

(1)	Based on the underwritten rent roll as of October 25, 2022.
(2)	Ratings provided are for the parent company of the entity, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent include rent steps totaling $218,174.56 through December 2023.
(4)	Dollar Tree has a co-tenancy clause tied to Wal-Mart. If Wal-Mart (or its successor or assign) vacates or ceases operations, the tenant is required to pay 50% of base rent and 100% of additional rent after a period of 60 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for nine months, the tenant has an ongoing right to terminate upon 30 days’ notice.
(5)	The Shoe Show/Shoe Department tenants have a termination and co-tenancy clause tied to Wal-Mart. If Wal-Mart ceases its operation and is not replaced with 90 days of its closing of business by another major tenant, then the tenant is required to remain in the premises and pay only 4% of percentage rent and its proportionate share of operating expenses. However, if such violation is not cured after 12 months from the date Wal-Mart vacates the premises, then the tenant will have an option to terminate the lease. The Shoe Show/Shoe Department tenant at the Shoppes at Oxford property and the Glenn View Station property is a month-to-month tenant and was excluded when calculating Avg. Remaining Lease Term.
(6)	The GameStop tenants have a co-tenancy clause tied to Wal-Mart. If Wal-Mart (or its successor or assigns) vacates or cease operations, the tenant is required to pay 50% of base rent after a period of 30 days while the Wal-Mart space remains vacant. If the Wal-Mart space remains unoccupied for 180 days, the tenant has an ongoing right to terminate upon 30 days’ notice. GameStop is a tenant at the Shoppes at Sanford property, the Shoppes at Westgate property, the Shoppes at Richland property, the Shoppes at White Knoll property, the Chamblee Village property, and the Hudson Bridge Crossing property.

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio

The following table presents certain information relating to the tenant lease expirations of the WRS Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring
Vacant	NAP	59,725	10.9%	NAP	NA	P	59,725	10.9%	NAP	NA	P
2022 & MTM	5	12,250	2.2	$195,723	1.9%		71,975	13.1%	$195,723	1.9%
2023	26	61,400	11.2	1,299,418	12.9		133,375	24.3%	$1,495,142	14.8%
2024	21	64,430	11.7	1,210,222	12.0		197,805	36.0%	$2,705,363	26.8%
2025	32	69,400	12.6	1,415,400	14.0		267,205	48.6%	$4,120,763	40.8%
2026	29	90,660	16.5	2,167,945	21.5		357,865	65.1%	$6,288,708	62.3%
2027	38	119,150	21.7	2,245,135	22.2		477,015	86.7%	$8,533,844	84.6%
2028	15	39,199	7.1	836,024	8.3		516,214	93.9%	$9,369,868	92.8%
2029	1	4,800	0.9	97,200	1.0		521,014	94.7%	$9,467,068	93.8%
2030	1	1,200	0.2	33,600	0.3		522,214	95.0%	$9,500,668	94.1%
2031	1	4,000	0.7	76,400	0.8		526,214	95.7%	$9,577,068	94.9%
2032 & Beyond	6	23,759	4.3	515,858	5.1		549,973	100.0%	$10,092,925	100.0%
Total	175	549,973	100.0%	$10,092,925	100.0%
(1)	Based on the underwritten rent roll dated October 25, 2022.
(2)	Certain tenants may have early termination options that are not reflected in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring and Cumulative UW Base Rent Expiring include rent steps of $218,174.56 through December 2023.

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows at the WRS Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2020	2021	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,088,535	$8,767,074	$9,319,161	$9,874,751	$17.95	71.2%
Straight Line Rent	0	0	0	17,130	0.03	0.1
Vacancy Gross Up	0	0	0	1,249,850	2.27	9.0
Rent Steps	0	0	0	218,175	0.40	1.6
Gross Potential Rent	$9,088,535	$8,767,074	$9,319,161	$11,359,905	$20.66	82.0%
Total Reimbursements	1,835,118	1,764,798	2,047,389	2,501,075	4.55	18.0
Net Rental Income	$10,923,653	$10,531,872	$11,366,550	$13,860,981	$25.20	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,552,121)	(2.82)	(11.2)
Other Income(3)	123,718	146,973	139,702	139,702	0.25	1.0
Effective Gross Income	$11,047,371	$10,678,844	$11,506,252	$12,448,561	$22.63	89.8%
Total Expenses	2,468,327	2,538,754	2,672,064	2,819,467	5.13	22.6
Net Operating Income	$8,579,044	$8,140,091	$8,834,188	$9,629,095	$17.51	77.4%
Total TI/LC, Capex/RR	0	0	0	412,480	0.75	3.3
Net Cash Flow	$8,579,044	$8,140,091	$8,834,188	$9,216,615	$16.76	74.0%
(1)	TTM represents trailing 12 months as of August 31, 2022.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is underwritten based on the trailing-12 months ending August 31, 2022 and also included income from ancillary tenants such as ATM or recycling.

Annex B	BMO 2023-C4
No. 15 – WRS Retail Portfolio

The Market. The WRS Retail Portfolio Properties are geographically diverse with properties located in three different states and eleven different markets.

The following table presents certain market information with respect to the WRS Retail Portfolio Properties:

WRS Retail Portfolio Properties Market Summary(1)
Property Name	Market	Submarket	Submarket Vacancy	UW Rental Rate PSF(2)	Market Rent Rate PSF(3)
Shoppes at Sanford – Sanford, NC	Lee and Harnett Counties	Lee County	3.4%	$22.34	$22.96
Grandview Station – Marion, NC	McDowell and Burke Counties	McDowell County	7.3%	$18.91	$19.00
Shoppes at Raeford – Raeford, NC	Fayetteville	Hoke County	1.9%	$17.92	$18.75
Shoppes at Oxford – Oxford, NC	Granville and Wake Counties	Granville County	1.3%	$15.75	$17.43
Shoppes at Goldsboro – Goldsboro, NC	Wayne and Johnston Counties	Wayne County	4.2%	$18.23	$18.95
Village at Red Bridge – Locust, NC	Charlotte	Cabarrus County	3.2%	$18.87	$18.62
Glenn View Station – Durham, NC	Raleigh/Durham	North Durham	1.7%	$17.69	$18.73
Shoppes at Westgate – Leland, NC	Wilmington	Leland	1.6%	$22.84	$19.47
Hudson Bridge Crossing – Stockbridge, GA	Atlanta	Riverdale/Jonesboro	5.4%	$24.41	$22.77
Chamblee Village – Atlanta, GA	Atlanta	Chamblee/Doraville	3.4%	$26.86	$27.54
Shoppes at Richland – Aiken, SC	Augusta-Richmond County, GA-SC	Outlying Aiken County	5.0%	$19.98	$20.59
Shoppes at White Knoll – Lexington, SC	Columbia, SC	Lexington	2.6%	$21.87	$21.47
(1)	Source: Appraisals.
(2)	UW Rental Rate PSF is based on the underwritten rent rolls dated October 25, 2022.
(3)	Market Rent Rate PSF is based on the appraiser’s conclusion.

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ANNEX C

MORTGAGE POOL INFORMATION

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Annex C	BMO 2023-C4
Collateral Characteristics
Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY (2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Multifamily	Garden	6	$74,564,000	9.5%	1.54x	8.9%	56.6%	54.1%
	High Rise	3	54,000,000	6.9	2.61x	11.9%	36.2%	36.2%
	Mid Rise	2	41,189,000	5.2	1.52x	8.3%	61.8%	61.8%
	Low Rise	1	4,000,000	0.5	1.48x	9.0%	55.6%	55.6%
	Subtotal:	12	$173,753,000	22.1%	1.86x	9.7%	51.4%	50.4%
Industrial	Warehouse/Distribution	25	$80,267,156	10.2%	1.64x	11.2%	50.9%	50.9%
	Manufacturing	16	50,594,063	6.4	1.76x	11.4%	52.5%	52.5%
	Flex	3	26,268,793	3.3	2.25x	14.1%	52.1%	52.1%
	Warehouse	1	15,000,000	1.9	2.00x	8.4%	53.7%	53.7%
	Subtotal:	45	$172,130,011	21.9%	1.80x	11.4%	51.8%	51.8%
Retail	Anchored	3	$33,550,000	4.3%	1.99x	13.5%	56.0%	56.0%
	Shadow Anchored	14	31,450,000	4.0	1.49x	11.2%	58.9%	57.9%
	Unanchored	2	27,596,019	3.5	1.55x	11.1%	50.8%	49.2%
	Regional Mall	1	26,000,000	3.3	2.10x	13.0%	54.5%	54.5%
	Outlet Center	1	25,750,000	3.3	2.50x	17.5%	45.0%	45.0%
	Subtotal:	21	$144,346,019	18.4%	1.91x	13.2%	53.4%	52.9%
Hospitality	Limited Service	11	$58,350,662	7.4%	2.18x	19.1%	56.0%	51.0%
	Extended Stay	2	29,100,000	3.7	1.88x	15.4%	56.8%	54.0%
	Full Service	1	22,000,000	2.8	1.69x	14.4%	58.7%	55.5%
	Subtotal:	14	$109,450,662	13.9%	2.00x	17.2%	56.7%	52.7%
Mixed Use	Retail/Office	2	$47,951,292	6.1%	1.32x	11.4%	60.1%	56.0%
	Office/Retail	1	25,000,000	3.2	1.43x	9.6%	51.2%	51.2%
	Retail/Multifamily	1	8,250,000	1.1	1.58x	8.3%	64.0%	64.0%
	Subtotal:	4	$81,201,292	10.3%	1.38x	10.5%	57.8%	55.4%
Office	CBD	2	$48,650,000	6.2%	3.62x	12.6%	46.2%	46.2%
	Suburban	4	28,209,386	3.6	1.80x	11.9%	57.1%	52.1%
	Subtotal:	6	$76,859,386	9.8%	2.95x	12.3%	50.2%	48.4%
Self Storage	Self Storage	5	$19,362,500	2.5%	2.40x	12.2%	49.1%	49.1%
Manufactured Housing	Manufactured Housing	2	$8,000,000	1.0%	1.37x	9.7%	45.6%	45.6%
Total / Weighted Average:		109	$785,102,870	100.0%	1.94x	12.2%	53.0%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 8, 9, 10, 12, 15, 21, 22, 26, 28, 30 and 33, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8, 18, 27 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loans.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 7, 11 and 15, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 14, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective value upon stabilization. In the case of Loan No. 21, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as portfolio assuming reserves. In the case of Loan Nos. 17 and 36, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-1

Annex C	BMO 2023-C4
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	8	$154,309,682	19.7%	1.96x	11.5%	47.8%	47.1%
Florida	7	101,050,019	12.9	1.69x	13.7%	57.8%	53.8%
Texas	4	62,090,667	7.9	1.68x	10.6%	53.8%	51.2%
California	6	57,585,373	7.3	1.50x	9.2%	53.5%	53.5%
New Jersey	2	50,189,000	6.4	3.34x	12.1%	45.4%	45.4%
Georgia	6	43,412,608	5.5	1.99x	12.6%	55.4%	55.3%
Virginia	7	34,457,428	4.4	1.79x	11.6%	55.4%	55.4%
Michigan	4	33,039,434	4.2	2.44x	16.2%	47.3%	47.3%
Maine	1	27,000,000	3.4	1.58x	8.0%	63.9%	63.9%
North Carolina	15	26,710,922	3.4	1.61x	11.6%	54.7%	54.0%
Arizona	2	25,150,000	3.2	2.12x	12.8%	58.3%	58.3%
Maryland	2	24,350,662	3.1	1.88x	14.4%	56.6%	54.3%
Indiana	2	24,300,000	3.1	1.43x	9.5%	63.4%	62.3%
Kansas	3	19,391,305	2.5	1.83x	12.6%	48.9%	48.9%
Missouri	3	13,198,997	1.7	2.85x	19.4%	43.8%	41.8%
Tennessee	3	12,427,658	1.6	1.95x	13.0%	65.6%	54.2%
South Carolina	5	12,282,497	1.6	1.65x	11.7%	53.5%	52.9%
Iowa	3	10,472,751	1.3	2.14x	17.6%	44.2%	42.2%
Oklahoma	4	10,464,194	1.3	1.82x	11.8%	51.8%	51.8%
Ohio	3	7,956,293	1.0	2.04x	10.3%	56.7%	56.7%
Illinois	6	7,917,359	1.0	2.48x	20.6%	48.0%	45.3%
Alabama	3	6,447,553	0.8	1.83x	11.9%	48.5%	48.5%
Louisiana	1	5,360,000	0.7	1.25x	9.1%	64.6%	58.9%
Kentucky	1	5,010,780	0.6	2.17x	13.5%	47.4%	47.4%
Arkansas	5	3,974,236	0.5	2.17x	13.5%	47.4%	47.4%
Utah	2	3,942,894	0.5	1.68x	10.1%	56.1%	56.1%
Wisconsin	1	2,610,559	0.3	1.64x	11.1%	52.3%	52.3%
Total / Weighted Average:	109	$785,102,870	100.0%	1.94x	12.2%	53.0%	51.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 8, 9, 10, 12, 15, 21, 22, 26, 28, 30 and 33, the UW NCF DSCR, UW NOI DY Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8, 18, 27 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loans.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 7, 11 and 15, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 14, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective value upon stabilization. In the case of Loan No. 21, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as portfolio assuming reserves. In the case of Loan Nos. 17 and 36, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-2

Annex C	BMO 2023-C4
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,800,000	-	$4,999,999	5	$19,412,500	2.5%	5.56871%	113	1.92x	10.7%	52.9%	52.9%
$5,000,000	-	$9,999,999	7	45,760,681	5.8	5.96104%	105	1.66x	11.2%	56.2%	52.5%
$10,000,000	-	$19,999,999	13	178,849,897	22.8	5.76613%	109	1.87x	12.9%	58.4%	55.8%
$20,000,000	-	$29,999,999	19	470,079,792	59.9	6.03193%	103	1.88x	12.1%	51.8%	50.9%
$30,000,000	-	$36,000,000	2	71,000,000	9.0	5.36989%	83	2.69x	11.5%	46.0%	46.0%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
3.19200%	-	3.49999%	1	$36,000,000	4.6%	3.19200%	49	4.10x	13.3%	40.5%	40.5%
3.50000%	-	3.99999%	1	10,560,897	1.3	3.80400%	105	1.91x	12.9%	68.8%	55.4%
4.00000%	-	4.49999%	4	83,650,000	10.7	4.27432%	85	2.17x	9.7%	46.5%	46.5%
4.50000%	-	4.99999%	5	68,812,500	8.8	4.73330%	90	2.20x	10.7%	48.7%	48.7%
5.00000%	-	5.49999%	6	66,514,000	8.5	5.19545%	106	1.60x	9.3%	63.9%	61.6%
5.50000%	-	5.99999%	4	54,300,000	6.9	5.88343%	81	1.77x	11.2%	58.6%	58.1%
6.00000%	-	6.49999%	8	170,967,500	21.8	6.30939%	118	1.94x	13.6%	52.2%	51.3%
6.50000%	-	6.99999%	13	218,800,000	27.9	6.76600%	118	1.78x	13.6%	53.4%	51.8%
7.00000%	-	7.61000%	4	75,497,973	9.6	7.50248%	97	1.35x	11.5%	55.5%	52.7%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
60	6	$150,201,292	19.1%	4.97951%	55	2.61x	12.3%	45.9%	45.1%
84	2	22,950,000	2.9	5.03174%	69	1.82x	10.2%	65.3%	64.2%
120	38	611,951,578	77.9	6.15326%	116	1.78x	12.2%	54.3%	52.9%
Total / Weighted Average:	46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
49	-	60	6	$150,201,292	19.1%	4.97951%	55	2.61x	12.3%	45.9%	45.1%
61	-	114	15	181,587,397	23.1	4.78200%	106	1.79x	9.5%	58.7%	57.0%
115	-	120	25	453,314,181	57.7	6.64578%	118	1.78x	13.2%	53.1%	51.8%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 8, 9, 10, 12, 15, 21, 22, 26, 28, 30 and 33, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8, 18, 27 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loans.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 7, 11 and 15, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 14, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective value upon stabilization. In the case of Loan No. 21, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as portfolio assuming reserves. In the case of Loan Nos. 17 and 36, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-3

Annex C	BMO 2023-C4
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$566,080,000	72.1%	5.64357%	102	2.05x	11.5%	50.4%	50.4%
300	1	25,951,292	3.3	7.49000%	58	1.38x	12.6%	59.1%	54.7%
360	14	193,071,578	24.6	6.42154%	114	1.71x	14.1%	59.9%	55.2%
Total / Weighted Average:	46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			31	$566,080,000	72.1%	5.64357%	102	2.05x	11.5%	50.4%	50.4%
298			1	25,951,292	3.3	7.49000%	58	1.38x	12.6%	59.1%	54.7%
345	-	360	14	193,071,578	24.6	6.42154%	114	1.71x	14.1%	59.9%	55.2%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	31	$566,080,000	72.1%	5.64357%	102	2.05x	11.5%	50.4%	50.4%
Interest Only, Amortizing Balloon	11	167,964,000	21.4	6.51298%	114	1.71x	14.2%	59.5%	55.5%
Amortizing Balloon	4	51,058,870	6.5	6.66380%	85	1.54x	13.0%	60.9%	53.9%
Total / Weighted Average:	46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.23x	-	1.49x	14	$198,254,954	25.3%	6.70181%	107	1.34x	10.4%	57.7%	55.3%
1.50x	-	1.59x	5	73,400,000	9.3	5.66552%	109	1.55x	9.0%	58.4%	58.4%
1.60x	-	1.69x	3	56,996,019	7.3	6.65116%	117	1.66x	12.7%	54.9%	52.9%
1.70x	-	1.79x	3	64,000,000	8.2	5.00450%	113	1.76x	9.2%	50.0%	50.0%
1.80x	-	1.89x	3	59,600,000	7.6	6.45661%	117	1.82x	12.9%	55.4%	54.0%
1.90x	-	1.99x	3	44,060,897	5.6	6.17937%	115	1.95x	15.4%	60.8%	55.3%
2.00x	-	2.99x	14	252,791,000	32.2	5.58967%	95	2.35x	14.2%	48.1%	47.6%
4.00x	-	4.10x	1	36,000,000	4.6	3.19200%	49	4.10x	13.3%	40.5%	40.5%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 8, 9, 10, 12, 15, 21, 22, 26, 28, 30 and 33, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8, 18, 27 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loans.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 7, 11 and 15, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 14, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective value upon stabilization. In the case of Loan No. 21, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as portfolio assuming reserves. In the case of Loan Nos. 17 and 36, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-4

Annex C	BMO 2023-C4
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
32.6%	-	49.9%	13	$265,628,500	33.8%	5.35168%	95	2.44x	13.1%	43.5%	43.3%
50.0%	-	59.9%	21	347,552,811	44.3	6.50723%	108	1.71x	12.2%	55.0%	53.7%
60.0%	-	64.9%	9	139,810,662	17.8	5.62077%	106	1.67x	10.6%	62.4%	60.5%
65.0%	-	69.9%	2	20,860,897	2.7	4.86605%	92	1.60x	11.4%	68.8%	60.7%
70.0%	-	72.1%	1	11,250,000	1.4	5.19000%	111	1.37x	9.4%	72.1%	64.1%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
32.6%	-	49.9%	14	$272,624,519	34.7%	5.40180%	96	2.42x	13.2%	43.8%	43.4%
50.0%	-	59.9%	25	407,028,351	51.8	6.43897%	109	1.69x	12.3%	56.3%	54.3%
60.0%	-	64.9%	6	95,150,000	12.1	4.98225%	101	1.71x	9.1%	64.0%	63.0%
65.0%	-	66.2%	1	10,300,000	1.3	5.95500%	78	1.29x	9.8%	68.7%	66.2%
Total / Weighted Average:			46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	37	$603,511,870	76.9%	6.00353%	106	1.78x	11.9%	54.4%	52.7%
Defeasance or Yield Maintenance	5	139,778,500	17.8	5.58283%	100	2.52x	13.0%	47.5%	47.5%
Yield Maintenance	4	41,812,500	5.3	5.38939%	79	2.29x	12.8%	52.5%	52.5%
Total / Weighted Average:	46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	30	$477,873,708	60.9%	5.93505%	101	1.88x	12.3%	54.1%	52.4%
Acquisition	14	269,229,162	34.3	5.74269%	105	2.12x	12.2%	50.4%	49.7%
Refinance and Acquisition	1	24,000,000	3.1	6.88000%	117	1.39x	11.5%	57.8%	56.4%
Recapitalization	1	14,000,000	1.8	5.82000%	115	1.53x	9.2%	59.5%	59.5%
Total / Weighted Average:	46	$785,102,870	100.0%	5.89592%	103	1.94x	12.2%	53.0%	51.7%
(1)	In the case of Loan Nos. 1, 2, 3, 5, 6, 7, 8, 9, 10, 12, 15, 21, 22, 26, 28, 30 and 33, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 3, 8, 18, 27 and 30, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related Subordinate Companion Loans and/or related mezzanine loans.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 7, 11 and 15, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as portfolio assumption. In the case of Loan No. 14, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an appraised value based on a prospective value upon stabilization. In the case of Loan No. 21, the Cut-off Date Loan-to-Value Ratio and the Maturity Date/ARD Loan-to-Value Ratio are calculated by using an as portfolio assuming reserves. In the case of Loan Nos. 17 and 36, the Cut-off Date Loan-to-Value Ratio and Maturity/ARD Loan-to-Value Ratio are calculated by using an appraised value based on an as complete assumption. Refer to “Description of the Mortgage Pool—Certain Calculations and Definitions—Appraised Value” in the Preliminary Prospectus for additional details.

C-5

Annex C	BMO 2023-C4
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
4	BMO	Weston at Copperfield	Houston, TX	Multifamily	$28,000,000	3.6%	FREMF 2019-KF58
8	BMO	Park West Village	New York, NY	Multifamily	$26,000,000	3.3%	UBSCM 2017-C2, UBSCM 2017-C3, UBSCM 2017-C4
9	BMO	Green Acres	Valley Stream, NY	Retail	$26,000,000	3.3%	COMM 2013-GAM
10	CREFI	575 Broadway	New York, NY	Mixed Use	$25,951,292	3.3%	UBSBB 2013-C6
15.01	LMF	Hudson Bridge Crossing	Stockbridge, GA	Retail	$3,800,000	0.5%	COMM 2014-LC15
15.02	LMF	Shoppes at Westgate	Leland, NC	Retail	$2,771,429	0.4%	COMM 2014-LC15
15.03	LMF	Shoppes at Richland	Aiken, SC	Retail	$2,442,857	0.3%	COMM 2014-LC15
15.04	LMF	Shoppes at White Knoll	Lexington, SC	Retail	$2,185,714	0.3%	COMM 2014-LC15
15.05	LMF	Chamblee Village	Atlanta, GA	Retail	$2,014,286	0.3%	COMM 2014-LC15
15.07	LMF	Grandview Station	Marion, NC	Retail	$1,914,286	0.2%	COMM 2014-LC15
15.08	LMF	Glenn View Station	Durham, NC	Retail	$1,857,143	0.2%	COMM 2014-LC15
15.09	LMF	Shoppes at Raeford	Raeford, NC	Retail	$1,485,714	0.2%	COMM 2014-LC15
15.10	LMF	Shoppes at Oxford	Oxford, NC	Retail	$1,457,143	0.2%	COMM 2014-LC15
15.11	LMF	Shoppes at Goldsboro	Goldsboro, NC	Retail	$1,257,143	0.2%	COMM 2014-LC15
15.12	LMF	Village at Red Bridge	Locust, NC	Retail	$885,714	0.1%	COMM 2014-LC15
18	Oceanview	Naples Center	Naples, FL	Mixed Use	$22,000,000	2.8%	GSMS 2013-GC14
19	LMF	Hampton by Hilton Inn & Suites Wellington	Wellington, FL	Hospitality	$21,000,000	2.7%	MSBAM 2014-C16
23	LMF	TownePlace Suites Port St. Lucie I-95	Port St. Lucie, FL	Hospitality	$16,600,000	2.1%	ACRES 2021-FL2
25.01	GCMC	Norton Commons	Norton, VA	Retail	$8,550,000	1.1%	GSMS 2013-GC16
25.02	GCMC	Marketplace At Locust Grove	Locust Grove, GA	Retail	$4,850,000	0.6%	CGCMT 2013-GC15
25.03	GCMC	Lexington Shopping Center	Lexington, NC	Retail	$2,600,000	0.3%	CGCMT 2013-GC15
28	BMO	Kingston Square Apartments	Indianapolis, IN	Multifamily	$14,000,000	1.8%	ARCLO 2021-FL2
29	LMF	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	Lake Worth, FL	Hospitality	$12,800,000	1.6%	MSBAM 2014-C16
33.01	Natixis	Oak Ridge Technical Center	Oak Ridge, TN	Office	$7,687,350	1.0%	JPMCC 2012-C6
33.02	Natixis	Oak Ridge Corporate Center	Oak Ridge, TN	Office	$2,873,547	0.4%	JPMCC 2012-C6
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

C-6

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Contacts
Role	Party and Contact Information
Depositor	BMO Commercial Mortgage Securities LLC c/o BMO Capital Markets Corp.
	Attention: Paul Vanderslice, Michael Birajiclian and David Schell		Paul.Vanderslice@bmo.com, Michael.Birajiclian@bmo.com and David.Schell@bmo.com
151 West 42nd Street | New York, NY 10036 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Attention: Executive Vice President – Division Head		NoticeAdmin@midlandls.com; AskMidland@midlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	LNR Partners, LLC
	LNR CMBS Notices	(305) 695-5600	lnr.cmbs.notices@lnrproperty.com
2340 Collins Avenue, Suite 700 | Miami Beach, FL 33139 | United States
Operating Advisor & Asset Representations Reviewer	Pentalpha Surveillance LLC
	Attention: Don Simon		notices@pentalphasurveillance.com
Two Greenwich Office Park | Greenwich, CT 06831 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
K-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
K-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
K-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Mar-23	0	0	0	0	0	0
Feb-23	0	0	0	0	0	0
Jan-23	0	0	0	0	0	0
Dec-22	0	0	0	0	0	0
Nov-22	0	0	0	0	0	0
Oct-22	0	0	0	0	0	0
Sep-22	0	0	0	0	0	0
Aug-22	0	0	0	0	0	0
Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Modified Loan Detail

		Pre-Modification		Post-Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Modification Closing Date	Modification Effective Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	03/17/23	BMO 2023-C4 Mortgage Trust
Determination Date:	03/13/23
Record Date:	02/28/23	Commercial Mortgage Pass-Through Certificates Series 2023-C4

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

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ANNEX E-1A

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of BMO, LMF, AREF, Natixis, Oceanview, GCMC and SMC (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charges) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).
E-1A-1

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Issuing Entity against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.
(5)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-off Date, to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.
(6)	Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 7 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or
E-1A-2

insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(7)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage.
(8)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (6) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule E-1A-1 to this Annex E-1A.
(9)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related
E-1A-3

Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(10)	Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(11)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(12)	Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon.
(13)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(14)	Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 7), an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents; (f) the current ability of the Mortgaged Property
E-1A-4

to generate net cash flow sufficient to service such Mortgage Loan; or (g) the current principal use of the Mortgaged Property.

(15)	Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of an Outside Serviced Mortgage Loan, to the depositor under the related Outside Servicing Agreement or the related Outside Servicer for the related Other Securitization Trust).
(16)	No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(17)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain

E-1A-5

coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(18)	Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 7) and survey, if any, an engineering report or property condition assessment as described in paragraph 11, applicable local law compliance materials as described in paragraph 25, and the ESA (as defined in paragraph 41), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain
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cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

(19)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.
(20)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(21)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.
(22)	Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination
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with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(23)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Issuing Entity.
(24)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(25)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it will keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.
(27)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor will have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage
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Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(28)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 33), in each case of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 33 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the condemnation proceeds or the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(29)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any
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individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

(30)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex E-1B; provided, that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(31)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 28 and 33 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1 to this Annex E-1A, or future permitted mezzanine debt as set forth on Schedule E-1A-2 to this Annex E-1A or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule E-1A-3 to this Annex E-1A or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(32)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged
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Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(33)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(34)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.
(35)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except by any written instruments which are included in the related Mortgage File;
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(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;
(e)	Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (provided that proper notice is delivered to the extent required in accordance with the Ground Lease or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provided that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;
(j)	Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
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(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(36)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.
(37)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(38)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.
(39)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(40)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule E-1A-4 to this Annex E-1A, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (40) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.
(41)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the
E-1A-13

existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, Fitch Ratings, Inc. and/or A.M. Best Company; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(42)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) is a Member of the Appraisal Institute, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement or is accomplished by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirement of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.
(43)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.
(44)	Cross-Collateralization. No Mortgage Loan is cross collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.
(45)	Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.
E-1A-14

For purposes of this Annex E-1A, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex E-1A, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex E-1A, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties, in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) will be deemed within the Mortgage Loan Seller’s knowledge.

E-1A-15

SCHEDULE E-1A-1 to ANNEX E-1A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	BMO Mortgage Loans	SMC Mortgage Loans	LMF Mortgage Loans	AREF Mortgage Loans	Oceanview Mortgage Loans	Natixis Mortgage Loans	GCMC Mortgage Loans
3	Gilardian NYC Portfolio	—	—	—	—	—	—
18	—	—	—	—	Naples Center	—	—
27	180-186 Cedar Street	—	—	—	—	—	—

E-1A-16

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	BMO Mortgage Loans	SMC Mortgage Loans	LMF Mortgage Loans	AREF Mortgage Loans	Oceanview Mortgage Loans	Natixis Mortgage Loans	GCMC Mortgage Loans
2	—	—	—	Rialto Industrial	—	—	—
4	Weston at Copperfield	—	—	—	—	—	—
13	315 5th Avenue	—	—	—	—	—	—

E-1A-17

SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

None.

E-1A-18

SCHEDULE E-1A-4 to ANNEX E-1A

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Loan No.	BMO Mortgage Loans	SMC Mortgage Loans	LMF Mortgage Loans	AREF Mortgage Loans	Oceanview Mortgage Loans	Natixis Mortgage Loans	GCMC Mortgage Loans
3	Gilardian NYC Portfolio	—	—	—	—	—	—
13	315 5th Avenue	—	—	—	—	—	—
19	—	—	Hampton by Hilton Inn & Suites Wellington	—	—	—	—
23	—	—	TownePlace Suites Port St. Lucie I-95	—	—	—	—
28	Kingston Square Apartments	—	—	—	—	—	—
29	—	—	Hampton by Hilton Inn West Palm Beach-Lake Worth-Turnpike	—	—	—	—
34	Gary Indiana Portfolio	—	—	—	—	—	—
38	—	—	—	—	DPM – St Charles, MO	—	—
42	—	—	—	—	DPM – Columbus, OH	—	—
43	—	—	—	—	DPM – Saginaw, MI	—	—

E-1A-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Orizon Aerostructures (Loan No. 7)

The sole tenant has the option to purchase the Mortgaged Property at any time after the fifth year of its lease, subject to the Mortgagor’s right to defer the closing date of such purchase until after the Mortgage Loan prepayment or defeasance lockout period.

In addition, if the Mortgagor desires to sell the Mortgaged Property, the Mortgagor is required to give the sole tenant the right to purchase the Mortgaged Property for a price and on terms and conditions, set forth in a notice pursuant to the terms of the sole tenant’s lease. The right to purchase does not apply upon a foreclosure, deed in lieu thereof or to a subsequent sale thereafter.

(6) Lien; Valid Assignment (7) Permitted Liens; Title Insurance	Societal CDMO (Loan No. 16)	The sole tenant has each of a purchase option, right of first refusal and right of first offer to purchase the Mortgaged Property. The right of first refusal and right of first offer do not apply to a foreclosure or deed in lieu thereof or other acquisition of title to the Mortgaged Property by a lender.
(8) Junior Loans	Green Acres (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to enter into a Property-Assessed Clean Energy (“PACE”) loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(8) Junior Loans	Great Lakes Crossing Outlets (Loan No. 12)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the Mortgagee’s approval and delivery of a rating agency confirmation.
(17) Insurance	Kingston Square Apartments (Loan No. 28)	The Mortgagor is permitted to maintain a portion of the required insurance coverage with insurance companies which do not meet the ratings requirements provided that the Mortgagor is required to replace such insurance companies with sufficiently rated carriers at policy renewal or earlier if the current A.M. Best rating of any such insurance company is withdrawn or downgraded.
(17) Insurance	Gilardian NYC Portfolio (Loan No. 3)	The Mortgagor is permitted to maintain a portion of the required insurance coverage for the 114 West 86th Street Mortgaged Property from an insurer, Obsidian Specialty Insurance Company, that currently has a rating of A-:VII from A.M. Best Company, provided that the Mortgagor is required to replace such policy with sufficiently rated carriers at policy renewal or earlier if the current A.M. Best rating of Obsidian Specialty Insurance Company is withdrawn or downgraded.
E-1B-1

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	Orizon Aerostructures (Loan No. 7)

The Mortgage Loan documents permit the Mortgagor to rely on the insurance or self-insurance provided by Orizon Aerostructures, the sole tenant at the related Mortgaged Property provided that, among other conditions, (i) the related lease remains in full force and effect, (ii) the tenant is not in default under the lease, (iii) the tenant is required to rebuild and/or repair the Mortgaged Property and is not entitled to any period of rent abatement, and (iv) the tenant has satisfied all insurance requirements under its lease.

The Mortgage Loan documents provide that, with respect to the disbursement of net proceeds, the holding and disbursement of such net proceeds are subject to the terms of the sole tenant’s lease; provided, that (i) the related lease remains in full force and effect and (ii) the tenant is diligently prosecuting the completion of the restoration of the Mortgaged Property.

(17) Insurance	Cadence (Loan No. 11)

The Mortgagor’s in-place business interruption insurance only has a 90-day extended period of indemnity.

The Mortgage Loan documents permit the Mortgagor to rely on the insurance or self-insurance provided by Cadence, the sole tenant at the related Mortgaged Property provided that, among other conditions, (i) the related lease remains in full force and effect and (ii) the tenant has satisfied all insurance requirements under its lease. One of the insurance policies provided by Cadence is with an insurer that does not meet the ratings requirements. The Mortgagor is required to request that Cadence use commercially reasonable efforts to replace such insurer with a sufficiently rated carrier at policy renewal; provided, however, the Mortgagor is not obligated under the related Mortgage Loan agreement to require Cadence to replace such insurer.

The Mortgage Loan documents provide that, with respect to the disbursement of net proceeds, the holding and disbursement of such net proceeds are subject to the terms of the sole tenant’s lease; provided, that (i) the related lease remains in full force and effect, (ii) the related lease requires that the Mortgaged Property be promptly restored to the condition it was in immediately preceding the applicable casualty, (iii) if the applicable net proceeds equal or exceed the restoration threshold, such net proceeds are held by the Mortgagee or an eligible institution designated by the Mortgagee and disbursed in a commercially reasonable manner to pay for the ongoing costs of the restoration, (iv) the tenant pursuant to the lease diligently conducts the restoration in a good faith and commercially reasonable manner, and (v) the related lease remains in full force and effect following the applicable casualty or condemnation.

The Mortgage Loan agreement provides that excess net insurance proceeds, after restoration of the Mortgaged Property, may be made available to the Mortgagor.

(17) Insurance	Societal CDMO (Loan No. 16)	With respect to liability policies required under the Mortgage Loan documents, the Mortgagor is permitted to rely on the insurance or self-insurance provided by Societal CDMO, the sole tenant at the related Mortgaged Property, provided that the related lease remains in full force and effect.
E-1B-2

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	Stoney Creek Hotel Portfolio (Loan No. 22)	The Mortgagor is permitted to maintain portions of the required insurance coverage with insurance companies which do not meet the ratings requirements provided that the Mortgagor is required to replace such insurance companies with sufficiently rated carriers if the current A.M. Best rating of any such insurance company is withdrawn or downgraded.
(17) Insurance	Great Lakes Crossing Outlets (Loan No. 12)

The Mortgage Loan documents permit a deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property (collectively, the “Required Deductible”), In addition, the Mortgagor is permitted to maintain a retention amount, up to a $10,000,000 aggregate deductible and subject to a $5,000,000 per occurrence deductible, in addition to the Required Deductible, solely as it pertains to flood and hail losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remains prefunded at all times during the term of the Mortgage Loan, and (3) the Mortgagor has submitted evidence satisfactory to the Mortgagee and the rating agencies of such prefunded arrangement at the request of the Mortgagee or rating agency.

The Mortgage Loan documents permit an insurance deductible or self-insured retention not to exceed $750,000, with respect to the required commercial general liability insurance.

(17) Insurance	Green Acres (Loan No. 9)	The Mortgage Loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a liability insurance deductible up to $350,000.
(18) Access; Utilities; Separate Tax Parcels	Societal CDMO (Loan No. 16)	The Mortgaged Property is part of a larger tax parcel that includes an adjacent property owned by an unaffiliated third party and not part of the collateral for the Mortgage Loan. The Mortgage Loan documents require the Mortgagor to cause the appropriate governmental authority to issue a separate tax parcel identification number for the Mortgaged Property in accordance with the terms of the Mortgage Loan documents.
(25) Local Law Compliance	Park West Village (Loan No.8)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgage Loan agreement requires the Mortgagors to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
(25) Local Law Compliance	Kingston Square Apartments (Loan No. 28)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, certain building and fire code violations are open at the Mortgaged Property. The Mortgage Loan documents require the borrower to cure such violations.
(25) Local Law Compliance	Orizon Aerostructures (Loan No. 7)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the 615 W Cherry Street, Chanute, KS Mortgaged Property as an industrial/manufacturing
E-1B-3

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
facility is legal non-conforming as such use is not permitted under the applicable current zoning code.
(25) Local Law Compliance	Cadence (Loan No. 11)

Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the 1789 Hock Avenue Mortgaged Property is legal non-conforming due to the storage of Class 1 or 2 combustible liquids which is not permitted under the applicable current zoning code.

The use of the 2070 Highway 150 Mortgaged Property as an industrial warehouse/distribution facility is legal non-conforming as such use is not permitted under the applicable current zoning code.

Additionally, each of the (i) 1789 Hock Avenue Mortgaged Property, (ii) 2070 Highway 150 Mortgaged Property and (iii) 101 East Jefferson Avenue Mortgaged Property is legal non-conforming as to the property due to setbacks. The law and ordinance insurance coverage obtained for the Mortgaged Properties has a $100,000 per occurrence combined coverage limit, which may not be considered customary.

(25) Local Law Compliance	Stoney Creek Hotel Portfolio (Loan No. 22)

Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the Stoney Creek Inn Galena Mortgaged Property as a hotel is legal non-conforming as such use is not permitted under the applicable current zoning code. The use as hotel requires a special use permit under the current zoning code and the Mortgagor has not obtained such a permit.

Additionally, certain fire code violations are open at the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property, and the Mortgage Loan agreement requires the Mortgagor to remove (or cause to be removed) the violations in accordance with the terms of the Mortgage Loan agreement.

(25) Local Law Compliance	Gary Indiana Portfolio (Loan No. 34)	The Gary Multifamily Mortgaged Property is legal non-conforming as to lot area. Under the applicable current zoning code, the Gary Multifamily Mortgaged Property is required to have 193,750 square feet total lot area but currently has 170,755 square feet of total lot area.
(25) Local Law Compliance	Green Acres (Loan No. 9)

Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, the use of a portion of the Mortgaged Property as a restaurant is legal non-conforming as such use is not permitted under the applicable current zoning code unless a special use permit is obtained from the local municipality. If a structure in which a legal non-conforming use is conducted is destroyed or damaged by any casualty in excess of 50% of its reconstruction or replacement value cost (exclusive of foundations) at the time of such destruction or damage, whichever is less, such structure may only be restored in accordance with the current zoning code. Otherwise, such structure may be restored to its prior legal non-conforming use within one year after such destruction or damage, but may not be enlarged.

The zoning report delivered at origination had certain building violation searches pending. The Mortgage Loan agreement requires the Mortgagor to use commercially reasonable efforts to cause (i) delivery of the building violation search results within 30 days of the

E-1B-4

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

 origination date or such longer period as may be necessary if the delay is caused by or attributable to the municipality and (ii) the applicable tenants of the Mortgaged Property to remedy any such building violations.

(26) Licenses and Permits	Park West Village (Loan No. 8)	The zoning reports delivered in connection with the origination of the Park West Village Whole Loan showed certain outstanding code violations affecting the Mortgaged Property, and the Mortgage Loan agreement requires the Mortgagors to remove (or cause to be removed) those violations in accordance with the terms of the Park West Village Whole Loan agreement.
(26) Licenses and Permits	Stoney Creek Hotel Portfolio (Loan No. 22)	Pursuant to the zoning report delivered in connection with the origination of the Mortgage Loan, use of the Stoney Creek Inn Galena Mortgaged Property as a hotel is legal non-conforming as such use is not permitted under the applicable current zoning code. The use as hotel requires a special use permit under the current zoning code and the Mortgagor has not obtained such a permit.
(27) Recourse Obligations	Green Acres (Loan No. 9)	The Mortgage Loan documents do not expressly provide for recourse for misappropriation of security deposits.
(27) Recourse Obligations	Great Lakes Crossing Outlets (Loan No. 12)

For so long as one or more of The Taubman Realty Group LLC (“TRG”), Simon Property Group, L.P. (“SPG LP”) or Simon Property Group, Inc. or an affiliate of TRG, SPG LP or Simon Inc. is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s aggregate liability is limited to 20% of the Whole Loan amount, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the Mortgagee in the enforcement of the related guaranty or the preservation of the Mortgagee’s rights under such guaranty.

The Mortgagor and the non-recourse carveout guarantor will not have liability under the full recourse carveouts for transfers in violation of the Whole Loan documents or breaches of the special purpose entity covenants or any loss carveout in the Whole Loan documents, provided that the circumstance, event or condition which gave rise to the carveout is attributable to one or more of the following: (i) insufficient revenue from the Mortgaged Property; (ii) the Mortgagor’s lack of access to revenue from the Mortgaged Property as the result of the Mortgagee’s exercise of remedies with respect to the Mortgaged Property’s cash flows; (iii) the insolvency of the Mortgagor or negative cash flow from the Mortgaged Property and/or the actual or constructive admission of the same by any means in any context; (iv) the payment of the Mortgagor’s debts and liabilities as they become due and payable from sources other than the Mortgaged Property; (v) the failure to pay the Whole Loan or other obligation or debts of the Mortgagor, as the result of (i) through (iii) above; or (vi) the imposition of any lien or encumbrance on the Mortgaged Property by a creditor of the Mortgagor through a judgment of exercise of statutory right, where such lien or encumbrance arises from the non-payment of amounts owing to such creditor as the result of clauses (i) through (iii) above.

E-1B-5

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(30) Acts of Terrorism Exclusion	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(31) Due on Sale or Encumbrances	Green Acres (Loan No. 9)	The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $10,000,000 without the consent of the Mortgagee or rating agency confirmation.
(31) Due on Sale or Encumbrances	Great Lakes Crossing Outlets (Loan No. 12)

The Mortgage Loan documents permit the pledge of interest by a direct or indirect owner of the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions, involving multiple underlying real estate assets.

The Mortgage Loan documents permit the Mortgagor to enter into a PACE loan for an amount not to exceed $5,000,000, subject to the Mortgagee’s approval and delivery of a rating agency confirmation.

(32) Single-Purpose Entity	Stoney Creek Hotel Portfolio (Loan No. 22)	Stoney Creek Caterers, LLC, a wholly-owned subsidiary of the related Mortgagor, holds the associated liquor license with respect to the Stoney Creek Hotel Quad Cities – Moline Mortgaged Property.
(32) Single-Purpose Entity	The Chatham Retail Condo (Loan No. 20)	The related Mortgagor previously owned certain other property adjacent to the Mortgaged Property that was transferred to an affiliate of the Mortgagor prior to origination.
(33) Defeasance	Great Lakes Crossing Outlets (Loan No. 12)	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, though accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
(35) Ground Leases	Green Acres (Loan No. 9)

The term of the ground lease covering a portion of the Mortgaged Property (the “Green Acres Ground Lease”) terminates on August 12, 2026, subject to two six-year extension options.

The Green Acres Ground Lease does not expressly provide a cure period that includes sufficient time to gain possession of the interest of the lessee under the Green Acres Ground Lease; however the Green Acres Ground Lease does provide for additional time as needed if the default is not susceptible to cure within 30 days (provided that the Mortgagee diligently pursues such cure).

If a casualty occurs within the final five years prior to the expiration of the term of the Green Acres Ground Lease, and costs exceed $1,000,000, the Green Acres Ground Lease provides that the Mortgagor is permitted to terminate the Green Acres Ground Lease; however, the Mortgage Loan documents prohibit a termination of the Green Acres Ground Lease by the Mortgagor without the Mortgagee’s prior written consent.

The Green Acres Ground lease requires that the ground lessor give the Mortgagee notice of default if the Mortgagee was made known to the ground lessor in writing. The Green Acres Ground Lease does

E-1B-6

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
not provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee.
(40) Organization of Mortgagor	Gary Indiana Portfolio (Loan No. 34) Kingston Square Apartments (Loan No. 28)	The Mortgagors are affiliated through a common sponsor.
(40) Organization of Mortgagor	Gilardian NYC Portfolio (Loan No. 3) 315 5th Avenue (Loan No. 13)	The Mortgagors are affiliated through a common sponsor.
(42) Appraisal	Park West Village (Loan No. 8)	The appraisal of the Mortgaged Property is dated as of April 25, 2022 and the effective date of valuation is January 20, 2022, which is more than six months before the Mortgage Loan origination date of August 3, 2022.
E-1B-7

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(LMF COMMERCIAL, LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(7) Permitted Liens; Title Insurance	TownePlace Suites Port St. Lucie I-95 (Loan No. 23)	Marriott International, Inc., the franchisor, has a right of first refusal to purchase the Mortgagor’s interest in the Mortgaged Property in the event of a proposed transfer of the Mortgaged Property or any interest in the Mortgagor or any “Control Affiliate” (as such term is defined in the franchise agreement) to a “Competitor” of the franchisor (as such term is defined in the franchise agreement). This right applies to a transfer to a “Competitor” in connection with a foreclosure, judicial or legal process, but is subordinate to the exercise of the rights of a bona fide lender who is not a “Competitor”.
(25) Local Law Compliance	WRS Retail Portfolio (Loan No. 15)	Hudson Bridge Crossing Mortgaged Property – The drive-through use of an outparcel restaurant on the Mortgaged Property is a pre-existing legally non-conforming use, as drive-through uses are not permitted use under current zoning laws. In the event of a casualty, to Mortgaged Property that exceeds 50% of the replacement costs at the time of the casualty, the Mortgaged Property may only be restored in conformance with the current zoning laws.
(25) Local Law Compliance	Whispering Lakes MHC (Loan No. 46)	The use of the portion of the Mortgaged Property located within the town of Newton as a mobile home park is a pre-existing legally non-conforming use, as mobile home parks are not permitted uses under the current zoning laws. In the event of a casualty that does not exceed 75% of the replacement costs of the total structure at the time of the casualty, the Mortgaged Property may be restored to its existing use provided that such use is not discontinued for more than one year from such casualty.
E-1B-8

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(17) Insurance	151 NW 24th Street (Loan No. 37)	The Mortgagor’s business interruption insurance covers windstorm-related losses up to $640,000, which is less than 12 months of debt service payments, reserve payments and operating expenses for the Mortgaged Property.
(25) Local Law Compliance	Sunnybrook MHC (Loan No. 41)	The Mortgaged Property is legal non-conforming as to use.
(25) Local Law Compliance	Sunnybrook MHC (Loan No. 41)	At least six mobile home sites at the Mortgaged Property have been vacant for at least 365 days and would require prior approval from the applicable municipality to be used for mobile home use.
(25) Local Law Compliance	Sunnybrook MHC (Loan No. 41)	The on-site wastewater treatment facility at the Mortgaged Property is non-compliant with state regulations due to previously reported exceedance of nitrogen, ammonia total. The Mortgagor is required to remediate any violations relating to the wastewater treatment facility.
(26) Licenses and Permits	Sunnybrook MHC (Loan No. 41)	At least six mobile home sites at the Mortgaged Property have been vacant for at least 365 days and would require prior approval from the applicable municipality to be used for mobile home use.
E-1B-9

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(OCEANVIEW COMMERCIAL MORTGAGE FINANCE, LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

E-1B-10

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(ARGENTIC REAL ESTATE FINANCE LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Lien; Valid Assignment	Walgreens Orlando Operations Center (Loan No. 24)	Pursuant to the terms of its lease, Walgreen Co. has a right of first refusal (“ROFR”) to purchase the Mortgaged Property if Mortgagor receives a bona fide third-party offer to purchase the Mortgaged Property. Upon receipt of notice from the Mortgagor of a bona fide third-party offer, Walgreen Co. will have 20 days to exercise its ROFR.
(7) Permitted Liens; Title Insurance	Rialto Industrial (Loan No. 2)

The Mortgagor is subject to pending litigation (the “Saadia Litigation”) in which Saadia Square LLC (“Saadia”), an indirect equity holder in the prior owner of the Mortgaged Property, alleges that it held an unrecorded right of first offer for the purchase of the Mortgaged Property (the “ROFO”) and that the ROFO was violated when the Mortgagor purchased the Mortgaged Property pursuant to a separate option to purchase the Mortgaged Property granted to a Mortgagor affiliate (the “Option”). The prior owner of the Mortgaged Property (the “Rialto Industrial Seller”) is indirectly owned by SM Logistics Holdco LLC (“SM Holdco”), which in turn has two members: Saadia and SM Logistics Member LLC (“SM Holdco Member”). Saadia alleges a scheme by the Mortgagor and other defendants (including SM Holdco Member which allegedly, as the indirect controlling equity holder of the Rialto Industrial Seller, caused the Rialto Industrial Seller to sell the Mortgaged Property to the Mortgagor in violation of SM Holdco’s operating agreement which contained the ROFO) to deny Saadia the benefits of the ROFO and included causes of action for breach of contract due to an alleged failure to honor the ROFO, breach of the covenant of good faith and fair dealing, intentional interference, specific performance and injunctive relief, and declaratory judgment. Saadia is seeking specific enforcement of the ROFO and damages to be determined at trial. On November 3, 2022, Saadia served a subpoena on a Mortgagee affiliate for production of documents in connection with the Saadia Litigation. The Mortgagee affiliate, Argentic Real Estate Investment LLC, executed a term sheet to provide a floating rate financing secured by the Mortgaged Property to the Mortgagor in 2021 which was never effectuated.

Pursuant to the Mortgage Loan documents, the Mortgagor represented and warranted that at the time the Option was entered into, none of the Mortgagor, any guarantor or any affiliate had knowledge of any other person or entity that had a right to purchase the Mortgaged Property. In addition, under the Mortgage Loan documents (i)(a) a litigation reserve was established in the amount of $50,000 for the payment of any costs and expenses incurred by the Mortgagee or any indemnified party under the Mortgage Loan documents in connection with the Saadia Litigation and (b) subject to the terms of the Mortgage Loan documents, if the funds in the litigation reserve are less than $25,000, the Mortgagor is required to deposit an amount such that the funds in the litigation reserve are equal to $50,000 and (ii) the Mortgagor agreed that: (a) the Mortgagor

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

will defend, indemnify and hold harmless the Mortgagee for any liabilities, costs or expenses relating to the Saadia Litigation; (b) the Mortgagor may not settle the Saadia Litigation without the Mortgagee’s prior written consent, subject to certain exceptions; (c) in any litigation relating to the Saadia Litigation in which the Mortgagee is a party (either because the Mortgagee is named as a party or because the Mortgagor is a party and the Mortgagee elects to intervene in such case), the Mortgagee will have the right to retain counsel to represent the Mortgagee at the Mortgagor’s cost and expense; (d) the Mortgagor will keep the Mortgagee informed on a regular basis as to the status of the Saadia Litigation, the defense thereof and any settlement discussions; and (e) following the stated maturity or any acceleration of the Mortgage Loan, the Mortgagee will have the right to take any action it deems necessary or appropriate in connection with the Saadia Litigation subject to certain conditions (collectively, the “Mortgagor’s Saadia Litigation Obligations”). The Mortgage Loan documents provide that the Mortgagor and the guarantors have recourse liability for any breach of the Mortgagor’s Saadia Litigation Obligations; provided, however, that prior to asserting any claim against the guarantors in respect of the Mortgagor’s Saadia Litigation Obligations, if the Mortgagee determines in good faith that such claim is fully insured under the title insurance policy, then the Mortgagee may not assert such claim against the guarantors until the Mortgagee has asserted a claim under its title insurance policy and either (1) such claim has been denied in whole or in part by any issuer of the title insurance policy or (2) such claim remains unpaid in whole or in part sixty days after the date the Mortgagee submitted such claim in writing to the title company.

At origination, Fidelity National Title Insurance Company (the “Title Company”) issued a title insurance policy with respect to the Mortgaged Property without exception for the Saadia Litigation or any matters relating thereto. The Mortgagor has funded a $2,000,000 litigation escrow with the Title Company, for the benefit of the Title Company, to support an indemnity given or to be given to the Title Company by the guarantors with respect to the Saadia Litigation.

(7) Permitted Liens; Title Insurance	Walgreens Orlando Operations Center (Loan No. 24)	See exception to Representation and Warranty No. 6.
(14) Actions Concerning Mortgage Loan	Rialto Industrial (Loan No. 2)	See exception to Representation and Warranty No. 7.
(17) Insurance	Rialto Industrial (Loan No. 2)	Pursuant to the Mortgage Loan documents, the Mortgagor is permitted to maintain a portion of the liability coverage required thereunder with insurance companies which do not meet the requirements thereunder (the “Otherwise Rated Insurers”) in their current participation amounts and positions within a certain syndicate, provided that (A) the Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the Mortgage Loan documents and (B) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, the Mortgagor is required to replace any Otherwise Rated Insurer with an insurance
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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
company meeting the rating requirements set forth in the Mortgage Loan documents.
(17) Insurance	Walgreens Orlando Operations Center (Loan No. 24)

Pursuant to the Mortgage Loan documents, the insurance requirements of the Mortgagor may be satisfied by the self-insurance of the master tenant, Keystone 1031 Orlando Office Master Tenant, LLC (a borrower-affiliate), and/or the sole tenant, Walgreen Co. As of origination of the Mortgage Loan, Walgreen Co. is providing existing building insurance coverage for the Mortgaged Property.

Pursuant to its lease, any insurance carried or required to be carried by Walgreen Co. pursuant to the lease may be satisfied by the self-insurance of Walgreen Co. contingent on (i) Walgreen Co.’s net worth meeting or exceeding $500,000,000 and (ii) the policy or policies obtained through self-insurance not providing lesser coverage than stand-alone property insurance policies would provide.

(27) Recourse Obligations	Rialto Industrial (Loan No. 2)	The Mortgage Loan documents provide for recourse against the Mortgagor and guarantor to the extent of any losses to the Mortgagee arising out of an event of default due to (A) a transfer of fee simple title to the Mortgaged Property or any portion thereof, (B) a transfer of a direct or indirect controlling interest in the Mortgagor or (C) a transfer (or series of transfers) of a 49% or greater direct or indirect ownership interest in the Mortgagor; provided, however, an involuntary transfer occurring upon a foreclosure of the permitted mezzanine loan will not result in recourse liability pursuant to clauses (B) and/or (C) so long as none of the Mortgagor, the Mortgagor’s sole member or any affiliate, officer, director or representative which, directly or indirectly, controls the Mortgagor and/or the Mortgagor’s sole member colludes with, consents to, or otherwise actively assists in such foreclosure. In addition, the Mortgage Loan documents provide that the mere failure to provide notice as required pursuant to the definition of “Permitted Transfer” in the Mortgage Loan documents will not result in an automatic event of default, provided the same is delivered to the Mortgagee within 3 business days after written request from the Mortgagee.
E-1B-13

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(NATIXIS REAL ESTATE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(25) Local Law Compliance	70 Hudson Street (Loan No. 1)	There are open building code violations at the Mortgaged Property. The Mortgage Loan documents require the Mortgagor to use commercially reasonable efforts to cure such violations.
(27) Recourse Obligations	70 Hudson Street (Loan No. 1)	The Mortgage Loan documents provide that the Mortgage Loan is recourse to the Mortgagor only as there is no separate guarantor for this Mortgage Loan.
(28) Mortgage Releases	All Mortgage Loans transferred by Natixis	If the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such and will not be subject to any tax.
(41) Environmental Conditions	70 Hudson Street (Loan No. 1)	The date of the environmental site assessment is October 24, 2022, which is not 12 months prior to the origination date of the related Mortgage Loan.
(41) Environmental Conditions	Oak Ridge Office Park (Loan No. 33)	The dates of the environmental site assessments are November 17, 2022, and November 18, 2022, which are not 12 months prior to the origination date of the related Mortgage Loan.
(42) Appraisal	70 Hudson Street (Loan No. 1)	The date of the appraisal is October 19, 2022, which is not within six months of the Mortgage Loan origination date.
(42) Appraisal	Oak Ridge Office Park (Loan No. 33)	The date of the appraisals is November 1, 2022, which is not within six months of the Mortgage Loan origination date.
E-1B-14

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(GREYSTONE COMMERCIAL MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(32) Single-Purpose Entity	Rivercrest 3-Pack Portfolio (Loan No. 25)	So long as no event of default is continuing, the Mortgage Loan documents permit the Mortgagor to utilize a shared operating account with other commercial properties that are owned by affiliates of the Mortgagor and the borrower sponsor and for which the property manager is also acting as property manager, and commingle funds in such shared account, provided that the Mortgagor maintains separate ledgers for each commercial property (including the Mortgaged Property) pursuant to which funds are identified in accordance with the terms of the Mortgage Loan documents.
E-1B-15

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ANNEX E-2A

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each of CREFI and 3650 REIT (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes,

E-2A-1

Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Loan Documents (a)(1) there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan, which such forbearance, waiver or modification relates to the COVID-19 emergency, (2) as of the Cut-Off Date, to the knowledge of the Mortgage Loan Seller, there has been no written request from the related Mortgagor for a forbearance, waiver or modification of the material terms of the Mortgage Loan, which such request relates to the COVID-19 emergency and (3) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after Cut-Off Date.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-1B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the related Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance
E-2B-2

policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest,
E-2B-3

a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).
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(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury

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(including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements
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on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.
(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
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(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and
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are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-2B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss
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insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth in Annex E-2B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-2A-1, or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.
(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury
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Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes
E-2B-11

by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
E-2B-12

(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-2A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured
E-2B-13

creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-2A-3.
(44)	Hospitality Provisions. The Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.
(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
E-2B-14

(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2B-15

SCHEDULE E-2A-1 to ANNEX E-2A

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	3650 REIT Mortgage Loans
30	—	PetSmart HQ

E-2B-16

SCHEDULE E-2A-2 to ANNEX E-2A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	3650 REIT Mortgage Loans
5	IPG Portfolio	—

E-2B-17

SCHEDULE E-2A-3 to ANNEX E-2A

CROSSED MORTGAGE LOANS

None.

E-2B-18

SCHEDULE E-2A-4 to ANNEX E-2A

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Loan No.	CREFI Mortgage Loans	3650 REIT Mortgage Loans
—	—	—

E-2B-19

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2B

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

(CITI REAL ESTATE FUNDING INC.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(10) Condition of Property	IPG Portfolio (Loan No. 5)	The property condition assessment prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately, in the aggregate, (1) $1,155,900 with respect to the Carbondale Mortgaged Property, (2) $780,000 with respect to the Marysville Mortgaged Property, (3) $150,000 with respect to the Menasha Mortgaged Property, and (4) $60,000 with respect to the Danville Mortgaged Property. No escrow was established at origination of the Mortgage Loan in connection with the cost of such repairs.
(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(24) Local Law Compliance (25) Licenses and Permits	575 Broadway (Loan No. 10)

As of the origination date of the 575 Broadway Mortgage Loan, the first and second floors of the building located on the Mortgaged Property were subject to a temporary certificate of occupancy and the remainder of the Mortgaged Property was not subject to either a temporary certificate of occupancy or permanent certificate of occupancy. Pursuant to the 575 Broadway Mortgage Loan documents, the Mortgagor must use good faith and commercially reasonable efforts to cause a temporary certificate of occupancy to be obtained within 60 days of the date of origination of the 575 Broadway Mortgage Loan (subject to successive extensions of 60 days each to the extent provided in the 575 Broadway Mortgage Loan documents, and the Mortgagor must use good faith and commercially reasonable efforts to cause a permanent certificate of occupancy to be obtained.

In addition, the municipal searches obtained in connection with the origination of the 575 Broadway Mortgage Loan showed certain other outstanding code violations affecting the Mortgaged Property, and the Mortgagor is required to remove (or cause to be removed) those violations in accordance with the terms of the 575 Broadway Mortgage Loan documents.

(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
E-2B-1

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	IPG Portfolio (Loan No. 5)	The three guarantors are severally liable, rather than jointly and severally liable, under the guaranty, in proportion to each guarantor’s percentage ownership interest in the Mortgagor.
(28) Financial Reporting and Rent Rolls	IPG Portfolio (Loan No. 5)	The borrower is required to deliver annual operating statements only to the extent that the borrower prepares an annual balance sheet, statement of cash flow, profit and loss statement and a statement of change in financial position.
(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.
(34) Ground Leases	575 Broadway (Loan No. 10)

In connection with a sale of the ground leasehold interest after foreclosure, the Ground Lease requires the consent of ground lessor (except with respect to an assignment to an affiliate of lender), which consent may not be unreasonably withheld if the purchaser is a party, in the ground lessor’s reasonable judgment, that has the financial standing and experience commensurate with the responsibilities and obligations of the ground lessee. In connection with any transfer of the 575 Broadway Mortgage Loan, the Ground Lease requires that the transferee be an Institution (as such term is defined in the ground lease). In addition, except in connection with an assignment of the Ground Lease to lender, its successors and assigns or a wholly owned affiliate of either (provided such entity is an Institution), such purchaser will be required to post one-year of base rent as a security deposit, which amount is larger than the existing ground lessee’s security deposit of $250,000.

At origination of the 575 Broadway Mortgage Loan, the Mortgagor delivered a letter of credit in an amount equal to the maximum amount of annual base rent payable pursuant to the Ground Lease during any year of the loan term.

Subleases for more than one full floor of the building located on the Mortgaged Property require the reasonable approval of the ground lessor.

The Ground Lease provides that a leasehold mortgagee will be entitled to a new lease for any reason, but does not specifically reference a rejection of the ground lease in a bankruptcy proceeding.

(37) No Material Default; Payment Record	All CREFI Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
(40) Environmental Conditions	IPG Portfolio (Loan No. 5)

The ESA identifies as a REC for the Marysville Mortgaged Property its long history of industrial use, which included the significant use, storage, and handling of chemicals; reports of potential chemical releases; reports of poor housekeeping; and the closure of several underground and aboveground storage tanks for which no

E-2B-2

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

documentation was available. A Phase II ESA was conducted at the Marysville Mortgaged Property to further investigate potential impacts associated with the Marysville Mortgaged Property’s significant industrial history. The Phase II ESA identified impacts to soil and soil vapor above applicable standards. Based on the results of the Phase II ESA, the Phase II ESA consultant recommended conducting a BEA for the Marysville Mortgaged Property, which would allow the person(s) on whose behalf it is performed, such as a new owner or operator, to purchase or begin operating at the Mortgaged Property without taking on liability for historic impacts. The BEA process requires the preparation of a Due Care Plan (“DCP”), which establishes requirements for the safe utilization of impacted property. As part of the DCP process, the Phase II ESA consultant recommended conducting additional investigation to evaluate the vapor intrusion pathway in the vicinity of Building 41A at the Marysville Mortgaged Property. The Phase II ESA consultant estimated the cost to conduct such additional investigation and, if necessary, to design and install a Sub-Slab Depressurization System (“SSDS”) to address any vapor intrusion concerns, to be $125,000 to $200,000. The borrower has agreed under the IPG Portfolio Mortgage Loan documents to cause Intertape Polymer Corp. (“IPG”), the sole tenant at the Mortgaged Property, pursuant to such tenant’s lease, to perform such additional investigation by November 28, 2022 and to commence the next required or recommended investigation, remediation, or mitigation, if any, within 60 days after completion of consultant’s written report of initial further investigation. The borrower has also agreed to cause IPG to perform the BEA by November 13, 2022 and to prepare the DCP by March 28, 2023. Should IPG fail to fulfill its responsibility to address the identified environmental conditions in such time periods, then the borrower is obligated to complete such investigations and/or remediations within at least 90 days after the expiration of the time periods for completion provided to IPG.

The ESA also identified as a controlled REC for the Marysville Mortgaged Property residual impacts to soil and groundwater in an area formerly used for hazardous waste storage and where six underground storage tank (“UST”) had historically operated. This area underwent investigation and remediation pursuant to the Resource Conservation and Recovery Act (“RCRA”) Corrective Action program in the late 1990s through the mid-2000s. The soil and groundwater impacts investigated and remediated in this area were granted closure by the governing agency in 2007 subject to the implementation of a restrictive covenant that prohibits non-industrial use of the applicable portion of the Marysville Mortgaged Property as well as activities that may cause exposure to residually-impacted soil or groundwater. Given that closure has been granted for the former hazardous waste storage area and related USTs, and that a restrictive covenant remains in place to address any residual impacts, the ESA consultant determined that no further investigation was necessary in relation to this matter; however, the consultant did recommend continued implementation of the restrictive covenant requirements placed upon the Marysville Mortgaged Property. The borrower is obligated to comply with such restricted covenant

E-2B-3

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

requirements pursuant to the terms of the IPG Portfolio Loan documents.

The ESA identifies as RECs for the Menasha Mortgaged Property: (1) a fuel oil UST historically used at the site and later closed in place during the 1980s, but for which no closure documentation or confirmation sampling appeared to have been completed, and (2) petroleum impacts to soil near the rail unloading area on the south side of the site, which were granted closure in 1997 without remediation or soil management obligations, but for which the investigation and lack of remediation/soil management obligations would not likely meet current standards. To assess these RECs, a Phase II ESA was conducted at the Menasha Mortgaged Property, which identified constituents in soil and groundwater above applicable standards. No further investigation was recommended in relation to the minimal and low-level soil impacts identified. To confirm groundwater findings, the Phase II ESA consultant recommended that groundwater monitoring be conducted. The cost to conduct this additional groundwater monitoring, which included the installation of five monitoring wells and quarterly sampling for relevant constituents of concern for a two-year period, was estimated to be $55,000 to $75,000. The related Phase II ESA consultant also recommended that the results of the Phase II be submitted to the governing authority. The borrower has agreed under the IPG Portfolio Mortgage Loan documents to cause IPG, the sole tenant at the Mortgaged Property, pursuant to such tenant’s lease, to install and sample the monitoring well by November 28, 2022 and to report sampling results to the Wisconsin Department of Natural Resources (“WDNR”) within 30 days after the later of the time the consultant prepares the report on sampling, or any further pre-reporting sampling recommended by consulting is performed. The borrower has also agreed to cause IPG to commence any post-reporting sampling or actions required by WDNR within 60 days after written direction of such requirement from WDNR, promptly perform any further actions required by WDNR, and diligently pursue no further action letter or equivalent from WDNR. Should IPG fail to fulfill its responsibility to address the identified environmental conditions in such time periods, then the borrower is obligated to complete such investigations and/or remediations within at least 90 days after the expiration of the time periods for completion provided to IPG.

(40) Environmental Conditions	Patuxent & Coliseum (Loan No. 14)	The ESA for the Patuxent Crossing Mortgaged Property identifies as a controlled recognized environmental condition for such Mortgaged Property its historic participation in the Maryland Department of the Environment (“MDE”) Voluntary Cleanup Program (“VCP”). The Mortgaged Property was entered into the VCP in 2017 in relation to impacts caused by dry-cleaning operations historically conducted on site and auto repair operations that continue to be conducted on site. On October 5, 2018, the MDE issued to the Mortgaged Property a No Further Requirements Determination (“NFRD”), which closed the VCP matter but allowed for residual impacts to remain. Given the residual impacts on site, the MDE approved the NFRD with site use restrictions and prohibitions, including restricting the Mortgaged Property to commercial/industrial use, soil excavation and disposal restrictions, and a prohibition on the use of groundwater beneath the property for any purpose. According to the related ESA consultant,
E-2B-4

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the NFRD requires that the MDE be notified in writing at least five days prior to any transfer of the Mortgaged Property, and all site restrictions and prohibitions included within the NFRD must continue to be implemented. As of the origination date of the Patuxent & Coliseum Mortgage Loan, such notice had not been delivered to the MDE in connection with the borrowers’ acquisition of the Mortgaged Property in August 2022.
E-2B-5

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
(3650 REAL ESTATE INVESTMENT TRUST 2 LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Triple Net Portfolio (Loan No. 21)

The sole tenant at the 13210 Kingston Avenue Mortgaged Property, Messer, has a right to purchase the Mortgaged Property for an amount equal to $1,500,000 at any time after October 1, 2024 and before January 1, 2025 (the “Messer Purchase Option”). Pursuant to a subordination, non-disturbance and attornment agreement (i) the Messer Purchase Option is subject and subordinate to the mortgage and (ii) if Messer exercises the Messer Purchase Option, title to the Mortgaged Property may not be conveyed to Messer until such time as all obligations secured by the mortgage have been fully satisfied or, if the Mortgage Loan documents so provide, the Mortgage Loan has been fully defeased.

The sole tenant at the 529 Aldo Avenue Mortgaged Property, NxEdge CSL, has a right of first refusal to purchase the Mortgaged Property in the event of a proposed sale of the Mortgaged Property. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Property in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

The sole tenant at the 120-150 West 154th Street Mortgaged Property, the 417 & 433 West 164th Street Mortgaged Property and the 7051 Patterson Drive Mortgaged Property, Valence Surface Technologies, has a right of first refusal to purchase the Mortgaged Properties in the event of a proposed sale of the Mortgaged Properties. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

The sole tenant at the 10701 East 126th Street North Mortgaged Property and the 1200 North Maitlen Drive Mortgaged Property, Victory Energy, has a right of first refusal to purchase the related Mortgaged Properties in the event of a proposed sale of such Mortgaged Properties. Pursuant to a subordination, non-disturbance and attornment agreement, the right of first refusal does not apply to a transfer of the Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclosure or the first subsequent transfer thereafter.

E-2B-6

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Triple Net Portfolio (Loan No. 21)	See exception to Representation and Warranty No. 5, above.
(10) Condition of Property	PetSmart HQ (Loan No. 30)	The related property condition report is dated March 15, 2021, which is not within 12 months of the Cut-off Date (nor has the related Mortgaged Property otherwise been inspected within 12 months of the Cut-off Date).
(16) Insurance	Triple Net Portfolio (Loan No. 21)	The Loan Documents permit the Mortgagor to rely for certain of the insurance coverages required under the Loan Documents on the insurance maintained by any tenant which is required under its related lease (each, a “Direct-Pay Lease”) to directly or indirectly pay insurance premiums, provided that, among other conditions, (i) the related Direct-Pay Lease (or any replacement lease) is in full force and effect and (ii) the insurance policies maintained by the applicable tenant are reasonably approved by the lender and satisfy the requirements of the Loan Documents in all material respects.
(16) Insurance	800 Cesar Chavez (Loan No. 26)	The Loan Documents permit the Mortgagor to rely on the insurance maintained by the sole tenant at the related Mortgaged Property, Cruise LLC, for certain of the insurance coverages required under the Loan Documents provided that, among other conditions, (i) the related lease is in full force and effect, (ii) Cruise LLC continues to be obligated under the lease to maintain insurance covering the entire Mortgaged Property in form and substance satisfactory to the lender and (iii) the policies maintained by Cruise LLC covering the Mortgaged Property are approved by the lender and satisfy the requirements set forth in the Loan Documents.
(24) Local Law Compliance	Triple Net Portfolio (Loan No. 21)	The 13210 Kingston Avenue Mortgaged Property is legal non-conforming as to use as manufactured storage and distribution uses are no longer permitted under the current zoning code. Under the zoning code, a legal non-conforming use may not be enlarged, extended, reconstructed, substituted or structurally altered except when required by law or lawful order and a non-conforming use which has ceased for more than two years may not be resumed.
(27) Mortgage Releases	Triple Net Portfolio (Loan No. 21)	In the event the sole tenant at the 13210 Kingston Avenue Mortgaged Property, Messer, exercises its right to purchase the Mortgaged Property, the Loan Documents permit the Mortgagor to obtain the release of the 13210 Kingston Avenue Mortgaged Property provided that, among other conditions, the Mortgagor (x) prepays the Mortgage Loan in an amount that equals or exceeds the greater of (i) the allocated loan amount for the 13210 Kingston Avenue Mortgaged Property or (ii) the net sales proceeds from the from the sale of the 13210 Kingston Avenue Mortgaged Property, together with any applicable yield maintenance premium (which amount is less than the 110% of the related allocated loan amount required under this Representation and Warranty No. 27) and (y) satisfies customary REMIC requirements.
(32) Defeasance	PetSmart HQ (Loan No. 30)	A REMIC declaration was made with respect to the Mortgage Loan on August 17, 2022. The Mortgage Loan may be defeased beginning on the day after August 17, 2024, which is less than two years after
E-2B-7

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
the Closing Date and more than two years from the start-up date of the REMIC formed in connection with such REMIC declaration.
(41) Appraisal	PetSmart HQ (Loan No. 30)	The related appraisal is dated April 7, 2021, which is not within 12 months of the Closing Date.

E-2B-8

ANNEX F

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Mar 15, 2023	7,994,000.00	Jul 15, 2027	7,994,000.00
Apr 15, 2023	7,994,000.00	Aug 15, 2027	7,994,000.00
May 15, 2023	7,994,000.00	Sep 15, 2027	7,994,000.00
Jun 15, 2023	7,994,000.00	Oct 15, 2027	7,994,000.00
Jul 15, 2023	7,994,000.00	Nov 15, 2027	7,994,000.00
Aug 15, 2023	7,994,000.00	Dec 15, 2027	7,994,000.00
Sep 15, 2023	7,994,000.00	Jan 15, 2028	7,994,000.00
Oct 15, 2023	7,994,000.00	Feb 15, 2028	7,994,000.00
Nov 15, 2023	7,994,000.00	Mar 15, 2028	7,994,000.00
Dec 15, 2023	7,994,000.00	Apr 15, 2028	7,993,183.84
Jan 15, 2024	7,994,000.00	May 15, 2028	7,809,951.16
Feb 15, 2024	7,994,000.00	Jun 15, 2028	7,654,838.95
Mar 15, 2024	7,994,000.00	Jul 15, 2028	7,469,874.75
Apr 15, 2024	7,994,000.00	Aug 15, 2028	7,312,963.87
May 15, 2024	7,994,000.00	Sep 15, 2028	7,155,227.20
Jun 15, 2024	7,994,000.00	Oct 15, 2028	6,967,709.38
Jul 15, 2024	7,994,000.00	Nov 15, 2028	6,808,145.87
Aug 15, 2024	7,994,000.00	Dec 15, 2028	6,618,850.51
Sep 15, 2024	7,994,000.00	Jan 15, 2029	6,457,440.52
Oct 15, 2024	7,994,000.00	Feb 15, 2029	6,295,180.24
Nov 15, 2024	7,994,000.00	Mar 15, 2029	6,045,652.58
Dec 15, 2024	7,994,000.00	Apr 15, 2029	5,881,194.86
Jan 15, 2025	7,994,000.00	May 15, 2029	5,687,137.31
Feb 15, 2025	7,994,000.00	Jun 15, 2029	5,520,780.38
Mar 15, 2025	7,994,000.00	Jul 15, 2029	5,324,874.85
Apr 15, 2025	7,994,000.00	Aug 15, 2029	5,155,839.87
May 15, 2025	7,994,000.00	Sep 15, 2029	4,997,248.44
Jun 15, 2025	7,994,000.00	Oct 15, 2029	4,810,878.05
Jul 15, 2025	7,994,000.00	Nov 15, 2029	4,650,453.93
Aug 15, 2025	7,994,000.00	Dec 15, 2029	4,462,300.23
Sep 15, 2025	7,994,000.00	Jan 15, 2030	4,300,023.58
Oct 15, 2025	7,994,000.00	Feb 15, 2030	4,136,888.36
Nov 15, 2025	7,994,000.00	Mar 15, 2030	3,892,510.24
Dec 15, 2025	7,994,000.00	Apr 15, 2030	3,727,192.11
Jan 15, 2026	7,994,000.00	May 15, 2030	3,534,276.28
Feb 15, 2026	7,994,000.00	Jun 15, 2030	3,351,496.17
Mar 15, 2026	7,994,000.00	Jul 15, 2030	3,136,493.87
Apr 15, 2026	7,994,000.00	Aug 15, 2030	2,951,575.59
May 15, 2026	7,994,000.00	Sep 15, 2030	2,765,667.60
Jun 15, 2026	7,994,000.00	Oct 15, 2030	2,547,621.60
Jul 15, 2026	7,994,000.00	Nov 15, 2030	2,359,541.36
Aug 15, 2026	7,994,000.00	Dec 15, 2030	2,139,381.56
Sep 15, 2026	7,994,000.00	Jan 15, 2031	1,949,105.37
Oct 15, 2026	7,994,000.00	Feb 15, 2031	1,757,809.86
Nov 15, 2026	7,994,000.00	Mar 15, 2031	1,472,585.14
Dec 15, 2026	7,994,000.00	Apr 15, 2031	1,278,707.71
Jan 15, 2027	7,994,000.00	May 15, 2031	1,052,906.65
Feb 15, 2027	7,994,000.00	Jun 15, 2031	856,769.90
Mar 15, 2027	7,994,000.00	Jul 15, 2031	628,770.30
Apr 15, 2027	7,994,000.00	Aug 15, 2031	430,349.57
May 15, 2027	7,994,000.00	Sep 15, 2031	230,864.40
Jun 15, 2027	7,994,000.00	Oct 15, 2031 and thereafter	0.00
F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

 TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Summary of Terms	21
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	172
Transaction Parties	271
Credit Risk Retention	365
Description of the Certificates	381
The Mortgage Loan Purchase Agreements	414
The Pooling and Servicing Agreement	424
Use of Proceeds	529
Yield, Prepayment and Maturity Considerations	529
Material Federal Income Tax Consequences	544
Certain State, Local and Other Tax Considerations	556
ERISA Considerations	556
Legal Investment	564
Certain Legal Aspects of the Mortgage Loans	564
Ratings	586
Plan of Distribution (Underwriter Conflicts of Interest)	588
Incorporation of Certain Information by Reference	590
Where You Can Find More Information	590
Financial Information	590
Legal Matters	590
Index of Certain Defined Terms	591
Annex A – Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Mortgage Loan Representations and Warranties	E-1A-1
Annex E-1B – Exceptions to Mortgage Loan Representations and Warranties	E-1B-1
Annex E-2A – Mortgage Loan Representations and Warranties (CREFI and 3650 REIT)	E-2A-1
Annex E-2B – Exceptions to Mortgage Loan Representations and Warranties (CREFI and
3650 REIT)	E-2B-1
Annex F – Class A-SB Scheduled Principal Balance Schedule	F-1
Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$692,853,000
(APPROXIMATE)
BMO 2023-C4 Mortgage Trust
(as Issuing Entity)

BMO Commercial
Mortgage Securities LLC (as Depositor)

Commercial Mortgage Pass-Through Certificates, Series 2023-C4

Class A-1	$4,403,000
Class A-2	$163,126,000
Class A-3	$9,922,000
Class A-4	$0 – $136,000	,000
Class A-5	$228,127,000– $364	,127,000
Class A-SB	$7,994,000
Class X-A	$549,572,000
Class X-B	$143,281,000
Class A-S	$75,566,000
Class B	$34,348,000
Class C	$33,367,000
PROSPECTUS
BMO Capital Markets
Citigroup
Natixis
Co-Lead Manager and Joint Bookrunners
Bancroft Capital, LLC
Drexel Hamilton
Co-Managers
January , 2023